UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

The ExOne Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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(1)
Title of each class of securities to which transaction applies:

(2)
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(3)
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(4)
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(5)
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(1)
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Proxy Statement of The ExOne Company	Prospectus of Desktop Metal, Inc.
MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT
October 8, 2021
Dear Fellow Stockholder:
We cordially invite you to attend a special meeting of stockholders of The ExOne Company, a Delaware corporation (“ExOne”), to be held on November 9, 2021, at 10:00 a.m. Eastern Time (the “special meeting”) in a virtual online format. As previously announced, on August 11, 2021, ExOne entered into a merger agreement (the “Merger Agreement”) providing for the combination of ExOne with Desktop Metal, Inc., a Delaware corporation (“Desktop Metal”). At the special meeting, you will be asked to consider and vote on a proposal to adopt the Merger Agreement and certain related matters. The Merger Agreement provides for a business combination in which Texas Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Desktop Metal (“Merger Sub I”), will merge with and into ExOne (the “First Merger”), with ExOne surviving as a wholly owned subsidiary of Desktop Metal, and (ii) immediately thereafter, ExOne, as the surviving corporation of the First Merger, will merge (such merger, the “Second Merger” and, together with the First Merger, the “Mergers”) with and into Texas Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Desktop Metal (“Merger Sub II”), with Merger Sub II surviving the Second Merger and continuing as a wholly owned subsidiary of Desktop Metal. A copy of the Merger Agreement is included as Annex A to the accompanying proxy statement/prospectus.
Under the Merger Agreement, at the effective time of the First Merger (the “Effective Time”) you will be entitled to receive for each share of ExOne common stock an amount equal to $8.50 in cash plus a number of shares of Desktop Metal Class A common stock equal to the exchange ratio set forth in the Merger Agreement (the “exchange ratio”), provided, however that such cash and stock merger consideration is subject to further adjustment as described in the accompanying proxy statement/prospectus. The exchange ratio depends on the average of the daily volume weighted averages of the trading price of Desktop Metal Class A common stock on the New York Stock Exchange (“NYSE”) on each of the 20 consecutive trading days ending on and including the trading day that is three trading days prior to the closing date (the “average stock price”). If the average stock price is greater than or equal to $9.70 per share, then the exchange ratio will be 1.7522. If the average stock price is less than $9.70 and greater than $7.94 per share, the initial exchange ratio of 1.9274 will be modified by multiplying such exchange ratio by the quotient of $8.82, divided by the average stock price. If the average stock price is less than or equal to $7.94, the exchange ratio will be 2.1416. The merger consideration will be subject to adjustment to ensure that (i) the stock consideration in the Mergers is not less than 45% of the total consideration in the Mergers, as determined for U.S. federal income tax purposes, and (ii) the number of shares of Desktop Metal Class A common stock to be issued in the Mergers does not exceed 19.9% of the issued and outstanding shares of Desktop Metal Class A common stock. Desktop Metal Class A common stock is traded on the NYSE under the trading symbol “DM” and we encourage you to obtain quotes for the Desktop Metal Class A common stock, given that part of the merger consideration is payable in shares of Desktop Metal Class A common stock.
The transaction cannot be completed unless ExOne stockholders holding at least a majority of the shares of ExOne common stock outstanding as of the close of business on October 4, 2021, the record date for the special meeting, vote in favor of the adoption of the Merger Agreement at the special meeting.
Your vote is very important, regardless of the number of shares you own. The transaction cannot be completed unless the holders of at least a majority of the outstanding shares of ExOne common stock entitled to vote thereon vote to adopt the Merger Agreement. A failure to vote or an abstention will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement.
Even if you plan to virtually attend the special meeting, ExOne requests that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or via the Internet prior to the special meeting to ensure that your shares of ExOne common stock will be represented at the special meeting. If you hold your shares in “street name” through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee to vote your shares.
The ExOne board of directors recommends that ExOne stockholders vote “FOR” each of the proposals presented at the special meeting.   In considering the recommendation of the board of directors of ExOne, you should be aware that directors and executive officers of ExOne have certain interests in the transaction that may be different from, or in addition to, the interests of ExOne stockholders generally. See the sections titled “Proposal 2: Non-Binding, Advisory Vote on Merger-Related Compensation for ExOne’s Named Executive Officers” beginning on page 137 of the accompanying proxy statement/prospectus and “Interests of ExOne’s Directors and Executive Officers in the Mergers” beginning on page 139 of the accompanying proxy statement/prospectus for a more detailed description of these interests.
In particular, we urge you to read carefully the section titled “Risk Factors” beginning on page 32 of the accompanying proxy statement/prospectus. If you have any questions regarding the accompanying proxy statement/prospectus, you may contact The Proxy Advisory Group, LLC, ExOne’s proxy solicitor, by calling (212) 616-2181.
We urge you to read carefully and in its entirety the accompanying proxy statement/prospectus, including the annexes and the documents incorporated by reference.
On behalf of the board of directors of ExOne, thank you for your consideration and continued support.
Sincerely,
S. Kent Rockwell, Chairman
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the First Merger or other transactions described in the accompanying proxy statement/prospectus or the securities to be issued pursuant to the First Merger under the accompanying proxy statement/prospectus nor have they determined if the accompanying proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
The accompanying proxy statement/prospectus is dated October 8, 2021 and is first being mailed to ExOne stockholders on or about October 12, 2021.

The ExOne Company
127 Industry Boulevard
North Huntingdon, PA 15642
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
Dear Stockholder:
You are cordially invited to participate in a Special Meeting of Stockholders of The ExOne Company (“ExOne”). The meeting will be held on November 9, 2021 at 10:00 a.m., Eastern Time, in a virtual online format. You will be able to vote and submit your questions at www.virtualshareholdermeeting.com/XONE2021SM during the meeting (the “special meeting”). At the meeting, holders of ExOne’s issued and outstanding common stock as of the record date will act upon the following matters:
(1)
To adopt the Agreement and Plan of Merger, dated as of August 11, 2021 (the “Merger Agreement”), by and among Desktop Metal, Inc., a Delaware corporation (“Desktop Metal”), Texas Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Desktop Metal (“Merger Sub I”), Texas Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Desktop Metal (“Merger Sub II”), and ExOne, pursuant to which Merger Sub I will merge with and into ExOne (the “First Merger”), and immediately thereafter ExOne, as the surviving corporation of the First Merger, will merge with and into Merger Sub II (the “Second Merger,” and together with First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger and continuing as a wholly owned subsidiary of Desktop Metal (the “Merger Proposal”);

(2)
To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to ExOne’s named executive officers in connection with the Mergers (the “Advisory Executive Compensation Proposal”); and

(3)
To approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the special meeting (the “Adjournment Proposal”).

Each of the proposals is more fully described in the accompanying proxy statement/prospectus of Desktop Metal and ExOne, which provides you with information about ExOne, Desktop Metal, the special meeting, the Mergers, the Merger Agreement and other related matters. The accompanying proxy statement/prospectus also includes, as Annex A, a copy of the Merger Agreement. ExOne encourages you to carefully read the accompanying proxy statement/prospectus in its entirety, including the annexes and the documents incorporated by reference.
The record date for the special meeting is October 4, 2021 (the “Record Date”). Only stockholders of record at the close of business on that date are entitled to receive notice of, participate in and vote at, the special meeting and any postponements or adjournments thereof. To participate in the special meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/XONE2021SM and enter the 16-digit control number found on your proxy card. Once admitted, during the special meeting, you may vote, submit questions and view the list of stockholders entitled to vote at the special meeting by following the instructions available on the meeting website.
YOUR VOTE IS VERY IMPORTANT.   The Mergers cannot be completed and the merger consideration will not be paid unless ExOne stockholders holding at least a majority of the shares of ExOne common stock outstanding as of the close of business on the Record Date vote to approve the Merger Proposal. Whether or not you plan to virtually attend the special meeting, please complete the enclosed proxy card and sign, date and return it promptly so that your shares will be represented at the special meeting. You also may vote your shares over the Internet or by telephone by following the instructions included on the proxy card. Submitting your proxy in writing, over the Internet or by telephone will not prevent you from voting electronically at the virtual special meeting.
Approval of the Merger Proposal requires the affirmative vote of a majority of the outstanding shares of ExOne common stock entitled to vote as of the close of business on the Record Date for the special meeting. Approval of each of the Advisory Executive Compensation Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the shares represented at the special meeting and entitled to vote. Because the Advisory Executive Compensation Proposal is advisory, it will not be binding on ExOne, and failure to receive the vote required for approval will not change ExOne’s obligations to pay the compensation contemplated in connection with the Mergers pursuant to the terms of the applicable agreements and arrangements.
The ExOne board of directors recommends that ExOne stockholders vote “FOR” each of the proposals presented at the special meeting.
By Order of the Board of Directors,
LORETTA L. BENEC
Vice President, General Counsel and Corporate Secretary
October 8, 2021

REFERENCES TO ADDITIONAL INFORMATION
This proxy statement/prospectus incorporates important business and financial information about The ExOne Company (“ExOne”) from other documents that ExOne has filed with the U.S. Securities and Exchange Commission (the “SEC”) and that are contained in or incorporated by reference into this proxy statement/prospectus. For a listing of documents incorporated by reference into this proxy statement/prospectus, please see the section titled “Where You Can Find More Information.” This information is available through the SEC’s website at www.sec.gov.
You may request copies of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus or other information concerning ExOne, without charge, by written or telephonic request directed to The ExOne Company, Attention: Corporate Secretary, 127 Industry Boulevard, North Huntingdon, Pennsylvania 15642, Telephone (724) 863-9663, or by written or telephonic request directed to ExOne’s proxy solicitor, The Proxy Advisory Group, LLC, 18 East 41st Street, Suite 2000 New York, New York 10017-6219, Telephone (212) 616-2181; or from the SEC through the SEC website at the address provided above.
You may also request a copy of this proxy statement/prospectus or other information concerning Desktop Metal, Inc. (“Desktop Metal”), without charge, by written or telephonic request directed to Desktop Metal, Inc., Attention: Jay Gentzkow, 63 3rd Avenue, Burlington, Massachusetts 01803, Telephone (781) 730-2110; or from the SEC through the SEC website at the address provided above.
In order for you to receive timely delivery of the documents in advance of the special meeting of ExOne stockholders to be held on November 9, 2021, you must request the information no later than five business days prior to the date of the special meeting, being November 2, 2021.
ABOUT THIS PROXY STATEMENT/PROSPECTUS
This document, which forms part of a registration statement on Form S-4 filed with the SEC by Desktop Metal (File No. 333-259564), constitutes a prospectus of Desktop Metal under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Class A common stock, par value $0.0001 per share, of Desktop Metal (the “Desktop Metal Class A common stock”), to be issued to ExOne stockholders pursuant to the Agreement and Plan of Merger, dated as of August 11, 2021 (the “Merger Agreement”), by and among ExOne, Desktop Metal, Texas Merger Sub I, Inc. and Texas Merger Sub II, LLC, as it may be amended from time to time. This document also constitutes a proxy statement of ExOne under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It also constitutes a notice of meeting with respect to the special meeting, at which ExOne stockholders will be asked to consider and vote on the adoption of the Merger Agreement and certain related matters.
Desktop Metal has supplied all information contained or incorporated by reference into this proxy statement/prospectus relating to Desktop Metal, Texas Merger Sub I, Inc. and Texas Merger Sub II, LLC and ExOne has supplied all such information relating to ExOne.
You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. Desktop Metal and ExOne have not authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this proxy statement/prospectus. This proxy statement/prospectus is dated October 8, 2021, and you should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date. Further, you should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this proxy statement/prospectus to ExOne stockholders nor the issuance by Desktop Metal of shares of its Class A common stock pursuant to the Merger Agreement will create any implication to the contrary.

i

Annex A	Agreement and Plan of Merger, dated as of August 11, 2021, by and among The ExOne Company, Desktop Metal, Inc., Texas Merger Sub I, Inc. and Texas Merger Sub II, LLC
Annex B	Voting and Support Agreement, dated as of August 11, 2021, by and among Desktop Metal, Inc., Texas Merger Sub I, Inc., Texas Merger Sub II, Inc., S. Kent Rockwell, and Rockwell Forest Products, Inc.
Annex C	Voting and Support Agreement, dated as of August 11, 2021, by and among Desktop Metal, Inc., Texas Merger Sub I, Inc., Texas Merger Sub II, Inc., and John F. Hartner
Annex D	Opinion of Stifel Nicolaus & Company, Incorporated
Annex E	Delaware General Corporation Law, Section 262

ii

QUESTIONS AND ANSWERS ABOUT THE MERGERS AND THE SPECIAL MEETING
The following are answers to some questions that you, as a stockholder of ExOne, may have regarding the proposed merger between ExOne and Desktop Metal and the proposals to be considered at the special meeting. This section does not provide all the information that might be important to you with respect to the proposed merger between ExOne and Desktop Metal. ExOne and Desktop Metal urge you to carefully read the remainder of this proxy statement/prospectus, including the annexes and the documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information.”
Q:
Why am I receiving this proxy statement/prospectus?

A:
ExOne and Desktop Metal have entered into an Agreement and Plan of Merger, dated as of August 11, 2021 (the “Merger Agreement”), by and among Desktop Metal, Texas Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Desktop Metal (“Merger Sub I”), Texas Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Desktop Metal (“Merger Sub II”), and ExOne. The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub I will merge with and into ExOne, with ExOne surviving the merger as a wholly owned subsidiary of Desktop Metal (the “First Merger”). The Merger Agreement also provides that, immediately following the effective time of the First Merger (the “Effective Time”), ExOne, as the surviving corporation of the First Merger, will merge with and into Merger Sub II (the “Second Merger,” and together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger and continuing as a wholly owned subsidiary of Desktop Metal. A copy of the Merger Agreement is included in this proxy statement/prospectus as Annex A.

The Mergers cannot be completed unless, among other things, ExOne’s stockholders adopt the Merger Agreement. The approval of Desktop Metal’s stockholders is not required for the Mergers to be completed.
ExOne is using this document as a proxy statement to solicit proxies from ExOne’s stockholders in connection with proposals relating to the Mergers at the special meeting. Desktop Metal is using this document as a prospectus by which Desktop Metal will offer and issue Desktop Metal Class A common stock in connection with the Mergers.
This proxy statement/prospectus contains important information about the Mergers and the other proposals being voted on at the special meeting. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares voted by proxy without attending the virtual special meeting. Your vote is important. We encourage you to submit your proxy as soon as possible.
Q:
What am I being asked to vote on?

A:
At the special meeting, ExOne stockholders will be asked to consider and vote on the following proposals:

1.
To adopt the Merger Agreement (the “Merger Proposal”);

2.
To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to ExOne’s named executive officers in connection with the Mergers (the “Advisory Executive Compensation Proposal”); and

3.
To approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the special meeting (the “Adjournment Proposal”).

The approval of Desktop Metal’s stockholders is not required for the Mergers to be completed.

Q:
Why are ExOne and Desktop Metal proposing the Mergers?

A:
The board of directors of Desktop Metal and the ExOne Board believe that the Mergers will provide substantial strategic and financial benefits to the companies, Desktop Metal’s stockholders and ExOne’s stockholders. To review the reasons for the Mergers, see “The Mergers — ExOne’s Reasons for the Mergers; Recommendation of the ExOne Board” for more information.

Q:
What will I receive in the Mergers?

A:
Upon completion of the First Merger, each share of ExOne common stock outstanding at that time (other than shares of ExOne common stock owned or held (x) in treasury or otherwise owned by ExOne or any of its subsidiaries, (y) by Desktop Metal or any of its subsidiaries or (z) by any person who has not voted in favor of, or consented to, the Mergers and properly demands appraisal of such shares under Delaware law) will be converted into the right to receive (i) $8.50 in cash and (ii) a number of shares of Desktop Metal Class A common stock equal to the “Exchange Ratio”, provided, however that such cash and stock merger consideration is subject to further adjustment as described herein. At the time of our initial announcement of the Mergers, we estimated the share-based consideration to be $17.00 and the total consideration to be $25.50 for each share of ExOne common stock exchanged in the Mergers, subject to the collar mechanism described herein.

Q:
What is the exchange ratio and how is it calculated?

A:
The exchange ratio will be calculated based on two factors: the “average stock price” of Desktop Metal Class A common stock over a twenty day period and a 10% bilateral collar. The “average stock price” is based on the average of the daily volume weighted averages of the trading prices of Desktop Metal Class A common stock on the NYSE on each of the twenty consecutive trading days ending on (and including) the trading day that is three trading days prior to the date of the Effective Time of the Mergers. The exchange ratio is subject to a 10% bilateral collar as follows: (a) if the average stock price of Desktop Metal’s Class A common stock is greater than or equal to $9.70, the exchange ratio will be 1.7522, (b) if the average stock price is less than $9.70 and greater than $7.94 per share, the exchange ratio of 1.9274 will be modified by multiplying such exchange ratio by the quotient of $8.82, divided by the average stock price and (c) if the average stock price is less than or equal to $7.94, the exchange ratio will be 2.1416.

The merger consideration will also be subject to adjustment to ensure that (a) the stock consideration in the Mergers is not less than 45% of the total consideration in the Mergers, as determined for U.S. federal income tax purposes, and (b) the number of shares of Desktop Metal Class A common stock to be issued in the Mergers does not exceed 19.9% of the issued and outstanding shares of Desktop Metal Class A common stock.
Q:
Are ExOne stockholders guaranteed to receive exactly $8.50 in cash and exactly $17.00 in shares of Desktop Metal Class A common shares for each share of ExOne common stock exchanged in the Mergers?

A:
No. For the reasons discussed herein, the overall value of the merger consideration you receive and the breakdown between the stock and cash portions of such merger consideration are subject to change, and could vary significantly from these numbers. As a result, you may receive more or less overall value in total merger consideration, and you may receive more or less cash consideration versus stock consideration. See “Risk Factors”.

The Merger Agreement contains two provisions that may affect the amount of the cash and stock portions of the merger consideration that you will receive for each ExOne common share exchanged in the Mergers.
The first provision is that calculation of the exchange ratio is subject to a 10% bilateral collar. If the average stock price (as defined above) is less than $9.70 and greater than $7.94 per share, the initial exchange ratio of 1.9274 will be modified by multiplying such exchange ratio by the quotient of $8.82, divided by the average stock price. If the average stock price is greater than or equal to $9.70, the exchange ratio will be 1.7522. If the average stock price is less than or equal to $7.94, the exchange ratio will be 2.1416. The average stock price and resultant exchange ratio become fixed three trading days prior to the Effective Time of the Mergers. As a result, you are not likely to receive $17.00 in shares of Desktop Metal based on the difference between the stock price at the time the Merger Agreement was negotiated, the average stock price and the price of Desktop Metal Class A common shares at the Effective Time of the Mergers. See “Risk Factors.”
The second provision includes two additional conditions which may result in adjustments to both the cash portion and stock portion of the merger consideration. The first possible adjustment ensures that the total number of shares of Desktop Metal Class A common stock to be issued in the Mergers does not exceed 19.9% of the issued and outstanding of shares of Desktop Metal Class A common stock outstanding immediately prior to the Effective Time of the Mergers. In the event that this adjustment is triggered, then the cash portion of the merger consideration of $8.50 per share will be increased and the number of Desktop Metal Class A common shares to be issued in exchange for each ExOne share will be decreased to the extent required to ensure that the total number of Desktop Metal Class A common shares to be issued to ExOne stockholders does not exceed the 19.9% limitation. This adjustment mechanism is necessary to ensure that Desktop Metal satisfies certain regulatory restrictions regarding issuing common shares without stockholder approval imposed by the NYSE with respect to issuance of Desktop Metal Class A common stock. The second possible adjustment permits the exchange ratio and the cash portion of the merger consideration to be adjusted to ensure that the stock consideration in the Mergers is not less than 45% of the total consideration in the Mergers, as determined for U.S. federal income tax purposes. This adjustment mechanism is intended to ensure that the Mergers retain eligibility to be recognized as a “reorganization” within the meaning of Section 368(a) of the Code (as defined below). This adjustment would occur if there is a very significant and sustained decrease in the value per share of Desktop Metal Class A common stock during the twenty day period on which the average stock price is based or during the three trading days after the date when the exchange ratio is fixed until the Effective Time of the Mergers. If that occurs, then the cash portion of the merger consideration would be reduced, and the stock consideration would be increased on a dollar-for-dollar basis with such reduction, to the extent required to ensure that the stock consideration in the Mergers is not less than 45% of the total consideration in the Mergers, as determined for U.S. federal income tax purposes; provided, however, that in no event will the stock consideration be increased if such increase would result in the total number of Desktop Metal Class A common shares exceeding the 19.9% limitation and, in such case, the cash consideration in the Mergers would be reduced as set forth in this paragraph without a corresponding increase in the stock consideration in the Mergers. See the section titled “The Mergers — Merger Consideration”.
Q:
What is the value of the merger consideration? Will I receive merger consideration with a value of $25.50 for each share of ExOne common stock exchanged in the Mergers?

A:
The value of the merger consideration is subject to change, and could vary significantly from this figure. As a result, you are unlikely to receive exactly $25.50 in value of merger consideration, and the value could be higher or lower than this amount. See “Risk Factors”. The exact value of the merger consideration that ExOne stockholders receive will depend on the price per share of Desktop Metal at the time of the First Merger.

Because a significant amount of the merger consideration is being paid in Desktop Metal Class A common shares subject to the adjusted exchange ratio as described above, you are likely to receive total merger consideration that is more than or less than $25.50 for each ExOne common share being exchanged in the Mergers.
The trading price of Desktop Metal Class A common shares on NYSE may fluctuate significantly from the date of the Merger Agreement to the Effective Time. Fluctuations in the trading price are particularly important during the twenty consecutive trading day period used to calculate the average share price for the exchange ratio, as described above, and during the three trading days after the date when the exchange ratio is fixed until the Effective Time of the Mergers.
It is impossible to accurately predict the market price of Desktop Metal Class A common stock during the period over which the average stock price is calculated or at the Effective Time, and therefore impossible to accurately predict the value of the shares of Desktop Metal Class A common stock that ExOne stockholders will receive as a result of the Mergers. Those prices will not be known at the time of the special meeting and may be more or less than the current price or the price at the time of the special meeting. See “Risk Factors.”
Based on the closing stock price of Desktop Metal Class A common stock on the NYSE on October 4, 2021, the latest practicable date before the mailing of this proxy statement/prospectus, of $6.94, and assuming the Mergers closed on October 4, 2021, the applicable exchange ratio would be 2.1308 and the value of the merger consideration would be $23.29 for each share of ExOne common stock. See the section titled “Comparative Per Share Market Price Information”. We urge you to obtain current market quotations of Desktop Metal Class A common stock. See the section titled “Where You Can Find More Information”.
Q:
What equity stake will ExOne stockholders hold in Desktop Metal immediately following the Mergers?

A:
ExOne stockholders will hold, in the aggregate, between approximately 13.0% and 15.5% of the issued and outstanding shares of Desktop Metal Class A common stock immediately following the closing of the First Merger based on the number of issued and outstanding shares of Desktop Metal Class A common stock and ExOne common stock as of October 4, 2021 and based on the minimum and maximum potential exchange ratios of 1.7522 and 2.1416, respectively. These estimated percentages do not take into account any additional Desktop Metal shares to be issued in exchange for vested but unexercised options for ExOne shares or the ESPP (defined below). The exact number of shares of Desktop Metal Class A common stock that will be issued in the First Merger will not be determined until the Exchange Ratio is established and the number of outstanding ExOne shares of common stock is known. The Merger Agreement contains an adjustment that limits the maximum number of shares of Desktop Metal Class A common stock that may be issued in connection with the Mergers to no more than 19.9% of the total number of shares of Desktop Metal Class A common stock that are issued and outstanding immediately prior to the First Merger.

Q:
How will the Mergers affect the ExOne equity awards?

A:
Unvested Stock Options.   Pursuant to the Merger Agreement, at the Effective Time, each unvested option to purchase ExOne Shares granted under ExOne’s 2013 Equity Incentive Plan, as amended (each, an “ExOne Option”), that is outstanding and unexercised immediately prior to the Effective Time will be assumed by Desktop Metal and converted into an option to purchase a number of shares of Desktop Metal Class A common stock (each, a “Desktop Metal Option Award”) (A) equal to the product obtained by multiplying (x) the number of ExOne Shares subject to such ExOne Option immediately prior to the Effective Time by (y) the Exchange Ratio (rounding down to the nearest whole share of ExOne common stock), and (B) at an exercise price per share of Desktop Metal Class A common stock (rounded up to the nearest cent) equal to the quotient obtained by dividing (x) the exercise price per ExOne Share immediately prior to the Effective Time by (y) the Exchange Ratio. Each Desktop Metal Option Award issued pursuant to the Merger Agreement will continue to have, and will be subject to, the same terms and conditions, including vesting and acceleration of vesting terms and conditions, as those that applied to the corresponding ExOne Option immediately prior to the Effective Time, except that each reference to ExOne shall be deemed to be a reference to Desktop Metal.

Vested Stock Options.   Pursuant to the Merger Agreement, at the Effective Time, each vested ExOne Option (including any ExOne Options that vest at the Effective Time) granted under ExOne’s 2013 Equity Incentive Plan, that is outstanding and unexercised immediately prior to the Effective Time, will be cancelled and the holder of such ExOne Option will be entitled to receive an amount equal to the product of (i) the excess, if any, of (A) the merger consideration over (B) the exercise price of such ExOne Option, multiplied by (ii) the number of ExOne Shares subject to such ExOne Option, less applicable tax withholdings. In the event the per share exercise price payable with respect to any ExOne Option exceeds the merger consideration, then such ExOne Option will be cancelled without payment of any consideration with respect thereto. The consideration payable in respect of ExOne Options will be paid in the same proportion of cash and Desktop Metal Class A common Stock as the proportion of cash and Desktop Metal Class A common stock payable for ExOne Shares, and, if applicable, cash will be paid in lieu of fractional shares of Desktop Metal Class A common stock.
COC Restricted Stock Awards.   Pursuant to the Merger Agreement, at the Effective Time, each restricted stock award of ExOne Shares that is subject to the terms of The ExOne Change of Control

Severance Plan (the “ExOne Severance Plan”, and each award, an “ExOne COC Restricted Stock Award”) that is outstanding, will vest as of the Effective Time in accordance with the terms of ExOne’s Severance Plan and (i) any ExOne Shares subject to the vested portion of the ExOne COC Restricted Stock Award will be cancelled, with the holder of such ExOne Restricted Stock Award becoming entitled to receive the merger consideration with respect thereto and (ii) any portion of the ExOne COC Restricted Stock Award that remains subject to any vesting, forfeiture or other lapse restrictions after the Effective Time (after taking account of accelerated vesting granted under the ExOne Severance Plan) will be assumed and converted at the Effective Time into an award of restricted shares of Desktop Metal Class A common stock (each a “Desktop Metal Restricted Stock Award”) consisting of a number of shares of Desktop Metal Class A common stock (rounded to the nearest whole share) equal to the product of (a) the number of remaining unvested ExOne Shares subject to such ExOne COC Restricted Stock Award multiplied by (b) the Exchange Ratio. Each Desktop Metal Restricted Stock Award issued pursuant to Merger Agreement will continue to have, and will be subject to, the same terms and conditions, including vesting and acceleration of vesting terms and conditions, as those that applied to the corresponding ExOne COC Restricted Stock Award immediately prior to the Effective Time, except that each reference to ExOne shall be deemed to be a reference to Desktop Metal.
Non-COC Restricted Stock Awards.   Pursuant to the Merger Agreement, at the Effective Time, each outstanding restricted stock award of ExOne Shares that is not subject to ExOne’s Severance Plan, (each, a “Non-COC ExOne Restricted Stock Award”), that is outstanding, will vest as of the Effective Time and will be cancelled, with the holder of such Non-COC ExOne Restricted Stock Award becoming entitled to receive the merger consideration in respect of each ExOne Share subject to such Non-COC ExOne Restricted Stock Award.
ESPP Awards.   Pursuant to the Merger Agreement, at the Effective Time, each award granted under the 2021 Executive Stock Performance Program (each, an “ESPP Award”) that is outstanding will be converted into ExOne Shares with the number of ExOne Shares determined based on actual performance for the portion of the performance period through the Effective Time as reasonably determined by the compensation committee of ExOne. Such ExOne shares will vest as of the Effective Time in accordance with the terms of ExOne’s Severance Plan and (i) the ExOne Shares subject to the vested portion of the ESPP Award will be cancelled, with the holder of such vested portion of the ESPP Award becoming entitled to receive the merger consideration, and (ii) the unvested portion of the ESPP Award will be subject to the service-based vesting terms provided under the ESPP Award and, to the extent unvested at the Effective Time, will be assumed and converted at the Effective Time into a Desktop Metal Restricted Stock Award. Each Desktop Metal Restricted Stock Award issued pursuant to Merger Agreement in connection with the unvested portion of an ESPP Award will continue to have, and will be subject to, the same terms and conditions, including vesting and acceleration of vesting terms and conditions, as those that applied to the corresponding unvested portion of such ESPP Award immediately prior to the Effective Time, except that each reference to ExOne shall be deemed to be a reference to Desktop Metal.
Q:
When and where is the special meeting?

A:
The special meeting will be held on November 9, 2021, at 10.00 a.m. Eastern Time via a live interactive audio webcast on the Internet. You will be able to vote and submit your questions at www.virtualshareholdermeeting.com/XONE2021SM during the meeting.

Q:
What do I need to do now?

A:
After you have carefully read this proxy statement/prospectus and have decided how you wish to vote your shares, please vote your shares promptly so that your shares are represented and voted at the virtual special meeting, even if you plan on attending. If you hold your shares in your name as a stockholder of record, you must complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible or vote by Internet or phone, following the instructions on your proxy card. If you hold your shares in “street name” through a bank, broker or other nominee, you must direct your bank, broker or other nominee how to vote in accordance with the instructions you have received from your bank, broker or other nominee.

Q:
What constitutes a quorum for the special meeting?

A:
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if the holders of a majority of all outstanding shares of ExOne common stock entitled to vote are present virtually at the special meeting or represented by proxy. At the close of business on October 4, 2021, which is the record date of the special meeting (the “Record Date”), there were 22,361,254 shares of ExOne common stock outstanding and entitled to vote. This means that at least 11,180,628 shares must be represented by stockholders present virtually at the special meeting or represented by proxy to have a quorum. Your shares will be counted towards the quorum if you submit a valid proxy or attend the virtual online special meeting. Abstentions and broker non-votes, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum.

Q:
What is the vote required to approve each proposal?

A:
Approval of the Merger Proposal requires the affirmative vote of a majority of the outstanding shares of ExOne common stock entitled to vote on the proposal. If you mark “ABSTAIN” on your proxy card or when voting by Internet or phone, fail to submit a proxy, fail to vote at the special meeting or fail to instruct your bank, broker or other nominee with respect to the Merger Proposal, it will have the same effect as a vote “AGAINST” the proposal. Approval of each of the Adjournment Proposal and the Advisory Executive Compensation Proposal requires the affirmative vote of a majority of the shares represented at the special meeting and entitled to vote such matters.

Q:
How does the ExOne Board recommend that I vote at the special meeting?

A:
The ExOne board of directors (the “ExOne Board”) recommends that ExOne’s stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Executive Compensation Proposal and “FOR” the Adjournment Proposal.

Q:
Why is my vote important?

A:
The Mergers will not be completed unless ExOne stockholders holding at least a majority of the shares of ExOne common stock outstanding as of the close of business on October 4, 2021 vote to approve the Merger Proposal. If you do not return your proxy, it will be more difficult for ExOne to obtain the necessary quorum to hold the special meeting. In addition, your failure to submit a proxy or vote electronically at the special meeting, your failure to instruct your bank, broker or other nominee how to vote, or if you mark “ABSTAIN” on your proxy card or when voting by Internet or phone, it will have the same effect as a vote “AGAINST” the Merger Proposal.

The approval of Desktop Metal’s stockholders is not required for the Mergers to be completed.
Q:
Who can vote at the special meeting?

A:
Holders of shares of ExOne common stock as of the close of business on the Record Date are eligible to vote at the special meeting.

Q:
Am I a stockholder of record or a beneficial owner? Why does this matter?

A:
If on October 4, 2021, your shares were registered directly in your name with ExOne’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record with respect to those shares.

If on October 4, 2021, your shares were held in an account at a broker, bank or other similar organization as your nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the special meeting.
The form in which you own your shares affects how you vote your shares and how you can change your vote.

Q:
How do I attend the special meeting and how can I vote my shares?

A:
ExOne is conducting a virtual online special meeting so its stockholders can participate from any geographic location with Internet connectivity, which ExOne believes is important in light of the COVID-19 pandemic and to support the health and well-being of ExOne’s stockholders, directors and employees. ExOne has designed the format of the virtual online special meeting to provide stockholders the same ability to participate that they would have at an in-person meeting.

To attend, you must go to the meeting website at www.virtualshareholdermeeting.com/XONE2021SM and enter the 16-digit control number found on your proxy card or voting instruction form sent to you by your bank, broker or other nominee. Once admitted, during the special meeting, you may vote, submit questions and view the list of stockholders entitled to vote at the special meeting by following the instructions available on the meeting website.
Access to the meeting platform will begin at 9:45 a.m. Eastern Time on November 9, 2021. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the meeting website login page at www.virtualshareholdermeeting.com/XONE2021SM. Technical support will be available beginning at 9:45 a.m. Eastern Time on November 9, 2021 and will remain available until the meeting has ended.
Rules for the conduct of the special meeting will be available on the meeting website. To obtain a copy of the rules of conduct for the special meeting in advance of the special meeting, please submit an email to us through our website at www.investor.exone.com/contact-us.
Regardless of whether you plan to participate in the special meeting, it is important that your shares be represented and voted at the special meeting. Accordingly, we encourage you vote in advance of the special meeting.
Q:
How can I vote my shares of ExOne common stock?

A:
For each proposal, you may vote “For” or “Against” each proposal, or “Abstain” from voting on such proposal.

If you are a stockholder of record, you may vote by proxy via telephone, over the Internet or by returning a proxy card, or you may vote online at the special meeting. Regardless of whether you plan to participate in the special meeting, we urge you to vote by proxy to ensure your vote is counted. You may still participate in the special meeting and vote online during the special meeting if you have already voted by proxy.
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You may vote your shares by proxy over the Internet, by telephone or by returning your proxy card by mail in the envelope provided. Instructions to vote over the Internet or by telephone are printed on your proxy card. To vote using the proxy card, please complete, sign and date the enclosed proxy card and return it promptly to Broadridge. If you vote by proxy via telephone, over the Internet or by returning your signed proxy card to Broadridge before the special meeting, we will vote your shares as you direct.

•
To vote online during the special meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/XONE2021SM. Once admitted, during the special meeting, you may vote by following the instructions available on the meeting website.

The deadline for sending in a completed proxy card is 6:00 p.m. Eastern Time on November 8, 2021. The deadline for voting via the Internet or by telephone is 11:59 p.m. Eastern Time on November 8, 2021.
If you sign and return your proxy card but do not mark your card to instruct the proxies how to vote your shares of ExOne common stock on each proposal, your shares of ExOne common stock will be voted as recommended by the ExOne Board.
If you are a beneficial owner, you may vote your shares by directing the broker, bank or other similar organization that holds your shares as your nominee on how to vote the shares in your account, or you may vote online at the special meeting. Please refer to the voting instructions provided by your broker, bank or other nominee. Many organizations allow beneficial owners to give voting instructions via telephone or the Internet, as well as in writing.
Q:
What if I return a proxy card but do not make specific choices?

A:
You will only receive a proxy card if you are the record holder of your ExOne shares. If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the Merger Proposal, “FOR” the Advisory Executive Compensation Proposal and “FOR” the Adjournment Proposal. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Q:
If my shares of common stock are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee automatically vote my shares for me?

A:
No. If your shares of ExOne common stock are held in “street name,” your bank, broker or other nominee will vote your shares of ExOne common stock only if you provide instructions on how to vote by filling out the voting instruction form sent to you by your bank, broker or other nominee with this proxy statement/prospectus or vote by Internet or telephone, if those options are available to you. Under stock exchange rules, banks, brokers and other nominees who hold shares of ExOne common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine,” without specific instructions from the beneficial owner. Broker non-votes are shares held by a bank, broker or other nominee that are represented at the special meeting, but with respect to which the bank, broker or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the bank, broker or other nominee does not have discretionary voting power on such proposal. ExOne believes that the Merger Proposal, the Advisory Executive Compensation Proposal and the Adjournment Proposal are “non-routine” proposals and therefore your bank, broker or other nominee cannot vote your shares of ExOne common stock without your specific voting instructions. Because the only proposals for consideration at the special meeting are non-routine proposals, it is not expected that there will be any broker non-votes at the special meeting. However, if there are any broker non-votes, they will have (i) the same effect as a vote “AGAINST” the Merger Proposal and (ii) no effect on the outcome of the Advisory Executive Compensation Proposal or the Adjournment Proposal.

Q:
Can I change my vote?

A:
Yes. If you are a record holder of ExOne common stock, you can revoke your proxy and change your vote at any time before the final vote at the meeting.

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You may submit another properly completed proxy card with a later date, which must be postmarked no later than 6:00 p.m., Eastern Time on November 8, 2021.

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You may submit another properly completed proxy with a later date via the Internet or by telephone before the closing of those voting facilities at 11:59 p.m., Eastern Time on November 8, 2021.

•
You may participate in the virtual online special meeting and vote at the meeting. Simply participating in the virtual online meeting will not, by itself, revoke your proxy.

•
You may send a written notice that you are revoking your proxy to our Corporate Secretary at The ExOne Company, 127 Industry Boulevard, North Huntingdon, Pennsylvania 15642.

A revocation or later-dated proxy received by ExOne after the vote will not affect the vote.
If you are a beneficial holder (and hold your shares in “street name” through a bank, broker or other nominee), you should contact your bank, broker or other nominee to revoke your proxy or change your vote in accordance with their instructions.

Q:
What happens if I fail to submit a proxy or I abstain from voting?

A:
If you fail to submit a proxy or fail to instruct your bank, broker or other nominee to vote, assuming a quorum is present at the special meeting, it will have no effect on the outcome of the Advisory Executive Compensation Proposal or the Adjournment Proposal, but it will have the same effect as a vote “AGAINST” the Merger Proposal. An abstention occurs when an ExOne stockholder returns a proxy with an “abstain” instruction or virtually attends the special meeting and votes to abstain from voting. Abstentions, if any, will have the same effect as votes “AGAINST” the Merger Proposal, the Advisory Executive Compensation Proposal and the Adjournment Proposal.

Q:
What are the material U.S. federal income tax consequences of the Mergers to ExOne stockholders?

A:
The Mergers, taken together, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). It is a condition to the completion of the Mergers that ExOne receives an opinion from its counsel (or, if ExOne’s counsel is unable or unwilling to issue such opinion, from Desktop Metal’s counsel) dated as of the closing date to the effect that the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Such opinion will based on, among other things, certain facts, representations and covenants, each made by officers of Desktop Metal and ExOne, and assumptions, all of which must be consistent with the state of facts existing at the time of the Mergers. If any of these facts, representations, covenants and assumptions are, or become, inaccurate or incomplete, such opinion may be invalid, and the conclusions reached therein could be jeopardized.

An opinion of counsel represents counsel’s best legal judgment and is not binding on the Internal Revenue Service (the “IRS”) or the courts, which may not agree with the conclusions set forth in such opinion. Neither Desktop Metal nor ExOne has sought or will seek a ruling from the IRS as to the U.S. federal income tax consequences of the Mergers. Accordingly, this discussion neither binds the IRS nor precludes it from adopting a contrary position, and there can be no assurance that the IRS or a court would not disagree with or challenge any of the conclusions described herein. If the IRS successfully challenges the reorganization status of the Mergers, U.S. holders (as defined under “Material U.S. Federal Income Tax Consequences”) will be treated as if they sold their ExOne common stock in a fully taxable transaction.
Provided that the Mergers, taken together, qualify as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. holder of ExOne common stock will generally recognize gain (but not loss) in an amount equal to the lesser of (i) the amount of cash received by the U.S. holder (other than cash received in lieu of a fractional share of Desktop Metal Class A common stock) and (ii) the amount by which the sum of the amount of such cash and the fair market value of the Desktop Metal Class A common stock received by the U.S. holder exceeds the U.S. holder’s tax basis in its ExOne common stock (other than the portion of the basis attributable to the cash received in lieu of a fractional share of Desktop Metal Class A common stock). Additionally, a U.S. holder of ExOne common stock will generally recognize gain or loss with respect to cash received in lieu of a fractional share of Desktop Metal Class A common stock equal to the difference, if any, between the amount of cash received and the tax basis in the fractional share.
For further information, see “Material U.S. Federal Income Tax Consequences.”
The U.S. federal income tax consequences described above may not apply to all holders of ExOne common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the Mergers to you.
Q:
If the Mergers are completed, what will be my basis in the Desktop Metal Class A common stock I receive in the Mergers?

A:
It is the intention of Desktop Metal and ExOne that the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Assuming that the Mergers, taken together, qualify as a “reorganization’’ within the meaning of Section 368(a) of the Code, a U.S. holder will have an aggregate tax basis in the shares of Desktop Metal Class A common stock received in the

Mergers (including fractional shares of Desktop Metal Class A common stock deemed received and redeemed for cash, as described below) equal to the U.S. holder’s aggregate tax basis in its shares of ExOne common stock surrendered, reduced by the amount of cash received in the Mergers (other than cash received in lieu of a fractional share of Desktop Metal Class A common stock), and increased by the amount of any gain recognized, if any, by the U.S. holder in the Mergers (other than with respect to cash received in lieu of a fractional share of Desktop Metal Class A common stock). You should read “Material U.S. Federal Income Tax Consequences’’ for a more complete discussion of the material U.S. federal income tax consequences relating to the Mergers.
If the Mergers do not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. holder of ExOne common stock will have an initial basis in the Desktop Metal Class A common stock received in the Mergers equal to the fair market value of such Desktop Metal Class A common stock as of the Effective Time of the Mergers.
Q:
Are ExOne stockholders entitled to appraisal or dissenters’ rights?

A:
Yes. Pursuant to Section 262 of the Delaware General Corporation Law (the “DGCL”), ExOne stockholders who do not vote in favor of adoption of the Merger Agreement, who continuously hold their shares of ExOne common stock through the Effective Time and who otherwise comply in all respects with the applicable requirements of Section 262 of the DGCL have the right to seek appraisal of the fair value of their shares of ExOne common stock, as determined by the Delaware Court of Chancery, if the Mergers are consummated. See “Appraisal Rights of ExOne Stockholders.”

Q:
Should I send in my ExOne stock certificates now?

A:
No. Please do not send in your ExOne stock certificates with your proxy. After the completion of the Mergers, an exchange agent appointed by Desktop Metal and reasonably acceptable to ExOne will send you instructions for exchanging ExOne stock certificates for the merger consideration.

Q:
Whom may I contact if I cannot locate my ExOne stock certificate(s)?

A:
If you are unable to locate your original ExOne stock certificate(s), you should contact ExOne’s transfer agent, American Stock Transfer & Trust, at (800) 937-5449 (toll-free) or (718) 921-8124 (international).

Q:
What should I do if I hold my shares of ExOne common stock in book-entry form directly with ExOne’s transfer agent, as opposed to a physical stock certificate?

A:
You are not required to take any special additional actions if your shares of ExOne common stock are not represented by a certificate, and are instead held in book-entry form with ExOne’s transfer agent. After the completion of the Mergers, an exchange agent appointed by Desktop Metal and reasonably acceptable to ExOne will contact you to provide you with payment details regarding the merger consideration, including cash, shares of Desktop Metal Class A common stock in book-entry form and any cash to be paid instead of fractional shares in the Mergers.

Q:
What should I do if I receive more than one set of voting materials?

A:
ExOne stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards. For example, if you hold shares ExOne common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record of ExOne common stock and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card that you receive or otherwise follow the voting instructions set forth in this proxy statement/prospectus to ensure that you vote every share of ExOne common stock that you own.

Q:
When do you expect to complete the Mergers?

A:
Desktop Metal and ExOne expect to complete the Mergers during the fourth quarter of 2021, subject to any potential regulatory review or approval. However, neither Desktop Metal nor ExOne can assure you of when or if the Mergers will be completed. ExOne must obtain the approval of ExOne’s stockholders for the Merger Proposal and both parties must obtain necessary antitrust and other regulatory approvals and satisfy certain other closing conditions. See “The Merger Agreement —  Conditions to Completion of the Mergers” for more information regarding conditions to the completion of the Mergers.
Q:
What happens if the Mergers are not completed?

A:
If the Mergers are not completed, ExOne stockholders will not receive any consideration for their shares of ExOne common stock in connection with the Mergers. Instead, ExOne will remain an independent, public company and ExOne common stock will continue to be traded on the Nasdaq Global Select Market (“Nasdaq”). In addition, if the Merger Agreement is terminated in certain circumstances, Desktop Metal or ExOne may be required to pay a termination fee. See “The Merger Agreement — Termination of the Merger Agreement” for a complete discussion of the circumstances under which a termination fee will be required to be paid.

Q:
What will happen if the ExOne Advisory Executive Compensation Proposal is not approved?

A:
Certain of ExOne’s executive officers are entitled, pursuant to the terms of their existing compensation arrangements with ExOne, to receive certain payments in connection with the Mergers. ExOne is seeking your approval of these payments on an advisory, non-binding basis in order to comply with Section 14A of the Exchange Act and related rules of the SEC. If the Mergers are completed, Merger Sub II, as successor to ExOne, will be contractually obligated to make these payments to these executives under certain circumstances. Accordingly, even if the ExOne stockholders do not approve the Advisory Executive Compensation Proposal, the compensation will nevertheless be payable, subject to the terms and conditions of the arrangements and the Merger Agreement.

Q:
Where can I find the voting results of the special meeting?

A:
The preliminary voting results will be announced at the special meeting. In addition, within four business days following the special meeting, ExOne will disclose the preliminary or, if available, final voting results of the special meeting on a Current Report on Form 8-K filed with the SEC. If preliminary voting results are disclosed, ExOne will file an amended Current Report on Form 8-K with the SEC to disclose final voting results within four business days following certification of the final voting results.

Q:
Is the completion of the Mergers subject to a financing condition?

A:
No. The completion of the Mergers is not subject to any financing condition.

Q:
How will I know when the other conditions to completion of the Mergers have been satisfied?

A:
As of the date of this proxy statement/prospectus, the parties have not satisfied the closing conditions to the Mergers, including with respect to the waiting period under the HSR Act (as defined herein) and approval under the foreign investment law of Germany. We will provide notice of the satisfaction of the conditions to closing of the Mergers via the filing of a Current Report on Form 8-K. If the parties receive Second Requests (as defined herein) pursuant to the HSR Act, or if the Germany foreign investment law process is prolonged, it is likely that the parties will not have satisfied the closing conditions to the Mergers prior to the date of the special meeting, and closing of the Mergers could occur a significant time after the time of the special meeting. There is also a possibility that the closing conditions to the Merger will not be satisfied prior to the outside date of May 11, 2022, after which date either party may elect to terminate the Merger Agreement, subject to certain caveats. As a result, it is possible that factors outside the control of both companies could result in the Mergers being completed at a different time or not at all.

ExOne stockholders will not know the actual exchange ratio or the value of the Desktop Metal Class A common stock to be received as merger consideration until after the date of the special meeting. See “Risk Factors”.

Q:
Are there any risks that I should consider in deciding whether to vote for the adoption of the Merger Agreement?

A:
Yes. You should read and carefully consider the risk factors set forth in the “Risk Factors” section. You also should read and carefully consider the risk factors of ExOne contained in the documents that are incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information.”

Q:
Who can answer any questions I may have about the Mergers or the transactions contemplated by the Merger Agreement?

A:
If you have any questions about the Mergers or the other transactions contemplated by the Merger Agreement, or if you need additional copies of this proxy statement/prospectus or the documents incorporated by reference, you should contact:

The ExOne Company
127 Industry Boulevard
North Huntingdon, Pennsylvania 15642
(724) 863-9663
Attention: Corporate Secretary
or
The Proxy Advisory Group, LLC
18 East 41st Street, Suite 2000
New York, New York 10017-6219
(212) 616-2181

SUMMARY
The following summary highlights selected information in this proxy statement/prospectus and may not contain all the information that may be important to you as an ExOne stockholder. Accordingly, we encourage you to read carefully this entire proxy statement/prospectus, its annexes and the documents referred to or incorporated by reference in this proxy statement/prospectus. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions under the section titled “Where You Can Find More Information.”
Parties to the Mergers (Page 76)
The ExOne Company (“ExOne”)
127 Industry Boulevard
North Huntingdon, Pennsylvania 15642
(877) 773-9663
ExOne is a global provider of 3D printing machines and 3D printed and other products, materials and services to industrial customers. ExOne’s business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its global installed base of 3D printing machines. ExOne’s machines serve direct and indirect applications. Direct printing produces a component; indirect printing makes a tool to produce a component. ExOne offers its pre-production collaboration and print products for customers through its network of ExOne Adoption Centers. ExOne also supplies the associated materials, including consumables and replacement parts, and other services, including training and technical support, that are necessary for purchasers of its 3D printing machines to print products.
ExOne’s common stock is listed on the Nasdaq under the symbol “XONE”.
Desktop Metal, Inc. (“Desktop Metal”)
63 3rd Avenue
Burlington, Massachusetts 01803
(978) 224-1244
Desktop Metal is pioneering a new generation of additive manufacturing technologies focused on Additive Manufacturing 2.0, the volume production of end-use parts. Desktop Metal offers a comprehensive portfolio of integrated additive manufacturing solutions comprised of hardware, software, materials and services, with support for metals, composites, polymers, ceramics, sands, biocompatible materials, wood and elastomers. Desktop Metal’s solutions span use cases across the product life cycle, from product development to mass production and aftermarket operations, and they address an array of industries, including automotive, healthcare and dental, consumer products, heavy industry, aerospace, machine design and research and development.
Desktop Metal’s Class A common stock is listed on the NYSE under the symbol “DM”.
Texas Merger Sub I, Inc. (“Merger Sub I”)
c/o Desktop Metal, Inc.
63 3rd Avenue
Burlington, Massachusetts 01803
(978) 224-1244
Texas Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Desktop Metal, was formed solely for the purpose of facilitating the First Merger. Merger Sub I has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the Merger Agreement. By operation of the First Merger, Merger Sub I will be merged with and into ExOne, with ExOne surviving the First Merger as a wholly owned subsidiary of Desktop Metal.

Texas Merger Sub II, LLC (“Merger Sub II”)
c/o Desktop Metal, Inc.
63 3rd Avenue
Burlington, Massachusetts 01803
(978) 224-1244
Texas Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Desktop Metal, was formed solely for the purpose of facilitating the Second Merger. Merger Sub II has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the Merger Agreement. By operation of the Second Merger, ExOne (as the surviving entity of the First Merger) will be merged with and into Merger Sub II, with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of Desktop Metal.
The Merger Agreement
The terms and conditions of the transaction are contained in the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. We encourage you to read the Merger Agreement carefully and in its entirety, as it is the legal document that governs the transaction.
The Merger Agreement provides for two mergers, which will occur in immediate succession and which we refer to collectively as the “Mergers.” First, Merger Sub I will merge with and into ExOne, with ExOne as the surviving corporation. Second, ExOne (as the surviving entity of the First Merger) will merge with and into Merger Sub II, with Merger Sub II surviving the Mergers as a wholly owned subsidiary of Desktop Metal.
Following the Effective Time, ExOne common stock will be delisted from the Nasdaq and cease to be publicly traded.
Merger Consideration (Page 112)
At the Effective Time, each share of ExOne common stock issued and outstanding immediately prior to the Effective Time (other than the shares that are owned by Desktop Metal, ExOne, Merger Sub I or Merger Sub II or the shares held by any person who has not voted in favor of, or consented to, the Mergers and properly demands appraisal of such shares under Delaware law) will be converted into the right to receive (i) $8.50 in cash and (ii) a number of shares of Desktop Metal Class A common stock equal to the exchange ratio, provided, however that such cash and stock merger consideration is subject to further adjustment as described herein. If the average stock price is greater than or equal to $9.70 per share, then the exchange ratio will be 1.7522. If the average stock price is less than $9.70 and greater than $7.94 per share, the initial exchange ratio of 1.9274 will be modified by multiplying such exchange ratio by the quotient of $8.82 divided by the average stock price. If the average stock price is less than or equal to $7.94, the exchange ratio will be 2.1416. The “average stock price” is based on the average of the daily volume weighted averages of the trading prices of Desktop Metal Class A common stock on the NYSE on each of the twenty consecutive trading days ending on (and including) the trading day that is three trading days prior to the date of the Effective Time of the Mergers. The merger consideration will be subject to adjustment to ensure that (i) the stock consideration in the Mergers is not less than 45% of the total consideration in the Mergers, as determined for U.S. federal income tax purposes, and (ii) the number of shares of Desktop Metal Class A common stock to be issued in the Mergers does not exceed 19.9% of the issued and outstanding shares of Desktop Metal Class A common stock.
Treatment of ExOne Equity Compensation Awards (Page 115)
Unvested ExOne Options
At the Effective Time, each unvested ExOne Option that is outstanding and unexercised will be assumed by Desktop Metal and converted into a Desktop Metal Option Award with the number of underlying shares and the exercise price determined based on the Exchange Ratio. Each such Desktop Metal Option Award will continue to have, and will be subject to, the same terms and conditions, including vesting and acceleration of vesting terms and conditions, as those that applied to the corresponding ExOne Option immediately prior to the Effective Time.
Vested ExOne Options
At the Effective Time, each vested ExOne Option (including any ExOne Options that vest at the Effective Time) that is outstanding and unexercised, will be cancelled and the holder of such ExOne Option will be entitled to receive an amount equal to the product of (i) the excess, if any, of (A) the merger consideration over (B) the exercise price of such ExOne Option, multiplied by (ii) the number of shares of ExOne common stock subject to such ExOne Option, less applicable tax withholdings. In the event the per share exercise price payable with respect to any ExOne Option exceeds the merger consideration, then such ExOne Option will be cancelled without payment of any consideration with respect thereto.
COC Restricted Stock Awards
At the Effective Time, each ExOne COC Restricted Stock Award that is outstanding will vest as of the Effective Time in accordance with the terms of ExOne’s Severance Plan and (i) any shares of ExOne common stock subject to the vested portion of the ExOne COC Restricted Stock Award will be cancelled, with the holder of such ExOne Restricted Stock Award becoming entitled to receive the merger consideration with respect thereto and (ii) any portion of the ExOne COC Restricted Stock Award that remains subject to any vesting, forfeiture or other lapse restrictions after the Effective Time (after taking account of accelerated vesting granted under the ExOne Severance Plan) will be assumed and converted at the Effective Time into a Desktop Metal Restricted Stock Award consisting of a number of shares of Desktop Metal Class A common stock determined based on the Exchange Ratio. Each such Desktop Metal Restricted Stock Award will continue to have, and will be subject to, the same terms and conditions, including vesting and acceleration of vesting terms and conditions, as those that applied to the corresponding ExOne COC Restricted Stock Award immediately prior to the Effective Time.
Non-COC Restricted Stock Awards
At the Effective Time, each Non-COC ExOne Restricted Stock Award that is outstanding will vest as of the Effective Time and will be cancelled, with the holder of such Non-COC ExOne Restricted Stock Award becoming entitled to receive the merger consideration in respect of each ExOne Share subject to such Non-COC ExOne Restricted Stock Award.
ESPP Awards
At the Effective Time, each ESPP Award that is outstanding will be converted into shares of ExOne common stock with the number of shares of ExOne common stock determined based on actual performance for the portion of the performance period through the Effective Time, as reasonably determined by the compensation committee of ExOne. Such shares of ExOne common stock will vest as of the Effective Time in accordance with the terms of ExOne’s Severance Plan and (i) the shares of ExOne common stock subject to the vested portion of the ESPP Award will be cancelled, with the holder of such vested portion of the ESPP Award becoming entitled to receive the merger consideration, and (ii) the unvested portion of the ESPP Award will be subject to the service-based vesting terms provided under the ESPP Award and, to the extent unvested at the Effective Time, will be assumed and converted at the Effective Time into a Desktop Metal Restricted Stock Award. Each such Desktop Metal Restricted Stock Award issued in connection with the unvested portion of an ESPP Award will continue to have, and will be subject to, the same terms and conditions, including vesting and acceleration of vesting terms and conditions, as those that applied to the corresponding unvested portion of such ESPP Award immediately prior to the Effective Time.
ExOne’s Reasons for the Mergers; Recommendation of the ExOne Board (Page 87)
The ExOne Board has (i) determined that it is fair to, advisable and in the best interests of ExOne and its stockholders for ExOne to enter into the Merger Agreement and effect the Mergers and other transactions contemplated thereby, (ii) authorized, approved and adopted the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby (including the Mergers) on behalf of ExOne, (iii) directed that the Merger Proposal, the Advisory Executive Compensation Proposal and the

Adjournment Proposal be submitted to the ExOne stockholders for consideration and (iv) recommended that ExOne stockholders vote in favor of such proposals. In doing so, the ExOne Board considered the business, assets and liabilities, results of operations, financial performance, strategic direction and prospects of each of ExOne and Desktop Metal and certain anticipated effects of the Mergers on the combined company. In making its determination, the ExOne Board considered a number of factors, which are described in greater detail in the section titled “The Mergers — ExOne’s Reasons for the Mergers; Recommendation of the ExOne Board.”
Opinion of ExOne’s Financial Advisor (Page 91)
Opinion of Stifel Nicolaus & Company, Incorporated (“Stifel”)
ExOne engaged Stifel to act as financial advisor to ExOne in connection with the proposed merger transaction. As part of that engagement, the ExOne Board, in its capacity as such, requested Stifel’s opinion, as investment bankers, as to the fairness, from a financial point of view and as of the date of such opinion, to the holders of shares of ExOne common stock (other than treasury shares and shares held by Desktop Metal or the Merger Subs) of the merger consideration to be received by such holders for their ExOne shares pursuant to the Merger Agreement. At a meeting of the ExOne Board held on August 11, 2021, Stifel delivered to the ExOne Board its oral opinion, which opinion was confirmed by the delivery of a written opinion, dated August 11, 2021, that, as of the date of such opinion and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in such opinion, the merger consideration to be received by holders of ExOne shares (other than treasury shares and shares held by Desktop Metal or the Merger Subs), was fair, from a financial point of view, to such holders.
The full text of the written opinion of Stifel, dated August 11, 2021, is attached as Annex D to this proxy statement/prospectus and is incorporated into this document by reference. This summary of Stifel’s opinion set forth in this proxy statement/ prospectus is qualified in its entirety by reference to the full text of the opinion. ExOne stockholders are urged to read the opinion carefully and in its entirety for a discussion of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Stifel in connection with its opinion. Stifel’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the ExOne Board (in its capacity as such) in connection with its consideration of the financial terms of the Mergers. The opinion addressed only the fairness, from a financial point of view, of the merger consideration to be received by holders of ExOne shares (other than treasury shares and shares held by Desktop Metal or the Merger Subs). It did not address the underlying business decision of ExOne to engage in the Mergers or enter into the Merger Agreement or constitute a recommendation to the ExOne Board in connection with the Mergers, and it does not constitute a recommendation to any holder of ExOne common stock or any stockholder of any other entity as to how to vote in connection with the Mergers or any other matter, nor does it constitute a recommendation as to whether or not any such stockholder should exercise any appraisal or dissenter’s rights or enter into a voting, stockholders’, affiliates’ or other agreement with respect to the Mergers.
Risk Factors (Page 32)
In evaluating the Mergers and the proposals to be considered and voted on at the ExOne special meeting, you should carefully review and consider the risk factors summarized below and set forth in the section titled “Risk Factors.” The occurrence of one or more of the events or circumstances summarized below or in the section entitled “Risk Factors,” alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of Desktop Metal and ExOne to complete the Mergers and (ii) the business, cash flows, financial condition and results of operations of Desktop Metal following consummation of the Mergers.
The following is only a summary of principal risks that are related to the Mergers, the business of Desktop Metal and the business of Desktop Metal following the Mergers. Such risks are discussed in more detail below in the section titled “Risk Factors” and you should read the Risk Factors section carefully and in its entirety. Some of these risks include, but are not limited to, the following risks:

Risk Factors Relating To The Mergers
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The value of the merger consideration is based in part on an exchange ratio and subject to change based on fluctuations in the value of Desktop Metal Class A common stock. Because the market price of Desktop Metal Class A common stock may fluctuate significantly, ExOne stockholders cannot be certain of the amount of cash or the number or value of the shares of Desktop Metal Class A common stock that they will receive.

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Desktop Metal and ExOne may have difficulty attracting, motivating and retaining executives and other key employees in light of the Mergers.

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Completion of the Mergers is subject to a number of conditions, some of which are outside of the parties’ control, and if any of these conditions are not satisfied or waived, the Mergers will not be completed.

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In order to complete the Mergers, Desktop Metal and ExOne must make certain governmental filings and obtain certain governmental authorizations, and if such filings and authorizations are not made or granted or are granted with conditions to the parties, the closing of the Mergers may be jeopardized or the anticipated benefits of the Mergers may be reduced.

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Desktop Metal’s and ExOne’s existing business relationships with third parties may be disrupted due to uncertainty associated with the Mergers, which could have an adverse effect on the results of operations, cash flows and financial position of Desktop Metal and ExOne.

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Certain executive officers and directors of ExOne may have interests in the Mergers that might differ from your interests as a stockholder of ExOne.

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Failure to complete the Mergers could negatively impact the stock price and the future business and financial results of each of Desktop Metal and ExOne.

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The Merger Agreement subjects Desktop Metal and ExOne to restrictions on their respective business activities during the period while the Mergers are pending.

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The Merger Agreement contains provisions that could discourage a potential competing acquirer of ExOne from making a favorable proposal and, in specified circumstances, could require ExOne to make a termination payment to Desktop Metal.

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Although Desktop Metal expects that the Mergers will result in synergies and other benefits to Desktop Metal, Desktop Metal may not realize those benefits because of difficulties related to integration, the realization of synergies, and other challenges.

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The shares of Desktop Metal Class A common stock to be received by ExOne stockholders upon completion of the Mergers will have different rights from shares of ExOne common stock.

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After the Mergers, ExOne stockholders will have lower percentage ownership and voting percentage interests in Desktop Metal than they currently have in ExOne and will exercise less influence over management.

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Litigation challenging the Mergers may increase costs and prevent the Mergers from being completed within the expected timeframe, or from being completed at all.

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Desktop Metal and ExOne will incur significant transaction costs in connection with the Mergers.

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The Mergers may not be accretive, and may be dilutive, to Desktop Metal’s earnings per share, which may negatively affect the market price of Desktop Metal Class A common stock.

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Each of Desktop Metal and ExOne are required, under certain circumstances, to pay a termination fee that if paid, may materially and adversely affect such party’s financial results.

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If the Mergers, taken together, do not qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, there may be adverse tax consequences to U.S. holders (as defined under “Material U.S. Federal Income Tax Consequences”).

Risk Factors Relating To Desktop Metal Following The Mergers
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The failure to successfully integrate the businesses and operations of Desktop Metal and ExOne in the expected time frame may adversely affect the combined company’s future results.

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The combined company may not be able to retain customers, suppliers or distributors, or customers, suppliers or distributors may seek to modify contractual relationships with the combined company, which could have an adverse effect on the combined company’s business and operations. Third parties may terminate or alter existing contracts or relationships with Desktop Metal or ExOne.

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The market price of Desktop Metal Class A common stock after completion of the Mergers will continue to fluctuate, and may be affected by factors different from those affecting shares of ExOne common stock currently.

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The Mergers may not be accretive, and may be dilutive, to Desktop Metal’s earnings per share, which may negatively affect the market price of Desktop Metal Class A common stock.

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The unaudited pro forma condensed combined financial data included in this proxy statement/prospectus is presented for illustrative purposes only and the actual financial condition and results of operations of the combined company following the Mergers may differ materially.

Risk Factors Relating To Desktop Metal’s Business
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Desktop Metal is an early-stage company with a history of losses. Desktop Metal has not been profitable historically and may not achieve or maintain profitability in the future. As part of its growth strategy, Desktop Metal intends to continue to acquire or make investments in other businesses, patents, technologies, products or services. Desktop Metal’s efforts to do so, or its failure to do so successfully, could disrupt its business and have an adverse impact on its financial condition.

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Desktop Metal may experience difficulties in integrating the operations of acquired companies into its business and in realizing the expected benefits of these acquisitions.

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Desktop Metal may experience significant delays in the design, production and launch of its additive manufacturing solutions, and Desktop Metal may be unable to successfully commercialize products on our planned timelines.

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If demand for Desktop Metal’s products does not grow as expected, or if market adoption of additive manufacturing does not continue to develop, or develops more slowly than expected, Desktop Metal’s revenues may stagnate or decline, and its business may be adversely affected.

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The additive manufacturing industry in which Desktop Metal operates is characterized by rapid technological change, which requires Desktop Metal to continue to develop new products and innovations to meet constantly evolving customer demands and which could adversely affect market adoption of Desktop Metal’s products.

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Future sales, or the perception of future sales, of Desktop Metal’s Class A common stock by Desktop Metal or its existing stockholders in the public market could cause the market price for Desktop Metal’s Class A common stock to decline.

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Desktop Metal is an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make its Class A common stock less attractive to investors.

Information About the Special Meeting (Page 71)
Date, Time, Place and Purpose of the Special Meeting (Page 71)
The special meeting to consider and vote on the adoption of the Merger Agreement, which we refer to as the special meeting, will be held on November 9, 2021, at 10:00 a.m. Eastern Time, via a live interactive audio webcast on the Internet at www.virtualshareholdermeeting.com/XONE2021SM.
At the special meeting, ExOne stockholders will be asked to consider and vote on (i) a proposal to adopt the Merger Agreement, (ii) a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to ExOne’s named executive officers in connection with the Mergers and (iii) one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement.
Record Date and Quorum (Page 71-72)
You are entitled to receive notice of, and to vote at, the special meeting if you are a stockholder of record of shares of ExOne common stock as of the close of business on October 4, 2021, the Record Date. On the Record Date, there were 22,361,254 shares of ExOne common stock outstanding and entitled to vote. You will have one vote on all matters properly coming before the special meeting for each share of ExOne common stock that you owned on the Record Date.
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if the holders of a majority of all outstanding shares of ExOne common stock entitled to vote as of the Record Date are present virtually at the special meeting or represented by proxy.
Additionally, the ExOne bylaws and the DGCL provide that if a quorum shall fail to attend any meeting, the Chairman of the meeting may adjourn the meeting from time to time, without notice other than by announcement at the meeting, to another date, place, if any, and time until a quorum shall be present.
Vote Required (Page 72)
The approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of ExOne common stock entitled to vote thereon as of the Record Date. Votes to abstain will not be counted as votes cast in favor of the adoption of the Merger Agreement, but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote electronically at the special meeting or if you vote to abstain, each will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement.
The approval of each of the Advisory Executive Compensation Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the shares represented at the special meeting and entitled to vote as of the Record Date. An abstention occurs when an ExOne stockholder returns a proxy with an “abstain” instruction or virtually attends the special meeting and votes to abstain from voting. Abstentions will have the same effect as votes “AGAINST” the Advisory Executive Compensation Proposal and the Adjournment Proposal. If you fail to submit a proxy or fail to instruct your bank, broker or other nominee to vote, assuming a quorum is present at the special meeting, it will have no effect on the outcome of the Advisory Executive Compensation Proposal or the Adjournment Proposal. As of the Record Date, the directors and executive officers of ExOne beneficially owned, in the aggregate, 5,218,376 shares of ExOne common stock, representing approximately 23.3% of the outstanding shares of ExOne common stock beneficially owned as of the close of business on the Record Date. The directors and executive officers of ExOne have informed ExOne that they currently intend to vote all such shares of ExOne common stock that they are entitled to vote, “FOR” the Merger Proposal, “FOR” the Advisory Executive Compensation Proposal and “FOR” the Adjournment Proposal.
Proxies and Revocations (Page 74)
Any stockholder of record entitled to vote at the special meeting may vote by proxy via telephone, over the Internet or by returning a proxy card, or may vote online at the special meeting. If your shares of ExOne common stock are held in an account at a broker, bank or other similar organization as your nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. Please refer to the voting instructions provided by your broker, bank or other nominee. Many organizations allow beneficial owners to give voting instructions via telephone or the Internet, as well as in writing.
If you are a record holder of ExOne common stock, you can revoke your proxy and change your vote at any time before the final vote at the meeting by (i) submitting another properly completed proxy card with a later date, which must be postmarked no later than 6:00 p.m. Eastern Time on November 8, 2021, (ii) submitting a later proxy via the Internet or by telephone before the closing of those voting facilities at 11:59 p.m., Eastern Time on November 8, 2021, (iii) by participating in the virtual online special meeting and voting at the meeting or (iv) sending a written notice that you are revoking your proxy to our Corporate Secretary at The ExOne Company, 127 Industry Boulevard, North Huntingdon, Pennsylvania, 15642.
Interests of ExOne’s Directors and Executive Officers in the Mergers (Page 139)
The directors and executive officers of ExOne have certain interests in the Mergers that may be different from or in addition to those of ExOne stockholders generally. These interests include the treatment in the transaction of ExOne equity compensation awards, severance protections under the applicable executive officer’s employment agreement, retention awards, and certain other rights held by ExOne’s directors and executive officers, and the indemnification of former ExOne directors and officers by Desktop Metal. The ExOne Board was aware of and considered these interests, among other matters, in reaching its decisions to (i) approve the transaction, (ii) approve and declare advisable the Merger Agreement, and (iii) resolve to recommend the adoption of the Merger Agreement by ExOne stockholders. See the sections titled “Proposal 2: Non-Binding, Advisory Vote on Merger-Related Compensation for ExOne’s Named Executive Officers” and “Interests of ExOne’s Directors and Executive Officers in the Mergers” for a more detailed description of these interests.
Regulatory Approvals (Page 107)
Completion of the Mergers is conditioned upon the receipt of certain governmental clearances or approvals, including, but not limited to, the expiration or termination of all applicable waiting periods, and any extensions thereof, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and certain other governmental consents and approvals.
In the Merger Agreement, Desktop Metal and ExOne have agreed to use their respective reasonable best efforts, subject to certain limitations, to take, or cause to be taken, all actions necessary, proper or advisable under applicable regulatory law to consummate the transactions contemplated by the Merger Agreement, including making appropriate filings under any required regulatory law and any other necessary, proper or advisable registrations, filings and notices. The process for obtaining the requisite regulatory clearances and approvals for the Mergers is ongoing.
Under the HSR Act, certain transactions, including the Mergers, may not be completed unless certain waiting period requirements have expired or been terminated. The HSR Act provides that each party must file a pre-merger Notification and Report Form (the “HSR notification”) with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”). A transaction notifiable under the HSR Act may not be completed until the expiration or termination of a 30-calendar-day waiting period following the parties’ filings of their respective HSR notifications or the termination of that waiting period, including with respect to any Second Request (as defined below) that extends the waiting period. The parties’ HSR notifications were filed with the FTC and the DOJ on August 25, 2021.
Desktop Metal withdrew its HSR notification on September 24, 2021 and refiled the notification on September 28, 2021 in order to allow additional time for the initial review of the Mergers. The 30 calendar day waiting period under the HSR Act will therefore expire on October 28, 2021 unless Second Requests are issued to the parties.
As of the date of this proxy statement/prospectus, the parties have not satisfied the closing conditions to the Mergers, including with respect to the waiting period under the HSR Act and approval under the foreign investment law of Germany. We will provide notice of the satisfaction of the conditions to closing of the Mergers via the filing of a Current Report on Form 8-K. If the parties receive Second Requests (as defined herein) pursuant to the HSR Act, or if the Germany foreign investment law process is prolonged, it is likely that the parties will not have satisfied the closing conditions to the Mergers prior to the date of the special meeting, and closing of the Mergers could occur a significant time after the time of the special meeting. There is also a possibility that the closing conditions to the Merger will not be satisfied prior to the outside date of May 11, 2022, after which date either party may elect to terminate the Merger Agreement, subject to certain caveats. As a result, it is possible that factors outside the control of both companies could result in the Mergers being completed at a different time or not at all.

ExOne stockholders will not know the actual exchange ratio or the value of the Desktop Metal Class A common stock to be received as merger consideration until after the date of the special meeting.
These requirements are described in more detail under “The Merger Agreement — Efforts to Complete the Mergers.” The regulatory approvals required for completion of the Mergers are further described under “The Mergers — Regulatory Approvals Required for the Mergers.”
Appraisal Rights of ExOne Stockholders (Page 114)
ExOne stockholders have appraisal rights under the DGCL in connection with the First Merger. ExOne stockholders who do not vote in favor of the adoption of the Merger Agreement and who otherwise comply with the applicable provisions of Section 262 of the DGCL will be entitled to exercise appraisal rights thereunder, subject to certain limitations in the DGCL. Any shares of ExOne common stock held by an ExOne stockholder on the date such holder makes an appraisal demand, who continues to own shares through the Effective Time, who has not voted in favor of the adoption of the Merger Agreement and who has demanded appraisal for such shares in accordance with the DGCL will not be converted into a right to receive the merger consideration, unless such ExOne stockholder fails to perfect, withdraws or otherwise loses such stockholder’s appraisal rights under the DGCL. If, after the consummation of the First Merger, such holder of ExOne common stock fails to perfect, withdraws or otherwise loses his, her or its appraisal rights, each such share will be treated as if it had been converted as of the consummation of the First Merger into a right to receive the merger consideration. The relevant provisions of the DGCL are included as Annex E to this proxy statement/prospectus.
You are encouraged to read these provisions carefully and in their entirety. Due to the complexity of the procedures for exercising your appraisal rights, ExOne stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to strictly comply with these provisions will result in the loss of appraisal rights. See the section titled “Appraisal Rights of ExOne Stockholders” for additional information, and the text of Section 262 of the DGCL reproduced in its entirety as Annex E to this proxy statement/prospectus.
Conditions to Completion of the Mergers (Page 116)
As more fully described in this proxy statement/prospectus and in the Merger Agreement, the obligation of each of Desktop Metal, ExOne, Merger Sub I and Merger Sub II to complete the First Merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of a number of conditions, including the following:
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the approval by ExOne stockholders of the Merger Proposal;

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the absence of any temporary restraining order, preliminary or permanent injunction, order or other legal restraint or prohibition restricting, preventing or making illegal the closing of the Mergers;

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the effectiveness of the registration statement under the Securities Act for the offer of the shares of Desktop Metal Class A common stock being issued in the Mergers (of which this proxy statement/prospectus forms a part) and the absence of any stop order suspending that effectiveness or any proceedings initiated or threatened in writing for that purpose;

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approval for the listing on the NYSE of the shares of Desktop Metal Class A common stock to be issued in the Mergers, subject to official notice of issuance;

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subject to certain qualifiers, the accuracy of the representations and warranties made in the Merger Agreement by ExOne (in the case of Desktop Metal, Merger Sub I and Merger Sub II’s obligations to complete the First Merger) or Desktop Metal, Merger Sub I and Merger Sub II (in the case of ExOne’s obligation to complete the First Merger);

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the performance in all material respects by ExOne (in the case of Desktop Metal, Merger Sub I and Merger Sub II’s obligations to complete the First Merger) or by Desktop Metal, Merger Sub I and Merger Sub II (in the case of ExOne’s obligation to complete the First Merger) of the obligations required to be performed by it or them at or prior to the Effective Time;

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the receipt of a certificate signed by an executive officer of ExOne (in the case of Desktop Metal, Merger Sub I and Merger Sub II’s obligations to complete the First Merger) or Desktop Metal (in the case of ExOne’s obligation to complete the First Merger), in each case as to the satisfaction of the applicable conditions described in the preceding two bullets;

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the absence since the date of the Merger Agreement of a material adverse effect on ExOne (in the case of Desktop Metal, Merger Sub I and Merger Sub II’s obligations to complete the First Merger) or Desktop Metal (in the case of ExOne’s obligation to complete the First Merger) (see “The Merger Agreement — Definition of Material Adverse Effect” for the definition of “material adverse effect”);

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(i) the expiration or termination of all applicable waiting periods, and any extensions thereof, under the HSR Act and any commitment to, or agreement with, any governmental entity by any party not to close the Mergers before a certain date, and (ii) the receipt and continued full force and effect of all authorizations, consents, clearances or approvals required under the laws of certain non-U.S. jurisdictions specified in the Merger Agreement (as described under “The Mergers —  Regulatory Approvals”);

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ExOne’s provision of a statement and accompanying IRS notice, each to be dated as of the Effective Time, certifying that ExOne’s stock is not a “United States real property interest” within the meaning of Section 897 of the Code; and

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receipt by ExOne of an opinion from its counsel (or, if ExOne’s counsel is unable or unwilling to issue such opinion, from Desktop Metal’s counsel) substantially to the effect that for U.S. federal income tax purposes, the Mergers, taken together, will be treated as a “reorganization” within the meaning of Section 368(a) of the Code, which opinion shall be dated as of the Effective Time.

Desktop Metal and ExOne cannot be certain when, or if, the conditions to the Mergers will be satisfied (or, to the extent permitted by law, waived), or that the Mergers will be completed.
No Solicitation of Acquisition Proposals (Page 119)
The Merger Agreement provides that, subject to certain exceptions, ExOne will not, and will cause its representatives and its subsidiaries not to, directly or indirectly:
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solicit, initiate or knowingly encourage or knowingly induce or facilitate the making, submission or announcement of any inquiries, proposals or offers constituting, or that would reasonably be expected to lead to, an ExOne acquisition proposal (as defined below);

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make available any non-public information regarding ExOne or any of its subsidiaries to any person (other than Desktop Metal and Desktop Metal’s or ExOne’s representatives), in response to an ExOne acquisition proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an ExOne acquisition proposal;

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engage in discussions or negotiations with any person with respect to any ExOne acquisition proposal (other than to state that they currently are not permitted to have discussions);

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approve, endorse or recommend any ExOne acquisition proposal;

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make or authorize any statement, recommendation or solicitation in support of any ExOne acquisition proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an ExOne acquisition proposal; or

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enter into any letter of intent or agreement in principle or any contract providing for, relating to or in connection with any ExOne acquisition proposal.

The Merger Agreement further provides that ExOne will, and will cause its representatives to, (i) immediately cease and terminate (or cause to be terminated) all existing discussions or negotiations with any person with respect to any ExOne acquisition proposal, other than the transactions contemplated by the Merger Agreement, (ii) request the prompt return or destruction of all confidential information previously made available by it or on its behalf in connection with any actual or potential ExOne acquisition proposal and (iii) terminate access by any such person and its affiliates and representatives to any data room (virtual, online or otherwise) maintained by or on behalf of ExOne and its subsidiaries.

The term “ExOne acquisition proposal” is defined under “The Merger Agreement — ExOne Acquisition Proposals.”
No Change in Recommendation (Page 121)
Under the Merger Agreement, subject to certain exceptions, neither the ExOne Board nor any committee thereof may (i) withhold, withdraw, qualify or modify, in each case in a manner adverse to Desktop Metal, the ExOne recommendation; (ii) adopt, authorize, recommend, endorse or otherwise declare advisable (or publicly propose to adopt, authorize, recommend or endorse) any ExOne acquisition proposal or any offer or proposal that would reasonably be expected to lead to an ExOne acquisition proposal; (iii) approve or cause ExOne to enter into any merger agreement, letter of intent or similar agreement relating to any ExOne acquisition proposal, or any agreement that could lead to an ExOne acquisition proposal; (iv) fail to include ExOne’s recommendation of the approval of the Merger Proposal in this proxy/statement prospectus; (v) take any action or make any recommendation or public statement in connection with a tender offer or exchange offer other than an unequivocal recommendation against such offer; or (vi) resolve or agree to do any of the foregoing.
The Merger Agreement provides, however, that if ExOne receives a bona fide written ExOne acquisition proposal prior to obtaining the approval of ExOne’s stockholders that did not arise or result from a breach of ExOne’s nonsolicitation obligations, the ExOne Board may, subject to certain conditions, change its recommendation to concurrently enter into a definitive agreement to effect an ExOne superior proposal (as defined below) if the ExOne Board determines in good faith (after consultation with ExOne’s outside legal counsel and financial advisor) that an ExOne acquisition proposal constitutes an ExOne superior proposal.
The Merger Agreement also provides that the ExOne Board may change its recommendation subject to certain conditions in response to an ExOne intervening event if the ExOne Board determines in good faith (after consultation with ExOne’s outside counsel) that failure to make an ExOne adverse recommendation change (as defined below) would be inconsistent with its fiduciary duties under applicable law. Following any such ExOne adverse recommendation change, the Merger Agreement provides that Desktop Metal may terminate the Merger Agreement and receive payment of a termination fee from ExOne.
The term “ExOne superior proposal” is defined under “The Merger Agreement — ExOne Acquisition Proposals”, and the terms “ExOne intervening event” and “ExOne adverse recommendation change” are defined under “The Merger Agreement — ExOne Change in Recommendation; Termination for Superior Proposal.”
Termination of the Merger Agreement (Page 130)
The Merger Agreement may be terminated at any time before the completion of the Mergers, whether before or after the approval of the Merger Proposal, in any of the following ways:
•
by mutual written agreement of Desktop Metal and ExOne;

•
by either Desktop Metal or ExOne if:

•
there has been a breach by the other party of any representation or covenant that would result in the failure of the other party to satisfy an applicable condition to the completion of the Mergers (subject in certain cases to the opportunity for the breaching party to cure within 30 calendar days);

•
there is in effect a final and non-appealable judgment, order or injunction that restrains, enjoins, or otherwise prohibits or makes illegal the completion of the Mergers;

•
the approval by ExOne’s stockholders of the Merger Proposal is not obtained at the ExOne special meeting; or

•
the Effective Time has not occurred on or before May 11, 2022.

•
by Desktop Metal, if, prior to the approval by ExOne’s stockholders of the Merger Proposal, (i) the ExOne Board has made an ExOne adverse recommendation change or (ii) failed to recommend to ExOne’s stockholders the approval of the Merger Proposal in this proxy statement/prospectus.

•
by ExOne, prior to the approval of ExOne’s stockholders of the Merger Proposal, in order to enter into an alternative agreement with respect to an ExOne superior proposal, subject to compliance with the terms of the Merger Agreement, including the payment by ExOne to Desktop Metal of a termination fee, as described below.

The Merger Agreement further provides that, upon termination of the Merger Agreement under certain circumstances, each party may be obligated to pay the other party a termination fee of $11.5 million.
Litigation Relating to the Merger (Page 109)
As of October 6, 2021, seven complaints have been filed by purported ExOne stockholders, each of which seeks to enjoin the Mergers and other relief. The complaints generally allege that the Preliminary Proxy Statement/Prospectus filed with the SEC on September 15, 2021 was materially incomplete and misleading in violation of Sections 14(a) and 20(a) of the Exchange Act and SEC Rule 14a-9 promulgated thereunder. ExOne and Desktop Metal believe that the allegations in the complaints are without merit.
Accounting Treatment (Page 109)
Desktop Metal prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Mergers will be accounted for using the acquisition method of accounting. Desktop Metal will be treated as the acquirer for accounting purposes.
Material U.S. Federal Income Tax Consequences (Page 223)
It is the intention of Desktop Metal and ExOne that the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Assuming that the Mergers, taken together, qualify as a “reorganization,” a U.S. holder of ExOne common stock will generally recognize gain (but not loss) in an amount equal to the lesser of (i) the amount of cash received by the U.S. holder (other than cash received in lieu of a fractional share of Desktop Metal Class A common stock) and (ii) the amount by which the sum of the amount of such cash and the fair market value of the Desktop Metal Class A common stock received by the U.S. holder exceeds the U.S. holder’s tax basis in its ExOne common stock (other than the portion of the basis attributable to the cash received in lieu of a fractional share of Desktop Metal Class A common stock). Additionally, a U.S. holder of ExOne common stock will generally recognize gain or loss with respect to cash received in lieu of a fractional share of Desktop Metal Class A common stock equal to the difference, if any, between the amount of cash received and the tax basis in the fractional share. You should read “Material U.S. Federal Income Tax Consequences” for a more complete discussion of the U.S. federal income tax consequences relating to the Mergers. Tax matters can be complicated and the tax consequences of the Mergers to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the Mergers to you.
Comparison of Stockholders’ Rights (Page 226)
The rights of ExOne stockholders are governed by its restated certificate of incorporation, as amended (the “ExOne charter”), its bylaws, as amended (the “ExOne bylaws”), and the DGCL. Your rights as a stockholder of Desktop Metal will be governed by Desktop Metal’s restated certificate of incorporation, as amended through December 9, 2020 (the “Desktop Metal charter”) and Desktop Metal’s bylaws, as amended through December 9, 2020 (the “Desktop Metal bylaws”) and by the DGCL. Your rights under the Desktop Metal charter and the Desktop Metal bylaws will differ in some respects from your rights under the ExOne charter and the ExOne bylaws. For more detailed information regarding a comparison of your rights as a stockholder of ExOne and Desktop Metal, see the section titled “Comparison of Stockholders’ Rights.”

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF DESKTOP METAL
The following table presents summary historical consolidated financial data for Desktop Metal as of and for the fiscal years ended December 31, 2020 and 2019, and as of June 30, 2021 and for the six months ended June 30, 2021 and June 30, 2020. The statement of operations information for each of the two years in the period ended December 31, 2020 and the balance sheet information as of December 31, 2020 and 2019 have been obtained from Desktop Metal’s audited consolidated financial statements contained elsewhere in this proxy statement/prospectus. The financial data as of June 30, 2021 and for the six months ended June 30, 2021 and June 30, 2020 have been obtained from Desktop Metal’s unaudited consolidated financial statements which are included elsewhere in this proxy statement/prospectus.
The information set forth below is not necessarily indicative of future results and should be read together with the other information contained in Desktop Metal’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020 and Desktop Metal’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, including “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and the consolidated financial statements and related notes therein.
	Year Ended December 31,		Six Months Ended June 30,
(in thousands, except per share amounts)	2020	2019	2021	2020
Statement of Operations Data:
Total revenues	$16,470	$26,439	$30,290	$5,574
Total costs	108,525	135,484	108,745	51,890
Loss from operations	(92,055)	(109,045)	(78,455)	(46,316)
Other income (expense):
Change in fair value of warrant liability	56,417	—	(56,576)	—
Interest expense	(328)	(503)	(125)	(155)
Interest and other income, net	1,011	5,952	630	901
Loss before income taxes	(34,955)	(103,596)	(134,526)	(45,570)
Income tax benefit	940	—	32,238	—
Net loss	$(34,015)	$(103,596)	$(102,288)	$(45,570)
Net loss per share – basic and diluted	$(0.22)	$(0.69)	$(0.41)	$(0.29)
	As of December 31,		As of June 30, 2021
(in thousands)	2020	2019
Balance Sheet Data:
Cash and cash equivalents	$483,525	$66,161	$188,199
Short-term investments	111,867	84,754	326,318
Working capital, net	582,083	145,089	518,895
Total assets	641,909	192,711	1,016,703
Total debt	9,991	9,972	311
Total stockholders’ equity	515,925	159,071	957,344

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF EXONE
The following table presents selected historical consolidated financial data of ExOne as of and for the fiscal years ended December 31, 2020, 2019 and 2018 and as of June 30, 2021 and for the six months ended June 30, 2021 and 2020. The statement of income data for the fiscal years ended December 31, 2020 and 2019, and the balance sheet data as of December 31, 2020 and 2019, have been derived from ExOne’s audited consolidated financial statements and accompanying notes contained in ExOne’s Annual Report on
Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference herein. The statement of income data for the fiscal year ended December 31, 2018, and the balance sheet data as of December 31, 2018 have been derived from ExOne’s audited consolidated financial statements for such year and accompanying notes, which are not incorporated by reference herein. Historical results are not necessarily indicative of the results that may be expected for any future period. The financial data as of June 30, 2021 and for the six months ended June 30, 2021 and 2020 have been derived from ExOne’s unaudited consolidated financial statements and accompanying notes contained in ExOne’s Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2021, which is incorporated by reference herein.
The information set forth below is only a summary. You should read the following information together with ExOne’s consolidated financial statements and accompanying notes and the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in ExOne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference herein and in ExOne’s other reports filed with the SEC.
	Year Ended December 31,			Six Months Ended June 30,
(in thousands, except per share amounts)	2020	2019	2018	2021	2020
Statement of Consolidated Operations Data:
Total revenues	$59,253	$53,276	$64,644	$31,803	$24,482
Total costs	73,107	68,324	77,641	43,650	31,797
Loss from operations	(13,854)	(15,048)	(12,997)	(11,847)	(7,315)
Other expense (income):
Interest expense	239	343	254	167	117
Other expense (income) – net	631	111	(744)	111	5
Loss before income taxes	(14,724)	(15,502)	(12,507)	(12,125)	(7,437)
Provision (benefit) for income taxes	200	(407)	160	(411)	234
Net loss	$(14,924)	$(15,095)	$(12,667)	$(11,714)	$(7,671)
Net loss per share – basic and diluted	$(0.86)	$(0.93)	$(0.78)	$(0.54)	$(0.47)
	Year Ended December 31,			As of June 30, 2021
(in thousands)	2020	2019	2018
Balance Sheet Data:
Cash and cash equivalents	$49,668	$5,265	$7,592	$127,931
Working capital, net	53,998	10,013	21,291	135,176
Total assets	107,289	75,366	77,682	193,484
Total debt	3,405	1,364	1,508	2,194
Total stockholders’ equity	76,303	48,582	62,775	161,258

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
The following summary tables present unaudited pro forma condensed combined financial information about Desktop Metal’s consolidated balance sheet and statements of operations, after giving effect to the announced merger with The ExOne Company (“ExOne”) and Desktop Metal’s acquisition of EnvisionTEC on February 16, 2021 (the “EnvisionTEC acquisition”). The unaudited pro forma condensed combined financial information is derived from and should be read in conjunction with the historical consolidated financial statements and related notes of Desktop Metal, the combined financial statements of ExOne, and the financial statements of EnvisionTEC and the “Unaudited Pro Forma Condensed Combined Financial Information of Desktop Metal and ExOne” included in this proxy statement/prospectus.
The unaudited pro forma condensed combined balance sheet combines the unaudited consolidated balance sheets of Desktop Metal and ExOne as of June 30, 2021 and gives effect to the merger as if it had been completed on June 30, 2021. The unaudited pro forma condensed combined statements of operations combine the historical results of Desktop Metal, EnvisionTEC, and ExOne for the six months ended June 30, 2021, and the year ended December 31, 2020 and gives effect to the mergers as if they had occurred on January 1, 2020.
The unaudited pro forma condensed combined financial information from which the following summary data is derived includes adjustments which are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the results or financial position that actually would have occurred or that may occur in the future had the merger been completed on the dates indicated, nor is it necessarily indicative of the future operating results or financial position of Desktop Metal after the merger. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors.”
The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Desktop Metal. Desktop Metal understands these accounting policies are similar in most material respects to those of ExOne. Upon completion of the merger Desktop Metal will perform a more detailed review of the ExOne accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, have a material impact on the combined financial statements.
(in thousands, except per share amounts)	Year Ended December 31, 2020	Six Months Ended June 30, 2021
Statement of Operations Data:
Total revenues	$114,600	$65,388
Total costs	260,985	164,431
Loss from operations	(146,385)	(99,043)
Other income (expense):
Change in fair value of warrant liability	56,417	(56,576)
Interest expense	(567)	(292)
Interest and other income, net	1,766	782
Other expense, net	(631)	(111)
Loss before income taxes	(89,400)	(155,240)
Benefit for income taxes	31,408	1,314
Net loss	$(57,992)	$(153,926)
Net loss per share – basic and diluted	$(0.28)	$(0.52)

(in thousands)	As of June 30, 2021
Balance Sheet Data:
Cash and cash equivalents	$125,715
Working capital, net	447,207
Total assets	1,393,942
Total debt	2,505
Total stockholders’ equity	1,268,110

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA
The following selected unaudited pro forma per share information for the year ended December 31, 2020 and the six months ended June 30, 2021 reflects the transaction as if it had occurred on June 30, 2021 or January 1, 2020, as applicable. The book value per share amounts in the table below reflect the transaction as if it had occurred on June 30, 2021. The information in the table is based on and should be read together with, and the information is qualified in its entirety by, (i) the historical financial information that Desktop Metal and ExOne have presented in their respective filings with the SEC and (ii) the financial information contained in the section titled “Unaudited Pro Forma Condensed Combined Financial Data of Desktop Metal and ExOne” and the notes thereto included elsewhere in this proxy statement/prospectus. See the sections titled “Where You Can Find More Information” and “Unaudited Pro Forma Condensed Combined Financial Data of Desktop Metal and ExOne.”
The unaudited pro forma combined per share data is presented for illustrative purposes only and is not necessarily indicative of actual or future financial position or results of operations that would have been realized if the transaction had been completed as of the dates indicated or will be realized upon the completion of the transaction.
	Historical		Unaudited Pro Forma Combined	Equivalent Basis Unaudited Pro Forma Combined(1)
	Desktop Metal	ExOne
Loss per Share from Continuing Operations – Basic and Diluted
Six Months Ended June 30, 2021	$(0.41)	$(0.54)	$(0.52)	$(1.11)
Year Ended December 31, 2020	$(0.22)	$(0.86)	$(0.28)	$(0.59)
Book Value Per Share(2)
At June 30, 2021	$3.69	$7.32	$4.29(3)	$9.14(3)

(1)
The per share amounts are calculated by multiplying the unaudited pro forma combined per share amounts by an exchange ratio of 2.13076 shares of Desktop Metal Class A common stock for each share of ExOne common stock. The actual exchange ratio at the closing of the transaction will be determined based on the average stock price, which will be the average of the daily volume weighted averages of the trading prices of Desktop Metal Class A common stock on the NYSE on each of the twenty consecutive trading days ending on (and including) the trading day that is three trading days prior to the date of the Effective Time of the Mergers. If the average stock price is greater than or equal to $9.70 per share, then the exchange ratio will be 1.7522. If the average stock price is less than $9.70 and greater than $7.94 per share, the initial exchange ratio of 1.9274 will be modified by multiplying such exchange ratio by the quotient of $8.82, divided by the average stock price. If the average stock price is less than or equal to $7.94, the exchange ratio will be 2.1416. The merger consideration will be subject to adjustment to ensure that (i) the stock consideration in the Mergers is not less than 45% of the total consideration in the Mergers, as determined for U.S. federal income tax purposes, and (ii) the number of Desktop Metal shares to be issued in the Mergers does not exceed 19.9% of the issued and outstanding shares of Desktop Metal Class A common stock.

(2)
Book value per share represents the total stockholders’ equity as of June 30, 2021, divided by the number of shares outstanding as of June 30, 2021.

(3)
Book value per share represents Desktop Metal’s total stockholders’ equity as of June 30, 2021, plus the estimated value of the stock issued ($331,266), based on the closing price of $6.94 of Desktop Metal Class A common stock on October 4, 2021 and ExOne’s outstanding shares as of June 30, 2021, respectively, divided by the pro forma shares outstanding at the applicable date.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION
Comparative Per Share Market Price Information
ExOne common stock trades on the Nasdaq under the symbol “XONE” and Desktop Metal Class A common stock trades on the NYSE under the symbol “DM”. The following table presents the closing prices of ExOne common stock and Desktop Metal Class A common stock on August 11, 2021, the last trading day before the public announcement of the Merger Agreement, and October 4, 2021, the last practicable trading day prior to the mailing of this proxy statement/prospectus. The table also shows the estimated equivalent per share value of the merger consideration for each share of ExOne common stock on the relevant date.
Date	ExOne Closing Price	Desktop Metal Closing Price	Exchange Ratio	Estimated Equivalent Per Share Value(1)
August 11, 2021	$17.28	$8.93	1.8350	$24.89
October 4, 2021	$22.49	$6.94	2.1308	$23.29

(1)
The actual exchange ratio at the closing of the Mergers will be determined based on the average stock price, which will be the average of the daily volume weighted averages of the trading prices of Desktop Metal Class A common stock on the NYSE on each of the twenty consecutive trading days ending on (and including) the trading day that is three trading days prior to the date of the Effective Time of the Mergers. If the average stock price is greater than or equal to $9.70 per share, then the exchange ratio will be 1.7522. If the average stock price is less than $9.70 and greater than $7.94 per share, the initial exchange ratio of 1.9274 will be modified by multiplying such exchange ratio by the quotient of $8.82 divided by the average stock price. If the average stock price is less than or equal to $7.94, the exchange ratio will be 2.1416. The “average stock price” is the based on the average of the daily volume weighted averages of the trading prices of Desktop Metal Class A common stock on the NYSE on each of the twenty consecutive trading days ending on (and including) the trading day that is three trading days prior to the date of the Effective Time of the Mergers. The merger consideration will be subject to adjustment to ensure that (i) the stock consideration in the Mergers is not less than 45% of the total consideration in the Mergers, as determined for U.S. federal income tax purposes, and (ii) the number of shares of Desktop Metal Class A common stock to be issued in the Mergers does not exceed 19.9% of the issued and outstanding shares of Desktop Metal Class A common stock.

The above table shows only historical comparisons. These comparisons may not provide meaningful information to ExOne stockholders in determining whether to adopt the Merger Agreement. ExOne stockholders are urged to obtain current market quotations for Desktop Metal Class A common stock and ExOne common stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus in considering whether to adopt the Merger Agreement. See the section titled “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus relates to a proposed business combination transaction between Desktop Metal and ExOne. This proxy statement/prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this proxy statement/prospectus, including statements regarding the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on Desktop Metal’s and ExOne’s future results of operations and financial position, the amount and timing of synergies from the proposed transaction, the anticipated closing date, and other aspects of Desktop Metal’s and ExOne’s operations or results, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed in or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this proxy statement/prospectus are only predictions. Each of Desktop Metal and ExOne has based these forward-looking statements on current information and each of their respective management’s current expectations and beliefs. These forward-looking statements speak only as of the date of this proxy statement/prospectus and are subject to a number risks and uncertainties, including, without limitation, the following: the impact of the COVID-19 pandemic on Desktop Metal’s and ExOne’s business, including their suppliers and customers; the effect of the transaction (or announcement thereof) on the ability of Desktop Metal or ExOne to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom they do business; risks that the transaction disrupts current plans and operations; the ability of Desktop Metal and ExOne to consummate the proposed transaction in a timely manner or at all, including the ability to secure regulatory approvals; the impact to Desktop Metal’s business if the transaction is not consummated; the successful integration of Desktop Metal’s and ExOne’s businesses and realization of synergies and benefits; the ability of Desktop Metal to implement business plans, forecasts and other expectations following the completion of the transaction; the risk that actual performance and financial results following completion of the transaction differ from projected performance and results; and business disruption following the transaction. For additional information about other risks and uncertainties that could cause actual results of the transaction to differ materially from those described in or implied by the forward-looking statements in this proxy statement/prospectus of Desktop Metal’s business, financial condition, results of operations and prospects generally, please refer to Desktop Metal’s reports filed with the SEC, including without limitation the “Risk Factors” and/or other information included in the Form 8-K filed by Desktop Metal in connection with the transaction, the Form 10-Q filed with the SEC on August 11, 2021 and such other reports as Desktop Metal has filed or may file with the SEC from time to time. For additional information about risks and uncertainties that may cause actual results of the transaction to differ materially from those described, please refer to ExOne’s reports filed with the SEC, including without limitation the “Risk Factors” and/or other information included in such reports. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Except as required by applicable law, neither Desktop Metal nor ExOne will update any forward-looking statements to reflect new information, future events, changed circumstances or otherwise.

RISK FACTORS
In addition to the other information contained or incorporated by reference into this proxy statement/ prospectus, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements,” ExOne stockholders should carefully consider the following risk factors in determining whether to vote for the adoption of the Merger Agreement. You should also read and consider the risk factors associated with each of the businesses of ExOne and Desktop Metal because these risk factors may affect the business operations and financial results of the combined company. Risk factors relating to ExOne’s business may be found under Part I, Item 1A, “Risk Factors”, in ExOne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 11, 2021, which is on file with the SEC and which is incorporated by reference into this proxy statement/prospectus. A description of risk factors relating to the business of Desktop Metal is contained herein.
RISK FACTORS RELATING TO THE MERGERS
The merger consideration to be paid in exchange for each share of ExOne common stock is a combination of cash and a number of Desktop Metal Class A common shares based on an exchange ratio, subject to adjustment as described herein. Fluctuations in the value of Desktop Metal Class A common stock can adversely affect the value of the Desktop Metal Class A common stock portion to be issued in exchange for each ExOne common share as well as the amount of the cash portion of the per-share merger consideration to be paid, and ExOne stockholders may receive merger consideration with a value that, at the time received, is less than $25.50 per share for each share of ExOne common stock exchanged in the Mergers.
Upon completion of the First Merger, each issued and outstanding share of ExOne common stock (other than ExOne Shares owned or held (x) in treasury or otherwise owned by ExOne or any of its subsidiaries, (y) by Desktop Metal or any of its subsidiaries or (z) by any person who has not voted in favor of, or consented to, the Mergers and properly demands appraisal of such shares under Delaware law) will be converted into the right to receive (i) $8.50 in cash per ExOne Share and (ii) a number of shares of Desktop Metal Class A common stock equal to the Exchange Ratio, provided, however that such cash and stock merger consideration is subject to further adjustment as described herein. At the time of our initial announcement of the Mergers, we estimated the share-based consideration to be $17.00 and the total consideration to be $25.50 for each share of ExOne common stock exchanged in the Mergers, subject to the collar mechanism described herein.
The exchange ratio will be calculated based on two factors: the “average stock price” of Desktop Metal Class A common stock over a twenty day period and a 10% bilateral collar. The “average stock price” is based on the average of the daily volume weighted averages of the trading prices of Desktop Metal Class A common stock on the NYSE on each of the twenty consecutive trading days ending on (and including) the trading day that is three trading days prior to the date of the Effective Time of the Mergers. The exchange ratio is subject to a 10% bilateral collar as follows: (a) if the average stock price of Desktop Metal’s Class A common stock is greater than or equal to $9.70, the exchange ratio will be 1.7522, (b) if the average stock price is less than $9.70 and greater than $7.94 per share, the exchange ratio of 1.9274 will be modified by multiplying such exchange ratio by the quotient of $8.82 divided by the average stock price and (c) if the average stock price is less than or equal to $7.94, the exchange ratio will be 2.1416.
The merger consideration will also be subject to adjustment to ensure that (a) the stock consideration in the Mergers is not less than 45% of the total consideration in the Mergers, as determined for U.S. federal income tax purposes, and (b) the number of shares of Desktop Metal Class A common stock to be issued in the Mergers does not exceed 19.9% of the issued and outstanding of shares of Desktop Metal Class A common stock.
A significant and prolonged decrease in the price of Desktop Metal Class A common stock on the NYSE from the date of the Merger Agreement to the Effective Time of the Mergers could affect both the number and value of Desktop Metal Class A shares that you receive as part of the merger consideration, as well as the amount of the cash portion of the merger consideration. The trading price of Desktop Metal Class A common stock on the NYSE has been volatile in 2021, and the market value of Desktop Metal Class A common stock may continue to fluctuate significantly until the Effective Time of the Mergers. You will not know the actual exchange ratio or the final value of the merger consideration when you are being asked to vote to approve the proposals at the special meeting. Because the exchange ratios are based on a twenty day average, the average stock price on which the final exchange ratio is based could differ substantially from the price per share of Desktop Metal Class common shares on the day on which you vote on the proposals being considered at the special meeting. In addition, the Effective Time will be three trading days after the exchange ratio is fixed and will not take into account any additional fluctuations in the trading price of Desktop Metal Class A common stock on NYSE during that three day period, even if the changes would result in a more favorable result for ExOne stockholders.
In addition, the Merger Agreement includes an adjustment to the number of Desktop Metal Class A common shares that may be issued to ensure that the total number of shares of Desktop Metal Class A common stock to be issued in the Mergers does not exceed 19.9% of the issued and outstanding of shares of Desktop Metal Class A common stock outstanding immediately prior to the Effective Time of the Mergers. This adjustment mechanism is necessary to ensure that Desktop Metal satisfies certain regulatory restrictions regarding issuing common shares without stockholder approval imposed by the NYSE with respect to issuance of Desktop Metal Class A common stock. In the event that this adjustment is triggered, the cash portion of the merger consideration of $8.50 per share will be increased and the number of Desktop Metal Class A common shares to be issued in exchange for each ExOne share will be decreased to the extent required to ensure that the total number of Desktop Metal Class A common shares to be issued to ExOne stockholders does not exceed the 19.9% limitation.
Finally, the cash portion of the merger consideration of $8.50 to be paid for each share of ExOne common stock is also subject to a possible adjustment. The Merger Agreement contains a provision that permits the exchange ratio and the cash portion of the merger consideration to be adjusted to ensure that the stock consideration in the Mergers is not less than 45% of the total consideration in the Mergers, as determined for U.S. federal income tax purposes. This adjustment mechanism is intended to ensure that the Mergers retain eligibility to be recognized as a “reorganization” within the meaning of Section 368(a) of the Code. This adjustment would occur if there is a very significant and sustained decrease in the value per share of Desktop Metal Class A common stock during the twenty day period on which the average stock price is based or during the three trading days leading to the Effective Time of the Mergers. If that occurs, then the cash portion of the merger consideration would be reduced, and the stock consideration would be increased on a dollar-for-dollar basis with such reduction, to the extent required to ensure that the stock consideration in the Mergers is not less than 45% of the total consideration in the Mergers, as determined for U.S. federal income tax purposes; provided, however, that in no event will the stock consideration be increased if such increase would result in the total number of Desktop Metal Class A common shares exceeding the 19.9% limitation and, in such case, the cash consideration in the Mergers would be reduced as set forth in this paragraph without a corresponding increase in the stock consideration in the Mergers.
It is impossible to accurately predict the market price of Desktop Metal Class A common stock at the Effective Time or during the period over which the average stock price is calculated or the effect of the adjustment provisions on the amount of cash to be paid or on the number of shares of Desktop Metal Class A common stock to be delivered as merger consideration. As a result, ExOne stockholders cannot be certain of the amount of cash or the number of shares or value of Desktop Metal Class A common stock to be delivered upon consummation of the Mergers and ExOne stockholders may receive merger consideration with a value that, at the time received, is less than or more than $25.50 per share for each share of ExOne common stock exchanged in the Mergers.
Desktop Metal and ExOne may have difficulty attracting, motivating and retaining executives and other key employees in light of the Mergers.
Desktop Metal’s success after the transaction will depend in part on the ability of Desktop Metal to retain key employees of ExOne. Competition for qualified personnel can be intense. Current and prospective employees of ExOne may experience uncertainty about the effect of the transaction, which may impair Desktop Metal’s and ExOne’s ability to attract, retain and motivate key management, sales, marketing, technical and other personnel prior to and following the Mergers. Employee retention may be particularly challenging during the pendency of the Mergers, as employees of ExOne may experience uncertainty about their future roles with the combined company.

If key employees of ExOne depart, the integration of the companies may be more difficult and/or the combined company’s business following the Mergers may be harmed. Furthermore, Desktop Metal may have to incur significant costs in identifying, hiring and retaining replacements for departing employees and may lose significant expertise and talent relating to the business of ExOne, and Desktop Metal’s ability to realize the anticipated benefits of the transaction may be adversely affected. Accordingly, no assurance can be given that Desktop Metal will be able to attract or retain key employees of ExOne to the same extent that ExOne has been able to attract or retain employees in the past.
Completion of the Mergers is subject to a number of conditions, some of which are outside of the parties’ control, and if any of these conditions are not satisfied or waived, the Mergers will not be completed.
The Merger Agreement contains a number of conditions that must be satisfied (or waived) before the parties are required to consummate the Mergers. Those conditions include, among other conditions:
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the approval by ExOne’s stockholders of the adoption of the Merger Agreement;

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the approval for listing on the NYSE, subject to official notice of issuance, of the shares of Desktop Metal Class A common stock to be issued to ExOne stockholders in the First Merger;

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the receipt of certain regulatory approvals and clearances, including the expiration or termination of all applicable waiting periods (and any extensions thereof) under the HSR Act and under the laws of certain non-U.S. jurisdictions;

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the absence of any temporary restraining orders, injunctions or other legal restraints that have the effect of preventing or making illegal the consummation of the Mergers;

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the effectiveness under the Securities Act of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part;

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subject to certain materiality exceptions, the accuracy of the representations and warranties of the parties;

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compliance by the parties in all material respects with their respective covenants under the Merger Agreement;

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the absence of a material adverse effect on either party since the date of the Merger Agreement; and

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the receipt by ExOne of a tax opinion from its counsel (or, if ExOne’s counsel is unable or unwilling to issue such opinion, from Desktop Metal’s Counsel), substantially to the effect that, for U.S. federal income tax purposes, the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, which such opinion shall be dated as of the closing date.

The required satisfaction or waiver of the foregoing conditions could delay the completion of the Mergers for a significant period of time or prevent it from occurring at all. Any delay in completing the Mergers could cause the parties not to realize some or all of the benefits that the parties expect to achieve following the completion of the Mergers. There can be no assurance that the conditions to the closing of the Mergers will be satisfied or waived or that the Mergers will be completed. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Mergers, see “The Merger Agreement — Conditions to Completion of the Mergers.”
In order to complete the Mergers, Desktop Metal and ExOne must make certain governmental filings and obtain certain governmental authorizations, and if such filings and authorizations are not made or granted or are granted with conditions to the parties, the closing of the Mergers may be jeopardized or the anticipated benefits of the Mergers may be reduced.
The closing of the Mergers is conditioned upon the expiration or termination of all applicable waiting periods (and any extensions thereof) under the HSR Act and the receipt of other authorizations, consents clearances or approvals required under certain other laws. The parties’ HSR notifications were filed with the FTC and the DOJ on August 25, 2021. Desktop Metal withdrew its HSR notification on September 24, 2021 and refiled the notification on September 28, 2021 in order to allow additional time for the initial review of the Mergers. The 30 calendar day waiting period under the HSR Act will therefore expire on October 28, 2021 unless Second Requests are issued to the parties.

As of the date of this proxy statement/prospectus, the parties have not satisfied the closing conditions to the Mergers, including with respect to the waiting period under the HSR Act and approval under the foreign investment law of Germany. We will provide notice of the satisfaction of the conditions to closing of the Mergers via the filing of a Current Report on Form 8-K. If the parties receive Second Requests (as defined herein) pursuant to the HSR Act, or if the Germany foreign investment law process is prolonged, it is likely that the parties will not have satisfied the closing conditions to the Mergers prior to the date of the special meeting, and closing of the Mergers could occur a significant time after the time of the special meeting. There is also a possibility that the closing conditions to the Merger will not be satisfied prior to the outside date of May 11, 2022, after which date either party may elect to terminate the Merger Agreement, subject to certain caveats. As a result, it is possible that factors outside the control of both companies could result in the Mergers being completed at a different time or not at all.
ExOne stockholders will not know the actual exchange ratio or the value of the Desktop Metal Class A common stock to be received as merger consideration until after the date of the special meeting.
Although Desktop Metal and ExOne have agreed in the Merger Agreement to use their reasonable best efforts, subject to certain limitations, to make certain other governmental filings or obtain the required governmental clearances and authorizations, as the case may be, there can be no assurance that the relevant waiting periods will expire or be terminated or that the relevant clearances and authorizations will be obtained. In addition, the governmental authorities with or from which these clearances or authorizations are required have broad discretion in administering the governing regulations. Whether and when required governmental clearances or authorizations are granted could be affected by (i) adverse developments in Desktop Metal’s or ExOne’s regulatory standing or any other factors considered by regulators in granting such clearances and authorizations; (ii) governmental, political or community group inquiries, investigations or opposition; or (iii) changes in legislation or the political environment generally. As a condition to clearances or authorization of the Mergers, governmental authorities may impose requirements, limitations or costs or place restrictions on the conduct of Desktop Metal’s business after completion of the Mergers. Such conditions, terms, obligations or restrictions may have the effect of delaying or preventing the closing of the Mergers or imposing additional material costs on or materially limiting the revenues of the combined company following the Mergers, or otherwise adversely affecting Desktop Metal’s businesses and results of operations after completion of the Mergers. In addition, these terms, obligations or restrictions may result in the delay or abandonment of the Mergers.
Desktop Metal’s and ExOne’s existing business relationships with third parties may be disrupted due to uncertainty associated with the Mergers, which could have an adverse effect on the results of operations, cash flows and financial position of Desktop Metal and ExOne.
Parties with which either Desktop Metal or ExOne do business may experience uncertainty associated with the Mergers, including relating to current or future business relationships with Desktop Metal, ExOne or the combined business. Desktop Metal’s and ExOne’s existing business relationships may be disrupted as parties with which Desktop Metal or ExOne do business may attempt to negotiate changes in existing business relationships or instead consider entering into business relationships with parties other than Desktop Metal, ExOne or the combined business. These disruptions could have an adverse effect on the businesses, financial condition, results of operations or prospects of the combined business, including an adverse effect on Desktop Metal’s ability to realize the anticipated benefits of the Mergers. The risk, and adverse effect, of such disruptions could be exacerbated by a delay in completion of the Mergers or termination of the Merger Agreement.
Certain executive officers and directors of ExOne may have interests in the Mergers that differ from your interests as a stockholder of ExOne.
In considering the recommendation of the ExOne Board to vote for the adoption of the Merger Agreement, ExOne stockholders should be aware that the non-employee directors and executive officers of ExOne may have certain interests in the Mergers that are different from or in addition to the interests of ExOne stockholders generally. These interests include, among others, the accelerated vesting of outstanding equity awards pursuant to the Merger Agreement, potential severance benefits and other payments and rights to ongoing indemnification and insurance coverage. The ExOne Board was aware of and considered those interests, among other matters, when evaluating and negotiating the Merger Agreement and approving the Merger Agreement, and in making its recommendation that the stockholders approve the adoption of the Merger Agreement.
For more information, see “Interests of ExOne’s Directors and Executive Officers in the Mergers.”
Failure to complete the Mergers could negatively impact the stock price and the future business and financial results of each of Desktop Metal and ExOne.
If the Mergers are not completed for any reason, the ongoing businesses of Desktop Metal and ExOne may be adversely affected, and without realizing any benefits of having completed the Mergers, Desktop Metal and ExOne would be subject to a number of risks, including the following:
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Desktop Metal and ExOne may experience negative reactions from the financial markets, including negative impacts on their respective stock prices;

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Desktop Metal and ExOne may experience negative reactions from their employees;

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Desktop Metal and ExOne may experience adverse impacts on their relationships with customers, vendors and industry contracts which could adversely affect their respective results of operations and financial condition;

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Desktop Metal and ExOne will be required to pay certain costs relating to the Mergers, whether or not the Mergers are completed;

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Desktop Metal and ExOne may have expended substantial commitments of time and resources on matters relating to the Mergers (including integration planning), which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to either Desktop Metal or ExOne as an independent company; and

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in certain circumstances, Desktop Metal or ExOne may be required to pay a termination fee of $11.5 million to the other party.

In addition to the above risks, if the Merger Agreement is terminated and either party’s board of directors instead seeks an alternative transaction, such party’s stockholders cannot be certain that such party will be able to find another party willing to engage in a transaction on more attractive terms than those contemplated by the Merger Agreement.
If the Mergers are not completed, these risks may materialize and may adversely affect Desktop Metal’s and/or ExOne’s businesses, financial condition, results of operations and stock prices.
The Merger Agreement subjects Desktop Metal and ExOne to restrictions on their respective business activities during the period while the Mergers are pending.
The Merger Agreement contains restrictions on the ability of Desktop Metal and ExOne to take certain actions and generally obligates each of Desktop Metal and ExOne to conduct its business and the business of its subsidiaries in all material respects in the ordinary course during the period of time while the Mergers are pending absent the prior written consent of the other party. These restrictions could prevent Desktop Metal and ExOne from pursuing certain business opportunities that arise prior to the consummation of the Mergers or termination of the Merger Agreement and are outside the ordinary course of business. If Desktop Metal or ExOne is unable to take actions it believes are beneficial, such restrictions could have an adverse effect on Desktop Metal’s or ExOne’s, as applicable, business, financial condition and results of operations. See “The Merger Agreement — Conduct of Business Pending the Mergers.”
The Merger Agreement contains provisions that could discourage a potential competing acquirer of ExOne from making a favorable proposal and, in specified circumstances, could require ExOne to make a termination payment to Desktop Metal.
Pursuant to the Merger Agreement, ExOne has agreed, among other things, not to (i) solicit, initiate or knowingly encourage or knowingly induce or facilitate the making, submission or announcement of any inquiries, proposals or offers constituting or that would reasonably be expected to lead to an ExOne acquisition proposal, (ii) make available any non-public information regarding ExOne to any person (other than Desktop Metal or its representatives) in response to an ExOne acquisition proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an ExOne acquisition proposal, (iii) engage in discussions or negotiations with any Person with respect to any ExOne acquisition proposal (other than to state that they currently are not permitted to have discussions), (iv) approve, endorse or recommend any ExOne acquisition proposal, (v) make or authorize any statement, recommendation or solicitation in support of any ExOne acquisition proposal or any proposal, inquiry or offer that would reasonably be expected to lead to ExOne acquisition proposal, or (vi) enter into any letter of intent or agreement in principle or any contract providing for, relating to or in connection with any ExOne acquisition proposal, in each case subject to certain exceptions to permit members of the ExOne Board to comply with their duties as directors under applicable law. Notwithstanding these “no-shop” restrictions, prior to obtaining ExOne stockholder approval of the adoption of the Merger Agreement, under certain specified circumstances the ExOne Board may change its recommendation to stockholders and ExOne may also terminate the Merger Agreement to accept a superior acquisition proposal upon payment of an $11.5 million termination fee to Desktop Metal. See “The Merger Agreement — ExOne Change in Recommendation; Termination for Superior Proposal” and “The Merger Agreement — Termination of the Merger Agreement.”
These provisions could discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of ExOne from considering or proposing such an acquisition or might result in a potential competing acquirer proposing to pay a lower value than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances under the Merger Agreement.
The shares of Desktop Metal Class A common stock to be received by ExOne stockholders upon completion of the Mergers will have different rights from shares of ExOne common stock.
ExOne stockholders, whose rights are currently governed by ExOne’s certificate of incorporation, ExOne’s bylaws and Delaware law, will upon completion of the Mergers become stockholders of Desktop Metal and as such, their rights will be governed by the Desktop Metal charter and the Desktop Metal bylaws, although they will continue to be governed by Delaware law. As a result, ExOne stockholders will have different rights than they currently have as ExOne stockholders, which may be less favorable than their current rights. These differences are described in detail in the section titled “Comparison of Stockholders’ Rights.”
After the Mergers, ExOne stockholders will have lower percentage ownership and voting percentage interests in Desktop Metal than they currently have in ExOne and will exercise less influence over management.
The actual number of shares of Desktop Metal Class A common stock to be issued and reserved for issuance in connection with the Mergers will be determined at completion of the Mergers based on the terms of the Merger Agreement and the number of shares of ExOne common stock outstanding at that time. ExOne stockholders will hold, in the aggregate, between approximately 13.0% and 15.5% of the issued and outstanding shares of Desktop Metal Class A common stock immediately following the closing of the First Merger based on the number of issued and outstanding shares of Desktop Metal Class A common stock and ExOne common stock as of October 4, 2021, and based on the minimum and maximum potential exchange ratios of 1.7522 and 2.1416, respectively. These estimated percentages do not take into account any additional Desktop Metal shares to be issued in exchange for vested but unexercised ExOne Options or the ESPP. The Merger Agreement contains an adjustment that limits the maximum number of shares of Desktop Metal Class A common stock that may be issued in connection with the Mergers to no more than 19.9% of the total number of shares of Desktop Metal Class A common stock that are issued and outstanding immediately prior to the First Merger. Consequently, current ExOne stockholders will have less influence over the management and policies of Desktop Metal after the Mergers than they currently have over the management and policies of ExOne.
Litigation challenging the Mergers may increase costs and prevent the Mergers from being completed within the expected timeframe, or from being completed at all.
Desktop Metal, ExOne and members of ExOne’s board of directors have been, and Desktop Metal, ExOne and members of their respective boards of directors may in the future be parties to various claims and litigation related to the Merger Agreement or the Mergers. See “Proposal 1: Adoption of the Merger Agreement — The Mergers — Litigation Related to the Merger.” One of the conditions to completion of the Mergers is the absence of any judgment, order or injunction that has the effect of prohibiting completion of the Mergers. Accordingly, if litigation is filed challenging the Mergers and a plaintiff is successful in obtaining an order enjoining completion of the Mergers, then such order may prevent the Mergers from being completed, or from being completed within the expected time frame. Moreover, litigation could be time consuming and expensive, could divert the attention of Desktop Metal’s and ExOne’s management away from their regular businesses, and, if adversely resolved against either Desktop Metal or ExOne or their respective directors, could have a material adverse effect on Desktop Metal’s and ExOne’s respective financial condition.
Desktop Metal and ExOne will incur significant transaction costs in connection with the Mergers.
Desktop Metal and ExOne expect to incur a number of non-recurring costs associated with the Mergers and combining the operations of the two companies. The significant, non-recurring costs associated with the Mergers include, among others, fees and expenses of financial, legal and other advisors and representatives, filing fees due in connection with filings required by governmental agencies and filing fees and printing and mailing costs for this proxy statement/prospectus. Some of these costs have already been incurred or may be incurred regardless of whether the Mergers are completed, including a portion of the fees and expenses of financial advisors, legal advisors and other advisors and representatives and filing fees for this proxy statement/prospectus. Desktop Metal also will incur significant transaction fees and costs in connection with its formulating and implementing integration plans with respect to the two companies. Desktop Metal continues to assess the magnitude of these costs, and additional unanticipated costs may be incurred in the Mergers and the integration of the two companies’ businesses. Although Desktop Metal expects that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow Desktop Metal to offset integration-related costs over time, this net benefit may not be achieved in the near term, or at all.
Each of Desktop Metal and ExOne are required, under certain circumstances, to pay a termination fee that if paid, may materially and adversely affect such party’s financial results.
Desktop Metal may be required, under certain circumstances in connection with a termination of the Merger Agreement, to pay ExOne a termination fee of $11.5 million, which could materially and adversely affect Desktop Metal’s financial condition and results of operations. Alternatively, ExOne may be required, under certain circumstances in connection with a termination of the Merger Agreement, to pay Desktop Metal a termination fee of $11.5 million, which may materially and adversely affect ExOne’s financial results.
If the Mergers, taken together, do not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, there may be adverse tax consequences to U.S. holders of ExOne common stock.
For U.S. federal income tax purposes, the Mergers, taken together, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The closing of the Mergers is conditioned on the receipt by ExOne of an opinion of counsel substantially to the effect that, for U.S. federal income tax purposes, the Mergers will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. However, this opinion will not be binding on the IRS or on the courts. Neither Desktop Metal nor ExOne has sought or will seek a ruling from the IRS regarding the U.S. federal income tax consequences of the Mergers. If, for any reason, the Mergers, taken together, were to fail to qualify as a “reorganization” within the meaning of Section 368(a), then a U.S. holder of ExOne common stock generally would recognize gain or loss, as applicable, equal to the difference between the sum of the amount of cash and the fair market value of Desktop Metal Class A common stock received by the U.S. holder in the Mergers and the U.S. holder’s tax basis in its shares of ExOne common stock surrendered, and the U.S. holder’s holding period of the shares of Desktop Metal Class A common stock received in the Mergers would begin on the day after the date of the Mergers.

RISK FACTORS RELATING TO DESKTOP METAL FOLLOWING THE MERGERS
The failure to successfully integrate the businesses and operations of Desktop Metal and ExOne in the expected time frame may adversely affect the combined company’s future results.
Desktop Metal and ExOne have operated and, until the completion of the Mergers, will continue to operate independently. There can be no assurances that their businesses can be integrated successfully. It is possible that the integration process could result in the loss of key Desktop Metal or ExOne employees, the loss of customers, the disruption of either company’s or both companies’ ongoing businesses, inconsistencies in standards, controls, procedures and policies, unexpected integration issues, higher than expected integration costs and an overall post-completion integration process that takes longer than originally anticipated. Specifically, the following issues, among others, must be addressed in integrating the operations of Desktop Metal and ExOne in order to realize the anticipated benefits of the Mergers so the combined company performs as expected:
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combining the companies’ operations and corporate functions;

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combining the businesses of Desktop Metal and ExOne and meeting the capital requirements of the combined company, in a manner that permits the combined company to achieve any cost savings or other synergies anticipated to result from the Mergers, the failure of which would result in the anticipated benefits of the Mergers not being realized in the time frame currently anticipated or at all;

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integrating personnel from the two companies, especially in the COVID-19 environment which has required many Desktop Metal employees and a portion of ExOne employees to work remotely in many locations;

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integrating and unifying the offerings and services available to customers;

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identifying and eliminating redundant and underperforming functions and assets;

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harmonizing the companies’ operating practices, employee development and compensation programs, internal controls and other policies, procedures and processes;

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maintaining existing agreements with customers, suppliers, distributors and vendors, avoiding delays in entering into new agreements with prospective customers, suppliers, distributors and vendors, and leveraging relationships with such third parties for the benefit of the combined company;

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addressing possible differences in business backgrounds, corporate cultures and management philosophies;

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consolidating the companies’ administrative and information technology infrastructure;

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coordinating distribution and marketing efforts;

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coordinating geographically dispersed organizations; and

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effecting actions that may be required in connection with obtaining regulatory or other governmental approvals.

In addition, at times the attention of certain members of either company’s or both companies’ management and resources may be focused on completion of the Mergers and the integration of the businesses of the two companies and diverted from day-to-day business operations or other opportunities that may have been beneficial to such company, which may disrupt each company’s ongoing business and the business of the combined company.
The combined company may not be able to retain customers, suppliers or distributors, or customers, suppliers or distributors may seek to modify contractual relationships with the combined company, which could have an adverse effect on the combined company’s business and operations. Third parties may terminate or alter existing contracts or relationships with Desktop Metal or ExOne.
As a result of the Mergers, the combined company may experience impacts on relationships with customers, suppliers and distributors that may harm the combined company’s business and results of operations. Certain customers, suppliers or distributors may seek to terminate or modify contractual obligations following the Mergers whether or not contractual rights are triggered as a result of the Mergers. There can be no guarantee that customers, suppliers and distributors will remain with or continue to have a relationship with the combined company or do so on the same or similar contractual terms following the Mergers. If any customers, suppliers or distributors seek to terminate or modify contractual obligations or discontinue the relationship with the combined company, then the combined company’s business and results of operations may be harmed. Furthermore, the combined company will not have long-term arrangements with many of its significant suppliers. If the combined company’s suppliers were to seek to terminate or modify an arrangement with the combined company, then the combined company may be unable to procure necessary supplies from other suppliers in a timely and efficient manner and on acceptable terms, or at all.
Desktop Metal and ExOne also have contracts with vendors, landlords, licensors and other business partners which may require Desktop Metal or ExOne, as applicable, to obtain consent from these other parties in connection with the Mergers, or which may otherwise contain limitations applicable to such contracts following the Mergers. If these consents cannot be obtained, the combined company may suffer a loss of potential future revenue, incur costs and lose rights that may be material to the combined company’s business. In addition, third parties with whom Desktop Metal or ExOne currently have relationships may terminate or otherwise reduce the scope of their relationship with either party in anticipation of the Mergers. Any such disruptions could limit the combined company’s ability to achieve the anticipated benefits of the Mergers. The adverse effect of any such disruptions could also be exacerbated by a delay in the completion of the Mergers or by a termination of the Merger Agreement.
The market price of Desktop Metal Class A common stock after completion of the Mergers will continue to fluctuate, and may be affected by factors different from those affecting shares of ExOne common stock currently.
Upon completion of the First Merger, holders of ExOne common stock will become holders of shares of Desktop Metal Class A common stock. The market price of Desktop Metal Class A common stock may fluctuate significantly following consummation of the transaction and holders of ExOne common stock could lose the value of their investment in Desktop Metal Class A common stock. The issuance of shares of Desktop Metal Class A common stock in the First Merger could on its own have the effect of depressing the market price for Desktop Metal Class A common stock. In addition, many ExOne stockholders may decide not to hold the shares of Desktop Metal Class A common stock they receive as a result of the First Merger. Other ExOne stockholders, such as funds with limitations on their permitted holdings of stock in individual issuers, may be required to sell the shares of Desktop Metal Class A common stock they receive as a result of the First Merger. Such sales of Desktop Metal Class A common stock may take place shortly following the completion of the transaction and could have the effect of depressing the market price for Desktop Metal Class A common stock.
Moreover, general fluctuations in stock markets, any decline of Desktop Metal Class A common stock in connection with fluctuations or pullback in the market related to post-acquisition special purpose acquisition companies, as well as fluctuations in the stock price of ExOne and Desktop Metal’s publicly traded competitors in the 3D printing or additive manufacturing businesses could have a material adverse effect on the market for, or liquidity of, the Desktop Metal Class A common stock, regardless of Desktop Metal’s actual operating performance.
The businesses of Desktop Metal differ from those of ExOne in important respects, and, accordingly, the results of operations of Desktop Metal after the transaction, as well as the market price of Desktop Metal Class A common stock, may be affected by factors different from those currently affecting the results of operations of ExOne. Following the closing of the Mergers, ExOne will be part of a larger company with other lines of business, so decisions affecting ExOne may be made based on considerations relating to the larger combined business as a whole rather than the ExOne business individually. For further information on the businesses of Desktop Metal and ExOne and certain factors to consider in connection with those businesses, see the documents incorporated by reference into this proxy statement/prospectus and referred to under “Where You Can Find More Information” and the section titled “Information About Desktop Metal.”
The Mergers may not be accretive, and may be dilutive, to Desktop Metal’s earnings per share, which may negatively affect the market price of Desktop Metal Class A common stock.
Desktop Metal currently anticipates that the Mergers will be initially dilutive to its forecasted earnings per share on a standalone basis. This expectation is based on preliminary estimates, which may materially change. Desktop Metal may also have additional transaction-related costs, may fail to realize all of the benefits anticipated in the Mergers or may be subject to other factors that affect preliminary estimates or its ability to realize operational efficiencies or other anticipated synergies. Any of these factors could cause a decrease in Desktop Metal’s earnings per share or decrease or delay the expected effect of the Merger and contribute to a decrease in the price of Desktop Metal common stock.
While no assurances can be given as to future financial performance, Desktop Metal currently believes that in the long term the acquisition of ExOne will be accretive to its earnings per share. This expectation is based on preliminary estimates that may materially change. Furthermore, unplanned future events and conditions could reduce or delay the accretion that is currently projected or result in the Mergers being dilutive to Desktop Metal’s earnings per share, including adverse changes in market conditions, additional transaction and integration related costs and other factors such as the failure to realize some or all of the benefits anticipated in the Mergers. Any dilution of, reduction in or delay of any accretion to, Desktop Metal’s earnings per share could cause the price of shares of Desktop Metal Class A common stock to decline or grow at a reduced rate.
The unaudited pro forma condensed combined financial data included in this proxy statement/prospectus is presented for illustrative purposes only and the actual financial condition and results of operations of the combined company following the Mergers may differ materially.
The unaudited pro forma condensed combined financial data contained in this proxy statement/prospectus is presented for illustrative purposes only, is based on various adjustments, assumptions and preliminary estimates and may not be an indication of the combined company’s financial condition or results of operations following the Mergers for several reasons. The actual financial condition and results of operations of Desktop Metal following the transaction may not be consistent with, or evident from, these unaudited pro forma condensed combined financial data. In addition, the assumptions used in preparing the unaudited pro forma financial information may not prove to be accurate, and other factors may affect Desktop Metal’s financial condition or results of operations following the transaction. Any potential decline in Desktop Metal’s financial condition or results of operations may cause significant variations in the stock price of Desktop Metal. For more information, see the section titled “Unaudited Pro Forma Condensed Combined Financial Data of Desktop Metal and ExOne.”
The future results of the combined company may be adversely impacted if Desktop Metal does not effectively manage its expanded operations following completion of the Mergers.
Following completion of the Mergers, the size of the combined company’s business will be significantly larger than the current size of either Desktop Metal’s or ExOne’s respective businesses. Desktop Metal’s ability to successfully manage this expanded business will depend, in part, upon management’s ability to implement an effective integration of the two companies and its ability to manage a combined business with significantly larger size and scope with the associated increased costs and complexity. Desktop Metal’s management may not be successful and Desktop Metal may not realize the expected operating efficiencies, cost savings and other benefits currently anticipated from the Mergers.
Declaration, payment and amounts of dividends, if any, distributed to stockholders of the combined company will be uncertain.
Desktop Metal has not historically paid cash dividends on its capital stock. Whether any dividends are declared or paid to stockholders of the combined company, and the amounts of any such dividends that are declared or paid, are uncertain and depend on a number of factors. If dividends are paid to stockholders of the combined company, they may not be of the same amount as may have been paid by ExOne to its stockholders prior to the Mergers. The Desktop Metal board of directors will have the discretion to determine the dividend policy of the combined company, including the amount and timing of dividends, if any, that the combined company may declare from time to time, which may be impacted by any of the following factors:
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the combined company may not have enough cash to pay such dividends or to repurchase shares due to its cash requirements, capital spending plans, cash flow or financial position;

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decisions on whether, when and in which amounts to make any future distributions will remain at all times entirely at the discretion of the Desktop Metal board of directors, which could change its dividend practices at any time and for any reason;

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the combined company’s desire to maintain or improve the credit ratings on its debt;

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the amount of dividends that the combined company may distribute to its stockholders is subject to restrictions under Delaware law; and

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certain limitations on the amount of dividends subsidiaries of the combined company can distribute to the combined company, as imposed by state law, regulators or agreements.

Stockholders should be aware that they have no contractual or other legal right to dividends that have not been declared.
The combined company is subject to risks arising from the ongoing COVID-19 pandemic.
The outbreak of COVID-19, which the World Health Organization declared a pandemic in March 2020, has spread across the globe and disrupted the global economy. Governmental actions to reduce the spread of COVID-19 have negatively impacted the macroeconomic environment in many ways, while the pandemic itself has significantly increased economic uncertainty and, for a time, abruptly reduced economic activity.
The extent to which the ongoing COVID-19 pandemic will impact the combined company is highly uncertain and is difficult to predict. The pandemic’s effects and their extent will depend on various factors, including, but not limited to, the duration, scope and impact of the pandemic, restrictions on business and social distancing guidelines that may be requested or mandated by governmental authorities and how quickly and to what extent normal economic and operating conditions can resume. Relevant adverse consequences of the pandemic could include reduced liquidity, increased volatility of the Desktop Metal’s stock price, operational disruption or failure due to spread of disease within the combined company or due to restrictions on business and social distancing guidelines imposed or requested by governmental authorities, unavailability of raw materials, disruption in the supply chain and increased cybersecurity and fraud risks due to increased online and remote activity, as well as the adverse consequences of a macroeconomic slowdown, recession or depression.
ExOne manufactures its 3D printing machines at facilities in Gersthofen, Germany and North Huntingdon, Pennsylvania and maintains other operations facilities for the United States and Japan. If the operations of one or more of these facilities are materially disrupted as a result of COVID-19, the combined company may be unable to fulfill certain customer orders for the period of the disruption, may not be able to recognize revenue on certain orders and might need to modify our standard sales terms to secure commitments of customers during the period of the disruption and perhaps longer. Depending on the cause of the disruption, we could incur significant costs to remedy the disruption. COVID-19 may also have an adverse effect on the future capital expenditure decisions of customers outside of their normal spending cycles, which may impact the timing and extent of such decisions.
Even after the COVID-19 pandemic has subsided, the combined company may continue to experience adverse impacts to its business as a result of the global economic impact of the COVID-19 pandemic, including reduced availability of credit, adverse impacts on liquidity and the negative financial effects from any recession, depression or period of heightened inflation that may occur.
Any impairment of the combined company’s tangible, definite-lived intangible or indefinite-lived intangible assets, including goodwill, may adversely impact the combined company’s financial position and results of operations.
The Mergers will be accounted for using the acquisition method of accounting under the provisions of ASC 805, Business Combinations, with Desktop Metal representing the accounting acquirer under this guidance. Desktop Metal will record assets acquired, including identifiable intangible assets, and liabilities assumed from ExOne at their respective fair values at the date of completion of the Mergers. Any excess of the purchase price over the net fair value of such assets and liabilities will be recorded as goodwill. In connection with the Mergers, the combined company is expected to record significant goodwill and other intangible assets on its consolidated balance sheet. See “Unaudited Pro Forma Condensed Combined Financial Data of Desktop Metal and ExOne.”
Indefinite-lived intangible assets, including goodwill, will be tested for impairment at least annually, and all tangible and intangible assets including goodwill will be tested for impairment when certain indicators are present. If, in the future, the combined company determines that tangible or intangible assets, including goodwill, are impaired, the combined company would record an impairment charge at that time. Impairment testing of goodwill and intangible assets requires significant use of judgment and assumptions, particularly as it relates to the determination of fair value. A decrease in the long- term economic outlook and future cash flows of the combined company’s business could significantly impact asset values and potentially result in the impairment of intangible assets, including goodwill, which may have a material adverse impact on the combined company’s financial position and results of operations.

RISK FACTORS RELATING TO DESKTOP METAL’S BUSINESS
References in this subsection to “we,” “us” and “our” refer to Desktop Metal and its consolidated subsidiaries.
Risks Related to Our Financial Position and Need for Additional Capital
We are an early-stage company with a history of losses. We have not been profitable historically and may not achieve or maintain profitability in the future.
We experienced net losses in each year from our inception, including net losses of $34.0 million and $103.6 million for the years ended December 31, 2020 and 2019, respectively. We believe we will continue to incur operating losses and negative cash flow in the near-term as we continue to invest significantly in our business, in particular across our research and development efforts and sales and marketing programs. These investments may not result in increased revenue or growth in our business.
In addition, as a public company, we incur significant additional legal, accounting and other expenses that we did not incur as a private company. As we acquire and integrate other companies, we will also incur additional legal, accounting and other expenses. These increased expenditures may make it harder for us to achieve and maintain future profitability. Revenue growth and growth in our customer base may not be sustainable, and we may not achieve sufficient revenue to achieve or maintain profitability. While we have generated revenue in the past, we have only recently begun commercial shipments of several of our announced additive manufacturing solutions, some of which are expected to generate a substantial portion of our revenue going forward, and it is difficult for us to predict our future operating results. We may incur significant losses in the future for a number of reasons, including due to the other risks described in this proxy statement/prospectus, and we may encounter unforeseen expenses, difficulties, complications and delays and other unknown events. As a result, our losses may be larger than anticipated, we may incur significant losses for the foreseeable future, and we may not achieve profitability when expected, or at all, and even if we do, we may not be able to maintain or increase profitability. Furthermore, if our future growth and operating performance fail to meet investor or analyst expectations, or if we have future negative cash flow or losses resulting from our investment in acquiring customers or expanding our operations, this could have a material adverse effect on our business, financial condition and results of operations.
Our limited operating history and rapid growth makes evaluating our current business and future prospects difficult and may increase the risk of your investment.
Much of our growth has occurred in recent periods. Our limited operating history may make it difficult for you to evaluate our current business and our future prospects, as we continue to grow our business. Our ability to forecast our future operating results is subject to a number of uncertainties, including our ability to plan for and model future growth. We have encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly evolving industries, as we continue to grow our business. If our assumptions regarding these uncertainties, which we use to plan our business, are incorrect or change in reaction to changes in our markets, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations, our business could suffer, and the trading price of our stock may decline. We intend to derive a substantial portion of our revenues from the sales of a number of products which began commercial shipments in late 2020, and we continue to develop additional products which are in the late stages of development and scheduled to begin commercial shipments in the second half of 2021. There are no assurances that we will be able to secure future business with customers or that such products will begin commercial shipments on our planned timelines.
It is difficult to predict our future revenues and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business. If actual results differ from our estimates or we adjust our estimates in future periods, our operating results and financial position could be materially affected.
Our operating results and financial condition may fluctuate from period to period.
Our operating results and financial condition fluctuate from quarter-to-quarter and year-to-year and are likely to continue to vary due to a number of factors, many of which will not be within our control.

Both our business and the additive manufacturing industry are changing and evolving rapidly, and our historical operating results may not be useful in predicting our future operating results. If our operating results do not meet the guidance that we provide to the marketplace or the expectations of securities analysts or investors, the market price of our Class A common stock will likely decline. Fluctuations in our operating results and financial condition may be due to a number of factors, including:
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the degree of market acceptance of our products and services;

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our ability to compete with competitors and new entrants into our markets;

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the mix of products and services that we sell during any period;

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the timing of our sales and deliveries of our products to customers;

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the geographic distribution of our sales;

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changes in our pricing policies or those of our competitors, including our response to price competition;

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changes in the amount that we spend to develop and manufacture new products or technologies;

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changes in the amounts that we spend to promote our products and services;

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changes in the cost of satisfying our warranty obligations and servicing our installed customer base;

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expenses and/or liabilities resulting from litigation;

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delays between our expenditures to develop and market new or enhanced solutions and the generation of revenue from those solutions;

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unforeseen liabilities or difficulties in integrating our acquisitions or newly acquired businesses;

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disruptions to our information technology systems or our third-party contract manufacturers;

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general economic and industry conditions that effect customer demand;

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the impact of the COVID-19 pandemic on our customers, suppliers, manufacturers and operations; and

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changes in accounting rules and tax laws.

In addition, our revenues and operating results may fluctuate from quarter-to-quarter and year-to-year due to our sales cycle and seasonality among our customers. Generally, our additive manufacturing solutions are subject to the adoption and capital expenditure cycles of our customers. As a result, we typically conduct a larger portion of our business during the fourth quarter of our fiscal year relative to the other quarters. Additionally, for our more complex solutions, which may require additional facilities investment, potential customers may spend a substantial amount of time performing internal assessments prior to making a purchase decision. This may cause us to devote significant effort in advance of a potential sale without any guarantee of receiving any related revenues. As a result, revenues and operating results for future periods are difficult to predict with any significant degree of certainty, which could lead to adverse effects on our inventory levels and overall financial condition.
Due to the foregoing factors, and the other risks discussed in this proxy statement/prospectus, you should not rely on quarter-over-quarter and year-over-year comparisons of our operating results as an indicator of our future performance.
We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.
We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges and opportunities, including the need to develop new features or enhance our products, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds if our existing sources of cash and any funds generated from operations do not provide us with sufficient capital. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Class A common stock. Any debt financing that we may secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges and opportunities could be significantly impaired, and our business may be adversely affected.
Risks Related to Acquisitions
As part of our growth strategy, we intend to continue to acquire or make investments in other businesses, patents, technologies, products or services. Our efforts to do so, or our failure to do so successfully, could disrupt our business and have an adverse impact on our financial condition.
As part of our business strategy, we are acquiring and investing in other companies, patents, technologies, products and/or services. To the extent we seek to grow our business through acquisitions, we may not be able to successfully identify attractive acquisition opportunities or consummate any such acquisitions if we cannot reach an agreement on commercially favorable terms, if we lack sufficient resources to finance the transaction on our own and cannot obtain financing at a reasonable cost or if regulatory authorities prevent such transaction from being consummated. The identification of potential targets, negotiation with targets and due diligence may divert management’s attention from their day-to-day responsibilities and require the incurrence of related costs. In addition, competition for acquisitions in the markets in which we operate during recent years has increased, and may continue to increase, which may result in an increase in the costs of acquisitions or cause us to refrain from making certain acquisitions. We may not be able to complete future acquisitions on favorable terms, if at all.
If we do complete future acquisitions, we cannot assure you that they will ultimately strengthen our competitive position or that they will be viewed positively by customers, financial markets or investors. Furthermore, future acquisitions could pose numerous additional risks to our operations, including:
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diversion of management’s attention from their day-to-day responsibilities;

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unanticipated costs or liabilities associated with the acquisition;

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incurrence of acquisition-related costs, which would be recognized as a current period expense;

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problems integrating the purchased business, products or technologies;

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challenges in achieving strategic objectives, cost savings and other anticipated benefits;

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inability to maintain relationships with key customers, suppliers, vendors and other third parties on which the purchased business relies;

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the difficulty of incorporating acquired technology and rights into our platform and of maintaining quality and security standards consistent with our brand;

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difficulty in maintaining controls, procedures and policies during the transition and integration;

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challenges in integrating the new workforce and the potential loss of key employees, particularly those of the acquired business; and

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use of substantial portions of our available cash or the incurrence of debt to consummate the acquisition.

If we proceed with a particular acquisition, we may have to use cash, issue new equity securities with dilutive effects on existing shareholders, incur indebtedness, assume contingent liabilities or amortize assets or expenses in a manner that might have a material adverse effect on our financial condition and results of operations. Acquisitions will also require us to record certain acquisition-related costs and other items as current period expenses, which would have the effect of reducing our reported earnings in the period in which an acquisition is consummated. In addition, we could also face unknown liabilities or write-offs due to our acquisitions, which could result in a significant charge to our earnings in the period in which they occur. We will also be required to record goodwill or other long-lived asset impairment charges (if any) in the periods in which they occur, which could result in a significant charge to our earnings in any such period.
Achieving the expected returns and synergies from future acquisitions will depend, in part, upon our ability to integrate the products and services, technology, administrative functions and personnel of these businesses into our product lines in an efficient and effective manner. We cannot assure you that we will be able to do so, that our acquired businesses will perform at levels and on the timelines anticipated by our management or that we will be able to obtain these synergies. In addition, acquired technologies and intellectual property may be rendered obsolete or uneconomical by our own or our competitors’ technological advances. Management resources may also be diverted from operating our existing businesses to certain acquisition integration challenges. If we are unable to successfully integrate acquired businesses, our anticipated revenues and profits may be lower. Our profit margins may also be lower, or diluted, following the acquisition of companies whose profit margins are less than those of our existing businesses.
We may experience difficulties in integrating the operations of acquired companies into our business and in realizing the expected benefits of these acquisitions.
Acquisition involve numerous risks, any of which could harm our business and negatively affect our financial condition and results of operations. The success of recent acquisitions will depend in part on our ability to realize the anticipated business opportunities from combining the operations of acquired companies with our business in an efficient and effective manner. These integration processes could take longer than anticipated and could result in the loss of key employees, the disruption of each company’s ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect our ability to maintain relationships with customers, employees or other third parties, or our ability to achieve the anticipated benefits of the acquisitions, and could harm our financial performance. If we are unable to successfully or timely integrate the operations of acquired companies with our business, we may incur unanticipated liabilities and be unable to realize the revenue growth, synergies and other anticipated benefits resulting from the acquisitions, and our business, results of operations and financial condition could be materially and adversely affected.
We have incurred significant costs in connection with the recent acquisitions. The substantial majority of these costs are non-recurring acquisition expenses. These non-recurring costs and expenses are reflected in the unaudited pro forma condensed combined financial information included in this proxy statement/prospectus. We may incur additional costs in the integration of acquired companies, and may not achieve cost synergies and other benefits sufficient to offset the incremental costs of these acquisitions.
Risks Related to Our Business and Industry
We may experience significant delays in the design, production and launch of our additive manufacturing solutions, and we may be unable to successfully commercialize products on our planned timelines.
Several of our announced additive manufacturing solutions are yet to be commercially released. There are often delays in the design, testing, manufacture and commercial release of new products, and any delay in the launch of our products could materially damage our brand, business, growth prospects, financial condition and operating results. Even if we successfully complete the design, testing and manufacture for one or all of our products under development, we may fail to develop a commercially successful product on the timeline we expect for a number of reasons, including:
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misalignment between the products and customer needs;

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lack of innovation of the product;

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failure of the product to perform in accordance with the customer’s industry standards;

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ineffective distribution and marketing;

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delay in obtaining any required regulatory approvals;

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unexpected production costs; or

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release of competitive products.

Our success in the market for the products we develop will depend largely on our ability to prove our products’ capabilities in a timely manner. Upon demonstration, our customers may not believe that our products and/or technology have the capabilities they were designed to have or that we believe they have. Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with another larger and more established company or may take longer than expected to make the decision to order our products. Significant revenue from new product investments may not be achieved for a number of years, if at all. If the timing of our launch of new products and/or of our customers’ acceptance of such products is different than our assumptions, our revenue and results of operations may be adversely affected.
Additionally, we are building out parts-as-a-service offering for customers, which may present similar challenges to those outlined above with respect to the design, production, and launch of new additive manufacturing solutions. In particular, we may fail to develop a commercially successful offering if we are unable to meet customer needs or industry standards, if we fail to meet customer price expectations, or if our marketing and distribution strategy proves ineffective. If we are unsuccessful in establishing such an offering, sales of our additive manufacturing solutions and our overall operating results could suffer. To date we have not recognized any material revenues from the parts-as-a-service business model.
Our business activities may be disrupted due to the ongoing impact of the COVID-19 pandemic.
We face various risks and uncertainties related to the ongoing impact of the of COVID-19 pandemic. Over the past year, the continued spread of COVID-19 has led to disruption and volatility in the global economy and capital markets, which increases the cost of capital and adversely impacts access to capital. Government-enforced travel bans and business closures around the world have significantly impacted our ability to sell, install and service our additive manufacturing systems at customers around the world. It has, and may continue to, disrupt our third-party contract manufacturers and supply chain. We currently anticipate customer payment delays for our products which could negatively impact our results of operations. We also expect some delays in installation of our products at customers’ facilities, which could lead to postponed revenue recognition for those transactions. In addition, installation delays could prevent us from achieving anticipated consumable revenues due to systems being put into operation later than expected. Furthermore, if significant portions of our workforce are unable to work effectively, including because of illness, quarantines, government actions, facility closures, remote working or other restrictions in connection with the COVID-19 pandemic, our operations will likely be adversely impacted.
If the COVID-19 pandemic continues for a prolonged duration, we or our customers may be unable to perform fully on our contracts, which will likely result in increases in costs and reduction in revenue. These cost increases may not be fully recoverable or adequately covered by insurance. The long-term effects of COVID-19 to the global economy and to us are difficult to assess or predict and may include a further decline in the market prices of our products, risks to employee health and safety, risks for the deployment of our products and services and reduced sales in geographic locations impacted. Any prolonged restrictive measures put in place in order to control COVID-19 or other adverse public health developments in any of our targeted markets may have a material and adverse effect on our business operations and results of operations.
Changes in our product mix may impact our gross margins and financial performance.
Our financial performance may be affected by the mix of products and services we sell during a given period. Our products are sold, and will continue to be sold, at different price points. Sales of certain of our products have, or are expected to have, higher gross margins than others. If our product mix shifts too far into lower gross margin products, and we are not able to sufficiently reduce the engineering, production and other costs associated with those products or substantially increase the sales of our higher gross margin products, our profitability could be reduced. Additionally, the introduction of new products or services may further heighten quarterly fluctuations in gross profit and gross profit margins due to manufacturing ramp-up and start-up costs. We may experience significant quarterly fluctuations in gross profit margins or operating income or loss due to the impact of the mix of products, channels or geographic areas in which we sell our products from period to period.
If we fail to meet our customers’ price expectations, demand for our products and product lines could be negatively impacted and our business and results of operations could suffer.
Demand for our product lines is sensitive to price. We believe our competitive pricing has been an important factor in our results to date. Therefore, changes in our pricing strategies can have a significant impact on our business and ability to generate revenue. Many factors, including our production and personnel costs and our competitors’ pricing and marketing strategies, can significantly impact our pricing strategies. If we fail to meet our customers’ price expectations in any given period, demand for our products and product lines could be negatively impacted and our business and results of operations could suffer.
We use, and plan to continue using, different pricing models for different products. For example, we plan to use a hardware-as-a-service annual subscription pricing model for certain new products. Such pricing models are still relatively new to some of our customers and may not be attractive to them, especially in regions where they are less common. If customers resist such pricing models, our revenue may be adversely affected, and we may need to restructure the way in which we charge customers for our products. To date, while we have accepted orders for our Fiber solution with hardware-as-a-service annual subscription pricing, we have not recognized material revenue from such orders, or associated with our hardware-as-a-service annual subscription model in general.
Declines in the prices of our products and services, or in our volume of sales, together with our relatively inflexible cost structure, may adversely affect our financial results.
Our business is subject to price competition. Such price competition may adversely affect our results of operation, especially during periods of decreased demand. Decreased demand also adversely impacts the volume of our systems sales. If our business is not able to offset price reductions resulting from these pressures, or decreased volume of sales due to contractions in the market, by improved operating efficiencies and reduced expenditures, then our operating results will be adversely affected.
Certain of our operating costs are fixed and cannot readily be reduced, which diminishes the positive impact of our restructuring programs on our operating results. To the extent the demand for our products slows, or the additive manufacturing market contracts, we may be faced with excess manufacturing capacity and related costs that cannot readily be reduced, which will adversely impact our financial condition and results of operations.
Our business model is predicated, in part, on building a customer base that will generate a recurring stream of revenues through the sale of our consumables and service contracts. If that recurring stream of revenues does not develop as expected, or if our business model changes as the industry evolves, our operating results may be adversely affected.
Our business model is dependent, in part, on our ability to maintain and increase sales of our proprietary consumables and service contracts as they generate recurring revenues. Existing and future customers of our systems may not purchase our consumables or related service contracts at the rate we expect for certain product lines or at the same rate at which customers currently purchase those consumables and services. In addition, our entry-level systems focused on low-volume production generally use a lower volume of consumables relative to our volume throughput systems focused on high-volume production. If our current and future customers purchase a lower volume of our consumable materials or service contracts, or if our entry-level systems represent an increasing percentage of our future installed customer base, resulting overall in lower purchases of consumables and service contracts on average than our current installed customer base or than we expect, our recurring revenue stream relative to our total revenues would be reduced and our operating results would be adversely affected.
If demand for our products does not grow as expected, or if market adoption of additive manufacturing does not continue to develop, or develops more slowly than expected, our revenues may stagnate or decline, and our business may be adversely affected.
We believe that the industrial manufacturing market, which today is dominated by conventional manufacturing processes that do not involve 3D printing technology, is undergoing a shift towards additive manufacturing.

We may not be able to develop effective strategies to raise awareness among potential customers of the benefits of additive manufacturing technologies or our products may not address the specific needs or provide the level of functionality or economics required by potential customers to encourage the continuation of this shift towards additive manufacturing. If additive manufacturing technology does not continue to gain broader market acceptance as an alternative to conventional manufacturing processes, or does so more slowly than anticipated, or if the marketplace adopts additive manufacturing technologies that differ from our technologies, we may not be able to increase or sustain the level of sales of our products, and our operating results would be adversely affected as a result.
Reservations for our Production System P-50 solution may not convert to purchase orders.
Our Production System P-50 solution is in the late stages of development, and while select early customers are operational with initial versions of this solution, commercial shipments are not scheduled to begin until the second half of 2021 and may occur later or not at all. As a result, we have accepted reservations for the Production System P-50, most of which are accompanied by a financial deposit. Given the anticipated lead times between reservations and the date of delivery of the Production System P-50s, there is a risk that customers who have placed reservations may ultimately decide not to convert such reservations into purchase orders and take delivery of their reserved Production System P-50 due to potential changes in customer preferences, competitive developments or other factors. As a result, no assurance can be made that reservations will result in the purchase of our Production System P-50s, and any such failure to convert these reservations could harm our business, prospects, financial condition and operating results.
Defects in new products or in enhancements to our existing products that give rise to product returns or warranty or other claims could result in material expenses, diversion of management time and attention and damage to our reputation.
Our additive manufacturing solutions are complex and may contain undetected defects or errors when first introduced or as enhancements are released that, despite testing, are not discovered until after a machine has been used. This could result in delayed market acceptance of those products or claims from resellers, customers or others, which may result in litigation, increased end user warranty, support and repair or replacement costs, damage to our reputation and business, or significant costs and diversion of support and engineering personnel to correct the defect or error. We may from time to time become subject to warranty or product liability claims related to product quality issues that could lead us to incur significant expenses.
We attempt to include provisions in our agreements with customers that are designed to limit our exposure to potential liability for damages arising from defects or errors in our products. However, it is possible that these limitations may not be effective as a result of unfavorable judicial decisions or laws enacted in the future.
The sale and support of our products entails the risk of product liability claims. Any product liability claim brought against us, regardless of its merit, could result in material expense, diversion of management time and attention, damage to our business and reputation and brand, and cause us to fail to retain existing customers or to fail to attract new customers.
Our operations could suffer if we are unable to attract and retain key management or other key employees.
We believe our success has depended, and continues to depend, on the efforts and talents of our senior management and other key personnel, including, in particular, our Co-Founder, Chief Executive Officer, and Chairman, Ric Fulop. Our executive team is critical to the management of our business and operations, as well as to the development of our strategy. Members of our senior management team may resign at any time. The loss of the services of any members of our senior management team, especially Mr. Fulop, could delay or prevent the successful implementation of our strategy or our commercialization of new applications for our systems or other products, or could otherwise adversely affect our ability to manage our company effectively and carry out our business plan. There is no assurance that if any senior executive leaves in the future, we will be able to rapidly replace him or her and transition smoothly towards his or her successor, without any adverse impact on our operations.

To support the continued growth of our business, we must also effectively recruit, hire, integrate, develop, motivate and retain additional new employees. High demand exists for senior management and other key personnel (including scientific, technical, engineering, financial and sales personnel) in the additive manufacturing industry, and there can be no assurance that we will be able to retain our current key personnel. We experience intense competition for qualified personnel. While we intend to continue to provide competitive compensation packages to attract and retain key personnel, some of our competitors for these employees have greater resources and more experience, making it difficult for us to compete successfully for key personnel. Moreover, new employees may not become as productive as we expect since we may face challenges in adequately integrating them into our workforce and culture. If we cannot attract and retain sufficiently qualified technical employees for our research product development activities, as well as experienced sales and marketing personnel, we may be unable to develop and commercialize new products or new applications for existing products. Furthermore, possible shortages of key personnel, including engineers, in the regions surrounding our Boston facility could require us to pay more to hire and retain key personnel, thereby increasing our costs. Since March 2020, we have had many employees working remotely to protect the health and safety of our employees, contractors, customers and visitors. We also shifted customer, industry and other stakeholder events to virtual-only experiences, and may similarly alter, postpone or cancel other events in the future. Given our limited history with remote operations, the long-term impacts are uncertain.
All of our U.S. employees are at-will employees, meaning that they may terminate their employment relationship with us at any time, and their knowledge of our business and industry would be extremely difficult to replace. We generally enter into non-competition agreements with our employees. These agreements prohibit our employees from competing directly with us or working for our competitors or clients while they work for us, and in some cases, for a limited period after they cease working for us. We may be unable to enforce these agreements under the laws of the jurisdictions in which our employees work, and it may be difficult for us to restrict our competitors from benefiting from the expertise that our former employees or consultants developed while working for us. If we cannot demonstrate that our legally protectable interests will be harmed, we may be unable to prevent our competitors from benefiting from the expertise of our former employees or consultants and our ability to remain competitive may be diminished.
If we fail to grow our business as anticipated, our net sales, gross margin and operating margin will be adversely affected. If we grow as anticipated but fail to manage our growth and expand our operations accordingly, our business may be harmed and our results of operation may suffer.
Over the past several years, we have experienced rapid growth, and we are attempting to continue to grow our business substantially. To this end, we have made, and expect to continue to make, significant investments in our business, including investments in our infrastructure, technology, marketing and sales efforts. These investments include dedicated facilities expansion and increased staffing, both domestic and international. If our business does not generate the level of revenue required to support our investment, our net sales and profitability will be adversely affected.
Our ability to effectively manage our anticipated growth and expansion of our operations will also require us to enhance our operational, financial and management controls and infrastructure, human resources policies and reporting systems. These enhancements and improvements will require significant capital expenditures, investments in additional headcount and other operating expenditures and allocation of valuable management and employee resources. Our future financial performance and our ability to execute on our business plan will depend, in part, on our ability to effectively manage any future growth and expansion. There are no guarantees we will be able to do so in an efficient or timely manner, or at all.
We may experience significant delays or obstacles to realizing the success of our newly-launched Desktop Health business line.
In March 2021, we launched our Desktop Health business, which aims to leverage our proprietary additive manufacturing technologies and materials to grow the market for existing applications in the healthcare and dental markets and identify, develop and/or commercialize future solutions for personalized patient care spanning dentistry, orthodontics, dermatology, orthopedics, cardiology, plastic surgery and printed regenerative tissues and grafts. This business operates in a highly competitive space which may make it difficult for us to implement business plans and expectations and identify and realize opportunities. In addition, this business and its technology, products, materials and applications may be subject to strict regulatory requirements in the United States and other countries. The regulatory approval or clearance process may be lengthy and costly, and regulatory requirement may impact the timing of, or our ability to, commercialize the regulated technology, products, materials and applications. The success of this business will also depend on our ability to attract, hire and retain qualified personnel, establish sales, marketing and distribution infrastructure, and establish and maintain supply and manufacturing relationships.
Our existing and planned global operations subject us to a variety of risks and uncertainties that could adversely affect our business and operating results. Our business is subject to risks associated with selling machines and other products in non-United States locations.
Our products and services are distributed in more than 65 countries around the world, and we derive a substantial percentage of our sales from these international markets. In 2020, we derived approximately 60% of our revenues from countries outside the United States. Accordingly, we face significant operational risks from doing business internationally.
Our operating results may be affected by volatility in currency exchange rates and our ability to effectively manage our currency transaction risks. We incur currency transaction risks if we were to enter into either a purchase or a sale transaction using a different currency from the currency in which we report revenues. In such cases we may suffer an exchange loss because we do not currently engage in currency swaps or other currency hedging strategies to address this risk. As we realize our strategy to expand internationally, our exposure to currency risks may increase. Given the volatility of exchange rates, we can give no assurance that we will be able to effectively manage our currency transaction risks or that any volatility in currency exchange rates will not have an adverse effect on our results of operations.
Other risks and uncertainties we face from our global operations include:
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difficulties in staffing and managing foreign operations;

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limited protection for the enforcement of contract and intellectual property rights in certain countries where we may sell our products or work with suppliers or other third parties;

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potentially longer sales and payment cycles and potentially greater difficulties in collecting accounts receivable;

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costs and difficulties of customizing products for foreign countries;

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challenges in providing solutions across a significant distance, in different languages and among different cultures;

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laws and business practices favoring local competition;

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being subject to a wide variety of complex foreign laws, treaties and regulations and adjusting to any unexpected changes in such laws, treaties and regulations;

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specific and significant regulations, including the European Union’s General Data Protection Regulation, or GDPR, which imposes compliance obligations on companies who possess and use data of EU residents;

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uncertainty and resultant political, financial and market instability arising from the United Kingdom’s exit from the European Union;

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compliance with U.S. laws affecting activities of U.S. companies abroad, including the U.S. Foreign Corrupt Practices Act;

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tariffs, trade barriers and other regulatory or contractual limitations on our ability to sell or develop our products in certain foreign markets;

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operating in countries with a higher incidence of corruption and fraudulent business practices;

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changes in regulatory requirements, including export controls, tariffs and embargoes, other trade restrictions, competition, corporate practices and data privacy concerns;

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potential adverse tax consequences arising from global operations;

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seasonal reductions in business activity in certain parts of the world, particularly during the summer months in Europe and at year end globally;

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rapid changes in government, economic and political policies and conditions; and

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political or civil unrest or instability, terrorism or epidemics and other similar outbreaks or events.

In addition, additive manufacturing has been identified by the U.S. government as an emerging technology and is currently being further evaluated for national security impacts. We expect additional regulatory changes to be implemented that will result in increased and/or new export controls related to 3D printing technologies, components and related materials and software. These changes, if implemented, may result in our being required to obtain additional approvals and/or licenses to sell 3D printers in the global market.
Our failure to effectively manage the risks and uncertainties associated with our global operations could limit the future growth of our business and adversely affect our business and operating results.
In the future, some of our arrangements for additive manufacturing solutions may contain customer-specific provisions that may impact the period in which we recognize the related revenues under GAAP.
Some customers that purchase additive manufacturing solutions from us may require specific, customized factors relating to their intended use of the solution or the installation of the product in the customers’ facilities. These specific, customized factors are occasionally required by the customers to be included in our commercial agreements relating to the purchases. As a result, our responsiveness to our customers’ specific requirements has the potential to impact the period in which we recognize the revenue relating to that additive manufacturing system sale.
Similarly, some of our customers must build or prepare facilities to install a subset of our additive manufacturing solutions, and the completion of such projects can be unpredictable, which can impact the period in which we recognize the revenue relating to that additive manufacturing solution sale.
We rely on our information technology systems to manage numerous aspects of our business and a disruption of these systems could adversely affect our business.
We rely on our information technology systems to manage numerous aspects of our business, including to efficiently purchase products from our suppliers, provide procurement and logistic services, ship products to our customers, manage our accounting and financial functions, including our internal controls, and maintain our research and development data. Our information technology systems are an essential component of our business and any disruption could significantly limit our ability to manage and operate our business efficiently. A failure of our information technology systems to perform properly could disrupt our supply chain, product development and customer experience, which may lead to increased overhead costs and decreased sales and have an adverse effect on our reputation and our financial condition. In addition, during the COVID-19 pandemic, a substantial portion of our employees have conducted work remotely, making us more dependent on potentially vulnerable communications systems and making us more vulnerable to cyberattacks.
Although we take steps and incur significant costs to secure our information technology systems, including our computer systems, intranet and internet sites, email and other telecommunications and data networks, our security measures may not be effective and our systems may be vulnerable to damage or interruption. Disruption to our information technology systems could result from power outages, computer and telecommunications failures, computer viruses, cyber-attack or other security breaches, catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes, acts of war, terrorism and usage errors by our employees.
Our reputation and financial condition could be adversely affected if, as a result of a significant cyber- event or otherwise:
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our operations are disrupted or shut down;

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our confidential, proprietary information is stolen or disclosed;

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we incur costs or are required to pay fines in connection with stolen customer, employee or other confidential information;

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we must dedicate significant resources to system repairs or increase cyber security protection; or

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we otherwise incur significant litigation or other costs.

If our computer systems are damaged or cease to function properly, or, if we do not replace or upgrade certain systems, we may incur substantial costs to repair or replace them and may experience an interruption of our normal business activities or loss of critical data. Any such disruption could adversely affect our reputation and financial condition.
Additionally, some of the companies we acquire may not have the same level of information technology systems which may require that we invest significant resources to get those systems to the level of security we require.
We also rely on information technology systems maintained by third parties, including third-party cloud computing services and the computer systems of our suppliers for both our internal operations and our customer-facing infrastructure related to our additive manufacturing solutions. These systems are also vulnerable to the types of interruption and damage described above but we have less ability to take measures to protect against such disruptions or to resolve them if they were to occur. Information technology problems faced by third parties on which we rely could adversely impact our business and financial condition as well as negatively impact our brand reputation.
Our current levels of insurance may not be adequate for our potential liabilities.
We maintain insurance to cover our potential exposure for most claims and losses, including potential product and non-product related claims, lawsuits and administrative proceedings seeking damages or other remedies arising out of our commercial operations. However, our insurance coverage is subject to various exclusions, self-retentions and deductibles. We may be faced with types of liabilities that are not covered under our insurance policies, such as environmental contamination or terrorist attacks, or that exceed our policy limits. Even a partially uninsured claim of significant size, if successful, could have an adverse effect on our financial condition.
In addition, we may not be able to continue to obtain insurance coverage on commercially reasonable terms, or at all, our existing policies may be cancelled or otherwise terminated by the insurer, and/or the companies that we acquire may not be eligible for certain types or limits of insurance. Maintaining adequate insurance and successfully accessing insurance coverage that may be due for a claim can require a significant amount of our management’s time, and we may be forced to spend a substantial amount of money in that process.
Global economic, political and social conditions and uncertainties in the markets that we serve may adversely impact our business.
Our performance depends on the financial health and strength of our customers, which in turn is dependent on the economic conditions of the markets in which we and our customers operate. A decline in the global economy, difficulties in the financial services sector and credit markets, continuing geopolitical uncertainties and other macroeconomic factors all affect the spending behavior of potential customers. The economic uncertainty in Europe, the United States, India, China and other countries arising out of the COVID-19 pandemic and increased monetary inflation may cause end-users to further delay or reduce technology purchases.
We also face risks from financial difficulties or other uncertainties experienced by our suppliers, distributors or other third parties on which we rely. If third parties are unable to supply us with required materials or components or otherwise assist us in operating our business, our business could be harmed.
For example, the possibility of an ongoing trade war between the United States and China may impact the cost of raw materials, finished products or components used in our products and our ability to sell our products in China. Other changes in U.S. social, political, regulatory and economic conditions or in laws and policies governing foreign trade, manufacturing, development and investment could also adversely affect our business. In addition, the United Kingdom’s exit from the European Union on January 31, 2020 may result in the imposition of tariffs or other trade barriers that could have an adverse impact on our results of operation. Additionally, uncertainty surrounding this transition may have an effect on global economic conditions and the stability of global financial markets, which in turn could have a material adverse effect on our business, financial condition and results of operations. In extreme cases, we could experience interruptions in production due to the processing of customs formalities or reduced customer spending in the wake of weaker economic performance. If global economic conditions remain volatile for a prolonged period or if European economies experience further disruptions, our results of operations could be adversely affected.
We identified material weaknesses in our internal controls over financial reporting. Our internal controls over financial reporting currently do not meet all of the standards contemplated by Section 404 of Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and failure to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes- Oxley Act could impair our ability to produce timely and accurate financial statements or comply with applicable regulations and have a material adverse effect on our business.
As a public company, our management has significant requirements for enhanced financial reporting and internal controls as a public company. The process of designing and implementing effective internal controls is a continuous effort that will require us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis or result in material misstatements in our consolidated financial statements, which could harm our operating results. In addition, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing, and possible remediation. Testing and maintaining internal controls may divert management’s attention from other matters that are important to our business. Our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting on an annual basis.
However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. If we are not able to complete our initial assessment of our internal controls and otherwise implement the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner or with adequate compliance, our independent registered public accounting firm may not be able to certify as to the adequacy of our internal controls over financial reporting.
In addition to our results determined in accordance with GAAP, we believe certain non-GAAP measures may be useful in evaluating our operating performance. We present certain non-GAAP financial measures in this proxy statement/prospectus and intend to continue to present certain non-GAAP financial measures in future filings with the SEC and other public statements. Any failure to accurately report and present our non-GAAP financial measures could cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our Class A common stock.
Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable NYSE listing rules, which may result in a breach of the covenants under existing or future financing arrangements. There also could be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements also could suffer if we or our independent registered public accounting firm continue to report a material weakness in our internal controls over financial reporting. This could materially adversely affect us and lead to a decline in the market price of our Class A common stock.
In connection with the Business Combination with Trine Acquisition Corp. (the “Trine Business Combination”), our management and auditors determined that material weaknesses existed in our internal control over financial reporting due to the fact that we had not completed an annual or quarterly close under a timeline that would be compatible with public company filing deadlines, and with our limited accounting department personnel, this may not be achievable. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis. While we have instituted plans to remediate the issue described above and continue to take remediation steps, including hiring additional personnel, including a vice president of accounting with public company experience, we continued to have a limited number of personnel with the level of GAAP accounting knowledge, specifically related to complex accounting transactions, commensurate with our financial reporting requirements.
Although we believe the hiring of additional accounting resources, implementation of additional reviews and processes requiring timely account reconciliations and analysis and implementation of processes and controls to better identify and manage segregation of duties will remediate the material weakness with respect to insufficient personnel, there can be no assurance that the material weakness will be remediated on a timely basis or at all, or that additional material weaknesses will not be identified in the future. If we are unable to remediate the material weakness, our ability to record, process, and report financial information accurately, and to prepare financial statements within the time periods specified by the rules and forms of the SEC, could be adversely affected which, in turn, to may adversely affect our reputation and business and the market price of our Class A common stock.
The additive manufacturing industry in which we operate is characterized by rapid technological change, which requires us to continue to develop new products and innovations to meet constantly evolving customer demands and which could adversely affect market adoption of our products.
Our revenues are derived from the sale of additive manufacturing systems and related consumables and services. We have encountered and will continue to encounter challenges experienced by growing companies in a market subject to rapid innovation and technological change. While we intend to invest substantial resources to remain on the forefront of technological development, continuing advances in additive manufacturing technology, changes in customer requirements and preferences and the emergence of new standards, regulations and certifications could adversely affect adoption of our products either generally or for particular applications. Our ability to compete in the additive manufacturing market depends, in large part, on our success in developing and introducing new additive manufacturing systems and technology, in improving our existing products and technology and qualifying new materials which our systems can support. We believe that we must continuously enhance and expand the functionality and features of our products and technologies in order to remain competitive. However, we may not be able to:
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develop cost effective new products and technologies that address the increasingly complex needs of prospective customers;

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enhance our existing products and technologies;

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respond to technological advances and emerging industry standards and certifications on a cost-effective and timely basis;

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adequately protect our intellectual property as we develop new products and technologies;

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identify the appropriate technology or product to which to devote our resources; or

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ensure the availability of cash resources to fund research and development.

Even if we successfully introduce new additive manufacturing products and technologies and enhance our existing products and technologies, it is possible that these will eventually supplant our existing products or that our competitors will develop new products and technologies that will replace our own. As a result, any of our products may be rendered obsolete or uneconomical by our or our competitors’ technological advances, leading to a loss in market share, decline in revenue and adverse effects to our business and prospects.
The additive manufacturing industry is competitive. We expect to face increasing competition in many aspects of our business, which could cause our operating results to suffer.
The additive manufacturing industry in which we operate is fragmented and competitive. We compete for customers with a wide variety of producers of additive manufacturing and/or 3D printing equipment that creates 3D objects and end-use parts, as well as with providers of materials and services for this equipment.
Some of our existing and potential competitors are researching, designing, developing and marketing other types of products and services that may render our existing or future products obsolete, uneconomical or less competitive. Existing and potential competitors may also have substantially greater financial, technical, marketing and sales, manufacturing, distribution and other resources than we do, including name recognition, as well as experience and expertise in intellectual property rights and operating within certain international markets, any of which may enable them to compete effectively against us. For example, a number of companies that have substantial resources have announced that they are beginning production of 3D printing systems, which will further enhance the competition we face.
Future competition may arise from the development of allied or related techniques for equipment, materials and services that are not encompassed by our patents, from the issuance of patents to other companies that may inhibit our ability to develop certain products and from improvements to existing technologies.
We intend to continue to follow a strategy of continuing product development and distribution network expansion to enhance our competitive position to the extent practicable. But we cannot assure you that we will be able to maintain our current position or continue to compete successfully against current and future sources of competition. If we do not keep pace with technological change and introduce new products and technologies, demand for our products may decline, and our operating results may suffer.
Because the additive manufacturing market is rapidly evolving, forecasts of market growth in this proxy statement/prospectus may not be accurate.
Market opportunity estimates and growth forecasts included in this proxy statement/prospectus are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The forecasts and estimates in this proxy statement/prospectus relating to the expected size and growth of the markets for additive manufacturing technology and other markets in which we participate may prove to be inaccurate. Even if these markets experience the forecasted growth described in this proxy statement/prospectus, we may not grow our business at similar rates, or at all. Our future growth is subject to many factors, including market adoption of our products, which is subject to many risks and uncertainties. Accordingly, the forecasts and estimates of market size and growth described in this proxy statement/prospectus, including our estimates that the size of the total addressable market is expected to be approximately $146 billion in 2030, should not be taken as indicative of our future growth. In addition, these forecasts do not consider the impact of the current global COVID-19 pandemic, and we cannot assure you that these forecasts will not be materially and adversely affected as a result.
Risks Related to Third Parties
We could be subject to personal injury, property damage, product liability, warranty and other claims involving allegedly defective products that we supply.
The products we supply are sometimes used in potentially hazardous or critical applications, such as the assembled parts of an aircraft, medical device or automobile, that could result in death, personal injury, property damage, loss of production, punitive damages and consequential damages. While we have not experienced any such claims to date, actual or claimed defects in the products we supply could result in our being named as a defendant in lawsuits asserting potentially large claims.

We attempt to include legal provisions in our agreements with customers that are designed to limit our exposure to potential liability for damages arising from defects or errors in our products. However, it is possible that these limitations may not be effective as a result of unfavorable judicial decisions or laws enacted in the future. Any such lawsuit, regardless of merit, could result in material expense, diversion of management time and efforts and damage to our reputation, and could cause us to fail to retain or attract customers, which could adversely affect our results of operations.
We could face liability if our additive manufacturing solutions are used by our customers to print dangerous objects.
Customers may use our additive manufacturing systems to print parts that could be used in a harmful way or could otherwise be dangerous. For example, there have been news reports that 3D printers were used to print guns or other weapons. We have little, if any, control over what objects our customers print using our products, and it may be difficult, if not impossible, for us to monitor and prevent customers from printing weapons with our products. While we have never printed weapons on any printers in our offices, there can be no assurance that we will not be held liable if someone were injured or killed by a weapon printed by a customer using one of our products.
We depend on our network of resellers and our business could be adversely affected if they do not perform as expected.
We rely heavily on our global network of resellers to sell our products and to provide installation and support services to customers in their respective geographic regions. These resellers may not be as effective in selling our products or installing and supporting our customers as we expect. Further, our contracts with our resellers provide for termination for convenience, and if our contracts with a significant number of resellers, or with the most effective resellers, were to terminate or if they would otherwise fail or refuse to sell certain of our products, we may not be able to find replacements that are as qualified or as successful in a timely manner, if at all. In addition, if our resellers do not perform as anticipated, or if we are unable to secure qualified and successful resellers, our sales will suffer, which would have an adverse effect on our revenues and operating results. Because we also depend upon our resellers to provide installation and support services for products, if our reseller relationship were terminated or limited to certain products, we may face disruption in providing support for our customers, which would adversely affect our reputation and our results of operations. Any failure to offer high-quality technical support services may adversely affect our relationships with our customers and adversely affect our financial results.
Additionally, a default by one or more resellers that have a significant receivables balance could have an adverse financial impact on our financial results. We have reviewed our policies that govern credit and collections and will continue to monitor them in light of current payment status and economic conditions. In addition, we try to reduce the credit exposures of our accounts receivable by instituting credit limits and having credit insurance. However, there can be no assurance that our efforts to identify potential credit risks will be successful. Our inability to timely identify resellers that are credit risks could result in defaults at a time when such resellers have high accounts receivable balances with us. Any such default would result in a significant charge against our earnings and adversely affect our results of operations and financial condition.
We depend on a limited number of third-party contract manufacturers for substantially all of our manufacturing needs. If these third-party manufacturers experience any delay, disruption or quality control problems in their operations, including due to the COVID-19 pandemic, we could lose market share and our brand may suffer.
We depend on third-party contract manufacturers for the production of several of our additive manufacturing systems. While there are several potential manufacturers for most of these products, several of our products are manufactured, assembled, tested and generally packaged by a limited number of third-party manufacturers. In most cases, we rely on these manufacturers to procure components and, in some cases, subcontract engineering work. Our reliance on a limited number of contract manufacturers involves a number of risks, including:
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unexpected increases in manufacturing and repair costs;

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inability to control the quality and reliability of finished products;

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inability to control delivery schedules;

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potential liability for expenses incurred by third-party contract manufacturers in reliance on our forecasts that later prove to be inaccurate;

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potential lack of adequate capacity to manufacture all or a part of the products we require; and

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potential labor unrest affecting the ability of the third-party manufacturers to produce our products.

If any of our third-party contract manufacturers experience a delay, disruption or quality control problems in their operations, including due to the COVID-19 pandemic, or if a primary third-party contract manufacturer does not renew its agreement with us, our operations could be significantly disrupted, and our product shipments could be delayed. Qualifying a new manufacturer and commencing volume production is expensive and time consuming.
Ensuring that a contract manufacturer is qualified to manufacture our products to our standards is time consuming. In addition, there is no assurance that a contract manufacturer can scale its production of our products at the volumes and in the quality that we require. If a contract manufacturer is unable to do these things, we may have to move production for the products to a new or existing third-party manufacturer, which would take significant effort and our business, results of operations and financial condition could be materially adversely affected.
As we contemplate moving manufacturing into different jurisdictions, we may be subject to additional significant challenges in ensuring that quality, processes, and costs, among other issues, are consistent with our expectations. For example, while we expect our third-party contract manufacturers to be responsible for penalties assessed on us because of excessive failures of the products, there is no assurance that we will be able to collect such reimbursements from these manufacturers, which causes us to take on additional risk for potential failures of our products.
In addition, because we use a limited number of third-party contract manufacturers, increases in the prices charged may have an adverse effect on our results of operations, as we may be unable to find a contract manufacturer who can supply us at a lower price. As a result, the loss of a limited source supplier could adversely affect our relationships with our customers and our results of operations and financial condition.
All of our products must satisfy safety and regulatory standards and some of our products must also receive government certifications. Our third-party contract manufacturers are primarily responsible for conducting the tests that support our applications for most regulatory approvals for our products. If our third-party contract manufacturers fail to timely and accurately conduct these tests, we may be unable to obtain the necessary domestic or foreign regulatory approvals or certifications to sell our products in certain jurisdictions. As a result, we would be unable to sell our products and our sales and profitability could be reduced, our relationships with our sales channel could be harmed and our reputation and brand would suffer.
If our suppliers become unavailable or inadequate, our customer relationships, results of operations and financial condition may be adversely affected.
We acquire certain of our materials, which are critical to the ongoing operation and future growth of our business, from several third parties. Generally, our third-party contract manufacturers contract directly with component suppliers and we rely on our contract manufacturers to manage their supply chains. If one of our contract manufacturers has a supply chain disruption, or our relationship with our contract manufacturer terminates, we could experience delays. We also source some materials directly from suppliers. While most manufacturing equipment and materials for our products are available from multiple suppliers, certain of those items are only available from limited sources. Should any of these suppliers become unavailable or inadequate, or impose terms unacceptable to us, such as increased pricing terms, we could be required to spend a significant amount of time and expense to develop alternate sources of supply, and we may not be successful in doing so on terms acceptable to us, or at all. As a result, the loss of a limited source supplier could adversely affect our relationship with our customers as well as our results of operations and financial condition.

Our third-party contract manufacturers’ facilities, and our suppliers’ and our customers’ facilities, are vulnerable to disruption due to natural or other disasters, strikes and other events beyond our control.
A major earthquake, fire, tsunami, hurricane, cyclone or other disaster, such as a pandemic, major flood, seasonal storms, nuclear event or terrorist attack affecting our facilities or the areas in which they are located, or affecting those of our customers or third-party manufacturers or suppliers, could significantly disrupt our or their operations and delay or prevent product shipment or installation during the time required to repair, rebuild or replace our or their damaged manufacturing facilities. These delays could be lengthy and costly. If any of our third-party contract manufacturers’, suppliers’ or customers’ facilities are negatively impacted by such a disaster, production, shipment and installation of our 3D printing machines could be delayed, which can impact the period in which we recognize the revenue related to that 3D printing machine sale. Additionally, customers may delay purchases of our products until operations return to normal. Even if we are able to respond quickly to a disaster, the continued effects of the disaster could create uncertainty in our business operations. In addition, concerns about terrorism, the effects of a terrorist attack, political turmoil, labor strikes, war or the outbreak of epidemic diseases (including the outbreak of COVID-19) could have a negative effect on our operations and sales.
Risks Related to Compliance Matters
Failure of our global operations to comply with anti-corruption laws and various trade restrictions, such as sanctions and export controls, could have an adverse effect on our business.
We operate in a number of countries throughout the world, including countries known to have a reputation for corruption. Doing business on a global basis requires us to comply with anti-corruption laws and regulations imposed by governments around the world with jurisdiction over our operations, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010, as well as the laws of the countries where we do business. We are also subject to various trade restrictions, including trade and economic sanctions and export controls, imposed by governments around the world with jurisdiction over our operations. For example, in accordance with trade sanctions administered by the Office of Foreign Assets Control and the U.S. Department of Commerce, we are prohibited from engaging in transactions involving certain persons and certain designated countries or territories, including Cuba, Iran, Syria, North Korea and the Crimea Region of Ukraine. In addition, our products are subject to export regulations that can involve significant compliance time and may add additional overhead cost to our products. In recent years the U.S. government has had a renewed focus on export matters. For example, the Export Control Reform Act of 2018 and regulatory guidance have imposed additional controls, and may result in the imposition of further additional controls, on the export of certain “emerging and foundational technologies.” Our current and future products may be subject to these heightened regulations, which could increase our compliance costs.
We are committed to doing business in accordance with applicable anti-corruption laws and regulations and with applicable trade restrictions. We are subject, however, to the risk that our affiliated entities or our and our affiliates’ respective officers, directors, employees and agents (including distributors of our products) may take action determined to be in violation of such laws and regulations. Any violation by any of these persons could result in substantial fines, sanctions, civil and/or criminal penalties, or curtailment of operations in certain jurisdictions, and might adversely affect our operating results. In addition, actual or alleged violations could damage our reputation and ability to do business.
We are subject to environmental, health and safety laws and regulations related to our operations and the use of our additive manufacturing systems and consumable materials, which could subject us to compliance costs and/or potential liability in the event of non-compliance.
We are subject to domestic and foreign environmental laws and regulations governing our operations, including, but not limited to, emissions into the air and water and the use, handling, disposal and remediation of hazardous substances. A certain risk of environmental liability is inherent in our production activities.
These laws and regulations govern, among other things, the generation, use, storage, registration, handling and disposal of chemicals and waste materials, the presence of specified substances in electrical products, the emission and discharge of hazardous materials into the ground, air or water, the cleanup of contaminated sites, including any contamination that results from spills due to our failure to properly dispose of chemicals and other waste materials and the health and safety of our employees. Under these laws, regulations and requirements, we could also be subject to liability for improper disposal of chemicals and waste materials, including those resulting from the use of our systems and accompanying materials by end-users. Accidents or other incidents that occur at our facilities or involve our personnel or operations could result in claims for damages against us. In the event we are found to be financially responsible, as a result of environmental or other laws or by court order, for environmental damages alleged to have been caused by us or occurring on our premises, we could be required to pay substantial monetary damages or undertake expensive remedial obligations. If our operations fail to comply with such laws or regulations, we may be subject to fines and other civil, administrative or criminal sanctions, including the revocation of permits and licenses necessary to continue our business activities. In addition, we may be required to pay damages or civil judgments in respect of third-party claims, including those relating to personal injury (including exposure to hazardous substances that we generate, use, store, handle, transport, manufacture or dispose of), property damage or contribution claims. Some environmental laws allow for strict, joint and several liabilities for remediation costs, regardless of fault. We may be identified as a potentially responsible party under such laws. The amount of any costs, including fines or damages payments that we might incur under such circumstances could substantially exceed any insurance we have to cover such losses. Any of these events, alone or in combination, could have a material adverse effect on our business, financial condition and results of operations and could adversely affect our reputation.
The export of our products internationally from our production facilities subjects us to environmental laws and regulations concerning the import and export of chemicals and hazardous substances such as the United States Toxic Substances Control Act and the Registration, Evaluation, Authorization and Restriction of Chemical Substances. These laws and regulations require the testing and registration of some chemicals that we ship along with, or that form a part of, our systems and other products. If we fail to comply with these or similar laws and regulations, we may be required to make significant expenditures to reformulate the chemicals that we use in our products and materials or incur costs to register such chemicals to gain and/or regain compliance. Additionally, we could be subject to significant fines or other civil and criminal penalties should we not achieve such compliance.
The cost of complying with current and future environmental, health and safety laws applicable to our operations, or the liabilities arising from past releases of, or exposure to, hazardous substances, may result in future expenditures. Any of these developments, alone or in combination, could have an adverse effect on our business, financial condition and results of operations.
Aspects of our business are subject to privacy, data use and data security regulations, which could increase our costs.
We collect personally identifiable information from our employees, prospects, and our customers. Privacy and security laws and regulations may limit the use and disclosure of certain information and require us to adopt certain cybersecurity and data handling practices that may affect our ability to effectively market our services to current, past or prospective customers. We must comply with privacy laws in the United States, Europe and elsewhere, including GDPR in the European Union, which became effective May 25, 2018, and the California Consumer Privacy Act of 2018, which was enacted on June 28, 2018 and became effective on January 1, 2020. These laws create new individual privacy rights and impose increased obligations, including disclosure obligations, on companies handling personal data. In many jurisdictions, consumers must be notified in the event of a data security breach, and such notification requirements continue to increase in scope and cost. Privacy and security laws and regulations may limit the use and disclosure of certain information and require us to adopt certain cybersecurity and data handling practices that may affect our ability to effectively market our services to current, past or prospective customers. While we have invested in, and intend to continue to invest in, resources to comply with these standards, we may not be successful in doing so, and any such failure could have an adverse effect on our business, results of operations and reputation.
As privacy, data use and data security laws are interpreted and applied, compliance costs may increase, particularly in the context of ensuring that adequate data protection and data transfer mechanisms are in place. In recent years, there has been increasing regulatory enforcement and litigation activity in this area in the United States, Germany and in various other countries in which we operate.

Compliance with regulations for medical devices and solutions is expensive and time-consuming, and failure to obtain or maintain approvals, clearance, or compliance could impact financial projections and/or subject us to penalties or liabilities.
Our Desktop Health products and services, and its healthcare provider customers and distributors, are and will be subject to extensive federal, state, local and foreign regulations, including, without limitation, regulations with respect to approvals and clearances for products, design, manufacturing and testing, labeling, marketing, sales, quality control, and privacy. Unless an exemption applies, we must obtain clearance or approval from the Food and Drug Administration (or comparable foreign regulatory body) before a medical device or solution can be marketed or sold; this process involves significant time, effort and expense. The healthcare market overall is highly regulated and subject to frequent and sudden change. Our failure to secure clearances or approvals or comply with regulations could have an adverse impact on our business and reputation and subject us to lost research and development costs, withdrawal of clearance/approval, operating restrictions, liabilities, fines, penalties and/or litigation.
Risks Related to Intellectual Property
Third-party lawsuits and assertions alleging our infringement of patents, trade secrets or other intellectual property rights may have a significant adverse effect on our financial condition.
Third parties may own issued patents and pending patent applications that exist in fields relevant to additive manufacturing. Some of these third parties may assert that we are employing their proprietary technology without authorization. There may be third-party patents or patent applications with claims related to additive manufacturing. Because patent applications can take many years to issue, there may be currently pending patent applications which may later result in issued patents that our additive technologies may infringe. In addition, third parties may obtain patents in the future and claim that our technologies infringe upon these patents. Any third-party lawsuits or other assertion to which we are subject alleging our infringement of patents, trade secrets or other intellectual property rights may have a significant adverse effect on our financial condition.
We may incur substantial costs enforcing and defending our intellectual property rights.
We may incur substantial expense and costs in protecting, enforcing and defending our intellectual property rights against third parties. Intellectual property disputes may be costly and can be disruptive to our business operations by diverting attention and energies of management and key technical personnel and by increasing our costs of doing business. Third-party intellectual property claims asserted against us could subject us to significant liabilities, require us to enter into royalty and licensing arrangements on unfavorable terms, prevent us from assembling or licensing certain of our products, subject us to injunctions restricting our sale of products, cause severe disruptions to our operations or the marketplaces in which we compete or require us to satisfy indemnification commitments with our customers, including contractual provisions under various license arrangements. In addition, we may incur significant costs in acquiring the necessary third-party intellectual property rights for use in our products. Any of these could have an adverse effect on our business and financial condition.
If we are unable to adequately protect or enforce our intellectual property rights, such information may be used by others to compete against us, in particular in developing consumables that could be used with our printing systems in place of our proprietary consumables.
We have devoted substantial resources to the development of our technology and related intellectual property rights. Our success and future revenue growth will depend, in part, on our ability to protect our intellectual property. We rely on a combination of registered and unregistered intellectual property and protect our rights using patents, licenses, trademarks, trade secrets, confidentiality and assignment of invention agreements and other methods.
Despite our efforts to protect our proprietary rights, it is possible that competitors or other unauthorized third parties may obtain, copy, use or disclose our technologies, inventions, processes or improvements. We cannot assure you that any of our existing or future patents or other intellectual property rights will not be challenged, invalidated or circumvented, or will otherwise provide us with meaningful protection. Our pending patent applications may not be granted, and we may not be able to obtain foreign patents or pending applications corresponding to our U.S. patents. Even if foreign patents are granted, effective enforcement in foreign countries may not be available.
Our trade secrets, know-how and other unregistered proprietary rights are a key aspect of our intellectual property portfolio. While we take reasonable steps to protect our trade secrets and confidential information and enter into confidentiality and invention assignment agreements intended to protect such rights, such agreements can be difficult and costly to enforce or may not provide adequate remedies if violated, and we may not have entered into such agreements with all relevant parties. Such agreements may be breached, and trade secrets or confidential information may be willfully or unintentionally disclosed, including by employees who may leave our company and join our competitors, or our competitors or other parties may learn of the information in some other way. The disclosure to, or independent development by, a competitor of any of our trade secrets, know-how or other technology not protected by a patent or other intellectual property system could materially reduce or eliminate any competitive advantage that we may have over such competitor. This concern could manifest itself in particular with respect to our proprietary consumables that are used with our systems. Portions of our proprietary consumables may not be afforded patent protection. Chemical companies or other producers of raw materials used in our consumables may be able to develop consumables that are compatible to a large extent with our products, whether independently or in contravention of our trade secret rights and related proprietary and contractual rights. If such consumables are made available to owners of our systems, and are purchased in place of our proprietary consumables, our revenues and profitability would be reduced, and we could be forced to reduce prices for our proprietary consumables.
If our patents and other intellectual property do not adequately protect our technology, our competitors may be able to offer products similar to ours. Our competitors may also be able to develop similar technology independently or design around our patents and other intellectual property. Any of the foregoing events would lead to increased competition and reduce our revenue or gross margin, which would adversely affect our operating results.
If we attempt enforcement of our intellectual property rights, we may be, and have been in the past, subject or party to claims, negotiations or complex, protracted litigation. Intellectual property disputes and litigation, regardless of merit, can be costly and disruptive to our business operations by diverting attention and energies of management and key technical personnel and by increasing our costs of doing business. Any of the foregoing could adversely affect our business and financial condition.
As part of any settlement or other compromise to avoid complex, protracted litigation, we may agree not to pursue future claims against a third party, including related to alleged infringement of our intellectual property rights. Part of any settlement or other compromise with another party may resolve a potentially costly dispute but may also have future repercussions on our ability to defend and protect our intellectual property rights, which in turn could adversely affect our business.
Our additive manufacturing software contains third-party open-source software components, and failure to comply with the terms of the underlying open-source software licenses could restrict our ability to sell our products.
Our additive manufacturing software contains components that are licensed under so-called “open source,” “free” or other similar licenses. Open source software is made available to the general public on an “as-is” basis under the terms of a non-negotiable license. We currently combine our proprietary software with open source software, but not in a manner that we believe requires the release of the source code of our proprietary software to the public. We do not plan to integrate our proprietary software with open source software in ways that would require the release of the source code of our proprietary software to the public; however, our use and distribution of open source software may entail greater risks than use of third-party commercial software. Open source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. In addition, if we combine our proprietary software with open source software in a certain manner, we could, under certain open source licenses, be required to release to the public or remove the source code of our proprietary software. We may also face claims alleging noncompliance with open source license terms or infringement or misappropriation of proprietary software. These claims could result in litigation, require us to purchase a costly license or remove the software. In addition, if the license terms for open source software that we use change, we may be forced to re-engineer our solutions, incur additional costs or discontinue the sale of our offerings if re-engineering could not be accomplished on a timely basis. Although we monitor our use of open source software to avoid subjecting our offerings to unintended conditions, there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our offerings. We cannot guarantee that we have incorporated open source software in our software in a manner that will not subject us to liability or in a manner that is consistent with our current policies and procedures.
Risks Related to Our Class A Common Stock
Our issuance of additional shares of Class A common stock or convertible securities may dilute your ownership of us and could adversely affect our stock price.
From time to time, we have issued, and we expect in the future to issue, additional shares of our Class A common stock or securities convertible into our Class A common stock pursuant to a variety of transactions, including acquisitions. Additional shares of our Class A common stock may also be issued upon exercise of outstanding stock options to purchase our Class A common stock. The issuance by us of additional shares of our Class A common stock or securities convertible into our Class A common stock would dilute your ownership of us and the sale of a significant amount of such shares in the public market could adversely affect prevailing market prices of our Class A common stock. Subject to the satisfaction of vesting conditions and the expiration of lockup agreements, shares issuable upon exercise of options will be available for resale immediately in the public market without restriction.
In the future, we expect to obtain financing or to further increase our capital resources by issuing additional shares of our capital stock or offering debt or other equity securities, including senior or subordinated notes, debt securities convertible into equity, or shares of preferred stock. Issuing additional shares of our capital stock, other equity securities, or securities convertible into equity may dilute the economic and voting rights of our existing stockholders, reduce the market price of our Class A common stock, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred stock, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to holders of our Class A common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings. As a result, holders of our Class A common stock bear the risk that our future offerings may reduce the market price of our Class A common stock and dilute their percentage ownership.
Future sales, or the perception of future sales, of our Class A common stock by us or our existing stockholders in the public market could cause the market price for our Class A common stock to decline.
The sale of substantial amounts of shares of our Class A common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our Class A common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.
In addition, pursuant to our amended and restated registration rights agreement with certain of our stockholders, we are obligated to register such resale by these stockholders of shares of our Class A common stock or other rights to acquire our Class A common stock. The resale of those shares of Class A common stock has been registered pursuant to a Registration Statement on Form S-1 declared effective by the SEC on February 4, 2021 and such shares are available for resale without restriction, subject to any lock-up agreement.
In addition, shares of our Class A common stock issuable upon exercise or vesting of incentive awards under our incentive plans are, once issued, eligible for sale in the public market, subject to any lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144. Furthermore, shares of our Class A common stock reserved for future issuance under our 2020 Incentive Award Plan, or the 2020 Plan, including pursuant to the evergreen provision that allows our board of directors to reserve additional shares of Class A common stock for future issuance under the 2020 Plan each calendar year, may become available for sale in future.
The market price of shares of our Class A common stock could drop significantly if the holders of the shares described above sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of shares of our Class A common stock or other securities.
Our directors, executive officers and stockholders affiliated with our directors and executive officers own a significant percentage of our Class A common stock and, if they choose to act together, will be able to exert significant control over matters subject to shareholder approval.
Our directors, executive officers, and stockholders affiliated with our directors and executive officers exert significant influence on us. As of December 31, 2020, these holders owned approximately 60.9% of our outstanding Class A common stock. As a result, these holders, acting together, have significant control over all matters that require approval of our stockholders, including the election of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transactions. The interests of these holders may not always coincide with our corporate interests or the interests of other stockholders, and they may act in a manner with which you may not agree or that may not be in the best interests of our other stockholders.
Anti-takeover provisions in our governing documents and under Delaware law could make an acquisition of us more difficult, limit attempts by our stockholders to replace or remove our current management and limit the market price of our Class A common stock.
Our certificate of incorporation, bylaws, and Delaware law contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our board of directors. Among other things, our certificate of incorporation and bylaws include the following provisions:
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a staggered board, which means that our board of directors is classified into three classes of directors with staggered three-year terms and directors are only able to be removed from office for cause;

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limitations on convening special stockholder meetings, which could make it difficult for our stockholders to adopt desired governance changes;

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a prohibition on stockholder action by written consent, which means that our stockholders will only be able to take action at a meeting of stockholders and will not be able to take action by written consent for any matter;

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a forum selection clause, which means certain litigation against us can only be brought in Delaware;

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the authorization of undesignated preferred stock, the terms of which may be established and shares of which may be issued without further action by our stockholders; and

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advance notice procedures, which apply for stockholders to nominate candidates for election as directors or to bring matters before an annual meeting of stockholders.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management. As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents interested stockholders, such as certain stockholders holding more than 15% of our outstanding Class A common stock, from engaging in certain business combinations unless (i) prior to the time such stockholder became an interested stockholder, our board of directors approved the transaction that resulted in such stockholder becoming an interested stockholder, upon consummation of the transaction that resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our Class A common stock, or (iii) following board approval, such business combination receives the approval of the holders of at least two-thirds of our outstanding Class A common stock not held by such interested stockholder at an annual or special meeting of stockholders.

Any provision of our certificate of incorporation, our bylaws or Delaware law that has the effect of delaying, preventing or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Class A common stock and could also affect the price that some investors are willing to pay for our Class A common stock.
We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A common stock less attractive to investors.
We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, as amended, or JOBS Act, through December 31, 2021. As an emerging growth company, we may follow reduced disclosure requirements and do not have to make all of the disclosures that public companies that are not emerging growth companies do. We will remain an emerging growth company until the earlier of (a) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (b) the last day of the fiscal year following the fifth anniversary of the date of the completion of the initial public offering of Trine; the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (d) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:
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not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

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not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

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exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards; and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.
We may choose to take advantage of some, but not all, of the available exemptions for emerging growth companies. We cannot predict whether investors will find our Class A common stock less attractive if we rely on these exemptions. If some investors find our Class A common stock less attractive as a result, there may be a less active trading market for our Class A common stock and our share price may be more volatile.
As of December 31, 2021, we will no longer be able to rely on these exemptions, which could increase the costs and demands placed on our management.
Our certificate of incorporation and bylaws provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.
Our certificate of incorporation and bylaws provide that, unless we consent in writing to the selection of an alternative forum, the (a) Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action, suit or proceeding brought on our behalf; (ii) any action, suit or proceeding asserting a claim of breach of fiduciary duty owed by any of our directors, officers, or stockholders to us or to our stockholders; (iii) any action, suit or proceeding asserting a claim arising pursuant to the DGCL, our certificate of incorporation or bylaws; or (iv) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine; and (b) subject to the foregoing, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, such forum selection provisions shall not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.
Additionally, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As noted above, our certificate of incorporation and bylaws provide that the federal district courts of the United States of America shall have jurisdiction over any action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.
General Risk Factors
Our Class A common stock price may be volatile or may decline regardless of our operating performance. You may lose some or all of your investment.
The trading price of our Class A common stock is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors such as those listed in this section and the following:
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the impact of the COVID-19 pandemic on our financial condition and the results of operations;

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our operating and financial performance and prospects;

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our quarterly or annual earnings or those of other companies in our industry compared to market expectations;

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conditions that impact demand for our products;

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future announcements concerning our business, our customers’ businesses or our competitors’ businesses;

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the public’s reaction to our press releases, other public announcements and filings with the SEC;

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the market’s reaction to our reduced disclosure and other requirements as a result of being an “emerging growth company” under the JOBS Act;

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the size of our public float;

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coverage by or changes in financial estimates by securities analysts or failure to meet their expectations;

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market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

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strategic actions by us or our competitors, such as acquisitions or restructurings;

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changes in laws or regulations which adversely affect our industry or us;

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changes in accounting standards, policies, guidance, interpretations or principles;

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changes in senior management or key personnel;

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issuances, exchanges or sales, or expected issuances, exchanges or sales of our capital stock;

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changes in our dividend policy;

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adverse resolution of new or pending litigation against us; and

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changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events.

These broad market and industry factors may materially reduce the market price of our Class A common stock, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of our Class A common stock is low. As a result, you may suffer a loss on your investment.
In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.
If securities analysts do not publish research or reports about us, or if they issue unfavorable commentary about us or our industry or downgrade our Class A common stock, the price of our Class A common stock could decline.
The trading market for our Class A common stock depends, in part, on the research and reports that third-party securities analysts publish about us and the industries in which we operate. We may be unable or slow to attract research coverage and if one or more analysts cease coverage of us, the price and trading volume of our securities would likely be negatively impacted. If any of the analysts that may cover us change their recommendation regarding our Class A common stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A common stock would likely decline. If any analyst that may cover us ceases covering us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price or trading volume of our Class A common stock to decline. Moreover, if one or more of the analysts who cover us downgrades our Class A common stock, or if our reporting results do not meet their expectations, the market price of our Class A common stock could decline.
The obligations associated with being a public company, particularly once we cease to be an “emerging growth company”, involve significant expenses and require significant resources and management attention, which may divert from our business operations.
We are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective internal control over financial reporting. Once we cease to be an “emerging growth company”, an attestation report on internal control over financial reporting will be required to be issued by our independent registered public accounting firm. As a result, we will incur increased legal, accounting and other expenses that we did not previously incur. Our entire management team and many of our other employees will need to devote substantial time to compliance and may not effectively or efficiently manage our transition into a public company.
In addition, the need to establish the corporate infrastructure demanded of a public company may also divert management’s attention from implementing our business strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal control over financial reporting, including IT controls, and procedures for financial reporting and accounting systems to meet our reporting obligations as a public company.
However, the measures we take may not be sufficient to satisfy our obligations as a public company. If we do not continue to develop and implement the right processes and tools to manage our changing enterprise and maintain our culture, our ability to compete successfully and achieve our business objectives could be impaired, which could negatively impact our business, financial condition and results of operations. In addition, we cannot predict or estimate the amount of additional costs we may incur to comply with these requirements. We anticipate that these costs will materially increase our general and administrative expenses.
These rules and regulations result in our incurring legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified people to serve on our board of directors, our board committees or as executive officers.
We are, and have been in the recent past, subject to litigation.
We are currently, and have been in the recent past, subject to litigation, and we could be subject to further litigation in the future. In 2018, we brought a claim in Massachusetts federal court against Markforged, Inc., or Markforged, a competitor in the additive manufacturing industry, regarding patent infringement and trade secret misappropriation. Markforged counterclaimed for trade secret misappropriation. We and Markforged entered into a confidential settlement agreement covering such matters in October 2018. In July 2019, Markforged brought a claim against us in Massachusetts federal court alleging false and misleading statements about their products in violation of the settlement agreement, which includes mutual non-disparagement and confidentiality obligations. The hearing was held in December 2020 and the arbitrator has ruled that we do not owe Markforged any damages associated with the claim. Although we vigorously pursue favorable outcomes we can provide no assurance as to the outcome of any current or future lawsuits or allegations, and any such actions may result in judgments against us for significant damages. Resolution of any such matters can be prolonged and costly, and the ultimate results or judgments are uncertain due to the inherent uncertainty in litigation and other proceedings. In addition, the additive manufacturing industry has been, and may continue to be, litigious, particularly with respect to intellectual property claims. Moreover, our potential liabilities are subject to change over time due to new developments, changes in settlement strategy or the impact of evidentiary requirements. Regardless of the outcome, litigation has resulted in the past, and may result in the future, in significant legal expenses and require significant attention and resources of management. As a result, any present or future litigation that may be brought against us by any third party could result in losses, damages and expenses that have a significant adverse effect on our financial condition.
We do not intend to pay dividends on our Class A common stock for the foreseeable future.
We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, we do not anticipate declaring or paying any cash dividends on our Class A common stock in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, certain restrictions related to our indebtedness, industry trends and other factors that our board of directors may deem relevant. Any such decision will also be subject to compliance with contractual restrictions and covenants in the agreements governing our current and future indebtedness. In addition, we may incur additional indebtedness, the terms of which may further restrict or prevent us from paying dividends on our Class A common stock. As a result, you may have to sell some or all of your Class A common stock after price appreciation in order to generate cash flow from your investment, which you may not be able to do. Our inability or decision not to pay dividends, particularly when others in our industry have elected to do so, could also adversely affect the market price of our Class A common stock.

OTHER RISKS
Additional Risks Relating to Desktop Metal and ExOne
Desktop Metal and ExOne are, and following completion of the Mergers Desktop Metal will continue to be, subject to the risks described in (i) Part II, Item 1A in Desktop Metal’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and (ii) Part I, Item 1A in ExOne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. See the section titled “Where You Can Find More Information.”

INFORMATION ABOUT THE SPECIAL MEETING
This proxy statement/prospectus is being provided to ExOne stockholders as part of a solicitation of proxies by the ExOne Board for use at the special meeting. This proxy statement/prospectus contains important information regarding the special meeting, the proposals on which ExOne stockholders are being asked to vote, considerations that ExOne stockholders may find useful in determining how to vote and voting procedures.
Date, Time and Place	The special meeting will be held on November 9, 2021, at 10:00 a.m., Eastern Time via a live interactive audio webcast on the Internet at www.virtualshareholdermeeting.com/XONE2021SM.
Purpose of the Special Meeting	The special meeting will be held for the purpose of considering and voting on the following matters:
Proposal No. 1 – The Merger Proposal (Item 1 on the proxy card). To adopt the Merger Agreement.
Proposal No. 2 – The Advisory Executive Compensation Proposal (Item 2 on the proxy card). To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to ExOne’s named executive officers in connection with the Mergers.
Proposal No. 3 – The Adjournment Proposal (Item 3 on the proxy card). To approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the special meeting.
The ExOne Board recommends that ExOne stockholders vote “FOR” each of the proposals presented at the special meeting.
Who Can Vote at the Special Meeting	The ExOne Board has fixed the close of business on October 4, 2021 as the Record Date for the determination of stockholders entitled to notice of and to vote at the special meeting.

Only ExOne stockholders of record at the close of business on the Record Date are entitled to receive notice of, attend and vote the shares of ExOne common stock that they held on that date at the special meeting or at any adjournment of the meeting.
At the close of business on the Record Date, there were 22,361,254 shares of ExOne common stock issued and entitled to vote, held by approximately 197 holders of record.

Attending and Voting at the Special Meeting
Stockholders eligible to vote at the special meeting, or their duly authorized proxies, may attend the special meeting. ExOne is conducting a virtual online special meeting so its stockholders can participate from any geographic location with Internet connectivity, which ExOne believes is important in light of the COVID-19 pandemic and to support the health and well-being of ExOne’s stockholders, directors and employees. ExOne has designed the format of the virtual online special meeting to provide stockholders the same ability to participate that they would have at an in-person meeting.
To participate in the special meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/XONE2021SM and enter the 16-digit control number found on your proxy card or voting instruction form sent to you by your bank, broker or other nominee. Once admitted, during the special meeting, you may vote, submit questions and view the list of stockholders entitled to vote at the special meeting by following the instructions available on the meeting website.
Vote Required for the Proposals	Proposal No. 1 – The Merger Proposal (Item 1 on the proxy card). Approval of the Merger Proposal requires the affirmative vote of a majority of the outstanding shares of ExOne common stock entitled to vote as of the Record Date.
Proposal No. 2 – The Advisory Executive Compensation Proposal (Item 2 on the proxy card). Approval of the Advisory Executive Compensation Proposal requires the affirmative vote of a majority of shares represented at the special meeting and entitled to vote as of the Record Date.
Proposal No. 3 – The Adjournment Proposal (Item 3 on the proxy card). Approval of the Adjournment Proposal requires the affirmative vote of a majority of shares represented at the special meeting and entitled to vote as of the Record Date.
Quorum Requirement	A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if the holders of a majority of all outstanding shares of ExOne common stock entitled to vote as of the Record Date are present virtually at the special meeting or represented by proxy. At the close of business on the Record Date, there were 22,361,254 shares of ExOne common stock outstanding and entitled to vote. This means that at least 11,180,628 shares must be represented by stockholders present virtually at the special meeting or represented by proxy to have a quorum. Your shares will be counted towards the quorum if you submit a valid proxy or attend the virtual online special meeting. Abstentions and broker non-votes, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. In the event that a quorum is not present at the special meeting, ExOne expects that the special meeting will be adjourned to solicit additional proxies.
Shares Owned by ExOne Directors and Executive Officers	At the close of business on October 4, 2021, the Record Date for the special meeting, directors and executive officers of ExOne beneficially owned, in the aggregate, approximately 5,218,376 issued and outstanding shares of ExOne common stock, representing approximately 23.3% of the outstanding shares of ExOne common stock beneficially owned on that date. The directors and executive officers of ExOne have informed ExOne that they currently intend to vote all of the shares of ExOne common stock they are entitled to vote (i) “FOR” the Merger Proposal, (ii) “FOR” the Advisory Executive Compensation Proposal and (iii) “FOR” the Adjournment Proposal.
Methods of Voting – Stockholders of Record	If on October 4, 2021, your shares were registered directly in your name with ExOne’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record with respect to those shares.

As a stockholder of record, you may vote by proxy via telephone, over the Internet or by returning a proxy card, or you may vote online at the special meeting. Regardless of whether you plan to participate in the special meeting, we urge you to vote by proxy to ensure your vote is counted. You may still participate in the special meeting and vote online during the special meeting if you have already voted by proxy.
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You may vote your shares by proxy over the Internet, by telephone or by returning your proxy card by mail in the envelope provided. Instructions to vote over the Internet or by telephone are printed on your proxy card. To vote using the proxy card, please complete, sign and date the enclosed proxy card and return it promptly to Broadridge. If you vote by proxy via telephone, over the Internet or by returning your signed proxy card to Broadridge before the special meeting, we will vote your shares as you direct.

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To vote online during the special meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/XONE2021SM. Once admitted, during the special meeting, you may vote by following the instructions available on the meeting website.

The deadline for sending in a completed proxy card is 6:00 p.m. Eastern Time on November 8, 2021. The deadline for voting via the Internet or by telephone is 11:59 p.m. Eastern Time on November 8, 2021.

Methods of Voting – Beneficial Owners
If on October 4, 2021, your shares were held in an account at a broker, bank, or other similar organization as your nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the special meeting.
As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. Please refer to the voting instructions provided by your broker, bank or other nominee. Many organizations allow beneficial owners to give voting instructions via telephone or the Internet, as well as in writing. You may also vote online at the special meeting. To vote online during the special meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/XONE2021SM. Once admitted, during the special meeting, you may vote by following the instructions available on the meeting website.

Abstentions	If you fail to submit a proxy or fail to instruct your bank, broker or other nominee to vote, assuming a quorum is present at the special meeting, it will have no effect on the outcome of the Advisory Executive Compensation Proposal (Proposal No. 2) or the Adjournment Proposal (Proposal No. 3), but it will have the same effect as a vote “AGAINST” the Merger Proposal (Proposal No. 1). An abstention occurs when an ExOne stockholder returns a proxy with an “abstain” instruction or virtually attends the special meeting and votes to abstain from voting.

Abstentions, if any, will be counted toward the vote total for each proposal and will therefore have the same effect as a vote “AGAINST” the Merger Proposal (Proposal No. 1), the Advisory Executive Compensation Proposal (Proposal No. 2) and the Adjournment Proposal (Proposal No. 3).
Failure to Submit a Proxy or Vote Electronically at the Special Meeting; Broker Non-Votes	Your failure to submit a proxy or attend the special meeting, or your failure to instruct your bank, broker or other nominee how to vote will have the same effect as a vote “AGAINST” the Merger Proposal, and will have no effect on the outcome of either the Advisory Executive Compensation Proposal (Proposal No. 2) or the Adjournment Proposal (Proposal No. 3).
Failure to Provide Voting Instructions	Stockholders should specify their choice for each matter on the enclosed proxy card. If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the Merger Proposal, “FOR” the Advisory Executive Compensation Proposal and “FOR” the Adjournment Proposal. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If you grant a proxy, the persons named as proxy holders on the enclosed proxy card will vote your shares on any additional matters properly presented for a vote at the meeting as recommended by the ExOne Board or, if no recommendation is given, in their own discretion.
Revoking a Proxy
If you are a record holder of ExOne common stock, you can revoke your proxy and change your vote at any time before the final vote at the meeting.
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You may submit another properly completed proxy card with a later date, which must be postmarked no later than 6:00 p.m. Eastern Time on November 8, 2021.

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You may submit another properly completed proxy card with a later date via the Internet or by telephone before the closing of those voting facilities at 11:59 p.m., Eastern Time on November 8, 2021.

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You may participate in the virtual online special meeting and vote at the meeting. Simply participating in the virtual online meeting will not, by itself, revoke your proxy.

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You may send a written notice that you are revoking your proxy to our Corporate Secretary at The ExOne Company, 127 Industry Boulevard, North Huntingdon, Pennsylvania 15642.

A revocation or later-dated proxy received by ExOne after the vote will not affect the vote. If you hold your shares in “street name” through a bank, broker or other nominee, you should contact your bank, broker or other nominee to revoke your proxy or change your vote.

Solicitation of Proxies	The solicitation of proxies from ExOne stockholders is made on behalf of the ExOne Board. ExOne has engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and information support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $20,000 in total. ExOne will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to stockholders. Directors, officers and employees of ExOne may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees of ExOne will not be paid any additional compensation for soliciting proxies.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
THE PARTIES TO THE MERGERS
The ExOne Company (“ExOne”)
127 Industry Boulevard
North Huntingdon, Pennsylvania 15642
(877) 773-9663
ExOne is a global provider of 3D printing machines and 3D printed and other products, materials and services to industrial customers. ExOne’s business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its global installed base of 3D printing machines. ExOne’s machines serve direct and indirect applications. Direct printing produces a component; indirect printing makes a tool to produce a component. ExOne offer its pre-production collaboration and print products for customers through its network of ExOne Adoption Centers. ExOne also supplies the associated materials, including consumables and replacement parts, and other services, including training and technical support, that are necessary for purchasers of its 3D printing machines to print products.
ExOne’s common stock is listed on the Nasdaq under the symbol “XONE.”
For more information about ExOne, please visit ExOne’s Internet website at www.exone.com. ExOne’s Internet website address is provided as an inactive textual reference only. The information contained on ExOne’s Internet website is not incorporated into, and does not form a part of, this proxy statement/prospectus or any other report or document on file with or furnished to the SEC. Additional information about ExOne is included in the documents incorporated by reference into this proxy statement/prospectus. See the section titled “Where You Can Find More Information” beginning on page 242 of this proxy statement/prospectus.
Desktop Metal, Inc. (“Desktop Metal”)
63 3rd Avenue
Burlington, Massachusetts 01803
(978) 224-1244
Desktop Metal is pioneering a new generation of additive manufacturing technologies focused on Additive Manufacturing 2.0, the volume production of end-use parts. We offer a comprehensive portfolio of integrated additive manufacturing solutions comprised of hardware, software, materials and services, with support for metals, composites, polymers, ceramics, sands, biocompatible materials, wood and elastomers. Our solutions span use cases across the product life cycle, from product development to mass production and aftermarket operations, and they address an array of industries, including automotive, healthcare and dental, consumer products, heavy industry, aerospace, machine design and research and development.
Desktop Metal Class A common stock is listed on the NYSE under the symbol “DM.”
For more information about Desktop Metal, please visit Desktop Metal’s Internet website at www.desktopmetal.com. Desktop Metal’s Internet website address is provided as an inactive textual reference only. The information contained on Desktop Metal’s Internet website is not incorporated into, and does not form a part of, this proxy statement/prospectus or any other report or document on file with or furnished to the SEC. Additional information about Desktop Metal is included in the documents incorporated by reference into this proxy statement/prospectus. See the section titled “Where You Can Find More Information” beginning on page 242 of this proxy statement/prospectus.
Texas Merger Sub I, Inc. (“Merger Sub I”)
c/o Desktop Metal, Inc.
63 3rd Avenue
Burlington, Massachusetts 01803
(978) 224-1244
Texas Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Desktop Metal, was formed solely for the purpose of facilitating the First Merger. Merger Sub I has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the Merger Agreement. By operation of the First Merger, Merger Sub I will be merged with and into ExOne, with ExOne surviving the First Merger as a wholly owned subsidiary of Desktop Metal.
Texas Merger Sub II, LLC (“Merger Sub II”)
c/o Desktop Metal, Inc.
63 3rd Avenue
Burlington, Massachusetts 01803
(978) 224-1244
Texas Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Desktop Metal, was formed solely for the purpose of facilitating the Second Merger. Merger Sub II has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the Merger Agreement. By operation of the Second Merger, ExOne (as the surviving entity in the First Merger) will be merged with and into Merger Sub II, with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of Desktop Metal.

THE MERGERS
This section describes the Mergers. The description in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement/prospectus. This summary does not purport to be complete and may not contain all the information about the Mergers that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you any factual information about ExOne or Desktop Metal. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings ExOne and Desktop Metal make with the SEC, as described in the section titled “Where You Can Find More Information.”
Merger Consideration
The Merger Agreement provides that at the Effective Time, each share of ExOne common stock issued and outstanding immediately prior to the Effective Time (other than shares owned or held by (x) Desktop Metal or any of its subsidiaries, (y) in treasury or otherwise held by ExOne or any of its subsidiaries and (z) any person who has not voted in favor of, or consented to, the Mergers and properly demands appraisal of such shares under Delaware law) will automatically be cancelled and converted into the right to receive (i) $8.50 in cash (subject to adjustment as described below), without interest, and (ii) a number of shares of Desktop Metal Class A common stock determined by application of an Exchange Ratio (subject to adjustment as described below).
The “Exchange Ratio” means:
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if the Average Stock Price (as defined below) is greater than or equal to $9.70, then the Exchange Ratio will be 1.7522;

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if the Average Stock Price is less than $9.70 and greater than $7.94 per share, the initial exchange ratio of 1.9274 will be modified by multiplying such exchange ratio by the quotient of $8.82 divided by the Average Stock Price; or

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if the Average Stock Price is less than or equal to $7.94, then the Exchange Ratio will be 2.1416.

“Average Stock Price” means the average of the daily volume weighted averages of the trading prices of Desktop Metal Class A common stock on the NYSE on each of the twenty consecutive trading days ending on (and including) the trading day that is three trading days prior to the date of the Effective Time of the Mergers.
Notwithstanding anything in the Merger Agreement to the contrary, to the extent that the sum of:
(A)
the aggregate number of shares of Desktop Metal Class A common stock to be issued in exchange for converted shares of ExOne common stock as of the Effective Time, plus

(B)
the aggregate number of shares of Desktop Metal Class A common stock for which the ExOne Options to be assumed pursuant to “— Treatment of ExOne Equity Awards — Unvested ExOne Options” below are exercisable as of the Effective Time, plus

(C)
the aggregate number of shares of Desktop Metal Class A common stock to be issued in connection with the cancellation of ExOne Options pursuant to “— Treatment of ExOne Equity Awards —  Vested ExOne Options” at the Effective Time, plus

(D)
the aggregate number of shares of Desktop Metal Class A common stock subject to the Desktop Metal RSAs to be issued pursuant to “— Treatment of ExOne Equity Awards — COC Restricted Stock Awards” and “— Treatment of ExOne Equity Awards — ESPP Awards” below at of the Effective Time, would exceed 19.9% of Desktop Metal’s issued and outstanding shares of Class A common stock immediately prior to the Effective Time (19.9% of such issued and outstanding shares rounded down to the nearest whole share, the “Maximum Share Number”), then (x) the Exchange Ratio will be reduced (the amount of such reduction, the “Exchange Ratio Reduction Number”) to the minimum extent necessary such that the sum of the aggregate number of shares of Desktop Metal Class A common stock to be issued under

(A) through (D) above, equals the Maximum Share Number and (y) subject to the limitations set forth on the following paragraph, the per share cash consideration will be increased by the amount in cash equal to the Exchange Ratio Reduction Number multiplied by the per share cash consideration).
Furthermore, if the quotient, expressed as a percentage, obtained by dividing (A) the per share stock consideration by (B) the sum of the per-share stock consideration plus the per-share cash consideration (for this purpose, including any other amounts treated as consideration other than Desktop Metal Class A common stock, as determined pursuant to Treasury Regulations Section 1.368-1(e)) (the “Threshold Percentage”) (determined without regard to this sentence) is less than 45%, then the per-share cash consideration will be reduced, and the per-share stock consideration will be increased on a dollar-for-dollar basis with such reduction, by an amount that would be necessary to cause the recomputed Threshold Percentage to equal 45%; provided, however, that this will not cause the aggregate number of shares of Desktop Metal Class A common stock to be issued as per-share stock consideration as of the Effective Time to exceed the Maximum Share Number. To the extent the adjustment described in this paragraph would otherwise cause the aggregate number of shares of Desktop Metal Class A common stock to be issued as per-share stock consideration as of the Effective Time to exceed the Maximum Share Number, then, notwithstanding the preceding paragraph, the per-share cash consideration will be reduced as set forth in this paragraph without a corresponding increase in the per-share stock consideration.
Background of the Mergers
The following chronology summarizes certain key events and contacts that led to the signing of the Merger Agreement. It does not purport to identify every conversation among the ExOne Board, members of ExOne’s management or ExOne’s representatives and other parties.
As part of its oversight function, the ExOne Board, together with senior management, regularly reviews and assesses, among other things, ExOne’s long-term strategic plans and opportunities, competitive environments, and short-and long-term performance, with the primary goal of enhancing stockholder value. The ExOne Board has long been focused on growth, customer adoption of its technology in target markets and obtaining the necessary size and economies of scale to compete with traditional manufacturing processes, believing that the emerging technology of additive manufacturing is poised to displace such traditional subtractive manufacturing methodologies in industrial applications.
Desktop Metal, as part of its business strategy, seeks to identify companies, patents, technologies, products and services to acquire to develop its businesses and enhance value for its stockholders. The board of directors of Desktop Metal, in consultation with members of its management team, periodically reviews such acquisition opportunities and seeks to consummate such acquisitions on favorable terms. As part of this process, Desktop Metal’s management team periodically reviewed and evaluated ExOne as a potential acquisition target.
Following a meeting in May of 2020, Ric Fulop, the co-founder and CEO of Desktop Metal, called John Hartner, the CEO of ExOne, on June 25, 2020 to set up a meeting to discuss potential business opportunities. Subsequently, on July 5 and 22, 2020, Mr. Fulop and Mr. Hartner met and had preliminary conversations regarding a possible business combination, but no material terms were discussed. At that time, Desktop Metal was privately held.
On August 26, 2020, Desktop Metal announced that it had entered into an agreement and plan of merger with Trine Acquisition Corp. (“Trine”), a special purpose acquisition company with shares of common stock traded on the NYSE. The merger of Desktop Metal with Trine would result in Desktop Metal’s stockholders receiving shares of Trine common stock and the newly combined operating company would be named Desktop Metal, Inc., would continue to be listed on the NYSE, and would trade under the ticker symbol “DM.”
On August 27, 2020, Mr. Fulop contacted Mr. Hartner and reiterated Desktop Metal’s interest in a potential business combination with ExOne after the Trine-Desktop Metal merger closing. ExOne’s common stock closed trading on August 27, 2020 at $10.05.
On September 12, 2020, Mr. Fulop and Mr. Hartner exchanged email correspondence regarding a potential transaction. In that email exchange, Mr. Hartner provided a proposed non-disclosure agreement with a customary mutual standstill agreement, which was executed on September 22, 2020, with the confidentiality provisions effective as of May 1, 2020.
On September 10, 2020, Mr. Fulop and Mr. Hartner agreed to meet for further discussions on September 22, 2020. The meeting was held at Desktop Metal’s offices in Burlington, Massachusetts and included Stephen Nigro, a current director of Desktop Metal, and ExOne’s Chairman, S. Kent Rockwell. The purpose of the meeting was to learn more about each other’s respective businesses to determine if there were any potential synergies regarding a combination. No material terms of a possible business combination were discussed at the meeting.
From October of 2020 through February 2021, ExOne explored a number of strategic investments and acquisitions aimed at increasing scale.
On December 9, 2020, Desktop Metal closed the merger with Trine and the combined entity continued as a company with common shares listed for trading on the NYSE under the symbol DM. Pursuant to subscription agreements entered into in connection with the Trine merger agreement, certain investors agreed to subscribe for an aggregate of 27,497,500 newly-issued shares of Class A common stock of Desktop Metal at a purchase price of $10.00 per share for an aggregate purchase price of $274,975,000.
On December 10, 2020, Desktop Metal’s Class A common stock closed at $18.88 per share.
On December 11, 2020, Mr. Rockwell received a call from the CEO of Company X, a potential strategic counterparty, with which ExOne was also exploring another commercial business opportunity. During that conversation, the CEO of Company X suggested that the parties explore a possible combination of the companies. No terms of a business combination were discussed, and Mr. Rockwell stated that he would advise the management and the ExOne Board of Company X’s potential interest and any follow-up if there was interest on ExOne’s part. Mr. Rockwell advised Mr. Hartner and certain members of the ExOne Board of the call on December 11, 2020 and discussed the matter in executive session at the regularly scheduled board meeting held on December 15, 2020.
At the December 15, 2020 ExOne Board meeting, Messrs. Rockwell and Hartner updated the ExOne Board on the recent expressions of interest without any material terms by Company X and Desktop Metal. Representatives of ExOne’s outside counsel, McGuireWoods LLP (“McGuireWoods”), reviewed and discussed the ExOne Board’s fiduciary duties under Delaware law and related matters should the ExOne Board receive an unsolicited acquisition proposal from Company X, Desktop Metal or any other party. As the ExOne Board does routinely, it discussed strategic alternatives, including a potential business combination. Given the lack of detail, management determined that it would respond to inquiries and determine synergies for a potential business combination, at the time they are presented.
In response to the CEO of Company’s X’s invitation during the call of December 11, 2020, on January 21, 2021, Messrs. Rockwell and Hartner met with the CEO of Company X at Company X’s headquarters to learn more about each other’s respective businesses to determine if there were any potential synergies regarding a combination. No terms of a possible business combination were discussed at that meeting.
At the regularly scheduled ExOne Board meeting on February 3, 2021, Messrs. Rockwell and Hartner reported on the January 21, 2021 meeting with the CEO of Company X, and the ExOne Board authorized management to proceed with a number of potential strategic transactions, including, among others, an unrelated transaction with Company X and a strategic partnership with Rapidia, Inc. On February 3, 2021, the ExOne Board also authorized management to pursue a confidentially marketed public offering given the favorable capital market conditions and ExOne’s February 2, 2021 closing stock price of $33.18.
On February 5, 2021, Mr. Hartner called the CEO of Company X to discuss the unrelated commercial matter that the parties had been pursuing. During that call, the CEO of Company X indicated that Company X would be interested in discussing a future possible combination of their companies.
On February 8, 2021, ExOne issued a pre-earnings press release that also included an announcement of a strategic partnership with Rapidia, Inc. and the trading price of ExOne common stock increased from its February 5, 2021 closing price of $40.14 to a closing price on February 8, 2021 of $54.54.

On February 10, 2021, ExOne entered into an underwriting agreement pursuant to which it agreed to issue and sell up to 1,666,667 shares of its common stock at a public offering price of $54.00 per share. In addition, ExOne granted the underwriters a 30-day option to purchase up to an additional 205,907 shares of its common stock at the public offering price (less underwriting discounts and commissions), which option was exercised on February 11, 2021. As a result of this common stock offering, during February 2021, ExOne sold 1,872,574 shares of its common stock and received aggregate net proceeds of approximately $95,000,000 after underwriting discounts, commissions, legal and accounting fees, and other offering expenses were paid. ExOne undertook the offering intending to use the net proceeds for working capital and general corporate purposes, including strategic investments.
On February 27, 2021 and March 3, 2021, Mr. Hartner and Mr. Fulop discussed an unrelated personnel matter relating to Desktop Metal’s recent hire of an ExOne employee. On the February 27th conversation, they briefly discussed the possibility of a business combination and Mr. Fulop noted that given ExOne’s current trading price, the market capitalization would make the deal problematic. ExOne’s common stock closed trading on February 26, 2021 at $34.10.
On March 5, 2021, with ExOne’s trading price closing at $28.47 per share (and Desktop Metal at $15.70 per share), Mr. Fulop contacted Mr. Hartner to revisit discussions of a business combination including a possible stock/cash mix with potentially up to an aggregate of $150 million in cash. They continued discussions on March 8, 9, 15 and 16, 2021, discussing potential prices, deal structure and integration matters. Mr. Fulop noted that Desktop Metal was currently working on an unrelated business combination with another company but would contact certain representatives of the Desktop Metal transaction committee and its investment banker, Credit Suisse Securities (USA) LLC (“Credit Suisse”) to put together a proposal.
Following ExOne’s Board meeting on March 9 and 10, 2021, Mr. Hartner, together with other members of ExOne senior management, interviewed three investment banks to determine their qualifications and experience and any potential conflicts of interest, and reviewed each investment bank’s fee proposals to represent ExOne in connection with any unsolicited acquisition proposal. Stifel was selected by management to be recommended to the Board given Stifel’s knowledge of the 3D printing industry, its pre-existing relationship with ExOne, and its fee proposal. Stifel confirmed that it would not have any conflicts of interest in representing ExOne in connection with a transaction with Desktop Metal or Company X.
On March 10, 2021, the CEO of Company X informed Mr. Hartner that Company X was not interested at that time in engaging in any further discussions about a possible combination.
On May 5, 2021, Mr. Fulop contacted Messrs. Rockwell and Hartner to inform them that Desktop Metal would be providing them with terms of a non-binding proposal. The initial non-binding proposal of $27.50 per share with two alternatives: (i) 100% of Desktop Metal Class A common stock in a cash-free transaction or (ii) 16% cash / 84% stock with a cash portion of $4.45 per share and fixed exchange ratio of 1.883x was received by Mr. Hartner via encrypted email. The per share price proposed represented a premium of approximately 30% over ExOne’s closing share price on May 5, 2021.
Following further discussions and diligence, on May 6, 2021, Mr. Fulop emailed Messrs. Rockwell and Hartner a revised proposal of $27.50 per share with two alternative proposed structures: (i) 100% of Desktop Metal Class A common stock in a cash-free transaction or (ii) $143 million in the aggregate of cash and a 1.725x exchange ratio. Messrs. Hartner and Rockwell discussed the proposal with certain members of the ExOne Board over the following days.
On May 12, 2021, Mr. Hartner reviewed the terms of Desktop Metal’s non-binding proposal with the entire ExOne Board in special session after the ExOne Board’s annual meeting. Representatives of Stifel joined the meeting and reviewed Desktop Metal’s offer against a variety of benchmarks. The ExOne Board engaged in a discussion regarding the merits of a potential transaction, including pricing, process and timing. The ExOne Board discussed the premium that the $27.50 per share price represented to ExOne’s recent trading prices, as well as potential strategic alternatives for ExOne, including its prospects as a standalone business. Representatives of Stifel and ExOne’s management team responded to questions from the ExOne Board. Mr. Hartner reminded the ExOne Board of its fiduciary duties with respect to any unsolicited acquisition proposal. Mr. Hartner presented his and Mr. Rockwell’s recommendation that Stifel be engaged to serve as financial advisor with respect to a potential acquisition of ExOne and reviewed the terms of such engagement, including the lack of any conflicts with representing ExOne. Following discussion, the ExOne Board (i) approved the engagement of Stifel as financial advisor to ExOne with respect to any acquisition proposal, (ii) authorized the Chief Executive Officer, the Chief Financial Officer and the General Counsel of ExOne to conduct negotiations with representatives of Desktop Metal regarding a potential transaction, and (iii) the ExOne Board established a transaction committee consisting of S. Kent Rockwell, John Irvin and William Strome to oversee and advise management with respect to the negotiations with representatives of Desktop Metal or one or more other possible strategic transactions with third parties. Following the ExOne Board meeting, the ExOne transaction committee met with representatives of Stifel to further review the terms of Desktop Metal’s May 6, 2021 proposal. Mr. Hartner was authorized to contact Mr. Fulop with a verbal response to (i) refuse the request for exclusivity and (ii) inform Desktop Metal that the committee was willing to present a proposal to the full ExOne Board of $33.00 per share with a 50/50 mix of cash and stock. Mr. Hartner provided the committee’s response to Mr. Fulop later that same day.
Later that day, ExOne and Stifel executed an engagement letter to formally engage Stifel as ExOne’s financial advisor in connection with the ExOne Board’s consideration of potential strategic transactions.
On May 21, 2021, Mr. Fulop called Mr. Hartner and declined to increase the price set forth in Desktop Metal’s May 6, 2021 non-binding proposal and requested that ExOne respond regarding its willingness to undertake a potential transaction with a price of $27.50 per share (subject to due diligence and Desktop and ExOne Board approval) with a cash component of $143 million in the aggregate. Mr. Fulop indicated that Desktop Metal believed it could enter into such agreement by the second week of August of 2021. On that day, ExOne’s stock closed at $20.50 per share and Desktop Metal’s stock closed at $13.17. The $27.50 per share price proposed represented a premium of approximately 34% over ExOne’s closing share price on May 21, 2021.
On May 22, 2021, Mr. Hartner notified the members of the ExOne transaction committee of the terms of Desktop Metal’s May 21, 2021 proposal, and on May 24, 2021, the ExOne transaction committee as well as representatives of Stifel met to discuss the terms and relative valuation of Desktop Metal’s May 21, 2021 proposal and discussed potential tactics in the process moving forward. Representatives of Stifel also discussed options to expand the process as well as discussing other potential buyers who could undertake a transaction on potentially more favorable terms and within the timeframe proposed by Desktop Metal. The ExOne Board instructed Mr. Hartner to reach out to Company X to see if they had any interest in participating in the process.
On May 25, 2021, Mr. Hartner called Mr. Fulop to inform him that Desktop Metal would need to contribute more cash to make a deal viable but that ExOne was willing to engage in mutual financial due diligence based on the May 21, 2021 proposal.
On May 28, 2021, a representative of Company X contacted Mr. Hartner leaving a message that it was interested in restarting discussions regarding Company X’s interest in acquiring ExOne, and a call was scheduled for June 3, 2021.
On June 3, 2021, Mr. Hartner spoke with the CEO of Company X. During that call, the CEO indicated that he would be interested in resuming discussions of possible synergies of a possible combination.
On June 4, 2021, Company X entered into a non-disclosure agreement with ExOne. Later that day, and again on June 7, 2021, Mr. Hartner and the CEO of Company X had conversations with a representative of Company X regarding a potential acquisition of ExOne. They agreed to engage in preliminary due diligence to explore the possible synergies of the transaction and no material terms of a possible transaction were discussed.
On June 9, 2021, Mr. Fulop informed representatives of Stifel that Desktop Metal was not willing to increase the per share price but may be willing to increase the cash component and adjust the exchange ratio.
From June 9 to June 16, 2021, representatives of Stifel engaged in a number of conversations with Mr. Fulop and representatives of Credit Suisse regarding the price, cash and stock mix and the inclusion of an exchange ratio collar related to the stock component of Desktop Metal’s proposal, and also engaged in discussions with the financial advisor of Company X.
On June 12, 2021, senior management of ExOne and representatives of Stifel met via video conference with representatives of Company X regarding financial diligence.
On June 16, 2021, a representative of Stifel was contacted by representatives of Company X and expressed their intent to issue a non-binding proposal.
Representatives of Stifel had multiple conversations between June 16 and June 21, 2021 with Company X’s financial advisor to discuss terms and conditions, including areas for future diligence, which could be expected in a forthcoming non-binding offer.
On June 17, 2021, the ExOne transaction committee met with representatives of Stifel and certain members of ExOne’s management to discuss the terms of Desktop Metal’s proposal and the expectations regarding a non-binding offer from Company X.
On June 18, 2021, Desktop Metal submitted a revised proposal with $177 million in the aggregate in cash and a 1.5627x exchange ratio. Later that same day, representatives of Stifel contacted Credit Suisse to discuss the potential use of a floating exchange ratio with a collar to mitigate volatility associated with the stock consideration, settling on a floating exchange ratio with a 10% bilateral collar that both parties believed was acceptable and market.
On June 19, 2021, Mr. Hartner discussed the terms of a potential non-binding offer with the CEO of Company X.
On June 20, 2021, Mr. Fulop provided Messrs. Rockwell and Hartner with a letter, dated as of June 18, 2021, containing the written non-binding indication of Desktop Metal’s interest in acquiring all outstanding shares of ExOne at an aggregate per share purchase price of $27.50, comprised of a cash/stock mix of 29% and 71%, respectively, or $7.83 per share cash component. The non-binding indication of interest assumed a fixed-exchange ratio mechanism but noted that Desktop Metal was willing to consider a +/- 10% collar on the exchange ratio, so that the exchange ratio would fluctuate between 1.4206x and 1.7363x shares of Desktop Metal Class A common stock for each share of ExOne common stock. On June 18, 2021, ExOne’s stock closed at $20.02 per share and Desktop Metal’s stock closed at $12.57.
On June 21, 2021, representatives of Stifel and Mr. Hartner, respectively, had follow up phone calls to clarify the operation of the collar and cash component of the Desktop Metal proposal.
On June 23, 2021, Mr. Hartner contacted the ExOne transaction committee to inform them that Company X was expected to provide a non-binding proposal in writing and that they should expect the offer to be contingent on due diligence with respect to ExOne’s supply chain and revenue growth.
On June 24, 2021, the ExOne transaction committee met to discuss the terms of the Desktop Metal proposal, the expected letter from Company X and other potential strategic alternatives.
Desktop Metal and ExOne amended the May 1, 2021, non-disclosure agreement on June 29, 2021 to include customary standstill provisions.
On June 30, 2021, Company X provided a non-binding proposal to the ExOne Board representing an ‘at-market’ valuation of ExOne, comprised of shares of Company X’s common stock using an exchange ratio to be fixed at time of signing based on the undisturbed trading prices of the two companies during a mutually acceptable, recent period and $70.0 million of cash. Company X’s June 30 proposal also included a request to enter into an exclusivity agreement.
On July 1, 2021, Mr. Hartner texted Mr. Fulop regarding undertaking further due diligence while ExOne reviewed the Desktop Metal proposal. Later that day, representatives of ExOne met via video conference with representatives of Desktop Metal, Stifel and Credit Suisse to present business overviews and hold a preliminary due diligence session. The same parties then met again on July 26, 2021 for another due diligence session.

On July 2, 2021, representatives of Stifel confirmed via phone call with representatives of Company X that its proposal did not include a premium over the current trading price of ExOne common stock. Later that day, the ExOne transaction committee met with representatives of Stifel to discuss the terms of the Company X proposal. The committee determined that the Company X proposal was insufficient to present to the ExOne Board. On the same day, representatives of Stifel and ExOne conducted a diligence/reverse diligence video conference with representatives of Desktop Metal. The ExOne transaction committee met later that same day and discussed the status of the Desktop Metal proposal, the Company X proposal and the potential to conduct a market check with other parties and the likelihood of another party coming into the process. Representatives of Stifel were authorized by the ExOne transaction committee to reach out to Company X’s financial advisor, which they did on July 2, 2021 and again on July 6, 2021, to discuss terms and conditions found in Company X’s June 30, 2021 non-binding proposal including the need to improve the overall implied transaction price through increases in both the cash and stock components.
On July 3, 2021, Mr. Hartner and Mr. Fulop met in person to discuss status of diligence, the process and timing to undertake a transaction, as well as synergies. No material terms of the transaction were discussed.
On July 5, 2021, Mr. Hartner updated certain members of the ExOne transaction committee on status. Later that day, representatives of Stifel (i) reached out to contacts at Company Y via phone call to inquire of any potential interest in acquiring ExOne and (ii) reached out to contacts at Company X regarding the terms of its proposal and encouraged Company X to make its best offer.
On July 7, 2021, a representative of Company Y informed Stifel via email that Company Y was not interested in moving forward and would not be making a proposal.
On July 8, 2021, Company X provided ExOne with a revised letter of intent reflecting its proposal for $5.96 per share in cash and a fixed exchange ratio with an estimated then current value of $23.84 (consisting of $5.96 cash and $17.88 in stock) based on the closing price of Company X’s closing stock on July 8, 2021, which represented a premium of approximately 26% over ExOne’s closing share price on July 7, 2021.
On July 9, 2021, representatives of Desktop Metal provided a due diligence request list to ExOne and representatives of Stifel provided Desktop Metal with access to the ExOne virtual data room. Company X was not provided with data room access but certain files and other information from the ExOne data room were provided to representatives of Company X that same day.
On July 12, 2021, the ExOne transaction committee met and discussed with representatives of Stifel and certain members of ExOne’s management to consider the Company X revised proposal as compared to the Desktop Metal proposal as well as the potential timing of a transaction, including undertaking due diligence of Desktop Metal. Material terms of the draft merger agreement were also presented and reviewed with the transaction committee. Later that day, ExOne provided its due diligence list to Desktop Metal with respect to ExOne’s reverse due diligence of Desktop Metal and representatives of Stifel informed Company X that its revised offer was rejected (including the request for exclusivity) but that the ExOne Board would be willing to engage further if Company X were to provide a meaningfully higher indication of value.
On July 14, 2021, representatives of McGuireWoods, counsel for ExOne, sent an initial draft of the Merger Agreement to representatives of Latham & Watkins, LLP (“Latham & Watkins”), counsel for Desktop Metal. The initial draft of the Merger Agreement provided for, among other things, customary standstill and termination provisions, including a termination fee in an amount equal to 2.0% of the equity value of ExOne using the value of the consideration at signing and a reverse termination fee equal to 2.5x the company termination fee.
From July 9, 2021 through August 10, 2021, representatives of ExOne and Desktop Metal held numerous telephone and video conferences to discuss various due diligence processes and matters regarding finance, accounting, legal, contracts, regulatory and compliance, operations, intellectual property, information technology and human resources.
Representatives of Stifel had multiple conversations between July 12 and July 15, 2021 with Company X’s financial advisor to discuss terms and conditions found in Company X’s July 8, 2021 non-binding proposal.

On July 15, 2021, representatives of each of McGuireWoods, ExOne, Desktop Metal and Latham & Watkins held a telephone conference to discuss the initial draft Merger Agreement.
On July 16, 2021, representatives of each of Stifel and the financial advisor to Company X met to discuss diligence and other matters relating to valuation.
On July 18, 2021, the CEO of Company X informed Mr. Hartner that Company X was withdrawing from the process.
On July 19, 2021, representatives of Latham & Watkins sent a material issues list to representatives of McGuireWoods for discussion. Later that day, Mr. Hartner and Mr. Fulop discussed details regarding Desktop Metal’s site visit to ExOne’s facility and on July 20, 2021, representatives of ExOne (including the CEO and CFO) and representatives of Desktop Metal (including Mr. Fulop) met for further discussions and then toured the ExOne facility in Pennsylvania later that evening.
On July 22, 2021, Mr. Hartner updated the ExOne transaction committee on the current status of the potential transaction with Desktop Metal, including the site visit, the status of due diligence, as well as the material terms of the proposed transaction and issues raised by Desktop Metal’s counsel.
On July 25 and 29, 2021, and August 5, 8, 9, 10 and 11, 2021, representatives of each of Latham & Watkins and McGuireWoods exchanged revised drafts of the Merger Agreement. During this time, the parties held numerous telephone conferences to discuss the drafts of the Merger Agreement and negotiate, among other things, the circumstances under which ExOne could entertain third-party acquisition offers prior to the closing of the Mergers, the circumstances under which the ExOne Board could change its recommendations to stockholders, the amounts and triggers of the termination fee payable by ExOne and the reverse termination fee payable by Desktop Metal if the Merger Agreement is terminated under certain circumstances, ExOne’s ability to issue new equity awards prior to the closing of the Mergers and the treatment of such equity awards in the Mergers, ExOne’s ability to pay retention awards to personnel of ExOne and its subsidiaries and the aggregate amount of such awards, the circumstances under which Desktop Metal could be required to make divestitures in order to obtain antitrust regulatory approval for the Mergers and the scope of the operating covenants that would be applicable to each of ExOne and Desktop Metal prior to the closing of the Mergers, including the ability of Desktop Metal to continue to pursue certain acquisitions and use its share capital in connection with any such acquisitions.
On July 28, 2021, Mr. Fulop called Mr. Hartner in the evening to discuss the general status of diligence and the timing of negotiations. Material terms of the transaction were not discussed.
Between July 28, 2021 and August 10, 2021, representatives of each of ExOne, Desktop Metal, Latham & Watkins, McGuireWoods, KPMG, Stifel and Credit Suisse met for targeted due diligence sessions to discuss matters relating to finance, information technology, human resources, tax and data privacy. In addition, representatives of Desktop Metal and Latham & Watkins met telephonically during this period to discuss due diligence findings and progress.
On July 29, 2021, Desktop Metal and ExOne entered into a supplement to their May 1, 2020 non-disclosure agreement so that their respective legal and financial advisors could review diligence material without having to disclose competitively sensitive information to their respective business teams.
On July 29, 2021, representatives of Stifel requested that Credit Suisse confirm that the $27.50 per share valuation was still in place.
On August 2, 2021, Mr. Fulop called Mr. Hartner to inform him that with the price of Desktop Metal’s stock having declined nearly 30% since its June 18, 2021 proposal and the price of ExOne’s stock having declined nearly 18% in such period, Desktop Metal could not confirm its commitment to the $27.50 valuation. Mr. Fulop stated that Desktop Metal would present a revised proposal to the ExOne Board. Mr. Hartner explained that the ExOne Board and transaction committee had only authorized proceeding to diligence and negotiations based upon the $27.50 price and that he would instruct Stifel and McGuireWoods to stop working on a transaction with Desktop Metal, which he promptly did after the call.
On August 3, 2021, Mr. Hartner received (via email) from Mr. Fulop a revised offer of a fixed exchange ratio of 1.9981x and $175 million in aggregate cash (approximately $7.82 per share) and a 10% bilateral collar based upon a $8.82 per share of Desktop Metal Class A common stock. The proposed $25.50 per share price (assuming the closing stock price of Desktop Metal Class A common stock falls within the $7.94 and $9.70 collar) represented a premium of approximately 55% over ExOne’s $16.49 closing share price on August 3, 2021.
On August 4, 2021, the ExOne transaction committee met with representatives of Stifel and members of ExOne’s management team to review Desktop Metal’s updated proposal. At the meeting, ExOne management reported on the status of reverse due diligence efforts on Desktop Metal. Later that same day, representatives of Stifel delivered to Desktop Metal a counter proposal of $8.50 per share in cash (approximately $190 million in aggregate cash), an exchange ratio of 1.9274x per share with a 10% bilateral collar based upon the same $8.82 per share of Desktop Metal Class A common stock so that the exchange ratio would fluctuate between 1.7522x and 2.1416x shares of Desktop Metal Class A common stock based on the average stock price of Desktop Metal Class A common stock at closing, and a termination fee and reverse termination fee each at 2.0% of the equity value of ExOne. The counter proposal increased the cash component by 8.7%. The ExOne transaction committee instructed representatives of each of Stifel and McGuireWoods to negotiate for favorable terms in the definitive transaction agreement. Later that day, Mr. Hartner updated the full ExOne Board.
On August 5, 2021, Mr. Fulop through Credit Suisse agreed to move forward on the terms of ExOne’s August 4, 2021 counterproposal. Later that day and again on August 6, 2021, representatives of each of ExOne, Stifel and McGuireWoods met via video conference with representatives of Desktop Metal, Credit Suisse and Latham &Watkins, and McGuireWoods and Latham & Watkins met separately as well, to negotiate the remaining material terms of the Merger Agreement. Representatives of Stifel indicated that ExOne would be willing to move forward on the revised merger consideration so long as the parties could agree to “middle-of-the-road” deal protections, a low market termination fee, a reverse termination fee triggered by the breach of certain interim covenants relating to antitrust risk and dilution (issuance of share capital), an agreement on retention bonuses and the treatment of certain rollover equity.
On August 6, 2021, at a special meeting of the ExOne Board at which members of senior management and representatives of Stifel were present, the ExOne Board received an update on the status of the proposed transaction with Desktop Metal. Representatives of Stifel discussed Stifel’s preliminary financial analyses of the revised proposal. Management of ExOne provided an update on the status of the draft Merger Agreement and summarized the material terms of the draft Merger Agreement.
On August 6, 2021, KPMG provided Desktop Metal with a final due diligence report on finance, tax, human resources, information technology and trade and customs matters, and on August 11, 2021, Latham & Watkins provided Desktop Metal with a final legal due diligence report. Both reports were reviewed and discussed among representatives of Desktop Metal, KPMG and Latham & Watkins. On August 6, 2021, the Desktop Metal Board held a meeting at which members of Desktop Metal’s management team and representatives of Credit Suisse and Latham & Watkins provided an update on the status of the proposed transaction with ExOne and summarized the material terms of the draft Merger Agreement.
Mr. Fulop and Mr. Hartner conducted phone calls on August 9 and 10, 2021 to resolve outstanding issues relating to the vesting of restricted stock awards, the interim covenants of ExOne relating to contract matters, the interim covenants of Desktop Metal relating to certain acquisitions and use of Desktop Metal’s common stock between signing and closing, and the setting of the outside date at nine months, the terms of which were all reflected in the drafts exchanged by McGuireWoods and Latham & Watkins.
The ExOne Board met for its regularly scheduled quarterly meeting on August 9 and 10, 2021. Prior to the meeting, the ExOne Board was provided with a summary of the material terms of the proposed merger agreement. At the meeting on August 10, 2021, representatives of Stifel reviewed Stifel’s preliminary financial analyses of ExOne and Desktop Metal and the $25.50 per share proposal. At the same meeting, representatives of McGuireWoods reviewed the material terms of the proposed Merger Agreement, with a particular focus on the terms relating to each party’s interim operating covenants, the “no-shop” and “fiduciary out” provisions, efforts to secure antitrust approvals, closing conditions, termination fees and termination rights, and the negotiations over those terms, and reviewed the ExOne Board’s fiduciary duties. ExOne management updated the ExOne Board on the due diligence efforts on Desktop Metal. The ExOne Board was also updated regarding the voting and support agreements that were being negotiated and would be entered into with Messrs. Rockwell and Hartner relating to the proposed Merger Agreement. The ExOne Board then discussed the strategic rationale for the merger transaction, the anticipated market reaction to a potential deal and the proposed timing of the signing day. Representatives of each of Stifel and McGuireWoods and members of ExOne’s management team responded to questions from the ExOne Board at the meeting.
On August 11, 2021, at a special meeting of the ExOne Board at which members of ExOne’s senior management team and representatives of each of Stifel and McGuireWoods were present, representatives of Stifel reviewed Stifel’s financial analyses of ExOne and Desktop Metal and Desktop Metal’s $25.50 per share proposal. At the request of the ExOne Board, representatives of Stifel rendered its oral opinion, confirmed by delivery of a written opinion dated August 11, 2021, to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered, and limitations and qualifications on the review undertaken in such opinion, the per share merger consideration to be received by the holders of ExOne common stock (other than treasury shares and shares held by Desktop Metal or the Merger Subs) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. The opinion of Stifel is more fully described in the section titled “The Mergers —  Opinion of ExOne’s Financial Advisor.” Representatives of McGuireWoods updated the ExOne Board on changes to the Merger Agreement since the August 10, 2021 meeting and representatives of each of Stifel and McGuireWoods and members of ExOne’s management team responded to questions from the ExOne Board. For further information concerning the factors considered by the ExOne Board in reaching its decision to approve the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement, see “The Mergers — ExOne’s Reasons for the Mergers; Recommendation of the ExOne Board.”
Following consideration of the matters discussed during the course of the August 11, 2021 ExOne Board meeting, the ExOne Board (i) determined that it was fair to, advisable for and in the best interests of ExOne and its stockholders for ExOne to enter into the Merger Agreement and effect the Mergers and other transactions contemplated thereby, (ii) authorized, approved and adopted the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby on behalf of ExOne, and (iii) directed that the ExOne Merger Proposal be submitted to the ExOne stockholders for consideration, (iv) recommended that the ExOne stockholders vote in favor of the ExOne Merger Proposal and (v)  approved an amendment to the exclusive forum provision of the ExOne bylaws.
On August 11, 2021, the Desktop Metal Board held a meeting at which members of Desktop Metal’s management team and representatives of Credit Suisse and Latham & Watkins were present to authorize and approve the final terms of the Merger Agreement.
Later that day, following their respective board meetings, Desktop Metal and ExOne executed the Merger Agreement. Later that afternoon, following the close of market trading at 4:00 p.m. Eastern Time, Desktop Metal and ExOne issued a joint press release announcing the parties’ execution of the Merger Agreement. The closing price of ExOne common stock was $17.28 per share on August 11, 2021.
ExOne’s Reasons for the Mergers; Recommendation of the ExOne Board
The ExOne Board has (i) determined that it is fair to, advisable and in the best interests of ExOne and its stockholders for ExOne to enter into the Merger Agreement and effect the Mergers and other transactions contemplated thereby, (ii) authorized, approved and adopted the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby (including the Mergers) on behalf of ExOne, (iii) directed that the Merger Proposal, the Advisory Executive Compensation Proposal and the Adjournment Proposal be submitted to the ExOne stockholders for consideration and (iv) recommended that ExOne stockholders vote in favor of such proposals.
Accordingly, the ExOne Board recommends that ExOne stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Executive Compensation Proposal and “FOR” the Adjournment Proposal.
As further described above in the section titled “— Background of the Mergers,” in evaluating the Mergers, the ExOne Board consulted with ExOne’s management, as well as with ExOne’s outside legal and financial advisors, and in reaching its decision, the ExOne Board considered various factors, including, among other things, the following (not necessarily in order of relative importance):

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Fractured 3D Printing and Additive Manufacturing market requires scale to compete.   The ExOne Board considered the fact that scale of business and operations is and would be required for future success in the 3D printing and additive manufacturing market, and that ExOne either undertaking significant acquisition(s) or being acquired would be needed to optimize stockholder value.

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The ExOne Board further believes that:

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the combined entity’s increased scale will improve access to global capital markets to assist the combined entity’s future growth efforts; and

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the additional scale may also be leveraged to drive down costs across systems and materials as well as drive fixed overhead absorption to support further growth.

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ExOne’s Business and Prospects.   The ExOne Board considered ExOne’s business, assets, financial condition, results of operations, current business strategy and prospects and the risks facing ExOne and its industry, including the inherent costs, risks and uncertainties associated with continuing to operate independently as a public company.

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Strategic Rationale.

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The ExOne Board’s belief that the combination of ExOne and Desktop Metal would create a leading metal additive manufacturing portfolio of machines across a spectrum of speed and cost;

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The ExOne Board’s belief that although ExOne has a pioneer position in binder jetting with the most scalable, flexible and cost-effective technology for 3D printing in metal (whether printed or poured), mass adoption of 3D printing / additive manufacturing has lagged expectations and that the combination would bring together two of the industry’s leaders to solve customers’ challenges faster and bring the reality of production metal additive forward by years;

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the ExOne Board’s belief that the combination with Desktop Metal would dramatically accelerate the rate at which new materials can be brought to market to meet customer demand by leveraging ExOne and Desktop Metal’s combined materials engineering resources more efficiently;

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the ExOne Board’s belief that the combination with Desktop Metal would allow for the combined company to leverage their combined portfolio of Desktop Metal low-cost hardware with ExOne’s sand printing technologies and binders to make digital casting more accessible and at a lower cost for customers;

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the ExOne Board’s belief that the combined company’s complementary go-to-market and support efforts would materially enhance customer reach and provide more effective global support; and

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the ExOne Board’s belief that the combined company would have the opportunity to enhance gross margin percentages over time through supply chain efforts and economies of scale.

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Recent Trading Prices.   The recent share prices of ExOne and Desktop Metal, including the fact that the merger consideration, consisting of $8.50 in cash and between 1.7522 and 2.1416 shares of Desktop Metal Class A common stock for each outstanding share of ExOne common stock, implies a total purchase price of approximately $25.50 per share of ExOne common stock, as adjusted per the collar mechanism. The ExOne Board also considered the market price and volatility of ExOne common stock, which has traded from a high of $66.48 per share on February 9, 2021 and a low of $9.20 per share on January 4, 2021.

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Trend of ExOne Common Stock Trading as a Group with Other 3D Printing or Additive Manufacturing Companies.   In the past two years, the trading price of stocks of public companies engaged in 3D printing / additive manufacturing businesses generally has generally traded in the same direction in spite of individual differences among each company. The ExOne Board also considered the fact that when one stock in the group trades up or down, the other companies also generally move in the same direction and the fact that price of ExOne common stock tends not to reflect improvements in the performance of ExOne’s business.

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Premium to Trading Price.   The ExOne Board considered the fact that the implied value of the merger consideration reflects:

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a 47.6% premium for ExOne stockholders based on the closing price per share of ExOne common stock on August 11, 2021, the last trading day prior to public announcement of the entry into the Merger Agreement by Desktop Metal and ExOne following the NYSE and Nasdaq market closing on August 11, 2021;

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a 30.2% premium for ExOne stockholders based on the three-month closing average price of shares of ExOne common stock as of August 11, 2021;

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a 51.6% premium for ExOne stockholders based on the one-month closing average price of shares of ExOne common stock as of August 11, 2021;

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an implied enterprise value of approximately 6.7 times ExOne’s revenue for the twelve month period ending June 30, 2021 based on the ExOne Projections (as defined below); and

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an implied enterprise value of approximately 6.0 times ExOne’s revenue for the calendar year ending December 31, 2021 based on the ExOne Projections.

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Both Immediate Liquidity and Opportunity for Future Appreciation of Desktop Metal Class A Common Stock.   The merger consideration to be paid to ExOne’s stockholders will consist of a mix of cash, which provides immediate liquidity and certainty of cash value to ExOne’s stockholders, and freely tradable Desktop Metal Class A common stock. The stock component of the merger consideration will provide ExOne’s stockholders with the opportunity to participate in the future growth of Desktop Metal, including any potential appreciation that may be reflected in the value of the combined company, including any resulting synergies, and to attain liquidity should any ExOne stockholder choose not to retain its shares of Desktop Metal Class A common stock.

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Collar.   The fact that the stock component of the merger consideration is subject to a floating exchange ratio within a 10% bilateral collar mechanism which helps protect the value of the merger consideration during the pendency of the transaction.

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Opinion of Financial Advisor.   The ExOne Board considered the oral opinion of Stifel delivered to the ExOne Board on August 11, 2021, which was subsequently confirmed in writing that, as of the date of the written opinion and based upon and subject to the factors and assumptions set forth therein, the merger consideration to be paid to the holders (other than Desktop Metal and its affiliates) of shares of ExOne common stock, pursuant to the Merger Agreement, was fair from a financial point of view to such holders (as more fully described below in the section titled “The Mergers — Opinion of ExOne’s Financial Advisor” and the copy of the written opinion attached as Annex D to this proxy statement/prospectus).

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Extensive Negotiations.   The merger consideration reflected extensive discussions and negotiations between the parties and their respective legal and financial advisors, and the ExOne Board considered its belief, based on such discussions and negotiations and the advice of the ExOne Board’s advisors, that the merger consideration was the most that Desktop Metal was willing to pay and that such proposal represents the best proposal and economic value reasonably available to ExOne’s stockholders.

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Alternatives.   The ExOne Board considered continuing as a stand-alone company especially after raising capital and whether there were other potential parties that might have an interest in, and be financially capable of, engaging in an alternative transaction with ExOne at a value higher than Desktop Metal’s proposal, the potential regulatory, commercial and financing issues or other risks and uncertainties that might arise in connection with pursuing such a transaction, the likelihood that the other potential parties would make an acquisition proposal at a price greater than Desktop Metal’s proposal, and the belief, based on discussions and negotiations with Desktop Metal, that Desktop Metal would withdraw from consideration of a potential transaction with ExOne if ExOne were to pursue other potential parties.

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Terms of the Merger Agreement.   The ExOne Board, with the assistance of ExOne’s outside legal advisors, reviewed the terms of the Merger Agreement, including:

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the ability of the ExOne Board, subject to specified limitations, to respond to and engage in discussions or negotiations regarding unsolicited third-party acquisition proposals under certain circumstances, to change its recommendation as necessary to exercise its fiduciary duties, and, ultimately, to terminate the Merger Agreement in order to accept a superior proposal under certain circumstances, including payment of an $11.5 million termination fee to Desktop Metal;
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the obligation of Desktop Metal to pay an $11.5 million termination fee to ExOne under certain circumstances in which the Merger Agreement is terminated; and

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the belief that the terms and conditions of the Merger Agreement, taken as a whole, including the customary nature of the parties’ representations, warranties and covenants and the conditions to the parties’ respective obligations, are reasonable.

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Tax Treatment.   For U.S. federal income tax purposes, the First Merger and the Second Merger, taken together, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

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No Financing Condition.   Desktop Metal’s obligations pursuant to the Merger Agreement are not subject to any financing condition or similar contingency based on Desktop Metal’s ability to obtain financing, and ExOne would be entitled to specific performance under the Merger Agreement, including the obligations of Desktop Metal to complete the Mergers, regardless of the availability or terms of Desktop Metal’s financing.

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Regulatory Matters.   The ExOne Board considered the regulatory approvals or clearances that would be required as a condition to the Mergers and the prospects and anticipated timing of obtaining those approvals and clearances, including reasonable protection against the risk that the consummation of the Mergers is delayed or the Mergers cannot be completed, based on covenants contained in the Merger Agreement obligating each of the parties to use reasonable best efforts to cause the Mergers to be consummated.

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Appraisal Rights.   Appraisal rights are available under Delaware law for any ExOne stockholders who oppose adoption of the Merger Agreement.

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Likelihood of Completion.   The ExOne Board also considered the likelihood that the Mergers would be consummated and the anticipated timing of closing based on, among other things, the scope of the conditions precedent to the closing and Desktop Metal’s reputation and financing commitments.

The ExOne Board also considered potential risks, uncertainties and other countervailing factors with respect to the transactions contemplated by the Merger Agreement, including, among other things, the following (not necessarily in order of relative importance):
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Failure or Delay to Complete the Mergers.   The possibility that the Mergers may not be completed or that completion may be unduly delayed for reasons beyond the control of Desktop Metal and/or ExOne, including the potential length of the regulatory review processes and the risk that applicable governmental authorities may prohibit or enjoin the proposed Mergers or otherwise impose conditions on ExOne and/or Desktop Metal to obtain clearance for the Mergers, or due to the failure of other conditions to be satisfied or waived (see “The Merger Agreement — Conditions to Completion of the Mergers”).

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Desktop Metal Class A Common Stock as Consideration.   The exchange ratio for the merger consideration is subject to adjustment and therefore the value of such consideration will fluctuate depending on the performance of Desktop Metal Class A common stock prior to the closing of the Mergers, and the Merger Agreement does not provide termination or walk-away rights to ExOne in the event of a decline in the price of Desktop Metal common stock.

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Inability to Solicit Alternative Proposals; Termination Fee.   The terms of the Merger Agreement include restrictions on the ability of ExOne to solicit proposals from third parties for alternative transactions or engage in discussions regarding such proposals, subject to certain exceptions (as more fully described in “The Merger Agreement — ExOne Acquisition Proposals”) and obligations of ExOne to pay an $11.5 million termination fee to Desktop Metal under certain circumstances where the Merger Agreement is terminated, including, among other things, under circumstances relating to a change in the recommendation to ExOne’s stockholders by the ExOne Board or under certain circumstances where ExOne enters into a competing acquisition proposal (as more fully described in “The Merger Agreement — Termination of the Merger Agreement” and “— Termination Fees”).
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Impact of Announcement.   The uncertainty about the effect of the proposed Mergers, regardless of whether the Mergers are completed, on ExOne’s employees, customers and other parties, may impair ExOne’s ability to attract, retain and motivate key personnel, could cause customers, suppliers, investors and others to seek to change existing relationships with ExOne, and could impact the trading prices of ExOne common stock and Desktop Metal common stock.

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Incurred Costs.   ExOne has incurred significant costs in connection with entering into the Merger Agreement and completing the Mergers, including costs of financial and other advisors and the substantial time and effort of ExOne’s management and employees required to complete the transactions contemplated by the Merger Agreement, which may divert attention from or otherwise disrupt ExOne’s business operations for an extended period of time.

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Restrictions on Conduct of Business.   The terms of the Merger Agreement restrict the conduct of ExOne’s business pending the closing of the Mergers, which could delay or prevent ExOne from undertaking business opportunities that may arise or from taking other actions with respect to its operations that the ExOne Board and ExOne’s management might believe are appropriate or desirable, and the potential length of time before conditions to consummation of the Mergers can be satisfied, during which time ExOne would be subject to such restrictive terms and conditions.

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Litigation.   The risk of litigation relating to the Mergers and the other transactions contemplated by the Merger Agreement.

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Difficulties of Integration.   The inherent difficulties in integrating the businesses, assets and workforces of two large companies, and the risk that anticipated strategic and other benefits to the combined company following completion of the proposed Mergers and any expected synergies will not be realized or will take longer to realize than expected.

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Risk to Desktop Metal Class A Common Stock.   The risk that the price of Desktop Metal Class A common stock could decline following the announcement of the transaction and the risk of significant selling pressure on the price of Desktop Metal Class A common stock immediately following the closing of the Mergers if a significant number of ExOne stockholders seek to sell the Desktop Metal Class A common stock they receive as merger consideration or otherwise.

•
Other Risks.   Other risks of the type and nature described in “Risk Factors” beginning on page 32 and “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 31.

The foregoing discussion of the information and factors considered by the ExOne Board is not intended to be exhaustive, but rather is meant to include the material factors that the ExOne Board considered. In view of the wide variety of factors considered in connection with its evaluation of the Mergers and the complexity of these matters, the ExOne Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative or specific weight or values to any of these factors. Rather, the ExOne Board based its approval on an overall review and on the totality of the information presented to and factors considered by it. In addition, in considering the factors described above, individual directors may have given different weights to different factors.
This explanation of ExOne’s reasons for the Mergers and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described under “Cautionary Statement Regarding Forward-Looking Statements.”
Opinion of ExOne’s Financial Advisor
ExOne engaged Stifel to act as financial advisor to ExOne in connection with the proposed merger transaction. As part of that engagement, the ExOne Board, in its capacity as such, requested Stifel’s opinion, as investment bankers, as to the fairness, from a financial point of view and as of the date of such opinion, to the holders of shares of ExOne common stock (other than treasury shares and shares held by Desktop Metal or the Merger Subs) of the merger consideration to be received by such holders for their ExOne shares pursuant to the Merger Agreement. At a meeting of the ExOne Board held on August 11, 2021,

Stifel delivered to the ExOne Board its oral opinion, which opinion was confirmed by the delivery of a written opinion, dated August 11, 2021, that, as of the date of such opinion and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in such opinion, the merger consideration to be received by holders of ExOne shares (other than treasury shares and shares held by Desktop Metal or the Merger Subs), was fair, from a financial point of view, to such holders.
The full text of the written opinion of Stifel, dated August 11, 2021, is attached as Annex D to this proxy statement/prospectus and is incorporated into this document by reference. This summary of Stifel’s opinion set forth in this proxy statement/ prospectus is qualified in its entirety by reference to the full text of the opinion. ExOne stockholders are urged to read the opinion carefully and in its entirety for a discussion of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Stifel in connection with its opinion. Stifel’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the ExOne Board (in its capacity as such) in connection with its consideration of the financial terms of the Mergers. The opinion addressed only the fairness, from a financial point of view, of the merger consideration to be received by holders of ExOne shares (other than treasury shares and shares held by Desktop Metal or the Merger Subs). It did not address the underlying business decision of ExOne to engage in the Mergers or enter into the Merger Agreement or constitute a recommendation to the ExOne Board in connection with the Mergers, and it does not constitute a recommendation to any holder of ExOne common stock or any stockholder of any other entity as to how to vote in connection with the Mergers or any other matter, nor does it constitute a recommendation as to whether or not any such stockholder should exercise any appraisal or dissenter’s rights or enter into a voting, stockholders’, affiliates’ or other agreement with respect to the Mergers.
Stifel’s opinion was reviewed and approved by Stifel’s Fairness Opinion Committee. In rendering its opinion, Stifel, among other things:
(i)
discussed the Mergers and related matters with ExOne and reviewed a draft copy dated August 10, 2021 of the Merger Agreement, such draft being the latest draft provided to Stifel (the “Draft Merger Agreement”);

(ii)
reviewed the audited consolidated financial statements of ExOne contained in its Annual Reports on Form 10-K for the fiscal years ended December 31, 2020 and December 31, 2019, and the unaudited consolidated financial statements of ExOne contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and a draft of ExOne’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021;

(iii)
reviewed the audited consolidated financial statements of Desktop Metal contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (as amended), and the unaudited consolidated financial statements of Desktop Metal contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and a draft of Desktop Metal’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021;

(iv)
reviewed certain internal financial analyses and forecasts of ExOne prepared by and provided to Stifel by the management of ExOne relating to ExOne’s business (the “ExOne Projections”), and utilized per instruction of ExOne;

(v)
reviewed certain internal financial analyses and forecasts of Desktop Metal prepared by the management of Desktop Metal provided to Stifel by the management of ExOne and certain financial projections for Desktop Metal prepared by Wall Street analysts (together with certain assumptions relating to such analyses and forecasts reviewed with the management of ExOne) relating to Desktop Metal’s business (the “Desktop Metal Projections”, and together with the ExOne Projections, the “Projections”), and utilized per instruction of ExOne;

(vi)
reviewed and discussed with the management of each of ExOne and Desktop Metal, as applicable, certain other publicly available information concerning ExOne and Desktop Metal, as applicable;

(vii)
reviewed certain non-publicly available information concerning ExOne and Desktop Metal, as applicable, and held discussions with the management of each of ExOne and Desktop Metal, as applicable, regarding then-recent developments and financial forecasts;
(viii)
held discussions with ExOne’s management, regarding estimates of certain cost savings, operating synergies, merger charges and the pro forma financial impact of the Mergers on ExOne;

(ix)
reviewed the reported prices and trading activity of ExOne’s Common Stock and Desktop Metal Common Stock;

(x)
reviewed and analyzed, based on ExOne Projections and the Desktop Metal Projections, the cash flows generated by ExOne and Desktop Metal, as applicable, on a stand-alone basis to determine the present value of ExOne’s and Desktop Metal’s respective discounted cash flows;

(xi)
analyzed the pro forma cash flows which may be generated by the combined company based upon ExOne Projections and the Desktop Metal Projections to determine the present value of the pro forma discounted cash flows of the combined company;

(xii)
reviewed and analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that Stifel considered relevant to its analysis;

(xiii)
reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that Stifel deemed relevant to its analysis;

(xiv)
conducted such other financial studies, analyses and investigations and considered such other information as Stifel deemed necessary or appropriate for purposes of its opinion; and

(xv)
took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuations and its knowledge of ExOne’s and Desktop Metal’s respective industries generally.

In rendering its opinion, Stifel relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to Stifel by or on behalf of ExOne and Desktop Metal, as the case may be, or that was otherwise reviewed by Stifel, and did not assume any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to Stifel by ExOne (including, without limitation, the ExOne Projections and the Desktop Metal Projections, and certain assumptions relating to the Desktop Metal Projections, and potential cost savings and operating synergies which may be realized as a result of the Mergers), Stifel assumed, at the direction of ExOne, that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of ExOne and Desktop Metal, as the case may be, as to the future operating and financial performance of ExOne and Desktop Metal, as the case may be, and that they provided a reasonable basis upon which Stifel could form its opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and, in particular, assumptions regarding the widespread disruption, extraordinary uncertainty and unusual volatility arising from the effects of the COVID-19 pandemic, including the effect of evolving governmental interventions and non-interventions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. Stifel relied on this projected financial information without independent verification or analysis and does not in any respect assume any responsibility for the accuracy or completeness thereof.
Stifel also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either ExOne or Desktop Metal, as the case may be, since the date of the last financial statements of each company made available to Stifel. Stifel did not make or obtain any independent evaluation, appraisal or physical inspection of either ExOne’s or Desktop Metal’s assets or liabilities, nor was Stifel furnished with any such evaluation or appraisal. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, Stifel assumes no responsibility for their accuracy.

Stifel assumed, with the ExOne Board’s consent, that there were no factors that would materially delay or subject to any material adverse conditions, any necessary regulatory or governmental approval and that all conditions to the Mergers would be satisfied and not waived. In addition, Stifel assumed that the definitive Merger Agreement would not differ materially from the Draft Merger Agreement. Stifel also assumed that the Mergers would be consummated substantially on the terms and conditions described in the Merger Agreement, without any waiver of material terms or conditions by ExOne, Desktop Metal or any other party and without any anti-dilution or other adjustment to the merger consideration, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Mergers would not have a material adverse effect on ExOne, Desktop Metal or the Mergers. Stifel assumed that the Mergers would be consummated in a manner that complies with the applicable provisions of the Securities Act, the Exchange Act, and all other applicable federal and state statutes, rules and regulations. Stifel further assumed that ExOne relied upon the advice of its counsel, independent accountants and other advisors (other than Stifel) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to ExOne, Desktop Metal, the Mergers and the Merger Agreement.
Stifel’s opinion is limited to the fairness of the merger consideration to holders of ExOne common stock (other than treasury shares and shares held by Desktop Metal or the Merger Subs), from a financial point of view, and does not address any other terms, aspects or implications of the Mergers, including, without limitation, the form or structure of the Mergers, any consequences of the Mergers on ExOne, its stockholders, creditors or any other constituency or otherwise, or any terms, aspects or implications of any voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Mergers or otherwise. Stifel’s opinion also does not consider, address or include: (i) any other strategic alternatives then-currently (or which have been or may be) contemplated by the ExOne Board or ExOne; (ii) the legal, tax or accounting consequences of the Mergers on ExOne or the holders of ExOne’s securities; (iii) the fairness of the amount or nature of any compensation to any of ExOne’s officers, directors or employees, or class of such persons, relative to the compensation to the holders of ExOne’s securities; (iv) the effect of the Mergers on, or the fairness of the consideration to be received by, holders of any class of securities of ExOne (other than the ExOne shares), including holders of ExOne Options or ExOne RSUs, ESPP Awards or any class of securities of any other party to any transaction contemplated by the Merger Agreement; or (v) whether Desktop Metal has sufficient cash, available lines of credit or other sources of funds to enable it to pay the merger consideration to be received by holders of ExOne shares (other than treasury shares and shares held by Desktop Metal or the Merger Subs). Furthermore, Stifel did not express any opinion as to the prices, trading range or volume at which ExOne’s securities or Desktop Metal’s securities will trade following public announcement or consummation of the Mergers.
Stifel’s opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to it by or on behalf of ExOne or its advisors, or information otherwise reviewed by Stifel as of, the date of its opinion. Subsequent developments may affect the conclusion reached in its opinion and Stifel does not have any obligation to update, revise or reaffirm its opinion, except in accordance with the terms and conditions of Stifel’s engagement letter with ExOne. Stifel’s opinion was for the information of, and directed to, the ExOne Board for its information and assistance in connection with its consideration of the financial terms of the Mergers. Stifel’s opinion did not constitute a recommendation to the ExOne Board as to how the ExOne Board should vote on the Mergers or to any ExOne stockholder as to how any such stockholder should vote at any stockholders’ meeting at which the Mergers are considered, or whether or not any ExOne stockholder should enter into a voting, support, stockholders’ or affiliates’ agreement with respect to the Mergers. In addition, Stifel’s opinion does not compare the relative merits of the Mergers with any other alternative transactions or business strategies which may have been available to ExOne and does not address the underlying business decision of the ExOne Board or ExOne to proceed with or effect the Mergers. Stifel is not legal, tax, regulatory or bankruptcy advisors. Stifel did not consider any potential legislative or regulatory changes currently being considered or recently enacted by the United States Congress, the SEC or any other regulatory bodies, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the SEC or the Financial Accounting Standards Board. Stifel’s opinion is not a solvency opinion and does not in any way address the solvency or financial condition of ExOne, Desktop Metal, Merger Sub I or Merger Sub II either before or after the Mergers.

Stifel’s opinion was provided to the ExOne Board in connection with its evaluation of the Mergers and was only one of many factors considered by the ExOne Board in evaluating the Mergers. Neither Stifel’s opinion nor its analyses were determinative of the merger consideration or of the views of the ExOne Board or ExOne management with respect to the Mergers. The type and amount of consideration payable in the Mergers were determined through negotiation between ExOne and Desktop Metal, and the decision to enter into the Mergers was solely that of the ExOne Board.
The following is a summary of the material financial analyses performed by Stifel in arriving at its opinion. These summaries of financial analyses alone do not constitute a complete description of the financial analyses Stifel employed in reaching its conclusions. None of the analyses performed by Stifel were assigned a greater significance by Stifel than any other, nor does the order of analyses described represent the relative importance or weight given to those analyses by Stifel. Some of the summaries of the financial analyses performed by Stifel include information presented in tabular format. In order to understand the financial analyses performed by Stifel more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of Stifel’s financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Stifel. The summary data set forth below does not represent and should not be viewed by anyone as constituting conclusions reached by Stifel with respect to any of the analyses performed by it in connection with its opinion. Rather, Stifel made its determination as to the fairness, from a financial point of view, of the merger consideration to be received by holders of ExOne common stock (other than treasury shares and shares held by Desktop Metal or the Merger Subs) on the basis of its experience and professional judgment after considering the results of all of the analyses performed. Accordingly, the data presented and the corresponding imputed ranges of value for ExOne and Desktop Metal should be considered as a whole and in the context of the full narrative description of all of the financial analyses set forth in the following pages, including the assumptions underlying these analyses.
Except as otherwise noted, the information utilized by Stifel in its analyses, to the extent that it was based on market data, is based on market data as it existed on or before August 11, 2021 and is not necessarily indicative of current market conditions. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which any securities may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.
ExOne Financial Analyses
Selected Comparable Company Analysis
Stifel compared ExOne, from a financial point of view, to seven publicly-traded additive manufacturing companies that Stifel deemed to be relevant based on their business profiles. Stifel compared ExOne’s estimated calendar year 2021 and 2022 financial metrics, as prepared by ExOne management and provided to Stifel, to the estimated calendar year 2021 and 2022 financial metrics of these seven companies, obtained from available public sources. Stifel believed that the companies listed below have business models similar to those of ExOne or have historically been direct competitors of ExOne, but noted that none of these companies have the same management, composition, size, operations or financial profile as ExOne. The group of selected publicly-traded companies and relevant financial metrics reviewed are as follows:

Multiple:
	CY 2021E EV/Revenue	CY 2022E EV/Revenue
Kornit Digital Ltd.	18.4x	15.4x
3D Systems Corporation	6.9x	6.9x
Proto Labs, Inc.	4.5x	4.1x
Materialise NV	5.1x	4.6x
Stratasys GmbH	1.8x	1.6x
SLM Solutions Group AG	6.1x	4.2x
voxeljet AG	1.9x	1.4x
Based on this information, Stifel calculated and compared multiples for the selected public companies of enterprise value (“EV”), which Stifel defined as fully-diluted equity value using the treasury stock method, plus debt, preferred stock and minority interests, less cash and cash equivalents, to estimated calendar year 2021 and 2022 revenues, to the corresponding multiples for ExOne implied by the merger consideration. The following table summarizes this analysis.
Multiple:	1st Quartile	Median	Mean	3rd Quartile	Proposed Transaction
CY 2021E EV/Revenue	3.2x	5.1x	6.4x	6.5x	6.0x
CY 2022E EV/Revenue	2.9x	4.2x	5.4x	5.7x	4.9x
Stifel applied the first and third quartile multiples of the selected companies, which Stifel determined to be the most relevant based upon its professional judgment and experience, to the corresponding estimated calendar year 2021 and 2022 revenue for ExOne as provided by ExOne management, and took the average implied per share equity values for each calendar year to derive the range of $16.90 to $28.04. Stifel noted in particular that the price per share of ExOne common stock implied by the merger consideration fell within the range implied by this analysis.
No company utilized in the selected company analysis is identical to ExOne. In evaluating the selected companies, Stifel made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond ExOne’s control, such as the impact of competition on its business and the industry generally, industry growth and the absence of any adverse material change in ExOne’s financial condition and prospects or the industry or in the financial markets in general. Mathematical analysis (such as determining the 1st and 3rd quartiles) is not in itself a meaningful method of using peer group data.
Selected Precedent Transactions Analysis
Based on public information available to Stifel, Stifel calculated the multiples of EV to last twelve months (“LTM”) and next twelve month (“NTM”) revenues and the multiples of EV to LTM and NTM EBITDA implied in the following six precedent transactions involving additive manufacturing companies that Stifel deemed to have certain characteristics that are similar to those of ExOne, although Stifel noted that none of the selected transactions or the companies that participated in the selected transactions were directly comparable to the Mergers or to ExOne, respectively. Additive manufacturing companies can be defined as a company that derive a significant portion of their revenues from providing products or services utilizing additive manufacturing technologies. The group of selected transactions and relevant financial metrics reviewed are as follows:

			EV/LTM		EV/NTM
Date Announced	Acquirer	Target	Revenue	EBITDA	Revenue	EBITDA
1/19/21	Proto Labs, Inc.	3D Hubs, Inc.	11.8x	NA	NA	NA
1/15/21	Desktop Metal, Inc.	EnvisionTEC, Inc.	7.1x	25.1x	5.5x	NA
10/27/16	General Electric Company	Concept Laser GmbH	7.6x	NA	NA	NA
9/6/16	General Electric Company	SLM Solutions Group(1)	8.1x	NM	5.2x	22.0x
9/6/16	GE Aviation System LLC	Arcam AB	8.6x	NM	6.7x	43.1x
4/16/12	Stratasys Inc.	Objet Ltd.	4.3x	24.4x	3.4x	17.1x

(1)
Transaction was abandoned after failing to meet minimum acceptance threshold for the voluntary tender. Acquirer refused to extend or change its offer for the Target after an activist established a 20% position in target and stated that “the company had alternatives.” Concept Laser GMBH was acquired on similar terms shortly thereafter.

The following table summarizes the multiples for the selected transactions indicated by this analysis and the range of multiples selected by Stifel for its analysis as well as the multiples for ExOne implied by the Mergers.
Multiple:	1st Quartile	Median	Mean	3rd Quartile	Proposed Transaction(1)
EV/LTM Revenue	7.2x	7.9x	7.9x	8.5x	6.7x
EV/NTM Revenue	4.8x	5.4x	5.2x	5.8x	6.0x
EV/LTM EBITDA	24.6x	24.7x	24.7x	24.9x	NM
EV/NTM EBITDA	19.5x	22.0x	27.4x	32.5x	NM

(1)
NTM based on CY 2021E multiples.

Stifel applied the 1st Quartile and 3rd Quartile multiples for the selected transactions to the relevant ExOne metrics as instructed by ExOne, which Stifel determined to be the most relevant based upon its professional judgment and experience, to the corresponding LTM and CY 2021E revenue of ExOne as prepared by ExOne management and provided to Stifel, to derive the following range of implied equity values per share, and compared such values to the proposed merger consideration:
Benchmark	Range of Implied Equity Values per Share(1)
EV/LTM Revenue	$27.02 – $30.72
EV/NTM Revenue	$21.35 – $24.74

(1)
Value range based on the 1st Quartile and 3rd Quartile statistics.

Stifel noted that the per share merger consideration to be received by holders of ExOne shares pursuant to the Mergers was below the range of implied equity values per share implied by the EV/LTM Revenue analysis and above the range of implied equity values per share implied by the EV/NTM Revenue analysis.
No transaction used in the precedent transactions analysis is identical to the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies involved in the precedent transactions which, in turn, affect the enterprise value and equity value of the companies involved in the transactions to which ExOne is being compared. In evaluating the precedent transactions, Stifel made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions, and other matters, such as the impact of competition, industry growth and the absence of any adverse material change in the financial condition of ExOne or the companies involved in the precedent transactions or the industry or in the financial markets in general, which could affect the value of the companies involved in the precedent transactions which, in turn, could affect the enterprise value and equity value of the companies involved in the transactions to which the Mergers are being compared.
Discounted Cash Flow Analysis
Stifel used the ExOne Projections for the second half of calendar year 2021 through calendar year 2025, as prepared by ExOne management and provided to Stifel, to perform a discounted cash flow analysis, which is designed to provide insight into a company’s future cash flow projections by discounting them to arrive at the net present value of these cash flows. In conducting this analysis, Stifel assumed that ExOne would perform in accordance with the ExOne Projections. Stifel first estimated the terminal value of the projected cash flows by applying a range of exit multiples Stifel deemed relevant to ExOne’s estimated 2025 Revenue, based upon Stifel’s professional judgment and experience, which multiples ranged from 3.0x to 5.0x.
Stifel calculated projected unlevered free cash flow for the second half of calendar year 2021 through calendar year 2025, as reviewed and approved by ExOne management for Stifel’s use, and using the mid-point convention, discounted these cash flows and the terminal value, at four and a half years to present values using discount rates of 11.5% — 13.5%, based on ExOne’s weighted average cost of capital (“WACC”) using the Capital Asset Pricing Model (“CAPM”). The assumptions for the CAPM were based on a comparable company capital structure adjusted for a small-cap size premium of 2.2%, based upon Duff & Phelps 2020 Valuation Handbook — Guide to Cost of Capital, 9th decile.
This analysis resulted in the following average implied per share equity value ranges, which Stifel compared to ExOne’s then-current per share price of $18.15 and the price per Share implied by the merger consideration of $25.50:
Methodology:	Range	Range of Implied Per Share Equity Values
Terminal Multiple	3.0x – 5.0x	$18.11 – $28.47
Stifel noted that the per share merger consideration was within this range.
Additionally, Stifel calculated the implied terminal multiple of 2025 EBITDA which ranged from 27.4x – 45.6x. This analysis was used for informational purposes only and not relied upon in Stifel’s financial analysis.
Premiums Paid Analysis
Stifel performed an analysis of premiums paid for selected acquisitions of public technology companies since 2011. Stifel reviewed the 1-Day, 1-Week, and 1-Month premiums paid to average price of change of control transactions with U.S. based targets with an enterprise value between $500 million and $1 billion.
	1st Quartile	Median	Mean	3rd Quartile	Proposed Transaction(1)
1-Day	19.3%	29.3%	33.4%	41.3%	40.5%
1-Week	18.5%	32.4%	35.2%	43.8%	48.4%
1-Month	21.4%	34.1%	39.2%	50.6%	51.6%

(1)
Premium paid calculated based on ExOne’s averages as of August 10, 2021 and Desktop Metal’s price per share of $9.47 as of August 10, 2021 and an implied per share merger consideration calculated as an implied exchange ratio of 1.7951x, which is within the collar, plus $8.50 in cash, which we note was $25.50.

Premiums paid information was reviewed for informational purposes only and was not relied upon in Stifel’s financial analysis.

Research Price Targets
Stifel reviewed ExOne research price targets as of August 10, 2021 and noted a range of $23.00-$31.00 by five analysts.
Research price targets information was reviewed for informational purposes only and was not relied upon in Stifel’s financial analysis.
Historical Share Price Analysis
Stifel reviewed the 52-week high and low intraday share prices for ExOne, as of August 10, 2021. ExOne’s 52-week low intraday share price was $9.20 and its 52-week high intraday share price was $66.48. Additionally, Stifel reviewed the historical average of ExOne’s intraday stock prices over three months, one year, three years, and five years. Stifel noted that there had been a dramatic movement since February 2021, increasing the three-month and one-year average versus historical timeframes.
Length	Average Price
Three month	$19.63
One year	$19.86
Three year	$11.98
Five year	$11.23
Stifel compared ExOne’s trading history to the trading history of Desktop Metal’s common stock since Desktop Metal’s first day of trading as a public company on December 10th, 2020, and calculated the implied exchange ratio over this time. Stifel noted the 1-month, 2-month, 3-month, 6-month, and year-to-date exchange ratio ranged between 1.691:1 and 1.917:1 of Desktop Metal shares for each ExOne share. Stifel compared each of these exchange ratios to the exchange ratio implied by the per share merger consideration based on Desktop Metal’s then current share price of $9.47 as if the proposal were all stock, which Stifel noted was 2.693:1.
Length	Implied Exchange Ratio
Current	1.917:1
1-Month	1.827:1
2-Month	1.819:1
3-Month	1.734:1
6-Month	1.773:1
Year-to-Date	1.691:1
Implied Offer	2.693:1
Historical share prices were reviewed for informational purposes only and were not relied upon in Stifel’s financial analysis.
Desktop Metal Financial Analyses
Selected Comparable Company Analysis
Stifel compared Desktop Metal, from a financial point of view, to eight publicly-traded additive manufacturing companies that Stifel deemed to be relevant based on their business profiles or have historically been competitors of Desktop Metal. Stifel compared Desktop Metal’s estimated calendar year 2021 and 2022 financial metrics, as prepared by Desktop Metal management and provided to Stifel by ExOne management, as well as street estimates based on Wall Street Equity Research to the estimated calendar year 2021 and 2022 financial metrics of the eight companies obtained from available public sources. Stifel noted that 2025 projections prepared by Desktop Metal’s management were $136 million, or 17.8%, greater in revenue and $100 million, or 56.7%, greater in EBITDA versus certain street estimates used in Stifel’s analysis as directed by ExOne Management. Stifel believed that the companies listed below have business models similar to those of Desktop Metal given that Desktop Metal has additive manufacturing capabilities, but noted that none of these companies have the same management, composition, size, operations or financial profile as Desktop Metal. The group of selected publicly-traded companies and related financial metrics reviewed are as follows:
Multiple:
	CY 2021E EV/Revenue	CY 2022E EV/Revenue
Kornit Digital Ltd.	18.4x	15.4x
3D Systems Corporation	6.9x	6.9x
Proto Labs, Inc.	4.5x	4.1x
Markforged Holding Corporation(1)	20.5x	14.7x
Materialise NV	5.1x	4.6x
Stratasys GmbH	1.8x	1.6x
SLM Solutions Group AG	6.1x	4.2x
voxeljet AG	1.9x	1.4x

(1)
Like Desktop Metal, Markforged is an additive manufacturing company that was acquired by a Special Purpose Acquisition Company and provided five years of projected financial information in connection with the acquisition transaction.

Based on this information, Stifel calculated and compared multiples for the selected public companies of EV, to estimated calendar year 2021 and 2022 revenue. The following table summarizes this analysis.
Multiple:	1st Quartile	Median	Mean	3rd Quartile
CY 2021E EV/Revenue	3.8x	5.6x	8.2x	9.8x
CY 2022E EV/Revenue	3.5x	4.4x	6.6x	8.8x
Based on its review of the multiples, Stifel applied the first and third quartile multiples of the selected companies, which such quartile multiples Stifel determined to be most relevant based on its judgment and experience, to the corresponding estimated calendar year 2021 and 2022 revenue for Desktop Metal as prepared by Desktop Metal management and provided to Stifel by ExOne management, as well as Street estimates based on Wall Street Equity Research as directed by ExOne management, and took the average implied per share equity value for each calendar year to derive the following ranges of implied per share equity values and compared such values to Desktop Metal’s then-current per share price of $9.47:
Benchmark:	Range of Implied Per Share Equity Values
EV/Revenue (Mgmt.)	$3.88 – $6.90
EV/Revenue (Street)	$3.83 – $6.76
Stifel noted in particular that the then-current price per share of Desktop Metal fell above the ranges implied by this analysis.
No company utilized in the selected company analysis is identical to Desktop Metal. In evaluating the selected companies, Stifel made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Desktop Metal’s control, such as the impact of competition on its business and the industry generally, industry growth and the absence of any adverse material change in Desktop Metal’s financial condition and prospects or the industry or in the financial markets in general. Mathematical analysis (such as determining first or third quartile) is not in itself a meaningful method of using peer group data.
Discounted Cash Flow Analysis
Stifel used the Desktop Metal Projections for the second half of calendar year 2021 through calendar year 2025, as prepared by Desktop Metal management and provided to Stifel by ExOne management, as well as Street estimates, as directed by ExOne management, to perform a discounted cash flow analysis of Desktop Metal. In conducting this analysis, Stifel assumed that Desktop Metal would perform in accordance with the Desktop Metal Projections. Stifel first estimated the terminal value of the projected cash flows by applying a range of exit multiples Stifel deemed relevant to Desktop Metal’s estimated 2025 Revenue based on Stifel’s professional judgment and experience, which multiples ranged from 4.0x to 6.0x.
Stifel calculated projected unlevered free cash flow for the second half of calendar year 2021 through calendar year 2025, based upon both the Desktop Metal Projections and the Street estimates, as approved by ExOne management for Stifel’s use, and using the mid-point convention discounted these cash flows and the terminal value, at four and a half years, to present values using discount rates of 11.5% — 17.5%, based on the weighted average cost of capital of the comparable companies and Desktop Metal’s WACC using the CAPM. The assumptions for the CAPM were based on a comparable company capital structure adjusted for a small-cap size premium. Stifel determined this range was appropriate based on its professional judgement and experience and the significant difference between management and street estimates.
This analysis resulted in the following average implied per share equity value ranges, which Stifel compared to Desktop Metal’s then-current per share price of $9.47:
Methodology:	Range	Range of Implied Per Share Equity Values
Terminal Multiple (Mgmt.)	4.0x – 6.0x	$7.93 – $13.57
Terminal Multiple (Street)	4.0x – 6.0x	$7.00 – $11.77
Stifel noted in particular that the then-current price per share of Desktop Metal fell within the ranges implied by this analysis.
Additionally, Stifel calculated the implied terminal multiple of 2025 EBITDA which ranges from 13.0x – 19.4x. This analysis was used for informational purposes only and not relied upon in Stifel’s financial analysis.
Research Price Targets
Stifel reviewed Desktop Metal research price targets as of August 10, 2021 and noted a range of $9.00 – $22.00 by six analysts.
Research price targets were reviewed for informational purposes only and were not relied upon in Stifel’s financial analysis.
Historical Share Price Analysis
Stifel reviewed the 52-week high and low intraday share prices for Desktop Metal, as of August 11, 2021. Desktop Metal’s 52-week low intraday share price was $8.55 and its 52-week high intraday share price was $34.94.
Historical share prices were reviewed for informational purposes only and were not relied upon in Stifel’s financial analysis.
Relative Valuation Financial Analyses
Pro Forma Combined Company Discounted Cash Flow Analysis
Stifel performed an illustrative discounted cash flow analysis to determine indicators of illustrative implied equity values for the pro forma combined company using pro forma combined company financial forecasts that were based on the standalone company financial forecasts provided by the managements of ExOne and Desktop Metal and approved for Stifel’s use by ExOne Management, and reflected estimates of public company cost synergies provided by ExOne’s Management. Stifel calculated a range of indications of the present value of unlevered free cash flows for the pro forma combined company for projected second half of calendar year 2021 through calendar year 2025 using discount rates ranging from 11.5% to 17.5%.

The range of discount rates, reflecting an estimated range of weighted average costs of capital of the pro forma combined company, were calculated based on a weighted average cost of capital analysis conducted on ExOne and Desktop Metal’s public comparable companies while taking into account the relative contributions of ExOne and Desktop Metal to the pro forma company.
Stifel then calculated a range of illustrative terminal values at the end of 2025 by using the “terminal multiple” method. Using the terminal multiple method, Stifel applied multiples ranging from 4.0x to 6.0x to ExOne and Desktop Metal managements’ estimates and ExOne managements’ estimates and Desktop Metal Street estimates of the projected calendar year 2025 pro forma combined company revenue. The range of multiples was selected by Stifel utilizing trading multiples of ExOne and Desktop Metal’s public comparable companies and the companies’ historical trading performance relative to peers while taking into account the relative contributions of ExOne and Desktop Metal to the pro forma company. These illustrative terminal values were then discounted to June 30, 2021 to calculate ranges of implied indications of present values using the same ranges of discount rates, 11.5% to 17.5%, as described above.
Stifel then added the ranges of the implied present values of the pro forma combined company’s unlevered free cash flows for the projected years to the ranges of implied present values of the pro forma combined company’s terminal values to derive a range of illustrative implied present enterprise values of the pro forma combined company. Stifel then subtracted pro forma combined net debt based on net debt as of June 30, 2021 for Desktop Metal and ExOne, to derive a range of illustrative implied present equity values. Stifel then divided this range by the pro forma fully diluted share count of the combined company to derive a range of illustrative implied present equity values per share. Stifel then applied the implied exchange ratio of 1.7951:1, based on the share prices of ExOne and Desktop Metal as of August 10, 2021, to the range plus $8.50 per share in cash to derive the implied ExOne equity value per share from the pro forma discounted cash flow analysis. The following table reflects the ranges of implied equity values per share resulting from these analyses.
Discounted Cash Flow Analysis
Implied Equity Value Per Share Reference Range (Management)	$22.35 – $32.88
Implied Equity Value Per Share Reference Range (Street)	$20.89 – $30.06
Stifel noted in particular that the merger consideration falls within the noted ranges. Stifel additionally compared this to the Discounted Cash Flow Analysis of ExOne, which was $18.11 to $28.47.
Additionally, Stifel calculated the implied terminal multiple of 2025 EBITDA which ranged from 14.2x – 27.8x. This analysis was used for informational purposes only and not relied upon in Stifel’s financial analysis.
Miscellaneous
ExOne paid Stifel a fee, which is referred to in this proxy statement/prospectus as the opinion fee, of $1,000,000 for providing the Stifel opinion to the ExOne Board (not contingent upon the consummation of the Mergers, but creditable against the transaction fee described in the next sentence). Stifel will receive an additional fee of approximately $6,762,500 contingent upon the successful consummation of the Mergers, assuming an implied merger consideration of $25.50 in value for each share of ExOne common stock exchanged. In addition, ExOne has agreed to reimburse Stifel for certain expenses in connection with its engagement, subject to certain limitations, and to indemnify Stifel for certain liabilities arising out of its engagement. In February 2021, Stifel served as Joint Bookrunner to ExOne in its follow-on equity offering and earned a fee of $2,276,015. In November and December 2020, Stifel served as Capital Markets Advisor to Trine Acquisition Corp. in its business combination with Desktop Metal and earned a fee of $750,000.
Stifel may seek to provide investment banking services to ExOne, Desktop Metal or their respective affiliates in the future, for which Stifel would seek customary compensation. In the ordinary course of its business, Stifel, its affiliates and their respective clients may transact in the securities of each of ExOne or Desktop Metal and may at any time hold a long or short position in such securities.

Prospective Financial Information of ExOne
ExOne does not as a matter of course make public forecasts or projections as to future revenues, operating income or other results. However, the prospective financial information set forth below, which we refer to in this section as the ExOne forecasts, were prepared by the management of ExOne and provided to ExOne and its financial advisor in connection with their evaluations of the Mergers.
The ExOne forecasts were not prepared with a view toward public disclosure or with a view toward complying with U.S. GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for the preparation and presentation of prospective financial information. Neither ExOne’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The reports of ExOne’s independent registered public accounting firm incorporated by reference into this proxy statement/prospectus relate to ExOne’s historical financial information, and no such report (or report of any other independent accounting firm incorporated by reference herein) extends to ExOne’s forecasts or should be read to do so.
The ExOne management forecasts were provided on a confidential basis to Desktop Metal’s management and financial advisors in the due diligence process. The inclusion of the ExOne forecasts in this proxy statement/prospectus should not be regarded as an indication that any of Desktop Metal, ExOne or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results or material information, and, in fact, both Desktop Metal and ExOne view the prospective financial information as non-material because of the inherent risks and uncertainties associated with such forecasts. The ExOne forecasts included in this proxy statement/prospectus are presented solely to give ExOne stockholders access to the information that was made available to the Desktop Metal board and Desktop Metal’s financial advisors.
The ExOne forecasts are subjective in many respects and thus subject to interpretation. While presented with numerical specificity, the ExOne forecasts reflect numerous estimates and assumptions made by ExOne’s management at the time the forecasts were prepared that are difficult to predict and that are beyond ExOne’s control and are subject to change. The assumptions and estimates underlying the ExOne forecasts are inherently uncertain and, though considered reasonable by the management of ExOne as of the date of their preparation, are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the ExOne forecasts, including, among others, the following: risks and uncertainties relating to ExOne’s business (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the regulatory environment, general global business and economic conditions and other matters described in the sections titled “Cautionary Statement Regarding Forward-Looking Statements,” “Risk Factors” and Part I, Item IA in ExOne’s Annual Report on Form 10-K for the year ended December 31, 2020. Some or all of the estimates and assumptions underlying the ExOne forecasts may have changed since the date the ExOne forecasts were prepared.
Accordingly, there can be no assurance that the prospective results are necessarily predictive of the future performance of ExOne or that actual results will not differ materially from those presented in the ExOne forecasts. Additionally, the ExOne forecasts cover multiple years and such information by its nature becomes less predictive with each successive year. Therefore, the inclusion of the ExOne forecasts in this proxy statement/prospectus should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.
The ExOne forecasts were developed through ExOne’s customary strategic planning and budgeting process utilizing reasonable available estimates and judgments at the time of their preparation. The ExOne forecasts were developed on a stand-alone basis without giving effect to the Mergers, and therefore the ExOne forecasts do not give effect to the transaction or any changes to ExOne’s operations or strategy that may be implemented after the consummation of the Mergers, including potential synergies that may be realized as a result of the transaction, or to any costs incurred in connection with the transaction. Furthermore, the

ExOne forecasts do not take into account the effect of any failure of the transaction to be completed and should not be viewed as relevant or continuing in that context.
Certain of the ExOne forecasts set forth below may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP, and non-GAAP financial measures as used in the ExOne forecasts may not be comparable to similarly titled measures used by other companies.
ExOne does not intend to update or otherwise revise the ExOne forecasts to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events or changes in general economic or industry conditions even in the event that any or all of the underlying assumptions may have changed.
The ExOne forecasts are not included in this proxy statement/prospectus in order to induce any stockholder to vote in favor of the Merger Proposal or any of the other proposals to be voted on at the special meeting or to influence any stockholder to make any investment decision with respect to the Mergers or otherwise. For the reasons described above, readers of this proxy statement/prospectus are cautioned not to place undue, if any, reliance on the ExOne forecasts. ExOne has not made any representation in the Merger Agreement concerning the ExOne forecasts.
The following table sets forth certain summarized prospective financial information regarding ExOne for 2021, 2022, 2023, 2024 and 2025:
	Forecast Year Ended December 31,
(in millions)	2021E	2022E	2023E	2024E	2025E
Revenue	$74.0	$92.0	$115.0	$144.0	$173.0
Gross Profit	$20.0	$33.2	$45.5	$60.2	$75.3
Adjusted EBITDA(1)	$(10.5)	$(2.7)	$3.1	$8.8	$19.0

(1)
ExOne defines Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) as net income (loss) (as calculated under GAAP) plus interest expense, provision (benefit) for income taxes, depreciation and amortization, equity-based compensation and other expense — net. Use of Adjusted EBITDA, as defined under SEC rules, is intended as a supplemental measure of ExOne’s performance that is not required by, or presented in accordance with, GAAP. The presentation of Adjusted EBITDA is not intended to be a substitute for, and should not be considered in isolation from, net loss reported in accordance with GAAP. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by unusual or non-recurring items.

The ExOne prospective financial information was prepared using a number of assumptions, including the following assumptions that ExOne’s management believed to be material:
•
projected revenue is based on a variety of operational assumptions, including, continued growth in the additive manufacturing industry, commercialization timing for new products under development, growth in the number and mix of additive manufacturing systems produced and sold, the average selling price per system and system utilization of our growing installed customer base and resulting sales of consumables and service contracts;

•
projected gross profit is driven by estimates of contribution margin per product group and improved absorption of global fixed production overhead costs;

•
other key assumptions impacting profitability projections include expectations for future investment in research and development projects targeted at materials and machine development activities, as well as variable selling expense growth based on continued global expansion and revenue growth targets and improved absorption of general and administrative expenses.

Prospective Financial Information of Desktop Metal
Desktop Metal does not as a matter of course make public projections as to future sales, earnings or other results. However, Desktop Metal’s management prepared and provided to Desktop Metal’s board of directors, Desktop Metal’s financial advisors and ExOne certain internal, unaudited prospective financial information in connection with the evaluation of the ExOne Business Combination. Desktop Metal’s management prepared such financial information based on their judgment and assumptions regarding the future financial performance of Desktop Metal. The Desktop Metal management forecasts were provided on a confidential basis to ExOne’s management and financial advisors in the due diligence process. The inclusion of the below information should not be regarded as an indication that Desktop Metal or any other recipient of this information considered — or now considers — it to be necessarily predictive of actual future results or material information, and, in fact, both ExOne and Desktop Metal view the prospective financial information as non-material because of the inherent risks and uncertainties associated with such forecasts. The Desktop Metal forecasts included in this proxy statement/prospectus are presented solely to give ExOne stockholders access to the information that was made available to the ExOne Board and ExOne’s financial advisor.
The unaudited prospective financial information is subjective in many respects. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, that information by its nature becomes less predictive with each successive year.
While presented in this proxy statement/prospectus with numeric specificity, the information set forth in the summary below was based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Desktop Metal’s management, including, among other things, the matters described in the sections titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” Desktop Metal believes the assumptions in the prospective financial information were reasonable at the time the financial information was prepared, given the information Desktop Metal had at the time. However, important factors that may affect actual results and cause the results reflected in the prospective financial information not to be achieved include, among other things, risks and uncertainties relating to Desktop Metal’s business, industry performance, the regulatory environment, and general business and economic conditions. The prospective financial information also reflects assumptions as to certain business decisions that are subject to change. The unaudited prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of Desktop Metal’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Desktop Metal. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/ prospectus are cautioned not to place undue reliance on the prospective financial information.
The Desktop Metal forecasts were not prepared with a view toward public disclosure or with a view toward complying with U.S. GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for the preparation and presentation of prospective financial information. Neither Desktop Metal’s independent auditors, nor any other independent accountants, have complied, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The audit reports included in this proxy statement/ prospectus relate to historical financial information. They do not extend to the prospective financial information and should not be read to do so.
EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, DESKTOP METAL DOES NOT INTEND TO MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISION TO THE PROSPECTIVE FINANCIAL INFORMATION. THE PROSPECTIVE FINANCIAL INFORMATION DOES NOT TAKE INTO ACCOUNT ANY CIRCUMSTANCES OR EVENTS OCCURRING AFTER THE DATE THAT INFORMATION WAS PREPARED. READERS OF THIS PROXY STATEMENT/ PROSPECTUS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION CONTAINED HEREIN. NONE OF DESKTOP METAL, EXONE NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS,

ADVISORS OR OTHER REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY DESKTOP METAL STOCKHOLDER, EXONE STOCKHOLDER OR ANY OTHER PERSON REGARDING ULTIMATE PERFORMANCE COMPARED TO THE INFORMATION CONTAINED IN THE PROSPECTIVE FINANCIAL INFORMATION OR THAT FINANCIAL AND OPERATING RESULTS WILL BE ACHIEVED.
Certain of the measures included in the prospective financial information may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Desktop Metal may not be comparable to similarly titled amounts used by other companies. Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, we have not provided a reconciliation of such financial measures.
The following table sets forth certain summarized prospective financial information regarding Desktop Metal for 2021, 2022, 2023, 2024 and 2025:
	Forecast Year Ended December 31,
(USD in millions)	2021E	2022E	2023E	2024E	2025E
Revenue	$100.7	$206.3	$355.3	$576.8	$899.8
Gross Profit	$26.5	$72.4	$142.6	$264.2	$432.8
Adjusted EBITDA(1)	$(79.2)	$(54.4)	$6.7	$118.9	$277.8

(1)
Adjusted EBITDA is defined as EBITDA excluding stock-based compensation, warrant expenses and transaction costs associated with acquisitions. We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers calculate Adjusted EBITDA in the same manner. Adjusted EBITDA should not be considered as an alternative to net loss or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

The Desktop Metal prospective financial information was prepared using a number of assumptions, including the following assumptions that Desktop Metal’s management believed to be material:
•
projected revenue is based on a variety of operational assumptions, including, continued growth in the additive manufacturing industry, commercialization timing for new products under development, growth in the number and mix of additive manufacturing systems produced and sold, the average selling price per system and system utilization of our growing installed customer base and resulting sales of consumables and service contracts;

•
projected gross profit is driven by the mix of additive manufacturing systems produced and sold in combination with near-term cost reductions, the growth in contribution from sales of margin accretive consumables and service contracts and costs associated with manufacturing overhead, service, warranty and logistics;

•
its best estimates of the timing of the completion of the pending acquisitions; and

•
other key assumptions impacting profitability projections include headcount, third party commissions, and engineering consulting and prototyping spend but exclude costs associated with public company operations and compliance.

In making the foregoing assumptions, which imply a revenue compound annual growth rate of 72.9% between 2021 and 2025, Desktop Metal’s management relied on a number of factors, including:
•
its experience in the additive manufacturing industry:

•
its best estimates of the timing for new product releases and overall product development process;

•
the service capacity of Desktop Metal and its resellers;

•
the historical system usage patterns of Desktop Metal’s customers;

•
its best estimates of the timing of the completion of the pending acquisitions; and

•
third party forecasts for industry growth.

In addition, the foregoing assumptions regarding gross profit and Adjusted EBITDA are based on Desktop Metal’s management’s plan for continued use of resellers and third party contract manufacturers.
Financing of the Transaction
Desktop Metal’s obligation to complete the Mergers is not contingent on the receipt by Desktop Metal of any financing. Desktop Metal estimates that it will need approximately $210.40 million in order to pay ExOne stockholders the cash amounts due to them as merger consideration under the Merger Agreement and to pay related fees and expenses in connection with the transaction. Desktop Metal intends to fund this amount with cash on hand.
Closing and Effective Time
The closing of the transactions contemplated by the Merger Agreement will occur on a date no later than the third business day after the date upon which all of the conditions to closing contained in the Merger Agreement (other than those conditions that may only be satisfied on the closing date, but subject to the satisfaction of such conditions) are satisfied or waived (or on such other date as Desktop Metal and ExOne may agree). See the section titled “The Merger Agreement — Conditions to Completion of the Mergers.”
The First Merger will become effective at the time that the certificate of merger has been filed with, and accepted by, the Secretary of State of the State of Delaware, or at such later date and time agreed to by the parties and specified in the certificate of merger. Immediately following the Effective Time, the certificate of merger for the Second Merger will be filed with the Secretary of State of the State of Delaware. The Second Merger will become effective at the time that the certificate of merger has been filed with, and accepted by, the Secretary of State of the State of Delaware, or at such later date and time agreed to by the parties and specified in the certificate of merger.
The closing of the Mergers is expected to occur in the fourth quarter of 2021, subject to any potential regulatory review or approval.
Regulatory Approvals
Completion of the Mergers is conditioned upon the receipt of certain governmental clearances or approvals as summarized below. The process for obtaining the requisite regulatory clearances or approvals for the Mergers is ongoing. Although Desktop Metal and ExOne currently believe they should be able to obtain all required regulatory clearances and approvals in a timely manner, the parties cannot be certain when or if they will obtain them or, if obtained, whether the clearances and approvals will contain terms, conditions or restrictions not currently contemplated that will be detrimental to the combined company after the completion of the Mergers.
Such regulatory clearances or approvals do not mean that the applicable regulatory authority has determined that the consideration to be received by holders of ExOne common stock and/or the Mergers are fair to Desktop Metal stockholders or ExOne stockholders. Regulatory clearance or approval does not constitute an endorsement or recommendation of the Mergers by any regulatory authority.
U.S. Antitrust Filing
Under the HSR Act, certain transactions, including the Mergers, may not be completed unless certain waiting period requirements have expired or been terminated early. The HSR Act provides that each party must file its respective HSR notification with the FTC and the DOJ. A transaction notifiable under the HSR Act may not be completed until the expiration or termination of a 30-calendar day waiting period following the parties’ filings of their respective HSR notifications or the early termination of that waiting period.

In the event that the parties receive a request for additional information and documentary material (a “Second Request”) from the FTC or the DOJ, the waiting period is suspended and the transaction may not be completed until the expiration or termination of a 30-calendar day waiting period following the parties’ substantial compliance with the Second Request.
The parties’ HSR notifications were filed with the FTC and the DOJ on August 25, 2021. Desktop Metal withdrew its HSR notification on September 24, 2021 and refiled the notification on September 28, 2021 in order to allow additional time for the initial review of the Mergers. The 30 calendar day waiting period under the HSR Act will therefore expire on October 28, 2021 unless Second Requests are issued to the parties.
As of the date of this proxy statement/prospectus, the parties have not satisfied the closing conditions to the Mergers, including with respect to the waiting period under the HSR Act and approval under the foreign investment law of Germany. We will provide notice of the satisfaction of the conditions to closing of the Mergers via the filing of a Current Report on Form 8-K. If the parties receive Second Requests (as defined herein) pursuant to the HSR Act, or if the Germany foreign investment law process is prolonged, it is likely that the parties will not have satisfied the closing conditions to the Mergers prior to the date of the special meeting, and closing of the Mergers could occur a significant time after the time of the special meeting. There is also a possibility that the closing conditions to the Merger will not be satisfied prior to the outside date of May 11, 2022, after which date either party may elect to terminate the Merger Agreement, subject to certain caveats. As a result, it is possible that factors outside the control of both companies could result in the Mergers being completed at a different time or not at all.
At any time before or after the expiration or termination of any applicable waiting period, or any extension thereof, under the HSR Act, or before or after the Mergers are completed, the DOJ or the FTC may take action under the antitrust laws in opposition to the Mergers, including seeking to enjoin completion of the Mergers, to rescind the Mergers or to conditionally permit completion of the Mergers subject to regulatory concessions or conditions. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the Mergers or only permitting completion subject to regulatory concessions or conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances.
Although neither Desktop Metal nor ExOne believes that the Mergers will violate the antitrust laws, there can be no assurance that a challenge to the Mergers on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.
Non-U.S. Antitrust and other Regulatory Filings
Consummation of the Mergers is further subject to notification and approval under the foreign investment law of Germany. Desktop Metal submitted a notification under the German foreign investment law on September 10, 2021.
SEC Effectiveness of Registration Statement
In connection with the shares to be issued in the Mergers, Desktop Metal has filed a registration statement with the SEC under the Securities Act, of which this proxy statement/prospectus is a part. The completion of the Mergers is conditioned on the registration statement being declared effective by the SEC and the absence of any stop order suspending the effectiveness of the registration statement or proceedings for such purpose having been initiated or threatened in writing by the SEC.
NYSE Listing
Pursuant to the Merger Agreement, the shares of Desktop Metal Class A common stock to be issued in connection with the Mergers must have been approved for listing on the NYSE, subject to official notice of issuance.

Efforts to Obtain Regulatory Approvals
In the Merger Agreement, Desktop Metal and ExOne have agreed to use their respective reasonable best efforts, subject to certain limitations, to take, or cause to be taken, all actions necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement, including making appropriate filings under any required regulatory filings and any other necessary, proper or advisable registrations, filings and notices. In addition, neither Desktop Metal nor ExOne may take any action in connection with the foregoing that would reasonably be expected to have a material adverse effect on the ability of Desktop Metal or ExOne to consummate the Mergers without the other party’s prior written consent.
The Merger Agreement does not require Desktop Metal to avoid, eliminate or resolve all impediments or objections, if any, that may be asserted by any governmental authority with respect to the transactions contemplated by the Merger Agreement. Furthermore, Desktop Metal is not required to defend against actions or proceedings that are instituted or threatened by a governmental authority challenging the transactions contemplated by the Merger Agreement.
These requirements are described in more detail under “The Merger Agreement — Efforts to Complete the Mergers.”
No Assurances of Obtaining Approvals
There can be no assurances that any of the regulatory approvals described above will be obtained and, if obtained, there can be no assurance as to the timing of such approvals, the ability to obtain such approvals on satisfactory terms or the absence of any litigation challenging such approvals.
Timing
Subject to certain conditions, if the Mergers are not completed on or before May 11, 2022 (the “outside date”), the Merger Agreement may be terminated by either Desktop Metal or ExOne if the only closing condition not yet satisfied relates to the failure to obtain certain regulatory clearances or approvals specified in the Merger Agreement. See “The Merger Agreement — Termination of the Merger Agreement.”
Accounting Treatment
Desktop Metal prepares its financial statements in accordance with GAAP. The transaction will be accounted for using the acquisition method of accounting. Desktop Metal will be treated as the acquirer for accounting purposes.
Litigation Relating to the Merger
As of October 6, 2021, seven purported ExOne stockholders filed lawsuits against ExOne, its Board of Directors, and Desktop Metal related to the Mergers: Stein v. The ExOne Company, et. al, Case No. 1:21-cv-07756, filed in the United States District Court for the Southern District of New York on September 16, 2021 (the “Stein Complaint”); Kong v. The ExOne Company, et al., Case No. 2:21-cv-04165, filed in the United States District Court for the Eastern District of Pennsylvania on September 21, 2021 (the “Kong Complaint”); Vasedevan v. The ExOne Company, et. al, Case No. 1:21-cv-07984, filed in the United States District Court for the Southern District of New York on September 24, 2021 (the “Vasedevan Complaint”); Goldstein v. The ExOne Company, et al., Case No. 21-cv-05358, filed in the United States District Court for the Eastern District of New York on September 27, 2021 (the “Goldstein Complaint); Abramova v. The ExOne Company, et. al, Case No. 1:21-cv-08091, filed in the United States District Court for the Southern District of New York on September 29, 2021 (the “Abramova Complaint”); Campanella v. The ExOne Company, et. al, Case No. 2:21-cv-01302, filed in the United States District Court for the Western District of Pennsylvania on September 29, 2021 (the “Campanella Complaint”); and McDevitt v. The ExOne Company, et. al, Case No. 1:21-cv-08249, filed in the United States District Court for the Southern District of New York on October 6, 2021 (the “McDevitt Complaint”).
Each of the complaints name as defendants ExOne and the members of its Board of Directors. The Kong and Abramova Complaints also name Desktop Metal, Merger Sub I and Merger Sub II as defendants.

The complaints generally allege that the Preliminary Proxy Statement/Prospectus filed with the SEC on September 15, 2021 was materially incomplete and misleading in violation of Sections 14(a) and 20(a) of the Exchange Act and SEC Rule 14a-9 promulgated thereunder. Each of the complaints seek, among other things, (i) injunctive relief preventing the consummation of the proposed transaction, (ii) damages and (iii) plaintiffs’ attorneys’ and experts’ fees and expenses.
ExOne and Desktop Metal believe that the allegations in the complaints are without merit. Additional lawsuits arising out of the Mergers may also be filed in the future.
NYSE Market Listing
The shares of Desktop Metal Class A common stock to be issued in the First Merger will be listed for trading on the NYSE.
Delisting and Deregistration of ExOne Common Stock
If the Mergers are completed, shares of ExOne common stock will no longer be listed on Nasdaq and will be deregistered under the Exchange Act.
Vote Required and Board of Directors Recommendation
The approval of the Merger Proposal to adopt the Merger Agreement requires the affirmative vote of ExOne stockholders holding at least a majority of the shares of ExOne common stock outstanding as of the close of business on October 4, 2021, the Record Date for the special meeting. Abstentions, failures to submit a proxy or vote electronically at the ExOne special meeting and broker non-votes will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement.
The ExOne Board recommends that ExOne stockholders vote “FOR” the Merger Proposal.

THE MERGER AGREEMENT
This section of this proxy statement/prospectus summarizes the material provisions of the Merger Agreement. The summary set forth below and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. You should read the Merger Agreement carefully in its entirety, as it is the legal document governing the Mergers.
The Merger Agreement and the following summary have been included to provide you with information regarding the terms and conditions of the Merger Agreement and the transactions contemplated thereby. They are not intended to provide any other factual information about Desktop Metal, Merger Sub I, Merger Sub II or ExOne or any of their respective subsidiaries or affiliates. That information can be found elsewhere in this proxy statement/prospectus and in the other public documents that Desktop Metal and ExOne file with the SEC. The provisions of the Merger Agreement and the description of such provisions in this proxy statement/prospectus should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings that each of Desktop Metal and ExOne files with the SEC and the other information in this proxy statement/prospectus. See the section titled “Where You Can Find More Information.”
The representations, warranties and covenants contained in the Merger Agreement (and summarized below) were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures not reflected in the Merger Agreement, were made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to you and other investors and reports and documents filed with the SEC. You are not third party beneficiaries under the Merger Agreement and you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Desktop Metal, Merger Sub I, Merger Sub II or ExOne or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Desktop Metal’s or ExOne’s public disclosures.
Structure and Completion of the Mergers
On the terms and subject to the conditions set forth in the Merger Agreement, (i) Merger Sub I will merge with and into ExOne, with ExOne continuing as the surviving corporation of the First Merger, and (ii) immediately following the completion of the First Merger, ExOne, as the surviving corporation of the First Merger, will merge with and into Merger Sub II, with Merger Sub II surviving the Second Merger and continuing as a wholly owned subsidiary of Desktop Metal. At the effective time of the Second Merger, it is expected that the surviving company will change its name to ExOne Operating, LLC. As a result of the Mergers, ExOne will cease to be an independent, publicly-traded company.
The closing of the transactions contemplated by the Merger Agreement will occur on a date no later than the third business day after the date upon which all of the conditions to closing contained in the Merger Agreement (other than those conditions that may only be satisfied on the closing date, but subject to the satisfaction of such conditions) are satisfied or waived (or on such other date as Desktop Metal and ExOne may agree). See the section titled “— Conditions to Completion of the Mergers.”
The First Merger will become effective at the time that a certificate of merger with respect to the First Merger (“certificate of merger I”) has been filed with the Secretary of State of the State of Delaware, or at such later date and time agreed to by the parties and specified in certificate of merger I. Immediately following the Effective Time, a certificate of merger with respect to the Second Merger (“certificate of merger II”) will be filed with the Secretary of State of the State of Delaware. The Second Merger will become effective at the time that certificate of merger II has been filed with, and accepted by, the Secretary of State of the State of Delaware, or at such later date and time agreed to by the parties and specified in certificate of merger II.

The closing of the Mergers is expected to occur in the fourth quarter of 2021, subject to any potential regulatory review or approval.
Merger Consideration
The Merger Agreement provides that at the Effective Time, each share of ExOne common stock issued and outstanding immediately prior to the Effective Time (other than shares owned or held by (x) Desktop Metal or any of its subsidiaries, (y) in treasury or otherwise held by ExOne or any of its subsidiaries and (z) any person who has not voted in favor of, or consented to, the Mergers and properly demands appraisal of such shares under Delaware law) will automatically be cancelled and converted into the right to receive (i) $8.50 in cash (subject to adjustment as described below), without interest, and (ii) a number of shares of Desktop Metal Class A common stock determined by application of an Exchange Ratio (subject to adjustment as described below).
The “Exchange Ratio” means:
•
if the Average Stock Price (as defined below) is greater than or equal to $9.70, then the Exchange Ratio will be 1.7522;

•
if the Average Stock Price is less than $9.70 and greater than $7.94 per share, the initial exchange ratio of 1.9274 will be modified by multiplying such exchange ratio by the quotient of $8.82 divided by the Average Stock Price; or

•
if the Average Stock Price is less than or equal to $7.94, then the Exchange Ratio will be 2.1416.

“Average Stock Price” means the average of the daily volume weighted averages of the trading prices of Desktop Metal Class A common stock on the NYSE on each of the twenty consecutive trading days ending on (and including) the trading day that is three trading days prior to the date of the Effective Time of the Mergers.
Notwithstanding anything in the Merger Agreement to the contrary, to the extent that the sum of:
(A)
the aggregate number of shares of Desktop Metal Class A common stock to be issued in exchange for converted shares of ExOne common stock as of the Effective Time, plus

(B)
the aggregate number of shares of Desktop Metal Class A common stock for which the ExOne Options to be assumed pursuant to “— Treatment of ExOne Equity Awards — Unvested ExOne Options” below are exercisable as of the Effective Time, plus

(C)
the aggregate number of shares of Desktop Metal Class A common stock to be issued in connection with the cancellation of ExOne Options pursuant to “— Treatment of ExOne Equity Awards —  Vested ExOne Options” at the Effective Time, plus

(D)
the aggregate number of shares of Desktop Metal Class A common stock subject to the Desktop Metal RSAs to be issued pursuant to “— Treatment of ExOne Equity Awards — COC Restricted Stock Awards” and “— Treatment of ExOne Equity Awards — ESPP Awards” below at of the Effective Time, would exceed 19.9% of Desktop Metal’s issued and outstanding shares of Desktop Metal Class A common stock immediately prior to the Effective Time (19.9% of such issued and outstanding shares rounded down to the nearest whole share, the “Maximum Share Number”), then (x) the Exchange Ratio will be reduced (the amount of such reduction, the “Exchange Ratio Reduction Number”) to the minimum extent necessary such that the sum of the aggregate number of shares of Desktop Metal Class A common stock to be issued under (A) through (D) above, equals the Maximum Share Number and (y) subject to the limitations set forth in the following paragraph, the per-share cash consideration will be increased by the amount in cash equal to the Exchange Ratio Reduction Number multiplied by the per-share cash consideration.
Furthermore, if the Threshold Percentage (determined without regard to this sentence) is less than 45%, then the per-share cash consideration will be reduced, and the per-share stock consideration will be increased on a dollar-for-dollar basis with such reduction, by an amount that would be necessary to cause the recomputed Threshold Percentage to equal 45%; provided, however, that this will not cause the aggregate number of shares of Desktop Metal Class A common stock to be issued as per-share stock consideration as of the Effective Time to exceed the Maximum Share Number. To the extent the adjustment described in this paragraph would otherwise cause the aggregate number of shares of Desktop Metal Class A common stock to be issued as per-share stock consideration as of the Effective Time to exceed the Maximum Share Number, then, notwithstanding the preceding paragraph, the per-share cash consideration will be reduced as set forth in this paragraph without a corresponding increase in the per-share stock consideration.
Manner and Procedure for Exchanging Shares of ExOne Common Stock; No Fractional Shares
Prior to the Effective Time, Desktop Metal will deposit with the exchange agent (i) the full number of shares of Desktop Metal Class A common stock (which will be in uncertificated book-entry form) necessary to pay the aggregate stock portion of the merger consideration and (ii) all of the cash necessary to pay the aggregate cash portion of the merger consideration. For purposes of this deposit, Desktop Metal will make available to the exchange agent, for addition to the exchange fund, cash sufficient to pay cash in lieu of fractional shares of Desktop Metal Class A common stock in accordance with the Merger Agreement. After the Effective Time on the appropriate payment date, if applicable, Desktop Metal will provide or cause to be provided to the exchange agent any dividends or other distributions payable on such shares of Desktop Metal Class A common stock pursuant to the Merger Agreement.
Desktop Metal will instruct the exchange agent to mail, as soon as reasonably practicable after the Effective Time (and in any event within five business days following the Effective Time), to each ExOne stockholder whose shares of ExOne common stock were converted into the right to receive the merger consideration pursuant to the Merger Agreement a letter of transmittal and instructions for use in effecting the surrender of the share certificates (or duly executed affidavit of loss in lieu thereof) in exchange for the merger consideration. Upon surrender of a share certificate (or duly executed affidavit of loss in lieu thereof) for cancellation to the exchange agent and a duly executed and properly completed letter of transmittal, and other documents as may reasonably be required by the exchange agent, the holder of such share certificate will be entitled to receive the merger consideration and cash in lieu of fractional shares of Desktop Metal Class A common stock, and the share certificate so surrendered will be cancelled.
In the event of a transfer of ownership of shares of ExOne common stock that is not registered in the transfer records of ExOne, payment may be made and shares of Desktop Metal Class A common stock may be issued to a person other than the person in whose name the share certificate so surrendered is registered, if such share certificate is properly endorsed or otherwise is in proper form for transfer and the person requesting such payment pays any transfer or other required taxes or establishes to the satisfaction of Desktop Metal that such taxes have been paid or are not applicable.
Desktop Metal will not issue fractional shares of Desktop Metal Class A common stock under the Merger Agreement, but in lieu thereof each holder of ExOne common stock otherwise entitled to a fractional share of Desktop Metal Class A common stock will be entitled to receive, from the exchange agent, a cash payment in lieu of such fractional share of Desktop Metal Class A common stock representing such holder’s proportionate interest, if any, in the proceeds from the sale by the exchange agent (reduced by any fees of the exchange agent attributable to such sale) in one or more transactions of shares of Desktop Metal Class A common stock equal to the excess of (i) the aggregate number of shares of Desktop Metal Class A common stock to be delivered to the exchange agent by Desktop Metal pursuant to the Merger Agreement over (ii) the aggregate number of whole shares of Desktop Metal Class A common stock to be distributed to ExOne shareholders in the First Merger (such excess, the “Excess Shares”). Desktop Metal and ExOne acknowledge that payment of the cash consideration in lieu of issuing fractional shares of Desktop Metal Class A common stock was not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience to Desktop Metal that would otherwise be caused by the issuance of fractional shares of Desktop Metal Class A common stock. As soon as practicable after the Effective Time, the exchange agent, as agent for the holders of ExOne common stock that would otherwise receive fractional shares of Desktop Metal Class A common stock, shall sell the Excess Shares at then prevailing prices on the NYSE in the manner provided in the following paragraph.
The sale of the Excess Shares by the exchange agent, as agent for the holders of ExOne common stock that would otherwise receive fractional shares of Desktop Metal Class A common stock, will be executed on the NYSE and will be executed in round lots to the extent practicable. Until the proceeds of such sale or sales have been distributed to the holders of ExOne common stock, the exchange agent shall hold such proceeds in trust (the “Common Shares Trust”) for the holders of ExOne common stock that would otherwise receive fractional shares of Desktop Metal Class A common stock. The exchange agent shall determine the portion of the Common Shares Trust to which each holder of ExOne common stock that would otherwise receive fractional shares of Desktop Metal Class A common stock shall be entitled, if any, by multiplying the amount of the aggregate proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of ExOne company stock would otherwise be entitled and the denominator of which is the aggregate amount of fractional share interests which all holders of ExOne common stock would otherwise be entitled.
Any holder of any book-entry shares whose shares of ExOne common stock were converted into the right to receive the merger consideration will not be required to deliver a share certificate or an executed letter of transmittal or any other deliverables to the exchange agent to receive the merger consideration. Instead, Desktop Metal will cause the exchange agent to pay and deliver, as soon as reasonably practicable after the Effective Time, to each holder of any book-entry shares the applicable merger consideration, including any cash in lieu of fractional shares of Desktop Metal Class A common stock and any amounts that such holder has the right to receive in respect of dividends or other distributions on shares of Desktop Metal Class A common stock, and the book-entry shares so exchanged will be cancelled.
Dividends with Respect to Unexchanged Shares
No dividends or other distributions declared or paid with a record date after the Effective Time with respect to the Desktop Metal Class A common stock shall be paid to the holder of any unsurrendered certificate of book-entry share representing ExOne common stock until the holders of such certificate or book-entry shares shall surrender such certificate or book-entry shares in accordance with the second and third paragraphs of “— Manner and Procedure for Exchanging Shares of ExOne Common Stock; No Fractional Shares” above.
Following the surrender of a share certificate formerly representing shares of ExOne common stock (or affidavit of loss in lieu thereof) or conversion of book-entry shares pursuant to the Merger Agreement, holders of shares of ExOne common stock will be entitled to (i) at time of such surrender or delivery, as the case may be, the amount of any cash payable in lieu of a fractional share of Desktop Metal Class A common stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time which have been paid with respect to such whole shares of Desktop Metal Class A common stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender of share certificates or delivery, as the case may be, and a payment date subsequent to such surrender or delivery payable with respect to such whole shares of Desktop Metal Class A common stock, in each case without interest.
Termination of Exchange Fund
Any portion of the exchange fund that remains undistributed to former holders of ExOne common stock that was converted into the right to receive the merger consideration for one year after the Effective Time will be delivered to Desktop Metal. Thereafter, holders of ExOne common stock that was converted into the right to receive the merger consideration must look only to Desktop Metal for payment of the merger consideration and any dividends or distributions with respect to shares of Desktop Metal Class A common stock.
No Liability
None of Desktop Metal, Merger Sub I, Merger Sub II, ExOne, or the exchange agent will be liable to any holder of ExOne common stock for any amount of merger consideration properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
Appraisal Rights of ExOne Stockholders
The Merger Agreement provides that shares of ExOne common stock held by those stockholders who had not voted in favor of, nor consented to, the Mergers and properly demand appraisal pursuant to

Section 262 of the DGCL will not be converted into merger consideration pursuant to the Merger Agreement, but instead will entitle the holders of such shares to only those rights granted by Delaware law. If any holder who was entitled to dissenters’ rights fails to perfect or otherwise waives, withdraws or loses the right to appraisal under Section 262 of the DGCL, then the right of such holder to be paid the fair value of such holder’s shares of ExOne common stock will cease, such shares shall be deemed to have been converted as of the Effective Time into, and will have become exchangeable solely for the right to receive the merger consideration as provided in the Merger Agreement (without interest and less any amounts entitled to be deducted or withheld pursuant to the requirements of applicable tax law) upon the surrender of the certificates or book entry shares previously representing such shares of ExOne common stock.
ExOne has agreed to serve prompt notice to Desktop Metal of any demands received by ExOne for appraisal of any shares of ExOne common stock, and Desktop Metal will have the right to participate in all negotiations and actions with respect to such demands at Desktop Metal’s sole expense. Prior to the Effective Time, ExOne will not, without the prior written consent of Desktop Metal, (i) make any payment with respect to, or settle or offer or commit to settle, any such demands, (ii) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the DGCL, or (iii) agree to do any of the foregoing.
The fair value of shares of ExOne common stock as determined in accordance with Section 262 of the DGCL could be more than, less than or the same as the merger consideration for ExOne common stock. ExOne stockholders who wish to exercise appraisal rights must precisely follow specific procedures. See “Appraisal Rights of ExOne Stockholders.”
Treatment of ExOne Equity Compensation Awards in the Mergers
Any payments due pursuant to the treatment of equity awards described below will be made promptly by Desktop Metal following the Effective Time, and in any event within 10 business days, in accordance with the surviving company’s and/or Desktop Metal’s payroll practices or the payroll practices of their respective affiliates.
Unvested ExOne Options
At the Effective Time, each ExOne Option that is outstanding and unexercised will be assumed by Desktop Metal and converted into a Desktop Metal Option Award (A) equal to the product obtained by multiplying (x) the number of shares of ExOne common stock subject to such ExOne Option immediately prior to the Effective Time by (y) the Exchange Ratio (rounding down to the nearest whole share of Desktop Metal Class A common stock), and (B) at an exercise price per share of Desktop Metal Class A common stock (rounded up to the nearest cent) equal to the quotient obtained by dividing (x) the exercise price per share of ExOne common stock immediately prior to the Effective Time by (y) the Exchange Ratio. Each Desktop Metal Option Award issued pursuant to Merger Agreement will continue to have, and will be subject to, the same terms and conditions, including vesting and acceleration of vesting terms and conditions, as those that applied to the corresponding ExOne Option immediately prior to the Effective Time, except that each reference to ExOne shall be deemed to be a reference to Desktop Metal.
Vested ExOne Options
At the Effective Time, each vested ExOne Option (including any ExOne Options that vest at the Effective Time) that is outstanding and unexercised, will be cancelled and the holder of such ExOne Option will be entitled to receive an amount equal to the product of (i) the excess, if any, of (A) the merger consideration over (B) the exercise price of such ExOne Option, multiplied by (ii) the number of shares of ExOne common stock subject to such ExOne Option, less applicable tax withholdings. In the event the per-share exercise price payable with respect to any ExOne Option exceeds the merger consideration, then such ExOne Option will be cancelled without payment of any consideration with respect thereto.
COC Restricted Stock Awards
At the Effective Time, each ExOne COC Restricted Stock Award that is outstanding, will vest as of the Effective Time in accordance with the terms of ExOne’s Change of Control Severance Plan and (i) any shares of ExOne common stock subject to the vested portion of the ExOne COC Restricted Stock Award will be cancelled, with the holder of such ExOne COC Restricted Stock Award becoming entitled to receive the merger consideration with respect thereto and (ii) any portion of the ExOne COC Restricted Stock Award that remains subject to any vesting, forfeiture or other lapse restrictions after the Effective Time (after taking account of accelerated vesting granted under the ExOne Severance Plan) will be assumed and converted at the Effective Time into a Desktop Metal Restricted Stock Award consisting of a number of shares of Desktop Metal Class A common stock (rounded to the nearest whole share) equal to the product of (a) the number of remaining unvested shares of ExOne common stock subject to such ExOne COC Restricted Stock Award multiplied by (b) the Exchange Ratio. Each Desktop Metal Restricted Stock Award issued pursuant to Merger Agreement will continue to have, and will be subject to, the same terms and conditions, including vesting and acceleration of vesting terms and conditions, as those that applied to the corresponding ExOne COC Restricted Stock Award immediately prior to the Effective Time, except that each reference to ExOne shall be deemed to be a reference to Desktop Metal.
Non-COC Restricted Stock Awards
At the Effective Time, each Non-COC ExOne Restricted Stock Award that is outstanding, will vest as of the Effective Time and will be cancelled, with the holder of such Non-COC ExOne Restricted Stock Award becoming entitled to receive the merger consideration in respect of each ExOne Share subject to such Non-COC ExOne Restricted Stock Award.
ESPP Awards
At the Effective Time, each ESPP Award that is outstanding will be converted into shares of ExOne common stock with the number of shares ExOne common stock determined based on actual performance for the portion of the performance period through the Effective Time as reasonably determined by the compensation committee of ExOne. Such ExOne shares will vest as of the Effective Time in accordance with the terms of ExOne’s Severance Plan and (i) the shares of ExOne common stock subject to the vested portion of the ESPP Award will be cancelled, with the holder of such vested portion of the ESPP Award becoming entitled to receive the merger consideration, and (ii) the unvested portion of the ESPP Award will be subject to the service-based vesting terms provided under the ESPP Award and, to the extent unvested at the Effective Time, will be assumed and converted at the Effective Time into a Desktop Metal Restricted Stock Award. Each Desktop Metal Restricted Stock Award issued pursuant to the Merger Agreement in connection with the unvested portion of an ESPP Award will continue to have, and will be subject to, the same terms and conditions, including vesting and acceleration of vesting terms and conditions, as those that applied to the corresponding unvested portion of such ESPP Award immediately prior to the Effective Time, except that each reference to ExOne shall be deemed to be a reference to Desktop Metal.
Conditions to Completion of the Mergers
The obligations of Desktop Metal, Merger Sub I, Merger Sub II and ExOne to effect the First Merger are subject to the satisfaction, or waiver by Desktop Metal, Merger Sub I, Merger Sub II and ExOne to the extent permitted by applicable law of the following conditions:
•
ExOne stockholder approval of the Merger Proposal;

•
the approval for listing on the NYSE, subject to official notice of issuance, of the shares of Desktop Metal Class A common stock to be issued to ExOne stockholders in the First Merger;

•
the expiration or termination of all applicable waiting periods (and any extensions thereof) under the HSR Act and any commitment to, or agreement with, any governmental entity by any party not to close the Mergers before a certain date, and the receipt and continued full force and effect of all authorizations, consents, clearances and approvals required under the laws of certain other non-U.S. jurisdictions specified in the Merger Agreement;

•
the absence of any temporary restraining order, preliminary or permanent injunction, order or other legal restraint or prohibition restricting, preventing or making illegal the closing of the Mergers; and

•
the declaration of the effectiveness under the Securities Act by the SEC of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part, the absence of any stop order suspending such effectiveness and the absence of any proceedings initiated or threatened in writing (and not withdrawn) by the SEC for that purpose.

The obligations of Desktop Metal, Merger Sub I and Merger Sub II to effect the First Merger are additionally subject to the satisfaction, or waiver by Desktop Metal, of each of the following conditions:
•
certain of the representations and warranties of ExOne in the Merger Agreement with respect to corporate organization and authority, approval of the transaction and financial advisor’s fees must, both on the date of the Merger Agreement and at the closing of the transaction (unless such representation or warranty speaks as of a particular date, in which case such representation or warranty must be true and correct as of such earlier date), be true and correct;

•
the representations and warranties of ExOne in the Merger Agreement with respect to capital structure must, both on the date of the Merger Agreement and at the closing of the transaction (unless such representation or warranty speaks as of a particular date, in which case such representation or warranty must be true and correct as of such earlier date), be true and correct, except for any failures to be so true and correct that are de minimis;

•
generally, the other representations and warranties of ExOne in the Merger Agreement (without regard to any materiality or material adverse effect qualifiers contained therein) must, both on the date of the Merger Agreement and at the closing of the transaction (unless such representation or warranty speaks as of a particular date, in which case such representation or warranty must be true and correct as of such earlier date), be true and correct; provided that this condition will be deemed to have been satisfied even if any representations and warranties of ExOne are not true and correct unless the cumulative effect of the failure of such representations and warranties of ExOne, individually or in the aggregate, has resulted in or is reasonably likely to result in a material adverse effect (as defined below) with respect to ExOne;

•
Desktop Metal must have received a certificate from an authorized executive officer of ExOne to the effect that the conditions in the above three bullets has been satisfied;

•
ExOne having performed or complied in all material respects with its obligations under the Merger Agreement prior to the Effective Time, and the receipt by Desktop Metal of a certificate from an authorized executive officer of ExOne to that effect;

•
since the date of the Merger Agreement, there has not been any event, change, effect, development, state of facts, condition, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect with respect to ExOne and receipt by Desktop Metal of a certificate of an authorized executive officer of ExOne, dated as of the closing date of the Mergers to the foregoing effect; and

•
ExOne has provided a statement and accompanying IRS notice, each dated as of the closing date of the Mergers, issued pursuant to Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3)(i) certifying that the stock of ExOne is not a “United States real property interest” within the meaning of Section 897 of the Code.

The obligations of ExOne to effect the First Merger are additionally subject to the satisfaction, or waiver by ExOne, of each of the following conditions:
•
certain of the representations and warranties of Desktop Metal in the Merger Agreement with respect to corporate organization and authority, approval of the transaction and financial advisor’s fees must, both on the date of the Merger Agreement and at the closing of the transaction (unless such representation or warranty speaks as of a particular date, in which case such representation or warranty must be true and correct as of such earlier date), be true and correct;

•
the representations and warranties of Desktop Metal in the Merger Agreement with respect to capital structure must, both on the date of the Merger Agreement and at the closing of the transaction (unless such representation or warranty speaks as of a particular date, in which case such representation or warranty must be true and correct as of such earlier date), be true and correct, except for any failures to be so true and correct that are de minimis;

•
generally, the other representations and warranties of Desktop Metal in the Merger Agreement (without regard to any materiality or material adverse effect qualifiers contained therein) must, both on the date of the Merger Agreement and at the closing of the transaction (unless such representation or warranty speaks as of a particular date, in which case such representation or warranty must be true and correct as of such earlier date), be true and correct; provided that this condition will be deemed to have been satisfied even if any representations and warranties of Desktop Metal are not true and correct unless the cumulative effect of the failure of such representations and warranties of Desktop Metal, individually or in the aggregate, has resulted in or is reasonably likely to result in a material adverse effect (as defined below) with respect to Desktop Metal;

•
ExOne must have received a certificate from an authorized executive officer of Desktop Metal to the effect that the conditions in the above three bullets has been satisfied;

•
each of Desktop Metal, Merger Sub I and Merger Sub II having performed or complied in all material respects with their respective obligations under the Merger Agreement prior to the Effective Time, and the receipt by ExOne of a certificate from an authorized executive officer of Desktop Metal to that effect;

•
since the date of the Merger Agreement, there has not been any event, change, effect, development, state of facts, condition, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect with respect to Desktop Metal and receipt by ExOne of a certificate of an authorized executive officer of Desktop Metal, dated as of the closing date of the Mergers to the foregoing effect; and

•
ExOne must have received an opinion from its counsel (or, if ExOne’s counsel is unable or unwilling to issue such opinion, from Desktop Metal’s counsel), in form and substance reasonably satisfactory to ExOne, substantially to the effect that, for U.S. federal income tax purposes, the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, which opinion shall be dated the closing date.

Definition of Material Adverse Effect
In addition to the conditions to closing relating to the absence of any material adverse effect with respect to Desktop Metal and ExOne, many of ExOne’s and Desktop Metal’s representations and warranties are qualified by a material adverse effect standard. For purposes of the Merger Agreement, “material adverse effect,” with respect to either party, is defined to mean any event, change, effect, development, state of facts, condition, circumstance or occurrence that (i) prevents or materially impairs or delays the consummation of the Mergers or performance by Desktop Metal or ExOne of its material obligations under the Merger Agreement or (ii) is or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of such party and its subsidiaries, taken as a whole. However, for purposes of clause (ii), none of the following events, changes, effects, developments, states of facts, conditions, circumstances or occurrences will be deemed to include a material adverse effect:
•
changes in or affecting general political, social or economic conditions (including changes in interest rates) or the financial, securities, capital or credit markets in the United States or elsewhere in the world, to the extent the applicable party and its subsidiaries are not adversely affected thereby in a disproportionate manner relative to other participants in the industries in which such party and its subsidiaries operate;

•
changes in or affecting the industries in which the applicable party or its subsidiaries operate generally, to the extent such party and its subsidiaries are not adversely affected thereby in a disproportionate manner relative to other participants in the industries in which such party and its subsidiaries operate;

•
changes resulting from or arising out of any changes in GAAP or accounting standards or interpretations thereof after the date of the Merger Agreement, to the extent the applicable party and its subsidiaries are not adversely affected thereby in a disproportionate manner relative to other participants in the industries in which such party and its subsidiaries operate;

•
changes resulting from or arising out of any outbreak or escalation of hostilities or acts of war or terrorism, to the extent the applicable party and its subsidiaries are not adversely affected thereby in a disproportionate manner relative to other participants in the industries in which such party and its subsidiaries operate;

•
changes resulting from or arising out of any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal, in each case after the date of the Merger Agreement, of any rule, regulation, ordinance, order, protocol or any other law of or by any governmental entity, to the extent the applicable party is not adversely affected in a disproportionate manner relative to other participants in the industries in which such party operates;

•
changes resulting from or arising out of the announcement of the transactions contemplated by the Merger Agreement with the other party, including the impact thereof on relationships, contractual or otherwise, of any party with employees, customers, suppliers, licensors, licensees, governmental entities, creditors and other persons, provided that this bullet will not apply to the use of material adverse effect with respect to the representations and warranties;

•
changes resulting from or arising out of any litigation brought by a stockholder of ExOne or Desktop Metal relating to the Merger Agreement or any of the transactions contemplated thereby;

•
changes resulting from or arising out of any act of God, natural disaster or other calamity to the extent the applicable party and its subsidiaries are not adversely affected thereby in a disproportionate manner relative to other participants in the industries in which such party and its subsidiaries operate;

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epidemics, pandemics, disease outbreaks (including COVID-19), or public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States) or any applicable law or guideline issued by a governmental entity, the Centers for Disease Control and Prevention or the World Health Organization or industry group providing for business closures, “sheltering-in-place”, travel or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19), to the extent the applicable party is not adversely affected in a disproportionate manner relative to other participants in the industries in which such party operates;

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changes resulting from or arising out of any change in the share price or trading volume of the shares of the applicable party’s common stock, in such party’s credit rating or in any analyst’s recommendations, in each case in and of itself, or the failure of such party to meet projections or forecasts (including any analyst’s projections), in and of itself (provided in each case that the event, change, effect, development, condition, circumstance or occurrence underlying such change or failure will not be excluded, and may be taken into account, in determining whether there has been or would reasonably be expected to be a material adverse effect) (to the extent permitted by the definition of “material adverse effect” in the Merger Agreement and not otherwise excepted by another clause of this section); or

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actions taken as required by the Merger Agreement.

ExOne Acquisition Proposals
From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, ExOne has agreed that, except as described further below, it will not, and will cause its representatives and its subsidiaries not to, directly or indirectly:
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solicit, initiate or knowingly encourage or knowingly induce or facilitate the making, submission or announcement of any inquiries, proposals or offers constituting or that would reasonably be expected to lead to an ExOne acquisition proposal (as defined below);

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make available any non-public information regarding ExOne or any of its subsidiaries to any person (other than Desktop Metal and Desktop Metal’s or ExOne’s representatives), in response to an ExOne acquisition proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an ExOne acquisition proposal;

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engage in discussions or negotiations with any person with respect to any ExOne acquisition proposal (other than to state that they currently are not permitted to have discussions);

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approve, endorse or recommend any ExOne acquisition proposal;

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make or authorize any statement, recommendation or solicitation in support of any ExOne acquisition proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an ExOne acquisition proposal; or

•
enter into any letter of intent or agreement in principle or any contract providing for, relating to or in connection with any ExOne acquisition proposal.

ExOne has agreed that it will, and will cause its representatives to, (i) immediately cease and terminate (or cause to be terminated) all existing discussions or negotiations with any person with respect to any ExOne acquisition proposal, other than the transactions contemplated by the Merger Agreement, (ii) request the prompt return or destruction of all confidential information previously made available by it or on its behalf in connection with any actual or potential ExOne acquisition proposal and (iii) terminate access by any such person and its affiliates and representatives to any data room (virtual, online or otherwise) maintained by or on behalf of ExOne and its subsidiaries. ExOne has further agreed it will not terminate, waive, amend, release or modify in any respect any material provision of any confidentiality agreement to which ExOne or any of its subsidiaries or any of its affiliates is a party with respect to any ExOne acquisition proposal. However, ExOne will be entitled to waive any standstill provision included in any such confidentiality agreement or any standstill provision contained in any standstill agreement to which ExOne or any of its subsidiaries or any of its affiliates is a party with respect to any ExOne acquisition proposal or any proposal inquiry or offer that would reasonably be expected to lead to an ExOne acquisition proposal if the ExOne Board determines in good faith (after consultation with ExOne’s outside legal counsel) that failure to waive such standstill would reasonably be expected to be inconsistent with its directors’ fiduciary duties to ExOne stockholders under applicable law.
Notwithstanding the above, prior to the ExOne stockholder approval, if (x) ExOne receives a bona fide written ExOne acquisition proposal that did not arise or result from a material breach of the Merger Agreement, (i) ExOne may contact the person who has made such ExOne acquisition proposal in order to clarify the terms of such ExOne acquisition proposal so that the ExOne Board (or any committee thereof) may inform itself about such ExOne acquisition proposal, (ii) if the ExOne Board determines in good faith after consultation with ExOne’s outside legal counsel and outside financial advisor that such ExOne acquisition proposal constitutes, or would reasonably be likely to constitute or lead to, an ExOne superior proposal (as defined below) and (iii) the ExOne Board determines in good faith (after consultation with the ExOne’s outside legal counsel and outside financial advisors) that failure to take such action would reasonably be expected to be inconsistent with its directors’ fiduciary duties under applicable law, and (y) ExOne has not breached the Merger Agreement in any material respect with respect to such ExOne acquisition proposal, then ExOne may:
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make available information (including non-public information) with respect to ExOne or any of its subsidiaries to the person making such ExOne acquisition proposal pursuant to an ExOne acceptable confidentiality agreement; and

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participate in discussions or negotiations with the person making such ExOne acquisition proposal regarding such proposal.

ExOne is required to promptly (and in any event within 24 hours) notify Desktop Metal in writing following the receipt of any ExOne acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an ExOne acquisition proposal, which notice will include the identity of the person or persons making the ExOne acquisition proposal or inquiry, a written summary of the material terms of the ExOne acquisition proposal and concurrently with the delivery thereof to the person (or its representatives) making the ExOne acquisition proposal, any information concerning ExOne, ExOne’s subsidiaries or their businesses, assets or properties provided or made available to such other person (or its representatives) by ExOne after receipt by ExOne of the ExOne acquisition proposal that was not previously provided or made available to Desktop Metal. ExOne is also required to keep Desktop Metal reasonably informed, on a prompt basis (and in any event within 24 hours), of any material developments, material discussions or material negotiations and the status thereof regarding any ExOne acquisition proposal described in the immediately preceding sentence, and none of ExOne or any of its subsidiaries shall enter into any contract that would prohibit them from providing the ExOne acquisition proposal and any such information or documentation described in this paragraph to Desktop Metal or its representatives.
An “ExOne acquisition proposal” means a proposal, inquiry, indication of interest or offer from any person other than Desktop Metal providing for any:
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merger, consolidation, share exchange, business combination, recapitalization or similar transaction involving ExOne or any of its subsidiaries, pursuant to which any such person (including such person’s or resulting company’s direct or indirect stockholders) would own or control, directly or indirectly, 20% or more of the voting power or equity of ExOne;

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sale, lease or other disposition, directly or indirectly, of assets of ExOne (including the capital stock or other equity interests of any subsidiary of ExOne) and/or any subsidiary of ExOne representing 20% or more of the consolidated assets, revenues or net income of ExOne and its subsidiaries, taken as a whole;

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issuance or sale or other disposition of capital stock or other equity interests representing 20% or more of the voting power of ExOne;

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tender offer, exchange offer or any other transaction or series of transactions in which any person would acquire, directly or indirectly, beneficial ownership of capital stock or other equity interests representing 20% or more of the voting power of ExOne of any group which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding shares of ExOne common stock; or

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any combination of the foregoing (in each case, other than the Mergers).

An “ExOne superior proposal” means any bona fide ExOne acquisition proposal that did not involve or result from a material breach of the Merger Agreement on terms which the ExOne Board determines in good faith (after consultation with ExOne’s financial advisor and outside legal counsel) to be more favorable, taken as a whole, from a financial point of view to ExOne stockholders than the transactions contemplated by the Merger Agreement, provided that for purposes of this definition, references to “20%” in the definition of “ExOne acquisition proposal” will be deemed to be references to “50%.”
Special Meeting of ExOne Stockholders; Recommendation of the ExOne Board
ExOne has agreed to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of seeking the ExOne stockholder approval as soon as reasonably practicable following the effectiveness of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part. ExOne will conduct a broker search in anticipation of the ExOne special meeting in compliance with SEC Rule 14a-3, assuming the earliest record date practicable and, from time to time, conduct additional broker searches as reasonably requested by Desktop Metal. Except in certain specified circumstances, ExOne has agreed to use its reasonable best efforts to solicit proxies in favor of the adoption of the Merger Agreement and to take all other action necessary or advisable to secure such approval, and ExOne has agreed, through the ExOne Board, to recommend that the ExOne stockholders adopt and approve the Merger Agreement and the transactions contemplated thereby, including the First Merger (the “ExOne recommendation”).
ExOne, in consultation with Desktop Metal, will set a record date for determining the persons entitled to notice of, and to vote at, the ExOne Stockholder Meeting. ExOne will have the right to postpone or adjourn the meeting of its stockholders for no longer than 30 days in the aggregate under certain circumstances specified in the Merger Agreement, including the absence of a quorum, to allow reasonable additional time to solicit additional proxies to the extent that at such time ExOne has not received a number of proxies that it reasonably believes sufficient to obtain the ExOne stockholder approval at such meeting of its stockholders, to allow reasonable additional time to distribute any supplement or amendment to this proxy statement/prospectus that the ExOne Board has determined in good faith to be necessary under applicable law or to give the stockholders of ExOne sufficient time to evaluate any information or disclosures that have been sent to the stockholders of Company.

ExOne Change in Recommendation; Termination for Superior Proposal
From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, ExOne has agreed, subject to certain exceptions, that neither the ExOne Board nor any committee thereof may:
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withhold, withdraw, qualify, or modify, in each case in a manner adverse to Desktop Metal, the ExOne recommendation;

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adopt, authorize, recommend, endorse or otherwise declare advisable (or publicly propose to adopt, authorize, recommend or endorse) any ExOne acquisition proposal or any offer or proposal that would reasonably be expected to lead to an ExOne acquisition proposal;

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approve or cause ExOne to enter into any merger agreement, letter of intent or similar agreement relating to any ExOne acquisition proposal or that could lead to an ExOne acquisition proposal;

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fail to include the ExOne recommendation of the Adoption of the Merger Agreement in this proxy/statement prospectus;

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take any action or make any recommendation or public statement in connection with a tender offer or exchange offer other than an unequivocal recommendation against such offer; or

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resolve or agree to do any of the foregoing (any action set forth in these foregoing clauses, an “ExOne adverse recommendation change”).

The Merger Agreement provides, however, that if ExOne receives a bona fide written ExOne acquisition proposal prior to obtaining the ExOne stockholder approval that did not arise or result from a material breach of ExOne’s nonsolicitation obligations, the ExOne Board may make an ExOne adverse recommendation change if the ExOne Board determines in good faith (after consultation with ExOne’s outside legal counsel and financial advisor) that (x) an ExOne acquisition proposal constitutes an ExOne superior proposal and, in any event, (y) the failure to make an ExOne adverse recommendation change would reasonably be expected to be inconsistent with ExOne’s directors’ fiduciary duties under applicable law, and (iii) ExOne and the ExOne Board shall have complied with all of its obligations set forth in the Merger Agreement. Prior to making an ExOne adverse recommendation change or terminating the Merger Agreement to enter into a definitive agreement to effect an ExOne superior proposal, the ExOne Board must provide written notice to Desktop Metal and for four business days thereafter the ExOne Board will have negotiated in good faith with Desktop Metal and considered in good faith any counteroffers or proposals (including to amend the terms of the Merger Agreement), and must take into account any such counteroffers or proposals. Furthermore, if during the aforementioned four business day period any material revisions are made to an ExOne superior proposal, the ExOne Board must provide a new written notice to Desktop Metal and for two business days thereafter will have negotiated in good faith with Desktop Metal and considered in good faith any counteroffers or proposals.
The Merger Agreement also provides that prior to obtaining the ExOne stockholder approval, the ExOne Board may make an ExOne adverse recommendation change in response to an ExOne intervening event (as defined below) only if the ExOne Board determines in good faith (after consultation with ExOne’s outside counsel) that failure to make an ExOne adverse recommendation change would reasonably be expected to be inconsistent with its fiduciary duties under applicable law. Prior to making an ExOne adverse recommendation change in response to an ExOne intervening event, the ExOne Board must provide written notice to Desktop Metal, which notice shall include a reasonably detailed description of the facts and circumstances giving rise to such ExOne intervening event, and for four business days thereafter the ExOne Board will have negotiated in good faith with Desktop Metal and will have considered in good faith any proposals to amend the terms of the Merger Agreement so that the failure to take such action would no longer reasonably be expected to be inconsistent with the ExOne Board’s fiduciary duties under applicable law, and must take into account any such adjustment or modification to the terms of the Merger Agreement.
An “ExOne intervening event” means an event, fact, circumstance, development or occurrence after the date of the Merger Agreement that is material to ExOne and its subsidiaries, taken as a whole, that (A) was not known or reasonably foreseeable (or the magnitude of which was not known or reasonably foreseeable) to the ExOne Board on the date of the Merger Agreement, which event, fact, circumstance, development or occurrence (or the magnitude of which) becomes known to or by the ExOne Board prior to obtaining the ExOne stockholder approval and (B) does not involve or relate to (i) the receipt, existence or terms of an ExOne acquisition proposal or any matter relating thereto or consequence thereof, or (ii) any facts or circumstances related to Desktop Metal.
Efforts to Complete the Mergers
Subject to the terms and conditions of the Merger Agreement, Desktop Metal, Merger Sub I, Merger Sub II and ExOne have agreed to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable regulatory law to consummate the transactions contemplated by the Merger Agreement and to not fail to take or cause to be taken any action that would reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated by the Merger Agreement.
Each of Desktop Metal, Merger Sub I, Merger Sub II and ExOne has agreed to make (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the Merger Agreement within 10 business days from the date of the Merger Agreement (unless a later date is mutually agreed between the parties) and to supply as promptly as reasonably practicable and advisable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other commercially reasonable actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as reasonably practicable, including by requesting early termination of the waiting period provided for in the HSR Act; (ii) appropriate filings under any other regulatory law with respect to the transactions contemplated by the Merger Agreement as soon as reasonably practicable; and (iii) any other necessary, proper or advisable registrations, filings and notices with respect to the transactions contemplated by the Merger Agreement. Subject to applicable law and except as required by any governmental entity, ExOne will not agree to extend any waiting period under the HSR Act or any other regulatory law applicable to transactions contemplated by the Merger Agreement without the prior written consent of Desktop Metal. The filing fee for the Notification and Report Forms filed under the HSR Act and any other regulatory law filings in connection with the transactions contemplated by the Merger Agreement required pursuant to the Merger Agreement will be split between Desktop Metal (50%) and ExOne (50%).
Each of Desktop Metal, Merger Sub I and Merger Sub II, on the one hand, and ExOne, on the other hand, will, in connection with obtaining requisite approvals and authorizations for the transactions contemplated by the Merger Agreement under the HSR Act or any other regulatory law, use its commercially reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any legal action or proceeding initiated by a private party, (ii) promptly notify the other party of any substantive communication made or received by Desktop Metal or ExOne, as the case may be, from the FTC, the Antitrust Division of the DOJ or any other governmental entity and of any communication received or given in connection with any legal action or proceeding by a private party, in each case regarding any of the transactions contemplated by the Merger Agreement, (iii) subject to applicable law, permit the other party a reasonable opportunity to review any substantive written communication given by it to, and consult with each other in advance of any scheduled substantive meeting, discussion or conference with, the FTC, the DOJ or any other governmental entity or private party, and (iv) not agree to participate in any substantive meeting or discussion with the FTC, DOJ or any other governmental entity or other person in respect of any filing, investigation or inquiry concerning the Merger Agreement or the transactions contemplated by the Merger Agreement, unless, to the extent reasonably practicable, it consults with the other party in advance, and, to the extent permitted by the FTC, the DOJ or such other applicable governmental entity, gives the other party the opportunity to attend and participate in such meetings and conferences.
Notwithstanding anything to the contrary contained in the Merger Agreement, in no event will Desktop Metal or its subsidiaries or affiliates be required to (and ExOne and its subsidiaries and affiliates will not, without Desktop Metal’s prior written consent) (i) propose, negotiate, commit to, and/or effect, by consent decree, hold separate order or otherwise, the sale, divestiture, transfer, license, disposition or hold separate (through the establishment of a trust or otherwise) of any assets, properties, or businesses of Desktop Metal or its subsidiaries or affiliates or of the assets, properties or businesses to be acquired pursuant to the Merger Agreement, (ii) terminate, modify or assign existing relationships, contracts or obligations of Desktop Metal or its subsidiaries or affiliates or those relating to any assets, properties or businesses to be acquired pursuant to the Merger Agreement, (iii) change or modify any course of conduct regarding future operations of Desktop Metal or its subsidiaries or affiliates or the assets, properties or businesses to be acquired pursuant to the Merger Agreement, or (iv) otherwise take or commit to take any other action that would limit Desktop Metal’s or its subsidiaries’ or affiliates’ freedom of action with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to the Merger Agreement.
In addition, if any action or proceeding is instituted (or threatened) challenging the transactions contemplated by the Merger Agreement as violating any regulatory law or if any decree, order, judgment or injunction (whether temporary, preliminary or permanent) is entered, enforced or attempted to be entered or enforced by any governmental entity that would make the transactions contemplated by the Merger Agreement illegal or otherwise delay or prohibit the consummation of such transactions, Desktop Metal, Merger Sub I, Merger Sub II and ExOne will have no obligation to take any action to contest, defend or litigate any such claim, cause of action, proceeding, decree, order, judgment or injunction.
During the period from the date of the Merger Agreement until the Effective Time, except as required by the Merger Agreement and as set forth in disclosure letter delivered by Desktop Metal to ExOne, Desktop Metal has agreed that it and its affiliates will not, without the prior written consent of the other party, engage in any action or enter into any transaction or permit any action to be taken or transaction to be entered into by it or any of its affiliates that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Desktop Metal, Merger Sub I or Merger Sub II to consummate the transactions contemplated in the Merger Agreement prior to the outside date. Without limiting the generality of the foregoing, Desktop Metal has agreed that neither it nor its affiliates shall acquire (whether by merger, consolidation, stock or asset purchase or otherwise), or agree to so acquire, any assets of or any equity in any other person or any business or division thereof, if that acquisition or agreement would reasonably be expected to: (i) materially increase the risk of not obtaining approval under any regulatory law or the expiration or termination of any waiting period in connection with antitrust laws; (ii) materially increase the risk of the FTC, DOJ or any other governmental entity entering an order prohibiting the consummation of the transactions contemplated by the Merger Agreement, including the Mergers or materially increase the risk of not being able to remove any such order on appeal or otherwise; or (iii) prevent or materially delay beyond the outside date receipt of any antitrust law approval.
Conduct of Business Pending the Mergers
Restrictions on ExOne’s Interim Operations
ExOne has agreed that, except (x) with the prior written consent of Desktop Metal (which consent will not be unreasonably withheld, conditioned or delayed), (y) for matters disclosed in the disclosure letter delivered by ExOne to Desktop Metal or otherwise expressly required or permitted by the Merger Agreement or (z) as may be required by law, prior to the earlier of the Effective Time and date, if any, on which the Merger Agreement is terminated in accordance with its terms, ExOne will, and will cause each of its subsidiaries to, conduct its business and the business of its subsidiaries in all material respects in the ordinary course (other than in connection with COVID-19 measures), and ExOne will not, and will not permit any of its subsidiaries to:
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amend or permit the adoption of any amendment to the certificate of incorporation or bylaws (or comparable organizational documents) of ExOne or any of its subsidiaries other than in connection with internal reorganizations of its subsidiaries;

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adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

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except for as otherwise described in the disclosure letter ExOne delivered to Desktop Metal, issue, grant or sell (i) shares of capital stock, (ii) voting debt or other voting securities of ExOne, (iii) stock equivalents of ExOne, (iv) any equity or equity-based compensation awards under the ExOne equity plan or similar plan, policy, program, practice, arrangement or agreement or (v) securities convertible into or exercisable or exchangeable for any shares of capital stock or voting securities of, or equity interests in, ExOne or any of its subsidiaries, other than the issuance of shares of ExOne common stock upon the exercise of ExOne Options outstanding as of the date of the Merger Agreement and in accordance with their terms under the ExOne equity plan as of the date of the Merger Agreement or pursuant to the terms of ExOne’s 2019 Employee Stock Purchase Plan (the “ExOne ESPP”) in effect immediately prior to the date of the Merger Agreement;
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declare, set aside, make or pay any dividend or other distribution, payable in cash, equity interests, property or otherwise, with respect to any of its capital stock or other equity interests, other than any dividend or distribution by any of its subsidiaries to ExOne or to another subsidiary of ExOne;

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enter into any interest rate, derivatives or hedging transaction (including with respect to commodities) other than in the ordinary course of business;

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adjust, split, combine, redeem, repurchase or otherwise acquire any shares of its capital stock or other equity interests (except in connection with cashless exercise, settlement or similar transactions (including withholding of taxes) pursuant to the exercise of ExOne Options or the vesting of or elections under Code Section 83(b) relating to restricted shares of ExOne common stock outstanding as of the close of business in New York City on the date of the Merger Agreement or permitted to be granted in accordance with the Merger Agreement), or reclassify, combine, split, subdivide or otherwise amend the terms of its capital stock or other equity interests, or enter into any agreement with respect to the voting of any of ExOne’s capital stock or other securities or the capital stock or other securities of one of its subsidiaries;

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make or agree to make any new capital commitments or capital expenditures, other than capital commitments or capital expenditures that are not in excess of $1,250,000 million in the aggregate in any calendar quarter;

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(i) acquire (whether by merger, consolidation or acquisition of equity interests or assets or otherwise) from a third party any corporation, partnership or other business organization or business or division thereof or a material amount of the assets thereof or (ii) sell (whether by merger, consolidation or sale of equity interests or assets or otherwise) to a third party any subsidiary or any business line or material assets of ExOne and its subsidiaries;

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enter into any joint venture or partnership material to ExOne and its subsidiaries, taken as a whole;

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enter into any transactions, agreements, arrangements or understandings with any affiliate or other person that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

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(i) incur, create, assume or otherwise become liable for, or repay or prepay, any indebtedness for borrowed money, or guarantee any such indebtedness of any third party, issue or sell any debt securities, options, calls, warrants or other rights to acquire any debt securities of ExOne or any of its subsidiaries, guarantee any debt securities of any third party, or amend, modify or refinance any such indebtedness (other than trade payables, documentary and standby letters of credit, guarantees and surety bonds in respect of contracts in the ordinary course of business consistent with past practice, otherwise pursuant to existing credit facilities in the ordinary course to fund working capital, capital expenditures, normal operations and dividends and certain other exceptions) or (ii) make any loans, advances or capital contributions to, or investments in, any other person (other than any of ExOne or its subsidiaries);

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except to the extent required by applicable law or the terms of the Merger Agreement or any ExOne employee benefit plan, and except as otherwise set forth in the disclosure letter delivered to Desktop Metal by ExOne, (i) change the compensation or benefits of any current or former employee, officer, director, or independent contractor of ExOne or any of its subsidiaries other than routine merit based increases in cash compensation in the ordinary course of business consistent with past practice for non-officer level employees or independent contractors, (ii) establish, enter into, materially amend, terminate or adopt any material ExOne employee benefit plan (or any plan, program, practice, policy, agreement or arrangement that would be a material ExOne employee benefit plan if in effect as of the date of the Merger Agreement), (iii) accelerate the vesting of, or the lapsing of restrictions with respect to, any stock-based compensation other than provided for by the Merger Agreement or (iv) hire or terminate (other than for cause) the employment or service of any employee or independent contractor, other than in the ordinary course of business consistent with past practice for any non-officer level employee or independent contractor or (v) grant any rights to severance, change of control, retention or termination pay to any current or former employee, officer, director or independent contractor;
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implement or adopt any material change in its policies or methods of accounting, except to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements (including the Financial Accounting Standards Board or any similar organization), (ii) change its fiscal year or (iii) make any material change in internal accounting controls or disclosure controls and procedures;

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(i) fail to file any material income or other tax return when due (after giving effect to any properly obtained extensions of time in which to make such filings), (ii) make, change or revoke any material tax election, (iii) change any tax accounting period for purposes of a material tax or material method of tax accounting, (iv) file any material amended tax return, (v) settle or compromise any audit or proceeding relating to a material amount of taxes, (vi) agree to an extension or waiver of the statute of limitations with respect to a material amount of taxes, (vii) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. law) with respect to any material tax or (viii) surrender any right to claim a material tax refund;

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commence or settle, compromise or otherwise voluntarily resolve any legal action or proceeding other than any action that would not result in liability to ExOne and its subsidiaries taken as a whole in an amount in excess of $500,000;

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other than in the ordinary course, enter into any agreement, arrangement or commitment to grant a license or sublicense of any material intellectual property of ExOne to any third party;

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transfer, sell, or exclusively license any material intellectual property of ExOne;

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(i) enter into, amend, renew or modify any material contract of ExOne or contract that would be a material contract of ExOne if in effect on the date of the Merger Agreement (other than (a) any customer contract entered into in the ordinary course, (b) any contract that can be terminated by ExOne or any its subsidiaries without penalty to ExOne or such subsidiary on 90 days’ prior written notice) or (c) any purchase order entered into in the ordinary course), or (ii) consent to the termination of (other than expiration in accordance with its terms) any material contract of ExOne or contract permitted to be entered into under the Merger Agreement that would be a material contract of ExOne (other than customer contracts) if in effect on the date of the Merger Agreement;

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enter into any non-compete, or similar contract that would materially impair the conduct of business of ExOne or any of its subsidiaries in any jurisdiction;

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effectuate a “plant closing” or “mass layoff,” as those terms are defined under the Workers Adjustment and Retraining Notification Act;

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enter into any material new line of business;

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except to the extent required by applicable law, enter into, materially amend or modify any union recognition agreement, collective bargaining agreement or similar agreement with any labor union, labor organization, works council or representative body of employees of ExOne or any of its subsidiaries’ employees, or enter into negotiations regarding any such agreement;

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cancel any material insurance policies or fail to renew any material insurance policies upon expiration on substantially the same terms as those in place on the date of the Merger Agreement, to the extent insurance policies on such terms are available on commercially reasonable terms; or

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agree to, authorize or enter into any contract obligating it to take any of the foregoing actions.

Restrictions on Desktop Metal’s Interim Operations
Desktop Metal has agreed not to take certain actions prior to the earlier of the Effective Time and the date, if any, on which the Merger Agreement is terminated, without the written consent of ExOne (which consent shall not be unreasonably withheld, conditioned or delayed), subject to certain delineated exceptions included in the disclosure letter delivered to ExOne by Desktop Metal in connection with the signing of the Merger Agreement, unless the actions are expressly required or permitted by the Merger Agreement. In particular, subject to the above exceptions, (i) Desktop Metal will, and will cause each of its subsidiaries to, conduct its business and the business of its subsidiaries in all material respects in the ordinary course and (ii) will not, and will not permit any of its subsidiaries to:
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amend or permit the adoption of any amendment to the Desktop Metal charter;

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amend or permit the adoption of any amendment to the Desktop Metal bylaws in a manner that would materially and adversely affect the holders of shares of ExOne common stock whose shares may be converted into shares of Desktop Metal Class A common stock at the Effective Time in a manner different than holders of shares of Desktop Metal Class A common stock prior to the Effective Time;

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adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

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adjust, split, combine, redeem, repurchase or otherwise acquire any shares of Desktop Metal’s capital stock or other equity interests, or reclassify, subdivide or otherwise amend the terms of its capital stock or other equity interests, or enter into any agreement with respect to the voting of any of Desktop Metal’s capital stock or other securities or the capital stock or other securities of a subsidiary of Desktop Metal;

•
issue, grant, deliver, sell, pledge, dispose of or encumber any shares of capital stock or securities convertible into or exercisable or exchangeable for any shares of capital stock or voting securities of, or equity interests in, Desktop Metal, other than (i) the issuance of shares of Desktop Metal Class A common stock in the First Merger, (ii) the issuance of shares of Desktop Metal Class A common stock exercisable for or convertible into shares of Desktop Metal Class A common stock), or (iii) the issuance of shares of capital stock in connection with any acquisition from a third party of any corporation, partnership or other business organization or division thereof or a material portion of the assets thereof that is permitted by the Merger Agreement; in the case of clauses (i) and (ii), pursuant to a Desktop Metal stock plan;

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except for matters set forth in the disclosure letter that Desktop Metal delivered to ExOne, make any acquisition (as that term is defined in Item 2.01 of Form 8-K) that would (i) individually or in the aggregate, result in a breach of Desktop Metal’s obligations set forth in the Merger Agreement; (ii) require, individually or as part of a series of transactions, the filing of a Form 8-K under Item 2.01 of Form 8-K when completed or otherwise constitute a material acquisition required to be reported under Item 1.01 of Form 8-K; or (iii) prevent or materially delay the consummation of the Mergers, irrespective of the outside date; or

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agree to, authorize or enter into any contract obligating Desktop Metal to take any of the actions described in the foregoing clauses.

Restrictions on Merger Sub I’s and Merger Sub II’s Interim Operations
Prior to the Effective Time, each of Merger Sub I and Merger Sub II has agreed to not engage in any activities of any nature except as provided in or contemplated by the Merger Agreement.
Employee Matters
Subject to the terms of the Merger Agreement, for a period of 12 months following the Effective Time, Desktop Metal will, or will cause a subsidiary of Desktop Metal to, provide to each employee of ExOne and its subsidiaries who is employed immediately prior to the Effective Time (each, a “continuing employee”), for so long as the continuing employee remains in the employment of Desktop Metal and its subsidiaries:
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base salary or wage rate and target annual bonuses that are in the aggregate no less favorable than the base salary or wage rate and target annual bonuses (excluding any specific performance-based goals, equity or equity-based compensation, retention, change of control, transaction or similar bonuses, severance and nonqualified deferred compensation) being provided by ExOne or its subsidiaries to such continuing employee immediately prior to the Effective Time, provided, that for any annual bonus programs that provide for payment in the form of ExOne common stock or equity-based awards (“Equity Bonus Programs”), such Equity Bonus Programs shall continue for the length of the current performance period, and, at the end of such period Desktop Metal shall have the option to terminate such Equity Bonus Program after paying out all amounts owed to participants;
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employee benefits that are in the aggregate substantially comparable to the benefits (excluding any defined benefit pension plans, equity based compensation, change in control, retention or retiree medical benefits) being provided by ExOne or its subsidiaries to continuing employees immediately prior to the Effective Time; and

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severance benefits that are no less favorable than those in effect with respect to such continuing employee as of the date of the Merger Agreement and as are set forth in the disclosure letter ExOne delivered to Desktop Metal.

Following the Effective Time, Desktop Metal and its subsidiaries will use reasonable best efforts so that each continuing employee is provided full credit for prior service with ExOne and its subsidiaries to the extent such service would be recognized if it had been performed as an employee of Desktop Metal or any of its subsidiaries for purposes of eligibility and vesting under any Desktop Metal employee benefit plans (but not for benefit accrual purposes), and determination of benefit levels under paid time off or severance policies, but except where such credit would result in a duplication of benefits. Furthermore, with respect to medical, dental, vision or prescription drug benefits, Desktop Metal will use commercially reasonable efforts to cause the waiver of any pre-existing condition, actively at work, waiting period and similar requirements, unless such conditions would not have been waived under the comparable ExOne plans and cause the Desktop Metal employee plans to honor any expenses incurred by the continuing employees and their eligible dependents under any corresponding ExOne employee benefit plan during the portion of the calendar year up to the date that such replacement coverage is provided. ExOne is required to provide Desktop Metal or its designee all information reasonably requested to allow Desktop Metal to comply with the foregoing obligations.
ExOne has agreed to take (or cause to be taken) all actions necessary or appropriate to terminate, effective on the closing date (and contingent upon the closing), the ExOne 401(k) Savings Plan and the ExOne ESPP, unless Desktop Metal, in its sole and absolute discretion, agrees to sponsor and maintain any such plan by providing ExOne with written notice of such election at least 30 days before the Effective Time.
At the Effective Time, the ExOne Severance Plan and any agreement entered into pursuant to the ExOne Severance Plan shall, by virtue of the Mergers and without any action on the part of Desktop Metal or ExOne, be assumed by Desktop Metal.
Resignation of Board of Directors and Executive Officers of ExOne
ExOne shall use reasonable best efforts to obtain and deliver to Desktop Metal at the Closing evidence reasonably satisfactory to Desktop Metal of (i) the resignation of all directors and officers of ExOne and (ii) the resignation of such other officers and directors of the ExOne’s subsidiaries as Desktop Metal shall have requested in writing and delivered to ExOne not less than 3 Business Days prior to the Closing Date, in each case, effective as of the Effective Time.
Other Covenants and Agreements
Desktop Metal and ExOne have agreed to take certain additional actions pursuant to the Merger Agreement. In particular, Desktop Metal and ExOne have agreed to:
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jointly prepare this proxy statement/prospectus;

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subject to certain exceptions, provide each other with reasonable access to the other party’s properties, books, contracts, personnel and records;

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prior to the Effective Time, take all such steps as may be required or reasonably appropriate to cause any dispositions of shares of ExOne common stock (including derivative securities with respect to

ExOne common stock) or acquisitions of Desktop Metal Class A common stock (including derivative securities with respect to Desktop Metal Class A common stock) resulting from the transactions contemplated by the Merger Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to ExOne or who will become subject to such reporting requirements with respect to Desktop Metal, to be exempt under Rule 16b-3 promulgated under the Exchange Act;
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not to take any action that would cause the Merger Agreement, the Mergers or any of the other transactions under the Merger Agreement to be subject to requirements imposed by any takeover law; and if any takeover law is or becomes applicable to the Merger Agreement, have each of Desktop Metal, Merger Sub I, Merger Sub II and ExOne and their respective boards of directors (or other governing bodies) grant all such approvals and take all such actions as are reasonably necessary or appropriate so that the transactions contemplated by the Merger Agreement may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and otherwise act reasonably to eliminate or minimize the effects of such takeover law on such transactions;

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(i) promptly notify the other party in writing of any legal action or proceeding commenced after the date of the Merger Agreement against such notifying party or any of its subsidiaries or any of its directors or officers by any stockholder of such party arising out of or relating to the Merger Agreement or the transactions contemplated by the Merger Agreement (including any class action or derivative litigation, but excluding any demand for appraisal rights, which will be governed exclusively by the provisions described in the section “— Appraisal Rights of ExOne Stockholders”), (ii) keep such other party reasonably informed regarding the status of any such stockholder legal action or proceeding, (iii) give such other party the opportunity to participate, at such other party’s sole expense, in the defense or settlement of any such legal action or proceeding, (iv) give due consideration to such other party’s advice with respect to such stockholder legal action, and (v) not cooperate and settle or offer to settle any such legal action or proceeding without the prior written consent of such other party (not to be unreasonably withheld, conditioned or delayed); provided, however, the foregoing shall not give such other party any right to direct the defense of any such stockholder legal action or proceeding;

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subject to certain exceptions, abide by certain restrictions regarding public statements and disclosures concerning the Merger Agreement and the transactions contemplated by the Merger Agreement;

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have Desktop Metal cause the shares of Desktop Metal Class A common stock to be issued in connection with the First Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time; and

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(i) cooperate with the other party and use reasonable best efforts in taking, or causing to be taken, all actions necessary to delist the ExOne common stock from Nasdaq and terminate its registration of the shares of ExOne common stock under the Exchange Act; provided that such delisting and termination shall not be effective until the Effective Time and (ii) Desktop Metal will use commercially reasonable efforts to enable Nasdaq or the surviving company to file with the SEC a Form 25 on the closing date of the Mergers.

Director and Officer Indemnification
For a period of six years from and after the Effective Time, the surviving company will, to the fullest extent permitted under applicable law, (i) indemnify and hold harmless (and advance funds in respect of each of the foregoing and costs of defense to) in accordance with the organizational documents of ExOne and its subsidiaries as of the date of the Merger Agreement, each current and former director or officer of ExOne or any of its subsidiaries, in each case against any losses, claims, damages, liabilities, fees, costs and expenses (including attorneys’ fees and disbursements), judgments, fines and amounts paid in settlement in connection with any actual or threatened legal action or proceeding, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with the fact that such person is or was an officer, director or fiduciary of ExOne or any of its subsidiaries at or prior to the Effective Time and (ii) maintain in effect the exculpation, indemnification and advancement of expenses equivalent to the provisions of the charter and bylaws (or equivalent organizational documents) of ExOne and its subsidiaries as in effect immediately prior to the Effective Time and not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any indemnified party.
ExOne is required to obtain, at or prior to the Effective Time, and Desktop Metal will cooperate with ExOne in connection with ExOne obtaining, prepaid (or “tail”) directors’ and officers’ insurance and indemnification policies and fiduciary liability insurance policy or policies that provide coverage for events occurring prior to the Effective Time for an aggregate period of not less than six years from the Effective Time that are no less favorable to the insureds than ExOne’s existing policy or, if such insurance coverage is unavailable, the best available similar coverage, and Desktop Metal shall cause the surviving company to maintain such policies in full force and effect for the full term of six years and cause all obligations thereunder to be honored by the surviving company, so long as the annual premium for the insurance does not exceed 350% of the last annual premium that ExOne paid prior to the date of the Merger Agreement. If ExOne for any reason fails to obtain such tail policies at or prior to the Effective Time, Desktop Metal will, for a period of six years from the Effective Time, cause the surviving company to maintain in effect the then-current policies of directors’ and officers’ insurance and indemnification and fiduciary liability insurance policies maintained by ExOne; provided that such annual premiums shall not exceed 350% of the last annual premiums paid by ExOne prior to the date of the Merger Agreement.
The rights of each such person described above will be in addition to any rights such person may have under the certificate of incorporation or bylaws or other comparable organizational documents of ExOne and its subsidiaries or under any agreement of any such person with ExOne or any of its subsidiaries, in each case in effect as of the date of the Merger Agreement, or under applicable law. The rights described above will survive the closing in accordance with their terms and are intended to benefit, and will be enforceable by, each such person described above.
Termination of the Merger Agreement
Termination by Desktop Metal or ExOne
The Merger Agreement may be terminated and the Mergers may be abandoned prior to the Effective Time, whether before or after receipt of the ExOne stockholder approval, by the mutual written consent of Desktop Metal and ExOne. Also, either Desktop Metal or ExOne may terminate the Merger Agreement at any time prior to the Effective Time if:
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any court of competent jurisdiction or other government entity has issued, enacted, promulgated or entered a judgment, order, injunction, rule or decree, or taken any other action, that restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Mergers or any of the other transactions contemplated by the Merger Agreement and such judgment, order, injunction, rule or decree has become final and nonappealable (provided that the right to terminate the Merger Agreement for this reason will not be available if the party seeking to terminate the Merger Agreement is in material breach of its obligations as described above in “— Efforts to Complete the Mergers”);

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the approval of adoption of the Merger Agreement was not obtained at the ExOne special meeting (including any adjournment or postponement thereof) (provided that ExOne may not terminate the Merger Agreement for this reason if Desktop Metal is permitted to terminate the Merger Agreement for either of the reasons described below in “— Termination by Desktop Metal”);

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the Effective Time has not occurred on or before May 11, 2022 (provided, that neither Desktop Metal nor ExOne has the right to terminate the Merger Agreement for this reason if the failure to consummate the Mergers by the outside date results from the material breach or failure to perform by Desktop Metal, Merger Sub I or Merger Sub II (in the case of termination by Desktop Metal) or ExOne (in the case of termination by ExOne) of any of its representations, warranties, covenants or agreements contained in the Merger Agreement).

Termination by Desktop Metal
Desktop Metal may terminate the Merger Agreement as follows:
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if ExOne breaches or fails to perform in any material respect any of its representations, warranties, covenants or agreements contained in the Merger Agreement, which breach or failure to perform

(i) would give rise to the failure of the applicable conditions precedent to Desktop Metal’s obligation to complete the Mergers and (ii) cannot be or has not been cured within the lesser of (A) 30 days after the giving by Desktop Metal of written notice to ExOne of such breach or failure to perform (such notice to describe such breach or failure to perform in reasonable detail) and (B) the number of days remaining until the outside date (provided that Desktop Metal shall not have the right to terminate the Merger Agreement for this reason if Desktop Metal, Merger Sub I or Merger Sub II is then in material breach of any of its material obligations under the Merger Agreement so as to result in the failure of the applicable conditions precedent to ExOne’s obligation to complete the Mergers); or
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if, prior to obtaining the ExOne stockholder approval, the ExOne Board or any committee thereof has (i) effected or permitted an ExOne adverse recommendation change (whether or not permitted to do so under the terms of the Merger Agreement) or (ii) failed to include in this proxy statement/prospectus the ExOne recommendation.

Termination by ExOne
ExOne may terminate the Merger Agreement as follows:
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if, Desktop Metal, Merger Sub I or Merger Sub II breaches or fails to perform in any material respect any of its respective representations, warranties, covenants or agreements contained in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of the applicable conditions precedent to ExOne’s obligation to complete the First Merger and (ii) cannot be or has not been cured within the lesser of (A) 30 days after the giving by ExOne of written notice to Desktop Metal of such breach or failure to perform (such notice to describe such breach or failure to perform in reasonable detail) and (B) the number of days remaining until the outside date (provided that ExOne shall not have the right to terminate the Merger Agreement for this reason if ExOne is then in material breach of any of its material obligations under the Merger Agreement so as to result in the failure of the applicable conditions precedent to Desktop Metal’s obligation to complete the Mergers); or

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if, prior to obtaining the ExOne stockholder approval, ExOne terminates the Merger Agreement in order to enter into a definitive agreement to effect an ExOne superior proposal, provided that (i) ExOne will have complied in all material respects with its obligations under the Merger Agreement, (ii) ExOne enters into such definitive agreement concurrently with the termination of the Merger Agreement, and (iii) ExOne pays a termination fee of $11.5 million in accordance with the procedures and time periods described below.

Effect of Termination
If the Merger Agreement is terminated as described above, the Merger Agreement will become void and have no effect, without any liability or obligation on the part of Desktop Metal, Merger Sub I, Merger Sub II, ExOne or any of their respective representatives or affiliates (except for provisions relating to access to information, confidentiality, public announcements, expenses, payment of termination fees, the provision relating to effects of termination, amendments and supplements, extensions of time and waivers and certain other miscellaneous provisions), provided that in the event of an intentional breach of the Merger Agreement or actual fraud, the non-breaching party will be entitled to recover from the other party any and all damages available at law or in equity.
Termination Fees
ExOne has agreed to pay Desktop Metal a termination fee of $11.5 million if:
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(i) ExOne or Desktop Metal terminates the Merger Agreement due to the failure to obtain the ExOne stockholder approval (as described in the second bullet point above under “— Termination of the Merger Agreement — Termination by Desktop Metal or ExOne”) or (ii) Desktop Metal terminates the Merger Agreement due to a material breach by ExOne (as described in the first bullet point above under “— Termination of the Merger Agreement — Termination by Desktop Metal”), and in each case, prior to the ExOne special meeting an ExOne competing proposal (as defined below)

has been publicly disclosed and not publicly withdrawn prior to termination, and concurrently with or within 12 months after the date of any such termination, ExOne enters into a definitive agreement with respect to any ExOne competing proposal or the transactions contemplated by any ExOne competing proposal are consummated (such payment to be made to Desktop Metal or its designee contingent upon the earlier of the entry into such agreement or consummation of such ExOne competing proposal regardless of the date of such consummation); or
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Desktop Metal terminates the Merger Agreement due to an ExOne adverse recommendation change or failure to include the ExOne recommendation in this proxy statement/prospectus (as described in the second bullet above under “— Termination of the Merger Agreement — Termination by Desktop Metal”) (such payment to be made to Desktop Metal or its designee within two business days of such termination);

Desktop Metal has agreed to pay ExOne a $11.5 million termination fee if ExOne terminates the Merger Agreement due to a material breach by Desktop Metal (as described in the first bullet point above under “— Termination of the Merger Agreement — Termination by ExOne”) (such payment to be made to ExOne (or its designee) within two business days of such termination).
For purposes of the foregoing summary of termination fees payable:
“ExOne competing proposal” has the same meaning as ExOne acquisition proposal except that all references to “20%” therein are changed to “50%.”
Representations and Warranties
ExOne, on the one hand, and Desktop Metal, Merger Sub I and Merger Sub II, on the other hand, have each made representations and warranties to each other in the Merger Agreement. The representations and warranties referenced below and included in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures not reflected in the Merger Agreement, were made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or stockholders and reports and documents filed with the SEC. Investors and stockholders are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Desktop Metal, Merger Sub I, Merger Sub II or ExOne or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Desktop Metal’s or ExOne’s public disclosures. The representations and warranties of each of the parties to the Merger Agreement will expire at the Effective Time.
Representations and Warranties of ExOne
ExOne has made representations and warranties in the Merger Agreement that are subject, in some cases, to (i) specified exceptions and qualifications in the disclosure letter delivered by ExOne to Desktop Metal (with specific reference to the representations and warranties in the Merger Agreement to which the information in such schedule relates; provided, that, disclosure in the disclosure letter delivered by ExOne to Desktop Metal as to a specific representation or warranty will qualify any other sections of the Merger Agreement to the extent (notwithstanding the absence of a specific cross reference) it is reasonably apparent on the face of such disclosure that such disclosure relates to such other sections) or (ii) information contained in reports filed with or furnished to the SEC by ExOne under the Exchange Act or the Securities Act and publicly available at least two business days prior to the date of the Merger Agreement (excluding all risk factors and forward-looking disclosures therein, other than specific factual information), provided, that disclosure in such documents filed with or furnished to the SEC by ExOne will not be deemed to modify or qualify the representations and warranties in connection with the topics covered in the first six bullets in the below paragraph or the topic of financial advisor’s fees.

Certain of the representations and warranties are also subject to knowledge, materiality or material adverse effect qualifications. The topics covered by ExOne’s representations and warranties include the following:
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ExOne’s organization, standing and power;

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subsidiaries of ExOne;

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the capital structure of ExOne;

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ExOne’s authority to enter into, and subject to the ExOne stockholder approval, consummate the transactions contemplated by the Merger Agreement;

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the absence of conflicts with, or violations of, laws, organizational documents or material contracts of ExOne;

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the governmental and regulatory approvals required to complete the Mergers;

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ExOne’s SEC filings since March 14, 2019 and the financial statements contained in those filings;

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the absence of any undisclosed liabilities;

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the information supplied in this proxy statement/prospectus;

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the absence of certain changes or events since March 31, 2021;

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the absence of pending litigation and proceedings;

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compliance with laws and permits;

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employee benefits matters;

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labor matters;

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environmental matters;

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tax matters;

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certain material contracts of ExOne;

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insurance matters;

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real property;

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intellectual property, including their software and information technology systems;

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affiliate transactions;

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material government contracts;

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financial advisors’, brokers’ or finders’ fees;

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the inapplicability of takeover laws to the Merger;

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the fairness opinion of Stifel;

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material customers and suppliers; and

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ownership of ExOne’s shares by interested stockholders under Delaware law.

Representations and Warranties of Desktop Metal
Desktop Metal, Merger Sub I and Merger Sub II have made representations and warranties in the Merger Agreement that are subject, in some cases, to (i) specified exceptions and qualifications in the disclosure letter delivered by Desktop Metal to ExOne (with specific reference to the representations and warranties in the Merger Agreement to which the information in such schedule relates; provided, that, disclosure in the disclosure letter delivered by Desktop Metal to ExOne as to a specific representation or warranty will qualify any other sections of the Merger Agreement to the extent (notwithstanding the absence of a specific cross reference) it is reasonably apparent on the face of such disclosure that such disclosure relates to such other sections) or (ii) information contained in reports filed with or furnished to the SEC by

Desktop Metal under the Exchange Act or the Securities Act and publicly available at least two business days prior to the date of the Merger Agreement (excluding all risk factors and forward-looking disclosures therein, other than specific factual information). Certain of the representations and warranties are also subject to knowledge, materiality or material adverse effect qualifications. The topics covered by Desktop Metal’s, Merger Sub I’s and Merger Sub II’s representations and warranties include the following:
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their organization, standing and power;

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the capital structure of Desktop Metal;

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Desktop Metal’s, Merger Sub I’s and Merger Sub II’s authority to enter into and consummate the transactions contemplated by the Merger Agreement;

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the absence of conflicts with, or violations of, laws, organizational documents or material contracts of Desktop Metal;

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the governmental and regulatory approvals required to complete the Mergers;

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Desktop Metal’s SEC filings since March 14, 2019 and the financial statements contained in those filings;

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the absence of any undisclosed liabilities;

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the information supplied in this proxy statement/prospectus;

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the absence of certain changes or events since March 31, 2021;

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pending litigation and proceedings;

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compliance with laws and permits;

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employee benefits matters;

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labor matters;

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environmental matters;

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tax matters;

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material contracts of Desktop Metal;

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intellectual property;

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Desktop Metal’s, Merger Sub I’s and Merger Sub II’s lack of ownership of ExOne common stock;

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Desktop Metal’s ownership of Merger Sub I and Merger Sub II and the operations of Merger Sub I and Merger Sub II;

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Desktop Metal, Merger Sub I and Merger Sub II having sufficient funds to consummate the transactions contemplated by the Merger Agreement; and

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financial advisors’, brokers’ or finders’ fees.

Expenses
Each party is required to pay its own costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, except as provided above under “— Termination Fees.” Desktop Metal will, or will cause the surviving company to, pay all charges and expenses of the exchange agent in connection with certain transactions contemplated in the Merger Agreement.
Governing Law; Jurisdiction; Remedies; Waiver of Jury Trial
The Merger Agreement is governed by the internal laws of the State of Delaware without regard to the conflicts of laws principles that would cause the application of the laws of another jurisdiction. All legal actions or proceedings with respect to the Merger Agreement are to be brought and determined exclusively in the Delaware Court of Chancery or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware.
Each of Desktop Metal, Merger Sub I, Merger Sub II and ExOne is entitled to specific performance of the terms of the Merger Agreement, an injunction or injunctions or other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement in the Delaware Court of Chancery, without proof of damages or otherwise, this being in addition to any other remedy to which such party is entitled at law or in equity, and no party to the Merger Agreement will allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law. However, in the event that Desktop Metal or ExOne, or their respective designees, receives full payment of the termination fee under the circumstances where a termination fee was payable, the receipt of the termination fee will be the sole and exclusive monetary remedy for any and all losses or damages suffered or incurred by the party to which such termination fee was payable under the Merger Agreement, other than for fraud or willful breach of Merger Agreement.
Each of Desktop Metal, Merger Sub I, Merger Sub II and ExOne has waived any requirement under any law to post security as a prerequisite to obtaining equitable relief. Each of Desktop Metal, Merger Sub I, Merger Sub II and ExOne has waived its right to trial by jury in any action, proceeding or counterclaim arising out of or relating to the Merger Agreement, the Commitment Letter or the transactions contemplated by the Merger Agreement.
Amendments, Extensions and Waivers
Amendments
The Merger Agreement may be amended by Desktop Metal, Merger Sub I, Merger Sub II and ExOne at any time prior to the Effective Time, except that any amendment after the ExOne stockholder approval has been obtained which requires further approval or adoption by the stockholders of ExOne or Desktop Metal, as applicable, may not be made without such further approval or adoption. All amendments to the Merger Agreement must be in writing signed by each party.
Extension of Time and Waivers
At any time prior to the Effective Time, any of Desktop Metal, Merger Sub I, Merger Sub II or ExOne may, to the extent permitted by applicable law, whether before or after the ExOne stockholder approval:
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extend the time for the performance of any of the obligations or acts of any other party or parties to the Merger Agreement;

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waive any inaccuracies in the representations and warranties of the other party or parties set forth in the Merger Agreement or any document delivered pursuant to the Merger Agreement; or

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subject to applicable law, waive compliance with any of the agreements, covenants or conditions of the other party or parties contained in the Merger Agreement.

However, after the ExOne stockholder approval has been obtained, no waiver may be made that pursuant to applicable law requires further approval or adoption by the ExOne stockholders or Desktop Metal stockholders, as applicable, without such further approval or adoption. All extensions and waivers granted by a party to the Merger Agreement must be in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

THE EXONE STOCKHOLDER VOTING AGREEMENTS
In connection with the execution of the Merger Agreement, on August 11, 2021, each of S. Kent Rockwell, the Chairman of ExOne’s Board, Rockwell Forest Products, Inc., an entity of which S. Kent Rockwell is deemed to be the beneficial owner, and John Hartner, ExOne’s Chief Executive Officer, entered into a Voting Support Agreement with Desktop Metal, Merger Sub I and Merger Sub II (the “Support Agreements”).
The Support Agreements generally require that the stockholders party thereto vote in favor of approving the adoption of the Merger Agreement and the Mergers and any other action requested by Desktop Metal in furtherance thereof, and that such stockholders vote against any alternate acquisition proposal or any proposal, action or transaction that can impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the consummation of the Mergers or the performance by ExOne of its obligations under the Merger Agreement.
During the term of the Support Agreements, none of the stockholders party thereto is permitted, directly or indirectly, to sell, assign, transfer, convey, gift, pledge, distribute, hypothecate or otherwise encumber or engage in any other disposition of such stockholder’s shares of ExOne common stock or any interest therein, subject to limited exceptions. Furthermore, each stockholder party to the Support Agreements has waived and may not assert any appraisal rights with respect to such stockholder’s shares of ExOne common stock in connection with the Mergers. The Support Agreements will terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the delivery of written notice of termination by the stockholders to Desktop Metal following any amendment, modification, change or waiver to any provision of the Merger Agreement that decreases the amount or changes the form of the merger consideration (other than adjustments in accordance with the terms of the Merger Agreement), (c) the Effective Time and (d) upon mutual written consent of the applicable stockholder and Desktop Metal. The shares of ExOne common stock subject to the Support Agreements include 4,175,493 shares owned by Rockwell Forest Products, Inc., an entity of which S. Kent Rockwell is deemed to be the beneficial owner, 40,000 shares owned by S. Kent Rockwell and 315,586 shares beneficially owned by John F. Hartner (which includes 200,000 vested unexercised stock options as of the Record Date, for which Mr. Hartner has no voting rights), which, altogether, comprise approximately 20% of the outstanding shares of ExOne common stock as of the Record Date.
The Support Agreement was executed by Mr. Rockwell and Mr. Hartner in their individual capacity as stockholders and does not limit or restrict them from acting in their capacities as a director or officer of ExOne, as applicable.

PROPOSAL 2: NON-BINDING, ADVISORY VOTE ON MERGER-RELATED COMPENSATION FOR EXONE’S NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act, ExOne is providing its stockholders with the opportunity to approve the Advisory Executive Compensation Proposal, which is a non-binding, advisory resolution on certain compensation that may be paid or become payable to its named executive officers in connection with the Mergers (“Merger-Related Executive Compensation”). Merger-Related Executive Compensation is summarized in the table under “Interests of ExOne’s Directors and Executive Officers in the Mergers — Golden Parachute Compensation.” That summary includes all compensation and benefits that may be paid or become payable to ExOne’s named executive officers in connection with the Mergers, including as a result of a termination of employment in connection with the Mergers. The ExOne Board encourages you to carefully review the information regarding Merger-Related Executive Compensation disclosed in this proxy statement/prospectus.
ExOne, therefore, is asking its stockholders to approve the following resolution, on a non-binding, advisory basis:
“RESOLVED, that the compensation that may be paid or become payable to ExOne’s named executive officers in connection with the Mergers and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in “Interests of ExOne’s Directors and Executive Officers in the Mergers — Golden Parachute Compensation” are hereby APPROVED.”
The Advisory Executive Compensation Proposal is a non-binding, advisory vote on Merger-Related Executive Compensation, and is a vote separate and apart from the vote on the adoption of the Merger Agreement. Accordingly, you may vote to approve the Merger Proposal to adopt the Merger Agreement and vote not to approve the Merger-Related Executive Compensation and vice versa. Because the vote on the Merger-Related Executive Compensation is advisory only, it will not be binding. Accordingly, if the Merger Agreement is adopted and the Mergers are completed, the Merger-Related Executive Compensation may be paid to ExOne’s named executive officers to the extent payable in accordance with the terms of the compensation arrangements, even if ExOne stockholders fail to approve, by non-binding, advisory vote, the Merger-Related Executive Compensation.
Approval of the Advisory Executive Compensation Proposal requires the affirmative vote of a majority of the shares represented at the ExOne special meeting and entitled to vote on the proposal. Failures to submit a proxy or vote electronically at the ExOne special meeting and broker non-votes, if any, will not be counted as votes cast on, and will have no effect on the outcome of, this non-binding, advisory vote on Merger-Related Executive Compensation. Abstentions will be counted toward the vote total for the proposal and will have the same effect as a vote “AGAINST” the Merger-Related Executive Compensation proposal.
The ExOne Board recommends that ExOne stockholders approve, by non-binding, advisory vote, the Merger-Related Executive Compensation described in this proxy statement/prospectus by voting “FOR” the Advisory Executive Compensation Proposal.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES
ExOne is asking its stockholders to vote in favor of a proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the special meeting. If ExOne’s stockholders approve the Adjournment Proposal, ExOne could adjourn the special meeting, and any adjourned session of the special meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the approval of the Merger Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if ExOne had received proxies representing a sufficient number of votes against the Merger Proposal, such that the Merger Proposal would be defeated, ExOne could adjourn the special meeting without holding a vote on the Merger Proposal and seek to convince the holders of those shares to change their votes to votes in favor of that proposal.
Approval of the Adjournment Proposal requires the affirmative vote of a majority of shares represented at the special meeting and entitled to vote as of the Record Date. In addition, even if a quorum does not exist, holders of a majority of the shares of ExOne common stock represented at the special meeting and entitled to vote on the proposal, may adjourn the meeting to another place, date or time. Failures to submit a proxy or vote electronically at the special meeting and broker non-votes, if any, will not be counted as votes cast on, and will have no effect on the outcome of, the Adjournment Proposal. Abstentions will be counted toward the vote total for the proposal and will have the same effect as a vote “AGAINST” the Adjournment Proposal.
The ExOne Board recommends that ExOne stockholders vote “FOR” the Adjournment Proposal.

INTERESTS OF EXONE’S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGERS
In considering the recommendation of the ExOne Board that ExOne stockholders vote to adopt the Merger Agreement, ExOne stockholders should be aware that the directors and executive officers of ExOne have certain interests in the Mergers that may be different from, or in addition to, the interests of ExOne stockholders generally. The ExOne Board was aware of these interests and considered them, among other things, in evaluating the Merger Agreement and the Mergers and in recommending that the ExOne stockholders adopt the Merger Agreement.
Cash Retention Awards
On August 11, 2021, in connection with the Merger Agreement, the ExOne Board approved special cash retention awards for thirty-eight employees, with an aggregate amount of approximately $2.5 million, including awards to ExOne’s named executive officers John Hartner, Rick Lucas and Douglas Zemba. The special cash retention awards will vest and be payable by ExOne to each of the employees who received such a retention award if he or she remains continuously employed with ExOne through May 11, 2022 and the Mergers close before that date. In the event that a recipient’s employment is terminated without “cause”, the recipient resigns for “good reason”, the recipient dies or the recipient’s employment terminates due to “disability” (such terms are generally defined consistently with ExOne’s Severance Plan), after the closing date of the Mergers but before the payment date, the recipient’s payment will be accelerated and paid upon the occurrence of such event.
See the discussion in this section below under “— Golden Parachute Compensation” for the value of the cash retention awards held by ExOne’s named executive officers. ExOne’s one other executive officer who is not a named executive officer holds a cash retention award with a value of $265,000.
Treatment of Equity Compensation Awards in Connection with the Mergers
Executive Officers
The treatment of ExOne equity compensation awards in connection with the Mergers is described in the section titled “The Merger Agreement — Treatment of ExOne Equity Compensation Awards in the Mergers.” For ExOne executive officers, these awards consist of ExOne Vested Options, ExOne COC Restricted Stock Awards and ExOne ESPP Awards. See the discussion in this section below under “— Golden Parachute Compensation” for information regarding the value of these equity compensation awards for ExOne’s named executive officers in accordance with Item 402(t) of the SEC’s Regulation S-K. Based on the assumptions described in such section that all executive officers experience a covered termination (as defined below) at such time and that the price per share of ExOne common stock is equal to $23.74, which is the five-day average value (as defined below), the aggregate value of the equity awards held by ExOne’s one executive officer who is not a named executive officer as of the Effective Time is $1,169,642, of which $788,470 relates to ExOne Vested Options, $190,586 relates to the acceleration of vesting of ExOne COC Restricted Stock Awards and ExOne ESPP Awards that would occur at the Effective Time, and $190,586 relates to ExOne COC Restricted Stock Awards and ExOne ESPP Awards assumed by Desktop Metal that would pay out after the Effective Time if there is a covered termination pursuant to the ExOne Severance Plan discussed below.
Directors
The following table sets forth the aggregate value of the unvested equity awards held by each ExOne non-employee director as of the Effective Time, which consist solely of ExOne Non-COC Restricted Stock Awards. The value of ExOne Non-COC Restricted Stock Awards that are vested prior to the Effective Time have not been included below since those awards will be treated in the same manner as ExOne common stock held by all ExOne stockholders.

Non-Employee Director Equity Award Summary Table
Non-Employee Directors	Unvested Restricted Stock Awards(#)	Value of Unvested Restricted Stock Awards($)(1)
S. Kent Rockwell	5,000	$118,700
Paul A. Camuti	4,000	$94,960
John Irvin	5,000	$118,700
Gregory F. Pashke	5,000	$118,700
William F. Strome	5,000	$118,700
Roger Thiltgen	5,000	$118,700
Bonnie K. Wachtel	5,000	$118,700

(1)
The amount reported represents the number of unvested restricted stock awards held by the non-employee director multiplied by the five-day average value.

ExOne Change of Control Severance Plan
John F. Hartner, Douglas D. Zemba and Rick Lucas participate in the ExOne Severance Plan. Mr. Hartner is a Tier I employee and Mr. Zemba and Mr. Lucas, are Tier II employees. The ExOne Severance Plan provides certain “double trigger” benefits to participants in the event a change of control occurs during the protection period and any of the participants either (i) has a voluntary termination of employment for good reason, or (ii) has an involuntary termination of employment, other than for death, disability or cause. The protection period began on the day the Merger Agreement was signed and ends on the earlier of (i) the date that is 18 months following the Effective Time or (ii) the public announcement that the Mergers will not take place. If Mr. Hartner is terminated during the protection period he will be entitled to receive a one-time cash payment equal to two and a half times his annual base salary and certain health and welfare benefits for 18 months after termination. If Mr. Zemba or Mr. Lucas are terminated during the protection period each will be entitled to receive a one-time cash payment equal to two times his annual base salary and certain health and welfare benefits for 18 months after termination. ExOne’s other executive officer participates in the ExOne Severance Plan as a Tier II employee and would be entitled to the same nature of benefits as Mr. Zemba and Mr. Lucas as described above.
In addition to the cash payments and benefits described above, the ExOne Severance Plan provides that upon the occurrence of a change of control, 50% of any unvested stock options, restricted stock or other equity-based awards of ExOne held by a participant will immediately vest and become exercisable. The remaining 50% of such unvested awards held by the participant will vest and become exercisable pursuant to the terms of the awards, or immediately upon (i) voluntary termination of the participant’s employment for good reason, or (ii) involuntary termination of the participant’s employment, other than for death, disability or cause, if such termination occurs within 18 months following a change of control. The ExOne COC Restricted Stock Awards and ESPP Awards held by ExOne executive officers are covered by the ExOne Severance Plan. The executive officers have no ExOne Unvested Options.
No Section 280G excise tax gross-up or other tax gross-up is provided under the ExOne Severance Plan. Effective September 13, 2021 the ExOne compensation committee approved an amendment of the ExOne Severance Plan to provide that in the event that the 280G excise tax would be applicable to an executive officer in connection with the Mergers, the officer will be subject to a “best net” approach, under which the officer will receive either (i) the full amount of such payments and benefits, or (ii) the amount of payments and benefits reduced to the extent that would result in no portion of such payments or benefits being subject to excise tax, whichever produces the better net after-tax result for the executive officer (taking into account any applicable excise tax under Section 4999 and any applicable federal, state and local income and employment taxes).
See the discussion in this section below under “— Golden Parachute Compensation” for information regarding cash severance payments, the treatment of unvested equity compensation awards, and estimated health and welfare benefits as a result of the ExOne Severance Plan for ExOne’s named executive officers in accordance with Item 402(t) of the SEC’s Regulation S-K. Based on the assumptions described in such section, including the assumption that the Effective Time occurred on October 4, 2021 and that all executive officers experience a covered termination at such time, the cash severance payable under the ExOne Severance Plan to ExOne’s one executive officer who is not a named executive officer as of the Effective Time is $480,000. Estimated health and welfare benefits for this officer are $32,352. See discussion above regarding the estimated value of the treatment of unvested equity compensation awards as a result of the ExOne Severance Plan for this executive officer.
Support Agreement
In connection with the Merger Agreement, each of S. Kent Rockwell, the Chairman of ExOne’s Board, Rockwell Forest Products, Inc., an entity of which S. Kent Rockwell is deemed to be the beneficial owner, and John Hartner, ExOne’s Chief Executive Officer, entered into a Voting Support Agreement with Desktop Metal, Merger Sub I and Merger Sub II (the “Support Agreements”). The Support Agreements generally require that the stockholders party thereto to vote in favor of approving the adoption of the Merger Agreement and the Mergers and any other action requested by Desktop Metal in furtherance thereof and against any alternate acquisition proposal or any proposal, action or transaction that can impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the consummation of the Mergers or the performance by ExOne of its obligations under the Merger Agreement. The Support Agreements also contain customary provisions that restrict the ability of the stockholders to transfer their ExOne common stock until the date the Merger Agreement is terminated in accordance with its terms. The Support Agreements will terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the delivery of written notice of termination by the stockholders to Desktop Metal following any amendment, modification, change or waiver to any provision of the Merger Agreement that decreases the amount or changes the form of the merger consideration (other than adjustments in accordance with the terms of the Merger Agreement), (c) the Effective Time and (d) upon mutual written consent of the applicable stockholder and Desktop Metal. The shares of ExOne common stock subject to the Support Agreements include 4,175,493 shares owned by Rockwell Forest Products, Inc., an entity of which S. Kent Rockwell is deemed to be the beneficial owner, 40,000 shares owned by S. Kent Rockwell and 315,586 shares beneficially owned by John F. Hartner (which includes 200,000 vested unexercised stock options as of the Record Date, for which Mr. Hartner has no voting rights), which, altogether, comprise approximately 20 % of the outstanding shares of ExOne common stock as of the Record Date.
Indemnification of ExOne’s Directors and Officers
Pursuant to the terms of the Merger Agreement, ExOne’s directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the Mergers for matters arising out of, relating to, or in connection with the fact that such director or executive officer is or was an officer, director or fiduciary of ExOne or its subsidiaries at or prior to the Effective Time. Such indemnification and insurance coverage is further described in the section titled “The Merger Agreement — Director and Officer Indemnification.”
Golden Parachute Compensation
This section sets forth the information required by Item 402(t) of the SEC’s Regulation S-K regarding certain compensation that may be paid or become payable to ExOne’s named executive officers, assuming that their employment is terminated under certain circumstances, in connection with the Mergers and the agreements and understandings pursuant to which such Merger-Related Executive Compensation may be paid or become payable.
These potential payments consist of:
Cash retention awards approved by the ExOne Board.
•
Severance payments and health continuation benefits provided to each named executive officer under the ExOne Severance Plan.

•
Payments in connection with ExOne equity-based compensation awards, the treatment of which is described in more detail in the section titled “The Merger Agreement — Treatment of ExOne Equity Compensation Awards in the Mergers.”

The amounts shown are estimates based on multiple assumptions and do not reflect compensation actions that could occur after the date of this proxy statement/prospectus and before the Effective Time. As a result, the actual amounts received by a named executive officer may differ materially from the amounts set forth below.
For purposes of quantifying these potential payments and benefits for the table below, the following assumptions were used:
•
the Effective Time is October 4, 2021, which, solely for purposes of this Merger-Related Executive Compensation disclosure, is the assumed date of the closing of the First Merger;

•
each named executive officer of ExOne is terminated without “cause”, or voluntarily terminates employment for “good reason” as defined in the relevant ExOne compensation plan or agreement (a “covered termination”) following the Effective Time; and

•
the value of a share of ExOne common stock is $23.74, which reflects the requirement under the SEC rules that when the consideration provided to stockholders is not a fixed dollar amount it should be valued based on the average closing market price per share of ExOne common stock as quoted on the Nasdaq over the first five business days following the first public announcement of the Mergers on August 11, 2021, (the “five-day average value”).

For purposes of this discussion, “single-trigger” refers to benefits that arise as a result of the closing of the First Merger and “double-trigger” refers to benefits that require two conditions, which are (i) the closing of the First Merger and (ii) a covered termination following the Effective Time or continued employment through a specified date following the Effective Time, as applicable.
Golden Parachute Compensation
Named Executive Officer(1)	Cash ($)(2)	Equity ($)(3)	Perquisites/ Benefits ($)(4)	Total ($)(5)
John F. Hartner	1,462,500	4,670,092	32,352	6,164,944
Chief Executive Officer
Douglas D. Zemba	800,000	1,753,379	32,352	2,585,731
Chief Financial Officer & Treasurer
Rick Lucas	735,000	1,370,930	32,352	2,138,282
Chief Technology Officer & Vice President of New Markets

(1)
In accordance with SEC rules, ExOne’s named executive officers for purposes of this proxy statement/prospectus consist of ExOne’s chief executive officer and each other executive officer who was a named executive officer for purposes of ExOne’s proxy statement for its 2021 Annual Meeting of Stockholders (the next two most highly compensated executive officers who were serving as executive officers as of December 31, 2020, based on 2020 compensation).

(2)
Represents a cash severance payment payable pursuant to the ExOne Severance Plan described above that is equal to the executive’s annual base salary in effect the day before the date on which the Effective Time occurs, times a multiple of (i) two and a half for Mr. Hartner, and (ii) two for Messrs. Zemba and Lucas. These severance payments are “double trigger” payments because they are payable only upon the occurrence of both a change in control of ExOne and a covered termination that occurs within 18 months following the change in control. Cash payments also include payment of each executive’s cash retention award, which is a “double trigger” payment because it is payable if the Mergers occur before May 11, 2022, and the executive either remains employed through that date or is terminated after the merger but before the payment date.

Details of the cash amounts are shown in the following supplementary table:
Name	ExOne Severance Plan Payments ($)(a)	Cash Retention Awards ($)(b)
John F. Hartner	937,500	525,000
Douglas D. Zemba	500,000	300,000
Rick Lucas	490,000	245,000

(a)
The cash payment under the ExOne Severance Plan will be made in a lump distribution on the sixtieth day following the later of the covered termination or the date on which the Effective Time occurs.

(b)
The cash payment under the cash retention awards will be made on May 11, 2022 or the date of the covered termination.

(3)
The equity amounts reflect payments in respect of the following equity compensation awards granted to ExOne named executive officers in the ordinary course of business: (a) ExOne Vested Options (b) ExOne COC Restricted Stock Awards, and (c) ExOne ESPP Awards.

The equity amounts will vest and become payable as follows: (a) ExOne Vested Options will be cancelled and become payable at the Effective Time, (b) 50% of ExOne COC Restricted Stock Awards will vest, be cancelled, and become payable at the Effective Time, while the remaining 50% of the ExOne COC Restricted Stock Awards will be assumed and converted at the Effective Time into an award of restricted shares of Desktop Metal Class A common stock, and (c) a portion of the ExOne ESPP Awards will be converted into shares of ExOne common stock based on actual performance for the portion of the performance period through the Effective Time as reasonably determined by the compensation committee of ExOne and 50% of the shares will vest at the Effective Time and become payable at the Effective Time, while any unvested portion of the shares of ExOne common stock will be subject to the service-based vesting terms as provided under the ESPP Award and will be assumed and converted into an award of restricted shares of Desktop Metal Class A common stock subject to the service-based vesting terms as provided under the ESPP Award. The assumed awards will be subject to the ExOne Severance Plan following the Effective Time, such that a covered termination following the Effective Time would result in the executive officer becoming fully vested in such assumed awards.
Details of the value of the equity awards of ExOne’s named executive officers are shown in the following supplementary table.
Name	Vested Stock Options to be Cancelled and Paid Out ($)(a)	COC Restricted Stock Awards to be Accelerated ($)(b)	COC Restricted Stock Awards to be Assumed ($)(c)	ESPP Awards to be Accelerated ($)(d)	ESPP Awards to be Assumed ($)(e)	Total ($)
John F. Hartner	3,070,000	687,546	687,546	112,500	112,500	4,670,092
Douglas D. Zemba	1,013,449	323,090	323,090	46,875	46,875	1,753,379
Rick Lucas	986,150	146,452	146,452	45,938	45,938	1,370,930

(a)
Represents vested stock options to be cancelled and converted to the right to receive merger consideration as of the Effective Time valued at the excess of the five-day average value over the applicable per share exercise price. Because the options will be cancelled and converted to the right to receive merger consideration as of the Effective Time they are single trigger awards.

(b)
Represents COC Restricted Stock Awards expected to vest, be cancelled, and converted to the right to receive merger consideration as of the Effective Time valued at the five-day average value.

Because the awards will be cancelled and converted to the right to receive merger consideration as of the Effective Time they are single trigger awards.
(c)
Represents COC Restricted Stock Awards expected to be assumed by Desktop Metal and converted into an award of restricted shares of Desktop Metal Class A common stock valued at the five-day average. Because these awards will remain subject to the ExOne Severance Plan, if an executive is involuntarily terminated with 18 months of the Effective Time the awards will vest and become exercisable. As such, they are considered double trigger awards.

(d)
Represents the portion of ESPP Awards expected to be converted into shares of ExOne common stock, which is assumed to be 100% of the number awarded, that will vest and become payable at the Effective Time valued at the five-day average. Because the awards will vest and become payable on the Effective Time they are single-trigger payments.

(e)
Represents the portion of ESPP Awards expected to be assumed by Desktop Metal and converted into an award of restricted shares of Desktop Metal Class A common stock. Because these awards will remain subject to the ExOne Severance Plan, if an executive is involuntarily terminated with 18 months of the Effective Time the awards will vest and become exercisable. As such, they are considered double trigger awards.

(4)
Under the ExOne Severance Plan each executive is entitled for 18 months following the date of termination, health (medical, dental and vision) benefits substantially similar to those benefits the executive is receiving immediately prior to the change of control or, if greater, immediately prior to the notice of termination. This amount represents the estimated value of continued payment of COBRA premiums for the named executive officer and any eligible dependents for 18 months following a covered termination. Such benefits are double-trigger benefits because they are provided only upon the occurrence of both a change of control of ExOne and a covered termination following the change of control.

(5)
These calculations are estimates only and do not take into account any required reduction in payments pursuant to the Section 280G “best-net” provision in the ExOne Severance Plan.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF DESKTOP METAL AND EXONE
Introduction
The following tables present unaudited pro forma condensed combined financial information about Desktop Metal, Inc. (“for purposes of this subsection Desktop Metal,” “we,” “us,” and “our”) consolidated balance sheet and statements of operations, after giving effect to the announced Mergers with ExOne. The unaudited pro forma condensed combined financial information is derived from and should be read in conjunction with our acquisition of EnvisionTEC on February 16, 2021 (the “EnvisionTEC acquisition”), the historical consolidated financial statements and related notes of Desktop Metal, the consolidated financial statements of ExOne, and the financial statements of EnvisionTEC, referred to below.
ExOne is a global provider of 3D printing machines and 3D printed and other products, materials and services to industrial customers. The business primarily consists of manufacturing and selling 3D printing machines and printing products to the specifications of customers using a global installed base of 3D printing machines. The ExOne machines service direct (metal) and indirect (sand) applications. Direct printing produces a component; indirect printing makes a tool to produce a component. ExOne offers pre-production collaboration and print products for customers through their network of ExOne Adoption Centers. ExOne also supplies the associated materials, including consumable and replacement parts, and other services, including training and technical support, that are necessary for purchasers of their 3D printing machines to print products. ExOne is headquartered in North Huntingdon, Pennsylvania.
Desktop Metal is pioneering a new generation of additive manufacturing technologies focused on the production of end-use parts. It offers a portfolio of integrated additive manufacturing solutions for engineers, designers, and manufacturers comprised of hardware, software, materials, and services. Desktop Metal is headquartered in Burlington, Massachusetts.
The unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively, are presented herein. The unaudited pro forma condensed combined balance sheet combines the unaudited consolidated balance sheets of Desktop Metal and ExOne as of June 30, 2021 and gives effect to the Mergers as if the transaction had been completed on June 30, 2021. The unaudited pro forma condensed combined statements of operations combine the historical results of Desktop Metal, EnvisionTEC, and ExOne for the six months ended June 30, 2021, and the year ended December 31, 2020 and gives effect to the Mergers as if they had occurred on January 1, 2020. The transaction accounting adjustments to historical financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Mergers. Management has elected not to present management’s adjustments in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information presented is based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial information is based upon the respective historical consolidated financial statements of Desktop Metal and ExOne as described further in Note 2 — Basis of Pro Forma Presentation.
The Mergers will be accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) 805, “Business Combinations” (“ASC 805”), with Desktop Metal representing the accounting acquirer under this guidance. The following unaudited pro forma condensed combined financial information primarily gives effect to:
•
Application of the acquisition method of accounting in connection with the Mergers; and

•
Transaction costs in connection with the Mergers.

The unaudited pro forma condensed combined financial information includes adjustments which are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the results or financial position that actually would have occurred or that may occur in the future had the Mergers been completed on the dates indicated, nor is it necessarily indicative of the future operating results or financial position of Desktop Metal after the Mergers. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors,” beginning on page 32.
The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Desktop Metal. Desktop Metal understands these accounting policies are similar in most material respects to those of ExOne. Upon completion of the Mergers Desktop Metal will perform a more detailed review of the ExOne accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, have a material impact on the combined financial statements.

DESKTOP METAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2021
(In thousands)
	Desktop Metal (Historical)	ExOne (Historical)	Transaction Adjustments	Note References	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$188,199	$127,931	$(190,415)	5 A	$125,715
Short-term investments	326,318	—	—		326,318
Restricted cash	—	1,536	—		1,536
Accounts receivable	13,441	6,511	—		19,952
Inventory	25,407	22,986	2,072	5 C	50,465
Prepaid expenses and other current assets	7,078	6,934	—		14,012
Total current assets	560,443	165,898	(188,343)		537,998
Restricted cash	676	—	—		676
Property and equipment, net	13,228	23,269	7,718	5 D	44,215
Capitalized software, net	226	—	—		226
Goodwill	251,060	—	275,900	5 A	526,960
Intangible assets, net	178,860	420	88,480	5 B	267,760
Other noncurrent assets	12,210	3,897	—		16,107
Total Assets	$1,016,703	$193,484	$183,755		$1,393,942
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,214	$6,006	$—		$15,220
Customer deposits	2,829	—	—		2,829
Current portion of lease liability	1,983	1,952	—		3,935
Accrued expenses and other current liabilities	20,968	5,587	21,584	5 H, I	48,139
Deferred revenue	4,814	14,983	(3,063)	5 E	16,734
Current portion of contingent consideration	1,429	—	—		1,429
Current portion of long-term debt, net of deferred financing costs	311	2,194	—		2,505
Total current liabilities	41,548	30,722	18,521		90,791
Subscription agreement	474	—	—		474
Contingent consideration, net of current portion	4,655	—	—		4,655
Lease liability, net of current portion	3,959	1,079	—		5,038
Deferred tax liability	8,723	—	15,726	5 G	24,449
Other noncurrent liabilities	—	425	—		425
Total liabilities	59,359	32,226	34,247		125,832
Stockholders’ Equity
Preferred Stock	—	—	—		—
Common Stock	26	220	(215)	5 A, F, J	31
Additional paid-in capital	1,387,779	315,659	15,602	5 A, F, I, J	1,719,040
Accumulated deficit	(430,565)	(143,586)	123,086	5 F, H	(451,065)
Accumulated other comprehensive income (loss)	104	(11,035)	11,035	5 F	104
Total Stockholders’ Equity	957,344	161,258	149,508		1,268,110
Total Liabilities and Stockholders’ Equity	$1,016,703	$193,484	$183,755		$1,393,942
See the accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information.

DESKTOP METAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except per share data)
	Desktop Metal (Historical)	EnvisionTEC (Historical)	Transaction Accounting Adjustments	Note References	Pro Forma Combined (Reflecting EnvisionTEC)	ExOne (Historical)	Transaction Accounting Adjustments	Note References	Pro Forma Combined (Reflecting ExOne)
Revenues
Revenues	$16,470	$42,132	$(192)	5(e)	$58,410	$59,253	$(3,063)	5(h)	$114,600
Cost of sales	31,519	18,529	9,806	5(a), (c), (d)	59,854	44,771	8,906	5(f), (i), (j)	113,531
Gross profit/(loss)	(15,049)	23,603	(9,998)		(1,444)	14,482	(11,969)		1,069
Operating expenses:
Research and development	43,136	4,270	9	5(c)	47,415	8,845	252	5(j)	56,512
Sales and marketing	13,136	3,087	5,111	5(a), (c)	21,334	8,064	602	5(f), (j)	30,000
General and administrative	20,734	5,755	671	5(a), (c)	27,160	11,427	22,355	5(f), (g), (j), (k)	60,942
Total operating expenses	77,006	13,112	5,791		95,909	28,336	23,209		147,454
(Loss)/income from operations	(92,055)	10,491	(15,789)		(97,353)	(13,854)	(35,178)		(146,385)
Change in fair value of warrant liability	56,417	—	—		56,417	—	—		56,417
Interest expense	(328)	—	—		(328)	(239)	—		(567)
Other expense, net	—	—	—		—	(631)	—		(631)
Interest and other income, net	1,011	755	—		1,766	—	—		1,766
(Loss)/income before income taxes	(34,955)	11,246	(15,789)		(39,498)	(14,724)	(35,178)		(89,400)
Income tax benefit/ (expense)	940	(380)	27,920	5(b)	28,480	(200)	3,128	5(l)	31,408
Net (loss)/income	$(34,015)	$10,866	$12,131		$(11,018)	$(14,924)	$(32,050)		$(57,992)
Net loss per share – basic and diluted	$(0.22)				$(0.07)				$(0.28)
Weighted average shares outstanding – basic and diluted	157,906,000		5,036,142		162,942,142		47,732,855		210,674,997
See the accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information.

DESKTOP METAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2021
(in thousands, except per share data)
	Desktop Metal (Historical)	EnvisionTEC (Historical) January 1, 2021 to February 15, 2021(A)	Transaction Accounting Adjustments	Note References	Pro Forma Combined (Reflecting EnvisionTEC)	ExOne (Historical)	Transaction Accounting Adjustments	Note References	Pro Forma Combined (Reflecting ExOne)
Revenues
Revenues	$30,290	$3,296	$(1)	5(e)	$33,585	$31,803	$—		$65,388
Cost of sales	28,505	4,278	288	5(a), (c), (d)	33,071	24,927	3,393	5(f)	61,391
Gross profit/(loss)	1,785	(982)	(289)		514	6,876	(3,393)		3,997
Operating expenses:
Research and development	26,509	515	6	5(c)	27,030	5,632	—		32,662
Sales and marketing	16,343	513	665	5(a), (c)	17,521	5,528	175	5(f)	23,224
General and administrative	26,988	1,571	105	5(a), (c)	28,664	7,563	527	5(f), (g)	36,754
In-process research and development assets acquired	10,400	—	—		10,400	—	—		10,400
Total operating expenses	80,240	2,599	776		83,615	18,723	702		103,040
Loss from operations	(78,455)	(3,581)	(1,065)		(83,101)	(11,847)	(4,095)		(99,043)
Change in fair value of warrant liability	(56,576)	—	—		(56,576)	—	—		(56,576)
Interest expense	(125)	—	—		(125)	(167)	—		(292)
Other expense, net	—	—	—		—	(111)	—		(111)
Interest and other income, net	630	152	—		782	—	—		782
Loss before income taxes	(134,526)	(3,429)	(1,065)		(139,020)	(12,125)	(4,095)		(155,240)
Income tax benefit/ (expense)	32,238	(58)	(32,238)	5(b)	(58)	411	961	5(l)	1,314
Net loss	$(102,288)	$(3,487)	$(33,303)		$(139,078)	$(11,714)	$(3,134)		$(153,926)
Net loss per share – basic and diluted	$(0.41)				$(0.56)				$(0.52)
Weighted average shares outstanding – basic and diluted	246,717,000		1,231,057		247,948,057		47,732,855		295,680,912

(A)
as derived from EnvisionTEC unaudited financial information for the period January 1, 2021 through February 15, 2021

See the accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information.

Note 1 — Description of the Merger
The Merger Agreement provides that at the Effective Time, each share of ExOne common stock issued and outstanding immediately prior to the Effective Time (other than shares owned or held by (x) Desktop Metal or any of its subsidiaries, (y) in treasury or otherwise held by ExOne or any of its subsidiaries and (z) any person who has not voted in favor of, or consented to, the Mergers and properly demands appraisal of such shares under Delaware law) will automatically be cancelled and converted into the right to receive (i) $8.50 in cash (subject to adjustment as described below), without interest, and (ii) a number of shares of Desktop Metal Class A common stock determined by application of an Exchange Ratio (subject to adjustment as described below).
The “Exchange Ratio” means:
•
if the Average Stock Price (as defined below) is greater than or equal to $9.70, then the Exchange Ratio will be 1.7522;

•
if the Average Stock Price is less than $9.70 and greater than $7.94 per share, the initial exchange ratio of 1.9274 will be modified by multiplying such exchange ratio by the quotient of $8.82 divided by the Average Stock Price; or

•
if the Average Stock Price is less than or equal to $7.94, then the Exchange Ratio will be 2.1416.

“Average Stock Price” means the average of the daily volume weighted averages of the trading prices of Desktop Metal Class A common stock on the NYSE on each of the twenty consecutive trading days ending on (and including) the trading day that is three trading days prior to the date of the Effective Time of the Mergers.
Notwithstanding anything in the Merger Agreement to the contrary, to the extent that the sum of:
(A) the aggregate number of shares of Desktop Metal Class A common stock to be issued in exchange for converted shares of ExOne common stock as of the Effective Time, plus
(B) the aggregate number of shares of Desktop Metal Class A common stock for which the ExOne Options to be assumed pursuant to the section entitled “The Mergers — Treatment of ExOne Equity Awards — Unvested ExOne Options” below are exercisable as of the Effective Time, plus
(C) the aggregate number of shares of Desktop Metal Class A common stock to be issued in connection with the cancellation of ExOne Options pursuant to the section entitled “The Mergers —  Treatment of ExOne Equity Awards — Vested ExOne Options” at the Effective Time, plus
(D) the aggregate number of shares of Desktop Metal Class A common stock subject to the Desktop Metal RSAs to be issued pursuant to the section entitled “The Mergers — Treatment of ExOne Equity Awards — COC Restricted Stock Awards” and “The Mergers — Treatment of ExOne Equity Awards — ESPP Awards” at of the Effective Time, would exceed 19.9% of Desktop Metal’s issued and outstanding shares of Class A common stock immediately prior to the Effective Time (19.9% of such issued and outstanding shares rounded down to the nearest whole share, the “Maximum Share Number”), then (x) the Exchange Ratio will be reduced (the amount of such reduction, the “Exchange Ratio Reduction Number”) to the minimum extent necessary such that the sum of the aggregate number of shares of Desktop Metal Class A common stock to be issued under (A) through (D) above, equals the Maximum Share Number and (y) subject to the limitations set forth on the following paragraph, the per share cash consideration will be increased by the amount in cash equal to the Exchange Ratio Reduction Number multiplied by the per share cash consideration.
Furthermore, if the Threshold Percentage (determined without regard to this sentence) is less than 45%, then the per-share cash consideration will be reduced, and the per-share stock consideration will be increased on a dollar-for-dollar basis with such reduction, by an amount that would be necessary to cause the recomputed Threshold Percentage to equal 45%; provided, however, that this will not cause the aggregate number of shares of Desktop Metal Class A common stock to be issued as per-share stock consideration as of the Effective Time to exceed the Maximum Share Number. To the extent the adjustment described in this paragraph would otherwise cause the aggregate number of shares of Desktop Metal Class A common stock to be issued as per-share stock consideration as of the Effective Time to exceed the Maximum Share Number, then, notwithstanding the preceding paragraph, the per-share cash consideration will be reduced as set forth in this paragraph without a corresponding increase in the per-share stock consideration.
Note 2 — Basis of Pro Forma Presentation
The accompanying unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X. The unaudited pro forma condensed combined balance sheet was prepared using the historical balance sheets of Desktop Metal and ExOne, as of June 30, 2021. Desktop Metal’s fiscal year ends on December 31 and ExOne’s fiscal year also ends on December 31. The unaudited pro forma condensed combined statements of operations were prepared using:
•
the historical audited statement of operations of Desktop Metal for the year ended December 31, 2020;

•
the historical unaudited condensed consolidated statement of operations and historical unaudited condensed consolidated balance sheet of Desktop Metal as of and for the six months ended June 30, 2021;

•
the historical audited consolidated statement of operations of EnvisionTEC for the year ended December 31, 2020;

•
the historical unaudited consolidated statement of operations of EnvisionTEC for the period January 1, 2021 to February 15, 2021;

•
the historical audited condensed consolidated statement of operations of ExOne for the year ended December 31, 2020; and

•
the historical unaudited consolidated statement of operations and historical unaudited condensed consolidated balance sheet of ExOne as of and for the six months ended June 30, 2021.

Both Desktop Metal and ExOne’s historical audited and unaudited financial statements were prepared in accordance with U.S. GAAP and are presented in thousands of U.S. dollars. The historical ExOne financial statements included within the unaudited pro forma condensed combined balance sheet and statements of operations include certain reclassifications that were made to conform ExOne’ s financial statement presentation to that of Desktop Metal. See Note 3, Reclassifications for additional information.
The acquisition of ExOne by Desktop Metal will be accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805, with Desktop Metal representing the accounting acquirer under this guidance. In the unaudited pro forma condensed combined balance sheet, Desktop Metal’s total estimated consideration to be transferred for the acquisition of ExOne has been allocated to the assets acquired and liabilities assumed, based upon management’s preliminary estimate of what their respective fair values would be as of the date of the Mergers. The pro forma adjustments are preliminary and are based upon available information and certain assumptions which management believes are reasonable under the circumstances and which are described in the accompanying notes herein. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. Under ASC 805, generally all assets acquired, and liabilities assumed are recorded at their acquisition date fair value. For purposes of the pro forma information presented herein, the fair value of ExOne’ s identifiable tangible and intangible assets acquired, and liabilities assumed are based on a preliminary estimate of fair value. Any excess of the purchase price over the fair value of identified tangible and intangible assets acquired and liabilities assumed will be recognized as goodwill. Certain current market based assumptions were used which will be updated upon completion of the combination. Management believes the estimated fair values utilized for the assets to be acquired and liabilities to be assumed are based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available and such changes could be material, as certain valuations and other studies have yet to commence or progress to a stage where there is sufficient information for definitive measurement. Following the consummation of the Mergers, management will conduct a final review. As a result of that review, management may identify differences that, when finalized, could have a material impact on the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined statements of operations also include certain purchase accounting adjustments, including items expected to have a continuing impact on the results of the combined company, such as increased amortization expense on acquired intangible assets. The unaudited pro forma condensed combined statements of operations do not include the impacts of any revenue, cost or other operating synergies that may result from the Mergers or any related restructuring costs that may be contemplated.
Note 3 — Reclassifications
Historical ExOne financial information included within the unaudited pro forma condensed combined financial information has been reclassified to conform the presentation to that of Desktop Metal as indicated in the tables below:
Balance sheet as of June 30, 2021
Amount (In thousands)	Presentation in ExOne’s Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Information
$ 237	Current portion of net investment in sales-type leases-net	Prepaid expenses and other current assets
420	Other non-current assets	Intangible assets, net
3,031	Operating lease right-of-use assets	Other noncurrent assets
388	Net investment in sales-type leases-net of current portion-net	Other noncurrent assets
14,983	Current portion of contract liabilities	Deferred revenue
87	Contract liabilities-net of current portion	Other noncurrent liabilities
Statement of Operations for the Year Ended December 31, 2020
Amount (In thousands)	Presentation in ExOne’s Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Information
$ 8,064	Selling, general and administrative	Sales and marketing
12,889	Selling, general and administrative	General and administrative
(1,462)	Gain from sale-leaseback of property and equipment	General and administrative
Statement of Operations for the Six Months Ended June 30, 2021
Amount (In thousands)	Presentation in ExOne’s Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Information
$5,528	Selling, general and administrative	Sales and marketing
7,563	Selling, general and administrative	General and administrative

Historical EnvisionTEC financial information included within the unaudited pro forma condensed combined financial information has been reclassified to conform the presentation to that of Desktop Metal as indicated in the tables below:
Statement of Operations for the Year Ended December 31, 2020
Amount (In thousands)	Presentation in EnvisionTEC’s Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Information
$3,087	Selling, general and administrative	Sales and marketing
5,755	Selling, general and administrative	General and administrative
755	Other income	Interest and other income, net
Note 4 — Conforming Accounting Policies
At this time, except for as discussed in Note 3 — Reclassifications to reclassify certain balances presented in the historical financial statements of ExOne to conform their presentation to that of Desktop Metal, Desktop Metal is not aware of any material differences between the accounting policies of the two companies that would continue to exist subsequent to the application of acquisition accounting. Following the consummation of the Mergers, Desktop Metal will conduct a more detailed review of ExOne’s accounting policies in an effort to determine if differences in accounting policies require further reclassification of ExOne’s results of operations or reclassification of assets or liabilities to conform to Desktop Metal’s accounting policies and classifications. As a result, Desktop Metal may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on this unaudited pro forma condensed combined financial information.
Note 5 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the proposed Merger and the EnvisionTEC acquisition and has been prepared for informational purposes only. The historical financial information has been adjusted to give effect to pro forma adjustments that reflect the transaction in accordance with U.S. GAAP. The pro forma condensed combined statements of operations for the year ended December 31, 2020 and the six months ended June 30, 2021 include $1.1 million and $4.3 million of transaction costs related to the EnvisionTEC acquisition, respectively and $20.5 million and $0.1 million of transaction costs related to the ExOne acquisition, respectively. These transaction costs are not expected to recur.
The unaudited pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Desktop Metal filed consolidated operations tax returns during the periods presented.
The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Desktop Metal’s shares outstanding, assuming the Mergers occurred on January 1, 2020.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The pro forma adjustments in the Unaudited Pro Forma Condensed Combined Balance Sheet are as follows:
Purchase Accounting
A.
Estimated merger consideration and allocation:

The estimated merger consideration is approximately $521.7 million, consisting of $190.4 million in cash and $331.3 million in an equivalent number of shares based on Desktop Metal’s closing share price of $6.94 on October 4, 2021.

The following table summarizes the components of the estimated merger consideration reflected in the unaudited pro forma condensed combined financial information (in thousands of dollars except for shares and per share amounts and the exchange ratios):
June 30, 2021
ExOne Shares issued and outstanding	22,032,751
Estimated RSAs subject to accelerated vesting	185,391
Subtotal ExOne shares and RSAs subject to accelerated vesting	22,218,142
Cash consideration per share	$8.50
Subtotal cash consideration	$188,854
Estimated option cancellation consideration – cash portion(1)	1,378
Estimated ESPP consideration cash portion(2)	183
Total cash consideration	$190,415
Exchange ratio	2.1308
Issuance of Desktop Metal shares	47,341,528
Desktop Metal price per share	$6.94
Subtotal share consideration	$328,550
Estimated option cancellation consideration – share portion(1)	2,398
Estimated ESPP consideration – share portion(2)	318
Total share consideration	$331,266
Total consideration	$521,681

(1)
Represents estimated Option cancellation consideration considering the fully vested options outstanding of ExOne as of June 30, 2021, net of estimated tax withholding.

(2)
Represents estimated ESPP cancellation consideration assuming double trigger termination

The estimated share consideration is a function of the exchange ratio as determined by the average of Desktop Metal’s Class A common stock daily volume weighted average stock price for the 20 consecutive trading days ending on and including the trading day that is three days prior to the date of the Effective Time of the merger. If Desktop Metal’s average stock price is greater than or equal to $9.70 per share, then the exchange ratio will be 1.7522. If Desktop Metal’s average stock price is less than $9.70 and greater than $7.94, the 1.9274 exchange ratio will be modified by multiplying such exchange ratio by the quotient of $8.82 divided by Desktop Metal’s average stock price. If Desktop Metal’s average stock price is less than or equal to $7.94, the exchange ratio will be 2.1416. The merger consideration will be subject to adjustment to ensure that (i) the stock consideration in the Mergers is not less than 45% of the total consideration in the Mergers, as determined for U.S. federal income tax purposes, and that (ii) the number of shares of Desktop Metal Class A common stock to be issued in the Mergers does not exceed 19.9% of the issued and outstanding shares of Desktop Metal Class A common stock.
	Greater than	Equal to	Less than	Equal to	Exchange ratio
Average Stock Price	$9.70	—	—	—	1.7522
Average Stock Price	$7.94	$7.94	$9.70	$9.70	2.1416 – 1.7522
Average Stock Price	—	—	$7.94	—	2.1416

The following tables summarize the effect of the share price on the exchange ratio, and the estimated effect of a 10% increase or decrease in Desktop Metal’s average share price on the share consideration and the corresponding increase or decrease to Goodwill due to the change in share consideration:
	Desktop Metal’s average share price	Exchange ratio	Share consideration
As Presented	$7.98	2.1308	$328,550
10% increase in price	$8.78	1.9371	$298,682
10% decrease in price	$7.18	2.1416	$330,222
The following is a preliminary estimate of the assets to be acquired and the liabilities to be assumed by Desktop Metal in the transaction, reconciled to the estimate of the consideration to be transferred:
June 30, 2021
Net book value of net assets acquired	$161,258
Adjustments to:
Intangible assets	88,480
Inventory	2,072
Property, plant and equipment	7,718
Deferred revenue	3,063
Deferred tax liability	(15,726)
Estimated retention bonus liability	(1,084)
Goodwill	275,900
Total estimated consideration	$521,681

B.
Reflects the adjustment to record the step-up of intangible assets per description below:

Description	Useful Life	Fair Value	Balance Sheet Classification
Developed technology	14	$79,600	Intangible assets, net
Customer relationships	16	5,600	Intangible assets, net
Backlog	2	2,200	Intangible assets, net
Trade name	13	1,500	Intangible assets, net
Total identifiable intangible assets		88,900
Historical ExOne intangible assets		(420)
Pro forma adjustment		$88,480
The fair value of ExOne’s technology-based and trade name intangible assets were determined using the relief from royalty method under the income approach, which estimates the cost savings generated by a company related to the ownership of an asset for which it would otherwise have had to pay royalties or license fees on revenues earned through the use of the asset. The discount rate used is determined at the time of measurement based on an analysis of the implied internal rate of return of the transaction, weighted average cost of capital, and weighted average return on assets.
The fair value of the customer relationships was calculated using a multi-period excess earnings method, a form of the income approach, which incorporates the estimated future cash flows to be generated from ExOne’s existing customer base. Excess earnings are the earnings remaining after deducting the market rates of return on the estimated values of contributory assets, including debt-free net working capital, tangible assets, and other identifiable intangible assets. The excess earnings are thereby calculated for each year of a multi-year projection period and discounted to present value. The primary components of this method consist of the customer attrition rate, determination of excess earnings, and an appropriate rate of return.

The fair value of ExOne’s order backlog was determined using a multi period excess earnings method under the income approach, which estimates the revenue attributable to backlog for the period over which those revenues are expected to be recognized. The discount rate used is determined at the time of measurement based on an analysis of the implied internal rate of return of the transaction, weighted average cost of capital, and weighted average return on assets.
The fair value estimate for all identified intangible assets is preliminary and is based on assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). The final fair value determination for identifiable intangibles may differ materially from this preliminary determination.
C.
Reflects an adjustment to step up the pro forma balance sheet for ExOne’s finished goods and work-in-process inventory to a fair value of approximately $25.1 million. The calculation of fair value is preliminary and subject to change. The fair value was determined based on the estimated selling price of the inventory, less the remaining manufacturing and selling costs and a normal profit margin on those manufacturing and selling efforts.

D.
Reflects a $7.7 million increase in book value for ExOne’s property, plant and equipment balances to reflect their estimated acquisition date fair value. The fair value estimate of property, plant and equipment is preliminary and has been determined based on the assumptions that management believes market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). The final fair value determination for property, plant and equipment may differ materially from this preliminary determination.

E.
Reflects the estimated adjustment to decrease the assumed performance obligations to fair value, a reduction of $3.1 million. The fair value was estimated based on the estimated cost to fulfill the remaining performance obligations plus a normal profit margin. If the merger were to close, after the merger this reduction of the deferred revenue to fair value will reduce revenue related to the assumed performance obligations as the revenue is earned.

F.
Reflects the elimination of ExOne’ s historical equity to present it as a goodwill for Desktop Metal.

G.
Reflects the adjustments to record an increase to deferred income tax liabilities of $15.7 million resulting from pro forma fair value adjustments for the assets acquired and liabilities assumed.

The estimate of deferred taxes was determined based on the changes in the book basis of the net assets to be acquired compared to the historical basis reflected in ExOne’s financial statements using a U.S. combined tax rate at June 30, 2021 and takes into account the jurisdictions where ExOne’s conducts its operations and the tax attributes of the entities in those jurisdictions. Adjustments to established deferred tax assets and liabilities are due to refined determination of statutory rates as well as the recognition of additional deferred tax assets and liabilities upon detailed analysis of the acquired assets and assumed liabilities may occur in conjunction with the finalization of the acquisition accounting and these items could be material
The estimated income tax effect of pro forma adjustments utilized the estimated effective tax rate of 23.5%. In its historical periods, Desktop Metal concluded that it is more likely than not that it will not recognize the benefits of federal and state net deferred tax assets and as a result established a valuation allowance.
Desktop Metal and ExOne have not yet completed respective section 382 analyses to determine the eligibility of the deferred tax attributes under the combined structure or the effect of the eligibility on the pro forma effective tax rate. The completion of such analysis could result in an effective tax rate that is materially different than the rate utilized in the preparation of these unaudited pro forma condensed combined financial statements.
H.
To adjust for the estimated nonrecurring transaction expenses incurred by Desktop Metal and ExOne through the close of the Mergers. Reflects the reduction to retained earnings of $20.5 million and the corresponding increase to accrued liabilities related to transaction costs expected to be incurred by Desktop Metal and ExOne on or prior to the closing of the merger.

I.
To adjust for the estimated retention bonus liability acquired of $1.1 million for Cash Retention Awards described elsewhere in this proxy, assuming that the awards have a service period of nine months from the grant date and that four months of service have elapsed as of the unaudited pro forma condensed combined balance sheet date.

J.
Reflects the adjustment to record the issuance of estimated share consideration by Desktop Metal as part of the total consideration for the Mergers.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
EnvisionTEC Transaction
The pro forma adjustments in the Unaudited Pro Forma Condensed Combined Statements of Operations are as follows:
(a)
Reflects additional amortization expense for the estimated fair value adjustment of acquired intangible assets of $14.6 million with $8.9 million recorded to cost of sales, $5.1 million recorded to sales and marketing, and $0.6 million record to general and administrative for the year ended December 31, 2020. Reflects additional amortization expense for the estimated fair value adjustment of acquired intangible assets of $1.9 million with $1.1 million recorded to cost of sales, $0.7 million recorded to sales and marketing, and $0.1 million record to general and administrative for the six months ended June 30, 2021.

(b)
To record the partial release of the valuation allowance of $27.9 million related to the deferred tax liability that was acquired in the transaction for the year ended December 31, 2020. To adjust the provision for income taxes by $32.2 million for the six months ended June 30, 2021 to reflect the pro forma statement of operations as if the acquisition of EnvisionTEC occurred on January 1, 2020.

(c)
To record the additional lease expense to be recorded under ASC 842 of $0.1 million; including $22,000 recorded to cost of sales, $9,000 recorded to research and development, $21,000 recorded to sales and marketing, and $29,000 recorded to general and administrative for the year ended December 31, 2020. To record the additional lease expense to be recorded under ASC 842 of $55,000 including $15,000 recorded to cost of sales, $6,000 recorded to research and development, $14,000 recorded to sales and marketing, and $20,000 recorded to general and administrative for the six months ended June 30, 2021.

(d)
To record the amortization of the step up in inventory value of $0.9 million over the typical inventory turn for WIP and finished goods which was determined to be approximately 30 days for the year ended December 31, 2020. To adjust the amortization of the step up in inventory value of $0.9 million over the typical inventory turn for WIP and finished goods for the six months ended June 30, 2021.

(e)
To record the amortization of the deferred revenue haircut of $0.2 million over one year which is the typical service period for the year ended December 31, 2020. To adjust the amortization of the deferred revenue haircut of $1,000 for the six months ended June 30, 2021 to reflect the pro forma statement of operations as if the acquisition of EnvisionTEC occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
ExOne Transaction
The pro forma adjustments in the Unaudited Pro Forma Condensed Combined Statements of Operations are as follows:
(f)
Reflects additional amortization expense for the estimated fair value adjustment of acquired intangible assets of $7.3 million with $6.8 million recorded to cost of sales, $0.4 million recorded to sales and marketing, and $0.1 million recorded to general and administrative for the year ended December 31, 2020. Reflects additional amortization expense for the estimated fair value adjustment of acquired intangible assets of $3.6 million with $3.4 million recorded to cost of sales, $0.2 million recorded to sales and marketing, and $0.06 million recorded to general and administrative for the six months ended June 30, 2021 to reflect the pro forma statement of operations as if the acquisition of ExOne occurred on January 1, 2020.

(g)
To record the estimated additional depreciation related to the step up in property, plant and equipment value of $0.9 million and $0.5 million in excess of the historical ExOne carrying value for the year ended December 31, 2020 and for the six months ended June 30, 2021, respectively.

(h)
To record the amortization of the deferred revenue haircut of $3.1 million over one year which is the typical service period for the year ended December 31, 2020.

(i)
To record the estimated increase of $2.1 million to cost of sales in the amount of the inventory step-up as all acquired inventory would be expected to be sold during the year-ended December 31, 2020.

(j)
To record $1.4 million of additional cash transaction bonuses payable to key employees of ExOne with $0.05 million recorded to cost of sales, $0.25 million recorded to research and development, $0.3 million recorded to sales and marketing, and $0.8 million record to general and administrative for the year ended December 31, 2020. The bonuses are to be paid out to the key employees who are still employed by ExOne through May 11, 2022 and if this proposed merger closes on or before that date.

(k)
Reflects the $20.5 million transaction costs expected to be incurred by Desktop Metal and ExOne on or prior to the closing of the Mergers for the year ended December 31, 2020. This amount excludes the effect of cash retention payments and the acceleration of equity-based compensation under the change in control plan pursuant to the Merger Agreement.

(l)
To adjust the provision for income taxes by $3.1 million for the year ended December 31, 2021 and $1.0 million for the six months ended June 30, 2021 to reflect the tax effect of adjustments made to the pro forma statement of operations as if the acquisition of ExOne occurred on January 1, 2020. The tax effect of the transaction accounting adjustments was calculated using Desktop Metal’s estimated U.S. combined effective tax rate at June 30, 2021

Note 6 — Loss per Share
Net loss per share was estimated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the planned Transaction, assuming the shares were outstanding since January 1, 2020. As the Transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire periods presented.
The unaudited pro forma condensed combined financial information has been prepared for the year ended December 31, 2020 and for the six months ended June 30, 2021:
(in thousands, except share and per share data)	Year Ended December 31, 2020	Six Months Ended June 30, 2021
Pro forma net loss	$(57,992)	$(153,926)
Pro forma weighted average shares outstanding – basic and diluted	210,674,997	295,680,912
Pro forma EPS – basic and diluted	$(0.28)	$(0.52)
Pro forma weighted average shares outstanding – basic and diluted
Desktop Metal weighted average shares outstanding	157,906,000	246,717,000
EnvisionTEC shares issued	5,036,142	1,231,057
ExOne shares issued(1)	47,732,855	47,732,855
Pro forma combined shares	210,674,997	295,680,912

(1)
Includes an estimated 345,521 shares issued for Option cancellation consideration and an estimated 45,806 shares issued for ESPP cancellation consideration

INFORMATION ABOUT DESKTOP METAL
DESCRIPTION OF BUSINESS OF DESKTOP METAL
References to the “Company,” “we,” “us” and “our” in this section captioned “Description of Business of Desktop Metal” refer to Desktop Metal and its consolidated subsidiaries.
Company Overview
Desktop Metal is pioneering a new generation of additive manufacturing technologies focused on Additive Manufacturing 2.0, the volume production of end-use parts. We offer a comprehensive portfolio of integrated additive manufacturing solutions comprised of hardware, software, materials and services, with support for metals, composites, polymers, ceramics, sands, biocompatible materials, wood and elastomers. Our solutions span use cases across the product life cycle, from product development to mass production and aftermarket operations, and they address an array of industries, including automotive, healthcare and dental, consumer products, heavy industry, aerospace, machine design and research and development.
At Desktop Metal, we believe additive manufacturing, commonly referred to as 3D printing, is one of the most exciting and transformational technology innovations of our time. According to the Wohlers Report 2020 and management estimates, the global additive manufacturing market, which includes spending on systems, materials, parts and other 3D printing software and services, is expected to grow from $12 billion in 2019 to $146 billion in 2030 at a compound annual growth rate of approximately 25%. Additive manufacturing has the capacity to change the way parts of nearly all materials are designed, manufactured and sold around the world, and it provides businesses of all sizes the means to make high performance products faster, more sustainably, and at costs and volumes competitive with conventional manufacturing processes. Our mission is to make additive manufacturing accessible to all engineers, designers and manufacturers. In doing so, we believe we will empower businesses to adopt radical, new approaches to design and production and enable the success of many of the high growth industries that will drive global economic growth in the years to come.
Our growth strategy begins with a commitment to research and development. Since our founding in 2015, we have invested significant resources in research and development, including $26.5 million through June 30, 2021, towards building an extensive portfolio of proprietary and differentiated technologies with a focus on making additive manufacturing an easy-to-use, economic and scalable solution. These technologies represent the cornerstones of our future product introductions and are critical to enhancing our existing offerings, and are supported by over 370 registered patents or pending patent applications. Our additive manufacturing platforms, which leverage these technologies for the production of end-use parts, enable business to address their specific goals through a range of solutions that span multiple price points, throughput levels and operating environments.
Our product platforms offer several key advantages over competitive additive manufacturing systems including breakthrough print speeds, competitive part costs, accessible workflows and software, turnkey solutions and support for over 225 qualified materials, the sale of which represent a recurring revenue stream from customers of our additive manufacturing systems in addition to system consumables and other services, such as installation, training and technical support. As a result of these strengths, our solutions are lowering the barriers to adopting additive manufacturing and unlocking new applications where conventional manufacturing has customarily held cost and volume advantages. Across printers, parts and materials, we intend to continue investing resources to develop advances and new technologies that allows us to serve a broader customer base and reach new verticals, thereby expanding our addressable market and driving adoption of Additive Manufacturing 2.0.
We leverage our core competencies in technology innovation and product development by marketing and selling our Additive Manufacturing 2.0 solutions through a leading global distribution network, managed and augmented by our own internal sales and marketing teams. This distribution network covers over 65 countries around the world and is composed of sales and distribution professionals with decades of experience in digital manufacturing technologies. Similarly, we leverage third-party contract manufacturers to scale up initial prototypes for commercialization and volume commercial shipments. Our internal manufacturing and supply chain teams work collaboratively with both our internal engineering department and these third-party contract manufacturers to scale up initial prototypes for commercialization and volume commercial shipments. Together, our distribution network and manufacturing approach allow us to produce, sell and service our products at-scale in global markets and creates substantial operating leverage as we execute our strategy.
We are led by visionary technologists and a team of proven leaders with experience bringing emerging technologies to market across the hardware, materials and software sectors. Our technologies have the potential to empower engineers and designers to easily access additive manufacturing and drive new application discovery as well as provide manufacturers with reliable and high-performance solutions that facilitate the production of innovative designs in high volumes. We believe that, taken together, these core competencies will propel us towards helping businesses realize the true promise of Additive Manufacturing 2.0.
Industry Background
Conventional manufacturing processes have numerous shortcomings.
Historically, processes such as casting, stamping, molding and machining have dominated global manufacturing, which is a $12 trillion industry, according to estimates by A.T. Kearney. These conventional and subtractive manufacturing techniques have numerous limitations. Most require high upfront expenses in the form of tools, such as molds, dies, jigs or fixtures. Designing and manufacturing these tools can result in long lead times for parts as well as minimum volume requirements in order to achieve cost efficiencies.
Tooling requirements associated with casting, stamping, and injection molding also leave little room for design iteration without increasing time-to-market and development costs. New parts and design changes often require a new tool, thereby slowing the pace at which businesses can introduce new products and react to shifts in market preferences and making it difficult to compete effectively. Computer numerical controlled machining, or CNC machining, is an alternative to stamping, casting and molding that does not require a mold or die, enabling lower-volume production with reduced lead times. However, because CNC machining is a subtractive process in which material is removed from a solid block to create a part, it typically results in higher part costs and significant material waste. In addition, the CNC machining process often requires heavy involvement from specialist technicians, and machine programming can be time intensive. Each of these conventional manufacturing processes also creates design restrictions that can result in significantly higher part weights and costs or require assemblies, adversely impacting performance in favor of manufacturability and driving additional manufacturing and supply chain complexity.
Additive manufacturing has the potential to address the limitations of conventional manufacturing.
Additive manufacturing addresses many of the limitations of conventional manufacturing through a combination of flexibility, ease of use and cost, making it an efficient and effective process across the product life cycle, from design and prototyping to production. Additive manufacturing is a digital manufacturing process that produces 3D objects from digital models through the repeated deposition of thin layers of material. This process eliminates the need for tooling inputs and provides a range of benefits including:
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Accelerated time-to-market.   Businesses can manufacture design files at the push of a button with no tooling required. While design cycles for conventional manufacturing can take weeks or months, additive manufacturing can shorten this cycle to days due to the ability to rapidly switch between or iterate on designs without excessive delay. Such improvements in time-to-market for new products can help businesses react more rapidly to shifts in customer demand.

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Design flexibility.   Conventional manufacturing can force design comprises as a result of subtractive manufacturing processes or the use of tools. While 3D printing may involve design guidelines primarily to reduce dependency on supports and optimize process success, designers generally have freedom to produce geometries not possible or economically feasible with conventional manufacturing. As an example, with additive manufacturing, designers can produce intricate organic or complex, lattice shapes that are optimized for strength and functional performance to reduce weight and material usage.

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Assembly consolidation.   Improved design flexibility enables the consolidation of sub-assemblies into single parts, which can improve reliability by reducing the number of failure points in a product.

Decreasing part quantity is also a productivity breakthrough for many businesses. With fewer unique parts to fabricate, procure, store and assemble, businesses can drastically simplify their supply chains.
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Mass customization.   Additive manufacturing enables the customization and production of designs at scale, eliminating costs traditionally associated with multiple tools and tooling changeover as well as reducing the risk of excess inventory and material obsolescence. Each part printed using additive manufacturing can be identical to or radically different from the other parts within a given print. Several end markets, including audiology and dental, have already leveraged mass customization through additive manufacturing to improve the aesthetics and performance of parts.

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Supply chain re-engineering.   Additive manufacturing suitable for end-use parts production can improve supply chains by enabling on-demand manufacturing in distributed locations. Decentralized networks of additive manufacturing systems with low tooling and set-up costs can replace centralized facilities with conventional manufacturing equipment. In addition, producing parts near the point and time of demand can significantly reduce lead times, inventories, and dependencies on forecasting without incurring additional costs related to logistics and customs.

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Sustainable manufacturing.   Additive manufacturing is a more efficient production process than subtractive techniques, such as CNC machining. It requires fewer material inputs and reduces material waste. By enabling optimized geometries lighter than conventionally manufactured counterparts, additive manufacturing can also lead to downstream sustainability benefits, including reduced fuel consumption in industries such as automotive and aerospace. In addition, by reducing supply chain complexity, additive manufacturing can reduce emissions from transporting physical goods around the world.

Many businesses are motivated to deploy additive manufacturing to improve production processes at-scale.
Many businesses faced with increased global competition and rapidly changing market preferences are turning to additive manufacturing to overcome the limitations of conventional manufacturing and provide a competitive advantage. According to an Ernst & Young global survey, 83% of industrial businesses in 2019 were either already applying or considering applying additive manufacturing technologies, a significant increase from 36% in 2016. According to the Wohlers Report 2020, spending on additive manufacturing products and services roughly doubled from $6 billion to $12 billion during this same period. While many businesses still value the rapid prototyping benefits of additive manufacturing, they are also eager to realize benefits largely related to end-use part production. According to Ernst & Young, over 50% of industrial businesses expect to use additive manufacturing to produce products that better meet customer requirements; reduce logistics efforts, transport and inventories; and manufacture existing products at lower costs.
Most existing additive manufacturing technologies primarily focus on design & prototyping applications.
Additive manufacturing technologies face stringent business requirements for use in production with respect to accuracy, surface finish, material properties and throughput, all of which must meet or exceed the standards set by more mature conventional manufacturing alternatives. Most commercially available 3D printers leverage legacy additive manufacturing technologies including fused filament fabrication, or FFF, stereolithography, or SLA, and powder bed fusion, or PBF. These first-generation additive technologies build parts by tracing each layer using a single point or multiple points, such as an extrusion nozzle in FFF printers or a laser in SLA and PBF systems. While these technologies have evolved significantly since the early 2000s and have mostly overcome initial deficiencies around accuracy, surface finish and material properties, throughput and the resulting production economics have continued to present a challenge. Such technologies can typically only increase part throughput with additional time or systems, which limits customers’ ability to increase production without also increasing their equipment costs. Many existing additive manufacturing solutions consequently continue to focus on design and prototyping use cases or other low volume production applications where design flexibility and turnaround time are important to customers, but costs and part throughput are not, and where other key performance measures, including accuracy, surface finish and material properties are also less critical.

As a result, businesses still face hurdles in adopting legacy additive manufacturing for end-use production.
While the growth of additive manufacturing has accelerated in recent years, many companies still hesitate to fully adopt the existing, legacy technologies to produce end-use parts in volume, preventing them from realizing the full benefits of additive manufacturing. Ernst & Young found that only 18% of industrial businesses in 2019 used additive manufacturing for end-use parts, lagging other use cases such as rapid prototyping. Because these existing, legacy technologies are better suited to design and prototyping applications, businesses pursuing additive manufacturing solutions face significant barriers to adopting these technologies for end-use applications. Using legacy additive manufacturing technologies to make end-use parts can be expensive, particularly for businesses under margin pressure. This is due to the high costs of legacy additive manufacturing equipment and related consumable materials, which are often priced at high levels by vendors to compensate for the low productivity of their systems. When combined with the limited throughput of these legacy additive manufacturing technologies, high upfront and operating costs result in part costs that typically cannot compete with conventional manufacturing. Consequently, business in industries that require inexpensive parts in large quantities, such as automotive and consumer products, face challenges in adopting additive manufacturing for end-use parts production.
Our Market Opportunity
In part as a result of the drawbacks of these legacy additive manufacturing technologies, businesses of all sizes are engaging Desktop Metal to begin their deployment of additive manufacturing for scalable, end-use parts production. We believe our product portfolio enables customers to capture value at every stage in the product lifecycle, from research and development to the high-volume mass production of end-use parts. We provide easy-to-use, high-throughput, and integrated additive manufacturing solutions comprised of hardware, software, materials, and services. Our solutions expand the addressable market for additive manufacturing by facilitating applications in vertical markets that have been restricted from adopting additive manufacturing due to cost and productivity hurdles, such as automotive, consumer products, heavy industry and machine design. As a result, we believe we are at the forefront of the next generation of companies that will drive the accelerated adoption of Additive Manufacturing 2.0, whereas legacy additive manufacturing technologies are primarily focused on enabling rapid prototyping and tooling applications. According to the Wohlers Report 2020 and management estimates, this market is expected grow from $12 billion in 2019 to $146 billion in 2030 at compound annual growth rate of approximately 25%, as additive manufacturing displaces conventional manufacturing across a growing range of applications.
Our Growth Strategy
The key elements of our strategy for growth include the following:
Expand our product offerings with a focus on integrated solutions that make additive manufacturing suitable for production applications and accessible to a broad audience
We believe the adoption of additive manufacturing, particularly for end-use parts, is driven by the availability of solutions that offer a tool-free, digital path to producing large quantities of parts that are both higher performance and lower cost than achievable through conventional manufacturing processes. Our product portfolio includes additive manufacturing technologies designed for Additive Manufacturing 2.0, or the volume production of end-use parts, and we intend to continue investing significant resources in enhancing these solutions and developing technologies with breakthrough advances in print speed and other process parameters to deliver the highest throughput systems and lowest part costs in the additive manufacturing market. We believe that such improvements will encourage customer investment in additive manufacturing across a range of industrial applications and vertical markets where conventional manufacturing has customarily held cost and volume advantages. Improved system productivity and economics will expand our market opportunity and enable customers to enjoy the benefits of additive manufacturing at-scale, including lighter, more sustainable parts and a digital supply chain. Our Additive Manufacturing 2.0 solutions also enable us to capture recurring revenue streams through the sales of consumables and service contracts. We are also committed to lowering the barriers to adopting such additive manufacturing solutions by providing integrated, turnkey experiences that reduce workflow complexity and include all the software, hardware and materials required to produce end-use parts. To accomplish this, we intend to continue investing in software, materials and sintering technologies complementary to our 3D printers that enable ease of use and broad adoption across a wide set of customers with varying levels of experience with additive manufacturing.
Pursue strategic acquisitions and partnerships
We intend to continue to selectively pursue acquisitions and/or equity investments in businesses that represent a strategic fit and are consistent with our overall focus on technologies and solutions that enable Additive Manufacturing 2.0 across printers, materials, and parts. We believe such transactions would allow us to accelerate market penetration of our additive manufacturing solutions by enabling expansion of our product portfolio, access to new markets and applications, and a stronger value proposition for our customers while delivering margin improvements and increased customer lifetime value. We believe that because of our core focus on engineering and technology development as well as our unique distribution network, we will be able to integrate and drive adoption of new technologies and capabilities acquired via strategic transactions.
Qualify additional materials to reach new verticals and expand our addressable market
Our current product portfolio supports 3D printing using an array of over 225 materials, including metals, composites, polymers, ceramics, sands, biocompatible materials, wood and elastomers, and we are in the process qualifying additional materials for printing that meet or exceed the properties achievable through conventional manufacturing processes. Our metal additive manufacturing systems are designed using sintering-based, powder metallurgy processes, for which hundreds of well-characterized metal alloys and ceramics are available and offer a broad set of materials for us to evaluate and qualify for use with our metal additive manufacturing solutions. Our Production System solutions also provide open platforms for customers to develop and print with specialized materials that are either proprietary to them or not included on our internal development roadmap. Our photopolymer systems support a wide range of both proprietary and third-party, industry-validated resins through a selectively open business model. By qualifying additional industrial materials on our systems and enabling customers and partners to do the same, we believe we can serve a broader customer base and address new applications and vertical markets, thereby expanding market share of our solutions and helping drive adoption of additive manufacturing.
Develop a robust parts-as-a-service offering
We are establishing a parts-as-a-service offering in which we directly manufacture parts for sale to our customers with a focus on key applications and verticals in which additive manufacturing can provide significant design, performance, cost and supply chain advantages relative to conventional manufacturing. This offering will enable us to provide a more holistic suite of solutions for our customers and enable the accelerated adoption of our Additive Manufacturing 2.0 solutions across key high-value applications, such as medical and dental devices or sustainable, end-use wood parts. Providing parts-as-a-service enables customers to leverage our technology with a lower initial capital expenditure investment before bringing their production in-house when they are ready to purchase our additive manufacturing systems. We believe such services will facilitate lead generation for our additive manufacturing systems at scale and enable high-performance and specialized applications using new materials ahead of broader market introduction. In addition, as we expand our use of innovative business models such as hardware-as-a-service, in which we provide customers access to our systems on a limited time basis for a recurring annual subscription fee, a parts-as-a-service offering will enable us to leverage depreciated additive manufacturing systems returned by customers upgrading to a newer generation of systems. To date we have not recognized any material revenues from either the parts-as-a-service or the hardware-as-a-service business models.
Extend our distribution channels and reach
We have a leading global distribution network consisting of over 200 resellers, covering more than 65 countries around the world. We intend to extend this distribution network by adding further geographic coverage and sales capacity as well as developing industry-specific expertise to drive penetration in vertical markets such as automotive, aerospace, healthcare and dental, and consumer products. We also expect to continue building out a high-velocity sales channel for lower price point products, such as Fiber, by partnering with additional volume distributors of software and hardware as well as expanding our internal sales infrastructure and online sales presence. To augment the reach of our distribution network, we intend to grow our direct sales efforts focused primarily on selling our higher priced solutions and serving major accounts and expanding our footprint within multinational and Fortune 500 organizations.
Build a diverse, global customer base across industries and applications
We believe that our success depends, in part, on our ability to develop a diverse, global customer base to reduce risks associated with revenue concentration in any single geographic region or industry. Our customers today include businesses of all sizes, ranging from small and medium enterprises to Fortune 500 organizations and span many industries and applications, including automotive, healthcare and dental, consumer products, heavy industry, aerospace, machine design and research and development. We aim to leverage our global distribution network to reach new customers broadly as well as opportunities in targeted industries and geographies. We believe this diversification will also allow us to identify new applications for which our solutions are appropriate and provide us with customer feedback to assist our product development efforts and ensure we are addressing a broad range of market needs. For example, we recently launched Desktop Health, a business focused on developing new products built on and commercializing our portfolio of additive manufacturing solutions for personalized patient care across a range of healthcare and dental applications spanning dentistry, orthodontics, dermatology, orthopedics, cardiology, plastic surgery and printed regenerative tissues and grafts.
Promote awareness through training and education
As businesses increasingly embrace additive manufacturing over the next decade, we intend to educate the market on best practices for adoption of the technology across the entire product life cycle. Our leadership position provides a platform to deliver this education both for our existing customers and the market as a whole. Such education is a critical component of our sales and marketing efforts. We believe businesses that are well-informed or that have firsthand experience of the benefits of our additive manufacturing solutions relative to conventional manufacturing are more likely to purchase and expand their use of our products and services over time. To drive such awareness, we are developing rich additive manufacturing content and curricula for delivery through both online and in-person media, including classes, programs, certifications, and professional services. We also intend to develop global centers of excellence, leveraging our own headquarters in conjunction with our distribution network’s presences, to serve as showrooms, learning facilities and focal points for additive manufacturing-focused professional services.
Our Competitive Strengths
We are a pioneer in the additive manufacturing industry with a mission to make the technology accessible to all designers, engineers, and manufacturers. We believe our collective expertise coupled with the following competitive strengths, will allow us to maintain and extend a leadership position in next-generation additive manufacturing and expand our market opportunity:
Differentiated and proprietary technology platform
We have invested significant resources in developing proprietary technologies across hardware, software and materials science to accelerate the widespread adoption of additive manufacturing. These technologies serve as the foundation of our additive manufacturing solutions. Several of our key print process innovations include:
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Single Pass Jetting, or SPJ.   A powder metallurgy-based process in which all the sequential steps of conventional binder jetting are combined and applied with each pass of a single print carriage over the “build box”, dramatically reducing print time and increasing mechanical efficiency, leading to significant increases in printer throughput and improvements in part costs.

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Continuous Digital Light Manufacturing, or CDLM.   An area-wide photopolymer printing process built on top of digital light processing (DLP) technology that allows for continuous motion of the build plate to deliver exceptional build speeds and parts with isotropic properties and high accuracy, leading to improvements in part costs while also enabling new resin chemistries with strong functional characteristics.

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Projection Arrays.   An area-wide photopolymer printing process that combines multiple high-resolution DLP projectors into a single exposure using advance multi-image calibration to increase power density and resolution during curing, improving print speeds and enabling large format build areas to support the production of large parts.

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Bound Metal Deposition, or BMD.   A powder metallurgy-based process in which loose powders and dangerous lasers commonly associated with 3D printing are eliminated in favor of bound metal rods to shape parts layer-by-layer, leading to reductions in requirements for special facilities.

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Micro Automated Fiber Placement, or Micro AFP.   A process in which tape pre-impregnated with continuous fiber, or continuous fiber prepreg tape, is deposited along a part’s critical load paths in combination with chopped fiber filament to build high-strength and high-resolution parts with aerospace- and industrial-grade materials.

In addition to these print process innovations, we have developed purpose-built, proprietary sintering technology that delivers industrial-strength sintering in an office-friendly package as well as breakthrough sintering process simulation software. These fundamental technologies represent the cornerstones of our future product introductions and are critical to enhancing our existing offerings. Elements of these technologies and processes are protected by our know-how and by over 370 patents or pending patent applications.
Broad product portfolio and material library
Every organization has a different challenge or application that drives its consideration of additive manufacturing. We offer our customers a range of solutions spanning multiple price points, throughput levels, operating environments, and technologies to enable businesses to find the solution that solves their specific pain point and achieves their goals across an extensive library of over 225 materials. Our broad product portfolio covers a spectrum of use cases, scaling with customer needs from entry-level, office-friendly additive manufacturing systems for low volume production of metal, polymer, composite, or biocompatible parts to high-end, industrial additive manufacturing systems for mass production of low-cost metal, polymer, elastomer, ceramic, sand, or wood parts. In addition, it eliminates the need for customers to source products for different applications from multiple third-party vendors, giving us a market advantage relative to competitors with a more limited set of solutions.
High printer throughput
We believe that our proprietary SPJ, CDLM and Projection Array technologies and each of our binder jet and DLP product platforms enables the highest rate of parts production among competing additive manufacturing systems for a given layer resolution. The Production System P-50, which is designed to achieve print speeds of up to 12,000 cubic centimeters per hour at a 65-micron printed layer height, can enable customers to manufacture up to hundreds of thousands or even millions of parts per year using additive manufacturing, unlocking new applications due to improved part costs and enhanced design flexibility. The Xtreme 8K uses patented Projection Array technology to support printing large photopolymer parts at build speeds up to 100 times those of legacy thermoplastic FFF printers. Our additive manufacturing solutions employ additional, proprietary technology innovations as a means to overcome some of the challenges that arise with high-speed 3D printing and ensure part consistency, accuracy, and resolution. Through continued advances in underlying hardware and our own technology and processes, we believe that our products’ print speeds will continue to increase, driving down the cost of parts produced on our additive manufacturing systems. This will further differentiate our solutions from competitors while also improving our ability to compete with conventional manufacturing processes at larger quantities of parts and across a wider range of applications.
Integrated, turnkey solutions
We provide our customers with easy-to-use and end-to-end, turnkey solutions for additive manufacturing without the need for additional third-party equipment. We believe our compelling user experience across our product portfolio begins with cohesive and modern software applications for efficient printer build preparation and communication with our additive manufacturing systems, which receive feature enhancements via over-the-air or offline firmware updates. For our solutions related to metal additive manufacturing, which is a complex process that involves multiple steps to go from a digital file to a metal part, we have developed a furnace using proprietary technology purpose-built to provide industrial strength, partial-pressure and vacuum-enabled sintering in an office-friendly package. Sintering is a critical step for powder metallurgy-based metal additive manufacturing processes. Our furnace enables Studio System and Shop System customers with minimal additive manufacturing experience or materials expertise to process high- density, complex metal parts entirely in-house without third-party equipment required. Similarly, we provide cleaning and curing solutions for our photopolymer additive manufacturing systems, enabling customers to fully process parts post-print to achieve exceptional material properties, resolution and accuracy. We also provide a range of proprietary and third-party consumables and materials optimized for use with our additive manufacturing systems and designed to enable high-quality parts.
Global distribution capabilities
We have developed an industry-leading global distribution network for our metal and composite additive manufacturing solutions consisting of over 200 resellers covering over 65 countries around the world and within a short drive of a significant portion of worldwide manufacturing sector locations. Our resellers, who have extensive experience across digital modeling, 3D printing, and metal and polymer manufacturing processes, provide marketing, sales, application engineering, and local support services for end users across an array of vertical markets, such as healthcare and dental. They also bring an existing base of customers into which we can drive awareness of and ultimately sell our additive manufacturing solutions.
Visionary and experienced management team
Our management team has deep operational experience bringing emerging technologies to market across the hardware and software sectors. In engineering, we are led by accomplished and visionary technologists across the additive manufacturing, robotics, and materials science industries, including lead inventors of binder jetting and DLP technologies, and an industry authority in powder metallurgy. Our commercialization efforts are managed by individuals with prior successes in building and growing indirect, channel-driven sales organizations.
Our Product Platforms
We offer a comprehensive portfolio of integrated additive manufacturing solutions comprised of hardware, software, materials and services with support for metals, composites, polymers, ceramics, sands, biocompatible materials, wood and elastomers. Our additive manufacturing systems, which are based on our proprietary technologies, are described below.

Metal Additive Manufacturing Systems
Our metal additive manufacturing systems are designed using sintering-based, powder metallurgy processes, in which metal powder is bound together in a printer and sintered in a furnace to form a dense metal part. Hundreds of metal alloys are available to such powder metallurgy processes, many with well-characterized and high-quality material properties.
The Production System is an industrial manufacturing platform powered by patented SPJ technology designed to be the fastest way to 3D print metal parts at scale. The Production System platform consists of two printer models. The P-1 is a small form factor solution for process and materials development that can be directly transferred onto the P-50 as well as for serial production applications. The P-50, which is scheduled to begin commercial shipments in 2021, is a large form factor mass production solution for low-cost, end-use parts. SPJ technology dramatically reduces the print time of conventional binder jetting by consolidating the sequential steps associated with printing each layer into the motion of a single print carriage, resulting in P-50 print speeds up to 100 times those of legacy PBF additive manufacturing technologies. This advantage is reinforced by an open material platform that allows customers to use low- cost, third-party metal injection molding, or MIM, powders. As a result, the Production System P-50 can produce high-resolution parts at costs competitive with conventional mass production techniques such as casting or MIM for quantities up to hundreds of thousands of units. In addition, both Production System models feature an inert, chemically inactive processing environment enabling support for a range of both non-reactive and reactive metals, in a controlled fashion while also promoting consistent characteristics and quality across printed parts.
The Shop System platform introduces high-quality binder jetting with rich feature detail and exceptional surface finish to the machine shop market. With the Shop System, businesses can reliably produce serial batches of hundreds or thousands of complex, end-use metal parts in a fraction of the time and cost of conventional manufacturing and comparably priced additive manufacturing technologies. The Shop System prints using a single-pass binder jetting architecture, in which a high-resolution, page-wide printhead deposits binder in a single pass over the build box and a separate carriage is used for powder spreading. The Shop System, which can achieve build speeds up to 10 times those of legacy PBF additive manufacturing technologies, also features a configurable build volume printer designed to scale to a customer’s desired throughput. It is an affordable, turnkey solution that facilitates the full manufacturing process from digital file to sintered metal part, and includes a powder station for part depowdering prior to sintering, closed-loop powder recycling and our proprietary furnace technology with software & profiles optimized for mid- volume throughput of parts. While the Shop System was initially designed for metal parts production, we also are qualifying and commercializing this solution for new materials that can leverage binder jetting, such as wood and ceramics.
The Studio System platform, now in its second generation, is designed for office-friendly 3D printing. Integrated through Desktop Metal’s cloud-based Fabricate software, this turnkey, easy-to-use solution delivers a streamlined and automated workflow via BMD technology for producing low volumes of complex metal parts in-house via additive manufacturing. By extruding bound metal rods through a nozzle to shape parts layer-by-layer. BMD minimizes requirements for special facilities or expensive EHS equipment as compared to legacy PBF additive manufacturing technologies and improves ease-of-use while enabling new features such as use of closed-cell triply periodic minimal surface, or TPMS, infill for lightweight strength. Parts produced using the Studio System 2 also feature our patented Separable Supports technology, which enables simplified post-processing and support removal relative to legacy PBF additive manufacturing technologies.
We also offer a sintering furnace, that can be paired with both the Shop System and the Studio System to create turnkey metal additive manufacturing solutions that are simple to install and easy to use. The Desktop Metal furnace is fully-automated, sized to fit through ADA-compliant doors and built using proprietary technology that provides industrial-strength, vacuum-enabled sintering in an office friendly package. It is designed to achieve temperatures up to 1,400 degrees Celsius and to ensure uniform heating and cooling without the residual stresses introduced into parts by legacy PBF additive manufacturing processes, which can result in poor part performance.

Photopolymer Additive Manufacturing Systems
Our photopolymer additive manufacturing systems are designed using advanced, area-wide photopolymer print processes, such as DLP and CDLM, in which liquid photopolymer resin is cured using light from a high-resolution projector system to produce precision polymer parts with smooth surface finish and properties in line with or exceed conventionally manufactured thermoplastics.
The Xtreme 8K platform features the largest build area among production-grade DLP systems. It is designed for industrial, high-temperature production of end-use photopolymer parts and uses high-powered light sources coupled with a water-cooled DLP chip for extended life on the factory floor. Leveraging patented Projection Array technology, the Xtreme 8K combines its two high-powered 4K projectors into a single exposure using multi-image calibration to drive power density during curing and enable the high- speed production of exceptionally large photopolymer parts within the 71 liters build envelope without sacrificing quality or accuracy. Projection array technology, which supports build speeds on the Xtreme 8K up to 100 times those of legacy thermoplastic FFF printers, is also capable of printing parts with up to 16K resolution using patented pixel shifting technology. With the speed and resolution enabled by the Xtreme 8K, businesses can achieve superior price-performance for large volumes of end-use parts versus comparable polymer additive manufacturing systems.
The Envision One platform leverages patented CDLM technology for high-volume production of end- use photopolymer parts at an affordable upfront price, offering exceptional price-performance. Envision One printers are built with industrial projectors with 4K resolution and 385 nanometer wavelength that deliver high-intensity light uniformly and with high-precision across the entire build surface. Paired with proprietary domeless basement technology for the material tray, which reinforces precision and part accuracy, CDLM technology on the Envision One enables the continuous motion of the build plate to deliver high build speeds and parts with isotropic properties, leading to cost-effective end-use parts. The Envision One platform consists of several models, including a large format solution, the Envision One XL, which supports printing large parts up to 330 millimeters tall, and the Envision One HT, which uses a high-accuracy, closed loop infrared heating system to enable a new generation of high-temperature, high-viscosity resin chemistries with strong functional characteristics.
The D4K Pro platform, designed for jewelry, dental labs and chairside settings, offers professional- grade photopolymer printing for end-use parts in a desktop form factor. Equipped with an industrial 385 nanometer and 4K resolution projector, the D4K Pro platform uses proprietary DLP technology to deliver exceptionally fast print speeds. The platform offers build envelopes up to 1.4 liters in volume, resolution down to 25 microns, and exceptionally smooth surface finish that minimizes post-processing requirements.
The P4K platform offers a series of advanced DLP printer models designed for volume production in precision applications. With four available build envelopes up to 5.9 liters in volume, the P4K platform leverages industrial 385 nanometer projectors combined with patented pixel tuning technology that uses artificial intelligence to deliver parts with extremely high-quality surface finish. P4K printers eliminate the use of a vat used to hold the liquid photopolymer resin, and instead use a shallow tray filled with the exact volume of resin required for a given print, minimizing waste, saving material costs and making material changeovers fast and easy.
Across each of these platforms, we have a large library of qualified materials suitable for healthcare and dental, consumer products, and industrial applications. In addition, we offer cleaning and curing accessories to facilitate post-processing of photopolymer parts produced on our printer platforms. The PWA 2000 and PWA 2000 XL automated rinsing solution facilitates cleaning uncured resin from parts with the convenience of a removable basket for ease-of-use when dipping or extracting parts from the tank. A selection of available automated programs ensures accurate, and efficient cleaning of delicate and larger, complex parts alike while minimizing liquid use to reduce costs and environmental impact. The PCA 2000 and PCA 4000 are solutions for curing parts printed using our CDLM or DLP platforms and utilize a unique system of ultraviolet light emitting diode (LED) light sources that uses both 385 nanometer wavelengths to deep cure and 405 nanometer wavelengths to achieve smooth surface on each part.
Digital Casting Additive Manufacturing Systems
The Robotic Additive Manufacturing, or RAM, platform is designed to be the fastest and most flexible robotic 3D printing solution with an initial focus on sand and ceramic 3D printing for digital casting applications. Using patent-pending technology, a print carriage attached to a third-party, multi-axis robot uses high-speed binder jetting technology to deposit, spread and compact powder and deposit binder in a single pass over the build box to produce high-precision sand molds, mold cores and investment casting patterns for foundry applications. The RAM platform consists of several standard models, which offer a variety of build envelopes up to 1,529 liters in volume, although the industrial robot and modular print carriage architecture allows configurations for a variety of build sizes, resolutions, accuracies and materials, such as wood or polymers.
Composite Additive Manufacturing Systems
The Fiber platform offers the world’s first desktop 3D printer to fabricate high-resolution parts with aerospace- and industrial-grade continuous fiber composite tape materials used in industrial Automated Fiber Placement, or AFP, processes. Through proprietary Micro AFP technology, Fiber supports materials up to two times stronger than steel at one-fifth its weight and up to 75 times stiffer and 60 times stronger than standard FFF polymer materials. Micro AFP uses a robotic tool changer architecture in which one printhead deposits a continuous fiber prepreg tape while a second printhead extrudes chopped fiber filament to build high-resolution parts with reinforced sections along critical load paths. To enable applications ranging from consumer electronics to automotive, Fiber is designed to support a number of fiberglass and carbon fiber-reinforced composites, including Polyetheretherketone, or PEEK, Polyetherketoneketone, or PEKK, and Nylon (Polyamide 6, or “PA6”) composites, which exhibit excellent mechanical properties and are temperature, chemical, and corrosion resistant, and electrostatic discharge, or ESD, compliant.
Biofabrication Additive Manufacturing Systems
The 3D-Bioplotter platform is a versatile and user-friendly biofabrication solution that processes biocompatible materials for computer-aided tissue engineering applications such as bone regeneration, cartilage regeneration, soft tissue fabrication, drug release and organ printing. It is one of the most widely referenced biofabrication platforms in the industry today and is being used for groundbreaking medical research and manufacturing. Designed to enable flexibility and combinations of different materials and temperatures, the platform leverages a modular architecture, including sterilized heating and cooling cartridges and a robotic tool changer to switch between one of up to five syringes, each of which has individual temperature control and which use air or mechanical pressure to dispense liquid, melt, paste or gels from a cartridge. The 3D-Bioplotter can fabricate parts using a wide range of open-source and standard materials, from soft hydrogels to polymer melts or hard ceramics and even metals. Software-designed complex inner partners enable researchers and manufacturers to precisely control mechanical properties.
Consumable materials
We sell an array of consumable materials, or consumables, for use with several of our additive manufacturing systems. The sales of these materials provide us with a recurring revenue stream from customers of our additive manufacturing solutions. These materials consist of:
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Binder jetting and SPJ materials.   For use with the Shop System, Production System and RAM we sell proprietary binders engineered in-house by our materials team both to support a broad array of MIM alloys, sands and ceramics and to maximize success through each stage of the binder jetting process, resulting in high-resolution parts with exceptional surface finish and strong material properties. While we offer an open platform on the Production System and RAM for third-party powders, we sell powders for use with the Shop System, starting with stainless steels and with additional materials currently in various stages of qualification.

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DLP and CDLM photopolymer resins.   For use with our area-wide photopolymer print platforms, including D4K Pro, Envision One, P4K, and Xtreme 8K, we sell proprietary resins engineered in-house by our materials team to achieve high-performance material properties and support a broad range of applications across healthcare and dental, consumer products and industrial verticals. This extensive library of materials also includes biocompatible resins as well as several Food and Drug Administration — (“FDA”) cleared resins for us in medical and dental applications. In addition to our proprietary resins, we sell third-party, industry-validated materials that have been qualified for use with our platforms through a selectively open business model.

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BMD materials.   For use with the Studio System, we sell metal and ceramic materials, including stainless steels, carbon steels, tool steels and copper. We also continue to develop additional materials to meet our customers’ needs for new applications and vertical markets. These office-friendly materials are delivered in our unique cartridge-based, rod format, which is a key differentiator for the Studio System as it allows for high metal loading and high-force extrusion during printing, resulting in high density parts with strong mechanical properties, as well as quick and easy material changeovers.

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Micro AFP materials.   For use with Fiber, we sell both continuous and chopped fiber-reinforced composite materials. Fiber’s Micro AFP tape head deposits aerospace- and industrial-grade continuous fiber prepreg tape while the FFF printhead deposits chopped fiber filament. Fiber is designed to carbon fiber and fiberglass reinforcement options along with several thermoplastics, including PEEK, PEKK, and Nylon (PA6). This selection of materials enables a range of customer applications requiring high strength, low weight, temperature or chemical resistance, and ESD compliance.

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Bioprinting materials.   For use with 3D-Bioplotter, we sell several technical-, research- and medical grade biocompatible materials for tissue engineering applications.

In addition, depending on the product, our consumables may include wear components for our additive manufacturing systems, such as printheads, build plates or material trays, which require replacement after a specified usage amount or in accordance with predetermined replacement cycles, in order to maintain the proper operations of the equipment.
Software
Software is a key component of our additive manufacturing solutions and is at the core of their accessibility and ease-of-use. Built on cloud, desktop, and mobile technologies, our build preparation software applications, Fabricate, Envision One RP and Viriprint, streamline the process of setting up prints and provides a cohesive, modern user interface and experience across our product portfolio. In addition to basic features such as automatic and custom support generation, part scaling and positioning, our software also enables the unique features of each of our additive manufacturing systems, such as the ability to configure the placement, and orientation of continuous fiber tape for Fiber, to adjust closed-cell infill for the Studio System, and to densely nest multiple parts into a build across all of our binder jetting, DLP, and CDLM platforms. These software applications natively read commonly used 3D CAD file formats as well as traditional 3D printing file formats, such as STLs.
Our systems also feature onboard, color touchscreen controls and a user-friendly experience consistent with our build preparation software applications. For our cloud-enabled systems, these onboard controls facilitate remote over-the-air updates delivered directly to the equipment, allowing for continuous improvement via new features and enhancements.
In addition, we are developing Live Sinter, a proprietary sintering process simulation software designed to improve part accuracy, reduce sintering support structures and associated costs and minimizing printing trial and error for powder metallurgy-based additive manufacturing processes. We introduced Live Sinter to customers in late 2020 as a companion software product for our Shop System and Production System solutions prior to broader commercialization efforts. This software dynamically simulates the results of the sintering process by leveraging a GPU-accelerated, multi-physics engine in combination with finite element analysis, or FEA, and artificial intelligence. It also automates the compensation of geometries for the distortion and shrinkage that typically occurs during sintering, further optimizing the printing process to create high-accuracy parts.
Customers
Our customers range from small and medium sized enterprises to Fortune 500 companies and represent a broad array of industries, including automotive, aerospace, healthcare, consumer products, heavy industry, machine design, research, and others. No single customer has accounted for more than 10% of our total revenue in 2020 or thus far in 2021.

Research and Development
The additive manufacturing market is undergoing rapid technological advancements across hardware, software, and materials. We invest significant resources into ongoing research and development programs, including $43.1 million in 2020 and $10.9 million thus far in 2021, because we believe our ability to maintain and extend our market position depends, in part, on breakthrough technologies that offer a unique value proposition for our customers and differentiation versus our competitors. Our research and development team, which is responsible for both the development of new products and improvements to our existing product portfolio, consists of talented and dedicated engineers, technicians, scientists, and professionals with experience from a wide variety of the world’s leading additive manufacturing, robotics, materials, and technology organizations. Our primary areas of focus in research and development include, but are not limited to:
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Printing technologies for metals, composites, polymers, ceramics, sand, biocompatible materials, elastomers and wood, focused on driving improvements to speed, ease of use, and part size;

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Binder and resin formulation to enhance the support for additional materials and new applications;

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Sintering technology and powder metallurgy techniques to increase materials compatibility and part quality;

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Powder processing technology to ensure reliable and repeatable printing at scale; and

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Simulation and artificial intelligence-based software tools to maximize part quality and accuracy.

Sales and Marketing
We sell our additive manufacturing solutions primarily through a global distribution network consisting of over 200 resellers, covering over 65 countries around the world. Our resellers purchase and resell our products to our customers, for whom they also perform installation, application engineering, and local support and maintenance services, with backup services provided by our internal applications engineering and support teams. Our resellers are overseen by Desktop Metal regional channel managers, and most operate on an exclusive basis with respect to the metal additive manufacturing technologies that we offer. Many resellers offer third-party digital manufacturing software and/or CNC machines in their respective regions, which provides an opportunity to cross-sell our additive manufacturing solutions to a broad, existing customer base that has purchased these other products. To augment the reach of our distribution network, we also intend to grow our direct sales efforts focused primarily on serving major accounts and expanding our footprint within multinational or Fortune 500 organizations.
Our marketing strategies are focused on supporting sales growth by (i) driving awareness; (ii) developing comprehensive sales and marketing content, tools, and campaigns for each stage of the sales process; and (iii) scaling those campaigns via our global distribution network. We drive awareness for Desktop Metal, our additive manufacturing solutions, and our customers’ successes through public relations and communications efforts that span mainstream, business, and trade press across the manufacturing sector generally and in key verticals such as automotive, aerospace, healthcare, consumer products, heavy industry and machine design. Our internal marketing team develops compelling, high-fidelity content in multiple formats and delivery methods to facilitate marketing campaigns and sales enablement.
Manufacturing and Suppliers
Depending on the platform and volume requirements, our hardware products are either manufactured in-house or via third-party contract manufacturers with international quality certifications, such as ISO 9001, ISO 13485, and ISO/TS 16949. We design the products and processes and internally manufacture initial engineering prototypes and low to medium volumes of products where applicable. Our internal manufacturing and supply chain teams work collaboratively with our engineering department, in-house manufacturing teams, and our third-party contract manufacturers to scale up the prototypes for commercialization through a phase gate product launch process. Our third-party contract manufacturers provide a variety of services including sourcing off-the-shelf components, manufacturing custom components/ assemblies, final product assembly and integration, end of line testing and quality assurance per our specifications. Key consumables used in various print processes, such as proprietary resins and binders, are developed and produced either in-house or with core partners to ensure protection of intellectual property and production that meets our formula and specifications.
Across our solutions, we initially manage the supply chain for key components and materials, and then set up supply agreements to ensure stable supply and redundancy where applicable. When working with third-party contract manufacturers, depending on the criticality of the component, our internal supply chain group may continue to manage the supplier relationship throughout the life of the product. In addition, commodity hardware items are managed by our contract manufacturers’ sourcing teams under a vendor list approved by us to leverage the buying power of their global scale. Commodity consumables are qualified and purchased directly from known industry leaders and provided to the customer to properly support equipment operation. Inventory levels are managed with our manufacturing partners to ensure an adequate supply is on hand to meet business forecasts with the ability to produce at multiple locations.
Intellectual Property
Our ability to drive innovation in the additive manufacturing market depends in part upon our ability to protect our core technology and intellectual property. We attempt to protect our intellectual property rights, both in the United States and abroad, through a combination of patent, trademark, copyright and trade secret laws, as well as nondisclosure and invention assignment agreements with our consultants and employees and through non-disclosure agreements with our vendors and business partners. Unpatented research, development, know-how and engineering skills make an important contribution to our business, but we pursue patent protection when we believe it is possible and consistent with our overall strategy for safeguarding intellectual property.
As of August 31, 2021, we own or co-own over 370 patents and pending patents. Desktop Metal’s patents and patent applications are directed to, among other things, additive manufacturing and related technologies.
Human Capital
Our employees are critical to our success. As of August 31, 2021, we had 842 employees. We also engage numerous consultants and contractors to supplement our permanent workforce. A majority of our employees are engaged in research and development and related functions. To date, we have not experienced any work stoppages and consider our relationship with our employees to be in good standing. None of our employees are subject to a collective bargaining agreement or represented by a labor union.
We believe that developing a diverse, equitable and inclusive culture is critical to continuing to attract and retain the top talent necessary for our long-term success and strategy. We value diversity at all levels and continue to focus on extending our diversity and inclusion initiatives across our entire workforce, including the expansion of individuals with diverse backgrounds in leadership.
Our principles of accountability, honesty, integrity and customer-focused, serve as our cultural pillars. We focus our efforts on creating a collaborative environment where our colleagues feel respected and valued.
We provide our employees with competitive compensation, opportunities for equity ownership and a robust employment package, including health care, disability and long-term planning insurance, retirement planning and paid time off. In addition, we regularly interact with our employees to gauge employee satisfaction and identify areas of focus.
Facilities
Desktop Metal’s corporate offices are located at 63 3rd Avenue, Burlington, Massachusetts, where we occupy approximately 60,000 rentable square feet under a lease that expires in 2024. We use these facilities primarily for manufacturing, research and development, sales, marketing and administration. In addition to our corporate headquarters, we also lease two smaller properties in Burlington, Massachusetts for warehousing, research and development, and prototyping.

We lease approximately 155,000 square feet of facilities used in operations, of which approximately 140,000 square feet is located in the United States, including our corporate headquarters. Other significant locations in the United States include Dearborn, Michigan and Plano, Texas. We also have international operations located in Germany and Belgium.
We believe the existing facilities are in good operating condition and adequate to meet our needs for the immediate future. We intend to procure additional space as we add employees and expand geographically, including internationally.
Government Regulations
We are subject to various laws, regulations and permitting requirements of federal, state and local authorities, including related to environmental, health and safety; anti-corruption and export controls. We believe that we are in material compliance with all such laws, regulations and permitting requirements.
Environmental Matters
We are subject to domestic and foreign environmental laws and regulations governing our operations, including, but not limited to, emissions into the air and water and the use, handling, disposal and remediation of hazardous substances. A certain risk of environmental liability is inherent in our production activities.
These laws and regulations govern, among other things, the generation, use, storage, registration, handling and disposal of chemicals and waste materials, the presence of specified substances in electrical products, the emission and discharge of hazardous materials into the ground, air or water, the cleanup of contaminated sites, including any contamination that results from spills due to our failure to properly dispose of chemicals and other waste materials and the health and safety of our employees. We are required to obtain environmental permits from governmental authorities for certain operations.
The export of our products internationally from our production facilities subjects us to environmental laws and regulations concerning the import and export of chemicals and hazardous substances such as TSCA and REACH. These laws and regulations require the testing and registration of some chemicals that we ship along with, or that form a part of, our systems and other products.
See “Risk Factors Relating to Desktop Metal’s Business — We are subject to environmental, health and safety laws and regulations related to our operations and the use of our additive manufacturing systems and consumable materials, which could subject us to compliance costs and/or potential liability in the event of non-compliance” for additional information about the environmental, health and safety laws and regulations that apply to our business.
Export and Trade Matters
We are subject to anti-corruption laws and regulations imposed by governments around the world with jurisdiction over our operations, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010, as well as the laws of the countries where we do business. We are also subject to various trade restrictions, including trade and economic sanctions and export controls, imposed by governments around the world with jurisdiction over our operations. For example, in accordance with trade sanctions administered by the Office of Foreign Assets Control and the U.S. Department of Commerce, we are prohibited from engaging in transactions involving certain persons and certain designated countries or territories, including Cuba, Iran, Syria, North Korea and the Crimea Region of Ukraine. In addition, our products are subject to export regulations that can involve significant compliance time and may add additional overhead cost to our products. In recent years the United States government has a renewed focus on export matters. For example, the Export Control Reform Act of 2018 and regulatory guidance thereunder have imposed additional controls and may result in the imposition of further additional controls, on the export of certain “emerging and foundational technologies.” Our current and future products may be subject to these heightened regulations, which could increase our compliance costs.
See “Risk Factors Relating to Desktop Metal’s Business — Failure of our global operations to comply with anti-corruption laws and various trade restrictions, such as sanctions and export controls, could have an adverse effect on our business” for additional information about the environmental, health and safety laws and regulations that apply to our business.
Competition
Desktop Metal has experienced, and expects to continue to experience, competition from a number of companies, including other vendors of additive manufacturing systems. A variety of additive manufacturing technologies compete with our proprietary technologies, including, but not limited to: binder jetting, FFF, DLP, SLA, selective laser sintering, or SLS, PBF, and directed energy deposition, or DED.
We believe that we provide the only additive manufacturing solutions addressing customer requirements around both productivity and ease of use. We are well-positioned to compete in our industry based on these core competencies and on the following competitive strengths:
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Highest rates of parts production among competing additive manufacturing systems for a given layer resolution, enabled by our proprietary SPJ, CDLM and Projection Array technologies;

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Extensive library of over 225 materials, including metals, composites, polymers, ceramics, sands, biocompatible materials, wood and elastomers, with additional materials in the process of qualification for use with our additive manufacturing systems;

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Cost-effective, industrial sintering technology designed to be office-friendly, easily serviceable by a global distribution network, and more gas and power efficient than industrial sintering equipment;

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Integrated software experiences with a cohesive, modern user interface for efficient print preparation and simplified system operations; and

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Global distribution capabilities in over 65 countries around the world, featuring world-class levels of support and applications engineering services.

In addition, our broad product portfolio offers customers a variety of capabilities and price points that can scale with customer needs, and we believe that this enables us to compete across a wide range of vertical markets. It also eliminates the need for customers to source products for different applications from multiple third-party vendors, giving us a significant market advantage relative to vendors with a more limited product portfolio.
We also compete with established organizations selling conventional manufacturing solutions and services, such as casting, injection molding, forming, extrusion and CNC machining. Such businesses typically primarily address volume production applications. We believe we compete favorably against such offerings and are well-positioned to drive adoption of additive manufacturing given the benefits our solutions provide around lead time reductions, improved design flexibility and performance, supply chain efficiencies, and part costs, which we expect to decrease over time as our technologies and system productivity improves as a result of our research and development efforts.
Legal Proceedings
We are from time to time subject to various claims, lawsuits and other legal and administrative proceedings arising in the ordinary course of business. Some of these claims, lawsuits and other proceedings may involve highly complex issues that are subject to substantial uncertainties, and could result in damages, fines, penalties, non-monetary sanctions or relief. We recognize provisions for claims or pending litigation when we determine that an unfavorable outcome is probable and the amount of loss can be reasonably estimated. Due to the inherent uncertain nature of litigation, the ultimate outcome or actual cost of settlement may materially vary from estimates. While the outcome of these claims cannot be predicted with certainty, management does not believe that the outcome of any current legal proceedings will have a material adverse impact on Desktop Metal’s condensed consolidated financial statements.

MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS OF DESKTOP METAL
You should read the following discussion and analysis of financial condition and results of operations together with the consolidated financial statements and the related notes and other financial information of Desktop Metal included elsewhere in this proxy statement/prospectus. Some of the information contained in this discussion and analysis contains forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth in the section of the prospectus captioned “Risk Factors” and elsewhere in this proxy statement/prospectus, actual results may differ materially from those anticipated in these forward-looking statements.
References to “we,” “us” and “our” in this section captioned “Management’s Discussion & Analysis of Financial Condition and Results of Operations of Desktop Metal” refer solely to Desktop Metal and its consolidated subsidiaries.
Business Overview
Desktop Metal is pioneering a new generation of additive manufacturing technologies focused on the production of end-use parts. We offer a comprehensive portfolio of integrated additive manufacturing solutions comprising hardware, software, materials, parts, and services with support for metals, composites, polymers, ceramics, sands, and biocompatible materials. Our solutions span use cases across the product life cycle, from product development to mass production and aftermarket operations, and they address an array of industries, including automotive, aerospace, healthcare and dental, consumer products, heavy industry, general machinery and machine components and research and development.
Our growth strategy begins with a commitment to research and development. Since our founding in 2015, we have invested significant resources in research and development, including $26.5 million thus far in 2021, towards building an extensive portfolio of proprietary and differentiated technologies with a focus on making additive manufacturing an easy-to-use, economic and scalable solution. These technologies represent the cornerstones of our future product introductions and are critical to enhancing our existing offerings, and we have over 370 registered patents or pending patent applications. Our additive manufacturing platforms, which leverage these technologies for the production of end-use parts, enable businesses to address their specific goals through a range of solutions that span multiple price points, throughput levels and operating environments.
These platforms enable customers to adopt additive manufacturing across new applications where conventional manufacturing has customarily held cost and volume advantages by offering breakthrough print speeds, competitive part costs, accessible workflows and software, turnkey solutions, and support for over 225 qualified materials, the sale of which represent a recurring revenue stream from customers of our additive manufacturing systems in addition to system consumables and other services, such as installation, training and technical support. Across printers, parts and materials, we intend to continue investing resources to develop advances and new technologies that allow us to serve a broader customer base and reach new verticals, thereby expanding our addressable market and driving adoption of additive manufacturing for the volume production of end-use parts.
We leverage our core competencies in technology innovation and product development by marketing and selling our additive manufacturing solutions through a leading global distribution network, managed and augmented by our own internal sales and marketing teams. This distribution network covers over 65 countries around the world and is composed of sales professionals with decades of experience in digital manufacturing technologies. Similarly, in addition to manufacturing a subset of our additive manufacturing systems in-house, our internal manufacturing and supply chain teams work collaboratively with both our internal engineering department and third-party contract manufacturers to scale up initial prototypes for commercialization and volume commercial shipments. Together, our distribution network and manufacturing approach allow us to produce, sell and service our products at-scale in global markets and creates substantial operating leverage as we execute our strategy.

Operating Results
For the three and six months ended June 30, 2021, we recognized revenues of $19.0 million and $30.3 million, respectively, and incurred net losses of $43.2 million and $102.3 million, respectively. For the six months ended June 30, 2020, we used cash in operating activities of $72.1 million. We ended the period with $514.5 million of cash, cash equivalents, and short-term investments. In December 2020, we completed the Trine Business Combination, receiving $534.6 million net cash proceeds, and during the first three months of 2021, the public warrants were exercised, generating $170.7 million of net cash proceeds, both of which we expect to support our operations and investments in the near term. As of June 30, 2021, we had $188.2 million in cash and cash equivalents, $326.3 million in short-term liquid investments, and current liabilities of $41.5 million.
For the year ended December 31, 2020, we recognized revenues of $16.5 million and used cash in operating activities of $80.6 million, and we ended the year with $595.4 million of cash, cash equivalents, and short-term investments. We incurred a net loss of $34.0 million for the year ended December 31, 2020. In December 2020, we completed the Trine Business Combination, receiving $534.6 million net cash proceeds, which we expect to support our operations and investments in the near term.
Recent Developments
Trine Merger
On December 9, 2020, we consummated the Trine Business Combination. Cash proceeds of the Trine Business Combination were funded through a combination of Trine’s $305 million of cash held in trust, net of redemptions of $0.3 million, and an aggregate of $275 million in gross proceeds to us from the sale of shares of our Class A common stock in a private placement in connection with the Trine Business Combination, or the PIPE financing. Our cash on hand after giving effect to these transactions will be used for general corporate purposes, including advancement of our product development efforts. We also intend to use the proceeds to acquire other companies or technologies in the additive manufacturing industry.
The Trine Business Combination was accounted for as a reverse recapitalization. Desktop Metal prior to the Trine Business Combination (“Legacy Desktop Metal”) has been determined to be the accounting acquirer based on the following facts and circumstances:
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Legacy Desktop Metal’s shareholders have majority of the voting power in Desktop Metal;

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Legacy Desktop Metal has the ability to appoint a majority of the board of directors of Desktop Metal;

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Legacy Desktop Metal’s existing management comprises the management of Desktop Metal;

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Legacy Desktop Metal comprises the ongoing operations of Desktop Metal;

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Legacy Desktop Metal is the larger entity based on historical revenues and business operations; and

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Desktop Metal assumed Legacy Desktop Metal’s name.

Under this method of accounting, Trine is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Trine Business Combination is treated as the equivalent of Legacy Desktop Metal issuing stock for the net assets of Trine, accompanied by a recapitalization, and the historical financial statements of Legacy Desktop Metal became the historical financial statements of our company upon the closing of the Trine Business Combination.
EnvisionTEC Acquisition
On February 16, 2021, pursuant to the Purchase Agreement and Plan of Merger dated January 14, 2021, we consummated the EnvisionTEC Acquisition. The Company paid consideration of $143.8 million in cash and issued 5,036,142 Class A common shares with a fair value of $159.8 million as of the close of business on the acquisition date. In connection with the transaction, Desktop Metal also agreed to grant restricted stock awards totaling 475,848 shares of Class A common stock to key EnvisionTEC employees. These restricted stock awards were granted on August 12, 2021.

Desktop Health
On March 15, 2021, we announced the launch of Desktop Health, a new business focused on accelerating the growth of additive manufacturing solutions for dental, orthodontic, otolaryngology and dermatology applications. Enabled by Desktop Metal’s proprietary technology infrastructure for end-use parts production, including high-speed photopolymer, metal binder jetting and bioprinting additive manufacturing technologies combined with an extensive library of advanced materials, Desktop Health’s mission is to create advanced, patient-specific solutions in the medical field.
Trine Warrants
On April 12, 2021, the Staff of the SEC issued the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Staff Statement”). The Staff Statement discussed “certain features of warrants issued in SPAC transactions” that “may be common across many entities.” The Staff Statement indicated that when one or more of such features is included in a warrant, the warrant “should be classified as a liability measured at fair value, with changes in fair value each period reported in earnings.” The Company has concluded that the Private Placement Warrants are to be classified as a liability measured at fair value on the Company’s consolidated balance sheet upon the Trine Business Combination on December 9, 2020, with subsequent changes in fair value reported in our statement of operations each reporting period. Effective March 2, 2021, all Private Placement Warrants were exercised and there was no outstanding warrant liability.
Adaptive 3D Acquisition
On May 7, 2021, we, Diamond US Merger Sub, Inc., Diamond US LLC, Adaptive 3D Holdings, Inc., or Adaptive 3D, and Fortis Advisor LLC entered into an Agreement and Plan of Merger, or the A3D Merger Agreement, pursuant to which we acquired Adaptive 3D. The total purchase price was $61.8 million, consisting of $24.1 million paid in cash and 3,133,276 Desktop Metal Class A common shares with a fair value of $37.7 million as of the close of business on the acquisition date.
Beacon Bio Acquisition
On June 10, 2021, we entered into a Share Purchase Agreement with Beacon Bio, Inc., pursuant to which we acquired all outstanding securities of Beacon Bio, Inc. for an aggregate purchase price of $10.4 million, consisting of $6.1 million paid in cash and $4.3 million in fully vested restricted stock units for shares of our Class A common stock, subject to certain adjustments and contingencies.
Aerosint Acquisition
On June 24, 2021, we entered into a Share Purchase Agreement with DM Belgium BV/SRL, Aerosint SA, or Aerosint, the sellers named therein and representatives of such sellers, pursuant to which we acquired all outstanding securities of Aerosint. The total purchase price was $17.7 million, consisting of $6.2 million paid in cash and 879,922 Desktop Metal Class A common shares with a fair value of $11.5 million as of the close of business on the acquisition date.
Dental Arts Laboratories Acquisition
On July 30, 2021, we acquired Dental Arts Laboratories, Inc. (“Dental Arts Laboratories”), pursuant to a Stock Purchase Agreement of the same date. The aggregate purchase price for the Dental Arts Laboratories acquisition was $37.4 million, consisting of $26.3 million paid in cash restricted stock units equal to a number of shares of Common Stock determined by dividing $11.0 million by the closing price of our Common Stock on the date immediately preceding the closing date, which are subject to a four-year vesting period and continuing employment.
Aidro Acquisition
On September 7, 2021, we acquired A.I.D.R.O Srl (“Aidro”) pursuant to a Stock Purchase Agreement dated July 2, 2021. The aggregate purchase price for the Aidro acquisition was $8.8 million, consisting of

$5.6 million paid in cash and restricted stock units equal to a number of shares of Common Stock determined by dividing $3.2 million by the closing price of our Common Stock on the date immediately preceding the closing date, which are subject to a four-year vesting period and continuing employment.
COVID-19
In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. It is not possible to accurately predict the full impact of the COVID-19 pandemic on our business, financial condition and results of operations due to the evolving nature of the COVID-19 pandemic and the extent of its impact across industries and geographies and numerous other uncertainties. For example, we face uncertainties about the duration and spread of the outbreak, additional actions that may be taken by governmental entities, and the impact it may have on the ability of us, our customers, our suppliers, our manufacturers and our other business partners to conduct business. Governments in affected regions have implemented, and may continue to implement, safety precautions which include quarantines, travel restrictions, business closures, cancellations of public gatherings and other measures as they deem necessary. Many organizations and individuals, including our company and employees, are taking additional steps to avoid or reduce infections, including limiting travel and staying home from work. These measures are disrupting normal business operations and have had significant negative impacts on businesses and financial markets worldwide. We continue to monitor our operations and government recommendations and have made modifications to our normal operations because of the COVID-19 pandemic, including requiring most non-engineering or operations-related team members to work remotely, utilizing heightened cleaning and sanitization procedures, implementing new health and safety protocols and reducing non-essential travel.
The COVID-19 pandemic has caused us to experience several adverse impacts, including extended sales cycles to close new orders for our products, delays in shipping and installing orders due to closed facilities and travel limitations and delays in collecting accounts receivable. The rapid development and uncertainty of the impacts of the COVID-19 pandemic precludes any prediction as to the ultimate adverse impact of the COVID-19 pandemic on our business. However, the COVID-19 pandemic, and the measures taken to contain it, present material uncertainty and risk with respect to our performance and financial results. In particular, businesses across an array of vertical markets are temporarily reducing capital expenditure budgets globally as they seek to preserve liquidity to ensure the longevity of their own operations, which in turn may lead to reductions in purchases of our additive manufacturing solutions. Further, office closures may prevent organizations from reaching typical utilizations of our additive manufacturing solutions, resulting in reductions in purchases of consumable materials. Additionally, the COVID-19 pandemic may contribute to facility closures at our third-party contract manufacturers and key suppliers, causing delays and disruptions in product manufacturing, which could affect our ability to ship products purchased by our customers in a timely manner. Disruptions in the capital markets as a result of the COVID-19 pandemic may also adversely affect our business if these impacts continue for a prolonged period and we need additional liquidity.
In the long-term, we believe that the COVID-19 pandemic will encourage organizations to reassess their supply chain structure and may accelerate their adoption of solutions such as additive manufacturing, which could allow for greater flexibility and a reduced reliance on overseas manufacturing.
Key Factors Affecting Operating Results
We believe that our performance and future success depend on many factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in “Risk Factors” section of this proxy statement/prospectus.
Commercial Launch of Products
Several of our products began commercial shipments in late 2020 and early 2021, with more in the late stages of development and scheduled to begin commercial shipments in 2021. Prior to commercialization, we must complete final testing and manufacturing ramp-up of these products at our third-party contract manufacturers. Any delays in successful completion of these steps may impact our ability to generate revenue from these products.

Adoption of our Additive Manufacturing Solutions
We believe the world is at an inflection point in the adoption of additive manufacturing solutions and that we are well-positioned to take advantage of this opportunity across an array of industries due to our proprietary technologies and global distribution capabilities. We expect that our results of operations, including revenue and gross margins, will fluctuate for the foreseeable future as businesses continue to shift away from conventional manufacturing processes towards additive manufacturing for end-use parts. Our turnkey and volume production solutions are designed to empower businesses to realize the full benefits of additive manufacturing at-scale, including geometric and design flexibility, mass customization and supply chain engineering, among others. The degree to which potential and current customers recognize these benefits and invest in our solutions will affect our financial results.
Pricing, Product Cost and Margins
Our comprehensive portfolio of additive manufacturing solutions spans multiple price points, materials, throughput levels, operating environments and technologies to enable customers to find the solution that achieves their specific goals. We also expect to commercialize additional previously announced products over the course of 2021. Pricing for these products may vary by region due to market-specific supply and demand dynamics and product lifecycles, and sales of certain products have, or are expected to have, higher gross margins than others. As a result, our financial performance depends, in part, on the mix of products we sell during a given period. In addition, we are subject to price competition, and our ability to compete in key markets will depend on the success of our investments in new technologies and cost improvements as well as our ability to efficiently and reliability introduce cost-effective additive manufacturing solutions for our customers.
Continued Investment and Innovation
We believe that we are a leader in mass production and turnkey additive manufacturing solutions, offering breakthrough technologies that enable high throughput and ease-of-use through our broad product portfolio. Our performance is significantly dependent on the investment we make in our research and development efforts and on our ability to be at the forefront of the additive manufacturing industry. It is essential that we continually identify and respond to rapidly evolving customer requirements, develop and introduce innovative new products, enhance existing products and generate customer demand for our solutions. We believe that investment in our additive manufacturing solutions will contribute to long-term revenue growth, but it may adversely affect our near-term profitability.
Acquisitions and Transaction-Related Costs
As part of our growth strategy, we intend to continue to acquire or make investments in other business, patents, technologies, products or services. Our growth relies heavily on the successful integration of acquired companies, including our ability to realize the anticipated business opportunities from combining operations in an efficient and effective manner. We expect that the results of our operations will fluctuate as we continue to integrate these businesses, and the technologies, products, and services that they offer. Additionally, our results of operations will be impacted by non-recurring transaction-related costs, including integration costs, associated with these acquisitions.
Components of Results of Operations
Revenue
The majority of our revenue results from the sales of products, including our additive manufacturing systems and embedded on-device software and related consumables. Product revenue is recognized upon transfer of control to the customer, which generally takes place at the point of shipment. We also generate a portion of our revenue from software and support services. Software revenue is recognized (i) in the case of on-device software, upon transfer of control to the customer, which generally takes place upon shipment, and (ii) in the case of cloud-based software, which is primarily sold through one-year annual contracts, ratably over the term of the agreement. Revenue from support services for our additive manufacturing systems is primarily generated through one-year annual contracts and is recognized ratably over the term of the agreement.
We generate revenue and deliver products and services principally through sales to resellers, who purchase and resell our products and also provide installation and support services for our additive manufacturing solutions to end-users. Occasionally and for certain products (and related consumables, software and support services), we generate revenue from and deliver services to our customers directly.
Cost of Revenue
Our cost of revenue consists of the cost of products and cost of services. Cost of products includes the manufacturing cost of our additive manufacturing systems and consumables, which primarily consists of amounts paid to our third-party contract manufacturers and suppliers and personnel-related costs directly associated with manufacturing operations. Cost of services includes personnel-related costs directly associated with the provision of support services to our customers, which include engineers dedicated to remote support as well as, training, support and the associated travel costs. Our cost of revenues also includes depreciation and amortization, cost of spare or replacement parts, warranty costs, excess and obsolete inventory and shipping costs, and an allocated portion of overhead costs. We expect cost of revenue to increase in absolute dollars in future periods as we expect our revenues to continue to grow.
Gross Profit and Gross Margin
Our gross profit is calculated based on the difference between our revenues and cost of revenues. Gross margin is the percentage obtained by dividing gross profit by our revenue. Our gross profit and gross margin are, or may be, influenced by a number of factors, including:
•
Market conditions that may impact our pricing

•
Product mix changes between established products and new products;

•
Growth in our installed customer base or changes in customer utilization of our additive manufacturing systems, which affects sales of our consumable materials and may result in excess or obsolete inventories; and

•
Our cost structure for manufacturing operations, including contract manufacturers, relative to volume, and our product support obligations.

Research and Development
Our research and development expenses represent costs incurred to support activities that advance the development of innovative additive manufacturing technologies, new product platforms and consumables, as well as activities that enhance the capabilities of our existing product platforms. Our research and development expenses consist primarily of employee-related personnel expenses, prototypes, design expenses, consulting and contractor costs and an allocated portion of overhead costs. We expect research and development costs will increase on an absolute dollar basis over time as we continue to invest in advancing our portfolio of additive manufacturing solutions.
Sales and Marketing
Sales and marketing expenses consist primarily of employee-related costs for individuals working in our sales and marketing departments, third party commissions, costs related to trade shows and events and an allocated portion of overhead costs. We expect our sales and marketing costs will increase on an absolute dollar basis as we expand our headcount, initiate new marketing campaigns and launch new product platforms.

General and Administrative
General and administrative expenses consist primarily of personnel-related expenses associated with our executive, finance, legal, information technology and human resources functions, as well as professional fees for legal, audit, accounting and other consulting services, and an allocated portion of overhead costs. We expect our general and administrative expenses will increase on an absolute dollar basis as a result of operating as a public company, including expenses necessary to comply with the rules and regulations applicable to companies listed on a national securities exchange and related to compliance and reporting obligations pursuant to the rules and regulations of the SEC, as well as increased expenses for general and director and officer insurance, investor relations, and other administrative and professional services. In addition, we expect to incur additional costs as we hire additional personnel and enhance our infrastructure to support the anticipated growth of the business.
Change in Fair Value of Warrant Liability
Change in fair value of warrant liability represents the mark-to-market fair value adjustments to the outstanding Private Placement Warrants assumed as part of the Trine Business Combination on December 9, 2020. The change in fair value is primarily the result of the change in the underlying stock price of the Company’s stock used in the Black-Scholes valuation model. The warrant liability was measured at fair value initially on December 9, 2020 and will be remeasured at the end of each reporting period and upon exercise. As of March 2, 2021, all Private Placement Warrants were exercised and there was no outstanding warrant liability.
Interest Expense
Interest expense includes cash interest related to our term loan as well as amortization of deferred financing fees and costs.
Interest and Other Income, Net
Interest and other income, net includes interest earned on deposits and short-term investments and gains and losses on investments.
Income Taxes
Our income tax provision consists of an estimate for U.S. federal and state and foreign income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities and changes in tax law. Due to cumulative losses, we maintain a valuation allowance against our U.S., state and foreign deferred tax assets. We recognized an income tax benefit of $0.9 million related to the acquisition of acquired technology.
Results of Operations
Comparison of the three months ended June 30, 2021 and June 30, 2020
Revenue
The following table presents the revenue of each of our revenue streams, as well as the percentage of total revenue and change from the prior year.
	For the Three Months Ended June 30,
	2021		2020		Change in Revenues
(Dollars in thousands)	Revenue	% of Total	Revenue	% of Total	$	%
Products Revenue	$17,560	93%	$1,531	70%	$16,029	1,047%
Services Revenue	1,417	7%	658	30%	759	115%
Total Revenue	$18,977	100%	$2,189	100%	$16,788	767%

Total revenue for the three months ended June 30, 2021 and 2020 was $19.0 million and $2.2 million, respectively, an increase of $16.8 million, or 767%. The increase in total revenue was attributable to an increase in revenue from both products and services.
We sold more products during the three months ended June 30, 2021 as compared to the three months ended June 30, 2020, leading to an approximately 1,047% increase in product revenue. This was primarily the result of an increase in unit shipments across a more varied product mix during the second quarter and additional revenue in connection with acquisitions during the three months ended June 30, 2021 compared to the same period in 2020. For the three months ended June 30, 2020, we experienced decreased customer demand and longer sales cycles resulting from the COVID-19 pandemic. Additionally, as a result of customer facilities closures associated with the COVID-19 pandemic, we experienced delays in shipments and installation as well as decreased utilization of our installed products, leading to a decrease in sales of consumable materials.
Services revenue increased during the three months ended June 30, 2021, as compared to the three months ended June 30, 2020, primarily due to an increase in support and installation revenue from increased shipments during the period.
The following table presents revenue by geographic region, as well as the percentage of total revenue and change from the prior period.
	For the Three Months Ended June 30,
	2021		2020		Change in Revenues
(Dollars in thousands)	Revenue	% of Total	Revenue	% of Total	$	%
Americas	$11,401	60%	$895	41%	$10,506	1,174%
EMEA (Europe, the Middle East and Africa)	4,150	22%	967	44%	329	729%
APAC (Asia-Pacific)	3,426	18%	327	15%	3,099	948%
Total Revenue	$18,977	100%	$2,189	100%	$16,788	767%
Total revenue increased during the three months ended June 30, 2021 compared to the three months ended June 30, 2020, due to an increase in unit shipments in all regions across a more varied product mix and additional revenue in connection with acquisitions. Overall, there was an increased customer demand during the period ended June 30, 2021. Customer demand was lower during the three months ended June 30, 2020 as a result of the COVID-19 pandemic.
Cost of Sales
Total cost of sales during the three months ended June 30, 2021 and 2020 was $16.6 million and $10.5 million, respectively, an increase of $6.1 million or 58%. The increase in total cost of sales was driven primarily by an increase in product cost of sales, which resulted from greater product sales. Additionally, cost of sales increased $2.2 million due to amortization from intangible assets acquired in the EnvisionTEC acquisition that is included in cost of sales.
Gross Loss and Gross Margin
The following table presents gross loss by revenue stream, as well as change in gross loss dollars from the prior period.
	For the Three Months Ended June 30,
	2021	2020	Change in Gross Profit
(Dollars in thousands)	Gross Profit (Loss)		$	%
Products	$2,070	$(7,841)	$9,911	126%
Services	302	(488)	750	167%
Total	$2,372	$(8,289)	$10,661	129%

Total gross profit (loss) during the three months ended June 30, 2021 and 2020 was $2.4 million and ($8.3) million, respectively. The increase in gross profit of $10.7 million is driven by scaling revenue to improve absorption of fixed costs and a more favorable product mix sold, including products in connection with acquisitions, during the three months ended June 30, 2021, compared to the same period in 2020.
The following table presents gross margin by revenue stream, as well as the change in gross margin from the prior period.
	For the Three Months Ended June 30,
	2021	2020	Change in Gross Margin
(Dollars in thousands)	Gross Margin		Percentage Points	%
Products	12%	(512)%	5.24	102%
Services	21%	(68)%	0.89	131%
Total	12%	(379)%	3.91	103%
Total gross margin for the three and six months ended June 30, 2021 and 2020 was 12% and (379)%, respectively. The increase in total gross margin was primarily due to the increase in gross margin from our product revenue, which resulted from a lower product cost for units shipped in the three months ended June 30, 2021 as compared to the three months ended three and six months ended June 30, 2020. In addition, we incurred significant charges in products cost of goods sold related to obsolete inventory parts in the three months ended June 30, 2020; similar charges were not incurred in the three months ended June 30, 2021.
Research and Development
Research and development expenses during the three months ended June 30, 2021 and 2020 were $15.7 million and $9.8 million, respectively, an increase of $5.9 million, or 60%. The increase in research and development expenses was due in part to 2021 acquisitions, which added $1.7 million. Compensation costs increased $2.1 million due to headcount growth required to support new product development and existing product enhancements. Additionally, engineering consulting costs, which were lowered during the three months ended June 30, 2020 due to the COVID-19 pandemic, increased significantly as efforts continue on new product development and existing product enhancements.
Sales and Marketing
Sales and marketing expenses during the three months ended June 30, 2021 and 2020 were $10.9 million and $3.0 million, respectively, an increase of $7.9 million, or 263%. The increase in sales and marketing expenses was primarily due to increased expense related to acquired entities of $3.2 million. In addition, compensation costs increased $2.2 million due to headcount growth and higher commission expenses in line with the increase in sales. Additionally, there was growth in marketing program spend driven primarily by the commercialization of new products and related marketing efforts.
General and Administrative
General and administrative expenses during the three months ended June 30, 2021 and 2020 were $13.1 million and $3.0 million, respectively, an increase of $10.1 million, or 337%. The increase in general and administrative expenses was primarily due to $5.1 million of professional fees incurred as a result of merger and acquisition activity and costs related to operating as a public company. Additionally, compensation costs increased by $3.0 million, related to hiring to support public company requirements and director and officer insurance increased by $1.0 million as a public company.
In-Process Research and Development Assets Acquired
In-process research and development assets acquired during the three months ended June 30, 2021 were $10.2 million, compared to no expense for in-process research and development assets acquired during the three months ended June 30, 2020. The increase is attributable to the Beacon Bio acquisition, in which the company paid $10.2 million in cash and share consideration. As the acquired in-process research and development assets were deemed to have no current or alternative future use, the entire amount was recognized as expense in the consolidated statement of operations for the three months ended June 30, 2021.
Change in Fair Value of Warrant Liability
Change in fair value of warrant liability during the three months ended June 30, 2021, and 2020, were a $56.6 million loss and $0, respectively. The decrease in fair value is the result of the remeasurement of the Private Placement Warrant liability prior to the cashless exercise of the Private Placement Warrants. The warrant liability increased $56.6 million as a result of the remeasurement, which resulted in the $56.6 million loss. As of March 2, 2021, all Private Placement Warrants were exercised and there was no outstanding warrant liability.
Interest Expense
Interest expense during the three months ended June 30, 2021 and 2020 was $0.1 million in both periods.
Interest and Other Income, Net
Interest and other income, net during the three months ended June 30, 2021 and 2020 and was $0.3 million in both periods.
Income Taxes
We recorded an income tax benefit of $4.3 million during the three months ended June 30, 2021 compared to no provision for the three months ended June 30, 2020. The increase was due to the partial release of the valuation allowance related to the deferred tax liability acquired in the Adaptive 3D acquisition.
We have provided a valuation allowance for all of our deferred tax assets as a result of our historical net losses in the jurisdictions in which we operate, except for Germany. We continue to assess our future taxable income by jurisdiction based on our recent historical operating results, the expected timing of reversal of temporary differences, various tax planning strategies that we may be able to enact in future periods, the impact of potential operating changes on our business and our forecast results from operations in future periods based on available information at the end of each reporting period. To the extent that we are able to reach the conclusion that deferred tax assets are realizable based on any combination of the above factors in a single, or multiple, taxing jurisdictions, a reversal of the related portion of our existing valuation allowances may occur.
Comparison of the six months ended June 30, 2021 and June 30, 2020
Revenue
The following table presents the revenue of each of our revenue streams, as well as the percentage of total revenue and change from the prior year.
	For the Six Months Ended June 30,
	2021		2020		Change in Revenues
(Dollars in thousands)	Revenue	% of Total	Revenue	% of Total	$	%
Products Revenue	$27,871	92%	$4,225	76%	$23,646	560%
Services Revenue	2,419	8%	1,349	24%	1,070	79%
Total Revenue	$30,290	100%	$5,574	100%	$24,716	443%
Total revenue for the six months ended June 30, 2021 and June 30, 2020 was $30.3 million and $5.6 million, respectively, an increase of $24.7 million, or 443%. The increase in total revenue was attributable to an increase in revenue from both products and services.

We sold more products during the six months ended June 30, 2021 as compared to the six months ended June 30, 2020, leading to an approximately 560% increase in product revenue. This was primarily the result of an increase in unit shipments across a more varied product mix during the period and additional revenue in connection with acquisitions during the six months ended June 30, 2021 compared to the same period in 2020. For the six months ended June 30, 2020, we experienced decreased customer demand and longer sales cycles resulting from the COVID-19 pandemic. Additionally, as a result of customer facilities closures associated with the COVID-19 pandemic, we experienced delays in shipments and installation as well as decreased utilization of our installed products, leading to a decrease in sales of consumable materials.
Services revenue increased during the six months ended June 30, 2021, as compared to the six months ended June 30, 2020, primarily due to an increase in support and installation revenue from increased shipments during the period.
The following table presents revenue by geographic region, as well as the percentage of total revenue and change from the prior period.
	For the Six Months Ended June 30,
	2021		2020		Change in Revenues
(Dollars in thousands)	Revenue	% of Total	Revenue	% of Total	$	%
Americas	$17,960	59%	$2,124	38%	$15,836	746%
EMEA	6,892	23%	2,818	51%	4,074	145%
APAC	5,483	18%	632	11%	4,806	760%
Total Revenue	$30,290	100%	$5,574	100%	$24,716	443%
Total revenue increased during the six months ended June 30, 2021 compared to the six months ended June 30, 2020, due to an increase in unit shipments in all regions across a more varied product mix and additional revenue in connection with acquisitions. Overall, there was an increased customer demand during the period ended June 30, 2021. Customer demand was lower during the three months ended June 30, 2020 as a result of the COVID-19 pandemic.
Cost of Sales
Total cost of sales during the six months ended June 30, 2021 and June 30, 2020 was $28.5 million and $16.7 million, respectively, an increase of $11.8 million or 71%. The increase in total cost of sales was driven primarily by an increase in product cost of sales, which resulted from greater product sales. Additionally, costs of sales increased $3.3 million due to amortization from intangible assets acquired in the EnvisionTEC acquisition that is included in cost of sales.
Gross Loss and Gross Margin
The following table presents gross loss by revenue stream, as well as change in gross loss dollars from the prior period.
	For the Six Months Ended June 30,
	2021	2020	Change in Gross Profit
(Dollars in thousands)	Gross Profit (Loss)		$	%
Products	$1,894	$(10,188)	$12,082	119%
Services	(109)	(920)	811	88%
Total	$1,785	$(11,108)	$12,893	116%
Total gross profit (loss) during the six months ended June 30, 2021 and June 30, 2020 was $1.8 million and ($11.1) million, respectively. The increase in gross profit (loss) of $12.9 million is driven by scaling revenue to improve absorption of fixed overhead costs and a more favorable product mix sold, including products in connection with acquisitions, during the six months ended June 30, 2021 compared to the same period in 2020.

The following table presents gross margin by revenue stream, as well as the change in gross margin from the prior period.
	For the Six Months Ended June 30,
	2021	2020	Change in Gross Margin
(Dollars in thousands)	Gross Margin		Percentage Points	%
Products	7%	(241)%	2.48	103%
Services	(5)%	(68)%	0.63	93%
Total	6%	(199)%	2.05	103%
Total gross margin for the six months ended June 30, 2021 and June 30, 2020 was 6% and (199)%, respectively. The increase in total gross margin was primarily due to the increase in gross margin from our product revenue, which resulted from a lower product cost for units shipped in the six months ended June 30, 2021 as compared to six months ended June 30, 2020. In addition, we incurred significant charges in product cost of goods sold related to obsolete inventory parts in the six months ended June 30, 2020; similar charges were not incurred in the six months ended June 30, 2021.
Research and Development
Research and development expenses during the six months ended June 30, 2021 and 2020 were $26.5 million and $22.2 million, respectively, an increase of $4.3 million, or 19%. The increase in research and development expenses was due in part to 2021 acquisitions, which added $2.4 million, mainly due to amortization of acquired technology. Additionally, compensation costs increased $1.6 million due to headcount growth and increased utilization of manufacturing and operations resources on engineering projects.
Sales and Marketing
Sales and marketing expenses during the six months ended June 30, 2021 and 2020 were $16.3 million and $7.5 million, respectively, an increase of $8.8 million, or 117%. The increase in sales and marketing expenses was primarily due to increased expense related to acquired entities of $4.6 million. In addition to acquisitions, compensation costs increased $2.8 million due to headcount growth and higher commissions expenses in line with the increase in sales. Additionally, there was growth in marketing program spend driven primarily by the commercialization of new products and related marketing efforts.
General and Administrative
General and administrative expenses during the six months ended June 30, 2021 and 2020 were $27.0 million and $5.6 million, respectively, an increase of $21.4 million, or 382%. The increase in general and administrative expenses was primarily due to $13.7 million of professional fees incurred as a result of merger and acquisition activity and costs related to operating as a public company. Additionally, compensation costs increased by $4.6 million, related to hiring to support public company requirements and director and officer insurance expense increased by $2.0 million as a public company.
In-Process Research and Development Assets Acquired
In-process research and development assets acquired during the six months ended June 30, 2021 were $10.2 million, compared to no expense for in-process research and development assets acquired during the six months ended June 30, 2020. The increase is attributable to the Beacon Bio acquisition, in which the company paid $10.2 million in cash and share consideration. As the acquired in-process research and development assets were deemed to have no current or alternative future use, the entire amount was recognized as expense in the consolidated statement of operations for the three months ended June 30, 2021.
Change in Fair Value of Warrant Liability
Change in fair value of warrant liability during the six months ended June 30, 2021 and 2020, were a $56.6 million loss and $0, respectively. The decrease in fair value is the result of the remeasurement of the

Private Placement Warrant liability prior to the cashless exercise of the Private Placement Warrants. The warrant liability increased $56.6 million as a result of the remeasurement, which resulted in the $56.6 million loss. As of March 2, 2021, all Private Placement Warrants were exercised and there was no outstanding warrant liability.
Interest Expense
Interest expense during the six months ended June 30, 2021 and 2020 was $0.1 million and $0.2 million, respectively, a decrease of $0.1 million. Interest expense decreased primarily due to the payoff of the term loan in June 2021.
Interest and Other Income, Net
Interest and other income, net during the six months ended June 30, 2021 and 2020 and was $0.6 million and $0.9 million, respectively, a decrease of $0.3 million, or 33%. Interest income decreased primarily due to a decrease in cash available for investment.
Income Taxes
We recorded an income tax benefit of $32.2 million during the six months ended June 30, 2021 compared to no provision for the six months ended June 30, 2020. The increase was due to the partial release of the valuation allowance related to the deferred tax liability acquired in the EnvisionTEC and Adaptive 3D acquisitions.
We have provided a valuation allowance for all of our deferred tax assets as a result of our historical net losses in the jurisdictions in which we operate, except for Germany. We continue to assess our future taxable income by jurisdiction based on our recent historical operating results, the expected timing of reversal of temporary differences, various tax planning strategies that we may be able to enact in future periods, the impact of potential operating changes on our business and our forecast results from operations in future periods based on available information at the end of each reporting period. To the extent that we are able to reach the conclusion that deferred tax assets are realizable based on any combination of the above factors in a single, or multiple, taxing jurisdictions, a reversal of the related portion of our existing valuation allowances may occur.
Comparison of the years ended December 31, 2020 and 2019
Revenue
The following table presents the revenue of each of our revenue streams, as well as the percentage of total revenue and change from the prior year.
	For the Years Ended December 31,
	2020		2019		Change in Revenues
(Dollars in thousands)	Revenue	% of Total	Revenue	% of Total	$	%
Product Revenue	$13,718	83%	$22,758	86%	$(9,040)	(40)%
Service Revenue	2,752	17%	3,681	14%	(929)	(25)%
Total Revenue	$16,470	100%	$26,439	100%	$(9,969)	(38)%
Total revenue for the years ended years ended December 31, 2020 and 2019 was $16.5 million and $26.4 million, respectively, a decrease of $9.9 million, or 38%. The decrease in total revenue was attributable to a decrease in revenue from both products and services.
We sold fewer products during the year ended December 31, 2020 as compared to the year ended December 31, 2019, leading to an approximately 40% decrease in product revenue. This was primarily due to decreased customer demand and longer sales cycles resulting from the COVID-19 pandemic. Additionally, as a result of customer facilities closures associated with the COVID-19 pandemic, we experienced delays in shipments and installation as well as decreased utilization of our installed products, leading to a decrease in sales of consumable materials.
Service revenue decreased during the year ended December 31, 2020, as compared to the year ended December 31, 2019, primarily due to a decrease in support and installation revenue from decreased shipments during the period.
The following table presents revenue by geographic region, as well as the percentage of total revenue and change from the prior period.
	For the Years Ended December 31,
	2020		2019		Change in Revenues
(Dollars in thousands)	Revenue	% of Total	Revenue	% of Total	$	%
Americas	$6,665	40%	$15,801	60%	$(9,136)	(58)%
EMEA (Europe, the Middle East and Africa)	7,788	47%	8,993	34%	(1,205)	(13)%
APAC (Asia-Pacific)	2,017	12%	1,645	6%	372	23%
Total Revenue	$16,470	100%	$26,439	100%	$(9,969)	(38)%
Total revenue decreased due to fewer product sales in the Americas and EMEA regions driven by decreased customer demand resulting from the COVID-19 pandemic. This decrease was partially offset by increased sales in the APAC region, driven primarily by an improvement in hardware product volume sold in the region during the year ended December 31, 2020.
Cost of Sales
Total cost of sales during the years ended years ended December 31, 2020 and 2019 was $31.5 million and $50.8 million, respectively, a decrease of $19.3 million or 38%. The decrease in total cost of sales was driven primarily by a decrease in product cost of sales, which resulted from fewer product sales. This decrease was partially offset by an increase to our inventory reserves. During 2020, we recognized a $2.9 million obsolescence inventory charge related to product redesigns implemented to reduce costs and enhance performance and functionality.
Gross Loss and Gross Margin
The following table presents gross loss by revenue stream, as well as change in gross loss dollars from the prior period.
	For the Years Ended December 31,		Change in Gross Loss
	2020	2019
(Dollars in thousands)	Gross Loss		$	%
Products	$(13,227)	$(22,510)	$9,283	41%
Services	(1,822)	(1,847)	25	1%
Total	$(15,049)	$(24,357)	$9,308	38%
Total gross loss during the years ended December 31, 2020 and 2019 was $15.0 million and $24.4 million, respectively. The decrease in gross loss of $9.3 million is driven by the fact that we sold less units during the year ended December 31, 2020, as compared to the year ended December 31, 2019. Negative gross profit during these periods was the result of higher system costs than selling price, primarily driven by a combination of small purchase quantities for systems and consumables from our third-party contract manufacturers, resulting in higher costs, and the selection of suppliers influenced by time-to-market considerations instead of just cost considerations.

The following table presents gross margin by revenue stream, as well as the change in gross margin from the prior period.
	For the Years Ended December 31,		Change in Gross Margin
	2020	2019
(Dollars in thousands)	Gross Margin		Percentage Points	%
Products . . . . . . . . . . . . . . . . . . . . . . . . . . . .	(96)%	(99)%	0.03	3%
Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	(66)%	(50)%	(0.16)	(32)%
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	(91)%	(92)%	0.01	1%
Total gross margin for the years ended December 31, 2020, and 2019 was (91)% and (92)%, respectively. The increase in total gross margin was primarily due to the increase in gross margin from our product revenue, which resulted from a lower product cost for units shipped in 2020 as compared to 2019. This was partially offset by an obsolescence inventory charge related to product redesigns implemented to reduce costs and enhance performance and functionality.
Research and Development
Research and development expenses during the years ended December 31, 2020 and 2019 were $43.1 million and $54.7 million, respectively, a decrease of $11.6 million, or 21%. The decrease in research and development expenses was primarily due to a $5.0 million decrease in prototyping costs related to the maturation of our product development efforts. Additionally, during the year ended December 31, 2020, we reduced engineering consulting expenses and headcount to mitigate the impacts and uncertainties around COVID-19 as described in the “Recent Developments” section above, resulting in savings of $3.9 million $3.2 million, respectively. These expense reductions were partially offset by common stock warrant expense associated with product development of $1.7 million.
Sales and Marketing
Sales and marketing expenses during the years ended years ended December 31, 2020 and 2019 were $13.1 million and $18.8 million, respectively, a decrease of $5.7 million, or 30%. The decrease in sales and marketing expenses was primarily due to a reduction in trade show and related travel expenses and marketing headcount during the year ended December 31, 2020 to mitigate the impacts of, and uncertainties around, the COVID-19 pandemic as described in the “Recent Developments” section above, resulting in savings of $2.0 million and $0.9 million, respectively. During the year ended December 31, 2020, there was a decrease in third party commissions of $1.0 million resulting from our shift towards a reseller model for our distribution network, as compared to the prior sales agent model.
General and Administrative
General and administrative expenses during the years ended December 31, 2020 and 2019 were $20.7 million and $11.3 million, respectively, an increase of $9.4 million, or 83%. The increase in general and administrative expenses was primarily due to an increase of $5.4 million of professional fees incurred as a result of the Trine Business Combination and costs related to operating as a public company, $2.5 million increase in compensation costs related to the modification of certain equity based awards.
Change in Fair Value of Warrant Liability
Change in fair value of warrant liability during the years ended December 31, 2020 and 2019 were a $56.4 million loss and $0, respectively. The change in fair value of warrant liability resulted from the remeasurement of the Private Placement Warrant liability between December 9, 2020 and the end of the reporting period. The warrant liability decreased $56.4 million as a result of the remeasurement, which resulted in the $56.4 million loss.
Interest Expense
Interest expense during the years ended December 31, 2020 and 2019 was $0.3 million and $0.5 million, respectively, a decrease of $0.2 million, or 40%. The decrease resulted from a decrease in the variable interest rate paid on our term loan.

Interest and Other Income, Net
Interest and other income, net during the years ended December 31, 2020 and 2019 and was $1.0 million and $6.0 million, respectively, a decrease of $5.0 million, or 83%. Interest income decreased primarily due to a decrease in cash available for investment.
Income Taxes
We recorded an income tax benefit during the year ended December 31, 2020 compared to no provision for the year ended December 31, 2019. The increase was due to the acquisition of acquired technology treated as a stock acquisition for tax purposes and an asset acquisition in accordance with GAAP.
We have provided a valuation allowance for all of our deferred tax assets as a result of our historical net losses in the jurisdictions in which we operate. We continue to assess our future taxable income by jurisdiction based on our recent historical operating results, the expected timing of reversal of temporary differences, various tax planning strategies that we may be able to enact in future periods, the impact of potential operating changes on our business and our forecast results from operations in future periods based on available information at the end of each reporting period. To the extent that we are able to reach the conclusion that deferred tax assets are realizable based on any combination of the above factors in a single, or multiple, taxing jurisdictions, a reversal of the related portion of our existing valuation allowances may occur.
Non-GAAP Financial Information
In addition to our results determined in accordance with GAAP, we believe the below non-GAAP financial measures are useful in evaluating our operational performance. We use this non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial information, when taken collectively, may be helpful to investors in assessing our operating performance.
The non-GAAP financial information excludes, as applicable, stock-based compensation expense, amortization of acquired intangible assets included in cost of sales, acquisition-related and other transactional charges included in general and administrative expense, and change in fair value of warrant liability. These items are normally included in the comparable measures calculated and presented in accordance with GAAP. Our management excludes these items when evaluating our ongoing performance and/or evaluating earnings potential, and therefore excludes them when presenting non-GAAP financial measures. Management uses non-GAAP financial measures to supplement our GAAP results.
Stock-based compensation is a non-cash expense relating to stock-based awards issued to executive officers, employees, and outside directors, consisting of options and restricted stock units. We exclude this expense because it is a non-cash expense and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies in our industry.
Amortization of acquired intangible assets is a non-cash expense that is impacted by the timing and magnitude of our acquisitions. We believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and to comparisons with the performance of other companies in our industry.
Acquisition-related and other transactional charges included in general and administrative expenses are direct costs related to potential and completed acquisitions, including transaction fees, due diligence costs, severance, professional fees, and integration activities. Other transactional charges include third-party costs related to structuring unusual transactions. The occurrence and amount of these costs will vary depending on the timing and size of acquisitions. We believe excluding acquisition-related costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.
In-process research and development assets acquired are direct costs related to assets acquisitions where the intangible assets acquired were determined to have no alternative future use. This is a non-recurring expense and we believe excluding acquired in-process research and development facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

Change in fair value of investments is a non-cash gain or loss impacted by the fair value of investments. We believe the assessment of our operations excluding this activity is relevant to our assessment of internal operations and to comparisons with the performance of other companies in our industry.
Change in fair value of warrant liability is a non-cash gain or loss impacted by the fair value of the Private Placement Warrants. We believe the assessment of our operations excluding this activity is relevant to our assessment of internal operations and to comparisons with the performance of other companies in our industry.
We use the below non-GAAP financial measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our core operating results. We believe that these non-GAAP financial measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals for managing our business and evaluating our performance. We believe that providing non-GAAP financial measures also affords investors a view of our operating results that may be more easily compared to the results of other companies in our industry that use similar financial measures to supplement their GAAP results.
The items excluded from the non-GAAP financial measures often have a material impact on our financial results and such items often recur. Accordingly, the non-GAAP financial measures included in this proxy statement/prospectus should be considered in addition to, and not as a substitute for, the comparable measures prepared in accordance with GAAP. The following tables reconcile each of these non-GAAP financial measures to its most closely comparable GAAP measure in our financial statements.
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(Dollars in thousands)	2021	2020	2021	2020
GAAP gross margin	$2,372	$(8,289)	$1,785	$(11,108)
Stock-based compensation included in cost of sales	128	52	246	152
Amortization of acquired intangible assets included in cost of sales	2,235	—	3,327	—
Non-GAAP gross margin	$4,735	$(8,237)	$5,358	$(10,956)
GAAP operating loss	$(47,715)	$(24,037)	$(78,455)	$(46,315)
Stock-based compensation	3,999	1,074	6,216	2,333
Amortization of acquired intangible assets included in cost of sales	2,235	—	3,327	—
Amortization of acquired intangibles assets	2,033	160	3,241	324
Acquisition-related and other transactional charges included in general and administrative expenses	3,329	—	8,313	—
In-process research and development assets acquired	10,198	—	10,198	—
Non-GAAP operating loss	$(25,921)	$(22,803)	$(47,160)	$(43,658)
GAAP net loss	$(43,180)	$(23,766)	$(102,288)	$(45,570)
Stock-based compensation	3,999	1,074	6,216	2.333
Amortization of acquired intangible assets included in cost of sales	2,235	—	3,327	—
Amortization of acquired intangibles assets	2,033	160	3,241	324
Acquisition-related and other transactional charges included in general and administrative expenses	3,329	—	8,313	—
In-process research and development assets acquired	10,198	—	10,198	—
Change in fair value of investments	(18)	—	(18)	—
Change in fair value of warrant liability	—	—	56,576	—
Non-GAAP net loss	$(21,404)	$(22,532)	$(14,435)	$(42,913)

We define “EBITDA” as net loss plus net interest income, provision for income taxes, depreciation and amortization expense.
We define “Adjusted EBITDA” as EBITDA adjusted for change in fair value of warrant liability, stock- based compensation expense, warrant expense, and transaction costs associated with acquisitions.
We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends because it eliminates the effect of financing, capital expenditures, and non-cash expenses such as stock-based compensation and warrants, and provides investors with a means to compare our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of these measures, especially Adjusted EBITDA, may not be comparable to other similarly titled measures computed by other companies because not all companies calculate these measures in the same fashion.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.
The following table reconciles net loss to EBITDA and Adjusted EBITDA during the three and six months ended June 30, 2021 and 2020:
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(Dollars in thousands)	2021	2020	2021	2020
Net loss attributable to common stockholders	$(43,180)	$(23,766)	$(102.288)	$(45,570)
Interest (income) expense, net	(140)	(185)	(182)	(663)
Income tax benefit	(4,371)	—	(32,238)	—
Depreciation and amortization	5,679	2,154	9,571	4,475
In-process research and development assets acquired	10,198	—	10,198	—
EBITDA	(31,760)	(2,797)	(114,939)	(41,758)
Change in fair value of warrant liability	—	—	56,576	—
Change in fair value of investment	(18)	—	(18)	—
Stock compensation expense	3,999	1,074	6,216	2,333
Warrant expense	—	87	—	211
Transaction costs associated with acquisitions	3,329	—	8,318	—
Adjusted EBITDA	$(24,450)	$(20,636)	$(43,852)	$(39,214)
The following table reconciles net loss to EBITDA and Adjusted EBITDA during the years ended years ended December 31, 2020 and 2019:
	For the Years Ended December 31,
(Dollars in thousands)	2020	2019
Net loss attributable to common stockholders	$(34,015)	$(103,596)
Interest (income) expense, net	(610)	(3,993)
Income tax benefit	(940)	—
Depreciation and amortization	8,589	8,087
EBITDA	(26,976)	(99,502)

	For the Years Ended December 31,
(Dollars in thousands)	2020	2019
Change in fair value of warrant liability	(56,417)	—
Stock compensation expense	8,006	5,215
Warrant expense	1,915	1,038
Adjusted EBITDA	$(73,472)	$(93,249)

Liquidity and Capital Resources
We have incurred a net loss in each of our annual periods since our inception. We incurred net losses of $102.3 million and $45.6 million during the six months ended June 20, 2021 and 2020, respectively. As of June 30, 2021, we had $514.5 million in cash, cash equivalents, and short-term investments. We completed the Trine Business Combination in December 2020, receiving $534.6 million net cash proceeds as a result of the transaction. Additionally, during the six months ended June 30, 2021, we received $170.7 million in net cash proceeds from the exercise of public warrants. We expect both to support our operations and investments in the near term.
Since inception, we have received cumulative net proceeds from the Trine Business Combination and the sale of our preferred and common stock of $973.4 million to fund our operations. As of June 30, 2021, our principal sources of liquidity were our cash, cash equivalents, and short-term investments of $514.5 million which are principally invested in money market funds and fixed income instruments.
In June 2018, we entered into a three-year, $20.0 million term loan, which provided $10.0 million immediately with the remaining principal balance available to be drawn in up to three draws of not less than $2.0 million for 12 months from close of the facility. We entered into this loan to fund capital expenditures associated with our corporate office. The loan was repaid in full in June 2021.
In April 2020, we received loan proceeds in the amount of approximately $5.4 million under the Paycheck Protection Program, or the “PPP”. The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act, provides for loans to qualifying businesses. We repaid the loan in full on May 13, 2020.
In connection with the acquisition of EnvisionTEC, we acquired $1.2 million in PPP loans. Under the terms of the CARES Act, PPP loan recipients can apply for forgiveness for all or a portion of the loan which is dependent upon the Company having initially qualified for the loan. Furthermore, the loan is subject to forgiveness to the extent loan proceeds are used for payroll costs, certain rents, utilities, and mortgage interest expense. The PPP loan has a maturity date of April 3, 2022 and an interest rate of 1%. Principal and interest are payable monthly commencing on a date determined by the lender following the determination of the amount of the PPP loan to be forgiven or potentially earlier, as determined under applicable Small Business Administration rules. The outstanding borrowings may be prepaid by the Company at any time prior to maturity with no prepayment penalties. On May 14, 2021, the outstanding loan balance was communicated as forgiven. There is no outstanding PPP loan balance for EnvisionTEC as of June 30, 2021.
In connection with the acquisition of Adaptive 3D, we acquired $0.3 million in PPP loans. As of June 30, 2021, $0.3 million of the PPP loans is classified as a current liability on the consolidated balance sheet. As of June 30, 2021, forgiveness of the loan has been requested and remains outstanding.
We believe that our existing capital resources will be sufficient to support our operating plan and cash commitments for at least the next 12 months. As of June 30, 2021, we had $188.2 million in cash and cash equivalents, and $326.3 million in short-term liquid investments. This liquid asset balance significantly exceeds our current liabilities of $41.5 million as of the same date. If we anticipate that our actual results will differ from our operating plan, we believe we have sufficient capabilities to enact cost savings measures to preserve capital.
We expect net losses to continue in connection with our ongoing activities, particularly as we continue to invest in commercialization and new product development. Additionally, we may engage in future acquisitions which may require additional capital.

Cash Flows
Cash Flows for the six months ended June 30, 2021 and 2020
Since inception, we have primarily used proceeds from the Trine Business Combination, issuances of preferred stock and debt instruments to fund our operations. The following table sets forth a summary of cash flows for the six months ended June 30, 2021 and 2020:
	For the Six Months Ended June 30,
(Dollars in thousands)	2021	2020
Net cash used in operating activities	$(71,908)	$(40,304)
Net cash used in investing activities	(387,559)	48,665
Net cash provided by financing activities	164,185	135
Net change in cash, cash equivalents, and restricted cash	$(295,282)	$8,486
Operating Activities
Net cash used in operating activities was $71.9 million for the six months ended June 30, 2021, primarily consisting of $102.3 million of net losses, adjusted for non-cash items, which primarily included loss on change in fair value of warrant liability of $56.6 million, gain on change in fair value of investment of $19.5 million, depreciation and amortization expense of $9.4 million and stock-based compensation expense of $6.2 million, as well as a $20.1 million increase in cash consumed by working capital. The increase in cash consumed by working capital was primarily driven by an increase in certain assets including accounts receivable, inventory and prepaid expenses and other current assets, alongside a decrease in certain liabilities including accounts payable and customer deposits. This increase in cash consumed by working capital was partially offset by an increase in certain liabilities including accrued expenses and other current liabilities and deferred revenue.
Net cash used in operating activities was $40.3 million for the six months ended June 30, 2020, primarily consisting of $45.6 million of net losses, adjusted for certain non-cash items, which primarily included depreciation and amortization expense of $4.5 million and stock-based compensation expense of $2.3 million, as well as a $1.8 million increase in cash consumed by working capital. The increase in cash consumed by working capital was primarily driven by an increase in certain assets including inventory. This increase in cash consumed by working capital was partially offset by a decrease in certain assets including accounts receivable and prepaid expenses and other current assets and an increase in certain liabilities including accounts payable, customer deposits and accrued expenses and other current liabilities.
The majority of our inventory consists of finished goods. Inventory balances may fluctuate during cycles of new product launch, commercialization and planned growth of production and sales of products.
Investing Activities
Net cash used in investing activities was $387.6 million for the six months ended June 30, 2021, primarily consisting of purchases of marketable securities of $281.4 million, offset by proceeds from sales and maturities of marketable securities of $66.7 million. We also paid $168.0 million for acquisitions, and $5.9 million to acquire in-process research and development. We purchased $3.6 million in convertible promissory notes and purchased $1.2 million of property and equipment.
Net cash used in investing activities was $48.7 million for the six months ended June 30, 2020, primarily consisting of purchases of marketable securities of $24.1 million, offset by proceeds from sales and maturities of marketable securities of $74.6 million, as well as purchases of property and equipment for $1.8 million.
Financing Activities
Net cash provided by financing activities was $164.3 million for the six months ended June 30, 2021, consisting primarily of $170.6 million in proceeds from the exercise of public warrants and $3.6 million in proceeds from the exercise of stock options, offset by the repayment of the term loan for $10.0 million.

Net cash provided by financing activities was $0.1 million for the six months ended June 30, 2020, consisting of proceeds from the exercise of employee stock options.
Cash Flows for the years ended December 31, 2020 and 2019
The following table sets forth a summary of cash flows for the periods presented:
	For the Years Ended December 31,
(Dollars in thousands)	2020	2019
Net cash used in operating activities. . . . . . . . . . . . . . . . . . . . . . . . . . .	$(80,575)	$(97,202)
Net cash used in investing activities. . . . . . . . . . . . . . . . . . . . . . . . . . .	(36,983)	(26,032)
Net cash provided by financing activities . . . . . . . . . . . . . . . . . . . . . . . .	534,922	160,352
Net change in cash, cash equivalents, and restricted cash . . . . . . . . . . . . .	$417,364	$37,118
Operating Activities
Net cash used in operating activities was $80.6 million for the year ended December 31, 2020, primarily consisting of $34.0 million of net losses, adjusted for non-cash items, which primarily included gain on change in fair value of warrant liability of $56.4 million, depreciation and amortization expense of $8.5 million, stock-based compensation expense of $8.0 million, and warrant expense of $1.9 million, as well as a $7.9 million increase in cash consumed by working capital. The increase in cash consumed by working capital was primarily driven by an increase in certain assets including accounts receivable and inventory alongside a decrease in certain liabilities including accounts payable. This increase in cash consumed by working capital was partially offset by an increase in certain liabilities including accrued expenses and other current liabilities and customer deposits.
Net cash used in operating activities was $97.2 million for the year ended December 31, 2019, primarily consisting of $103.6 million of net losses, adjusted for certain non-cash items, which primarily included depreciation and amortization expense of $8.1 million and stock-based compensation expense of $5.2 million, as well as a $5.3 million increase in cash consumed by working capital. The increase in cash consumed by working capital was primarily driven by an increase in certain assets including accounts receivable and inventory alongside a decrease in certain liabilities including accounts payable and deferred revenue. This increase in cash consumed by working capital was partially offset by an increase in certain liabilities including accrued expenses and other current liabilities.
The majority of our inventory consists of finished goods. Inventory balances may fluctuate during cycles of new product launch, commercialization and planned growth of production and sales of products.
Investing Activities
Net cash used in investing activities was $37 million for the year ended December 31, 2020, primarily consisting of purchases of marketable securities of $136.3 million, offset by proceeds from sales and maturities of marketable securities of $109.0 million. We also paid cash to acquire two companies, made an investment in a privately held company in the form of convertible debt in the amount of $3.0 million, and purchased $1.4 million of property and equipment.
Net cash used in investing activities was $26.0 million for the year ended December 31, 2019, primarily consisting of purchases of marketable securities of $215.6 million, offset by proceeds from sales and maturities of marketable securities of $196.8 million, as well as purchases of property and equipment for $6.9 million.
Financing Activities
Net cash provided by financing activities was $534.9 million for the year ended December 31, 2020, consisting primarily of proceeds from the Trine Business Combination and PIPE financing.

Net cash provided by financing activities was $160.4 million for the year ended December 31, 2019, consisting primarily of proceeds from the issuance of preferred stock.
Off-Balance Sheet Arrangements
We have no off-balance sheet arrangements and do not utilize any “structured debt,” “special purpose” or similar unconsolidated entities for liquidity or financing purposes.
Critical Accounting Policies and Significant Estimates
Our discussion and analysis of financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. Certain of our accounting policies require the application of judgment in selecting the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. We periodically evaluate the judgments and estimates used for our critical accounting policies to ensure that such judgments and estimates are reasonable for our interim and year-end reporting requirements. These judgments and estimates are based on our historical experience (where available), current trends and information available from other sources, as appropriate. If different conditions result from those assumptions used in our judgments, the results could be materially different from our estimates. We believe the following critical accounting policy requires significant judgments and estimates in the preparation of our consolidated financial statements:
Revenue Recognition
We recognize revenue from sale of products upon transfer of control, which is generally at the point of shipment. Revenue from sale of services may be recognized over the life of the associated service contract or as services are performed, depending on the nature of the services being provided.
Our contracts with customers often include promises to transfer multiple products and services to the customer. Judgment is required to determine the separate performance obligations present in a given contract, which we have concluded are generally capable of being distinct and accounted for as separate performance obligations. We use standalone selling price, or SSP, to allocate revenue to each performance obligation. Significant judgment is required to determine the SSP for each distinct performance obligation in a contract.
We began generating revenue in the fourth quarter of 2018, and as such, we have had limited standalone sales of our products and services. The absence of observable prices resulting from our relatively short period of revenue generation requires us to estimate the SSPs of distinct performance obligations in a given contract.
We determine SSP using market conditions and other observable inputs. We typically have more than one SSP for individual products and services due to the stratification of our customers. The SSP generally varies by size of the customer. Our determination of SSP may change in the future as standalone sales of products and services occur, providing observable prices.
Stock-Based Compensation
We have applied the fair value recognition provisions of Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718 Compensation-Stock Compensation to account for the stock-based compensation for employees and non-employees. We recognize compensation costs related to stock options granted to employees and non-employees based on estimated fair value of the award on the date of grant. Described below is the methodology we have utilized in measuring stock- based compensation expense.
Determining the amount of stock-based compensation to be recorded requires us to develop estimates of the fair value of stock-based awards as of their measurement date. We recognize stock-based compensation expense over the requisite service period, which is the vesting period of the award. Calculating the fair value of stock-based awards requires that we make highly subjective assumptions. We use the Black-Scholes option pricing model to value our stock option awards. Use of this valuation methodology requires that we make assumptions as to the volatility of our common stock, the fair value of our common stock on the measurement date, the expected term of our stock options, the risk-free interest rate for a period that approximates the expected term of our stock options and our expected dividend yield. Because we have a limited operating history, we utilize data from a representative group of publicly traded companies to estimate the expected stock price volatility. We selected representative companies from the additive manufacturing industry with characteristics similar to us. We use the simplified method as prescribed by the SEC Staff Accounting Bulletin No. 107, Share-Based Payment as we do not have sufficient historical stock option activity data to provide a reasonable basis upon which to estimate the expected term of stock options granted to employees and non-employees. For our August 5, 2020 grants we were precluded from using the simplified method, therefore expected term for this grant was based on forecasted exercises. We utilize a dividend yield of zero based on the fact that we have never paid and are not expected to pay cash dividends. The risk-free interest rate used for each grant is an interpolated rate to match the term assumption based on the U.S. Treasury yield curve as of the valuation date.
The following table presents the dates of stock options that we granted or modified from the earliest presented period in these financial statements through December 31, 2020 with the corresponding exercise price for each option grant or modifications and our current estimate of the fair value per option on each grant or modification date, which we utilize to calculate stock-based compensation expense.
Grant Date	Number of Granted	Estimated Fair Share Options		Estimated Fair Value per Share of Options
		Exercise Price per Share	Value per Share of Common Stock
March 1, 2019	1,555,218	$3.34	$3.34	$1.76
May 8, 2019	1,137,463	$3.34	$3.34	$1.75
September 18, 2019	723,103	$3.34	$3.34	$1.70
November 13, 2019	701,957	$3.34	$3.34	$1.71
March 12, 2020	473,625	$3.34	$3.34	$1.65
June 11, 2020	4,176,283	$1.40	$1.40	$0.70
July 14, 2020	3,087,308	$1.40	$7.98	$6.87
August 5, 2020	713,803	$1.40	$7.98	$6.78
Determination of the fair value of Common Stock on Grant Dates
Prior to the Trine Business Combination on December 9, 2020, there was no public market for our equity instruments to date, as a result, the estimated fair value of our common stock has historically been determined by our board of directors as of the grant date with input from management, considering our most recently available third-party valuations of common stock and our board of directors’ assessment of additional objective and subjective factors that the board believed were relevant and which may have changed from the date of the most recent valuation through the date of grant. We engaged an independent third-party valuation specialist to perform contemporaneous valuations of our common stock in connection with each of our convertible preferred stock issuances and as of June 30, 2019, December 31, 2019, March 31, 2020, and August 20, 2020. The valuations were performed in accordance with the guidance outlined in the American Institute of Certified Public Accountants, or AICPA, Practice Aid, Valuation of Privately-Held Company Equity Securities Issued as Compensation. The independent third-party valuation specialist considered all objective and subjective factors that it believed to be relevant for each valuation conducted in accordance with AICPA’s Practice Aid, including our best estimate of our business condition, prospects, and operating performance at each valuation date. Other significant factors included:
•
The rights and preferences of our preferred stock as compared to those of our common stock, including liquidation preferences of preferred stock;

•
Our results of operations and financial position;

•
Our stage of development and business strategy and the material risks related to our business and industry;

•
The composition of, and changes to, our management team and board of directors;

•
The lack of liquidity of our common stock;

•
The valuation of publicly traded peer companies; and

•
The likelihood of achieving a liquidity event for the holders of our common stock and stock options, given prevailing market conditions

The dates of the contemporaneous valuations have not always coincided with the date of our stock option grants. In determining the exercise price of the stock options set forth in the table above, our board of directors considered, among other things, the most recent contemporaneous valuation of our common stock and their assessment of additional objective and subjective factors that were relevant as of the grant dates. These factors include the current operating performance of the Company, assumptions regarding the future operating performance of the Company, and the likelihood of achieving a liquidity event in the capital markets. If we had made different assumptions, our stock-based compensation expense, net loss, and net loss per share applicable to common stockholders could have been materially different.
Following the Trine Business Combination, the fair value of the entity’s common stock is determined based on the quoted market price of the entity’s common stock.
Business Combinations
We account for business combinations using the acquisition method of accounting, which requires that the assets acquired and liabilities assumed be recorded at their respective estimated fair values as of the acquisition date. The excess of the fair value of the purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. While we use our best estimates and judgments, our estimates are inherently uncertain and subject to refinement. During the measurement period, which may be up to one year from the acquisition date, we may record adjustments to the fair value of these tangible and intangible assets acquired and liabilities assumed, with the corresponding offset to goodwill. We continue to collect information and reevaluate these estimates and assumptions quarterly and record any adjustments to our preliminary estimates to goodwill provided that we are within the measurement period.
The judgments made in determining the estimated fair value assigned to the assets acquired, as well as the estimated useful life of each asset, can materially impact the consolidated statements of operations of the periods subsequent to the acquisition through depreciation and amortization, and in certain instances through impairment charges, if the asset becomes impaired in the future. In determining the estimated fair value for intangible assets, we typically utilize the income approach, which discounts the projected future net cash flow using a discount rate deemed appropriate by management that reflects the risks associated with such projected future cash flow. Significant estimates and assumptions include revenue growth rates, royalty rates, discount rates, and tax amortization benefit. Determining the useful life of an intangible asset also requires judgment, as different types of intangible assets will have different useful lives and certain assets may even be considered to have indefinite useful lives.
Recent Accounting Pronouncements
Information regarding recent accounting pronouncements is included in “Note 2. Summary of Significant Accounting Policies” to our consolidated financial statements in this proxy statement/prospectus.
Background and Remediation of Material Weakness
In connection with our evaluation of disclosure controls and procedures covering our consolidated financial statements as of December 31, 2020, we identified material weaknesses in our internal control over financial reporting. We have concluded that material weaknesses exist in our evaluation of disclosure controls and procedures, including internal control over financial reporting, as we do not have the necessary business processes, personnel and related internal controls to operate in a manner to satisfy the accounting and financial reporting requirements of a public company. These material weaknesses primarily manifested in the improper segregation of duties relating to the recording of journal entries and the reconciliation of key accounts, as well as the analysis of certain transactions and accounts, and the safeguarding of assets. We identified an additional material weakness related to the design and operating effectiveness of controls over our accounting for significant and complex accounting matters.
We are focused on designing and implementing effective internal controls measures to improve our evaluation of disclosure controls and procedures, including internal control over financial reporting, and remediate the material weaknesses. In order to remediate these material weaknesses, we have taken and plan to take the following actions:
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the hiring and continued hiring of additional accounting, finance and legal resources with public company experience; and

•
implementation of additional review controls and processes requiring timely account reconciliation and analyses of certain transactions and accounts.

These actions and planned actions are subject to ongoing evaluation by management and will require testing and validation of design and operating effectiveness of internal controls over financial reporting over future periods. We are committed to the continuous improvement of our internal control over financial reporting and will continue to review the internal controls over financial reporting.
Quantitative and Qualitative Disclosures About Market Risk
We are exposed to market risks from fluctuations in interest rates, which may adversely affect our results of operations and financial condition. We seek to minimize these risks through regular operating and financing activities and, if we consider it to be appropriate, through the use of derivative financial instruments. We do not purchase, hold or sell derivative financial instruments for trading or speculative purposes. Additional information on our variable rate debt is included in “Note 13. Debt” to our consolidated financial statements in this proxy statement/prospectus.
Interest Rate Risk
Our exposure to market risk for changes in interest rates relates primarily to our cash, cash equivalents and short-term investment portfolio. Our investment strategy is focused on preserving capital and supporting our liquidity requirements, while earning a reasonable market return. We invest in a variety of U.S. government securities, corporate debt securities, asset-backed securities, and commercial paper. The market value of our marketable securities may decline if current market interest rates rise. As of June 30, 2021, the fair value of our cash, cash equivalents, and short-term investments was $514.5 million. A 10% change in interest rates would have an immaterial impact on the fair value of our investment portfolio. Our marketable securities are recorded at fair value, and gains and losses from these securities are recognized within other comprehensive income as they occur.

MARKET INFORMATION, STOCKHOLDERS AND DIVIDENDS OF DESKTOP METAL
Market Information
Desktop Metal’s Class A common stock is listed on the NYSE.
Stockholders
As of September 8, 2021, there were 441 holders of record of Desktop Metal’s Class A common stock. The actual number of stockholders of Desktop Metal’s Class A common stock is greater than the number of record holders and includes stockholders whose Class A common stock are held in street name by brokers and other nominees.
Dividend Policy
Desktop Metal has never declared or paid cash dividends on its capital stock. Desktop Metal does not expect to pay dividends on capital stock for the foreseeable future, instead anticipating that all of its earnings for the foreseeable future will be used for the operation and growth of its business. The payment of any future dividends will be at the discretion of Desktop Metal’s board of directors and will depend on various factors, including Desktop Metal’s operating results, financial condition, capital requirements, growth plans, any contractual and legal restrictions on payment of dividends, and any other factors deemed relevant by Desktop Metal’s board of directors.

MANAGEMENT OF DESKTOP METAL
The following table sets forth, as of the date of this proxy statement/prospectus, certain information regarding our executive officers and directors who are responsible for overseeing the management of our business.
Name	Age	Position
Executive Officers:
Ric Fulop	46	Chief Executive Officer, Chairman and Director
Steve Billow	53	President
Arjun Aggarwal	30	Chief Product Officer
Ali El Siblani	54	Chief Executive Officer of EnvisionTEC US LLC and Director
James Haley	49	Chief Financial Officer and Treasurer
Meg Broderick	53	General Counsel and Secretary
Ilya Mirman	52	Chief Marketing Officer
Jonah Myerberg	45	Chief Technology Officer
Non-Employee Directors:
Scott Dussault	50	Director
Dayna Grayson	44	Director
James Eisenstein	63	Director
Leo Hindery, Jr.	73	Director
Wen Hsieh	48	Director
Jeff Immelt	65	Director
Stephen Nigro	61	Director
Steve Papa	48	Director
Bilal Zuberi	45	Director
Executive Officers
Ric Fulop.   Mr. Fulop has served as our Chief Executive Officer and Chairman of our board of directors since the incorporation of Desktop Metal in 2015. Prior to the founding of Desktop Metal, Mr. Fulop was a general partner at North Bridge Venture Partners from 2010 to 2015 and served as a Founder of A123 Systems, Inc. from 2001 to 2010. Mr. Fulop currently serves on the board of governors of World Economic Forum Advanced Manufacturing Initiative (nonprofit). Mr. Fulop holds an M.B.A. from the MIT Sloan School of Management. We believe Mr. Fulop is qualified to serve on our board of directors due to his experience managing our company, his knowledge of our industry and his extensive business and finance experience.
Steve Billow.   Mr. Billow has served as our President since March 2019. Prior to joining Desktop Metal, Mr. Billow served as Vice President and Chief Technology Officer of the Inkjet Solution of Electronics for Imaging from 2013 to March 2019. Mr. Billow holds a B.S. in Chemical Engineering from Clarkson University, an M.S. in Chemical Engineering from the University of Rochester and an M.S. in System Design and Management from MIT.
Arjun Aggarwal.   Mr. Aggarwal has served as our Chief Product Officer since February 2021. Prior to that, Mr. Aggarwal served as our Vice President of Product and Business Development since January 2020 after first joining the Company in October 2017. Prior to Desktop Metal, Mr. Aggarwal served in venture investing and technology investment banking roles at New Enterprise Associates and Morgan Stanley. Mr. Aggarwal holds a B.S. in Management Science & Engineering from Stanford University.
Ali El Siblani.   Mr. Siblani has served as our Chief Executive Officer of EnvisionTec US LLC and as a member of our Board of Directors since we acquired EnvisionTec, Inc. and certain of its affiliates in February 2021. Previously Mr. Siblani had been the founder and Chief Executive Officer of EnvisionTec since 2002. Prior to that, Mr. Siblani founded Sibco, Inc., a provider of services and materials for the rapid prototyping industry. Mr. Siblani holds a B.S. from Lawrence Technological University and an M.S.E.E. from Wayne State University. We believe Mr. Siblani is qualified to serve on our Board of Directors due to his extensive entrepreneurial and management experience and leadership in the additive manufacturing market.
James Haley.   Mr. Haley has served as our Chief Financial Officer and Treasurer since February 2021. Mr. Haley previously served as our Vice President of Finance from August 2020 until February 2021. Prior to joining Desktop Metal, Mr. Haley was Vice President, Controller at Minerva Neuroscience, Inc. from June 2015 to October 2020, Vice President and Finance and Treasurer of NEC Energy Solutions from May 2014 to June 2015, and Director of Financial Reporting and Analysis of A123 Systems, Inc. from January 2008 to May 2014. Mr. Haley holds a B.A. in Management from Curry College and an M.B.A. from Northeastern University.
Meg Broderick.   Ms. Broderick has served as our General Counsel since April 2019. Prior to joining Desktop Metal, Ms. Broderick served as Vice President and Deputy General Counsel of Carbon Black, Inc., a cybersecurity company, from 2015 to April 2019, as Vice President and General Counsel of NEC Energy Solutions, an energy-storage company, from 2013 to 2015, and as Deputy General Counsel of A123 Systems, Inc. from 2008 to 2013. Ms. Broderick holds a B.A. from Providence College and a J.D. from Boston University School of Law.
Ilya Mirman.   Mr. Mirman has served as our Chief Marketing Officer since August 2020. Prior to that, Mr. Mirman served as Vice President, Marketing from February 2018. Over the last 20 years, Mr. Mirman has held marketing leadership positions at technology companies, including serving as Vice President of Marketing for Onshape, a computer-aided design software company, from 2013 to 2016 and as Vice President of Marketing of SolidWorks Corp. from 2000 to 2005. Mr. Mirman holds a B.A. from the University of Massachusetts, an M.S. from Stanford University and an M.B.A. from the MIT Sloan School of Management.
Jonah Myerberg.   Mr. Myerberg has served as our Chief Technology Officer since Desktop Metal’s incorporation in 2015. Prior to the founding of Desktop Metal, Mr. Myerberg served as Director of Technology, A123 Motorsports for A123 Systems, Inc. from 2005 to 2013. Mr. Myerberg holds a B.S. in Mechanical Engineering from Lehigh University and an M.S. in Mechanical Engineering from Johns Hopkins University.
Non-Employee Directors
Scott Dussault.   Mr. Dussault has served as a member of our board of directors since December 2020. Mr. Dussault has served as Chief Financial Officer of Workhuman since June 2021. Before joining Workhuman, Mr. Dussault served as Chief Operating Officer and Chief Financial Officer of Nasuni Corporation from 2015-2021 and Executive Vice President and Chief Financial Officer of Demandware, Inc. from 2008-2014. Prior to Demandware, Mr. Dussault served as CFO for Archivas, Astra Tech, Inc. (a wholly owned subsidiary of Astra Zeneca), and StorageNetworks. Mr. Dussault began his career with Ernst & Young LLP. Mr. Dussault holds a Bachelor of Science degree in Business Administration and Accounting from Stonehill College. We believe Mr. Dussault is qualified to serve on our board due to his extensive leadership and management history as a chief financial officer, together with his background in public accounting.
Dayna Grayson.   Ms. Grayson has served as a member of our board of directors since December 2020. Ms. Grayson is a Managing Partner of Construct Capital, a venture capital firm she co-founded in 2020. Prior to that, Ms. Grayson served as a Partner of New Enterprise Associates from 2012 to 2020. Ms. Grayson currently serves on the boards of directors of numerous private companies. Ms. Grayson holds an M.S. from the University of Virginia and an M.B.A. from Harvard Business School. We believe Ms. Grayson is qualified to serve on our board of directors due to her extensive experience in identifying, investing in and building next-generation technologies and companies.
James S. Eisenstein   has served as a member of our board of directors since July 2021. He is currently Chairman and Chief Executive Officer of Grupo TorreSur, a Latin American focused wireless tower company. Prior to co-founding Grupo TorreSur, Mr. Eisenstein was Chairman and Chief Executive Officer

of Optasite Holding Company, Inc. from 2003 to 2008; Chief Executive Officer of Concourse Communications Group LLC in 2003 and Chief Operating Officer and, later, Chief Development Officer of American Tower Corporation from 1995 to 2003. He currently serves as a director of InterPrivate IV InfraTech Partners Inc. (NASDAQ: IPVIU), was Chairman of the Board of Directors at Eaton Towers, Ltd. until the end of 2019, at which time the company was sold, and was a member of the Board of Directors of CTI Towers, Inc. until the end of 2020, at which time the company was sold. Mr. Eisenstein holds an MBA from the Wharton School of the University of Pennsylvania, a JD from the University of Pennsylvania and a BS from Georgetown University. We believe Mr. Eisenstein is qualified to serve on our board of directors due to his extensive management and international experience and experience as a public-company director.
Leo Hindery, Jr.   Mr. Hindery has served as a member of our board of directors since September 2018. From September 2018 until December 2020, Mr. Hindery served as our CEO and Chairman. In January 1988, Mr. Hindery founded, and ran as Managing Partner, InterMedia Partners, a series of media industry investment funds. In February 1997, he was named President and CEO of Tele-Communications, Inc. (TCI), a cable television system operator. In March 1999, TCI merged into AT&T and Mr. Hindery became President and CEO of AT&T Broadband. In November 1999, Mr. Hindery was named Chairman and CEO of GlobalCenter Inc., an Internet services company, which merged into Exodus Communications, Inc.
Following this merger, until October 2004, he was the founding Chairman and CEO of The YES Network, after which he reconstituted and ran InterMedia Partners until our incorporation. He is a member of the Council on Foreign Relations and a Director of Hemisphere Media Group, Inc. Mr. Hindery has an MBA from the Stanford University Graduate School of Business and received an undergraduate degree from Seattle University. We believe Mr. Hindery is qualified to serve on our board of directors due to his extensive industry and board experience.
Wen Hsieh.   Mr. Hsieh serves as General Partner of Kleiner Perkins Caufield & Byers, a venture capital firm he joined in 2006. Mr. Hsieh currently serves on the boards of directors of numerous private companies. Mr. Hsieh holds a B.S., M.S. and Ph.D. from California Institute of Technology. We believe Mr. Hsieh is qualified to serve on our board of directors due to his extensive experience in identifying, investing in and building next-generation technologies and companies.
Jeff Immelt.   Mr. Immelt has served as a member of our board of directors since December 2020. Mr. Immelt serves as Venture Partner at New Enterprise Associates, a venture capital firm he joined in 2018. Mr. Immelt previously served as Chief Executive Officer of General Electric Co. and in various other roles with General Electric Co. from 2001 to 2017. Mr. Immelt currently serves on the boards of directors at Twilio Inc. and Bloom Energy Corp., in addition to numerous private companies. Mr. Immelt holds a B.A. from Dartmouth College and an M.B.A. from Harvard Business School. We believe Mr. Immelt is qualified to serve on our board of directors due to his extensive leadership and management history as the chief executive officer of a Fortune 500 company and his experience as a director of numerous public and private companies, together with his background in public company governance.
Stephen Nigro.   Mr. Nigro has served as a member of our board of directors since December 2020. Mr. Nigro served as a consultant to Desktop Metal from August 2020. He most recently served as President, 3D Printing at HP, Inc., an information technology and services company, from 2015 until 2019. Mr. Nigro previously served as the Senior Vice President of HP, Inc.’s Imaging & Printing business. Mr. Nigro serves on the board of directors of Kornit Digital Ltd. Mr. Nigro holds a B.S. from University of California Santa Barbara and an M.S. from Stanford University. We believe Mr. Nigro is qualified to serve on our board of directors due to his extensive management history and his leadership experience in the additive manufacturing industry.
Steve Papa.   Mr. Papa has served as a member of our board of directors since December 2020. Mr. Papa serves as the chief executive officer of Parallel Wireless, a company he founded in 2012. Mr. Papa serves on the boards of directors of numerous private companies. Mr. Papa holds a B.S. from Princeton University and an M.B.A. from Harvard Business School. We believe Mr. Papa is qualified to serve on our board of directors due to his extensive management history as the founder and chief executive officer of multiple companies and his experience in identifying, investing in and building next-generation technologies and companies.

Bilal Zuberi.   Mr. Zuberi has served as a member of our Board of Directors since December 2020. Mr. Zuberi serves as a partner at Lux Capital, a venture capital firm he joined in 2013. Mr. Zuberi currently serves on the boards of directors of numerous private companies. Mr. Zuberi holds a B.S. from The College of Wooster and a Ph.D. from MIT. We believe Mr. Zuberi is qualified to serve on our board of directors due to his extensive experience in identifying, investing in and building next-generation technologies and companies.
Board Composition and Election of Directors
Director Independence
NYSE listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Ms. Grayson and Messrs. Dussault, Hsieh, Immelt, Eisenstein, Papa and Zuberi are “independent directors” as defined in the NYSE listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.
Classified Board of Directors
In accordance with our certificate of incorporation, our board of directors is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire are elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:
•
the Class I directors are Dayna Grayson, Steve Papa and Bilal Zuberi, and their terms will expire at our 2024 annual meeting of stockholders;

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the Class II directors are Wen Hsieh, Jeff Immelt, Stephen Nigro and James Eisenstein, and their terms will expire at our 2022 annual meeting of stockholders; and

•
the Class III directors are Scott Dussault, Ric Fulop, Leo Hindery and Ali El Siblani and their terms will expire at the 2023 annual meeting of stockholders.

Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company. Subject to the Stockholders Agreement, our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors.
Board Committees
Our board of directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the board of directors and standing committees. We have a standing audit committee, nominating and corporate governance committee and compensation committee. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues.
Audit Committee
Our audit committee is responsible for, among other things:
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appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

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discussing with our independent registered public accounting firm their independence from management;

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reviewing, with our independent registered public accounting firm, the scope and results of their audit;

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approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

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overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

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overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

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reviewing our policies on risk assessment and risk management;

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reviewing related person transactions; and

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establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our audit committee consists of Messrs. Dussault, Immelt and Zuberi, with Mr. Dussault serving as chair. Rule 10A-3 of the Exchange Act and the NYSE rules require that our audit committee have at least one independent member, have a majority of independent members and be composed entirely of independent members. Our board of directors has affirmatively determined that Messrs. Dussault, Immelt and Zuberi each meet the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and the NYSE rules. Each member of our audit committee also meets the financial literacy requirements of NYSE listing standards. In addition, our board of directors has determined that Messrs. Dussault and Immelt each qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our board of directors has adopted a written charter for the audit committee.
Compensation Committee
Our compensation committee is responsible for, among other things:
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reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving, (either alone or, if directed by our board of directors, in conjunction with a majority of the independent members of the board of directors) the compensation of our Chief Executive Officer;

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overseeing an evaluation of the performance of and reviewing and setting or making recommendations to our board of directors regarding the compensation of our other executive officers;

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reviewing and approving or making recommendations to our board of directors regarding our incentive compensation and equity-based plans, policies and programs;

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reviewing and approving all employment agreement and severance arrangements for our executive officers;

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making recommendations to our board of directors regarding the compensation of our directors; and

•
retaining and overseeing any compensation consultants.

Our compensation committee consists of Ms. Grayson and Mr. Hsieh, with Ms. Grayson serving as chair. Our board of directors has affirmatively determined that Ms. Grayson and Mr. Hsieh each meet the definition of “independent director” for purposes of serving on the compensation committee under the NYSE rules, including the heightened independence standards for members of a compensation committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our board of directors has adopted a written charter for the compensation committee.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is responsible for, among other things:
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identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;

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overseeing succession planning for our Chief Executive Officer and other executive officers;

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periodically reviewing our board of directors’ leadership structure and recommending any proposed changes to our board of directors;

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overseeing an annual evaluation of the effectiveness of our board of directors and its committees; and

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developing and recommending to our board of directors a set of corporate governance guidelines.

Our nominating and corporate governance committee consists of Messrs. Papa and Eisenstein, with Mr. Papa serving as chair. Our board of directors has affirmatively determined that Messrs. Papa and Eisenstein each meet the definition of “independent director” under the NYSE rules. Our board of directors has adopted a written charter for the nominating and corporate governance committee.
Risk Oversight
Our board of directors is responsible for overseeing our risk management process. Our board of directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our audit committee is also responsible for discussing our policies with respect to risk assessment and risk management. Our board of directors believes its administration of its risk oversight function has not negatively affected our board of directors’ leadership structure.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Code of Business Conduct and Ethics
We adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on our corporate website at www.desktopmetal.com/investors. In addition, we intend to post on our website all disclosures that are required by law or the NYSE listing standards concerning any amendments to, or waivers from, any provision of the code. The information contained in, or accessible through, our website does not constitute a part of this proxy statement/prospectus. We have included our website address in this proxy statement/prospectus solely as an inactive textual reference.

EXECUTIVE AND DIRECTOR COMPENSATION OF DESKTOP METAL
Except as otherwise noted, this section presents the executive and director compensation of Desktop Metal.
Executive Compensation
Overview
Our “Named Executive Officers” for the year ended December 31, 2020, include Ric Fulop, our Chief Executive Officer, Elizabeth Linardos, our former Chief Financial Officer, and Steve Billow, our President.
2020 Summary Compensation Table
The following table presents information regarding the total compensation of our Named Executive Officers for the year ended December 31, 2020.
Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Ric Fulop . . . . . . . . . . . . . . . . . .	2020	332,500	—	150,000	508	483,008
Chief Executive Officer	2019	350,000	—	—	540	350,540
Elizabeth Linardos . . . . . . . . . . . .	2020	247,841	3,635,366	40,000	355	3,923,562
Former Chief Financial Officer
Steve Billow . . . . . . . . . . . . . . . . .	2020	308,750	2,596,476	150,000	714	3,055,941
President	2019	263,541	2,163,700	—	600	2,427,841

(1)
Amount reflects the grant date fair value of stock options granted during the applicable year as calculated in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. See Note 18 to the consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2020 for information regarding the assumptions used in calculating this amount. For Ms. Linardos and Mr. Billow, the amounts shown for 2020 also include $137,745 for Ms. Linardos and $2,273,983 for Mr. Billow, which represents the incremental fair value attributable to the repricing of stock options during 2020, computed as of the repricing date in accordance with ACS topic 718. For a further description of the repricing, see the section titled “Narrative to 2020 Summary Compensation Table — Equity Compensation” below.

(2)
Amounts shown for Mr. Fulop and Ms. Linardos reflect one-time cash bonus payments awarded in connection with the Trine Business Combination. For Mr. Billow, amount shown reflects a discretionary performance bonus earned for fiscal year 2020. For a further description of these payments, see the section titled “Narrative to 2020 Summary Compensation Table — Cash Bonus Compensation” below.

(3)
Amount reflects the value of gross up for the taxable portion of group term life insurance in excess of $50,000.

Narrative to 2020 Summary Compensation Table
Base Salaries
Our Named Executive Officers receive a base salary to compensate them for services rendered to us. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. For 2020, the annual base salaries for Mr. Fulop and Mr. Billow remained at their prior year levels of $350,000 and $325,000, respectively, and the annual base salary for Ms. Linardos was set at $280,000 in connection with her transition to the role of Chief Financial Officer during 2020.

From May through July 2020 we implemented temporary salary reductions due to the impact of the COVID-19 pandemic on our business. The base salaries actually earned by our Named Executive Officers for 2020 are set forth in the “Salary” column of the 2020 Summary Compensation Table above.
Cash Bonus Compensation
Mr. Fulop and Ms. Linardos received performance bonuses of $150,000 and $40,000, respectively, in connection with the successful completion of the Trine Business Combination during 2020. Pursuant to his offer letter, Mr. Billow received a discretionary performance bonus of $150,000, which was based on individual and company performance in 2020, as determined by Mr. Fulop.
Equity Compensation
Prior to the Trine Business Combination, we typically granted stock options as the long-term incentive component of our compensation program. Stock options allow employees, including our Named Executive Officers, to purchase shares of our common stock at a price equal to the fair market value of our common stock on the date of grant. Our stock options have vesting schedules that are designed to encourage continued employment and typically vest as to 25% of the shares subject to the option on the first anniversary of the applicable vesting commencement date and as to the remaining 75% of the shares in 36 substantially equal monthly installments thereafter, subject to the recipient’s continued service through each applicable vesting date. From time to time, our Board of Directors may also construct alternate vesting schedules as it determines appropriate to motivate particular employees.
In June 2020, Mr. Billow was granted an option to purchase 610,609 shares of our common stock (as converted in connection with the Trine Business Combination), which vests as to 75% of the shares pursuant to our standard time-based vesting schedule described above and as to 25% of the shares based on the attainment of an adjusted EBITDA breakeven threshold by June 30, 2022.
In June 2020 and August 2020, Ms. Linardos was granted options to purchase 30,530 and 512,912 shares of our common stock (as converted in connection with the Trine Business Combination), respectively. The options vest pursuant to our standard vesting schedule described above with 25% of the shares vesting on the first anniversary of the vesting commencement date and as to the remaining 75% of the shares in 36 substantially equal installments thereafter.
In July 2020, the board approved a stock option repricing in which the strike price of employees’ unvested stock options was modified to the strike price consummate with the recent third-party stock valuation. No vested stock option awards were eligible for repricing. The repriced options are subject to a new four-year vesting schedule with a vesting commencement date of September 1, 2020. Employees had the ability to opt out of the repricing of the unvested stock options by providing notice to the company. Mr. Billow and Ms. Linardos participated in the repricing.
In connection with the Trine Business Combination, we began granting restricted stock units as the long-term incentive component of our compensation program. No restricted stock units were granted to our named executive officers during 2020.
Executive Employment Arrangements
In connection with his commencement of employment with us in March 2019, we entered into an offer letter with Mr. Billow pursuant to which he serves as our President. Under the offer letter, in the event Mr. Billow is laid off, terminated by us without cause, or if he resigns for good reason, he will be entitled to receive base salary continuation for a period of 12 months. Upon a change in control, 50% of the unvested shares subject to Mr. Billow’s then-outstanding options would vest. If Mr. Billow is terminated by us without cause or he resigns for good reason, in either case, within six months following a change in control, the remaining 50% of the unvested shares subject to his then-outstanding options would vest. Mr. Billow waived any potential accelerated vesting of his outstanding options in connection with the Trine Business Combination.
For purposes of Mr. Billow’s offer letter “cause” generally means his (i) violation of a company policy or rule, (ii) breach, attempted breach or violation of his restrictive covenant agreement with us, (iii) failure to materially perform job duties and responsibilities reasonably expected of his position, (iv) arrest for, conviction of, or plea of guilty or no contest to any felony or to a misdemeanor involving moral turpitude, deceit, dishonesty or fraud, (v) dishonest statements or acts with respect to or affecting the company, (vi) gross negligence, willful misconduct or insubordination, or (vii) other conduct that could be harmful to our business, interests or reputation. For purposes of Mr. Billow’s offer letter, “good reason” means (i) our requirement that he relocate to a location more than 35 miles from our current location in Burlington, Massachusetts, (ii) a material reduction in his job responsibilities, or (iii) a material reduction in his compensation.
We have not entered into an employment agreement or offer letter with Mr. Fulop that sets forth the terms and conditions of his employment with us.
Mr. Billow and Mr. Fulop have entered into restrictive covenant agreements with us that generally contain 12-month post-employment non-competition and non-solicitation covenants. For Mr. Billow, during the post-employment period that he is subject to the non-competition covenant, and subject to limited exceptions, we agreed to provide “garden leave” pay at a rate that equals 50% of his highest annual base salary within the two years prior to termination.
Transition Agreement with Ms. Linardos
In connection with Ms. Linardos’ resignation as Chief Financial Officer in February 2021, we entered into a Transition and Separation Agreement with Ms. Linardos that superseded her prior offer letter with the company.
Pursuant to the Transition and Separation Agreement, upon the termination of Ms. Linardos’ employment with the company in July 2021, and subject to her execution and non-revocation of a release of claims and continued compliance with a separate restrictive covenant agreement, she will be entitled to receive a lump sum payment of $20,000 (the “Completion Bonus”) and we will pay the COBRA premium payments for Ms. Linardos and her covered dependents until the earlier of August 15, 2021 or the date Ms. Linardos becomes eligible for coverage under another employer’s plan.
In the event Ms. Linardos’ employment is terminated by us without cause prior to July 23, 2021, and subject to her execution and non-revocation of a release of claims and continued compliance with a separate restrictive covenant agreement, she will be entitled to receive (i) a lump sum payment equal to the sum of (x) any unpaid portion of the base salary that would have been paid to her through July 23, 2021 and (y) the Completion Bonus, and (ii) we will pay the COBRA premium payments for Ms. Linardos and her covered dependents until August 15, 2021. In the event Ms. Linardos terminates her employment prior to July 23, 2021, she will be entitled to receive any unpaid portion of the base salary that would have been paid to her through such date.
Ms. Linardos’ stock options, to the extent not vested before July 23, 2021, will cease vesting on such date and will be exercisable for a period of 5 years thereafter.
Outstanding Equity Awards at Fiscal Year End
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each Named Executive Officer as of December 31, 2020. Mr. Fulop did not hold any outstanding equity incentive plan awards as of December 31, 2020.

		Option Awards
	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number Of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Elizabeth Linardos Former Chief Financial Officer	12/01/2017	121,740	—	—	2.46	11/30/2027
	05/08/2019	4,324	—	—	3.34	05/07/2029
	06/11/2020	15,265	15,265(1)	—	1.40	06/10/2030
	07/17/2020	256,456	256,456(1)	—	1.40	07/16/2030
	09/01/2020(4)	27,668	27,668(1)	—	1.40	11/30/2027
	09/01/2020(4)	3,944	3,944(1)	—	1.40	05/07/2029
Steve Billow President	03/01/2019	457,957	—	—	3.34	02/28/2029
	06/11/2020	—	457,956(2)	152,652(3)	1.40	06/10/2030
	09/01/2020(4)	—	763,261(2)	—	1.40	02/28/2029

(1)
As of December 31, 2020, the option was eligible to vest as to 25% of the shares on the first anniversary of the vesting commencement date and as to the remaining 75% of the shares in 36 substantially equal monthly installments thereafter, subject to Ms. Linardos continuing to provide services to us through each applicable vesting date and accelerated vesting as to 50% of the unvested shares in connection with the Trine Business Combination and full accelerated vesting in the event Ms. Linardos was terminated without cause or resigned for good reason, in either case, within 6 months following the closing of the Trine Business Combination. See “Narrative to 2020 Summary Compensation Table — Transition Agreement with Ms. Linardos” for a description of the treatment of Ms. Linardos’ outstanding option awards in connection with her termination of employment in 2021.

(2)
The option vests as to 25% of the shares on the first anniversary of the vesting commencement date and as to the remaining 75% of the shares in 36 substantially equal monthly installments thereafter, subject to Mr. Billow continuing to provide services to us through each applicable vesting date and accelerated vesting in connection with a change in control as described above under “Narrative to 2020 Summary Compensation Table — Executive Employment Arrangements”.

(3)
The option vests upon the achievement of an adjusted EBITDA breakeven threshold by June 30, 2022. Represents options that were repriced in July 2020. See “Narrative to 2020 Summary Compensation Table — Equity Compensation” above for additional information.

Health, Welfare and Retirement Plans
Our Named Executive Officers are eligible to participate in our employee benefit plans and programs, including medical, dental and vision benefits, life insurance, and disability insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans.
We also sponsor a 401(k) defined contribution plan in which our Named Executive Officers may participate, subject to limits imposed by the Internal Revenue Code, or the Code, to the same extent as all of our other full-time employees. Currently, we do not match contributions made by participants in the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our Named Executive Officers, in accordance with our compensation policies.
Director Compensation
Historically, we have not made annual cash or equity compensation awards to our non-employee directors for service on our Board of Directors, although we have granted equity awards to certain non- employee directors from time to time in recognition of their service on our board.

In August 2020 we granted each of Dayna Grayson and Steve Papa an option to purchase 61,061 shares of our common stock (as adjusted in connection with the Trine Business Combination). Each option vested as to 25% of the shares on August 5, 2021 and vests as to the remaining 75% of the shares in 36 substantially equal monthly installments thereafter, subject to continued service through each applicable vesting date. In addition, in August 2020 Stephen Nigro was granted 61,061 restricted stock units (as adjusted in connection with the Trine Business Combination). The restricted stock units vested as to 25% of the shares on August 24, 2021 and vest as to the remaining 75% of the shares in 12 substantially equal quarterly installments thereafter, subject to continued service through each applicable vesting date. In addition, Mr. Nigro has provided consulting services to us and was paid $40,935 for such services in 2020. On September 1, 2020, options to purchase 170,970 shares of our common stock previously granted to Jeff Immelt were repriced.
2020 Director Compensation
The following table sets forth the compensation earned by our non-employee directors for service on our board during 2020.
Name	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Dayna Grayson	—	413,590	—	413,590
Leo Hindery, Jr	—	—	—	—
Wen Hsieh	—	—	—	—
Jeff Immelt	—	348,345	—	348,345
Byron Knight	—	—	—	—
Stephen Nigro	487,259	—	40,935	528,194
Steve Papa	—	413,590	—	413,590
Andy Wheeler	—	—	—	—
Bilal Zuberi	—	—	—	—

(1)
Amount reflects the grant date fair value of stock and option awards granted during fiscal year 2020 as calculated in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. See Note 18 to the consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2020 for information regarding the assumptions used in calculating this amount. For Mr. Immelt, the amounts shown represents the incremental fair value attributable to the repricing of stock options during 2020, computed as of the repricing date in accordance with ACS topic 718. For a further description of the repricing, see the section titled “Narrative to 2020 Summary Compensation Table — Equity Compensation” above.

(2)
Amount reflects fees paid for consulting services provided by Mr. Nigro in 2020.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) and unvested stock awards held as of December 31, 2020 by each non-employee director who was serving as of December 31, 2020.

Name	Options Outstanding at Fiscal Year End	Unvested Restricted Shares Outstanding at Fiscal Year End
Dayna Grayson	61,060	—
Leo Hindery, Jr	—	—
Wen Hsieh	—	—
Jeff Immelt	390,789	—
Byron Knight	—	—
Stephen Nigro	—	61,060
Steve Papa	61,060	—
Andy Wheeler	—	—
Bilal Zuberi	—	—
In December 2020, we adopted a compensation program for our non-employee directors, referred to herein as the Director Compensation Program, which supersedes the current arrangements with our non-employee directors and will apply broadly to all of our non-employee directors. Pursuant to the Director Compensation Program, our non-employee directors will receive cash compensation as follows:
•
Each non-employee director will receive an annual cash retainer in the amount of $40,000 per year;

•
The chair of the board will receive an additional annual cash retainer in the amount of $45,000 per year;

•
The chairperson of the Audit Committee will receive additional annual cash compensation in the amount of $20,000 per year for such chairperson’s service on the Audit Committee. Each non- chairperson member of the Audit Committee will receive additional annual cash compensation in the amount of $10,000 per year for such member’s service on the Audit Committee;

•
The chairperson of the Compensation Committee will receive additional annual cash compensation in the amount of $15,000 per year for such chairperson’s service on the Compensation Committee.

•
Each non-chairperson member of the Compensation Committee will receive additional annual cash compensation in the amount of $7,500 per year for such member’s service on the Compensation Committee; and

•
The chairperson of the Nominating and Corporate Governance Committee will receive additional annual cash compensation in the amount of $10,000 per year for such chairperson’s service on the Nominating and Corporate Governance Committee. Each non-chairperson member of the Nominating and Corporate Governance Committee will receive additional annual cash compensation in the amount of $5,000 per year for such member’s service on the Nominating and Corporate Governance Committee.

Director fees under the program will be payable in arrears in four equal quarterly installments not later than the fifteenth day following the final day of each calendar quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving on our board.
Under the Director Compensation Program, upon a director’s initial appointment or election to our Board, such non-employee director will automatically be granted a number of restricted stock units relating to shares of our Class A common stock equal to the quotient obtained by dividing $280,000 by the fair market value of a share of common stock of the Company on the date of grant (with any partial shares that result rounded up to the nearest whole share), or the Initial Grant. Additionally, on the date of each annual stockholder’s meeting following the completion of the Trine Business Combination, each non-employee director will automatically be granted a number of restricted stock units relating to shares of our Class A common stock equal to the quotient obtained by dividing $140,000 by the fair market value of a share of Class A common stock of the Company on the date of grant (with any partial shares that result rounded up to the nearest whole share), or the Annual Grant. The Initial Grant will vest in substantially equal monthly installments for three years from the date of grant, subject to continued service as a non-employee director through each applicable vesting date. The Annual Grant will vest on the earlier of the first anniversary of the date of grant or the date of the next annual stockholder’s meeting following the date of grant, subject to continued service as a non-employee director through the vesting date. Upon a non-employee director’s termination of service on the Board due to death or disability or in the event of a change in control (as defined in our 2020 Incentive Award Plan, or the 2020 Plan) of our company, the Initial Grant and the Annual Grant will vest in full. For any non-employee directors that are appointed to our Board after any annual stockholder’s meeting, such non-employee director will be eligible to receive a pro-rata portion of the Annual Grant for such year.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS OF DESKTOP METAL
The following includes a summary of transactions since January 1, 2018 to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or one percent of the average of our total assets at year end for the last two completed fiscal years or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than transactions that are described under the section “Executive and Director Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.
Stockholders Agreement
Pursuant to the Stockholders Agreement, Trine Sponsor IH, LLC (the “Sponsor”) and its permitted transferees have (i) the right to nominate Leo Hindery, Jr. to our board of directors for so long as the Sponsor and its permitted transferees beneficially own, in the aggregate, a number of shares of Class A common stock equal to or greater than 25% of the aggregate number of shares of Class A common stock beneficially owned by the Sponsor and its permitted transferees immediately following the closing of the Trine Business Combination, ( or the “Initial Sponsor Shares”), and (ii) certain information rights for so long as the Sponsor and its permitted transferees beneficially own, in the aggregate, a number of shares of Class A common stock equal to or greater than 25% of the Initial Sponsor Shares. The Stockholders Agreement will terminate with respect to the Sponsor at the time that it and its permitted transferees cease to collectively beneficially own, in the aggregate, a number of shares of Class A common stock equal to or greater than 25% of the Initial Sponsor Shares.
Registration Rights Agreement
In connection with the execution of the Merger Agreement, we and certain stockholders of Legacy Desktop Metal and Trine entered into an amended and restated registration rights agreement, or the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we agreed to file a shelf registration statement with respect to the registrable securities under the Registration Rights Agreement within 45 days of the closing of the Trine Business Combination. Up to twice in any 12 month period, certain Legacy Desktop Metal stockholders and Trine stockholders may request to sell all or any portion of their registrable securities in an underwritten offering so long as the total offering price is reasonably expected to exceed $75.0 million. We also agreed to provide customary “piggyback” registration rights. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.
Series D Preferred Stock Financing
From June 2017 through June 2018, Legacy Desktop Metal sold an aggregate of 13,672,329 shares of its Series D preferred stock to related persons at a purchase price of $8.5656 per share. The following table summarizes purchases of Series D preferred stock from Legacy Desktop Metal by such related persons:
Name	Shares of Series D Preferred Stock	Total Purchase Price
GV 2017, L.P.(1)	1,751,190	$14,999,993
Jeffrey Immelt(2)	11,674	$99,995
KPCB Holdings, Inc., as nominee(3)	233,492	$1,999,999
Lux Ventures IV, L.P.(4)	1,167,460	$9,999,995
New Enterprise Associates 15, L.P.(5)	2,336,291	$20,011,734
The Northern Trust Company(6)	8,172,222	$69,999,985
Total	13,672,329	$117,111,701

(1)
Entities affiliated with GV 2017, L.P. held more than 5% of Legacy Desktop Metal’s capital stock. Mr. Immelt is a director.

(2)
KPCB Holdings, Inc., as nominee currently held more than 5% of Legacy Desktop Metal’s capital stock.

(3)
Entities affiliated with Lux Ventures IV, L.P. held more than 5% of Legacy Desktop Metal’s capital stock.

(4)
Entities affiliated with New Enterprise Associates 15, L.P. held more than 5% of Legacy Desktop Metal’s capital stock.

(5)
Entities affiliated with The Northern Trust Company held more than 5% of Legacy Desktop Metal’s capital stock.

Series E and E-1 Preferred Stock Financing
In January 2019, Legacy Desktop Metal sold an aggregate of 11,575,577 shares of its Series E preferred stock and 2,494,737 shares of Series E-1 preferred stock to related persons at a purchase price of $10.0211 per share. The following table summarizes purchases of Series E preferred stock and Series E-1 preferred stock from Legacy Desktop Metal by such related persons:
Name	Shares of Series E Preferred Stock	Total Purchase Price
KDT Desktop Metal Holdings, LLC(1)	7,484,209	$75,000,007
KPCB Holdings, Inc., as nominee(2)	99,790	$1,000,006
Lux Co-Invest Opportunities, L.P.(3)	1,496,842	$15,000,003
New Enterprise Associates 15, L.P.(4)	1,496,842	$15,000,003
The Northern Trust Company(5)	997,894	$9,999,996
KPCB Holdings, Inc., as nominee(2)	99,790	$1,000,006
Total	11,575,577	$116,000,015

(1)
KDT Desktop Metal Holdings, LLC held more than 5% of Legacy Desktop Metal’s capital stock.

(2)
KPCB Holdings, Inc., as nominee held more than 5% of Legacy Desktop Metal’s capital stock.

(3)
Entities affiliated with Lux Co-Invest Opportunities, L.P. held more than 5% of Legacy Desktop Metal’s capital stock.

(4)
Entities affiliated with New Enterprise Associates 15, L.P. held more than 5% of Legacy Desktop Metal’s capital stock

(5)
Entities affiliated with The Northern Trust Company held more than 5% of Legacy Desktop Metal’s capital stock.

Name	Shares of Series E-1 Preferred Stock	Total Purchase Price
GV 2019, L.P.(1)	2,494,737	$25,000,008.95

(1)
Entities affiliated with GV 2019, L.P. held more than 5% of Legacy Desktop Metal’s capital stock.

Investors’ Rights Agreement
Legacy Desktop Metal was party to the Fourth Amended and Restated Investors’ Rights Agreement, dated as of January 14, 2019, as amended, which provided, among other things, that certain holders of its capital stock, including (i) entities affiliated with Google Ventures, KDT Desktop Metal Holdings, Inc., KPCB Holdings, Inc., as nominee, Lux Ventures, New Enterprise Associates, and The Northern Trust Company, each of which held more than 5% of Legacy Desktop Metal’s capital stock, (ii) Ford Motor Company, which is affiliated with a former director, Gary Johnson, and (iii) Jeffrey Immelt, a director, had the right to demand that Legacy Desktop Metal file a registration statement or request that their shares of capital stock be covered by a registration statement that Legacy Desktop Metal was otherwise filing. Wen Hsieh, Bilal Zuberi and Dayna Grayson, each of whom are directors, are affiliated with Google Ventures,

KDT Desktop Metal Holdings, Inc., KPCB Holdings, Inc., as nominee, Lux Ventures and New Enterprise Associates, respectively. This agreement terminated upon completion of the Trine Business Combination.
Right of First Refusal
Pursuant to certain of Legacy Desktop Metal’s equity compensation plans and certain agreements with its stockholders, including the Fourth Amended and Restated Right of First Refusal and Co-sale Agreement, dated as of January 14, 2019, or the ROFR Agreement, Legacy Desktop Metal or its assignees had the right to purchase shares of Legacy Desktop Metal capital stock which stockholders propose to sell to other parties. Certain holders of Legacy Desktop Metal capital stock, including (i) entities affiliated with Google Ventures, KDT Desktop Metal Holdings, Inc., KPCB Holdings, Inc., as nominee, Lux Ventures, New Enterprise Associates and The Northern Trust Company, each of which held more than 5% of Desktop Metal’s capital stock, (ii) Ford Motor Company, which is affiliated with a former director, Gary Johnson, (iii) and Jeffrey Immelt, a director, had rights of first refusal and co-sale under the ROFR Agreement. Wen Hsieh, Bilal Zuberi and Dayna Grayson, each of whom are directors, are affiliated with Google Ventures, KDT Desktop Metal Holdings, Inc., KPCB Holdings, Inc., as nominee, Lux Ventures and New Enterprise Associates, respectively. These rights terminated upon completion of the Trine Business Combination.
Voting Agreement
Legacy Desktop Metal was a party to the Fourth Amended and Restated Voting Agreement, dated as of January 14, 2019, pursuant to which certain holders of its capital stock, including (i) entities affiliated with Google Ventures, KDT Desktop Metal Holdings, Inc., KPCB Holdings, Inc., as nominee, Lux Ventures, New Enterprise Associates and The Northern Trust Company, each of which held more than 5% of Desktop Metal’s capital stock, (ii) Ford Motor Company, which is affiliated with a former director, Gary Johnson, and (iii) Jeffrey Immelt and Ric Fulop, each of whom are directors, agreed to vote their shares of Legacy Desktop Metal capital stock on certain matters, including with respect to the election of directors. Wen Hsieh, Bilal Zuberi and Dayna Grayson, each of whom are directors, are affiliated with Google Ventures, KDT Desktop Metal Holdings, Inc., KPCB Holdings, Inc., as nominee, Lux Ventures and New Enterprise Associates, respectively. This agreement terminated upon completion of the Trine Business Combination.
Warrants
In August 2020, Legacy Desktop Metal issued a warrant to purchase up to 300,000 shares of Legacy Desktop Metal’s common stock to KDT Desktop Metal Holdings, LLC, which held more than 5% of Desktop Metal’s capital stock, in exchange for technical research and development advisor services. The warrant was cashlessly exercised for 200,151 shares of Legacy Desktop Metal’s common stock in connection with the consummation of the Trine Business Combination.
Option Repricing
In July 2020, Legacy Desktop Metal’s board of directors approved a stock option repricing in which the strike price of employees’ unvested stock option awards was modified to the strike price consummate with the recent third party stock valuation. No vested stock option awards were eligible for repricing. The repriced options are subject to a new four year vesting schedule with a vesting commencement date of September 1, 2020. Employees had the ability to opt out of the repricing of the unvested stock option grants by providing notice to Legacy Desktop Metal. Steve Billow, Meg Broderick and Elizabeth Linardos, each an executive officer, participated in the repricing.
Restricted Stock Unit Grant to Director
In August 2020, Legacy Desktop Metal’s board of directors approved a grant of 50,000 restricted stock units to Stephen Nigro in connection with his role as a consultant to Desktop Metal.
Transaction Bonuses
In December 2020, our Chief Executive Officer and Chairman, Ric Fulop, and our General Counsel, Meg Broderick, and our Chief Product Officer, Arjun Aggarwal, were each awarded a cash bonus of $150,000 in connection with their efforts related to the Trine Business Combination. Ms. Broderick was previously awarded a cash bonus in the amount of $40,000 in connection with the Trine Business Combination. In February 2021, our Chief Financial Officer and Treasurer, James Haley, was awarded a cash bonus in the amount of $150,000 in connection with his efforts related to the Trine Business Combination.
Director and Officer Indemnification
Legacy Desktop Metal’s charter and bylaws provided for indemnification and advancement of expenses for its directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. Legacy Desktop Metal also entered into indemnification agreements with each of its directors. Following the Trine Business Combination, these agreements were replaced with new indemnification agreements for each director and officer.
PIPE Investment
In August 2020, Jeffrey Immelt, a director, entered into a Subscription Agreement with Trine to subscribe for 25,000 shares of Class A common stock at a purchase price of $250,000 pursuant to a private placement of Trine Class A common stock that closed immediately prior to the Trine Business Combination.
Acquisition
On February 16, 2021, pursuant to a Purchase Agreement and Plan of Merger by and among Desktop Metal and certain of its affiliates, Ali El Siblani, EnvisionTec, Inc. and certain of its affiliates (the “EnvisionTec Group”), we completed the acquisition of the EnvisionTec Group (the “EnvisionTec Acquisition”). Upon completion of the EnvisionTec Acquisition, (i) Mr. El Siblani, a director and executive officer, received $143.8 million in cash, and (b) 5,036,142 shares of Class A common stock of Desktop Metal, with a fair value of approximately $159.8 million as of the close of business on the acquisition date, and (ii) Mr. El Siblani was elected to our Board of Directors.
Agreements with Entities Controlled by Ali El Siblani
As a result of our EnvisionTec Acquisition in February 2021, we entered into several lease agreements with entities controlled by Ali El Siblani, a director and executive officer, for facility space located in Dearborn, Michigan and Gladbeck, Germany. Pursuant to the lease agreements, we pay such entities approximately $400,000 per year in rent payments. Following the EnvisionTec Acquisition, we are also a party to a distribution agreement with Sibco Europe Ltd., a distributor based in the United Kingdom of which Mr. El Siblani is the managing director and sole owner, and E3D Technology, a wholly-owned subsidiary of Sibco Europe Ltd., for services including research and development, maintenance, and marketing services. Depending on the volume of activity under these agreements, we may pay such entities more than $120,000 per year; however, since the EnvisionTec Acquisition, we have not made any payments to Sibco Europe Ltd., and we have paid E3D Technology approximately $54,000.
Procedures with Respect to Review and Approval of Related Person Transactions
Our board of directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception of such conflicts of interest). We have adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on the NYSE. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If the legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our general counsel will be required to present to the audit committee all relevant facts and circumstances relating to the related person transaction. The audit committee will be required to review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of the our code of business conduct and ethics, and either approve or disapprove the related person transaction. If advance audit committee approval of a related person transaction requiring the audit committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the audit committee, subject to ratification of the transaction by the audit committee at the audit committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then, upon such recognition, the transaction will be presented to the audit committee for ratification at the audit committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the audit committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then-current related person transactions. No director will be permitted to participate in approval of a related person transaction for which he or she is a related person.

DESCRIPTION OF DESKTOP METAL CAPITAL STOCK
General
The following description summarizes some of the terms of our certificate of incorporation and bylaws and of the General Corporation Law of the State of Delaware. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.
Capital Stock
Our authorized capital stock consists of 500,000,000 shares of Class A common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share. As of April 30, 2021, there were 252,689,568 shares of Class A common stock outstanding. No shares of preferred stock have been issued or are outstanding. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Class A Common Stock
Holders of shares of Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of Class A common stock do not have cumulative voting rights in the election of directors.
In the event of our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to any future holders of preferred stock having liquidation preferences, if any, the holders of Class A common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of Class A common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, powers, preferences and privileges of holders of the Class A common stock are subject to those of the holders of any shares of preferred stock that the board of directors may authorize and issue in the future.
Preferred Stock
Under the terms of the certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, powers, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock.
Additionally, the issuance of preferred stock may adversely affect the holders of Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Class A common stock.
Dividends
Declaration and payment of any dividend is subject to the discretion of our board of directors. The time and amount of dividends is dependent upon, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations our board of directors may regard as relevant.
We currently intend to retain all available funds and any future earnings to fund the development and growth of our business, and therefore do not anticipate declaring or paying any cash dividends on Class A common stock in the foreseeable future.
Anti-Takeover Provisions
The certificate of incorporation and bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.
Authorized but Unissued Shares
The authorized but unissued shares of Class A common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Classified Board of Directors
Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three- year term. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors.
Stockholder Action; Special Meetings of Stockholders
Our certificate of incorporation provides that stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, a holder controlling a majority of capital stock would not be able to amend the bylaws or remove directors without holding a meeting of stockholders called in accordance with the bylaws. Further, our certificate of incorporation provides that only the chairperson of our board of directors, a majority of our board of directors, our Chief Executive Officer or our President may call special meetings of stockholders, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of capital stock to take any action, including the removal of directors.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting or special meeting of stockholders. Generally, in order for any matter to be “properly brought” before a meeting, the matter must be (a) specified in a notice of meeting given by or at the direction of our board of directors, (b) if not specified in a notice of meeting, otherwise brought before the meeting by our board of directors or the chairperson of the meeting, or (c) otherwise properly brought before the meeting by a stockholder present in person who (1) was a stockholder both at the time of giving the notice and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with the advance notice procedures specified in our bylaws or properly made such proposal in accordance with Rule 14a-8 under the Exchange Act and the rules and regulations thereunder, which proposal has been included in the proxy statement for the annual meeting. Further, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (a) provide timely notice in writing and in proper form to the secretary and (b) provide any updates or supplements to such notice at the times and in the forms required by our bylaws. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made.
Stockholders at an annual meeting or special meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a qualified stockholder of record on the record date for such meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of the outstanding voting securities until the next stockholder meeting.
Amendment of Certificate of Incorporation or Bylaws
Our bylaws may be amended or repealed by a majority vote of our board of directors or by the holders of at least sixty-six and two-thirds percent of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class. The affirmative vote of a majority of our board of directors and at least sixty-six and two-thirds percent in voting power of the outstanding shares entitled to vote would be required to amend certain provisions of our certificate of incorporation.
Limitations on Liability and Indemnification of Officers and Directors
Our certificate of incorporation and bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. We have entered into indemnification agreements with each of our directors and officers. In some cases, the provisions of those indemnification agreements may be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our certificate of incorporation and bylaws include provisions that eliminate the personal liability of directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director.
These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of our company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the our shares at the time of the transaction to which the action relates.
Forum Selection
Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, to the fullest extent permitted by applicable law, is the sole and exclusive forum for: (i) any derivative action brought by a stockholder on behalf of the Company, (ii) any claim of breach of a fiduciary duty owed by any of our directors, officers, stockholders or employees, (iii) any claim against us arising under our certificate of incorporation, bylaws or the DGCL or (iv) any claim against us governed by the internal affairs doctrine. Our certificate of incorporation designates the federal district courts of the United States of America as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Transfer Agent and Registrar
The transfer agent and registrar for the Class A common stock is Continental Stock Transfer & Trust Company.
Trading Symbol and Market
Our Class A common stock is listed on the NYSE under the symbol “DM”.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
Subject to the limitations, assumptions and qualifications described herein, it is the opinion of McGuireWoods LLP that the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The following discussion is a summary of certain material U.S. federal income tax consequences of the Mergers to U.S. holders of ExOne common stock. This discussion is based on the Code, applicable Treasury regulations promulgated thereunder, administrative rulings and judicial authorities, each as in effect as of the date of this proxy statement/prospectus and all of which are subject to change at any time, possibly with retroactive effect.
This discussion addresses only U.S. holders who hold their ExOne common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). It does not address all aspects of U.S. federal income taxation that might be relevant to a particular U.S. holder in light of such U.S. holder’s individual circumstances or to a U.S. holder that is subject to special treatment under U.S. federal income tax law, including, without limitation:
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a bank, insurance company or other financial institution;

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a tax-exempt organization or governmental organizations;

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a mutual fund;

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a U.S. expatriate or former citizen or long-term resident of the United States;

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an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes or an investor in such an entity;

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a dealer or broke in securities or currencies;

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regulated investment companies;

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real estate investment trusts;

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a person who holds ExOne common stock as part of a hedge, straddle, constructive sale or conversion transaction;

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a person who holds or is deemed to hold Desktop Metal Class A common stock;

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a person who acquired its shares of ExOne common stock pursuant to the exercise of employee stock options or otherwise as compensation or in connection with the performance of services;

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a person who has a functional currency other than the United States dollar;

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a person who holds or has held, actually or constructively, 5% or more of the issued and outstanding ExOne common stock (by vote or value);

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a person who holds ExOne common stock as “qualified small business stock” within the meaning of Section 1202(c) of the Code;

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a person who exercised dissenters’ or appraisal rights; and

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a trader in securities who elects to apply a mark-to-market method of accounting.

For purposes of this discussion a “U.S. holder” is a beneficial holder of ExOne common stock that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (1) the administration over which a court within the United States is able to exercise primary jurisdiction and one or more “United States Persons” (as defined in Section 7701(a)(30) of the Code) have the authority to control all of its substantial decisions or (2) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States Person under the Code.
This discussion does not address other U.S. federal tax consequences (such as gift or estate taxes or alternative minimum taxes or Medicare contribution tax on net investment income) other than U.S. federal income tax consequences, or consequences under state, local or non-U.S. tax laws, nor does it address certain tax reporting requirements that may be applicable with respect to the transactions contemplated by the

Merger Agreement. In addition, this discussion does not address any tax consequences relating to ExOne options or equity incentive awards, including, without limitation, their conversion into Desktop Metal equity incentive awards.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds ExOne common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships and partners in such partnerships holding ExOne common stock should consult their tax advisors with respect to the consequences of the Mergers.
All ExOne stockholders (and holders of ExOne equity incentive awards) should consult their tax advisors as to the specific tax consequences to them of the Mergers in light of their particular circumstances, including the applicability and effect of U.S. federal, state and local and non-U.S. income and other tax laws.
It is the intention of Desktop Metal and ExOne that the Mergers, taken together, will constitute a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to the completion of the Mergers that ExOne receives an opinion from its counsel (or, if ExOne’s counsel is unable or unwilling to issue such opinion, from Desktop Metal’s counsel) dated as of the closing date substantially to the effect that, for U.S. federal income tax purposes, the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Such opinion will based on, among other things, certain facts, representations and covenants, each made by officers of Desktop Metal and ExOne, and assumptions, all of which must be consistent with the state of facts existing at the time of the Mergers. If any of these facts, representations, covenants and assumptions are, or become, inaccurate or incomplete, such opinion may be invalid, and the conclusions reached therein could be jeopardized. An opinion of counsel represents counsel’s best legal judgment and is not binding on the IRS or the courts, which may not agree with the conclusions set forth in such opinion. Neither Desktop Metal nor ExOne has sought or will seek a ruling from the IRS as to the U.S. federal income tax consequences of the Mergers.
Accordingly, this discussion neither binds the IRS nor precludes it from adopting a contrary position, and there can be no assurances that the IRS or a court would not disagree with or challenge any of the conclusions described herein. If the IRS successfully challenges the reorganization status of the Mergers, U.S. holders will be treated as if they sold their ExOne common stock in a fully taxable transaction (as described below in “— Tax Consequences if the Mergers Fail to Qualify as a Reorganization”).
Tax Consequences of the Mergers Generally
Tax Consequences if the Mergers Qualify as a “Reorganization”
Assuming that the Mergers, taken together, qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the material U.S. federal income tax consequences to a U.S. holder whose shares of ExOne common stock are exchanged in the Mergers for merger consideration generally will be as follows:
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a U.S. holder generally will recognize gain (but not loss) in an amount equal to the lesser of (i) the amount of cash received by the U.S. holder (other than cash received in lieu of a fractional share of Desktop Metal Class A common stock, which is discussed below under “— Cash Received In Lieu of a Fractional Share of Desktop Metal Class A common stock”) and (ii) the amount by which the sum of the amount of such cash and the fair market value of the Desktop Metal Class A common stock received by the U.S. holder exceeds the U.S. holder’s tax basis in its ExOne common stock (other than the portion of the basis attributable to the cash received in lieu of a fractional share of Desktop Metal Class A common stock);

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a U.S. holder will have an aggregate tax basis in the shares of Desktop Metal Class A common stock received in the Mergers (including fractional shares of Desktop Metal Class A common stock deemed received and redeemed for cash, as described below) equal to the U.S. holder’s aggregate tax basis in its shares of ExOne common stock surrendered, reduced by the amount of cash received in the Mergers (other than cash received in lieu of a fractional share of Desktop Metal Class A common stock), and increased by the amount of any gain recognized, if any, by the U.S. holder in the Mergers (other than with respect to cash received in lieu of a fractional share of Desktop Metal Class A common stock); and

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a U.S. holder’s holding period of the shares of Desktop Metal Class A common stock received in the Mergers (including fractional shares of Desktop Metal Class A common stock deemed received and redeemed, as described below) will include such U.S. holder’s holding period of the shares of ExOne common stock surrendered in exchange therefor.

Tax Consequences if the Mergers Fail to Qualify as a “Reorganization”
If the Mergers, taken together, do not qualify as a reorganization within the meaning of Section 368(a) of the Code, a U.S. holder whose shares of ExOne common stock are exchanged in the Mergers for the merger consideration will generally recognize capital gain or loss in an amount equal to the difference between the sum of the amount of cash and the fair market value of Desktop Metal Class A common stock received by the U.S. holder in the exchange and the U.S. holder’s tax basis in its shares of ExOne common stock surrendered. The U.S. holder’s holding period of the shares of Desktop Metal Class A common stock received in the Mergers would begin on the day after the date of the Mergers.
If a U.S. holder acquired different blocks of ExOne common stock at different times or different prices, the foregoing rules generally will be applied separately with reference to each block of ExOne common stock. In particular, in computing the amount of gain recognized, if any, a U.S. holder may not offset a loss realized on one block of shares against the gain realized on another block of shares.
Any gain or loss recognized by a U.S. holder in connection with the Mergers will be generally be long-term capital gain or loss if, as of the Effective Time, the shares of ExOne common stock exchanged were held by such U.S. holder for more than one year. The deductibility of capital losses is subject to limitations.
U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequence of the Mergers in light of their particular circumstances and the consequences to them under state, local, and non-U.S. tax laws and other federal tax laws.
Cash Received In Lieu of a Fractional Share of Desktop Metal Class A Common Stock
A U.S. holder that receives cash in lieu of a fractional share of Desktop Metal Class A common stock will be deemed to have received that fractional share in the Mergers and then to have received such cash in redemption of that fractional share. As a result, a U.S. holder who receives cash in lieu of a fractional share of Desktop Metal Class A common stock generally will recognize capital gain or loss with respect to cash received in lieu of a fractional share of Desktop Metal Class A common stock equal to the difference, if any, between the amount of cash received and the tax basis in the fractional share (determined as described above). Any gain or loss recognized will be long-term capital gain or loss if, as of the Effective Time, the shares of ExOne common stock exchanged were held for more than one year. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
A non-corporate U.S. holder may be subject to information reporting and backup withholding (currently at a rate of 24%) on any cash payment received (including any cash received in lieu of a fractional share of Desktop Metal Class A common stock), unless such U.S. holder provides a correct taxpayer identification number, and certifies that such U.S. holder is not subject to backup withholding on IRS Form W-9 (or substitute Form W-9) or is otherwise exempt from backup withholding and provides appropriate proof of the applicable exemption. Backup withholding is not an additional tax and any amounts withheld may be allowed as a refund or credit against such U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished by such U.S. holder to the IRS.
The foregoing summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business or tax advice to any particular ExOne stockholder. This summary does not take into account your particular circumstances and does not address consequences that may be particular to you. Therefore, you should consult your own tax advisor regarding the particular consequences of the Mergers to you.

COMPARISON OF STOCKHOLDERS’ RIGHTS
If the transaction is completed, ExOne stockholders will receive as part of the merger consideration shares of Desktop Metal Class A common stock. The following is a summary of certain differences between (i) the current rights of ExOne stockholders under the ExOne charter and ExOne bylaws, and (ii) the current rights of Desktop Metal stockholders under the Desktop Metal charter and the Desktop Metal bylaws.
The following summary is not a complete statement of the rights of stockholders of the two companies or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to ExOne’s and Desktop Metal’s governing documents, which we urge you to read carefully and in their entirety. Copies of the respective companies’ governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see the section titled “Where You Can Find More Information.”
Between the date of the Merger Agreement and the Effective Time, Desktop Metal and ExOne have agreed to restrictions on their ability to make certain types of amendments to their organizational documents that would hinder, impede or delay in any material respect the Mergers or the consummation of the other transactions contemplated by the Merger Agreement.
General
Desktop Metal and ExOne are each incorporated under the laws of the State of Delaware and, accordingly, the rights of Desktop Metal stockholders and ExOne stockholders are both governed by the laws of the State of Delaware. As a result of the Mergers, ExOne stockholders who receive shares of Desktop Metal Class A common stock will become Desktop Metal stockholders. Thus, following the transaction, the rights of ExOne stockholders who become Desktop Metal stockholders in the transaction will continue to be governed by the laws of the State of Delaware, and will also then be governed by the Desktop Metal charter and the Desktop Metal bylaws.
Comparison of Stockholders’ Rights
The following is a comparison of certain rights of ExOne stockholders to the rights of Desktop Metal stockholders. These differences arise from the governing documents of the two companies, including the ExOne charter and the ExOne bylaws and the Desktop Metal charter and the Desktop Metal bylaws. The summary set out below is not intended to provide a comprehensive discussion of each company’s governing documents. This summary is qualified in its entirety by reference to the full text of each of the ExOne charter, the ExOne bylaws, the Desktop Metal charter and the Desktop Metal bylaws. See the section titled “Where You Can Find More Information,” for information on how to obtain a copy of these documents.
Desktop Metal	ExOne
Authorized Capital Stock

As of the date of this proxy statement/prospectus, Desktop Metal is authorized to issue 550,000,000 shares of capital stock, divided into two classes consisting of:
(i) 500,000,000 shares of Class A Common Stock, par value $0.0001 per share; and
(ii) 50,000,000 shares of preferred stock, par value $0.0001 per share.
The Desktop Metal Board is authorized to provide, from time to time, for the issuance of Desktop Metal preferred stock in one or more series.

As of the date of this proxy statement/prospectus, ExOne is authorized to issue 250,000,000 shares, divided into two classes consisting of:
(i) 200,000,000 shares of common stock, par value $0.01 per share, and
(ii) 50,000,000 shares of preferred stock, par value $0.01 per share.
The ExOne Board is authorized to provide, from time to time, for the issuance of the ExOne preferred stock in one or more series.

Desktop Metal	ExOne
Voting Rights
The Desktop Metal charter provides that, except as otherwise may be provided by law or by the Desktop Metal charter, each holder of Class A Common Stock is entitled to one (1) vote for each share of Class A Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on each matter submitted to a vote of stockholders.	The ExOne charter provides that, except as otherwise may be provided by law or by the ExOne charter, (i) the holders of shares of ExOne common stock or of any class or series thereof are entitled to one (1) vote for each such share, and (ii) subject to the voting rights expressly conferred under prescribed conditions upon the stock ranking senior to the ExOne common stock, the holders of shares of ExOne common stock have the exclusive voting rights for the election of directors and for all other purposes.
Quorum
The Desktop Metal bylaws provide that the holders of a majority of all of the shares of the stock entitled to vote at a meeting, present in person, by remote communication or by proxy, will constitute a quorum for the meeting.	The ExOne bylaws provide that the holders of a majority of all of the shares of the stock entitled to vote at a meeting, present in person or by proxy, will constitute a quorum for the meeting.
Stockholder Rights Plans
Desktop Metal does not currently have a stockholder rights plan.	ExOne does not currently have a stockholder rights plan.
Rights of Preferred Stock

The Desktop Metal charter provides that the Desktop Metal Board may establish and fix the rights and preferences for preferred stock.
No shares of Desktop Metal preferred stock were outstanding as of the date of this proxy statement/prospectus.

The ExOne charter provides that the ExOne Board may establish and fix the rights and preferences for preferred stock.
No shares of ExOne preferred stock were outstanding as of the date of this proxy statement/prospectus.

Number of Directors

The Desktop Metal charter provides that the total number of directors of Desktop Metal will be determined from time to time by resolution the Desktop Metal Board. The Desktop Metal bylaws provide that directors need not be stockholders.
The Desktop Metal Board currently has 11 members.

The ExOne bylaws provide that the number of directors of ExOne will be between one and seven or such other number as is fixed from time to time by the ExOne Board, provided however, that the Board will at no time consist of fewer than three or more than sixteen directors.
The ExOne Board currently has 8 members.

Desktop Metal	ExOne
Election of Directors; Classified Board
The Desktop Metal charter provides that Desktop Metal stockholders shall elect directors, each of whom shall hold office for an initial term ending in either 2021, 2022 or 2023, and thereafter for a term of three years or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. At all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect directors.
The ExOne bylaws provide that each director will be elected by the vote of the majority of the shares cast with respect to the director at any meeting of stockholders for the election of directors at which a quorum is present, provided that, if at the close of the applicable notice period set forth in the ExOne charter, the number of persons properly nominated to serve as directors exceeds the number of directors to be elected, the directors will be elected by a plurality of the votes of the shares represented at the meeting and entitled to vote on the election of directors. ExOne does not have a classified board of directors.
Each director will hold office until his or her successor is elected and qualified, or until his or her earlier death or resignation.

Filling Vacancies on the Board of Directors
The Desktop Metal charter provides that, subject to the Stockholders Agreement and the special rights of the holders of any class or series of Desktop Metal preferred stock, if any, to elect directors, newly created directorships resulting from any increase in the number of directors and any vacancies on the Desktop Metal Board resulting from death, resignation, removal, disqualification or other cause will be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders.	The ExOne charter and ExOne bylaws provide that subject to the rights of the holders of any class or series of ExOne preferred stock, if any, to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the ExOne Board resulting from death, resignation, removal, disqualification or other cause will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum.
Cumulative Voting
The Desktop Metal charter and the Desktop Metal bylaws do not provide for cumulative voting.	The ExOne charter and the ExOne bylaws do not provide for cumulative voting.
Removal of Directors
The Desktop Metal charter provides that, subject to the Stockholders Agreement and the rights of holders of any series of Desktop Metal preferred stock, if any, to elect directors, no director may be removed except for cause, and directors may be removed for cause only by the affirmative vote of shares representing at least 66 2∕3% of the shares then entitled to vote at an election of directors.	The ExOne charter provides that no director may be removed except for cause, and directors may be removed for cause only by an affirmative vote of shares representing a majority of the shares then entitled to vote at an election of directors, voting together as a single class.

Desktop Metal	ExOne
Director Nominations by Stockholders

The Desktop Metal bylaws provide that a stockholder must give advance written notice to Desktop Metal of a director nomination. In order to make such a nomination a stockholder must satisfy certain procedural requirements including, among others, providing timely notice of the nomination as well as the disclosure of certain information about both the nominating stockholder and the nominee.
The Desktop Metal bylaws also provide stockholders with the ability to include their director nominations in Desktop Metal’s proxy statement. The requirements include, among others, the nominating stockholder must have been a record owner of shares of Desktop Metal both at the time of giving the notice and at the time of the meeting, is entitled to vote at the meeting and has complied with the notice requirements in the bylaws satisfying certain timeliness and substantive criteria.

The ExOne bylaws provide that a stockholder must give advance written notice to ExOne of a director nomination. In order to make such nomination, a stockholder must satisfy certain procedural requirements including, among others, providing timely notice of the nomination as well as the disclosure of certain information about both the nominating stockholder and the nominee.

The ExOne bylaws do not provide stockholders holding shares of ExOne common stock with the ability to include director nominations in ExOne’s proxy statement.

Stockholder Proposals
The Desktop Metal bylaws provide that a stockholder must give advance written notice to Desktop Metal of any proposal for business to be transacted at an annual meeting of the stockholders. In order to make such a proposal a stockholder must satisfy certain procedural requirements including, among others, providing timely notice of the proposal as well as the disclosure of certain information about the nominating stockholder and the proposal.	The ExOne bylaws provide that a stockholder must give advance written notice to ExOne of any proposal for business to be transacted at an annual meeting of stockholders. In order to make such a proposal a stockholder must satisfy certain procedural requirements including, among others, providing timely notice of the proposal as well as the disclosure of certain information about the nominating stockholder and the proposal.
Stockholder Action by Written Consent
The Desktop Metal charter provides that no action which is required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken by written consent without a meeting, provided that any action required or permitted to be taken by the holders of any series of Desktop Metal preferred stock may be taken without a meeting, without prior notice and without a vote, to the extent expressly provided by the applicable certificate of designation relating to such series of Desktop Metal preferred stock, if a consent in writing, setting forth the action so taken, is signed by holders of Desktop Metal preferred stock representing not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.	The ExOne charter provides that holders of ExOne common stock are not able to act by written consent without a meeting, unless such consent is unanimous.

Desktop Metal	ExOne
Certificate of Incorporation Amendments
The Desktop Metal charter provides that, in addition to any affirmative vote required by law, the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the total voting power of all outstanding shares of capital stock of Desktop Metal entitled to vote thereon, voting together as a single class, is required to amend Part B of Article IV (relating to the Desktop Metal preferred stock), Article V (relating to the Desktop Metal Board), Article VI (relating to action by the stockholders), Article VII (relating to liability of directors), Article VIII (relating to indemnification of directors and officers of the Company), Article IX (relating to forum selection) and Article X (relating to amendments).	The ExOne charter provides that, in addition to any affirmative vote required by law, the affirmative vote of the holders of at least 75% of the voting power of all outstanding shares of capital stock of ExOne generally entitled to vote in the election of directors, voting together as a single class, is required to amend, modify or repeal the supermajority voting requirement for stockholders to amend the ExOne bylaws, the provisions of the ExOne charter addressing the number, removal and vacancies of directors, special meetings of stockholders, stockholder action by written consent and certain other provisions of the ExOne charter.
Bylaw Amendments
The Desktop Metal charter provides that the Desktop Metal Board may adopt, amend or repeal the Desktop Metal bylaws. Further, the Desktop Metal bylaws may be amended, in whole or in part, by the affirmative vote of the shares representing not less than two-thirds of the voting power of all outstanding shares of capital stock of Desktop Metal generally entitled to vote in an election of directors, voting together as a single class.	The ExOne charter provides that ExOne Board may adopt, amend or repeal the ExOne bylaws. Further, the ExOne bylaws may be amended, in whole or in part, and new bylaws may be adopted (i) by action of the ExOne Board; provided, however, with respect to certain ExOne bylaw provisions, the Board will require the affirmative vote of not less than 75% of all directors then in office at a regular or special meeting of the Board called for that purpose; or (ii) by the affirmative vote of the shares representing not less than 75% of the voting power of all outstanding shares of capital stock of ExOne generally entitled to vote in the election of directors, voting together as a single class.
Special Meetings of Stockholders

The Desktop Metal charter provides that special meetings of stockholders may be called only by or at the direction of the Desktop Metal Board, the chairperson of the Desktop Metal Board, Desktop Metal’s chief executive officer or Desktop Metal’s president. Desktop Metal stockholders may not call nor request a special meeting.
The Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.
The ExOne charter and the ExOne bylaws provide that special meetings of stockholders may be called only by the chairman of the ExOne Board or by a majority of the directors; provided, however, that special meetings of the stockholders will be called by the ExOne Board upon written request to ExOne’s Corporate Secretary by one or more ExOne stockholders holding shares representing in the aggregate not less than 20% of the total number of votes entitled to be cast on the matter or matters to be brought before the proposed special meeting.

Desktop Metal	ExOne
Notice of Meetings of Stockholders
The Desktop Metal bylaws provide that written notice of the place, if any, date and time of the meeting, means of remote communication, if any, of each meeting of the stockholders will be given not less than 10 days nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting. The notice of a special meeting will also state the purpose or purposes for which the meeting is called.	The ExOne bylaws provide that written notice of the place, means of remote communication, if any, date, and time of each meeting of the stockholders will be given not less than 10 days (20 days if the stockholders are to approve a merger or consolidation or a sale, lease or exchange of all or substantially all ExOne’s assets) nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting. The notice of a special meeting will also state the purpose or purposes for which the meeting is called.
Proxies
The Desktop Metal bylaws provide that a stockholder entitled to vote may vote in person or by proxy.	The ExOne bylaws provide that at all meetings of stockholders, a stockholder may vote in person or by proxy.
Limitation of Personal Liability of Directors
The Desktop Metal charter provides that a director of Desktop Metal will not be personally liable to Desktop Metal or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same now exists or may hereafter be amended. The amendment, repeal or modification of such provision in Desktop Metal’s charter, or the adoption or any provision of the Desktop Metal charter inconsistent with this provision shall not adversely affect any right or protection of a director of Desktop Metal occurring prior to such amendment, repeal, modification or adoption.
The ExOne charter provides that a director of ExOne will not be personally liable to ExOne or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to ExOne or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, as the same exists or as such provision may hereafter be amended, supplemented or replaced, or (4) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of ExOne, in addition to the limitation on personal liability provided herein, will be limited to the fullest extent permitted by the DGCL, as so amended.
Any repeal or modification by ExOne stockholders of such provision in ExOne’s charter will be prospective only and will not adversely affect any limitation on the personal liability of a director existing at the time of such repeal or modification.

Desktop Metal	ExOne
Indemnification of Directors and Officers

The Desktop Metal charter and by laws provide that Desktop Metal will indemnify, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director of officer of Desktop Metal who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Desktop Metal or, while serving as a director or officer of Desktop Metal, is or was serving at the request of Desktop Metal as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise, or non-profit entity only if such proceeding was authorized in the specific case by the board.
The right to indemnification covers all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with such proceeding. It also includes the right to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified for the expenses.
Such rights will continue as to an indemnitee who has ceased to be a director or officer and will inure to the benefit of his or her estate, heirs, executors, administrators, legatees and distributees.

The ExOne bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which such bylaw is in effect, a director or officer of ExOne or is or was serving at the request of ExOne as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by ExOne, will be indemnified and held harmless by ExOne to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended.
The right to indemnification covers all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification will continue as to a person who has ceased to be a director, officer, trustee, employee or agent and will inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in such bylaw with respect to proceedings to enforce rights to indemnification, ExOne will indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the ExOne Board.
The rights under this bylaw are contract rights that vest at the time of such person’s service to or at the request of ExOne and such rights will continue as to an indemnitee who has ceased to be a director, officer, trustee, employee or agent and will inure to the benefit of the indemnitee’s heirs, executors and administrators.
The ExOne bylaws provide that ExOne will pay the expenses incurred by such person in defending any such proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if it will ultimately be determined that such person is not entitled to be indemnified by ExOne as authorized in the ExOne bylaws or otherwise.

Desktop Metal	ExOne
Forum Selection
The Desktop Metal charter provides that unless Desktop Metal consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of Desktop Metal, (ii) any claim of breach of a fiduciary duty owed by any directors, officers, or stockholders of Desktop Metal, (iii) any claim against Desktop Metal arising under its charter, bylaws or the DGCL or (iv) any claim against Desktop Metal governed by the internal affairs doctrine. The Desktop Metal charter designates the federal district courts of the United States of America as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.	The ExOne bylaws provide that unless ExOne consents in writing to the selection of an alternative forum, (a) the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of ExOne, (ii) any claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of ExOne to ExOne or to ExOne’s stockholders, (iii) any claim arising pursuant to any provision of the DGCL or the ExOne charter or the ExOne bylaws (as either may be amended from time to time) or as to which the DGCL confers jurisdiction on the Chancery Court or (iv) any claim governed by the internal affairs doctrine; and (b) the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

APPRAISAL RIGHTS OF EXONE STOCKHOLDERS
Under Section 262 of the DGCL, holders of shares of ExOne common stock who do not vote in favor of the adoption of the Merger Agreement (or do not otherwise waive appraisal rights) and who properly comply with the procedures specified in Section 262 of the DGCL will be entitled to appraisal rights under Delaware law to have the Delaware Court of Chancery determine the “fair value” of such stockholder’s shares of ExOne common stock as of the Effective Time (exclusive of any element of value arising from the accomplishment or expectation of the Mergers) and thereafter to receive payment of such “fair value” in cash, together with interest, if any, at the rate specified in Section 262 of the DGCL in lieu of receiving the merger consideration with respect to the stockholder’s shares.
The following is a summary of the procedures to be followed by ExOne stockholders that wish to exercise their appraisal rights under Section 262 of the DGCL. This summary is not a full statement or summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached to this proxy statement/prospectus as Annex E and to any amendments to such section adopted or otherwise made effective after the date of this proxy statement/prospectus and prior to the special meeting. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of the shares of ExOne common stock. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation that an ExOne stockholder exercise his, her or its rights to seek appraisal under Section 262 of the DGCL.
Under Section 262 of the DGCL, when a proposed merger is submitted for approval at a meeting of stockholders as in the case of the adoption of the Merger Agreement, ExOne, not less than 20 days prior to the meeting, must notify each stockholder who was an ExOne stockholder on the record date for notice of such meeting with respect to shares for which appraisal rights are available, that appraisal rights are available and must include in the notice a copy of Section 262 of the DGCL.This proxy statement/prospectus constitutes the required notice, and a copy of Section 262 of the DGCL is attached to this proxy statement/prospectus as Annex E. A holder of ExOne common stock who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review the following discussion and Annex E carefully. Failure to strictly comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. A stockholder who is entitled to demand appraisal and properly demands appraisal but fails to fully comply with the procedures of Section 26 of the DGCL or effectively withdraws or loses such right will have his, her or its dissenting shares converted into the right to receive the merger consideration.
ExOne stockholders wishing to exercise the rights to seek an appraisal of their shares of ExOne common stock must do ALL of the following:
•
deliver to ExOne (at the address set forth below) a written demand for appraisal of their shares of ExOne common stock before the vote on the adoption of the Merger Agreement at the special meeting;

•
not vote in favor of the adoption of the Merger Agreement (or otherwise waive appraisal rights). Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, if an ExOne stockholder votes by proxy and wishes to exercise his, her or its appraisal rights such ExOne stockholder must vote against the adoption of the Merger Agreement or abstain from voting his, her or its shares of ExOne common stock;

•
continuously hold the shares of ExOne common stock for which they have demanded appraisal from the date of making the demand through the Effective Time; and

•
file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of ExOne common stock within 120 days after the Effective Time. The surviving company in the Merger is under no obligation to file any such petition and has no intention of doing so.

Voting, electronically at the special meeting or by proxy, against, abstaining from voting on or failing to vote on the adoption of the Merger Agreement will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

Only a holder of record of shares of ExOne common stock is entitled to demand an appraisal of the shares registered in that holder’s name. A demand for appraisal must be executed by or on behalf of the stockholder of record. The demand should set forth, fully and correctly, the stockholder’s name as it appears on the stock certificates (or in the stock ledger). The demand must reasonably inform ExOne of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its shares of ExOne common stock. Beneficial owners who do not hold their shares of ExOne common stock of record may not directly make appraisal demands to ExOne. The beneficial holder must, in such cases, have the owner of record, such as a bank, broker or other nominee, submit the required demand in respect of those shares of ExOne common stock of record. A record owner, such as a bank, broker or other nominee, who holds shares of ExOne common stock as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares of ExOne common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of ExOne common stock as to which appraisal is sought. Where no number of shares of ExOne common stock is expressly mentioned, the demand will be presumed to cover all shares of ExOne common stock held in the name of the record owner.
IF YOU HOLD YOUR SHARES OF EXONE COMMON STOCK IN BANK, BROKER OR OTHER NOMINEE FORMS, AND YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKER OR OTHER NOMINEE, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, YOU MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT YOUR APPRAISAL RIGHTS.
If you own shares of ExOne common stock jointly with one or more other persons, as in a joint tenancy or tenancy in common, demand for appraisal must be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in making the demand, such person is acting as agent for the record owner. If you hold shares of ExOne common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the record holder.
If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:
The ExOne Company
Attention: Corporate Secretary
127 Industry Boulevard
North Huntingdon, PA 15642
If the Mergers are consummated, the surviving company will give written notice that the Mergers have become effective within ten days after the Effective Time to each ExOne stockholder that did not vote in favor of the adoption of the Merger Agreement and delivered a written demand for appraisal in accordance with Section 262 of the DGCL. Any stockholder that has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw a demand for appraisal and accept the merger consideration, without interest, by delivering a written withdrawal of the demand for appraisal to the surviving company, except that any attempt to withdraw made more than 60 days after the Effective Time will require written approval of the surviving company. Within 120 days after the Effective Time, but not later, any stockholder that has complied with the requirements of Section 262 of the DGCL and who is otherwise entitled to appraisal rights of the surviving company may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving company in the case of a petition filed by a stockholder, demanding a determination of the value of the shares of ExOne common stock held by all such stockholders. The surviving company is under no obligation to file an appraisal petition and has no intention of doing so. If you desire to have your shares appraised, you should initiate any petitions necessary for the perfection of your appraisal rights within the requisite time periods and in the manner prescribed in Section 262 of the DGCL.
Within 120 days after the Effective Time, any stockholder that has complied with the provisions of Section 262 of the DGCL will be entitled to receive from the surviving company, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which ExOne has received demands for appraisal, and the aggregate number of holders of those shares. Upon receiving such a written request, the surviving company must mail the statement within the later of ten days of receipt by the surviving company of the request or ten days after expiration of the period for delivery of demands for appraisal. If you are the beneficial owner of shares of ExOne common stock held in a voting trust or by a nominee on your behalf you may, in your own name, file an appraisal petition or request the statement described in this paragraph from the surviving company.
If a petition for appraisal is duly filed by any holder of shares of ExOne common stock who has properly perfected his, her or its appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is delivered to the surviving company, the surviving company will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Register in Chancery with a duly verified list containing the names and addresses of all holders who have demanded an appraisal of their shares. The Delaware Court of Chancery will then determine which stockholders have complied with the provisions of Section 262 of the DGCL and have become entitled to appraisal rights and may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the Register in Chancery for notation thereon of the pending appraisal proceedings, and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder who fails to comply with this direction. Where proceedings are not dismissed or the demand for appraisal is not successfully withdrawn, the appraisal proceeding will be conducted as to the shares of ExOne common stock owned by such stockholders in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will thereafter determine the fair value of the shares of ExOne common stock at the Effective Time held by all stockholders who have properly perfected appraisal rights, exclusive of any element of value arising from the accomplishment or expectation of the Mergers. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such fair value, with interest thereon, if any, to the stockholders entitled to receive the same, upon surrender by such stockholders of their stock certificates or, in the case of book-entry shares, forthwith. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the appraisal proceedings, the surviving company may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue only on the difference between the amount so paid and the fair value determined by the Delaware Court of Chancery and any interest accrued on such amount.
The Delaware Chancery Court is required to dismiss all appraisal proceedings brought by ExOne stockholders who are entitled to appraisal unless (i) the total number of shares entitled to appraisal exceeds 1% of the issued and outstanding shares of ExOne common stock immediately prior to the Effective Time or (ii) the value of the merger consideration with respect to all shares entitled to appraisal exceeds $1,000,000.
In determining the fair value, and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. The fair value of shares of ExOne common stock as determined under Section 262 of the DGCL could be greater than, the same as, or less than the value of the merger consideration. We do not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of ExOne common stock is less than the value of the merger consideration.
If no ExOne stockholder files a petition for appraisal within 120 days after the Effective Time, then all dissenting stockholders will lose the right to an appraisal, and will instead receive the merger consideration, without interest thereon, less any withholding taxes.
The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may tax those costs against the parties as the Delaware Court of Chancery deems to be equitable under the circumstances. However, costs do not include attorneys and expert witness fees. Each stockholder is responsible for its own attorneys’ and experts’ expenses, although, upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.
Any stockholder that has duly demanded an appraisal in compliance with Section 262 of the DGCL will not, after the Effective Time, be entitled to vote the shares of ExOne common stock subject to that demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of shares of ExOne common stock as of a record date prior to the Effective Time.
Any stockholder that has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw a demand for appraisal and accept the merger consideration by delivering a written withdrawal of the demand for appraisal to the surviving company, except that any attempt to withdraw made more than 60 days after the Effective Time will require written approval of the surviving company. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of such court and such approval may be conditioned on terms the Delaware Court of Chancery deems just; provided, however, that the foregoing will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered in the Mergers within 60 days after the Effective Time. If an ExOne stockholder fails to perfect, successfully withdraw or loses the appraisal right, his, her or its shares of ExOne common stock will be converted into the right to receive the merger consideration, without interest thereon, less any withholding taxes.
You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement.
FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH APPRAISAL RIGHTS. In that event, an ExOne stockholder will be entitled to receive the merger consideration for his, her or its shares in accordance with the terms of the Merger Agreement.
THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL.

LEGAL MATTERS
The legality of the shares of Desktop Metal Class A common stock offered hereby will be passed upon for Desktop Metal by Latham & Watkins LLP. Certain U.S. federal income tax consequences relating to the transactions will be passed upon for ExOne by McGuireWoods LLP.
EXPERTS
The financial statements of Desktop Metal, Inc. and its subsidiaries as of and for the years ended December 31, 2020 and 2019 included in this proxy statement/prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration Statement (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the restatement of the 2020 consolidated financial statements to correct a misstatement). Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The financial statements of EnvisionTEC Group as of and for the years ended December 31, 2020 and 2019 included in this proxy statement/prospectus have been so included in reliance on the report of BDO USA LLP, independent auditor, appearing elsewhere herein, given on the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of The ExOne Company as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, were audited by Schneider Downs & Co., Inc., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
STOCKHOLDER PROPOSALS
ExOne
If the Merger Proposal is approved by the requisite vote of stockholders and the Mergers are completed in 2021, as is currently anticipated, ExOne does not expect to hold an annual meeting of stockholders in 2022 (the “2022 ExOne Annual Meeting”). If the Merger Proposal is not approved by the requisite vote of stockholders or if the Mergers are not completed for any other reason, ExOne expects the 2022 ExOne Annual Meeting will be held more than 30 days after the anniversary of the ExOne 2021 annual meeting of stockholders. ExOne will provide notice of or otherwise publicly disclose the date on which the 2022 ExOne Annual Meeting will be held.
Since ExOne expects the 2022 ExOne Annual Meeting, if held, will be more than 30 days after the anniversary of the ExOne 2021 annual meeting of stockholders, a stockholder must submit a proposal for consideration pursuant to Rule 14a-8 of the Exchange Act within a reasonable time before ExOne begins to print and send its proxy materials for such meeting. Stockholder proposals must otherwise comply with applicable law, including Rule 14a-8 of the Exchange Act, and must be submitted in writing to the Corporate Secretary at The ExOne Company, Attention: Corporate Secretary, 127 Industry Boulevard, North Huntingdon, Pennsylvania 15642. For stockholder proposals (other than those made pursuant to Rule 14a-8) and nominations to be brought before the 2022 ExOne Annual Meeting, if held, Article III, Section 13 of ExOne’s bylaws provides that a stockholder must give advance notice to ExOne’s Corporate Secretary of any business, including nominations for ExOne’s board of directors, that the stockholder wishes to raise at the ExOne 2022 Annual Meeting of Stockholders at ExOne’s principal executive offices (i) not earlier than 120 days prior to such meeting (which, if the meeting were to have been held on time, would have been no earlier than January 11, 2022), and (ii) at least 45 days prior to the anniversary date of the filing of ExOne’s proxy statement with the SEC in connection with the previous year’s annual meeting (which would have been no later than February 15, 2022).
With respect to a stockholder’s nomination of a candidate to ExOne’s board of directors, the stockholder notice to ExOne’s Corporate Secretary must contain certain information as set forth in ExOne’s bylaws about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business, the reasons for conducting such business at the meeting, any personal or other direct or indirect material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and certain other information specified in ExOne’s bylaws.
Stockholders who wish to bring a stockholder proposal or nominate a candidate for director are advised to review ExOne’s bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

CERTAIN BENEFICIAL OWNERS OF EXONE COMMON STOCK
The table below sets forth information regarding the beneficial ownership of ExOne common stock as of the close of business on the Record Date of October 4, 2021, when there were 22,361,254 issued and outstanding shares, for each person known by ExOne to beneficially own more than five percent (5%) of ExOne common stock, each ExOne director, each ExOne named executive officer, and all ExOne directors and executive officers as a group. Unless otherwise indicated, each person exercises sole voting and investment power over these shares of ExOne common stock.
ExOne determined the number of shares in the table below as beneficially owned pursuant to SEC regulations. This information does not necessarily indicate beneficial ownership for any other purpose. Beneficial ownership includes any shares of ExOne common stock as to which the individual has sole or shared voting power or investment power. ExOne also included any shares of ExOne common stock that the individual has the right to acquire within 60 days of October 4, 2021 through the exercise of any option, warrant or right.
	Beneficial Ownership
Name of Beneficial Owner	Number	Percent
Directors, Nominees and Named Executive Officers
S. Kent Rockwell(1)	4,229,943	18.9%
Paul A. Camuti	4,000	*
John F. Hartner(2)	315,586	1.4%
John Irvin(3)	218,665	*
Rick Lucas(4)	125,234	*
Gregory F. Pashke(5)	28,250	*
William F. Strome	33,500	*
Roger Thiltgen	39,073	*
Bonnie K. Wachtel	36,000	*
Douglas D. Zemba(6)	126,860	*
All Current Directors/Executive Officers as a group (11 persons)	5,218,376	23.3%
Certain Beneficial Owners
ARK Investment Management LLC(7)	2,375,334	10.6%
Nikko Asset Management Americas, Inc.(8)	1,457,036	6.5%

*
Less than 1%.

(1)
Includes (a) 4,175,493 shares held by Rockwell Forest Products, Inc. (“RFP”), (b) 14,450 shares held by the S. Kent Rockwell Foundation (“Foundation”), and (c) 40,000 shares held directly by Mr. Rockwell. Mr. Rockwell is deemed to have beneficial ownership of the shares held by RFP as the beneficiary of the S. Kent Rockwell Revocable Trust, which is the indirect, sole stockholder of RFP. Mr. Rockwell has sole voting and dispositive power with respect to the 4,175,493 shares held by RFP. Mr. Rockwell serves as the president and a member of the Board of Directors of the Foundation and shares voting and dispositive power over the 14,450 shares held by the Foundation. Listed amount does not include shares of ExOne common stock owned by the S. Kent Rockwell 1997 Irrevocable Trust. Mr. Rockwell disclaims beneficial ownership of shares held by the S. Kent Rockwell 1997 Irrevocable Trust.

(2)
Includes (a) options to purchase 200,000 shares of ExOne common stock, and (b) 57,923 shares of unvested restricted stock over which Mr. Hartner has sole voting power and no dispositive power.

(3)
Includes (a) 142,450 shares held by Mr. Irvin’s spouse, over which Mr. Irvin has shared voting power and dispositive power, and (b) 71,215 shares held by S. Kent Rockwell 1997 Irrevocable Trust over which Mr. Irvin has sole voting and investment power as the trustee of the trust.

(4)
Includes (a) options to purchase 70,000 shares of ExOne common stock, and (b) 12,338 shares of unvested restricted stock over which Mr. Lucas has sole voting power and no dispositive power.

(5)
Includes 400 shares held jointly by Mr. Pashke and his spouse over which Mr. Pashke has shared voting and dispositive power.

(6)
Includes (a) options to purchase 68,667 shares of ExOne common stock, and (b) 27,219 shares of unvested restricted stock held directly by Mr. Zemba over which he has sole voting power and no dispositive power.

(7)
ARK Investment Management LLC (“ARK”), an investment adviser, has (a) sole voting power with respect to 1,994,515 of the listed shares, and (b) sole dispositive power with respect to all of the listed shares. The address for ARK is 3 East 28th Street, 7th Floor, New York, New York 10016. This information is based solely on the Schedule 13G/A filed by ARK with the SEC on February 16, 2021, updated for shares outstanding as of October 4, 2021.

(8)
Nikko Asset Management Americas, Inc. (“NAMA”), an investment adviser, and its parent holding companies, Sumitomo Mitsui Trust Holdings Inc. (“SMTH”) and Nikko Asset Management Co., Ltd. (“NAM”), share voting and dispositive power with respect to all of the listed shares. The address for NAMA is 605 Third Avenue, 38th Floor, New York, New York 10158. The address for SMTH is 1-4-1 Marunouchi, Chiyoda-ku, Tokyo 100-8233, Japan. The address for NAM is Midtown Tower, 9-7-1 Akasaka, Minato-ku, Tokyo 107-6242, Japan. This information is based solely on the Schedule 13G/A filed by NAMA with the SEC on February 5, 2021, and the Schedule 13G/A filed by SMTH and NAM with the SEC on February 5, 2021, in each case updated for shares outstanding as of October 4, 2021.

HOUSEHOLDING OF PROXY MATERIALS
Some banks, brokerage firms or other nominees may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement/prospectus may have been sent to multiple ExOne stockholders sharing the same address. ExOne will promptly deliver a separate copy of this proxy statement/prospectus to you if you direct your request to The ExOne Company, Attention: Corporate Secretary, 127 Industry Boulevard, North Huntingdon, PA 15642, Telephone (724) 863-9663. If you want to receive separate copies of an ExOne proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee, or you may contact ExOne at the above address and telephone number.

WHERE YOU CAN FIND MORE INFORMATION
ExOne and Desktop Metal file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC filings of ExOne and Desktop Metal are available to the public at the SEC website at www.sec.gov. In addition, you may obtain free copies of the documents ExOne files with the SEC by going to ExOne’s Internet website at http://www.exone.com. You may obtain free copies of the documents Desktop Metal files with the SEC, including the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, by going to Desktop Metal’s Internet website at
http://www.desktopmetal.com. The Internet website addresses of ExOne and Desktop Metal are provided as inactive textual references only. The information provided on the Internet websites of ExOne and Desktop Metal, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement/prospectus and, therefore, is not incorporated herein by reference.
Statements contained in this proxy statement/prospectus, or in any document incorporated by reference into this proxy statement/prospectus regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows ExOne to “incorporate by reference” into this proxy statement/prospectus documents ExOne filed with the SEC including certain information required to be included in the registration statement on Form S-4 filed by Desktop Metal to register the offer of the shares of Desktop Metal Class A common stock that will be issued in the First Merger, of which this proxy statement/prospectus forms a part. This means that ExOne can disclose important information to you by referring you to those documents. The information incorporated by reference into this proxy statement/prospectus is considered to be a part of this proxy statement/prospectus, and later information that ExOne file with the SEC will update and supersede that information. ExOne incorporated by reference the documents listed below and any documents subsequently filed by it pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the date of the special meeting.
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (filed with the SEC on March 11, 2021);

•
Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 (filed with the SEC on May 17, 2021), June 30, 2021 (filed with the SEC on August 11, 2021);

•
Current Reports on Form 8-K filed with the SEC on February 5, 2021, February 9, 2021, February 12, 2021, May 17, 2021 and August 12, 2021; and

•
Definitive Proxy Statement for ExOne’s 2021 Annual Meeting filed with the SEC on April 1, 2021.

Any person may request copies of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus or other information concerning ExOne, without charge, by written or telephonic request directed to ExOne, Attention: Corporate Secretary,
127 Industry Boulevard, North Huntingdon, PA 15642 , Telephone (724) 863-9663; or to ExOne’s proxy solicitor, The Proxy Advisory Group, LLC, 18 East 41st Street, Suite 2000 New York, New York 10017-6219, Telephone (212) 616-2181; or from the SEC through the SEC website at the address provided above.
You may request a copy of this proxy statement/prospectus or other information concerning Desktop Metal, without charge, by written or telephonic request directed to Desktop Metal, Attention: Investor Relations, 63 3rd Avenue, Burlington, Massachusetts 01803, telephone (978) 224-1244; or from the SEC through the SEC website at the address provided above.
Notwithstanding the foregoing, information furnished by ExOne on any Current Report on Form 8-K, including the related exhibits, that, pursuant to and in accordance with the rules and regulations of the SEC, is not deemed “filed” for purposes of the Exchange Act will not be deemed to be incorporated by reference into this proxy statement/prospectus.
THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS TO VOTE YOUR SHARES OF

EXONE COMMON STOCK AT THE SPECIAL MEETING. EXONE HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED OCTOBER 8, 2021. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Report of Independent Registered Public Accounting Firm
To the stockholders and the Board of Directors of Desktop Metal, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Desktop Metal, Inc. and subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows, for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Restatement of the 2020 Financial Statements
As discussed in Note 2 to the consolidated financial statements, the accompanying 2020 consolidated financial statements have been restated to correct a misstatement.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
March 15, 2021 (May 17, 2021 as to the effects of the restatement discussed in Note 2)
We have served as the Company’s auditor since 2016.

DESKTOP METAL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
	December 31,
	2020 (as restated)	2019
Assets
Current assets:
Cash and cash equivalents	$483,525	$66,161
Short-term investments	111,867	84,754
Accounts receivable	6,516	4,523
Inventory	9,708	8,405
Prepaid expenses and other current assets	976	1,888
Total current assets	612,592	165,731
Restricted cash	612	612
Property and equipment, net	12,160	18,387
Capitalized software, net	312	446
Goodwill	2,252	2,252
Acquired technology, net	9,102	2,994
Other noncurrent assets	4,879	2,289
Total Assets	$641,909	$192,711
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,591	$10,228
Customer deposits	1,480	2,325
Current portion of operating lease liability	868	806
Accrued expenses and other current liabilities	7,565	5,053
Deferred revenue	3,004	2,230
Current portion of long-term debt, net of deferred financing costs	9,991	—
Total current liabilities	30,499	20,642
Warrant liability	93,328	—
Long-term debt, net of deferred financing costs	—	9,972
Lease liability, net of current portion	2,157	3,026
Total liabilities	125,984	33,640
Commitments and Contingences (Note 15)
Legacy Convertible Preferred Stock (Note 17)	—	—
Stockholders’ Equity
Preferred Stock, $0.0001 par value – authorized, 50,000,000 shares; no shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	—	—
Common Stock, $0.0001 par value – 500,000,000 shares authorized; 226,756,733 and 160,500,702 shares issued at December 31, 2020 and December 31, 2019, respectively, 224,626,597 and 154,913,934 shares outstanding at December 31, 2020 and December 31, 2019, respectively	23	16
Additional paid-in capital	844,188	453,242
Accumulated deficit	(328,277)	(294,262)
Accumulated other comprehensive (loss) income	(9)	75
Total Stockholders’ Equity	515,925	159,071
Total Liabilities and Stockholders’ Equity	$641,909	$192,711
See notes to consolidated financial statements.

DESKTOP METAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
	Years Ended December 31,
	2020 (as restated)	2019
Revenues
Products	$13,718	$22,758
Services	2,752	3,681
Total revenues	16,470	26,439
Cost of sales
Products	26,945	45,268
Services	4,574	5,528
Total cost of sales	31,519	50,796
Gross margin	(15,049)	(24,357)
Operating expenses
Research and development	43,136	54,656
Sales and marketing	13,136	18,749
General and administrative	20,734	11,283
Total operating expenses	77,006	84,688
Loss from operations	(92,055)	(109,045)
Change in fair value of warrant liability	56,417	—
Interest expense	(328)	(503)
Interest and other income, net	1,011	5,952
Loss before income taxes	(34,955)	(103,596)
Income tax benefit	940	—
Net loss	$(34,015)	$(103,596)
Net loss per share – basic and diluted	$(0.22)	$(0.69)
See notes to consolidated financial statements.

DESKTOP METAL, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands)
	Years Ended December 31,
	2020 (as restated)	2019
Net loss	$(34,015)	$(103,596)
Other comprehensive (loss) income, net of taxes:
Unrealized (loss) gain on available-for-sale marketable securities, net	(84)	171
Total comprehensive loss, net of taxes of $0	$(34,099)	$(103,425)
See notes to consolidated financial statements.

DESKTOP METAL, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(in thousands, except share amounts)
	Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Notes Receivable	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
BALANCE – January 1, 2019	84,092,669	$276,889	19,352,255	$2	$6,440	$(249)	$(190,666)	$(96)	$(184,569)
Retroactive application of recapitalization (Note 1)	(84,092,669)	(276,889)	106,977,440	11	276,878	—	—	—	276,889
Adjusted balance, beginning of period	—	—	126,329,695	13	283,318	(249)	(190,666)	(96)	92,320
Issuance of Series E Convertible Preferred Stock – net of issuance costs ($124)(1)	—	—	16,426,267	2	134,665	—	—	—	134,667
Issuance of Series E-1 Convertible Preferred Stock – net of issuance costs ($22)(1)	—	—	3,046,623	—	24,977	—	—	—	24,977
Exercise of Common Stock options	—	—	1,217,255	—	708	—	—	—	708
Vesting of restricted Common Stock	—	—	6,904,182	1	7	—	—	—	8
Stock-based compensation expense	—	—	—	—	5,215	—	—	—	5,215
Common Stock warrants issued	—	—	—	—	1,038	—	—	—	1,038
Issuance of Common Stock for acquisitions	—	—	1,066,373	—	3,563	—	—	—	3,563
Repayment of notes receivable	—	—	(76,461)	—	(249)	249	—	—	—
Net loss	—	—	—	—	—	—	(103,596)	—	(103,596)
Other comprehensive income	—	—	—	—	—	—	—	171	171
BALANCE – December 31, 2019	—	—	154,913,934	16	453,242	—	(294,262)	75	159,071
Exercise of Common Stock options	—	—	521,925	—	325	—	—	—	325
Vesting of restricted Common Stock	—	—	5,307,357	1	6	—	—	—	7
Issuance of Common Stock in connection with acquisitions	—	—	61,060	—	500	—	—	—	500
Repurchase of shares for employee tax withholdings	—	—	(9,308)	—	(101)	—	—	—	(101)
Stock-based compensation expense	—	—	—	—	8,006	—	—	—	8,006
Common Stock warrants issued and exercised	—	—	692,366	—	1,915	—	—	—	1,915
Reverse recapitalization, net of transaction costs	—	—	63,139,263	6	380,295	—	—	—	380,301
Net loss	—	—	—	—	—	—	(34,015)	—	(34,015)
Other comprehensive loss	—	—	—	—	—	—	—	(84)	(84)
BALANCE – December 31, 2020 (as restated)	—	$—	224,626,597	$23	$844,188	$—	$(328,277)	$(9)	$515,925

(1)
Issuance of Series E Convertible Preferred stock has been retroactively restated to give effect to the recapitalization transaction.

See notes to consolidated financial statements.

DESKTOP METAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Years Ended December 31,
	2020 (as restated)	2019
Cash flows from operating activities:
Net loss	$(34,015)	$(103,596)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,589	8,087
Stock-based compensation	8,006	5,215
Change in fair value of warrant liability	(56,417)	—
Expense related to Common Stock warrants issued	1,915	1,038
Loss (gain) on disposal of property and equipment	18(7)
Gain on investment, related to Make Composites, Inc.	—	(1,426)
Impairment of capitalized software	—	444
Amortization (accretion) of discount on investments	75	(1,570)
Amortization of debt financing cost	19	19
Provision for bad debt	377	199
Net increase in accrued interest related to marketable securities	(3)	(36)
Deferred tax benefit	(940)	—
Changes in operating assets and liabilities:
Accounts receivable	(2,370)	(1,664)
Inventory	(1,303)	(1,694)
Prepaid expenses and other current assets	901	809
Accounts payable	(2,637)	(4,455)
Accrued expenses and other current liabilities	(2,391)	3,272
Customer deposits	(845)	152
Deferred revenue	774	(1,693)
Change in right of use assets and lease liabilities, net	(328)	(296)
Net cash used in operating activities	(80,575)	(97,202)
Cash flows from investing activities:
Purchases of property and equipment	(1,429)	(6,867)
Purchase of other investments	(3,000)	—
Capitalized software	—	(321)
Purchase of marketable securities	(136,286)	(215,584)
Proceeds from sales and maturities of marketable securities	109,016	196,836
Cash paid for asset acquisition, net of cash acquired	(5,284)	(96)
Net cash used in investing activities	(36,983)	(26,032)
Cash flows from financing activities:
Proceeds from Preferred Stock issuances, net of issuance cost	—	159,644
Proceeds from reverse recapitalization, net of issuance costs	534,597	—
Proceeds from exercise of stock options	325	708
Proceeds from PPP loan	5,379	—
Repayment of PPP loan	(5,379)	—
Net cash provided by financing activities	534,922	160,352
Net increase in cash, cash equivalents, and restricted cash	417,364	37,118
Cash and cash equivalents at beginning of year	66,161	29,043
Restricted cash	612	612
Cash, cash equivalents, and restricted cash at year-end	$484,137	$66,773
Supplemental cash flow information:
Interest paid	$322	$485
Non-cash investing and financing activities:
Net liabilities assumed from Trine in Business Combination	$152,395	—
Accrued reverse recapitalization transaction costs	$1,901	—
Common Stock issued for acquisitions	$500	$3,563
Accrued purchase price for asset acquisition	$200	—
Tax liabilities related to withholdings on Common Stock issued in connection with acquisitions	$102	—
Additions to right of use assets and lease liabilities	$—	$296
Purchase of property and equipment included in accrued expenses and other current liabilities	$—	$109
Common Stock forfeited in satisfaction of note receivable	$—	$249
See notes to consolidated financial statements.

1.   ORGANIZATION, NATURE OF BUSINESS, AND RISK AND UNCERTAINTIES
Organization and Nature of Business
Desktop Metal, Inc. is a Delaware corporation headquartered in Burlington, Massachusetts. The company was founded in 2015 and is accelerating the transformation of manufacturing with 3D printing solutions for engineers, designers, and manufacturers. The Company designs, produces and markets 3D printing systems to a variety of end customers.
On December 9, 2020 (the “Closing Date”), Trine Acquisition Corp. (“Trine”) consummated the previously announced merger pursuant to the Agreement and Plan of Merger, dated August 26, 2020, by and among Trine, Desktop Metal, Inc. and Sparrow Merger Sub, Inc., pursuant to which Sparrow Merger Sub, Inc. merged with and into Desktop Metal, Inc., with Desktop Metal, Inc. becoming our wholly owned subsidiary (the “Business Combination”). Upon the closing of the Business Combination, Trine changed its name to Desktop Metal, Inc. and Desktop Metal, Inc. changed its name to Desktop Metal Operating, Inc.
Unless otherwise indicated or the context otherwise requires, references in this Annual Report on Form 10-K/A to the “Company” and “Desktop Metal” refer to the consolidated operations of Desktop Metal, Inc. and its subsidiaries. References to “Trine” refer to the company prior to the consummation of the Business Combination and references to “Legacy Desktop Metal” refer to Desktop Metal Operating, Inc. prior to the consummation of the Business Combination.
Legacy Desktop Metal was deemed the accounting acquirer in the Business Combination based on an analysis of the criteria outlined in Accounting Standards Codification (“ASC”) 805. This determination was primarily based on Legacy Desktop Metal’s stockholders prior to the Business Combination having a majority of the voting power in the combined company, Legacy Desktop Metal having the ability to appoint a majority of the Board of Directors of the combined company, Legacy Desktop Metal’s existing management comprising the senior management of the combined company, Legacy Desktop Metal comprising the ongoing operations of the combined company, Legacy Desktop Metal being the larger entity based on historical revenues and business operations, and the combined company assuming Legacy Desktop Metal’s name. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy Desktop Metal issuing stock for the net assets of Trine, accompanied by a recapitalization. The net assets of Trine are stated at historical cost, with no goodwill or other intangible assets recorded.
While Trine was the legal acquirer in the Business Combination, because Legacy Desktop Metal was deemed the accounting acquirer, the historical financial statements of Legacy Desktop Metal became the historical financial statements of the combined company upon the consummation of the Business Combination. As a result, the financial statements included in this report reflect (i) the historical operating results of Legacy Desktop Metal prior to the Business Combination; (ii) the combined results of Trine and Legacy Desktop Metal following the close of the Business Combination; (iii) the assets and liabilities of Legacy Desktop Metal at their historical cost; and (iv) the Company’s equity structure for all periods presented.
In accordance with guidance applicable to these circumstances, the equity structure has been restated in all comparative periods up to the Closing Date to reflect the number of shares of the Company’s common stock, $0.0001 par value per share, issued to Legacy Desktop Metal’s stockholders in connection with the Business Combination. As such, the shares and corresponding capital amounts and earnings per share related to Legacy Desktop Metal convertible preferred stock and Legacy Desktop Metal common stock prior to the Business Combination have been retroactively restated as shares reflecting the exchange ratio of 1.22122 established in the Business Combination. Legacy Desktop Metal’s convertible preferred stock previously classified as mezzanine was retroactively adjusted, converted into Common Stock, and reclassified to permanent as a result of the reverse recapitalization.
Risks and Uncertainties
The Company is subject to a number of risks similar to those of other companies of similar size in its industry, including, but not limited to, the need for successful development of products, the need for additional funding, competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, dependence on key individuals, and risks associated with changes in information technology. The Company has financed its operations to date primarily with proceeds from the sale of preferred stock and the Business Combination. The Company’s long-term success is dependent upon its ability to successfully market its products and services; generate revenue; maintain or reduce its operating costs and expenses; meet its obligations; obtain additional capital when needed; and, ultimately, achieve profitable operations. Management believes that existing cash and investments as of December 31, 2020 will be sufficient to fund operating and capital expenditure requirements through at least twelve months from the date of issuance of these consolidated financial statements.
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The consolidated financial statements of the Company are prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the regulations of the U.S Securities and Exchange Commission (“SEC”).
Restatement of Previously Issued Financial Statements
On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused in part on provisions in warrant agreements that provide for potential changes to the settlement amounts dependent upon the characteristics of the warrant holder and because the holder of a warrant is not an input into the pricing of a fixed-for-fixed option on equity shares, such provision would preclude the warrant from being classified in equity and thus the warrant should be classified as a liability. As a result of the SEC Statement, the Company reevaluated the accounting treatment of the warrants assumed as part of the business combination with Trine and associated reverse recapitalization on December 9, 2020.
Simultaneously with the consummation of Trine’s initial public offering, Trine Sponsor IH, LLC (the “Sponsor”) purchased warrants to purchase shares of Common Stock (the “Private Placement Warrants”) in a private placement. Trine further issued an unsecured promissory note to the Sponsor, which was converted into additional Private Placement Warrants. The Private Placement Warrants contain exercise and settlement features that may change with a change in the holder, which precludes the Private Placement Warrants from being considered indexed to the Company’s own stock and therefore, precludes the Private Placement Warrants from meeting the scope exception from derivative accounting prescribed by Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”). As such, the Private Placement Warrants do not meet the conditions to be classified within equity under the Statement and should be presented as a liability.
The Company has concluded that the Private Placement Warrants are to be restated and classified as a liability measured at fair value on the Company’s consolidated balance sheet at December 31, 2020, with subsequent changes in fair value of such liability recognized as a gain or loss in the Company’s consolidated statement of operations each reporting period.
The Private Placement Warrants are deemed equity instruments for income tax purposes, and accordingly, there is no tax accounting relating to changes in the fair value of the Private Placement Warrants recognized.
The impact of this correction to the applicable reporting periods for the financial statement line items impacted is as follows (in thousands, except per share data):

	Year Ended December 31, 2020
	As Reported	Restatement Impact	As Restated
Consolidated Statements of Operations and Comprehensive Loss:
Change in fair value of warrant liability	$—	$56,417	$56,417
Loss before income taxes	$(91,372)	$56,417	$(34,955)
Net loss	$(90,432)	$56,417	$(34,015)
Total comprehensive loss, net of taxes of $0	$(90,516)	$56,417	$(34,099)
Earnings (loss) per share:
Net loss per share – basic and diluted	$(0.57)	$0.35	$(0.22)
	December 31, 2020
	As Reported	Restatement Impact	As Restated
Consolidated Balance Sheets:
Warrant liability	$—	$93,328	$93,328
Total liabilities	$32,656	$93,328	$125,984
Additional paid-in-capital	$993,933	$(149,745)	$844,188
Accumulated deficit	$(384,694)	$56,417	$(328,277)
Total Stockholders’ Equity	$609,253	$(93,328)	$515,925
These errors had a non-cash impact, as such, the statement of cash flows for the year ended December 31, 2020 reflects a decrease in net loss of $56.4 million and a corresponding adjustment of $56.4 million for the change in fair value of warrant liability, within cash used in operating activities, resulting in no change in net cash used in operating activities. This restatement did not have an impact on the Company’s operating, investing or financing cash flows as previously presented.
In addition to the restated consolidated financial statements, the information contained in Notes 3, 5, 16, 17, 20 and 21 have been restated.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. The functional currency of all wholly owned subsidiaries is U.S. Dollars. All intercompany transactions and balances have been eliminated in consolidation.
COVID-19 Pandemic
In March 2020, the World Health Organization declared the outbreak of a disease caused by a novel strain of the coronavirus (“COVID-19”) to be a pandemic. As of December 31, 2020, the impact of the COVID-19 pandemic continues to unfold and there has been uncertainty and disruption in the global economy and financial markets. The Company has considered the COVID-19 pandemic related impacts on its estimates, as appropriate, within its consolidated financial statements and there may be changes to those estimates in future periods.
The COVID-19 pandemic, as well as the response to mitigate the spread and effects of COVID-19, may impact the Company and its customers, as well as the demand for its products and services. The impact of COVID-19 on the Company’s operational results in subsequent periods will largely depend on future developments, and cannot be accurately predicted. These developments may include, but are not limited to, new information concerning the severity of COVID-19, the degree of success of actions take to contain or treat COVID-19 and the reactions by consumers, companies, governmental entities, and capital markets to such actions.
Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires the Company’s management to make judgements, estimates and assumptions regarding uncertainties that affect the reported amounts of assets, liabilities and related disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these consolidated financial statements include, but are not limited to, revenue recognition, collectability of receivables, realizability of inventory, goodwill, intangibles, stock-based compensation, and fair values of common stock. The Company bases its estimates on historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities. The Company assesses estimates on an ongoing basis; however, actual results could materially differ from those estimates.
Cash and Cash Equivalents
Cash and cash equivalents consist of standard checking accounts, money market accounts and certain investments. The Company classifies any marketable security with an original maturity date of 90 days or less at the time of purchase as a cash equivalent.
Short-Term Investments
The Company invests its excess cash in fixed income instruments denominated and payable in U.S. dollars including U.S. treasury securities, commercial paper, corporate bonds and asset-backed securities in accordance with the Company’s investment policy that primarily seeks to maintain adequate liquidity and preserve capital. Short-term investments represent holdings of available-for-sale marketable securities in accordance with the Company’s investment policy and cash management strategy. Investments in marketable securities are recorded at fair value, with any unrealized gains and losses reported within accumulated other comprehensive income as a separate component of stockholders’ equity until realized or until a determination is made that an other-than-temporary decline in market value has occurred. When such reductions occur, the cost of the investment is adjusted to fair value through recording a loss on investments in the consolidated statements of operations. All investments mature within one year.
Restricted Cash
The Company maintains a letter of credit for the benefit of the landlord for their office facility. The issuer of the letter of credit requires the Company to maintain a deposit in the amount of $0.6 million to secure the letter, which is reported as restricted cash in the consolidated balance sheets. This letter of credit automatically renews every year until it matures on February 7, 2024; therefore, it is classified as long term in nature at December 31, 2020 and 2019.
Financial Instruments
The Company’s financial instruments are comprised of cash and cash equivalents, short-term investments, restricted cash, accounts receivable and accounts payable. The Company’s other current financial assets and current financial liabilities have fair values that approximate their carrying values due to the short maturity of these balances.
Warrant Liability
The Private Placement Warrants contain exercise and settlement features that may change with a change in the holder, which precludes the Private Placement Warrants from being considered indexed to the Company’s own stock and therefore, precludes the Private Placement Warrants from meeting the scope exception from derivative accounting prescribed by ASC 815. As such, the Private Placement Warrants do not meet the conditions to be classified within equity under the SEC Statement and should be presented as a liability. The Company has classified the Private Placement Warrants pursuant to ASC 815 as derivative liabilities with subsequent changes in the respective fair values recognized in the consolidated statement of operations at each reporting date.
Revenue
Product Revenue and Service Revenue
Product revenue include sales of the Company’s additive manufacturing systems as well as sale of related accessories and consumables. These consumables are primarily comprised of materials, which are used by the printers during the printing process to produce parts. Certain on-device software is embedded with the hardware and sold with the product bundle and is included within product revenue. Revenue from products is recognized upon transfer of control, which is generally at the point of shipment.
Services revenue consists of installation, training, and post-installation hardware and software support, as well as various software solutions the Company offers to facilitate the design of parts and operation of the Company’s products. The Company offers multiple software products, which are licensed through either a cloud-based solution and/or an on-device software subscription, depending on the product. For the cloud-based solution, the Company typically provides an annual subscription that the customer does not have the right to take possession of and is renewable at expiration. The revenue from the cloud-based solution is recognized ratably over the annual term as the Company considers the services provided under the cloud-based solution to be a series of distinct performance obligations, as the Company provides continuous daily access to the cloud solution. For on-device software subscriptions, the Company typically recognizes revenue once the customer has been given access to the software. When the Company enters into development contracts, control of the development service is transferred over time, and the related revenue is recognized as services are performed.
Revenue Recognition
Revenue is measured as the amount of consideration expected to be received in exchange for transferring goods or providing services. The amount of consideration is typically a fixed price at the contract inception. Consideration from shipping and handling is recorded on a gross basis within product revenue.
The Company determines revenue recognition through the following steps:
•
Identification of the contract, or contracts, with a customer

•
Identification of the performance obligations in the contract

•
Determination of the transaction price

•
Allocation of the transaction price to the performance obligations in the contract

•
Recognition of revenue when, or as, the Company satisfies a performance obligation

Nature of Products and Services
The Company sells its products primarily through authorized resellers, independent sales agents, and its own sales force. Revenue from hardware and consumables is recognized upon transfer of control, which is generally at the point of shipment.
The Company’s post-installation support is primarily sold through one-year annual contracts and such revenue is recognized ratably over the term of the agreement. Service revenue from installation and training is recognized as performed.
The Company’s terms of sale generally provide payment terms that are customary in the countries where the Company transacts business. To reduce credit risk in connection with certain sales, the Company may, depending upon the circumstances, require significant deposits or payment in full prior to shipment.
Due to the short-term nature of the Company’s contracts substantially all of the outstanding performance obligations are recognized within one year.
Shipping and handling activities that occur after control over a product has transferred to a customer are accounted for as fulfillment activities rather than performance obligations, as allowed under a practical expedient provided by ASC 606. The shipping and handling fees charged to customers are recognized as revenue and the related costs are included in cost of revenue at the point in time when ownership of the product is transferred to the customer. Sales taxes and value added taxes collected concurrently with revenue generating activities are excluded from revenue.
Significant Judgements
The Company enters into contracts with customers that can include various combinations of hardware products, software licenses, and services, which are distinct and accounted for as separate performance obligations. Products or services that are promised to a customer can be considered distinct if both of the following criteria are met: (i) the customer can benefit from the products or services either on its own or together with other readily available resources and (ii) the Company’s promise to transfer the products, software, or services to the customer is separately identifiable from other promises in the contract. Determining whether products and services are considered distinct performance obligations that should be accounted for separately versus together may require significant judgment.
Judgement is required to determine the standalone selling price (“SSP”). The transaction price is allocated to each distinct performance obligation on a relative standalone selling price basis and revenue is recognized for each performance obligation when control has passed. In most cases, the Company is able to establish SSP based historical transaction data of the observable prices of hardware products sold separately in comparable circumstances to similar customers, observable renewal rates for software and post-installation support, and the Company’s best estimate of the selling price at which the Company would have sold the product regularly on a stand-alone basis for training and installation. The Company reassesses the SSP on a periodic basis or when facts and circumstances change.
Contract Balances
The timing of revenue recognition, billings and cash collections results in billed accounts receivable, customer deposits and deferred revenues (contract liabilities) on the consolidated balance sheets. Timing of revenue recognition may differ from the timing of invoicing to customers. The Company records a receivable at the time of invoicing. For most contracts, customers are invoiced when products are shipped or when services are performed. The Company will typically bill in advance for post-installation support and cloud-based software licenses, resulting in deferred revenue.
The Company’s deferred revenue balance was $3.0 million and $2.2 million as of December 31, 2020 and 2019, respectively. During the year ended December 31, 2020, the Company recognized $2.2 million of deferred revenue from 2019. The deferred revenue consists primarily of billed post-installation support and cloud-based software licenses that are recognized ratably over the term of the agreement, as well as contracts that have outstanding performance obligations or contracts that have acceptance terms that have not yet been fulfilled.
When products have been delivered, but the product revenue associated with the arrangement has been deferred the Company includes the costs for the delivered items in deferred costs of sales on the consolidated balance sheets until recognition of the related revenue occurs, at which time it is recognized in cost of sales. The Company’s deferred cost of sales balance was $0.5 and $0.3 million as of December 31, 2020 and 2019, respectively.
The Company’s contracts are primarily one year or less, so substantially all deferred revenue outstanding at the end of the fiscal year is recognized during the following year.
The Company primarily sells products through a reseller network. Under this arrangement, the reseller is determined to be the Company’s customer, and revenue is recognized based on the amounts the Company is entitled to, reduced by any payments owed to the resellers. On certain contracts, the Company utilizes external partners and an internal sales team to sell direct to the end user. The Company acts as a principal in the contracts with users when utilizing external partners because the Company controls the product, establishing the price, and bearing the risk of nonperformance, until it is transferred to the end user. The Company records the revenue on a gross basis and commissions are recorded as a sales and marketing expense in the statement of operations. The Company recognizes its commission expense as a point-in-time expense as contract obligations are primarily completed within a one-year contract period. During the years ended December 31, 2020 and 2019, the Company paid $0.6 million and $0.4 million of commission expense, respectively.
Allowance for Doubtful Accounts
In evaluating the collectability of accounts receivable, the Company assesses a number of factors, including specific customers’ abilities to meet their financial obligations, the length of time receivables are past due, and historical collection experience. If circumstances related to specific customers change, or economic conditions deteriorate such that past collection experience is no longer relevant, the Company’s estimate of the recoverability of accounts receivable could be further reduced from the levels provided for in the consolidated financial statements.
The Company evaluates specific accounts for which it is believed a customer may have an inability to meet their financial obligations. In these cases, judgment is applied, based on available facts and circumstances, and a specific reserve is recorded for that customer to reduce the receivable to an amount expected to be collected. These specific reserves are reevaluated and adjusted as additional information is received that impacts the amount reserved.
As of December 31, 2020, and 2019, the Company has recorded $0.5 million and $0.2 million respectively, in allowance of doubtful accounts. In the years ended December 31, 2020 and 2019 the Company recorded bad debt expense of $0.4 million and $0.2 million, respectively.
Net Loss Per share
The Company presents basic and diluted loss per share amounts. Basic loss per share is calculated by dividing net loss available to holders of Common Stock by the weighted average number of shares of Common Stock outstanding during the applicable period.
The denominator for diluted earnings per share is a computation of the weighted-average number of ordinary shares and the potential dilutive ordinary shares outstanding during the period. Potential dilutive shares outstanding include the dilutive effect of in-the-money options and unvested Restricted Stock Agreements (“RSAs”), and unvested Restricted Stock Units (“RSUs”) using the treasury stock method. In periods in which the Company reports a net loss, diluted net loss per share is the same as basic net loss per share because dilutive shares are not assumed to have been issued if their effect is anti-dilutive.
See Note 20 for further information.
Warranty Reserve
Substantially all of the Company’s hardware and software products are covered by a standard assurance warranty of one year, and estimated warranty obligations are recorded as an expense at the time or revenue recognition. In the event of a failure of hardware product or software covered by this warranty, the Company will repair or replace the software or hardware product. The Company’s warranty reserve reflects estimated material and labor costs for potential or actual product issues in its installed base for which the Company expects to incur an obligation. The Company periodically assesses the adequacy of the warranty reserve and adjusts the amount as necessary. If the data used to calculate the adequacy of the warranty reserve are not indicative of future requirements, additional or reduced warranty reserves may be required.
As of December 31, 2020, and 2019 the Company has recorded $1.6 million and $1.5 million, respectively, of warranty reserve within accrued expenses and other current liabilities on the consolidated balance sheets. Warranty reserve consisted of the following (in thousands):
	2020	2019
Warranty reserve, at the beginning of the year	$1,491	$116
Additions to warranty reserve	346	2,352
Claims fulfilled	(284)	(977)
Warranty reserve, at the end of the year	$1,553	$1,491
Warranty reserve is recorded through cost of sales in the consolidated statements of operations.
Inventory
Inventory is stated at the lower of cost or net realizable value, determined on a first-in, first-out basis, and consists of the following (in thousands):

	December 31,
	2020	2019
Work in process	$2,896	$1,081
Finished goods	6,812	7,324
Total inventory	$9,708	$8,405
The Company provides for inventory losses based on obsolescence and levels in excess of forecasted demand. Inventory is reduced to the estimated net realizable value based on historical usage and expected demand.
Inventory provisions based on obsolescence and inventory in excess of forecasted demand are recorded through cost of sales in the consolidated statements of operations.
Concentrations of Credit Risk and Off-Balance-Sheet Risk
The Company has no significant off-balance-sheet risk, such as foreign exchange contracts, option contracts, or other foreign hedging arrangements. Financial instruments that potentially expose the Company to concentrations of credit risk consist mainly of cash and cash equivalents. The Company maintains its cash and cash equivalents principally with accredited financial institutions of high-credit standing.
As of December 31, 2020, and 2019, no single customer accounted for more than 10% of revenue. As of December 31, 2020 and 2019, no single customer accounted for more than 10% of total accounts receivables.
Customer Deposits
Payments received from customers who have placed reservations or purchase orders in advance of shipment are refundable upon cancellation or non-delivery by the Company and are included within customer deposits on the consolidated balance sheets.
Other Investments
The Company periodically makes investments in companies within the additive manufacturing industry. The Company monitors events or changes in circumstances that may have a significant effect on the fair value of investments, either due to impairment or based on observable price changes, and records necessary adjustments.
Property and Equipment
Property and equipment is stated at cost. Expenditures for repairs and maintenance are expensed as incurred. When assets are retired or disposed of, the assets and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is included in the determination of net income or loss.
Depreciation is expensed using the straight-line method over the estimated useful lives of the assets as follows:
Asset Classification	Useful Life
Equipment	3 – 5 years
Furniture and fixtures	3 years
Computer equipment	3 years
Tooling	3 years
Software	3 years
Leasehold improvements	Shorter of asset’s useful life or remaining life of the lease

Leases
The Company determines if an arrangement is a lease at inception. The Company typically only includes an initial lease term in its assessment of a lease arrangement. Options to renew a lease are not included in the Company’s assessment unless there is reasonable certainty that the Company will renew. The Company assesses it plans to renew its material leases on an annual basis. Operating leases are included in other assets, current portion of lease liability, and lease liability, net of current portion on the Company’s consolidated balance sheets.
Right of use (“ROU”) assets and lease liabilities are recognized based on the present value of the future minimum lease payments over the expected remaining lease term. As the interest rate implicit in the Company’s leases is typically not readily determinable, the Company uses its incremental borrowing rate for a similar term of lease payments based on the information available at commencement date in determining the present value of future payments.
The Company elected the short-term lease recognition and therefore, the Company does not recognize right of use assets or lease liabilities for leases with less than a twelve-month duration. The Company also elected the practical expedient to account for lease agreements which contain both lease and non-lease components as a single lease component.
Business Combinations
The Company allocates the purchase price of acquired companies to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The Company generally values the identifiable intangible assets acquired using a discounted cash flow model. The significant estimates used in valuing certain of the intangible assets, include, but are not limited to future expected cash flows of the asset, discount rates to determine the present value of the future cash flows and expected technology life cycles. Intangible assets are amortized over their estimated useful life; the period over which the Company anticipates generating economic benefit from the asset. Fair value adjustments subsequent to the acquisition date, that are not measurement period adjustments, are recognized in earnings.
Goodwill
Goodwill represents the future economic benefits arising from other assets acquired in a business combination that is not individually identified and separately recorded. The excess of the purchase price over the estimated fair value of net assets of businesses acquired in a business combination is recognized as goodwill. Goodwill is not amortized but is tested for impairment at least annually (as of the first day of the fourth quarter) or as circumstances indicate the value may no longer be recoverable. To assess if goodwill is impaired, the Company performs a qualitative assessment to determine whether further impairment testing is necessary. The Company then compares the carrying amount of the single reporting unit to the fair value of the reporting unit. An excess carrying value over fair value would indicate that goodwill may be impaired. The Company performed a qualitative assessment during its annual impairment review for 2020 as of October 1, 2020 and concluded that it is more likely than not that the fair value of the Company’s single reporting unit is not less than its carrying amount. Therefore, the two-step goodwill impairment test for the reporting unit was not necessary in 2020.
Acquired Technology
Intangible assets consist of identifiable intangible assets, including developed technology, resulting from the Company’s acquisitions. The Company evaluates definite-lived intangible assets for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If indicators of impairment are present, the Company then compares the estimated undiscounted cash flows that the specific asset is expected to generate to its carrying value. If such assets are impaired, the impairment recognized is measured as the amount by which the carrying amount of the asset exceeds its fair value. To date, there have been no impairments of intangible assets. Intangible assets are amortized over their useful life.

Impairment of Long-Lived Assets
The Company evaluates whether events or circumstances have occurred that indicate that the estimated remaining useful life of its long-lived assets may warrant revision or that the carrying value of these assets may be impaired. The Company does not believe that any events have occurred through December 31, 2020, that would indicate its long-lived assets are impaired.
Research and Development
Research and development costs are expensed as incurred. Research and development expense includes costs, primarily related to salaries and benefits for employees, prototypes and design expenses, incurred to develop intellectual property and is charged to expense as incurred.
Capitalized Software
Costs incurred internally in researching and developing a software product to be sold to customers are charged to expense until technological feasibility has been established for the product. Once technological feasibility is established, costs incurred during the application development phase are capitalized only when the Company believes it is probable the development will result in new or additional functionality, and such software costs are capitalized until the product is available for general release to customers. Judgment is required in determining when technological feasibility of a product is established. The Company has determined that technological feasibility for software products is reached after all high-risk development issues have been resolved through coding and testing. Generally, this occurs shortly before the products are released, such that there are no material costs to capitalize.
The Company capitalizes certain costs related to the development and implementation of cloud computing software. The types of costs capitalized during the application development phase include employee compensation, as well as consulting fees for third-party developers working on these projects. The capitalized costs are amortized on a straight-line basis over the estimated useful life of the asset, which is typically 3 years.
Advertising Expense
Advertising expense is included within sales and marketing expense in the consolidated statements of operations and was $0.04 million and $0.1 million for the years ended years ended December 31, 2020 and 2019, respectively. It primarily includes promotional expenditures and is expensed as incurred; as such, efforts have not met the direct-response criteria required for capitalization.
Stock-Based Compensation
The Company accounts for all stock options granted to employees and nonemployees using a fair value method. The fair value of options on the date of grant is calculated using the Black-Scholes option pricing model based on key assumptions such as stock price, expected volatility and expected term. The Company’s estimates of these assumptions are primarily based on the fair value of the Company’s stock, historical data, peer company data and judgment regarding future trends and factors.
In determining the exercise prices for options granted, the Company’s Board of Directors has considered the fair value of the common stock as of the measurement date. Prior to the Business Combination, the fair value of the common stock has been determined by the Board of Directors at each award grant date based upon a variety of factors, including the results obtained from an independent third-party valuation, the Company’s financial position and historical financial performance, the status of technological developments within the Company’s proposed products, an evaluation or benchmark of the Company’s competition, the current business climate in the marketplace, the illiquid nature of the common stock, arm’s length sales of the Company’s capital stock, including convertible preferred stock, the effect of the rights and preferences of the preferred shareholders, and the prospects of a liquidity event, among others.
Stock-based compensation is measured at the grant-date fair value of the award and is then recognized as the related services are rendered, typically over the vesting period. The Company estimates forfeitures that will occur in their determination of the expense recorded. The measurement date for employee awards is the date of grant, and stock-based compensation costs are recognized as expense over the employees’ requisite service period, which is the vesting period, on a straight-line basis. Prior to the adoption of Accounting Standards Update (“ASU”) No. 2018-07, Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU No. 2018-07”), as discussed below under “Recently Adopted Accounting Guidance,” the measurement date for non-employee awards was generally the date the services were completed, resulting in financial reporting period adjustments to stock-based compensation during the vesting terms for changes in the fair value of the awards. After the adoption of ASU No. 2018-07, the measurement date for non-employee awards is the later of the adoption date of ASU No. 2018-07 or the date of grant, without changes in the fair value of the award. Stock-based compensation costs for non-employees are recognized as expense over the vesting period on a straight-line basis.
Income Taxes
The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the Company’s consolidated financial statements and tax returns. Deferred tax assets and liabilities are determined based upon the differences between the consolidated financial statements carrying amounts and the tax bases of existing assets and liabilities and for loss and credit carryforwards, using enacted tax rates expected to be in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that these assets may not be realized.
The Company provides reserves for potential payments of taxes to various tax authorities related to uncertain tax positions. Amounts recognized are based on a determination of whether a tax benefit taken by the Company in its tax filings or positions is “more likely than not” to be sustained on audit. The amount recognized is equal to the largest amount that is more than 50% likely to be sustained. Interest and penalties associated with uncertain tax positions are recorded as a component of income tax expense. As of December 31, 2020, and 2019, the Company has not identified any uncertain tax positions for which reserves would be required.
Comprehensive Loss
The Company’s comprehensive loss consists of its net loss and unrealized gain and loss from investments in debt securities.
Recently Issued Accounting Standards
Recently Adopted Accounting Guidance
In June 2018, the FASB issued ASU No. 2018-07 which substantially aligns the measurement and classification guidance for share-based payments to nonemployees with the guidance for share-based payments to employees. The ASU also clarifies that any share-based payment issued to a customer should be evaluated by the new revenue recognition standard. The new ASU requires a modified retrospective transition approach. The Company has adopted the ASU as of January 1, 2020, which did not have a material effect on the Company’s consolidated financial statements.
Recent Accounting Guidance Not Yet Adopted
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) — Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by eliminating some exceptions to the general approach in Accounting Standards Codification 740, Income Taxes. It also clarifies certain aspects of the existing guidance to promote more consistent application. This standard is effective for calendar-year public business entities in 2021 and interim periods within that year, and early adoption is permitted. The Company is currently in the process of evaluating the impact the new standard will have on the consolidated financial statements.
In January 2017, the FASB issued ASU No. 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”), which eliminates the performance of Step 2 from the goodwill impairment test. In performing its annual or interim impairment testing, an entity will instead compare the fair value of the reporting unit with its carrying amount and recognize any impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. Additionally, an entity should consider income tax effects from any tax-deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss. As a smaller reporting company pursuant to Rule 12b-2 of the Securities Exchange Act of 1934, as amended, these changes become effective for the Company on January 1, 2023. The Company is currently evaluating the potential impact of these changes on the consolidated financial statements.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses. This ASU added a new impairment model (known as the current expected credit loss (“CECL”) model) that is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes as an allowance its estimate of expected credit losses. The CECL model applies to most debt instruments, trade receivables, lease receivables, financial guarantee contracts, and other loan commitments. The CECL model does not have a minimum threshold for recognition of impairment losses and entities will need to measure expected credit losses on assets that have a low risk of loss. As a smaller reporting company pursuant to Rule 12b-2 of the Securities Exchange Act of 1934, as amended, these changes become effective for the Company on January 1, 2023. The Company is currently evaluating the potential impact of these changes on the consolidated financial statements.
3.   ACQUISITIONS
Business Combination
On December 9, 2020, the Company and Trine consummated the Business Combination, with Legacy Desktop Metal surviving the merger as a wholly-owned subsidiary of Trine. Upon the consummation of the Business Combination, each share of Legacy Desktop Metal capital stock issued and outstanding was converted into the right to receive 1.22122 shares (the “Exchange Ratio”) of the Company’s common stock (the “Per Share Merger Consideration”).
Upon the closing of the Business Combination, Trine’s certificate of incorporation was amended and restated to, among other things, increase the total number of authorized shares of all classes of capital stock to 550,000,000 shares, of which 500,000,000 shares were designated common stock; $0.0001 par value per share, and of which 50,000,000 shares were designated preferred stock, $0.0001 par value per share.
In connection with the execution of the definitive agreement for the Business Combination, Trine entered into separate subscription agreements (each, a “Subscription Agreement”) with a number of investors (each, a “Subscriber”), pursuant to which the Subscribers agreed to purchase, and Trine agreed to sell to the Subscribers, an aggregate of 27,497,500 shares of the Company’s Common Stock, for a purchase price of $10.00 per share and an aggregate purchase price of $275 million, in a private placement pursuant to the subscription agreements (the “PIPE financing”). The PIPE financing closed simultaneously with the consummation of the Business Combination.
The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Trine was treated as the “acquired” company for financial reporting purposes. See Note 1 “Organization and Nature of Business” for further details. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Desktop Metal issuing stock for the net assets of Trine, accompanied by a recapitalization. The net assets of Trine are stated at historical cost, with no goodwill or other intangible assets recorded.
Prior to the Business Combination, Legacy Desktop Metal and Trine filed separate standalone federal, state and local income tax returns. As a result of the Business Combination, structured as a reverse recapitalization for tax purposes, Desktop Metal, Inc. (f/k/a Trine Acquisition Corp.), became the parent of the consolidated filing group, with Desktop Metal Operating, Inc. (f/k/a Desktop Metal, Inc.) as a subsidiary.

The following table reconciles the elements of the Business Combination to the consolidated statement of cash flows and the consolidated statement of changes in equity for the year ended December 31, 2020:
Recapitalization (as restated)
Cash – Trine’s trust and cash (net of redemptions)	$305,084,695
Cash – PIPE financing	274,975,000
Less: transaction costs and advisory fees paid	(45,463,074)
Net proceeds from reverse recapitalization	534,596,621
Plus: non-cash net liabilities assumed(1)	(152,394,714)
Less: accrued transaction costs and advisory fees	(1,900,793)
Net contributions from reverse recapitalization	$380,301,114

(1)
Includes $149.7 million of non-cash warrant liability assumed.

The number of shares of common stock issued immediately following the consummation of the Business Combination:
Number of Shares
Common stock, outstanding prior to Business Combination	30,015,000
Less: redemption of Trine shares	(26,049)
Common stock of Trine	29,988,951
Trine Founder Shares	5,552,812
Trine Director Shares	100,000
Shares issued in PIPE financing	27,497,500
Business Combination and PIPE financing shares	63,139,263
Legacy Desktop Metal shares(1)	161,487,334
Total shares of common stock immediately after Business Combination	224,626,597

(1)
The number of Legacy Desktop Metal shares was determined from the shares of Legacy Desktop Metal shares outstanding immediately prior to the closing of the Business Combination converted at the Exchange Ratio of 1.22122. All fractional shares were rounded down.

In connection with the Business Combination, 7,403,750 Trine Founder Shares were issued. Pursuant to the Business Combination agreement, 75% of the Founder shares, or 5,552,812 shares, vested at the close of the Business Combination, with the remaining 25%, or 1,850,938 shares, vesting if the Company trades at $12.50 per share or higher for any 20 trading days within a 30-day window by the fifth anniversary of the Business Combination. As of December 31, 2020, 20 trading days had not yet passed since the date of the Business Combination, and the shares remained unvested and held in escrow. The vesting criteria was met on January 8, 2021.
2020 Acquisitions
In December 2020, the Company acquired all issued and outstanding membership interests of Figur Machine Tools, LLC (“Figur”) for a total purchase price of $3.5 million. Figur is engaged in research and development of 3D metal forming for sheet metal. The Company concluded the arrangement did not result in the acquisition of a business, as substantially all of the fair value of the gross assets acquired was concentrated in a single acquired technology asset and the Company did not obtain any substantive processes in connection with this acquisition. Therefore, the Company accounted for the arrangement as an asset acquisition. The fair value attributable to the acquired assets was $3.5 million, which was recorded as acquired technology in the Company’s consolidated balance sheet.

In October 2020, the Company acquired all outstanding shares of Forust Corporation (“Forust”) for a total purchase price of $2.5 million. The purchase price consisted of cash consideration of $2.0 million and $0.5 million of consideration relating to 61,061 shares of Common Stock. The Company paid $1.8 million at closing and will pay the additional $0.2 million within one year. Forust is engaged in research and development of 3D printing of wood products using sawdust in the process of additive manufacturing. The Company concluded the arrangement did not result in the acquisition of a business, as substantially all of the fair value of the gross assets acquired was concentrated in a single acquired technology asset and the Company did not obtain any substantive processes in connection with this acquisition. Therefore, the Company accounted for the arrangement as an asset acquisition. The fair value attributable to the acquired assets was $2.5 million, which was recorded as acquired technology in the Company’s consolidated balance sheet. In connection with the acquisition, the Company issued additional restricted stock units to employees and contractors of Forust which vest over a service period of two years and are accounted for as post-combination expense.
2019 Acquisitions
In July 2019, the Company acquired all outstanding shares of Make Composites, Inc. (“Make”) for a total purchase price of $5.4 million through the issuance of 873,203 shares of the Company’s Common Stock. Make is a composite printer research and development company that was acquired primarily for the complementary technology. The Company incurred transaction costs totaling $0.1 million that are included in general and administrative expenses in the consolidated statements of operations. The purchase price was allocated with $1.9 million to goodwill, $3.2 million to acquired technology, and $0.3 million to acquired tangible assets, consisting primarily of cash. The Company recorded a gain of $1.4 million on its original non-controlling investment of Make. This gain is recorded in interest and other income, net in the consolidated statements of operations. The goodwill acquired is deductible for income tax purposes. As of December 31, 2019, the Company’s accounting for the acquisition is complete. In connection with the acquisition, the Company issued restricted stock, options and warrants to employees and contractors of Make which have future service obligations to vest and are accounted for as post-combination expense.
In March 2019, the Company acquired all outstanding shares of addLEAP AB, a Swedish3D printer research and development company, for a purchase price of $0.4 million paid in cash. The acquisition was completed to further the Company’s advances in 3D printing. The purchase price was allocated to $0.3 million of goodwill and $0.1 million of acquired technology. Total transaction costs of $0.1 million are included in general and administrative expenses in the consolidated statements of operations. The goodwill acquired is deductible for income tax purposes. As of December 31, 2019, the Company’s accounting for the acquisition is complete. In connection with the acquisition, the Company issued 74,843 shares of restricted stock that have future service obligations to vest and are accounted for as post-combination expense.
4.   CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS
The Company’s cash equivalents and short-term investments are invested in the following (in thousands):
December 31, 2020	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Commercial paper	$75,374	$—	$—	$75,374
Money market funds	407,512	—	—	407,512
Total cash equivalents	482,886	—	—	482,886
U.S Treasury securities	19,995	2	—	19,997
Commercial paper	43,911	—	—	43,911
Corporate bonds	47,970	—	(11)	47,959
Total short-term investments	111,876	2	(11)	111,867
Total cash equivalents and short-term investments	$594,762	$2	$(11)	$594,753

December 31, 2019	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Repurchase agreements	$25,001	$—	$—	$25,001
Money market funds	40,454	—	—	40,454
Total cash equivalents	65,455	—	—	65,455
Asset-backed securities	16,786	20	—	16,806
Commercial paper	19,938	—	—	19,938
Corporate bonds	47,955	55	—	48,010
Total short-term investments	84,679	75	—	84,754
Total cash equivalents and short-term investments	$150,134	$75	$—	$150,209
5.   FAIR VALUE MEASUREMENTS
The Company uses the following three-tier fair value hierarchy, which prioritizes the inputs used in measuring the fair values for certain of its assets and liabilities:
Level 1 is based on observable inputs, such as quoted prices in active markets;
Level 2 is based on inputs other than the quoted prices in active markets that are observable either directly or indirectly; and
Level 3 is based on unobservable inputs in which there is little or no market data, which requires the Company to develop its own assumptions.
This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value. Items measured at fair value on a recurring basis include money market funds.
The following fair value hierarchy table presents information about the Company’s financial assets and liabilities measured at fair value on a recurring basis and indicates the fair value hierarchy of the inputs the Company utilized to determine such fair value (in thousands):
	December 31, 2020 (as restated)
	Quoted Prices in Active Markets for Identical Items (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Assets:
Money market funds	$407,512	$—	$—	$407,512
Commercial paper	—	119,285	—	119,285
Corporate bonds	—	47,959	—	47,959
U.S. Treasury securities	19,997	—	—	19,997
Other investments	—	—	3,000	3,000
Total assets	$427,509	$167,244	$3,000	$597,753
Liabilities:
Private placement warrants	$—	$—	$93,328	$93,328
Total liabilities	$—	$—	$93,328	$93,328

	December 31, 2019
	Quoted Prices in Active Markets for Identical Items (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Assets:
Money market funds	$40,454	$—	$—	$40,454
Commercial paper	—	19,938	—	19,938
Corporate bonds	—	48,010	—	48,010
Asset-backed securities	—	16,806	—	16,806
Repurchase agreements	—	25,001	—	25,001
Total assets	$40,454	$109,755	$—	$150,209
The Company has determined that the estimated fair value of its repurchase agreements, corporate bonds, commercial paper, and asset-backed securities are reported as Level 2 financial assets as they are based on model-driven valuations in which all significant inputs are observable, or can be derived from or corroborated by observable market data for substantially the full term of the asset.
The other investment is reported as a Level 3 financial asset because the methodology used to develop the estimated fair value includes significant unobservable inputs reflecting management’s own assumptions, including the rights and obligations of the securities the Company holds as well as the probability of a qualified financing event, acquisition, or change in control.
The fair value of the Private Placement Warrants is estimated using the Black-Scholes option pricing model and are classified as Level 3 financial instruments. The significant assumptions used in the model were the Company’s stock price, exercise price, expected term, volatility, interest rate, and dividend yield.
There were no transfers between fair value measure levels during the years ended December 31, 2020 and 2019. The following table presents information about the Company’s movement in Level 3 assets measured at fair value (in thousands):
	2020	2019
Balance at beginning of year	$—	$—
Additions	3,000	—
Balance at end of year	$3,000	$—
The following table presents information about the Company’s movement in Level 3 liabilities measured at fair value (in thousands):
	2020 (as restated)	2019
Balance at beginning of year	$—	$—
Warrant liability assumed	149,745
Change in fair value of warrant liability	(56,417)
Balance at end of year	$93,328	$—

6.   ACCOUNTS RECEIVABLE
The components of accounts receivable are as follows (in thousands):
	December 31,
	2020	2019
Trade receivables	$7,016	$4,722
Allowance for doubtful accounts	(500)	(199)
Total accounts receivable	$6,516	$4,523
The following table summarizes activity in the allowance for doubtful accounts (in thousands):
	Years Ended December 31,
	2020	2019
Balance at beginning of year	$199	$—
Provision for uncollectible accounts	377	199
Uncollectible accounts written off	(76)	—
Balance at end of year	$500	$199
7.   PREPAID EXPENSES AND OTHER CURRENT ASSETS
Prepaid expenses and other current assets consists of the following (in thousands):
	December 31,
	2020	2019
Deferred cost of goods sold	$454	$262
Prepaid operating expenses	68	585
Prepaid dues and subscriptions	189	503
Prepaid insurance	121	45
Prepaid rent	118	11
Other	26	482
Total prepaid expenses and other current assets	$976	$1,888
8.   PROPERTY AND EQUIPMENT
Property and equipment, net consists of the following (in thousands):
	December 31,
	2020	2019
Equipment	$13,708	$13,358
Furniture and fixtures	895	895
Computer equipment	1,089	1,089
Tooling	1,805	1,823
Software	1,249	954
Leasehold improvements	13,870	13,880
Construction in process	879	170
Property and equipment, gross	33,495	32,169
Less: accumulated depreciation	(21,335)	(13,782)
Total property and equipment, net	$12,160	$18,387
Depreciation and amortization expense was $7.6 million and $7.6 million for the years ended years ended December 31, 2020 and 2019, respectively.

9.   ACQUIRED TECHNOLOGY
Acquired technology consisted of the following (in thousands):
	Gross Value	Estimated Life	Accumulated Amortization	Balance December 31, 2020
Acquired technology	$10,193	5 years	$1,091	$9,102
The Company recognized $0.8 million and $0.3 million of amortization expense as of December 31, 2020 and 2019, respectively, and expects to recognize $2.0 million of amortization expense annually in the years ended December 31, 2021 through 2023, $1.8 million in 2024 and $1.3 million in 2025. The weighted-average remaining amortization period is 4.6 years.
10.   CAPITALIZED SOFTWARE
Capitalized software consists of the following (in thousands):
	Years Ended December 31,
	2020	2019
Capitalized software development costs	$1,127	$1,127
Accumulated amortization	(815)	(237)
Impairment	—	(444)
Total capitalized software, net	$312	$446
The Company incurred $0.1 million and $0.2 million in amortization expense for the years ended December 31, 2020 and 2019, respectively, which is recorded in research and development operating expenses in the consolidated statements of operations. The Company recorded impairment charges of $0.0 million and $0.4 million in the years ended December 31, 2020 and 2019, for software that will no longer be utilized by the Company. The Company expects to incur amortization expense of $0.2 million, $0.1 million for the years ending 2021 2022, respectively and immaterial amortization expense for the year ending 2023.
11.   OTHER NONCURRENT ASSETS
The following table summarizes the Company’s components of other noncurrent assets (in thousands):
	December 31,
	2020	2019
Other investments	$3,000	$—
Right of use asset	1,810	2,289
Long-term deposits	69	—
Total other noncurrent assets	$4,879	$2,289
During the year ended December 31, 2020, the Company made an investment in a privately held company in the form of convertible debt for $3.0 million. Under the terms of this agreement, the debt will be converted to common stock of the investee upon the closing of a qualified financing, acquisition or change in control. The full principal balance plus 3% annual interest is due in two years and does not allow voluntary prepayment. As of December 31, 2020, the balance of other investments was $3.0 million. As of December 31, 2019, there were no other investments.

12.   ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES
The following table summarizes the Company’s components of accrued expenses and other current liabilities (in thousands):
	December 31,
	2020	2019
Professional services	$2,508	$780
Compensation and benefits related	2,068	897
Warranty reserve	1,553	1,491
Sales and use and franchise taxes	586	578
Franchise and royalty fees	159	—
Inventory purchases	86	620
Other	605	687
Total accrued expenses and other current liabilities	$7,565	$5,053
13.   DEBT
Term Loan — In June 2018, the Company entered into a $20 million term loan for 36 months. The loan provided $10 million immediately funded with the additional $10 million available to be drawn in up to three draws of not less than $2 million for 12 months from close of the facility. The loan is interest-only for the full 36 months with the principal due at maturity in June 2021. Interest is calculated using the Wall Street Journal Prime rate (3.25% at December 31, 2020 and 4.75% at December 31, 2019) minus 0.5%, for a rate of 2.75% at December 31, 2020 and 4.25% at December 31, 2019, payable monthly in arrears. The loan contains a cash trigger. If the Company’s cash and investments fall below $30 million, cash equal to the total amount of the outstanding debt is required to be placed in a restricted money market account. The loan also contains reporting requirements and gives the lender first priority lien on all assets.
The outstanding amount as of December 31, 2020 and 2019 was $10.0 million in both periods. The $10.0 million is due in June 2021.
PPP Loan — In April 2020, the Company received loan proceeds in the amount of approximately $5.4 million under the Paycheck Protection Program (the “PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act, provides for loans to qualifying businesses. The Company repaid the loan in its entirety on May 13, 2020.
Deferred Financing Costs — In connection with the above borrowings, the Company incurred $0.1 million of expenses, which have been recorded as deferred financing costs. The Company amortizes these costs over the life of the borrowing. During the years ended December 31, 2020 and 2019, the Company recorded immaterial interest expense related to the amortization of the financing costs. As of December 31, 2020, and 2019, the remaining unamortized balance of deferred financing costs is immaterial, and is included as a component of current portion of long-term debt, net of deferred financing costs in the consolidated balance sheets.
14.   LEASES
At December 31, 2020, the Company recorded $1.8 million as a right of use asset and $3.0 million as an operating lease liability. At December 31, 2019, the Company recorded $2.3 million as a right of use asset and $3.8 million as an operating lease liability. The Company assesses its right of use asset and other lease-related assets for impairment. There were no impairments recorded related to these assets during the years ended December 31, 2020 and 2019.
The Company identified one service agreement that contained an embedded lease. The agreement does not contain fixed or minimum payments, but the Company has concluded that the variable lease expense was immaterial during the years ended December 31, 2020 and 2019, respectively.
Information about other lease-related balances is as follows (in thousands):

	Years Ended December 31,
	2020	2019
Lease cost
Operating lease cost	$746	$655
Short-term lease cost	—	32
Variable lease cost	40	40
Total lease cost	$786	$727
Other Information
Operating cash flows from operating leases	$1,073	$951
Weighted-average remaining lease term – operating leases (years)	3.2	4.2
Weighted-average discount rate – operating leases	7.6%	7.6%
The rate implicit in the lease is not readily determinable in most of the Company’s leases, and therefore the Company uses its incremental borrowing rate as the discount rate when measuring operating lease liabilities. The incremental borrowing rate represents an estimate of the interest rate the Company would incur at lease commencement to borrow an amount equal to the lease payments on a collateralized basis over the term of the lease.
Future minimum lease payments under noncancelable operating leases at December 31, 2020, are as follows (in thousands):
2021	$1,071
2022	1,069
2023	1,028
2024	258
2025	—
Total lease payments	3,426
Less amount representing interest	(401)
Total lease liability	3,025
Less current portion of lease liability	(868)
Lease liability, net of current portion	$2,157
As of December 31, 2020, the Company does not have material operating leases that have not commenced.
15.   COMMITMENTS AND CONTINGENCIES
Legal Proceedings
From time to time, the Company may face legal claims or actions in the normal course of business. At each reporting date, the Company evaluates whether a potential loss amount or a potential range of loss is probable and reasonably estimable under the provisions of the authoritative guidance that addresses accounting for contingencies. The Company expenses as incurred the costs related to its legal proceedings.
The Company was engaged in arbitration with Markforged, Inc., a competitor in the 3D printing industry, regarding claims against the Company alleging false and misleading statements about Markforged, Inc’s products in violation of a settlement agreement that the Company entered into with Markforged, Inc. to settle a prior dispute regarding patent infringement and trade secret misappropriation. The hearing was held in December 2020 and the arbitrator has ruled that that the Company does not owe Markforged any damages in association with the claim.
Manufacturing Commitments
As of December 31, 2020, the Company had outstanding purchase orders with contract manufacturers in the amount of $9.5 million.

16.   INCOME TAXES
During the years ended December 31, 2020 and 2019, the Company recorded ($940) and $0 of income tax (benefit)/provision which was primarily driven by a partial valuation allowance release. For financial reporting purposes, loss before provision for income taxes, includes the following components (in thousands):
	Years Ended December 31,
	2020 (as restated)	2019
United States	$(34,285)	$(103,596)
Foreign	(670)	—
Loss before income taxes	$(34,955)	$(103,596)
The provision (benefit) for income taxes consists of the following (in thousands):
	Years Ended December 31,
	2020	2019
Current	$—	$—
Deferred	(940)	—
Provision (benefit) for income taxes	$(940)	$—
A reconciliation of the expected income tax (benefit)/provision computed using the federal statutory income tax rate to the Company’s effective income tax rate for the years ended December 31, 2020 and 2019 is as follows:
	Years Ended December 31,
	2020 (as restated)	2019
Effective income tax rate:
Expected income tax benefit at the federal statutory rate	21%	21%
State taxes	6%	6%
Change in valuation allowance	(68)%	(30)%
Research and development credit carryover	2%	2%
Permanent differences	42%	1%
Effective income tax rate	3%	—%
As of December 31, 2020, and 2019, deferred tax assets consist of the following (in thousands):
	Years Ended December 31,
	2020	2019
Deferred tax assets:
Federal and state net operating carryforwards	$77,463	$56,333
Research and development and other credits	13,555	11,072
Capitalized start-up costs	15,717	17,032
Compensation-related items	2,257	1,286
Deferred lease liability	872	1,111
Depreciation	1,503	—
Other deferred tax assets	2,272	2,068
Total gross deferred tax asset	113,639	88,902
Valuation allowance	(111,494)	(87,370)
Net deferred tax asset	2,145	1,532

	Years Ended December 31,
	2020	2019
Deferred tax liabilities:
Right-of-use asset	(522)	(664)
Acquired technology	(1,623)	(868)
Total deferred tax liabilities	(2,145)	(1,532)
Net deferred tax asset	$—	$—

Realization of deferred tax assets is dependent upon the generation of future taxable income. As required by ASC 740 Income Taxes, the Company evaluated the positive and negative evidence bearing upon its ability to realize the deferred tax assets as of December 31, 2020. As a result of the fact that the Company has incurred tax losses from inception, the Company has determined that it was more likely than not that the Company would not realize the benefits of federal and state net deferred tax assets. As a result of a recent acquisition, the Company recorded a U.S. deferred tax liability related to a non-tax-deductible intangible asset recognized in the financial statements. The acquired deferred tax liability is a source of income to support recognition of Company’s existing deferred tax assets. Pursuant to ASC 805, the impact on a Company’s existing deferred tax assets and liabilities caused by an acquisition should be recorded in the financial statements outside of acquisition accounting. Accordingly, the Company recorded a $0.9 million income tax benefit for the release in the valuation allowance related to the acquired intangible. The U.S maintains a valuation allowance on the overall U.S. net deferred tax asset as it is deemed more likely than not the U.S. net deferred tax asset will not be realized. Accordingly, a full valuation allowance was established against the net deferred tax assets as of December 31, 2020 and 2019.
Changes in the valuation allowance for deferred tax assets during the years ended December 31, 2020 and 2019 were as follows (in thousands):
	Years Ended December 31,
	2020	2019
Valuation allowance at beginning of the year	$87,370	$56,405
Increases recorded to income tax provision	25,058	30,965
Decreases recorded as a benefit to income tax provision	(934)	—
Valuation allowance at end of year	$111,494	$87,370
As of December 31, 2020, and 2019, the Company had federal net operating loss carryforwards of $273.8 million and $197.7 million, respectively, which may be available to reduce future taxable income. These carryforwards generated in 2017 and prior years expire at various dates through 2037. The $228.3 million in carryforwards generated from 2018 forward do not expire. As of December 31, 2020, and 2019, the Company had state net operating loss carryforwards of $243.2 million and $184.2 million, respectively, which may be available to reduce future taxable income. These carryforwards expire at various dates through 2040. In addition, the Company had federal and state research and development tax credit carryforwards of $13.5 million available to reduce future tax liabilities, which will expire at various dates through 2040.
Utilization of the Company’s net operating loss (“NOL”) carryforwards and research and development (“R&D”) credit carryforwards may be subject to a substantial annual limitation due to ownership change limitations that have occurred previously or that could occur in the future in accordance with Section 382 of the Internal Revenue Code of 1986 (“Section 382”) as well as similar state provisions. These ownership changes may limit the amount of NOL and R&D credit carryforwards that can be utilized annually to offset future taxable income and taxes, respectively. In general, an ownership change as defined by Section 382 results from transactions increasing the ownership of certain shareholders or public groups in the stock of a corporation by more than 50% over a three-year period. The Company has not conducted a study to assess whether a change of control has occurred or whether there have been multiple changes of control since inception due to significant complexity with such a study. If the Company has experienced a change of control, as defined by Section 382, at any time since inception, utilization of the net operating loss carryforward or research and development tax credits carryforwards would be subject to an annual limitation under Section 382. Although the Company has not completed its analysis, it is reasonably possible that its federal NOLs available to offset future taxable income could materially decrease. This reduction would be offset by an equal and offsetting adjustment to the existing valuation allowance. Given the offsetting adjustments to the existing valuation allowance, any ownership change is not expected to have an adverse material effect on the Company’s consolidated financial statements. Any limitation may result in expiration of a portion of the net operating loss carryforward or research and development tax credit carryforwards before utilization.
The Company files income tax returns in the U.S. federal tax jurisdiction, Massachusetts and Rhode Island. Since the Company is in a loss carryforward position, the Company is generally subject to examination by the U.S. federal, state and local income tax authorities for all tax years in which a loss carryforward is available. The Company is currently not under examination by the Internal Revenue Service of any other jurisdiction for any tax years. The Company has not recorded any interest or penalties on any unrecognized tax benefits since inception. The Company does not believe material uncertain tax positions have arisen to date.
17.   STOCKHOLDERS’ EQUITY
As of December 31, 2020, the Company’s authorized shares consisted of 500,000,000 shares of Class A Common Stock, $0.0001 par value (the “Common Stock”) and 50,000,000 shares of Preferred Stock, $0.0001 par value (the “Preferred Stock”).
Common Stock
Restricted Stock Agreements — During 2015, the Company issued 34,010,977 shares of Common Stock to the initial founders and certain employees of the Company at a purchase price of $0.0001 per share. These shares are fully vested.
During the year ended December 31, 2019, as part of the Company’s acquisitions, the Company issued 607,300 shares of restricted stock with a value of $2.0 million which are considered post-combination consideration and accounted for as stock-based compensation as the shares vest. The shares vest over a four-year service period.
The activity for stock subject to vesting for years ended December 31, 2020 and 2019, are as follows (shares in thousands):
	Shares subject to Vesting	Weighted Average Purchase Price
Balance of unvested shares as of January 1, 2020	5,587	$0.0001
Issuance of additional shares	—	—
Vested	(5,307)	$0.001
Balance of unvested shares as of December 31, 2020	280	$0.001
At December 31, 2020, the remaining weighted-average vesting period for the stock subject to vesting was 0.6 years.
Promissory Note Shares
In March 2018, the Company issued a promissory note totaling $0.2 million in exchange for 340,923 shares of Common Stock. The note accrued interest at the rate of 2.57% per annum and was fully collateralized by the assets of the holder. The Company has accounted for the note as recourse note and has recorded it as a deduction from stockholders’ equity. The note plus immaterial interest was settled with the Company through the repurchase of 76,461 shares of Common Stock by the Company, at the then current fair value in March 2019.

Common Stock Warrants
In May 2017, the Company entered into a strategic collaboration agreement with an investor allowing the investor’s resellers to sell and distribute the Company’s products. In consideration for this agreement, the Company agreed to issue warrants to purchase up to 2,442,440 shares of Common Stock. The investor was eligible to receive a warrant to purchase one share of Common Stock for every $35.00 in revenue generated by the Company from the investor’s resellers. Each warrant was issued at an exercise price equal to $3.34 per share (subject to appropriate adjustment in the event of a stock dividend, stock split, combination, or other similar recapitalization) and was set to expire on December 31, 2027. The Company issued 122,073 warrants in 2020 and 611,969 warrants in 2019. The Company recorded $0.2 million related to the fair value of the warrants in 2020 and $1.0 million in 2019, calculated using the Black-Scholes warrant-pricing model with the following assumptions:
	Years Ended December 31,
	2020	2019
Risk-free interest rate	2.0%	2.0%
Expected volatility	52.5%	52.5%
Expected life (in years)	8.0	8.0 – 8.8
Expected dividend yield	—	—
Fair value of Common Stock	$3.34	$3.34
756,498 warrants were converted to 447,938 shares of Common Stock through a cashless exercise in connection with the Business Combination.
In August 2020, the Company issued a warrant to purchase up to 366,366 shares of common stock, par value $0.0001, in exchange for technical research and development advisor services. Each warrant was issued at an exercise price of $3.34 per share (subject to appropriate adjustment in the event of a stock dividend, stock split, combination, or other similar recapitalization) and was set to expire on August 22, 2027. The Company recorded $1.7 million related to the fair value of the warrants in 2020, calculated using the Black-Scholes warrant-pricing model with the following assumptions:
Year Ended December 31, 2020
Risk-free interest rate	0.5%
Expected volatility	52.5%
Expected life (in years)	0.3
Expected dividend yield	—
Fair value of Common Stock	$7.98
366,366 warrants vested upon a change in control and were converted to 244,428 shares of Common Stock through a cashless exercise in connection with the Business Combination.
Trine Warrants
In Trine’s initial public offering, it sold units at a price of $10.00 per unit, which consisted of one share of Common Stock, $0.0001 par value, and one-half of a redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Common Stock at a price of $11.50 per share and became exercisable as of 30 days from the date of the Business Combination. Unless earlier redeemed, the Public Warrants will expire five years from the completion of the Business Combination. The Company may redeem the outstanding Public Warrants in whole and not in part at a price of $0.01 per Public Warrant upon a minimum of 30 days’ prior written notice of redemption, and only in the event that the last sale price of the Company’s Common Stock is at least $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of redemption is given. If the Company redeems the Public Warrants as described above, it will have the option to require all Public Warrant holders that wish to exercise to do so on a “cashless basis”. As of December 31, 2020, 20 trading days had not yet passed since the date of the Business Combination, and the Company did not yet have the right to redeem the outstanding Public Warrants. As of December 31, 2020, there were 15,007,494 million outstanding Public Warrants.
The Warrant Agreement, dated as of March 14, 2019, by and between the Company and Continental Stock Transfer & Trust Company also obligated the Company to use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the issuance of the shares of Common Stock issuable upon exercise of the Public Warrants, and to cause the same to become effective and remain effective while the Public Warrants remain outstanding. On February 4, 2021, the Company’s registration statement covering such shares became effective.
Simultaneously with the consummation of Trine’s initial public offering, Trine Sponsor IH, LLC purchased an aggregate of 8,503,000 warrants to purchase one share of Common Stock at an exercise price of $11.50 at a price of $1.00 per warrant ($8,503,000) in the aggregate in a private placement.
The Private Placement Warrants are identical to the Public Warrants except that the Private Placement Warrants are not redeemable by Desktop Metal, and may be exercised for cash or on a cashless basis so long as they are held by the Sponsor or any of its permitted transferees. Additionally, pursuant to the terms of the amended and restated registration rights agreement entered in connection with the Business Combination, the Sponsor had the right to have the resale of the shares of Common Stock acquired upon exercise of the Private Placement Warrants registered under the Securities Act. On February 4, 2021, the Company’s registration statement covering such shares became effective.
On February 24, 2020, Trine issued an unsecured promissory note (the “2020 Note”) to the Sponsor. The 2020 Note bore no interest and was repayable in full upon consummation of the Business Combination. The Sponsor had the option to convert any unpaid balance of the 2020 Note into warrants equal to the principal amount of the 2020 Note so converted divided by $1.00. Upon closing of the Business Combination, the 2020 Note was converted into additional Private Placement Warrants for 1,500,000 shares of Common Stock, with an exercise price of $11.50. The terms of these warrants are identical to the terms of the Private Placement Warrants. Pursuant to the terms of the amended and restated registration rights agreement entered in connection with the Business Combination, the Sponsor had the right to have the resale of the shares of Common Stock acquired upon exercise of such warrant registered under the Securities Act. On February 4, 2021, the Company’s registration statement covering such shares became effective.
The Company has classified the Private Placement Warrants as liabilities, and will subsequently measure them at fair value through earnings. The Company recorded a $56.4 million gain related to the change in the fair value of the warrants in 2020, calculated using the Black-Scholes warrant-pricing model with the following assumptions:
	As of December 31, 2020	As of December 9, 2020
Risk-free interest rate	0.4%	0.4%
Expected volatility	50.0%	40.0%
Expected life (in years)	4.9	5
Expected dividend yield	—	—
Fair value of Common Stock	$17.20	$24.77
Legacy Desktop Metal Convertible Preferred Stock
In connection with the Business Combination, Legacy Desktop Metal’s Convertible Preferred Stock (“Legacy Convertible Preferred Stock”) previously classified as mezzanine was retroactively adjusted, converted into Common Stock, and reclassified to permanent equity as a result of the reverse recapitalization. As of December 31, 2020, there is no Legacy Convertible Preferred Stock authorized, issued or outstanding. The following table summarizes details of Legacy Convertible Preferred Stock authorized, issued and outstanding immediately prior to the Business Combination ($ in thousands):

	Prior to Business Combination
Legacy Convertible Preferred Stock Classes	Shares Authorized, Issued and Outstanding	Preferred Stock
Series A Legacy Convertible Preferred Stock, $0.0001 par value	26,189,545	$13,878
Series B Legacy Convertible Preferred Stock, $0.0001 par value	23,675,035	37,806
Series C Legacy Convertible Preferred Stock, $0.0001 par value	13,152,896	44,852
Series D Legacy Convertible Preferred Stock, $0.0001 par value	21,075,193	180,353
Series E Legacy Convertible Preferred Stock, $0.0001 par value	13,450,703	134,667
Series E-1 Legacy Convertible Preferred Stock, $0.0001 par value	2,494,737	24,977
Total	100,038,109	$436,533
The following describes the rights and preferences of the Company’s Legacy Convertible Preferred Stock prior to conversion to common stock in the Business Combination:
Voting — The holders of Legacy Convertible Preferred Stock voted together with all other classes and series of stock as a single class on an as-converted basis. Each share of Legacy Convertible Preferred Stock entitled the holder to such number of votes per share as equaled the whole number of shares of Legacy Desktop Metal common stock into which such share of Legacy Convertible Preferred Stock was convertible. The holders of the Series A Legacy Convertible Preferred Stock were entitled to elect one director to the Company’s board of directors, the holders of the Series B Legacy Convertible Preferred Stock were entitled to elect two directors to the Company’s board of directors, the holders of the Series C Legacy Convertible Preferred Stock were entitled to elect one director to the Company’s board of directors, and the holders of the Series E Legacy Convertible Preferred Stock were entitled to elect one director to the Company’s board of directors. The holders of Legacy Convertible Preferred Stock retained rights to vote on certain specified matters as set forth in the Company’s certificate of incorporation. The holders of Series E-1 Legacy Convertible Preferred Stock were not entitled to vote in elections of directors.
Dividends — The holders of Legacy Convertible Preferred Stock were entitled to receive dividends at the rate of 8% of the original issue price for each series of Legacy Convertible Preferred Stock payable only when, as and if, declared by the Company’s board of directors. Through the date of the Business Combination, no dividends had been declared.
Liquidation — Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary, the holders of the Legacy Convertible Preferred Stock were entitled to first be paid out of assets available for distribution, on a pari passu basis, prior and in preference to any distribution to the holders of Legacy Desktop Metal common stock, the greater of (a) an amount equal to $0.53372 per share for the Series A Legacy Convertible Preferred Stock, $1.6013 per share for Series B Legacy Convertible Preferred Stock, $3.4213 per share for the Series C Legacy Convertible Preferred Stock, $8.5656 per share for the Series D Legacy Convertible Preferred Stock, and $10.0211 per share for the Series E and Series E-1 Legacy Convertible Preferred Stock, plus declared but unpaid dividends and (b) an amount per share that would have been payable had all shares of the applicable series of Legacy Convertible Preferred Stock been converted to shares of Legacy Desktop Metal common stock immediately prior to any liquidation, dissolution, or winding-up of the Company. After payment of all preferential amounts required to be paid to the holders of Legacy Convertible Preferred Stock, the remaining assets of the Company available for distribution to the stockholders were to be distributed among the holders of shares of Legacy Desktop Metal common stock pro rata based on the number of shares held by each such holder.
Conversion — Each holder of Legacy Convertible Preferred Stock had the right, at their option at any time, to convert any such shares of Legacy Convertible Preferred Stock into fully paid and nonassessable shares of Legacy Desktop Metal common stock. The conversion ratio was determined by dividing the original issue price of such share of Legacy Convertible Preferred Stock by the conversion price then in effect, which was equal to $0.53372 per share for the Series A Legacy Convertible Preferred Stock, $1.6013 per share for Series B Legacy Convertible Preferred Stock, $3.4213 per share for the Series C Legacy Convertible Preferred Stock, $8.5656 per share for the Series D Legacy Convertible Preferred Stock, and $10.0211 per share for the Series E and Series E-1 Legacy Convertible Preferred Stock. The conversion price was subject to adjustment if certain dilutive events occurred. Conversion was mandatory in the event of a firm-commitment underwritten initial public offering of the Company’s Legacy Desktop Metal common stock with a value of at least $5.13 per common share and $50 million in proceeds to the Company or upon the election of a majority of the holders of Legacy Convertible Preferred Stock, voting as a single class on an as-converted basis.
Redemption — The Legacy Convertible Preferred Stock was not subject to mandatory or optional redemption other than in connection with a liquidation, dissolution, or winding-up of the Company.
18.   STOCK BASED COMPENSATION
Stock Incentive Plan — In 2015, the Board of Directors approved the adoption of the 2015 stock incentive plan (the “2015 Plan”). The 2015 Plan allowed for the award of incentive and nonqualified stock options, restricted stock, and other stock-based awards to employees, officers, directors, consultants, and advisers of the Company. Awards could be made under the 2015 Plan for up to 26,283,789 shares of Common Stock. Option awards expire 10 years from the grant date and generally vest over four years; however, vesting conditions can vary at the discretion of our Board of Directors.
As part of the acquisition of Make in 2019, the Company assumed the 2018 equity incentive plan of Make Composites, Inc. (the “Make Plan”). The Make Plan allows for the award of incentive and nonqualified stock options and warrants for those employees and contractors that were hired as part of the acquisition. The Make Plan allowed for 232,304 options and warrants to be issued, which were issued in 2019, with no additional options to be issued in the future. Option awards expire 10 years from the grant date and generally vest over four years; however, vesting conditions can vary at the discretion of our Board of Directors.
In December 2020, the Board of Directors and stockholders of the Company approved the adoption of the 2020 Incentive Award Plan (the “2020 Plan” and together with the 2015 Plan and the Make Plan, the “Plans”), which became effective on the date of the Business Combination. Upon effectiveness of the 2020 Plan, the company ceased granting new awards under the 2015 Plan.
The 2020 Plan allows for the award of incentive and nonqualified stock options, restricted stock, and other stock-based awards to employees, officers, directors, consultants, and advisers of the Company. The number of shares of common stock initially available for issuance under the 2020 Plan was 12,400,813 shares of common stock plus the number of shares subject to awards outstanding under the 2015 Plan that expire, lapse, terminate, or are exchanged for cash, surrendered, repurchased, or canceled without having been fully exercised or forfeited. In addition, the number of shares of common stock available for issuance under the 2020 Plan is subject to an annual increase on the first day of each calendar year beginning on January 1, 2021 and ending on and including January 1, 2030 equal to the lesser of (i) 5% of the aggregate number of shares of common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as is determined by the Board.
The Company grants stock options at exercise prices deemed by the Board of Directors to be equal to the fair value of the Common Stock at the time of grant. The fair value of Common Stock has been determined by the Board of Directors of the Company at each stock option measurement date based on a variety of different factors, including the results obtained from independent third-party appraisals, the Company’s consolidated financial position and historical financial performance, the status of technological development within the Company, the composition and ability of the current engineering and management team, an evaluation and benchmark of the Company’s competition, the current climate in the marketplace, the illiquid nature of the Common Stock, arm’s-length sales of the Company’s capital stock, and the prospects of a liquidity event, among others.
In July 2020 in order to incentivize and retain personnel, the Company repriced certain employee unvested stock options held by employees to have an exercise price equal to the most recent 409A private stock valuation. Vested awards were not eligible for repricing. Employees were allowed to opt out of the repricing of unvested stock option grants by providing notice to the Company within a month following the repricing. If an employee did not opt out of the repricing, all unvested options held by such employee were repriced and subject to a new vesting schedule. Repriced options vest over a period of four years from the date of the repricing, with one-year cliff vesting and monthly vesting thereafter. The repricing affected 116 employees, at an incremental compensation cost of $3.6 million to the Company, which will be recognized over the vesting period.
During years ended December 31, 2020 and 2019, the Company granted options to purchase 8,450,799 shares and 5,730,586 shares of Common Stock to employees with a fair value of $29.8 million and $10.1 million, respectively, calculated using the Black-Scholes option-pricing model with the following assumptions:
	Years Ended December 31,
	2020	2019
Risk-free interest rate	0.3% – 1.7%	1.7% – 2.6%
Expected volatility	52.7% – 54.2%	52.7% – 53.6%
Expected life (in years)	5.9 – 6.3	5.6 – 6.1
Expected dividend yield	—	—
Fair value of Common Stock	$1.40 – 7.98	$3.34
During the years ended December 31, 2020, and 2019, the Company granted options to purchase 12,212 shares and 119,581 shares of Common Stock to consultants with a fair value of $0.1 million and $0.6 million, respectively, calculated using the Black-Scholes option-pricing model with the following assumptions:
	Years Ended December 31,
	2020	2019
Risk-free interest rate	0.6% – 0.8%	1.4% – 3.1%
Expected volatility	54.3% – 54.8%	52.4% – 61.5%
Expected life (in years)	9.4 – 10.0	6.2 – 10.0
Expected dividend yield	—	—
Fair value of Common Stock	$1.40 – 7.98	$3.34
The risk-free interest rate assumption is based upon observed interest rates appropriate for the term of the related stock options. The expected life of stock options was calculated using the average of the contractual term of the option and the weighted-average vesting period of the option, as the Company does not have sufficient history to use an alternative method to the simplified method to calculate an expected life for employees. The Company has not paid a dividend and is not expected to pay a dividend in the foreseeable future. Expected volatility for the Common Stock was determined based on an average of the historical volatility of a peer group of similar public companies.
At December 31, 2020 and 2019, the total unrecognized stock-based compensation expense related to unvested stock options aggregated $13.7 million and $13.0 million, respectively. The costs are expected to be recognized over a weighted-average period of 2.8 years.
Total stock-based compensation expense related to all of the Company’s stock-based awards granted is reported in the consolidated statements of operations as follows (in thousands):
	Years Ended December 31,
	2020	2019
Research and development	$3,276	$2,713
General and administrative expense	3,464	941
Sales and marketing expense	894	1,373
Cost of sales	372	188
Total stock-based compensation expenses	$8,006	$5,215

There were 14,379,052 shares available for award under the 2020 Plan at December 31, 2020. The option activity of the 2015 Plan and Make Plan for the year ended December 31, 2020, is as follows (shares in thousands):
	Number of Shares	Weighted-Average Exercise Price per Share	Weighted-Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at January 1, 2020	18,072	$2.01	7.84	$24,045
Granted	8,463	$1.51
Exercised	(522)	$0.62
Forfeited/expired	(6,460)	$2.92
Outstanding at December 31, 2020	19,553	$1.53	7.75	$306,408
Options vested at December 31, 2020	10,905	$1.53	6.52	$170,868
Options vested or expected to vest at December 31, 2020	18,818	$1.53	7.69	$294,824
The weighted-average grant-date fair value for options granted during 2020 and 2019 was approximately $3.52 and $1.78, respectively. The aggregate intrinsic value of options exercised during the years ended December 31, 2020 and 2019, was $1.8 million and $3.4 million, respectively.
On September 28, 2020 the Company modified the vesting conditions for certain awards granted to one of our officers such that in the event of a change in control, half of the outstanding unvested options would vest. Upon the Business Combination, the total incremental compensation expense resulting from the modification was approximately $1.8 million.
Restricted Stock Units — RSUs awarded to employees and non-employees generally vest over four years from the anniversary date of the grant, with 1-year cliff vesting and monthly vesting thereafter, provided service with the Company is not terminated. The fair value of RSUs is equal to the estimated fair market value of the Company’s Common Stock on the date of grant. Total unrecognized compensation costs related to unvested RSUs at December 31, 2020 was approximately $4.8 million and is expected to be recognized over a period of 3.3 years. The total expense recognized during the year ended December 31, 2020 was $0.6 million.
RSU activity under the 2020 Plan for the year ended December 31, 2020 is as follows (shares in thousands):
	Shares subject to Vesting	Weighted Average Grant Date Fair Value
Balance of unvested shares as of January 1, 2020	—	—
Granted	683	$8.02
Vested	—	—
Balance of unvested shares as of December 31, 2020	683	$8.02
19.   SEGMENT INFORMATION
In its operation of the business, management, including the Company’s chief operating decision maker, who is also Chief Executive Officer, reviews the business as one segment. The Company currently ships its product to markets in the Americas, Europe Middle East and Africa (“EMEA”), and Asia Pacific (“APAC”). Disaggregated revenue data for those markets is as follows (in thousands):

Revenue during the year ended December 31, 2020
	Americas	EMEA	APAC	Total
Product	$5,250	$6,629	$1,839	$13,718
Services	1,415	1,159	178	2,752
Total	$6,665	$7,788	$2,017	$16,470
Revenue during the year ended December 31, 2019
	Americas	EMEA	APAC	Total
Product	$12,746	$8,430	$1,582	$22,758
Services	3,055	563	63	3,681
Total	$15,801	$8,993	$1,645	$26,439
During the years ended December 31, 2020 and 2019, the Company recognized the following revenue from service contracts and cloud-based software licenses over time, and hardware and consumable product shipments and subscription software at a point in time (in thousands):
	Years Ended December 31,
	2020	2019
Revenue recognized at a point in time	$13,718	$22,758
Revenue recognized over time	2,752	3,681
Total	$16,470	$26,439
The Company’s long-lived assets are substantially all located in the United States where the Company’s primary operations are located.
20.   NET LOSS PER SHARE
The Company computes basic loss per share using net loss attributable to Common Stockholders and the weighted-average number of Common Stock shares outstanding during each period. Diluted earnings per share include shares issuable upon exercise of outstanding stock options and stock-based awards where the conversion of such instruments would be dilutive.
	Years Ended December 31,
(in thousands, except per share amounts)	2020 (as restated)	2019
Numerator for basic and diluted net loss per share:
Net loss attributable to Common Stockholders	$(34,015)	$(103,596)
Denominator for basic and diluted net loss per share:
Weighted average shares	157,906	150,002
Net loss per share – Basic and Diluted	$(0.22)	$(0.69)
The Company’s potential dilutive securities, which include outstanding Common Stock options, unvested restricted stock units, unvested restricted stock awards, outstanding Common Stock warrants, and Trine Founder Shares held in escrow, have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders is the same. The Company excluded the following potential common shares, presented based on amounts outstanding as of December 31, 2020 and 2019, from the computation of diluted net loss per share attributable to common stockholders because including them would have an anti-dilutive effect (in thousands):

	Years Ended December 31,
	2020	2019
Common Stock options outstanding	19,553	18,072
Unvested restricted stock units outstanding	683	—
Unvested restricted stock awards outstanding	279	5,587
Common Stock warrants outstanding	25,010	634
Unvested Trine Founder Shares, held in escrow	1,851	—
Total shares	47,376	24,293
21.   SUBSEQUENT EVENTS
On February 16, 2021, the Company acquired EnvisionTEC US, LLC and certain of its affiliates (“EnvisionTEC”) pursuant to a Purchase Agreement and Plan of Merger dated as of January 15, 2021. The Company expects this acquisition to create a comprehensive portfolio across metals, polymers and composites and grow distribution channels both in quantity and through the addition of a vertically-focused channel. The Company paid consideration of $143.8 million in cash and issued 5,036,142 shares of the Company’s Common Stock with a fair value of $159.8 million as of the close of business on the transaction date. In connection with the transaction, the Company also agreed to grant restricted stock units totaling 475,848 shares of the Company’s Common Stock to key EnvisionTEC employees. The acquisition will be accounted for as a business combination using the acquisition method of accounting. The Company is currently finalizing the allocation of the purchase price and expects the purchase price to be allocated primarily to goodwill and intangible assets.
On February 26, 2021, the Company delivered a notice to redeem all of its outstanding Public Warrants that remain unexercised at 5:00 p.m. New York City time on March 29, 2021. From January 1, 2021 through March 10, 2021, Public Warrants for 11,898,122 shares of Common Stock were exercised for cash, resulting in the Company receiving net proceeds of $136.8 million. An aggregate of 11,898,122 shares of the Company’s Common Stock were issued in connection with these exercises.
From January 1, 2021 through March 10, 2021, 10,003,000 Private Placement Warrants were exercised on a cashless basis. An aggregate of 5,850,346 shares of the Company’s Common Stock were issued in connection with these exercises.
As of March 31, 2021, there were no Public or Private Placement Warrants outstanding.
Management has evaluated subsequent events occurring through March 15, 2021, the date that these consolidated financial statements were issued and determined that no additional subsequent events occurred that would require recognition or disclosure in these consolidated financial statements other than those in this note.

DESKTOP METAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and per share amounts)
	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$188,199	$483,525
Short-term investments	326,318	111,867
Accounts receivable	13,441	6,516
Inventory	25,407	9,708
Prepaid expenses and other current assets	7,078	976
Total current assets	560,443	612,592
Restricted cash	676	612
Property and equipment, net	13,228	12,160
Capitalized software, net	226	312
Goodwill	251,060	2,252
Intangible assets, net	178,860	9,102
Other noncurrent assets	12,210	4,879
Total Assets	$1,016,703	$641,909
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,214	$7,591
Customer deposits	2,829	1,480
Current portion of lease liability	1,983	868
Accrued expenses and other current liabilities	20,968	7,565
Deferred revenue	4,814	3,004
Current portion of contingent consideration	1,429	—
Current portion of long-term debt, net of deferred financing costs	311	9,991
Total current liabilities	41,548	30,499
Warrant liability	—	93,328
Subscription agreement	474	—
Contingent consideration, net of current portion	4,655	—
Lease liability, net of current portion	3,959	2,157
Deferred tax liability	8,723	—
Total liabilities	59,359	125,984
Commitments and Contingences (Note 15)
Stockholders’ Equity
Preferred Stock, $0.0001 par value – authorized, 50,000,000 shares; no shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	—	—
Common Stock, $0.0001 par value – 500,000,000 shares authorized; 259,712,899 and 226,756,733 shares issued at June 30, 2021 and December 31, 2020, respectively, 259,545,731 and 224,626,597 shares outstanding at June 30, 2021 and December 31, 2020, respectively	26	23
Additional paid-in capital	1,387,779	844,188
Accumulated deficit	(430,565)	(328,277)
Accumulated other comprehensive income (loss)	104	(9)
Total Stockholders’ Equity	957,344	515,925
Total Liabilities and Stockholders’ Equity	$1,016,703	$641,909
See notes to condensed consolidated financial statements

DESKTOP METAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues
Products	$17,560	$1,531	$27,871	$4,225
Services	1,417	658	2,419	1,349
Total revenues	18,977	2,189	30,290	5,574
Cost of sales
Products	15,490	9,372	25,977	14,413
Services	1,115	1,106	2,528	2,269
Total cost of sales	16,605	10,478	28,505	16,682
Gross profit/(loss)	2,372	(8,289)	1,785	(11,108)
Operating expenses
Research and development	15,651	9,827	26,509	22,167
Sales and marketing	10,894	2,958	16,343	7,452
General and administrative	13,142	2,964	26,988	5,589
In-process research and development assets acquired	10,400	—	10,400	—
Total operating expenses	50,087	15,749	80,240	35,208
Loss from operations	(47,715)	(24,038)	(78,455)	(46,316)
Change in fair value of warrant liability	—	—	(56,576)	—
Interest expense	(51)	(51)	(125)	(155)
Interest and other income, net	268	323	630	901
Loss before income taxes	(47,498)	(23,766)	(134,526)	(45,570)
Income tax benefit	4,318	—	32,238	—
Net loss	$(43,180)	$(23,766)	$(102,288)	$(45,570)
Net loss per share – basic and diluted	$(0.17)	$(0.15)	$(0.41)	$(0.29)
Weighted average shares outstanding, basic and diluted	255,097,905	158,124,160	246,717,400	157,186,939
See notes to condensed consolidated financial statements

DESKTOP METAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(UNAUDITED)
(in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	(43,180)	(23,766)	$(102,288)	$(45,570)
Other comprehensive (loss) income, net of taxes:
Unrealized gain (loss) on available-for-sale marketable securities, net	(5)	132	(4)	(27)
Foreign currency translation adjustment	130	—	117	—
Total comprehensive loss, net of taxes of $0	(43,055)	(23,634)	$(102,175)	$(45,597)
See notes to condensed consolidated financial statements

DESKTOP METAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(UNAUDITED)
(in thousands, except share amounts)
	Three Months Ended June 30, 2021
	Common Stock Voting		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Total Stockholders’ Equity
	Shares	Amount
BALANCE – April 1, 2021	252,436,919	$25	$1,326,945	$(387,385)	$(21)	$939,564
Exercise of Common Stock options	2,683,506	—	3,485	—	—	3,485
Vesting of restricted Common Stock	56,015	—	—	—	—	—
Vesting of restricted stock units	28,656	—	—	—	—	—
Repurchase of shares for employee tax withholdings	(6,931)	—	(91)	—	—	(91)
Issuance of Common Stock for acquisitions	4,013,196	1	49,141	—	—	49,142
Issuance of common stock for acquired in-process research and development	334,370	—	4,300	—	—	4,300
Stock-based compensation expense	—	—	3,999	—	—	3,999
Net loss	—	—	—	(43,180)	—	(43,180)
Other comprehensive income (loss)	—	—	—	—	125	125
BALANCE – June 30, 2021	259,545,731	$26	$1,387,779	$(430,565)	$104	$957,344
	Six Months Ended June 30, 2021
	Common Stock Voting		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Total Stockholders’ Equity
	Shares	Amount
BALANCE – January 1, 2021	224,626,597	$23	$844,188	$(328,277)	$(9)	$515,925
Exercise of Common Stock options	2,846,734	—	3,665	—	—	3,665
Vesting of restricted Common Stock	112,030	—	—	—	—	—
Vesting of restricted stock units	43,921	—	—	—	—	—
Repurchase of shares for employee tax withholdings	(9,172)	—	(145)	—	—	(145)
Issuance of Common Stock for acquisitions	9,049,338	1	208,988	—	—	208,989
Issuance of common stock for acquired in-process research and development	334,370	—	4,300	—	—	4,300
Stock-based compensation expense	—	—	6,216	—	—	6,216
Vesting of Trine Founder shares	1,850,938	—	—	—	—	—
Exercise of warrants	20,690,975	2	320,567	—	—	320,569
Net loss	—	—	—	(102,288)	—	(102,288)
Other comprehensive income (loss)	—	—	—	—	113	113
BALANCE – June 30, 2021	259,545,731	$26	$1,387,779	$(430,565)	$104	$957,344
See notes to condensed consolidated financial statements

DESKTOP METAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (continued)
(UNAUDITED)
(in thousands, except share amounts)
	Three Months Ended June 30, 2020
	Legacy Convertible Preferred Stock		Common Stock Voting		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
BALANCE – April 1, 2020	100,038,109	$436,533	26,813,113	$3	$16,722	$(316,066)	$(84)	$(299,425)
Retroactive application of recapitalization (Note 1)	(100,038,109)	(436,533)	130,138,012	13	438,037	—	—	438,050
Adjusted balance, beginning of period	—	—	156,951,125	16	454,759	(316,066)	(84)	138,625
Exercise of Common Stock options	—	—	28,173	—	4	—	—	4
Vesting of restricted Common Stock	—	—	1,750,360	—	2	—	—	2
Stock-based compensation expense	—	—	—	—	1,074	—	—	1,074
Common Stock warrants issued	—	—	—	—	87	—	—	87
Net loss	—	—	—	—	—	(23,766)	—	(23,766)
Other comprehensive income (loss)	—	—	—	—	—	—	132	132
BALANCE – June 30, 2020	—	$—	158,729,658	$16	$455,926	$(339,832)	$48	$116,158
	Six Months Ended June 30, 2020
	Legacy Convertible Preferred Stock		Common Stock Voting		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
BALANCE – January 1, 2020	100,038,109	$436,533	26,813,113	$3	$16,722	$(294,262)	$75	$(277,462)
Retroactive application of recapitalization (Note 1)	(100,038,109)	(436,533)	128,100,821	13	436,520	—	—	436,533
Adjusted balance, beginning of period	—	—	154,913,934	16	453,242	(294,262)	75	159,071
Exercise of Common Stock options	—	—	314,809	—	136	—	—	136
Vesting of restricted Common Stock	—	—	3,500,915	—	4	—	—	4
Stock-based compensation expense	—	—	—	—	2,333	—	—	2,333
Common Stock warrants issued	—	—	—	—	211	—	—	211
Net loss	—	—	—	—	—	(45,570)	—	(45,570)
Other comprehensive income (loss)	—	—	—	—	—	—	(27)	(27)
BALANCE – June 30, 2020	—	$—	158,729,658	$16	$455,926	$(339,832)	$48	$116,158
See notes to condensed consolidated financial statements

DESKTOP METAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)
	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(102,288)	$(45,570)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,524	4,475
Stock-based compensation	6,216	2,333
Change in fair value of warrant liability	56,576	—
Change in fair value of subscription agreement	474	—
Expense related to Common Stock warrants issued	—	43
Amortization (accretion) of discount on investments	1,304	—
Amortization of debt financing cost	9	10
Provision for bad debt	164	285
Acquired in-process research and development	10,400	—
(Gain) loss on disposal of property and equipment	(7)	10
Gain on investment, related to Make Composites, Inc.	—	120
Net increase in accrued interest related to marketable securities	(1,062)	—
Net unrealized (gain) loss on other investments	(517)	—
Deferred tax benefit	(32,535)	—
Changes in operating assets and liabilities:
Accounts receivable	(3,584)	1,562
Inventory	(6,635)	(1,378)
Prepaid expenses and other current assets	(3,732)	1,033
Other assets	(170)	—
Accounts payable	(155)	(1,178)
Accrued expenses and other current liabilities	(5,119)	(1,074)
Customer deposits	(1,372)	(57)
Deferred revenue	693	(756)
Change in right of use assets and lease liabilities, net	(92)	(162)
Net cash used in operating activities	(71,908)	(40,304)
Cash flows from investing activities:
Purchases of property and equipment	(1,355)	(1,819)
Purchase of other investments	(3,620)	—
Purchase of marketable securities	(281,438)	(24,142)
Proceeds from sales and maturities of marketable securities	66,741	74,616
Cash paid to acquire in-process research and development	(6,050)	—
Cash paid for acquisitions, net of cash acquired	(161,837)	—
Net cash (used in) provided by investing activities	(387,559)	48,655
Cash flows from financing activities:
Proceeds from the exercise of stock options	3,665	135
Proceeds from the exercise of stock warrants	170,665	—
Payment of taxes related to net share settlement of upon vesting of restricted stock units	(145)	—
Proceeds from PPP loan	—	5,379
Repayment of PPP loan	—	(5,379)
Repayment of term loan	(10,000)	—
Net cash provided by financing activities	164,185	135
Net (decrease) increase in cash, cash equivalents, and restricted cash	(295,282)	8,486
Effect of exchange rate changes	20	—
Cash and cash equivalents at beginning of period	483,525	66,161
Restricted cash at beginning of period	612	612
Cash and cash equivalents at end of period	188,199	74,647
Restricted cash at end of period	676	612
Total cash, cash equivalents and restricted cash, end of period	$188,875	$75,259
Supplemental cash flow information:
Interest paid	$125	$182
Taxes paid	$150	$—
Non-cash investing and financing activities:
Net unrealized loss on investments	$4	$—
Exercise of private placement warrants	$149,904	$—
Common Stock issued for acquisitions	$208,989	$—
Common Stock issued for acquisition of in-process research and development	$4,300	$—
Cash held back in acquisitions	$50	$—
Additions to right of use assets and lease liabilities	$852	$—
Purchase of property and equipment included in accounts payable	$—	$—
Purchase of property and equipment included in accrued expense	$33	$139
Contingent consideration in connection with acquisitions	$6	$—
See notes to condensed consolidated financial statements

1.   ORGANIZATION, NATURE OF BUSINESS, AND RISK AND UNCERTAINTIES
Organization and Nature of Business
Desktop Metal, Inc. is a Delaware corporation headquartered in Burlington, Massachusetts. The company was founded in 2015 with the mission of accelerating the transformation of manufacturing with an expansive portfolio of 3D printing solutions focused on the production of end-use parts. The Company designs, produces and distributes additive manufacturing solutions comprising hardware, software, materials, parts, and services to businesses across a variety of end markets.
On December 9, 2020 (the “Closing Date”), Trine Acquisition Corp. (“Trine”) consummated the previously announced merger pursuant to the Agreement and Plan of Merger, dated August 26, 2020, by and among Trine, Desktop Metal, Inc. and Sparrow Merger Sub, Inc., pursuant to which Sparrow Merger Sub, Inc. merged with and into Desktop Metal, Inc., with Desktop Metal, Inc. becoming our wholly owned subsidiary (the “Business Combination”). Upon the closing of the Business Combination, Trine changed its name to Desktop Metal, Inc. and Desktop Metal, Inc. changed its name to Desktop Metal Operating, Inc.
Unless otherwise indicated or the context otherwise requires, references in this Quarterly Report on Form 10-Q to the “Company” and “Desktop Metal” refer to the consolidated operations of Desktop Metal, Inc. and its subsidiaries. References to “Trine” refer to the company prior to the consummation of the Business Combination and references to “Legacy Desktop Metal” refer to Desktop Metal Operating, Inc. prior to the consummation of the Business Combination.
Legacy Desktop Metal was deemed the accounting acquirer in the Business Combination based on an analysis of the criteria outlined in Accounting Standards Codification (“ASC”) 805. This determination was primarily based on Legacy Desktop Metal’s stockholders prior to the Business Combination having a majority of the voting power in the combined company, Legacy Desktop Metal having the ability to appoint a majority of the Board of Directors of the combined company, Legacy Desktop Metal’s existing management comprising the senior management of the combined company, Legacy Desktop Metal comprising the ongoing operations of the combined company, Legacy Desktop Metal being the larger entity based on historical revenues and business operations, and the combined company assuming Legacy Desktop Metal’s name. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy Desktop Metal issuing stock for the net assets of Trine, accompanied by a recapitalization. The net assets of Trine are stated at historical cost, with no goodwill or other intangible assets recorded.
While Trine was the legal acquirer in the Business Combination, because Legacy Desktop Metal was deemed the accounting acquirer, the historical financial statements of Legacy Desktop Metal became the historical financial statements of the combined company upon the consummation of the Business Combination. As a result, the financial statements included in this report reflect (i) the historical operating results of Legacy Desktop Metal prior to the Business Combination; (ii) the combined results of Trine and Legacy Desktop Metal following the close of the Business Combination; (iii) the assets and liabilities of Legacy Desktop Metal at their historical cost; and (iv) the Company’s equity structure for all periods presented.
In accordance with guidance applicable to these circumstances, the equity structure has been restated in all comparative periods up to the Closing Date to reflect the number of shares of the Company’s common stock, $0.0001 par value per share, issued to Legacy Desktop Metal’s stockholders in connection with the Business Combination. As such, the shares and corresponding capital amounts and earnings per share related to Legacy Desktop Metal convertible preferred stock and Legacy Desktop Metal common stock prior to the Business Combination have been retroactively restated as shares reflecting the exchange ratio of 1.22122 established in the Business Combination. Legacy Desktop Metal’s convertible preferred stock previously classified as mezzanine was retroactively adjusted, converted into Common Stock, and reclassified to permanent as a result of the reverse recapitalization.
Risks and Uncertainties
The Company is subject to a number of risks similar to those of other companies of similar size in its industry, including, but not limited to, the need for successful development of products, the need for additional funding, competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, dependence on key individuals, and risks associated with changes in information technology. The Company has financed its operations to date primarily with proceeds from the sale of preferred stock and the Business Combination. The Company’s long-term success is dependent upon its ability to successfully market its products and services; generate revenue; maintain or reduce its operating costs and expenses; meet its obligations; obtain additional capital when needed; and, ultimately, achieve profitable operations. Management believes that existing cash and investments as of June 30, 2021 will be sufficient to fund operating and capital expenditure requirements through at least twelve months from the date of issuance of these consolidated financial statements.
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements of the Company are prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the regulations of the U.S Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted pursuant to the rules and regulations of the SEC. The condensed consolidated financial statements include the Company’s accounts and those of its subsidiaries. In the opinion of the Company’s management, the financial information for the interim periods presented reflects all adjustments, which are of a normal and recurring nature, necessary for a fair presentation of the Company’s financial position, results of operations, and cash flows. The results reported in these condensed consolidated financial statements are not necessarily indicative of results that may be expected for the entire year.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.
COVID-19 Pandemic
In March 2020, the World Health Organization declared the outbreak of a disease caused by a novel strain of the coronavirus (“COVID-19”) to be a pandemic. As of June 30, 2021, the impact of the COVID-19 pandemic continues to unfold and there has been uncertainty and disruption in the global economy and financial markets. The Company has considered the COVID-19 pandemic related impacts on its estimates, as appropriate, within its consolidated financial statements and there may be changes to those estimates in future periods.
The COVID-19 pandemic, as well as the response to mitigate the spread and effects of COVID-19, has impacted the Company and its customers, as well as the demand for its products and services. The impact of COVID-19 on the Company’s operational results in subsequent periods will largely depend on future developments, and cannot be accurately predicted. These developments may include, but are not limited to, new information concerning the severity of COVID-19, the degree of success of actions taken to contain or treat COVID-19 and the reactions by consumers, companies, governmental entities, and capital markets to such actions.
Significant Accounting Policies
The Company’s significant accounting policies are described in Note 2 to the financial statements in Part II, Item 8 of the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020. See the below discussion of changes to the Company’s policies for foreign currency translation, products revenue and services revenue, warranty reserve, intangible assets, asset acquisitions, and contingent consideration, due to 2021 business combinations and asset acquisitions. There have been no other changes to the Company’s significant accounting policies during the first six months of fiscal year 2021.

Foreign Currency Translation
The Company translates assets and liabilities of its foreign subsidiaries from their respective functional currencies to U.S. Dollars at the appropriate spot rates as of the balance sheet date. The functional currency of all wholly owned subsidiaries is U.S. Dollars, except for EnvisionTEC GmbH and Aerosint, for which it is Euros. The functional currency of the Company’s operations outside the United States is generally the local currency of the country where the operations are located or U.S. Dollars. The results of operations are translated into U.S. Dollars at a monthly average rate, calculated using daily exchange rates.
Differences arising from the translation of opening balance sheets of these entities to the rate at the end of the fiscal period are recognized in accumulated other comprehensive (loss) income. The differences arising from the translation of foreign results at the average rate are also recognized in accumulated other comprehensive (loss) income. Such translation differences are recognized as income or expense in the period in which the Company disposes of the operations.
Transactions in foreign currencies are recorded at the approximate rate of exchange at the transaction date. Assets and liabilities resulting from these transactions are translated at the rate of exchange in effect at the balance sheet date. All such differences are recorded in Interest and other income, net in the condensed consolidated statements of operations.
Products Revenue and Services Revenue
Products revenue include sales of the Company’s additive manufacturing systems as well as sale of related accessories and consumables. These consumables are primarily comprised of materials, which are used by the 3D printers during the printing process to produce parts, as well as replacement parts for items consumed during system operations. Certain on-device software is embedded with the hardware and sold with the product bundle and is included within product revenue. Revenue from products is recognized upon transfer of control, which is generally at the point of shipment.
Services revenue consists of installation, training, and post-installation hardware and software support, as well as various software solutions the Company offers to facilitate the operation of the Company’s products. The Company offers multiple software products, which are licensed through either a cloud-based solution and/or on-device software, depending on the product. For the cloud-based solution, the Company typically provides an annual subscription that the customer does not have the right to take possession of and is renewable at expiration. The revenue from the cloud-based solution is recognized ratably over the annual term as the Company considers the services provided under the cloud-based solution to be a series of distinct performance obligations, as the Company provides continuous daily access to the cloud solution. For on-device software subscriptions, the Company typically recognizes revenue once the customer has been given access to the software. When the Company enters into development contracts, control of the development service is transferred over time, and the related revenue is recognized as services are performed.
For certain products, the Company offers customers an optional extended warranty beyond the initial warranty period. The optional extended warranty is accounted for as a service-type warranty. Extended warranty revenue is deferred and recognized on a straight-line basis over the service-type warranty period of the contract and the associated costs are recognized as incurred.
Revenue Recognition
Revenue is measured as the amount of consideration expected to be received in exchange for transferring goods or providing services. The amount of consideration is typically a fixed price at the contract inception. Consideration from shipping and handling is recorded on a gross basis within product revenue.
The Company determines revenue recognition through the following steps:
•
Identification of the contract, or contracts, with a customer

•
Identification of the performance obligations in the contract

•
Determination of the transaction price

•
Allocation of the transaction price to the performance obligations in the contract

•
Recognition of revenue when, or as, the Company satisfies a performance obligation

Nature of Products and Services
The Company sells its products primarily through authorized resellers, independent sales agents, and its own sales force. Revenue from hardware and consumables is recognized upon transfer of control, which is generally at the point of shipment.
The Company’s post-installation support is primarily sold through one-year annual contracts and such revenue is recognized ratably over the term of the agreement. Service revenue from installation and training is recognized as performed.
The Company’s terms of sale generally provide payment terms that are customary in the countries where the Company transacts business. To reduce credit risk in connection with certain sales, the Company may, depending upon the circumstances, require significant deposits or payment in full prior to shipment.
Due to the short-term nature of the Company’s contracts, substantially all of the outstanding performance obligations are recognized within one year.
Shipping and handling activities that occur after control over a product has transferred to a customer are accounted for as fulfillment activities rather than performance obligations, as allowed under a practical expedient provided by ASC 606. The shipping and handling fees charged to customers are recognized as revenue and the related costs are included in cost of revenue at the point in time when ownership of the product is transferred to the customer. Sales taxes and value added taxes collected concurrently with revenue generating activities are excluded from revenue.
Significant Judgements
The Company enters into contracts with customers that can include various combinations of hardware products, software licenses, and services, which are distinct and accounted for as separate performance obligations. Products or services that are promised to a customer can be considered distinct if both of the following criteria are met: (i) the customer can benefit from the products or services either on its own or together with other readily available resources and (ii) the Company’s promise to transfer the products, software, or services to the customer is separately identifiable from other promises in the contract. Determining whether products and services are considered distinct performance obligations that should be accounted for separately versus together may require significant judgment.
Judgement is required to determine the standalone selling price (“SSP”). The transaction price is allocated to each distinct performance obligation on a relative standalone selling price basis and revenue is recognized for each performance obligation when control has passed. In most cases, the Company is able to establish SSP based on historical transaction data of the observable prices of hardware products and consumables sold separately in comparable circumstances to similar customers, observable renewal rates for software and post-installation support, and the Company’s best estimate of the selling price at which the Company would have sold the product regularly on a stand-alone basis for training and installation. The Company reassesses the SSP on a periodic basis or when facts and circumstances change.
Warranty Reserve
Substantially all of the Company’s hardware and software products are covered by a standard assurance warranty of one year within the United States and 13 months internationally, and estimated warranty obligations are recorded as an expense at the time or revenue recognition. In the event of a failure of hardware product or software covered by this warranty, the Company will repair or replace the software or hardware product. For certain products, the Company offers customers an optional extended warranty after the initial warranty period. The optional extended warranty is accounted for as a service-type warranty; therefore, costs are recognized as incurred and revenue is recognized over the service-type warranty period.
The Company’s warranty reserve reflects estimated material and labor costs for potential or actual product issues in its installed base for which the Company expects to incur an obligation. The Company periodically assesses the adequacy of the warranty reserve and adjusts the amount as necessary. If the data used to calculate the adequacy of the warranty reserve is not indicative of future requirements, additional or reduced warranty reserves may be required.
Property and Equipment
Property and equipment is stated at cost. Expenditures for repairs and maintenance are expensed as incurred. When assets are retired or disposed of, the assets and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is included in the determination of net income or loss.
Depreciation is expensed using the straight-line method over the estimated useful lives of the assets as follows:
Asset Classification	Useful Life
Equipment	2 – 12 years
Furniture and fixtures	3 – 5 years
Computer equipment	3 years
Tooling	3 years
Software	2 – 3 years
Leasehold improvements	Shorter of asset’s useful life or remaining life of the lease
Intangible Assets
Intangible assets consist of identifiable intangible assets, including developed technology, trade names, and customer relationships, resulting from the Company’s acquisitions. The Company evaluates definite-lived intangible assets for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If indicators of impairment are present, the Company then compares the estimated undiscounted cash flows that the specific asset is expected to generate to its carrying value. If such assets are impaired, the impairment recognized is measured as the amount by which the carrying amount of the asset exceeds its fair value. To date, there have been no impairments of intangible assets. Intangible assets are amortized over their useful life.
Asset Acquisitions
Acquisitions of assets or a group of assets that do not meet the definition of a business are accounted for as asset acquisitions using the cost accumulation method, whereby the cost of the acquisition, including certain transaction costs, is allocated to the assets acquired on the basis of relative fair values. No goodwill is recognized in an asset acquisition. Intangible assets that are acquired in an asset acquisition for use in research and development activities which have an alternative future use are capitalized as in-process research and development (“IPR&D”). Acquired IPR&D which has no alternative future use is recorded as research and development expense at acquisition.
Contingent Consideration
Contingent consideration represents potential future payments that the Company may be required to pay in the event negotiated milestones are met in connection with a business acquisition. Contingent consideration is recorded as a liability at the date of acquisition at fair value. The fair value of contingent consideration related to revenue metrics is estimated using a Monte Carlo simulation in a risk-neutral framework. Under this approach, the value of contingent consideration related to revenue metrics is calculated as the average present value of contingent consideration payments over all simulated paths. The fair value of contingent consideration related to technical developments is estimated using a scenario-based approach, which is a special case of the income approach that uses several possible future scenarios. Under this approach, the value of the technical milestone payment is calculated as the probability-weighted payment across all scenarios. Significant increases or decreases in any of the probabilities of success or changes in expected timelines for achievement of any of the revenue or technical milestones could result in a significantly higher or lower fair value of the contingent consideration liability. The fair value of the contingent consideration at each reporting date is updated by reflecting the changes in fair value reflected within research and development expenses in the Company’s condensed consolidated statements of operations.
Recently Issued Accounting Standards
Recently Adopted Accounting Guidance
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) — Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by eliminating some exceptions to the general approach in Accounting Standards Codification 740, Income Taxes. It also clarifies certain aspects of the existing guidance to promote more consistent application. This standard is effective for calendar-year public business entities in 2021 and interim periods within that year, and early adoption is permitted. The Company adopted the ASU as of January 1, 2021, which did not have a material effect on the Company’s condensed consolidated financial statements.
Recent Accounting Guidance Not Yet Adopted
In January 2017, the FASB issued ASU No. 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”), which eliminates the performance of Step 2 from the goodwill impairment test. In performing its annual or interim impairment testing, an entity will instead compare the fair value of the reporting unit with its carrying amount and recognize any impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. Additionally, an entity should consider income tax effects from any tax-deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss. As a smaller reporting company pursuant to Rule 12b-2 of the Securities Exchange Act of 1934, as amended, these changes become effective for the Company on January 1, 2023. The Company is currently evaluating the potential impact of these changes on the condensed consolidated financial statements.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses. This ASU added a new impairment model (known as the current expected credit loss (“CECL”) model) that is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes as an allowance its estimate of expected credit losses. The CECL model applies to most debt instruments, trade receivables, lease receivables, financial guarantee contracts, and other loan commitments. The CECL model does not have a minimum threshold for recognition of impairment losses and entities will need to measure expected credit losses on assets that have a low risk of loss. As a smaller reporting company pursuant to Rule 12b-2 of the Securities Exchange Act of 1934, as amended, these changes become effective for the Company on January 1, 2023. The Company is currently evaluating the potential impact of these changes on the condensed consolidated financial statements.
3.   ACQUISITIONS
2021 Acquisitions
Acquisition of EnvisionTEC
On February 16, 2021, the Company acquired EnvisionTEC US, LLC and its subsidiaries (“EnvisionTEC”) pursuant to a Purchase Agreement and Plan of Merger dated January 15, 2021. This acquisition adds a comprehensive portfolio in additive manufacturing across metals, polymers and composites and grow distribution channels both in quantity and through the addition of a vertically-focused channel. The Company paid consideration of $143.8 million in cash and issued 5,036,142 shares of the Company’s Common Stock with a fair value of $159.8 million as of the close of business on the transaction date.
The total purchase price was allocated to the identifiable assets acquired and liabilities assumed based on the Company’s preliminary estimates of their fair values on the acquisition date. The fair values assigned to EnvisionTEC’s tangible and intangible assets and liabilities assumed, and the related deferred tax assets and liabilities, are considered preliminary and are based on the information available at the date of the acquisition.

The following table summarizes the preliminary allocation of the purchase price to the estimated fair values of assets acquired and liabilities assumed (in thousands):
At February 16, 2021
Assets acquired:
Cash and cash equivalents	$859
Restricted cash	5,004
Accounts receivable	2,982
Inventory	8,852
Prepaid expenses and other current assets	1,081
Restricted cash – noncurrent	285
Property and equipment	1,440
Intangible assets	137,300
Other noncurrent assets	1,801
Total assets acquired	$159,604
Liabilities assumed:
Accounts payable	$1,443
Customer deposits	2,461
Current portion of lease liability	605
Accrued expenses and other current liabilities	13,711
Liability for income taxes	480
Deferred revenue	300
Current portion of long-term debt	898
Long-term debt	285
Deferred tax liability	32,966
Lease liability, net of current portion	1,189
Total liabilities assumed	$54,338
Net assets acquired	$105,266
Goodwill	$198,369
The estimated useful lives of the identifiable intangible assets acquired is as follows:
	Gross Value	Estimated Life
Acquired technology	$77,800	7 – 12 years
Trade name	8,600	13 years
Customer relationships	50,900	10 years
Total intangible assets	$137,300
The goodwill resulting from the purchase price allocation is attributable to the workforce of the acquired business (which is not eligible for separate recognition as an identifiable intangible asset) and the expected synergistic benefits of expanding the combined companies’ target markets both geographically and across industries. $36.6 million of the goodwill recognized is deductible for income tax purposes. The Company incurred $4.8 million of acquisition-related and other transactional charges, including integration costs, related to this acquisition, which are included in general and administrative expenses in the condensed consolidated statements of operations.
EnvisionTEC’s results are included in the Company’s consolidated results for the period from February 16, 2021 to June 30, 2021. For this period, EnvisionTEC’s net revenues were approximately $15.7 million and net loss was approximately $4.8 million.

Acquisition of Adaptive 3D
On May 7, 2021, the Company acquired Adaptive 3D Holdings, Inc. and its affiliates (“Adaptive 3D”) pursuant to a Purchase Agreement and Plan of Merger dated as of May 7, 2021. This acquisition expands the Company’s materials library to include photopolymer elastomers. The total purchase price is $61.8 million, consisting of $24.1 million paid in cash and 3,133,276 shares of the Company’s Common Stock with a fair value of $37.7 million as of the close of business on the transaction date.
The acquisition is accounted for as a business combination using the acquisition method of accounting. The total purchase price was allocated to the identifiable assets acquired and liabilities assumed based on the Company’s preliminary estimates of their fair values on the acquisition date. The fair values assigned to Adaptive 3D’s tangible and intangible assets and liabilities assumed, and the related deferred tax assets and liabilities, are considered preliminary and are based on the information available at the date of the acquisition.
The following table summarizes the preliminary allocation of the purchase price to the estimated fair values of assets acquired and liabilities assumed (in thousands):
At May 7, 2021
Assets acquired:
Cash and cash equivalents	$2,852
Restricted cash	4,046
Accounts receivable	504
Inventory	305
Prepaid expenses and other current assets	462
Property and equipment	558
Intangible assets	27,300
Other noncurrent assets	654
Total assets acquired	$36,681
Liabilities assumed:
Accounts payable	$280
Customer deposits
Current portion of lease liability	151
Accrued expenses and other current liabilities	4,146
PPP loan payable	311
Deferred revenue	12
Lease liability, net of current portion	502
Deferred tax liability	4,768
Total liabilities assumed	10,170
Net assets acquired	$26,511
Goodwill	$35,265
The estimated useful lives of the identifiable intangible assets acquired is as follows:
	Gross Value	Estimated Life
Acquired technology	$27,000	14 years
Trade name	300	5 years
Total intangible assets	$27,300

The goodwill resulting from the purchase price allocation is attributable to the workforce of the acquired business (which is not eligible for separate recognition as an identifiable intangible asset) and the expected synergistic benefits of expanding the combined companies’ target markets both geographically and across industries. The goodwill recognized is not deductible for income tax purposes. The Company incurred $0.3 million of acquisition-related and other transactional charges, including integration costs, related to this acquisition, which are included in general and administrative expenses in the condensed consolidated statements of operations.
Adaptive 3D’s results are included in the Company’s consolidated results for the period from May 7, 2021 to June 30, 2021. For this period, Adaptive 3D’s revenues were approximately $0.3 million, and its net loss was approximately $0.7 million.
Acquisition of Aerosint
On June 24, 2021, the Company entered into a Share Purchase Agreement with DM Belgium BV/SRL, Aerosint SA, the sellers named therein and representatives of such sellers (collectively “Aerosint”), pursuant to which the Company acquired all outstanding securities of Aerosint. Through this acquisition, the Company expands its portfolio of technologies with the addition of multi-material printing capabilities. The total purchase price is $17.7 million, consisting of $6.2 million paid in cash and 879,922 shares of the Company’s Common Stock with a fair value of $11.5 million as of the close of business on the transaction date. Additionally, the Company may be required to pay contingent consideration based on the achievement of revenue metrics and technical milestones over the three-year period following the transaction date, with a fair value of $6.1 million as of the transaction date.
The acquisition is accounted for as a business combination using the acquisition method of accounting. The total purchase price was allocated to the identifiable assets acquired and liabilities assumed based on the Company’s preliminary estimates of their fair values on the acquisition date. The fair values assigned to Aerosint’s tangible and intangible assets and liabilities assumed, and the related deferred tax assets and liabilities, are considered preliminary and are based on the information available at the date of the acquisition. The Company is in the process of finalizing its purchase price allocation, and the tax basis of the assets and liabilities acquired. This may result in potential adjustments to the carrying value of the respective recorded assets and liabilities, establishment of certain intangible assets, revisions of useful lives of intangible assets, establishment of potential acquisition contingencies, and the determination of any residual amount that will be allocated to goodwill. Adjustments that impact the deferred tax liability recorded in the business combination could result in an increase or decrease in the Company’s recorded valuation allowance that will be recognized in the accompanying statement of operations.
The Aerosint Acquisition included contingent consideration related to revenue metrics and technical milestones, of which $1.4 million is expected to be paid out over the next twelve months and is therefore classified as a current liability. The Company will pay up to $5.5 million of contingent consideration based on stated revenue metric, which has a fair value of $4.6 million as of the date of acquisition and as of June 30, 2021. If Aerosint reaches certain product mass production technical milestones, the Company will pay out a maximum of $2.0 million in contingent consideration, which has a fair value of $1.5 million as of the date of acquisition and as of June 30, 2021. As of the date of acquisition and as of June 30, 2021, $1.4 million of contingent consideration is recorded in current portion of contingent consideration in the consolidated balance sheet, and the remaining $4.7 million is recorded in contingent consideration, net of current portion in the condensed consolidated balance sheets.
The following table summarizes the preliminary allocation of the purchase price to the estimated fair values of assets acquired and liabilities assumed (in thousands):

At June 24, 2021
Assets acquired:
Cash and cash equivalents	$419
Accounts receivable	34
Inventory	166
Prepaid expenses and other current assets	697
Property and equipment	369
Intangible assets	11,726
Other noncurrent assets	336
Total assets acquired	$13,747
Liabilities assumed:
Accounts payable	$58
Customer deposits	283
Current portion of lease liability	100
Accrued expenses and other current liabilities	169
Deferred revenue	810
Current portion of contingent consideration	1,429
Lease liability, net of current portion	226
Contingent consideration, net of current portion	4,655
Deferred tax liability	3,524
Total liabilities assumed	$11,254
Net assets acquired	$2,493
Goodwill	$15,174
The estimated useful lives of the identifiable intangible assets acquired is as follows:
	Gross Value	Estimated Life
Acquired technology	$11,547	11.5 years
Trade name	179	4.5 years
Total intangible assets	$11,726
The goodwill resulting from the purchase price allocation is attributable to the workforce of the acquired business (which is not eligible for separate recognition as an identifiable intangible asset) and the expected synergistic benefits of expanding the combined companies’ target markets both geographically and across industries. The goodwill recognized is not deductible for income tax purposes. The Company incurred $0.9 million of acquisition-related and other transactional charges, including integration costs, related to this acquisition, which are included in general and administrative expenses in the condensed consolidated statements of operations.
Aerosint’s results are included in the Company’s consolidated results for the period from June 24, 2021 to June 30, 2021. For this period, Aerosint’s revenues and net loss were immaterial.
Pro Forma Information
The following pro forma financial information is based on the historical financial statements of the Company and presents the Company’s results as if the acquisitions of EnvisionTEC, Adaptive 3D and Aerosint had occurred on January 1, 2020 (in thousands):

	Six Months Ended June 30,
	2021	2020
Net revenues	$34,883	$28,974
Net income (loss)	$(108,357)	$(53,497)
The pro forma financial information was computed by combining the historical financial information of the Company and EnvisionTEC, Adaptive 3D and Aerosint along with the effects of the acquisition method of accounting for business combinations as though the companies were combined on January 1, 2020. The pro forma information does not reflect the potential benefits of cost and funding synergies, opportunities to earn additional revenues, or other factors, and therefore does not represent what the actual net revenues and net income (loss) would have been had the companies been combined as of this date.
2021 Asset Acquisition
Acquisition of Beacon Bio
On June 10, 2021, the Company acquired Beacon Bio, Inc. (“Beacon Bio”) pursuant to a Stock Purchase Agreement. The purchase price consisted of cash consideration of $6.1 million, including transaction costs of $0.2 million, and 334,370 shares of Common Stock with a fair value of $4.3 million as of the close of business on the transaction date. The cash consideration includes a simple agreement for future equity investment of $1.0 million made by the Company in advance of the acquisition that was settled in the acquisition. Beacon Bio is engaged in research and development of PhonoGraft technology. The Company concluded the arrangement did not result in the acquisition of a business, as substantially all of the fair value of the gross assets acquired was concentrated in in-process research and development for which there was no alternative future use. Therefore, the Company accounted for the arrangement as an asset acquisition. In connection with the acquisition, the Company issued additional restricted stock units to retain research and development employees and contractors of Beacon Bio through the expected term to complete the development, which vest over a service period of 3 years and are accounted for as post-combination expense.
The acquired in-process research and development asset consists of a license to commercialize the PhonoGraft technology. Due to the stage of development of this license at the date of the acquisition, significant research, development, and risk remained, and it was not yet probable that there was future economic benefit from this asset. Absent successful clinical results and regulatory approval for this asset, there was no alternative future use associated with this asset. Accordingly, the value of the asset was expensed in the condensed consolidated statements of operations and no deferred tax liability has been recorded.
2020 Acquisition
Business Combination
On December 9, 2020, the Company and Trine consummated the Business Combination, with Legacy Desktop Metal surviving the merger as a wholly-owned subsidiary of Trine. Upon the consummation of the Business Combination, each share of Legacy Desktop Metal capital stock issued and outstanding was converted into the right to receive 1.22122 shares (the “Exchange Ratio”) of the Company’s common stock (the “Per Share Merger Consideration”).
Upon the closing of the Business Combination, Trine’s certificate of incorporation was amended and restated to, among other things, increase the total number of authorized shares of all classes of capital stock to 550,000,000 shares, of which 500,000,000 shares were designated common stock; $0.0001 par value per share, and of which 50,000,000 shares were designated preferred stock, $0.0001 par value per share.
In connection with the execution of the definitive agreement for the Business Combination, Trine entered into separate subscription agreements (each, a “Subscription Agreement”) with a number of investors (each, a “Subscriber”), pursuant to which the Subscribers agreed to purchase, and Trine agreed to sell to the Subscribers, an aggregate of 27,497,500 shares of the Company’s Common Stock, for a purchase price of $10.00 per share and an aggregate purchase price of $275 million, in a private placement pursuant to the subscription agreements (the “PIPE financing”). The PIPE financing closed simultaneously with the consummation of the Business Combination.
The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Trine was treated as the “acquired” company for financial reporting purposes. See Note 1 “Organization and Nature of Business” for further details. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Desktop Metal issuing stock for the net assets of Trine, accompanied by a recapitalization. The net assets of Trine are stated at historical cost, with no goodwill or other intangible assets recorded.
Prior to the Business Combination, Legacy Desktop Metal and Trine filed separate standalone federal, state and local income tax returns. As a result of the Business Combination, structured as a reverse recapitalization for tax purposes, Desktop Metal, Inc. (f/k/a Trine Acquisition Corp.), became the parent of the consolidated filing group, with Desktop Metal Operating, Inc. (f/k/a Desktop Metal, Inc.) as a subsidiary.
The following table reconciles the elements of the Business Combination to the consolidated statement of cash flows and the consolidated statement of changes in equity for the year ended December 31, 2020:
Recapitalization
Cash – Trine’s trust and cash (net of redemptions)	$305,084,695
Cash – PIPE financing	274,975,000
Less: transaction costs and advisory fees paid	(45,463,074)
Net proceeds from reverse recapitalization	534,596,621
Plus: non-cash net liabilities assumed(1)	(152,394,714)
Less: accrued transaction costs and advisory fees	(1,900,793)
Net contributions from reverse recapitalization	$380,301,114

(1)
Includes $149.7 million of non-cash warrant liability assumed.

The number of shares of common stock issued immediately following the consummation of the Business Combination:
Number of Shares
Common stock, outstanding prior to Business Combination	30,015,000
Less: redemption of Trine shares	(26,049)
Common stock of Trine	29,988,951
Trine Founder Shares	5,552,812
Trine Director Shares	100,000
Shares issued in PIPE financing	27,497,500
Business Combination and PIPE financing shares	63,139,263
Legacy Desktop Metal shares(1)	161,487,334
Total shares of common stock immediately after Business Combination	224,626,597

(1)
The number of Legacy Desktop Metal shares was determined from the shares of Legacy Desktop Metal shares outstanding immediately prior to the closing of the Business Combination converted at the Exchange Ratio of 1.22122. All fractional shares were rounded down.

In connection with the Business Combination, 7,403,750 Trine Founder Shares were issued. Pursuant to the Business Combination agreement, 75% of the Founder shares, or 5,552,812 shares, vested at the close of the Business Combination, with the remaining 25%, or 1,850,938 shares, vesting if the Company trades at $12.50 per share or higher for any 20 trading days within a 30-day window by the fifth anniversary of the Business Combination. The vesting criteria was met on January 8, 2021.

4.   CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS
The Company’s cash equivalents and short-term investments are invested in the following (in thousands):
June 30, 2021	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Money market funds	$180,998	$—	$—	$180,998
Total cash equivalents	180,998	—	—	180,998
Commercial paper	159,591	—	—	159,591
Corporate bonds	104,758	9	(12)	104,755
Government bonds	36,736	1	(9)	36,728
Asset-backed securities	25,246	1	(3)	25,244
Total short-term investments	326,331	11	(24)	326,318
Total cash equivalents and short-term investments	$507,329	$11	$(24)	$507,316
December 31, 2020	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Commercial paper	$75,374	$—	$—	$75,374
Money market funds	407,512	—	—	407,512
Total cash equivalents	482,886	—	—	482,886
U.S. Treasury securities	19,995	2	—	19,997
Commercial paper	43,911	—	—	43,911
Corporate bonds	47,970	—	(11)	47,959
Total short-term investments	111,876	2	(11)	111,867
Total cash equivalents and short-term investments	$594,762	$2	$(11)	$594,753
5.   FAIR VALUE MEASUREMENTS
The Company uses the following three-tier fair value hierarchy, which prioritizes the inputs used in measuring the fair values for certain of its assets and liabilities:
Level 1 is based on observable inputs, such as quoted prices in active markets;
Level 2 is based on inputs other than the quoted prices in active markets that are observable either directly or indirectly; and
Level 3 is based on unobservable inputs in which there is little or no market data, which requires the Company to develop its own assumptions.
This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value. Items measured at fair value on a recurring basis include money market funds.
The following fair value hierarchy table presents information about the Company’s financial assets measured at fair value on a recurring basis and indicates the fair value hierarchy of the inputs the Company utilized to determine such fair value (in thousands):

	June 30, 2021
	Quoted Prices in Active Markets for Identical Items (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Assets:
Money market funds	$180,998	$—	$—	$180,998
Commercial paper	—	159,591	—	159,591
Corporate bonds	—	104,755	—	104,755
Government bonds	—	36,727	—	36,727
Asset-backed securities	—	25,245	—	25,245
Other investments	—	—	7,137	7,137
Total assets	$180,998	$326,318	$7,137	$514,453
Liabilities:
Contingent consideration	$—	$—	$6,084	$6,084
Subscription agreement	—	—	474	474
Total liabilities	$—	$—	$6,558	$6,558
	December 31, 2020
	Quoted Prices in Active Markets for Identical Items (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Assets:
Money market funds	$407,512	$—	$—	$407,512
Commercial paper	—	119,285	—	119,285
Corporate bonds	—	47,959	—	47,959
U.S. Treasury securities	19,997	—	—	19,997
Other investments	—	—	3,000	3,000
Total assets	$427,509	$167,244	$3,000	$597,753
Liabilities:
Private placement warrants	$—	$—	$93,328	$93,328
Total liabilities	$—	$—	$93,328	$93,328
The Company has determined that the estimated fair value of its corporate bonds and commercial paper are reported as Level 2 financial assets as they are based on model-driven valuations in which all significant inputs are observable, or can be derived from or corroborated by observable market data for substantially the full term of the asset.
The other investments are reported as a Level 3 financial asset because the methodology used to develop the estimated fair values includes significant unobservable inputs reflecting management’s own assumptions, including the rights and obligations of the notes the Company holds as well as the probability of a qualified financing event, acquisition, or change in control.
The subscription agreement is reported as a Level 3 investment with fair value determined using inputs including stock price, volatility assumptions, probability and timing of the transaction, and a discount for the lack of marketability determined using various models.
The fair value of the Private Placement Warrants is estimated using the Black-Scholes option pricing model and is classified as a Level 3 financial instrument. The significant assumptions used in the model were the Company’s stock price, exercise price, expected term, volatility, interest rate, and dividend yield.

The contingent consideration liability was valued using a Monte Carlo simulation in a risk-neutral framework as well as a scenario based approach (both special cases of the income approach), based on key inputs that are not all observable in the market and is classified as a Level 3 liability. The Company assess the fair value of the contingent consideration liability at each reporting period, with any subsequent changes to the fair value of the liability reflected in the condensed consolidated statement of operations until the liability is settled.
There were no transfers between fair value measure levels during the six months ended June 30, 2021 and 2020. The following table presents information about the Company’s movement in Level 3 assets measured at fair value (in thousands):
	Six Months Ended June 30,
	2021	2020
Balance at beginning of period	$3,000	$—
Additions	3,620	—
Changes in fair value	517	—
Balance at end of period	$7,137	$—
The following table presents information about the Company’s movement in Level 3 liabilities measured at fair value (in thousands):
	Six Months Ended June 30,
	2021	2020
Balance at beginning of period	$93,328	$—
Additions	6,558	—
Changes in fair value	56,576	—
Exercise of private placement warrants	(149,904)	—
Balance at end of period	$6,558	$—
6.   ACCOUNTS RECEIVABLE
The components of accounts receivable are as follows (in thousands):
	June 30, 2021	December 31, 2020
Trade receivables	$13,750	$7,016
Allowance for doubtful accounts	(309)	(500)
Total accounts receivable	$13,441	$6,516
The following table summarizes activity in the allowance for doubtful accounts (in thousands):
	June 30, 2021	December 31, 2020
Balance at beginning of period	$500	$199
Provision for uncollectible accounts	(164)	377
Uncollectible accounts written off	(27)	(76)
Balance at end of period	$309	$500

7.   INVENTORY
Inventory consists of the following (in thousands):
	June 30, 2021	December 31, 2020
Raw materials	$5,678	$—
Work in process	4,346	2,896
Finished goods	15,383	6,812
Total inventory	$25,407	$9,708
8.   PREPAID EXPENSES AND OTHER CURRENT ASSETS
Prepaid expenses and other current assets consists of the following (in thousands):
	June 30, 2021	December 31, 2020
Prepaid insurance	1,850	121
Prepaid operating expenses	1,873	68
Prepaid dues and subscriptions	823	189
Prepaid taxes	598	—
Government grants	653	—
Escrow deposits	311	—
Prepaid rent	158	118
Deferred cost of goods sold	—	454
Other	812	26
Total prepaid expenses and other current assets	$7,078	$976
9.   PROPERTY AND EQUIPMENT
Property and equipment, net consists of the following (in thousands):
	June 30, 2021	December 31, 2020
Equipment	$15,672	$13,708
Furniture and fixtures	1,033	895
Computer equipment	1,139	1,089
Tooling	1,805	1,805
Software	1,439	1,249
Leasehold improvements	14,564	13,870
Construction in process	1,617	879
Property and equipment, gross	37,269	33,495
Less: accumulated depreciation	(24,041)	(21,335)
Total property and equipment, net	$13,228	$12,160
Depreciation and amortization expense was $1.3 million and $2.8 million for the three and six months ended June 30, 2021, respectively. Depreciation and amortization expense was $2.1 million and $4.2 million for the three and six months ended June 30, 2020, respectively.
10.   GOODWILL & INTANGIBLE ASSETS
The carrying amount of goodwill at June 30, 2021 and 2020 was $251.1 million and $2.3 million, respectively, and has been recorded in connection with the Company’s acquisitions. The goodwill activity is as follows (in thousands):

Goodwill
Balance at December 31, 2019	$2,252
Balance at December 31, 2020	$2,252
Acquisition of EnvisionTEC	198,369
Acquisition of Adaptive3D	35,265
Acquisition of Aerosint	15,174
Balance at June 30, 2021	$251,060
The Company has no accumulated impairment losses on goodwill.
Intangible assets consisted of the following (in thousands):
	Gross Value	Estimated Life	Accumulated Amortization	Balance June 30, 2021
Acquired technology	$126,540	5 – 12 years	$5,514	$121,026
Trade name	9,079	13 years	251	8,828
Customer relationships	50,900	10 years	1,894	49,006
Total intangible assets	$186,519		$7,659	$178,860
The Company recognized $4.3 million and $6.6 million of amortization expense during the three and six months ended June 30, 2021, respectively. The Company recognized $0.2 million and $0.4 million of amortization expense during the three and six months ended June 30, 2020, respectively.
The weighted-average remaining amortization period is 10.0 years. Amortization of acquired technology, trade names, and customer relationships is recognized in cost of sales and research and development, research and development, and sales and marketing, respectively, in the condensed consolidated statements of operations.
11.   OTHER NONCURRENT ASSETS
The following table summarizes the Company’s components of other noncurrent assets (in thousands):
	June 30, 2021	December 31, 2020
Other investments	$7,137	$3,000
Right of use asset	4,816	1,810
Long-term deposits	135	69
Other	122	—
Total other noncurrent assets	$12,210	$4,879
During the year ended December 31, 2020, the Company made an investment in a privately held company in the form of convertible debt for $3.0 million. Under the terms of this agreement, the debt will be converted to common stock of the investee upon the closing of a qualified financing, acquisition or change in control. The full principal balance plus 3% annual interest is due in two years and does not allow voluntary prepayment. The Company has elected the fair value option for this investment and recognized an immaterial gain during the three months ended June 30, 2021, and a gain of $0.3 million during the six months ended June 30, 2021, in other income in the condensed consolidated statement of operations.
In April 2021, the Company made an investment in a privately held company by purchasing a convertible promissory note for principal amount of $1.6 million. Under the terms of this note, the debt will convert to equity securities of the applicable investee upon the closing of a qualified financing, acquisition or other change in control. The full principal balance plus 3% annual interest is due in two years and does not allow voluntary prepayment. The Company has elected the fair value option for this investment and recognized a gain of $0.2 million during the three and six months ended June 30, 2021, in other income in the condensed consolidated statements of operations.

In April 2021, the Company made an investment in a privately held company by purchasing a convertible promissory note for a principal amount of $2.0 million. Under the terms of this note, the debt will convert to cash or equity securities upon the closing of a qualified financing, acquisition or other change in control. The full principal balance plus 3% annual interest is due in five years and does not allow voluntary prepayment. The Company has elected the fair value option for this investment, and there was no change in fair value during the three months ended June 30, 2021.
12.   ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES
The following table summarizes the Company’s components of accrued expenses and other current liabilities (in thousands):
	June 30, 2021	December 31, 2020
Professional services	$3,897	$2,508
Compensation and benefits related	7,359	2,068
Warranty reserve	2,030	1,553
Inventory purchases	1,506	86
Income tax payable	1,331	—
Sales and use and franchise taxes	224	586
Franchise and royalty fees	227	159
Goods received payable	1,201	—
Other	3,193	605
Total accrued expenses and other current liabilities	$20,968	$7,565
As of June 30, 2021, and December 31, 2020, the Company has recorded $2.0 million and $1.6 million, respectively, of warranty reserve within accrued expenses and other current liabilities in the condensed consolidated balance sheets. Warranty reserve consisted of the following (in thousands):
	2021	2020
Warranty reserve, at the beginning of the period	$1,553	$1,491
Warranty reserve assumed in acquisition	316	—
Additions to warranty reserve	797	346
Claims fulfilled	(636)	(284)
Warranty reserve, at the end of the period	$2,030	$1,553
13.   DEBT
Term Loan — In June 2018, the Company entered into a $20 million term loan for 36 months. The loan provided $10 million immediately funded with the additional $10 million available to be drawn in up to three draws of not less than $2 million for 12 months from close of the facility. The loan was interest-only for the full 36 months with the principal due at maturity in June 2021. Interest is calculated using the Wall Street Journal Prime rate (3.25% at June 30, 2021 and 3.25% at December 31, 2020) minus 0.5%, for a rate of 2.75% at June 30, 2021 and 2.75% at December 31, 2020, payable monthly in arrears. The outstanding loan was paid in full in June 2021. As of June 30, 2021, the term loan has no outstanding balance.
PPP Loan — In connection with the acquisition of EnvisionTEC, the Company acquired $1.2 million in Paycheck Protection Program (the “PPP”) loans. The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act, provides for loans to qualifying businesses. Under the terms of the CARES Act, PPP loan recipients can apply for forgiveness for all or a portion of the loan which is dependent upon the Company having initially qualified for the loan. Furthermore, the loan is subject to forgiveness to the extent loan proceeds are used for payroll costs, certain rents, utilities, and mortgage interest expense. The PPP loan has a maturity date of April 3, 2022 and an interest rate of 1%. Principal and interest are payable monthly commencing on a date determined by the lender following the determination of the amount of the PPP loan to be forgiven or potentially earlier, as determined under applicable Small Business Administration rules. The outstanding borrowings may be prepaid by the Company at any time prior to maturity with no prepayment penalties. On May 14, 2021, the outstanding loan balance was forgiven and the restricted cash that was held back from the initial purchase price in the event the loan was not forgiven was released to the seller. There is no outstanding PPP loan balance for EnvisionTEC as of June 30, 2021.
In connection with the acquisition of Adaptive 3D, the Company acquired $0.3 million in PPP loans. As of June 30, 2021, $0.3 million of the PPP loans is recorded in current portion of long-term debt, net of deferred financing costs in the condensed consolidated balance sheets. As of June 30, 2021, forgiveness of the loan has been requested and remains outstanding.
Deferred Financing Costs — In connection with the term loan borrowing, the Company incurred $0.1 million of expenses, which have been recorded as deferred financing costs. The Company amortizes these costs over the life of the borrowing. During the three months ended June 30, 2021 and 2020, the Company recorded immaterial interest expense related to the amortization of the financing costs. As of June 30, 2021, the there is no remaining unamortized balance of deferred financing costs. As of December 31, 2020, the remaining unamortized balance of deferred financing costs is immaterial, and is included as a component of current portion of long-term debt, net of deferred financing costs in the condensed consolidated balance sheets.
14.   LEASES
At June 30, 2021, the Company recorded $4.8 million as a right of use asset and $5.9 million as an operating lease liability. At December 31, 2020, the Company recorded $1.8 million as a right of use asset and $3.0 million as an operating lease liability. The Company assesses its right of use asset and other lease-related assets for impairment. There were no impairments recorded related to these assets during the three and six months ended June 30, 2021 and the year ended December 31, 2020.
As a result of the acquisition of EnvisionTEC, the Company acquired operating, short-term, and finance leases for corporate offices, manufacturing and warehouse facilities, and machineries, increasing the Company’s right of use asset by $1.8 million. The operating leases consist of five real estate leases and six equipment leases with current terms extending from 2021 to 2024. The Company’s finance leases are immaterial as of June 30, 2021.
As a result of the acquisition of Adaptive 3D, the Company acquired operating leases for corporate offices, research and development, and manufacturing, increasing the Company’s right of use asset by $0.7 million. The operating leases consist of two real estate leases with current terms extending from 2024 to 2025.
As a result of the acquisition of Aerosint, the Company acquired operating leases for corporate office and lab space, as well as company cars, increasing the Company’s right of use asset by $0.4 million. The operating leases consist of one real estate lease and three leases for company cars with current terms extending through 2025.
The Company reviews all supplier, vendor, and service provider contracts to determine whether any service arrangements contain a lease component. The Company identified two service agreements that contain an embedded lease. The agreements do not contain fixed or minimum payments, and the variable lease expense was immaterial during the three and six months ended June 30, 2021 and 2020.

Information about other lease-related balances is as follows (in thousands):
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Lease cost
Operating lease cost	$422	$186	$745	$374
Short-term lease cost	34	3	45	3
Variable lease cost	46	2	85	12
Total lease cost	$502	$191	$875	$389
Other Information
Operating cash flows used in operating leases	$655	$269	$899	$536
Weighted-average remaining lease term – operating leases (years)	2.6	3.7	2.6	3.7
Weighted-average discount rate – operating leases	5.1%	7.6%	5.1%	7.6%
The rate implicit in the lease is not readily determinable in most of the Company’s leases, and therefore the Company uses its incremental borrowing rate as the discount rate when measuring operating lease liabilities. The incremental borrowing rate represents an estimate of the interest rate the Company would incur at lease commencement to borrow an amount equal to the lease payments on a collateralized basis over the term of the lease.
Future minimum lease payments under noncancelable operating leases, including immaterial future minimum lease payments under finance leases, at June 30, 2021, are as follows (in thousands):
Operating Leases
2021 (remaining 6 months)	$1,114
2022	2,258
2023	2,072
2024	700
2025	192
2026	53
Total lease payments	6,389
Less amount representing interest	(447)
Total lease liability	5,942
Less current portion of lease liability	(1,983)
Lease liability, net of current portion	$3,959
As of June 30, 2021, the Company does not have material operating or finance leases that have not commenced.
15.   COMMITMENTS AND CONTINGENCIES
Legal Proceedings
From time to time, the Company may face legal claims or actions in the normal course of business. At each reporting date, the Company evaluates whether a potential loss amount or a potential range of loss is probable and reasonably estimable under the provisions of the authoritative guidance that addresses accounting for contingencies. The Company expenses as incurred the costs related to its legal proceedings. While the outcome of these claims cannot be predicted with certainty, management does not believe the outcome of any current legal proceedings will have a material adverse impact on the Company’s condensed consolidated financial statements.

Commitments
The Company has entered into legally binding agreements with certain suppliers to purchase materials used in the manufacturing of the Company’s products. As of June 30, 2021, the Company had outstanding purchase orders with contract manufacturers in the amount of $21.8 million which are not included in the condensed consolidated balance sheets.
The Company has also entered into licensing and royalty agreements with certain manufacturing and software companies and universities related to the use of patented technology. Under the terms of each agreement, the Company has made initial, one-time payments of $0.3 million and is obligated to pay a set percentage, ranging from 2.75% - 13%, of all consideration received by the Company for sales of related products and services, until the agreements are terminated at various dates through 2037. The Company’s aggregate minimum annual commitment under these contracts is $0.5 million. During the three and six months ended June 30, 2021 and 2020, the Company recorded immaterial licensing and royalty fees.
On April 28, 2021 the Company entered into a stock subscription agreement with Galileo Acquisition Corp. (“Galileo”). Pursuant to the agreement, the Company will purchase $20.0 million of Galileo common stock upon the closing of Galileo’s announced merger transaction. The Company expects this investment to facilitate the development of a strategic partnership with Galileo’s merger target, Shapeways, Inc., to accelerate access to, and adoption of, its additive manufacturing solutions by businesses across a range of applications. The Company recognized $0.4 million of revenue from Shapeways, Inc. during the three and six months ended June 30, 2021, and expects to enter into additional sales agreements in the future.
16.   INCOME TAXES
The Company’s provision for interim periods is determined using an estimate of the annual effective tax rate, adjusted for discrete items arising in that quarter. The Company’s effective tax rate differs from the U.S. statutory tax rate primarily due to valuation allowances on its deferred tax assets as it is more likely than not that some or all of the Company’s deferred tax assets will not be realized as well as the partial release of the valuation allowance as part of the EnvisionTEC and Adaptive 3D acquisitions. During the three and six months ended June 30, 2021, the Company recorded an income tax benefit of $4.3 million and $32.2 million, respectively. There was no income tax benefit for the three and six months ended June 30, 2020.
The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the Company’s consolidated financial statements and tax returns. Deferred tax assets and liabilities are determined based upon the differences between the consolidated financial statements carrying amounts and the tax bases of existing assets and liabilities and for loss and credit carryforwards, using enacted tax rates expected to be in effect in the years in which the differences are expected to reverse. The Company has provided a full valuation allowance against the net deferred tax assets as the Company has determined that it was more likely than not that the Company would not realize the benefits of federal and state net deferred tax assets.
As a result of the recent acquisitions of EnvisionTEC and Adaptive 3D, the Company recorded a U.S. deferred tax liability related to non-tax-deductible intangible assets recognized in the financial statements. The acquired deferred tax liability is a source of income to support recognition of the Company’s existing deferred tax assets. Accordingly, the Company recorded an income tax benefit of $4.3 million and $32.2 million for the release in the valuation allowance related to the acquired intangibles in the three and six months ended June 30, 2021, respectively.
The Company provides reserves for potential payments of taxes to various tax authorities related to uncertain tax positions. Amounts recognized are based on a determination of whether a tax benefit taken by the Company in its tax filings or positions is “more likely than not” to be sustained on audit. The amount associated with uncertain tax positions are recorded as a component of income tax expense. As of June 30, 2021, the Company has accrued uncertain tax positions of approximately $1.2 million related to the EnvisionTEC acquisition. The amounts relate to U.S. state and foreign tax positions.
Included in the balance of unrecognized tax benefits as of June 30, 2021 are amounts that, if recognized, would impact the effective tax rate. As of December 31, 2020, the Company has not identified any uncertain tax positions for which reserves would be required.

17.   STOCKHOLDERS’ EQUITY
As of June 30, 2021, the Company’s authorized shares consisted of 500,000,000 shares of Class A Common Stock, $0.0001 par value (the “Common Stock”) and 50,000,000 shares of Preferred Stock, $0.0001 par value (the “Preferred Stock”).
Common Stock
Restricted Stock Agreements — During 2015, the Company issued 34,010,977 shares of Common Stock to the initial founders and certain employees of the Company at a purchase price of $0.0001 per share. These shares are fully vested.
In connection with prior acquisitions, the Company has issued shares of restricted stock that are considered post-combination expense and accounted for as stock-based compensation as the shares vest.
The activity for stock subject to vesting as of June 30, 2021 is as follows (shares in thousands):
	Shares Subject to Vesting	Weighted-Average Purchase Price
Balance of unvested shares as of January 1, 2021	280	$0.0001
Issuance of additional shares	—	—
Vested	(112)	$0.0001
Balance of unvested shares as of June 30, 2021	168	$0.0001
At June 30, 2021, the remaining weighted-average vesting period for the stock subject to vesting was 0.7 years.
Common Stock Warrants
In May 2017, the Company entered into a strategic collaboration agreement with an investor allowing the investor’s resellers to sell and distribute the Company’s products. In consideration for this agreement, the Company agreed to issue warrants to purchase up to 2,442,440 shares of Common Stock. The investor was eligible to receive a warrant to purchase one share of Common Stock for every $35.00 in revenue generated by the Company from the investor’s resellers. Each warrant was issued at an exercise price equal to $3.34 per share (subject to appropriate adjustment in the event of a stock dividend, stock split, combination, or other similar recapitalization) and was set to expire on December 31, 2027. The Company issued no warrants during the six months ended June 30, 2021. During the six months ended June 30, 2020, the Company issued 99,960 warrants and recorded immaterial expense related to the fair value of the warrants, calculated using the Black-Scholes warrant-pricing model with the following assumptions:
Six Months Ended June 30, 2020
Risk-free interest rate	2.0%
Expected volatility	52.5%
Expected life (in years)	7.8
Expected dividend yield	—
Fair value of Common Stock	$3.34
756,498 warrants were converted to 447,938 shares of Common Stock through a cashless exercise in connection with the Business Combination.

Trine Warrants
In Trine’s initial public offering, it sold units at a price of $10.00 per unit, which consisted of one share of Common Stock, $0.0001 par value, and one-half of a redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Common Stock at a price of $11.50 per share and became exercisable as of 30 days from the date of the Business Combination. Unless earlier redeemed, the Public Warrants will expire five years from the completion of the Business Combination. The Company may redeem the outstanding Public Warrants in whole and not in part at a price of $0.01 per Public Warrant upon a minimum of 30 days’ prior written notice of redemption, and only in the event that the last sale price of the Company’s Common Stock is at least $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of redemption is given. If the Company redeems the Public Warrants as described above, it will have the option to require all Public Warrant holders that wish to exercise to do so on a “cashless basis”. On February 26, 2021, the Company delivered a notice to redeem all of its outstanding Public Warrants that remain unexercised at 5:00 p.m. New York City time on March 29, 2021. During 2021, Public Warrants for 14,840,589 shares of the Company’s Common Stock were exercised for cash, resulting in the Company receiving net proceeds of $170.7 million. On March 29, 2021, the 166,905 outstanding Public Warrants were redeemed by the Company for $0.01 per Public Warrant. Effective March 29, 2021, all of the Public Warrants were exercised or redeemed.
The Warrant Agreement, dated as of March 14, 2019, by and between the Company and Continental Stock Transfer & Trust Company also obligated the Company to use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the issuance of the shares of Common Stock issuable upon exercise of the Public Warrants, and to cause the same to become effective and remain effective while the Public Warrants remain outstanding. On February 4, 2021, the Company’s registration statement covering such shares became effective.
Simultaneously with the consummation of Trine’s initial public offering, Trine Sponsor IH, LLC (the “Sponsor”) purchased an aggregate of 8,503,000 warrants to purchase one share of Common Stock at an exercise price of $11.50 (the “Private Placement Warrants”) at a price of $1.00 per warrant ($8,503,000) in the aggregate in a private placement.
The Private Placement Warrants are identical to the Public Warrants except that the Private Placement Warrants are not redeemable by Desktop Metal, and may be exercised for cash or on a cashless basis so long as they are held by the Sponsor or any of its permitted transferees. Additionally, pursuant to the terms of the amended and restated registration rights agreement entered in connection with the Business Combination, the Sponsor had the right to have the resale of the shares of Common Stock acquired upon exercise of the Private Placement Warrants registered under the Securities Act. On February 4, 2021, the Company’s registration statement covering such shares became effective.
On February 24, 2020, Trine issued an unsecured promissory note (the “2020 Note”) to the Sponsor. The 2020 Note bore no interest and was repayable in full upon consummation of the Business Combination. The Sponsor had the option to convert any unpaid balance of the 2020 Note into warrants equal to the principal amount of the 2020 Note so converted divided by $1.00. Upon closing of the Business Combination, the 2020 Note was converted into a Private Placement Warrant for 1,500,000 shares of Common Stock, with an exercise price of $11.50. The terms of these warrants are identical to the terms of the Private Placement Warrants. Pursuant to the terms of the amended and restated registration rights agreement entered in connection with the Business Combination, the Sponsor had the right to have the resale of the shares of Common Stock acquired upon exercise of such warrant registered under the Securities Act. On February 4, 2021, the Company’s registration statement covering such shares became effective.
The Company’s Private Placement Warrants are classified as liabilities, and are measured at fair value through earnings. During the six months ended June 30, 2021, the Company recorded a $56.6 million loss related to the change in fair value of the Private Placement Warrants, which were remeasured through the date of each exercise, calculated using the Black-Scholes warrant pricing model with the following assumptions:

Six Months Ended June 30, 2021
Risk-free interest rate	0.4% – 0.6%
Expected volatility	55.0%
Expected life (in years)	4.8
Expected dividend yield	—
Fair value of Common Stock	$19.82 – 30.49
Exercise price	$11.50
All of the Private Placement Warrants were exercised on a cashless basis prior to March 2, 2021, and an aggregate of 5,850,346 shares of the Company’s Common Stock were issued in connection with these exercises. Effective March 2, 2021, all Private Placement Warrants were exercised.
18.   STOCK BASED COMPENSATION
Stock Incentive Plan — In 2015, the Board of Directors approved the adoption of the 2015 stock incentive plan (the “2015 Plan”). The 2015 Plan allowed for the award of incentive and nonqualified stock options, restricted stock, and other stock-based awards to employees, officers, directors, consultants, and advisers of the Company. Awards could be made under the 2015 Plan for up to 26,283,789 shares of Common Stock. Option awards expire 10 years from the grant date and generally vest over four years; however, vesting conditions can vary at the discretion of our Board of Directors.
As part of the acquisition of Make Composites, Inc. (“Make”) in 2019, the Company assumed the 2018 equity incentive plan of Make (the “Make Plan”). The Make Plan allows for the award of incentive and nonqualified stock options and warrants for those employees and contractors that were hired as part of the acquisition. The Make Plan allowed for 232,304 options and warrants to be issued, which were issued in 2019, with no additional options to be issued in the future. Option awards expire 10 years from the grant date and generally vest over four years; however, vesting conditions can vary at the discretion of our Board of Directors.
In December 2020, the Board of Directors and stockholders of the Company approved the adoption of the 2020 Incentive Award Plan (the “2020 Plan” and together with the 2015 Plan and the Make Plan, the “Plans”), which became effective on the date of the Business Combination. Upon effectiveness of the 2020 Plan, the Company ceased granting new awards under the 2015 Plan.
The 2020 Plan allows for the award of incentive and nonqualified stock options, restricted stock, and other stock-based awards to employees, officers, directors, consultants, and advisers of the Company. The number of shares of common stock initially available for issuance under the 2020 Plan was 12,400,813 shares of common stock plus the number of shares subject to awards outstanding under the 2015 Plan that expire, lapse, terminate, or are exchanged for cash, surrendered, repurchased, or canceled without having been fully exercised or forfeited. In addition, the number of shares of common stock available for issuance under the 2020 Plan is subject to an annual increase on the first day of each calendar year beginning on January 1, 2021 and ending on and including January 1, 2030 equal to the lesser of (i) 5% of the aggregate number of shares of common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as is determined by the Board. On January 1, 2021, 11,337,837 shares were added to the plan.
The Company grants stock options at exercise prices deemed by the Board of Directors to be equal to the fair value of the Common Stock at the time of grant. The fair value of Common Stock has been determined by the Board of Directors of the Company at each stock option measurement date based on a variety of different factors, including the results obtained from independent third-party appraisals, the Company’s consolidated financial position and historical financial performance, the status of technological development within the Company, the composition and ability of the current engineering and management team, an evaluation and benchmark of the Company’s competition, the current climate in the marketplace, the illiquid nature of the Common Stock, arm’s-length sales of the Company’s capital stock, and the prospects of a liquidity event, among others.

During the three and six months ended June 30, 2021, the Company did not grant any options to purchase shares of Common Stock to employees. During the three and six months ended June 30, 2020, the Company granted options to purchase 4,182,389 and 4,656,013 shares of Common Stock to employees with fair values of $2.9 million and $3.6 million, respectively, calculated using the Black-Scholes option-pricing model with the following assumptions:
	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020
Risk-free interest rate	0.4% – 0.9%	0.4% – 0.9%
Expected volatility	52.7% – 54.2%	52.7% – 54.2%
Expected life (in years)	5.9 – 6.3	5.9 – 6.3
Expected dividend yield	—	—
Fair value of Common Stock	$3.34	$3.34
During the three and six months ended June 30, 2021, the Company did not grant any options to purchase shares of Common Stock to non-employees. During the three months ended June 30, 2020, the Company did not grant any options to purchase shares of Common stock to non-employees. During the six months ended June 30, 2020, the Company granted options to purchase 12,212 shares of Common Stock to consultants with a fair value of $0.1 million, calculated using the Black-Scholes option-pricing model with the following assumptions:
Six Months Ended June 30, 2020
Risk-free interest rate	0.8%
Expected volatility	54.3%
Expected life (in years)	10.0
Expected dividend yield	—
Fair value of Common Stock	$3.34
The risk-free interest rate assumption is based upon observed interest rates appropriate for the term of the related stock options. The expected life of stock options was calculated using the average of the contractual term of the option and the weighted-average vesting period of the option, as the Company does not have sufficient history to use an alternative method to the simplified method to calculate an expected life for employees. The Company has not paid a dividend and is not expected to pay a dividend in the foreseeable future. Expected volatility for the Common Stock was determined based on an average of the historical volatility of a peer group of similar public companies.
At June 30, 2021, the total unrecognized stock-based compensation expense related to unvested stock options aggregated $11.2 million. The costs are expected to be recognized over a weighted-average period of 2.9 years.
There were 21,810,237 shares available for award under the 2020 Plan at June 30, 2021. The option activity of the Plans for the six months ended June 30, 2021, is as follows (shares in thousands):
	Number of Shares	Weighted-Average Exercise Price per Share	Weighted-Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at January 1, 2021	19,553	$1.53	7.75	$306,408
Granted	—	$—
Exercised	(2,846)	$1.29
Forfeited/expired	(313)	$1.43
Outstanding at June 30, 2021	16,394	$1.57	7.40	$162,737
Options vested at June 30, 2021	9,451	$1.62	6.27	$93,385
Options vested or expected to vest at June 30, 2021	15,807	$1.58	7.34	$156,825

The weighted-average grant-date fair value for options granted during the six months ended June 30, 2021 was $0.98. The aggregate intrinsic value of options exercised during the six months ended June 30, 2021 and 2020, was $37.0 million and $5.0 million, respectively.
Restricted Stock Units — RSUs awarded to employees and non-employees generally vest over four years from the anniversary date of the grant, with 1-year cliff vesting and monthly vesting thereafter, provided service with the Company is not terminated. The fair value of RSUs is equal to the estimated fair market value of the Company’s Common Stock on the date of grant. Total unrecognized compensation costs related to unvested RSUs at June 30, 2021 was approximately $67.8 million and is expected to be recognized over a period of 3.6 years. The total expense recognized during the three and six months ended June 30, 2021 was $2.7 million and $3.4 million, respectively.
RSU activity under the 2020 Plan for the six months ended June 30, 2021 is as follows (shares in thousands):
	Shares Subject to Vesting	Weighted-Average Grant Date Fair Value
Balance of unvested shares as of January 1, 2021	683	$8.02
Granted	4,461	$15.38
Vested	(44)	$8.13
Cancelled/Forfeited	(5)	$7.98
Balance of unvested shares as of June 30, 2021	5,095	$14.52
Total stock-based compensation expense related to all of the Company’s stock-based awards granted is reported in the condensed consolidated statements of operations as follows (in thousands):
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Research and development	$1,838	$569	$2,755	$1,283
General and administrative expense	1,355	217	2,194	454
Sales and marketing expense	577	213	921	421
Cost of sales	229	75	346	175
Total stock-based compensation expenses	$3,999	$1,074	$6,216	$2,333
19.   RELATED PARTY TRANSACTIONS
As a result of the acquisition of EnvisionTEC, the Company entered into certain agreements with entities affiliated with Mr. El Siblani, a director and executive officer of the Company.
The Company is the lessee in a lease agreement with ATMRE, LLC, a leasing company, in which Mr. El Siblani is the sole member, for the Dearborn, Michigan facility utilized by EnvisionTEC. This lease extends through December 31, 2023. As of June 30, 2021, the Company recorded $0.5 million of right of use asset and lease liability. During the three and six months ended June 30, 2021, the Company paid immaterial lease expense to AMTRE, LLC. The Company’s annual commitment to AMTRE, LLC is $0.2 million.
The Company is the lessee in a lease agreement JES Besitzgesellschaft GmbH, a leasing company that is controlled by members of the immediate family of Mr. El Siblani, for facilities located in Gladbeck, Germany utilized by EnvisionTEC. As of June 30, 2021, the Company recorded $0.2 million of right of use asset and lease liability. During the three and six months ended June 30, 2021, the Company paid immaterial lease expense to JES Besitzgesellschaft GmbH. The Company’s annual commitment to JES Besitzgesellschaft GmbH is $0.1 million.
The Company is the lessee in a lease agreement with Sitraco (UK) Limited, a leasing company that is controlled by Mr. El Siblani, for an additional facility located in Gladbeck, Germany utilized by EnvisionTEC. As of June 30, 2021, the Company recorded $0.2 million of right of use asset and lease liability. During the three and six months ended June 30, 2021, the Company paid immaterial lease expense to Sitraco (UK) Limited. The Company’s annual commitment to Sitraco (UK) Limited is $0.1 million.
The Company has a distribution agreement with Sibco Europe Ltd., a distributor based out of the United Kingdom. Mr. El Siblani is Managing Director of and sole shareholder of Sibco Europe Ltd. The Company did not have any sales to Sibco Europe Ltd. for the period ended June 30, 2021. In addition, Sibco Europe Ltd. provides sales and marketing support for EnvisionTEC GmbH. At June 30, 2021, the Company did not have accounts receivable or accounts payable due to or from Sibco Europe Ltd.
The Company also has an agreement with E3D Technology, a wholly-owned subsidiary of Sibco Europe Ltd., for services including research and development, maintenance, and marketing services. As part of the agreement, the Company also pays a fee for overhead at the facilities where these contracted services are being performed. During the three and six months ended June 30, 2021, the Company paid immaterial service expense to E3D Technology.
20.   SEGMENT INFORMATION
In its operation of the business, management, including the Company’s chief operating decision maker, who is also Chief Executive Officer, reviews the business as one segment. The Company currently ships its product to markets in the Americas, Europe Middle East and Africa (“EMEA”), and Asia Pacific (“APAC”). Disaggregated revenue data for those markets is as follows (in thousands):
Revenue for the three months ended June 30, 2021
	Americas	EMEA	APAC	Total
Products	$10,497	$3,769	$3,294	$17,560
Services	904	381	132	1,417
Total	$11,401	$4,150	$3,426	$18,977
Revenue for the three months ended June 30, 2020
	Americas	EMEA	APAC	Total
Products	$613	$634	$284	$1,531
Services	282	333	43	658
Total	$895	$967	$327	$2,189
Revenue for the six months ended June 30, 2021
	Americas	EMEA	APAC	Total
Products	$16,350	$6,296	$5,225	$27,871
Services	1,610	596	213	2,419
Total	$17,960	$6,892	$5,438	$30,290
Revenue for the six months ended June 30, 2020
	Americas	EMEA	APAC	Total
Products	$1,515	$2,162	$548	$4,225
Services	609	656	84	1,349
Total	$2,124	$2,818	$632	$5,574

During the three and six months ended June 30, 2021 and 2020, the Company recognized the following revenue from service contracts and cloud-based software licenses over time, and hardware and consumable product shipments and subscription software at a point in time (in thousands):
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue recognized at a point in time	$17,560	$1,531	$27,871	$4,225
Revenue recognized over time	1,417	658	2,419	1,349
Total	$18,977	$2,189	$30,290	$5,574
The Company’s operations are principally in the United States. The locations of long-lived assets, including property, plant and equipment, net and operating lease right-of-use assets, are summarized as follows (in thousands):
	June 30, 2021	December 31, 2020
Americas	$16,031	$12,160
EMEA	1,712	—
Total long-lived assets	$17,744	$12,160
21.   NET LOSS PER SHARE
The Company computes basic loss per share using net loss attributable to Common Stockholders and the weighted-average number of Common Stock shares outstanding during each period. Diluted earnings per share include shares issuable upon exercise of outstanding stock options and stock-based awards where the conversion of such instruments would be dilutive.
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2021	2020	2021	2020
Numerator for basic and diluted net loss per share:
Net loss attributable to Common Stockholders	$(43,180)	$(23,766)	$(102,288)	$(45,570)
Denominator for basic and diluted net loss per share:
Weighted-average shares	255,098	158,124	246,717	157,187
Net loss per share – Basic and Diluted	$(0.17)	$(0.15)	$(0.41)	$(0.29)
The Company’s potential dilutive securities, which include outstanding Common Stock options, unvested restricted stock units, unvested restricted stock awards and outstanding Common Stock warrants, have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted-average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders is the same. The Company excluded the following potential common shares, presented based on amounts outstanding as of June 30, 2021 and 2020, from the computation of diluted net loss per share attributable to common stockholders because including them would have an anti-dilutive effect (in thousands):
	Six Months Ended June 30,
	2021	2020
Common Stock options outstanding	16,394	12,964
Unvested restricted stock units outstanding	5,095	—
Unvested restricted stock awards outstanding	168	1,317
Common Stock warrants outstanding	—	619
Total shares	21,657	14,900

22.   SUBSEQUENT EVENTS
On July 2, 2021, The Company entered into a Stock Purchase Agreement with A.I.D.R.O Srl and its shareholders (“Aidro”), to purchase the issued and outstanding capital stock of Aidro; subject to customary regulatory approvals and other customary closing conditions, the acquisition is expected to close in September. The Company expects this acquisition to expand the Company’s part production capabilities and application expertise in the hydraulics industry. The aggregate purchase price for the Aidro acquisition is (i) $6.0 million in cash, with such cash amount being subject to customary adjustments based on, among other things, the amount of cash, debt and working capital at Aidro at the closing date and (ii) restricted stock units equal to a number of shares of Common Stock determined by dividing $3.2 million by the closing price of the Company’s Common Stock on the date immediately preceding the closing date, which are subject to a four year vesting period and continuing employment.
On July 30, 2021, the Company acquired Dental Arts Laboratories, Inc., pursuant to a Stock Purchase Agreement of the same date, expanding its portfolio in additive manufacturing within the healthcare industry. The aggregate purchase price was $26.3 million in cash. In connection with the acquisition, the Company also promised to grant restricted stock units equal to a number of shares of Common Stock determined by dividing $11.0 million by the closing price of the Company’s Common Stock on the date immediately preceding the closing date, which are subject to a four-year vesting period and continuing employment.
On August 11, 2021, the Company entered into an Agreement and Plan of Merger to acquire all of the outstanding shares of capital stock of The ExOne Company (“ExOne”) for a mix of cash and stock consideration initially representing $25.50 per share of ExOne common stock (the Merger). The Company expects this acquisition to accelerate the adoption of additive manufacturing for mass production applications. The merger consideration to be paid for each share of ExOne common stock is comprised of (i) $8.50 in cash and (ii) a number of shares of Class A Common Stock, par value $0.0001 per share, of the Company based on the average Company stock price at the time of the closing of the Merger. If the average Company stock price is between (or equal to) $9.70 and $7.94 per share, the initial exchange ratio of 1.9274 will be modified by multiplying such exchange ratio by the quotient of $8.82 divided by the average Company stock price. If the average Company stock price is greater than $9.70, the exchange ratio will be 1.7522. If the average Company stock price is less than $7.94, the exchange ratio will be 2.1416. If the average Company stock price is between (or equal to) $9.70 and $7.94 per share, at closing, ExOne stockholders will receive total consideration of $575 million, consisting of $192 million in cash and $383 million in shares of Company Common Stock, subject to the collar mechanism on the stock consideration component described above. Following the closing of the merger, ExOne shareholders will own between 12% and 15% of the Company’s Common Stock on a fully-diluted basis based on the number of Company shares outstanding. The cash portion of the purchase price will be financed with cash on hand at the Company and ExOne. The closing of the Merger is subject to customary conditions, including regulatory approval and approval by the stockholders of ExOne. The transaction is currently expected to close in the fourth quarter of 2021.

Independent Auditor’s Report
To the Board of Directors
EnvisionTEC Group
Dearborn, Michigan
Opinion
We have audited the combined financial statements of EnvisionTEC Group (the “Company”), which comprise the combined balance sheets as of December 31, 2020 and 2019, and the related combined statements of operations and comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the combined financial statements.
In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Emphasis of a Matter
As discussed in Note 2 to the combined financial statements, the Company has changed its method of accounting for revenue from contracts with customers in fiscal year 2020 due to the adoption of Accounting Standards Codification 606, Revenue from Contracts with Customers. Our opinion is not modified with respect to this matter.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the combined financial statements are issued or available to be issued.
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

In performing an audit in accordance with GAAS, we:
•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
/s/ BDO USA, LLP
Troy, Michigan
March 31, 2021

EnvisionTEC Group
Combined Balance Sheets
(in thousands)
December 31,	2020	2019
Assets
Current Assets
Cash and cash equivalents	$20,772	$14,865
Trade accounts receivable, less allowance for doubtful accounts of $1,284 and $755 in 2020 and 2019	4,994	3,310
Inventories	9,479	8,885
Prepaid expenses and other current assets	1,267	3,660
Total Current Assets	36,512	30,720
Related Party Loan Receivable	7,880	—
Property and Equipment, Net	1,539	1,719
Intangible Asset, Net	545	594
Total Assets	$46,476	$33,033
Liabilities and Equity
Current Liabilities
Trade accounts payable	$2,100	$2,461
Deferred revenue and customer deposits	2,327	2,175
Income taxes payable	464	427
Related party loan payable	207	600
Accrued expenses and other current liabilities	1,457	1,993
Current portion of long-term debt	726	—
Total Current Liabilities	7,281	7,656
Long-term debt	458	—
Total Liabilities	7,739	7,656
Stockholders’ Equity
Contributed capital	443	443
Retained earnings	39,383	28,517
Accumulated other comprehensive loss	(1,089)	(3,583)
Total Stockholders’ Equity	38,737	25,377
Total Liabilities and Stockholders’ Equity	$46,476	$33,033
See accompanying notes to combined financial statements.

EnvisionTEC Group
Combined Statements of Operations and Comprehensive Income
(in thousands)
Year ended December 31,	2020	2019
Net Revenue	42,132	$34,582
Cost of Goods Sold	18,529	20,874
Gross Profit	23,603	13,708
Operating Expenses
Selling, general and administrative	8,842	9,839
Research and development	4,270	4,706
Total Operating Expenses	13,112	14,545
Operating Profit (Loss)	10,491	(837)
Other Income	755	302
Income (Loss) Before Taxes	11,246	(535)
Income Taxes	(380)	(22)
Net Income (Loss)	10,866	(557)
Other Comprehensive Gain (Loss)
Foreign currency translation	2,494	(879)
Comprehensive Income (Loss)	$13,360	$(1,436)
See accompanying notes to combined financial statements.

EnvisionTEC Group
Combined Statements of Changes in Stockholders’ Equity
(in thousands)
	Contributed Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
Balance, January 1, 2019	$443	$29,074	$(2,704)$	26,813
Net loss	—	(557)	—	(557)
Other comprehensive loss	—	—	(879)	(879)
Balance, December 31, 2019	443	28,517	(3,583)	25,377
Net income	—	10,866	—	10,866
Other comprehensive gain	—	—	2,494	2,494
Balance, December 31, 2020	$443	$39,383	$(1,089)	$38,737
See accompanying notes to combined financial statements.

EnvisionTEC Group
Combined Statements of Cash Flows
(in thousands)
Year ended December 31,	2020	2019
Operating Activities
Net income (loss)	$10,866	$(557)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	447	719
Amortization	49	49
Provision for bad debt	578	(308)
Loss on disposal of property and equipment	6	205
Changes in operating assets and liabilities:
Trade accounts receivable	(2,262)	8
Inventories	(594)	144
Prepaid expenses and other current assets	2,394	(170)
Trade accounts payable	(361)	726
Deferred revenue and customer deposits	152	(880)
Income taxes payable	37	40
Accrued expenses and other current liabilities	(536)	(982)
Net cash provided by (used in) operating activities	10,776	(1,006)
Investing Activities
Property and equipment purchases	(259)	(777)
Advance to related party	(7,880)	—
Net cash used in investing activities	(8,139)	(777)
Financing Activities
Proceeds from long-term borrowings	1,176	—
Proceeds from related party loans	—	600
Payment of related party loans	(400)	—
Net cash provided by financing activities	776	600
Effect of Currency Translation on Cash and Cash Equivalents	2,494	(879)
Net Increase (Decrease) in Cash and Cash Equivalents	5,907	(2,062)
Cash and Cash Equivalents, beginning of year	14,865	16,927
Cash and Cash Equivalents, end of year	$20,772	$14,865
Supplemental Cash Flow Information:
Cash (received)/paid for income taxes, net of payments or refunds	$(2,623)	$149
Non-cash items
Interest accrued on borrowings and loans	15	—
See accompanying notes to combined financial statements.

EnvisionTEC Group
NOTES TO COMBINED FINANCIAL STATEMENTS
1. Basis of Presentation
The combined financial statements include the accounts of EnvisionTEC, Inc., a Michigan corporation, which operates the business in North America; EnvisionTEC GmbH, a German company with limited liability, which operates the business in Germany; 3dBotics, Inc, d.b.a. Virids3D, a Michigan corporation, which prints 3D sand molds, and Gulf Filtration Systems, a Michigan corporation, which holds certain intellectual property. Collectively, the combined group is referred to as “the Company” or “EnvisionTEC Group.” The combined financial statements of the Company are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).
The Company is a leading global provider of professional 3D printing solutions for the rapid manufacture of mass customized products across a variety of end markets. The Company’s 3D printing solutions include four main proprietary print technologies and a wide range of print materials. The Company’s 3D printing solutions are used by customers for numerous applications, including the development and manufacture of customized jewelry, hearing aid, dental, biotech and foundry products.
All amounts presented in the accompanying footnotes are presented in thousands, unless otherwise stated.
COVID-19 Pandemic and CARES Act
In March 2020, the World Health Organization declared the novel strain of Coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. The full impact of the COVID-19 outbreak continues to evolve. As such, it is not possible to accurately predict the full impact of the COVID-19 pandemic on our future business, financial condition, and results of operations due to the evolving nature of the COVID-19 pandemic and the extent of its impact across industries and geographies and numerous other uncertainties. For example, the Company faces uncertainties about the duration and spread of the outbreak, additional actions that may be taken by governmental entities, and the impact it may have on the ability of the Company, its customers, its suppliers, its manufacturers, and other business partners to conduct business. The Company continues to monitor operations and government recommendations and have made modifications to normal operations because of COVID-19, including operations-related team members to work remotely, utilizing heightened cleaning and sanitization procedures, implementing new health and safety protocols and reducing non-essential travel.
The COVID-19 pandemic has caused the Company to experience adverse impacts, including extended sales cycles to close new orders for our products, delays in shipping and installing orders due to closed facilities and travel limitations, lost business from customers who experienced financial hardship, and delays in collecting accounts receivable. The rapid development and uncertainty of the impacts of COVID-19 precludes any prediction as to the ultimate impacts to our business, including material adverse impact on our financial position, operating results and cash flows. The Company has taken, and will continue to take, actions to mitigate the impact of COVID-19 and are managing the variable portion of our cost structure to better align with revenue, including external marketing spend, reduced discretionary research and development spending, and plan to continue to closely manage additional spending. A prolonged outbreak could, among other things, strain the Company’s business continuity plans, create delays in our growth and strategic initiatives, reduce sales and marketing activities, limit our access to financing on favorable terms, increase exposure to potential impairment charges related to long-lived and intangible assets, hinder the Company’s ability to support its customers and operate our business effectively, heighten the risk of disruption to our information and reporting systems and internal controls, including those over financial reporting and other risk management systems, or require the Company to incur substantial costs. As the conditions surrounding COVID-19 continue to evolve rapidly, the Company will continue to actively manage its response in collaboration with customers, government officials and stakeholders, and assess any potential impacts to financial position and operating results, as well as adverse developments in business.
On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was signed into law. The CARES Act is aimed at providing emergency assistance and health care for individuals,

EnvisionTEC Group
NOTES TO COMBINED FINANCIAL STATEMENTS
families, and businesses affected by the COVID-19 pandemic and generally supporting the U.S. economy. The CARES Act, among other things, includes provisions related to refundable payroll tax credits, deferment of the employer portion of social security payments, net operating loss carryback periods, modifications to the net interest deduction limitations, and technical corrections to tax depreciation methods for qualified improvement property.
As more fully described in Note 8, on April 3, 2020 under the CARES Act the Company applied for and obtained loans under the Paycheck Protection Program (“PPP”) in the amount of approximately $1,176. The loan has a maturity date of April 3, 2022 and an interest rate of 1%. Under the terms of the CARES Act, PPP loan recipients can apply for forgiveness for all or a portion of the loan which is dependent upon the Company having initially qualified for the loan. Furthermore, the loan is subject to forgiveness to the extent loan proceeds are used for payroll costs, certain rents, utilities, and mortgage interest expense.
2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of these combined financial statements requires the Company to make certain judgments, estimates and assumptions regarding uncertainties that affect the reported amounts of assets, liabilities, revenue and expenses and related disclosure of contingent assets and liabilities. Areas that require significant judgments, estimates and assumptions include, the allowance for doubtful accounts; inventories (including slow moving and obsolete inventory valuation adjustments); product warranty reserves; income taxes; contingencies; and future cash flow estimates associated with long-lived assets for purposes of impairment testing. The Company bases its estimates on historical experience, market comparables and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.
Revenue Recognition
The Company adopted Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, on January 1, 2020, using the cumulative-effect transition method as applied to contracts that were not complete at the date of initial application. Revenue is measured as the amount of consideration expected to be received in exchange for transferring goods or providing services. The amount of consideration is typically a fixed price at the contract inception. The Company determines revenue recognition through the following steps:
•
Identification of the contract, or contracts, with a customer

•
Identification of the performance obligations in the contract

•
Determination of the transaction price

•
Allocation of the transaction price to the performance obligations in the contract

•
Recognition of revenue when, or as, the Company satisfies a performance obligation

Based on the Company’s assessment of the new guidance, including evaluation of the five-step approach outlined above and within the guidance, the Company concluded that the adoption of ASC 606 did not have a significant impact to our core revenue generating activities.
Nature of Products and Services
The Company enters into sales arrangements that may provide for multiple deliverables to a customer. Sales may include a combination of 3D printers, resins and other consumables, software embedded with the printer, a standard warranty, extended warranties, and professional services such as training and

EnvisionTEC Group
NOTES TO COMBINED FINANCIAL STATEMENTS
installation. The consumables are primarily comprised of materials used by the printers during the printing process to produce parts and other wear items or components in the products that must be replaced after certain amounts of use.
Revenue from printers, consumables and resin is recognized upon transfer of control, which is generally at the point of shipment. The Company’s 3D printers include embedded software which is not optional to the customer and is not a significant focus of its marketing efforts. The Company’s 3D printers and embedded software are sold as a combined offering. The Company does not provide significant post-contract customer support specific to the software or incur significant costs to maintain the software. The revenue associated with the embedded software is recognized at the same time as the related 3D printer.
The Company provides customers with a standard warranty on the sale of its 3D printers, generally covering the one-year period from the sale of the printer The standard warranty is an assurance-type warranty and accounted for under ASC 460 — Guarantees as the warranty does not offer a service in addition to an assurance that equipment will perform in accordance with specification and be free from material defects. After the initial term, the customer may purchase an extended warranty to maintain and repair the equipment for an extended period. The extended warranties are classified as service-type warranties under ASC 606 as they are sold separately and provide services which are incremental to the assurance that the equipment will perform to the agreed upon standards. The extended warranties are accounted for as a separate performance obligation. Revenue from extended warranties is recognized ratably over the contract period as the service is provided.
Revenue from arrangements to provide professional services to customers such as installation and training are distinct from the other promises in the contract(s). Our professional service contracts are billed on a time and materials basis and revenue is recognized over time as the services are performed.
The Company sells its products and services through authorized distributors and resellers, and direct to customers through internal sales agents. Revenue from the printer and consumables is recognized upon transfer of control, which is generally at the point of shipment.
The Company’s terms of sale generally provide payment terms that are customary in the countries where the Company transacts business. In many cases, the Company requires significant deposits or payment in full prior to shipment, with any remaining balance generally to be paid 30 to 60 days after shipment or installation. Customers have a 30-day right of return that is infrequently exercised and is generally subject to a restocking fee. Due to the short-term nature of the Company’s contracts substantially all of the outstanding performance obligations are recognized within one year.
Shipping and handling activities that occur after control over a product has transferred to a customer are accounted for as fulfillment activities rather than performance obligations, as allowed under a practical expedient provided by ASC 606. The shipping and handling fees charged to customers are recognized as revenue and the related costs are included in cost of sales at the point in time when ownership of the product is transferred to the customer. Sales taxes and value added taxes collected concurrently with revenue generating activities are excluded from revenue.
Significant Judgements
The Company enters into contracts with customers that can include printers, resin and other consumables, extended warranties, and other professional services, which are each determined to be distinct and accounted for as separate performance obligations. Products or services that are promised to a customer can be considered distinct if both of the following criteria are met: (i) the customer can benefit from the products or services either on its own or together with other readily available resources and (ii) the Company’s promise to transfer the products or services to the customer is separately identifiable from other promises in the contract. Determining whether products and services are considered distinct performance obligations that should be accounted for separately versus together may require significant judgment.

EnvisionTEC Group
NOTES TO COMBINED FINANCIAL STATEMENTS
Judgement is required to determine the standalone selling price (SSP). The transaction price is allocated to each distinct performance obligation on a relative standalone selling price basis and revenue is recognized for each performance obligation when control has passed. The Company is generally able to establish SSP based on historical transaction data of the observable prices. The Company reassesses the SSP on a periodic basis or when facts and circumstances change.
The following table presents disaggregated revenue for the year ended December 31, 2020 (in thousands):
December 31, 2020 (in thousands)	United States	Germany	Total
Revenue recognized at a point in time	$25,756	$15,118	$40,874
Revenue recognized over time	1,083	175	1,258
Total Revenue	$26,839	$15,293	$42,132
Contract Balances
The timing of revenue recognition, billings and cash collections results in billed accounts receivable and deferred revenues (contract liabilities) on the combined balance sheets. Timing of revenue recognition may differ from the timing of invoicing to customers. The Company records a receivable at the time of invoicing. For most of the Company’s contracts, customers are invoiced when products are shipped or when services are performed. The Company generally bills in advance for all printers and other sales, resulting in deferred revenue.
The Company’s deferred revenue balance was $2,327 and $2,175 as of December 31, 2020 and December 31, 2019, respectively. The deferred revenue consists primarily of customer deposits on products with outstanding performance obligations and extended warranties that are recognized ratably over the term of the agreement.
As the Company’s contracts are primarily one year or less, revenue recognized during the year ended December 31, 2020 included the full amount of deferred revenue outstanding at December 31, 2019.
The Company pays commissions to its internal sales agents and external partners in North America (i.e. distributors and resellers). In these arrangements, the Company utilizes its internal sales team and external partners to sell direct to the end user. The Company acts as a principal in the contracts with the end users because the Company controls the product, establishes the price, and bears the risk of nonperformance, until it is transferred to the end user. The Company records the revenue on a gross basis and commissions are recorded as a sales and marketing expense. The Company recognizes its commission expense as a point-in-time expense as contract obligations are primarily completed within a one-year contract period.
Cash and Cash Equivalents
The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents. These instruments are stated at cost, which approximates fair value because of the short maturity of the instruments. Cash balances are maintained with financial institutions located in the United States, Germany and Lebanon. The Company believes its risk of loss is limited; however, at times, account balances may exceed international and federally insured limits. The Company has no history of losses associated with these cash and cash equivalent balances.
Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable are reported at their net realizable value. The estimate of the allowance for doubtful accounts related to trade receivables is based on evaluation of customer accounts with past-due balances or specific accounts for which there is information that the customer may be unable to meet its financial obligations. Based upon review of these accounts, and management’s analysis and judgment, the

EnvisionTEC Group
NOTES TO COMBINED FINANCIAL STATEMENTS
Company records a specific allowance for that customer’s accounts receivable balance to reduce the outstanding receivable balance to the amount expected to be collected. The allowance is re-evaluated and adjusted periodically as additional information is received that impacts the allowance amount reserved. The allowance for doubtful accounts at December 31, 2020 and 2019 was $1,284 and $755, respectively.
Inventories
All inventories are valued at the lower of cost or market, as determined using the first-in, first-out (“FIFO”) method. Overhead is allocated to work in progress and finished goods based on normal capacity of the Company’s production facilities. Fixed overhead associated with production facilities that are being operated below normal capacity are recognized as a period expense rather than being capitalized as a product cost. Currently, there are no facilities being operated below normal capacity. Adjustments for slow-moving and obsolete inventories are provided based on historical experience and current product demand. These adjustments reduce the cost basis of the respective inventory and are recorded as a charge to cost of sales in the combined statements of operations and comprehensive income. The adjustments for slow-moving and obsolete inventories December 31, 2020 and 2019 were $1,302 and $594, respectively.
Property and Equipment, Net
Property and equipment are recorded at cost and depreciated on a straight-line basis over the estimated useful lives of the related assets, generally one to seven years. Leasehold improvements are depreciated on a straight-line basis over the shorter of their estimated useful lives or the contractual lives of the related leases. Repairs and maintenance are charged to expense as incurred.
The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets (asset group) may not be recoverable. Recoverability of assets is determined by comparing the estimated undiscounted net cash flows of the operations related to the assets (asset group) to their carrying amount. An impairment loss would be recognized when the carrying amount of the assets (asset group) exceeds the estimated undiscounted net cash flows. The amount of the impairment loss to be recorded is calculated as the excess of carrying value of assets (asset group) over their fair value, with fair value determined using the best information available, which generally is a discounted cash flow model. The determination of what constitutes an asset group, the associated undiscounted net cash flows, and the estimated useful lives of assets require significant judgments and estimates by management. The Company recorded no impairment losses during the years ended December 31, 2020 and 2019.
Intangible Assets, Net
Intangible assets represent acquired intangibles purchased through acquisitions. Intangible assets with finite lives are amortized using the straight-line method over their estimated useful life, which is determined by identifying the period over which most of the cash flows are expected to be generated.
Amortization of acquired intangible is included in cost of sales, research and development expenses and selling, general and administrative expenses in the combined statements of operations and comprehensive income. For intangibles with finite lives, the Company reviews the carrying amounts for potential impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is determined by comparing the estimated undiscounted net cash flows of the operations related to the assets (asset group) to their carrying amount. An impairment loss would be recognized when the carrying amount of the assets (asset group) exceeds the estimated undiscounted net cash flows. The amount of the impairment loss to be recorded is calculated as the excess of carrying value of assets (asset group) over their fair value, with fair value determined using the best information available, which generally is a discounted cash flow model. The determination of what constitutes an asset group, the associated undiscounted net cash flows, and the estimated useful lives of assets require significant judgments and estimates by management. The Company recorded no impairment losses during the years ended December 31, 2020 and 2019.

EnvisionTEC Group
NOTES TO COMBINED FINANCIAL STATEMENTS
Warranty Reserve
Substantially all of the Company’s printers and other products are covered by a standard assurance warranty of one year, and estimated warranty obligations are recorded as an expense. In the event of a failure of product covered by this warranty, the Company will repair or replace the product. The Company’s warranty reserve reflects estimated material and labor costs for potential or actual product issues for which the Company expects to incur an obligation. The Company periodically assesses the adequacy of the warranty reserve and adjusts the amount as necessary. If the data used to calculate the adequacy of the warranty reserve are not indicative of future requirements, additional or reduced warranty reserves may be required.
December 31, (in thousands)	2020	2019
Warranty reserve, at the beginning of the year	$482	$467
Additions to warranty reserve	97	525
Claims fulfilled	(251)	(510)
Warranty reserve, at the end of the year	$328	$482
Warranty reserve is recorded through cost of sales in the combined statements of operations and comprehensive income
Advertising
Advertising costs are expensed as incurred and were approximately $217 and $186 for the years ended December 31, 2020 and 2019, respectively.
Shipping and Handling Costs
Shipping and handling costs are classified as cost of goods sold in the combined statements of operations and comprehensive income.
Research and Development Costs
Research and development costs consist primarily of employee compensation expenses, materials, laboratory supplies, costs for related software, and costs for facilities and equipment. Expenditures for research and development are expensed as incurred.
Income Taxes
The Company’s U.S. operating entity, EnvisionTEC, Inc., and its U.S. IP holding company, Gulf Filtration Systems Inc., as well as Viridis3D are organized as Michigan corporations that are treated as S corporations for U.S. federal income tax purposes. Under the provisions of the Internal Revenue Code and similar state provisions, each entity is taxed as a flow-through entity and is not liable for income taxes. Its earnings and losses are included in the individual tax return of its sole shareholder. Therefore, the combined financial statements do not reflect a provision for U.S. federal or state income taxes relating to these entities.
The German operating entity, EnvisionTEC GmbH, is taxed as a corporation under the applicable tax regulations of Germany. As a result, the accompanying combined statements of operations and comprehensive income include tax expense related to Germany.
The Company recognizes deferred tax assets and liabilities for the differences between the financial statement carrying amounts and the tax basis of assets and liabilities of EnvisionTEC GmbH using enacted tax rates in effect in the years in which the differences are expected to reverse. Changes in the level and composition of earnings, tax laws or the deferred tax valuation allowance, as well as the results of tax audits, may materially impact the effective tax rate.

EnvisionTEC Group
NOTES TO COMBINED FINANCIAL STATEMENTS
The Company estimates liabilities related to uncertain tax positions. As of December 31, 2020, and 2019, the Company had a liability of $464 and $427, respectively, related to uncertain tax positions in certain states and foreign jurisdictions. The calculation of the liability for uncertain tax positions requires management to make estimates and assumptions. Actual results may have a material positive or negative impact on the balances of current or deferred tax assets and liabilities and net income.
Variable Interest Entities
A variable interest entity (“VIE”) is an entity that either (i) has insufficient equity to permit the entity to finance its activities without additional subordinated financial support or (ii) has equity investors who lack the characteristics of a controlling financial interest. Implicit variable interests may result in the absorption or receipt of variability in a legal entity. A VIE is consolidated by its primary beneficiary. The primary beneficiary has both the power to direct the activities that most significantly impact the entity’s economic performance and the obligation to absorb losses or the right to receive benefits from the entity that could potentially be significant to the VIE. An entity has the power to direct the activities of another entity when its management has the ability to make key operating decisions, such as decisions regarding capital or product investment or manufacturing production schedules. The Company has evaluated certain entities, including certain related parties and entities under common control, and concluded that the Company has no VIEs subject to consolidation.
Stockholders’ Equity
The EnvisionTEC Group is presented in combined form based on the existence of common control for all periods presented. The shares issued and outstanding for each of the individual predecessor entities included in the combined financial statements as of December 31, 2020 and 2019, respectively, were as follows:
Common Stock Issued and Outstanding
EnvisionTEC, Inc.	10
EnvisionTEC GmbH	22
Viridis3D	60
Gulf Filtration Systems, Inc.	1
Foreign Currency
The local currency is the functional currency for significant operations outside of the United States. The determination of the functional currency of an operation is made based upon the appropriate economic and management indicators.
Foreign currency assets and liabilities are translated into their U.S. dollar equivalents based upon year-end exchange rates and are included in stockholders’ equity as a component of comprehensive loss. Revenue and expenses are translated at average exchange rates. Transaction gains and losses that arise from exchange rate fluctuations are charged to operations as incurred, except for gains and losses associated with intercompany receivables and payables for which settlement is not planned or anticipated in the foreseeable future, which are included in other comprehensive income in the combined statement of operations and comprehensive income.
New Accounting Standards or Updates Recently Adopted
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326), amending how entities will measure credit losses for most financial assets and certain other instruments that

EnvisionTEC Group
NOTES TO COMBINED FINANCIAL STATEMENTS
are not measured at fair value through net income. The guidance requires the application of a current expected credit loss (“CECL”) model which is a new impairment model based on expected losses. Under this model, an entity recognizes an allowance for expected credit losses based on historical experience, current conditions and forecasted information rather than the current methodology of delaying recognition of credit losses until it is probable a loss has been incurred. This ASU is effective for interim and annual reporting periods beginning after December 15, 2022. The CECL model applies to trade accounts receivables. The CECL model does not have a minimum threshold for recognition of impairment losses and entities will need to measure expected credit losses on assets that have a low risk of loss. The Company is currently evaluating the potential impact of these changes on the combined financial statements and related disclosures. This ASU applies to trade accounts receivable.
The FASB issued ASU No. 2016-02, Leases (Topic 842), which will supersede the current lease requirements in ASC 840. The ASU requires lessees to recognize a right-of-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet. The reporting of lease-related expenses in the statements of operations and cash flows will be generally consistent with the current guidance. As a private Company, the new lease guidance will be effective for the Company’s year ending December 31, 2021 unless the Company elects to use the limited one year deferral of the effective date provided by Accounting Standards Update 2020-05. The Company is currently evaluating the potential impact of this standard on the combined financial statements and related disclosures.
While the Company is continuing to assess all potential impacts of the standard, the effects on the results of operations are not expected to be material. The new right-of-use assets and lease liabilities being added to the balance sheets is expected to be the most material impact to the financial statements.
3. Inventories
Inventories consist of the following:
December 31, (in thousands)	2020	2019
Raw materials and components	$6,152	$6,737
Work in progress	72	71
Finished goods	3,255	2,077
Total	$9,479	$8,885
4. Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consist of the following:
December 31, (in thousands)	2020	2019
Prepaid import taxes	$—	$2,942
Other	1,267	718
Total	$1,267	$3,660

EnvisionTEC Group
NOTES TO COMBINED FINANCIAL STATEMENTS
5. Property and Equipment, Net
Property and equipment, net, consist of the following:
December 31 (in thousands)	2020	2019	Useful Life (in years)
Machinery and equipment	$3,665	$3,333	3 – 7
Computer equipment and software	1,074	1,022	3
Leasehold improvements	673	695	1
Other	312	271	1 – 25
Property and Equipment	5,724	5,321
Less: accumulated depreciation	(4,185)	(3,602)
Property and Equipment, Net	$1,539	$1,719
Depreciation expense was $447 and $719 in 2020 and 2019, respectively.
6. Intangible Assets, Net
Intangible Assets, net, consist of the following:
December 31 (in thousands)	2020	2019	Weighted Average Useful Life (in years)
Acquired Technology	$781	$781	12
Less: accumulated amortization	(236)	(187)
Intangible Assets, Net	$545	$594
Amortization expense was $49 and $49 in 2020 and 2019, respectively.
Estimated future amortization expense is $49 annually for each of the next four years and $349 in the years thereafter.
7. Accrued Expenses and Other Current Liabilities
Accrued expenses and other current liabilities consist of the following:
December 31, (in thousands)	2020	2019
Other tax withholdings	$637	$37
Warranty	328	482
Payroll related liabilities	394	528
Customer deposits and other	98	946
Total	$1,457	$1,993
8. Debt
Under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), the Company applied for and obtained loans under the Paycheck Protection Program (“PPP”) in the amount of approximately $1,176 on April 3, 2020. Under the terms of the CARES Act, PPP loan recipients can apply for forgiveness for all or a portion of the loan which is dependent upon the Company having initially qualified for the loan. Furthermore, the loan is subject to forgiveness to the extent loan proceeds are used for payroll costs,

EnvisionTEC Group
NOTES TO COMBINED FINANCIAL STATEMENTS
certain rents, utilities, and mortgage interest expense. The PPP loan has a maturity date of April 3, 2022 and an interest rate of 1%. Principal and interest are payable monthly commencing on a date determined by the lender following the determination of the amount of the PPP loan to be forgiven or potentially earlier, as determined under applicable Small Business Administration rules. The outstanding borrowings may be prepaid by the Company at any time prior to maturity with no prepayment penalties. The Company cannot be certain as to the amount of the PPP loan that will be forgiven, if any, and any portion of the PPP loan that is not forgiven is expected to be repaid on the terms set forth above. As of December 31, 2020, the short-term and long-term balances of the PPP loan are $726 and $458 respectively, calculated based on loan payments commencing on May 1, 2021.
9. Income Taxes
For the years ended December 31, 2020 and 2019, EnvisionTEC, Inc., the Company’s U.S. operating entity, and Gulf Filtration Systems Inc., the Company’s U.S. intellectual property holding company were S corporations for U.S. federal and state income tax purposes. As S corporations, the taxable income or loss of these entities was passed through to and included in the individual tax returns of each corporation’s stockholder. Therefore, no provision has been recorded for U.S. federal tax and most state jurisdictions. The Company’s German operating entity, EnvisionTEC GmbH, is taxed as a corporation under the taxing regulations of Germany. The Company reported pre-tax book income (loss) from Germany of approximately $397 and ($1,449) in 2020 and 2019, respectively. The Company’s U.S. entities reported pre-tax book income of approximately $10,849 and $914 in 2020 and 2019, respectively.
The components of income taxes for the years ended December 31, 2020 and 2019 are as follows:
December 31, (in thousands)	2020	2019
U.S. federal	$—	$—
State and local	405	22
Foreign	(25)	—
Total Income Taxes	$380	$22
The Company has a liability for uncertain tax positions of approximately $464 and $427 at December 31, 2020 and 2019, respectively, which is recorded in income tax payable on the combined balance sheet.
10. Related Party Transactions
The Company has a lease arrangement with ATMRE LLC, a leasing company in which Mr. El Siblani is the sole member, for its headquarters located in Dearborn, Michigan. On December 15, 2020, the Company signed a lease extension through December 2023. Pursuant to the lease extension, the Company pays a base rent of $15 a month and includes an option to renew the lease for an additional term of up to five years. For the years ended December 31, 2020 and 2019, the Company paid $144 and $144 to ATMRE, LLC, respectively.
In March 2005, the Company entered into a lease agreement with JES Besitzgesellschaft mbH, a leasing company that is controlled by members of the immediate family of Mr. El Siblani, for its facilities located in Gladbeck, Germany. Pursuant to the lease agreement, the Company pays a base rent of €7 per month. For the years ended December 31, 2020 and 2019 the Company paid JES Besitzgesellschaft GmbH $104 and $113, respectively.
In June 2015, the Company entered into a lease agreement with Sitraco (UK) Limited, a leasing company that is controlled by Mr. El Siblani, for its facilities located in Gladbeck, Germany. Pursuant to the lease agreement, the Company pays a base rent of €8 per month. For the years ended December 31, 2020 and 2019 the Company paid Sitraco (UK) Limited $118 and $128, respectively.

EnvisionTEC Group
NOTES TO COMBINED FINANCIAL STATEMENTS
In June 2008, the Company entered into a distribution agreement with Sibco Europe Ltd., a distributor based out of the United Kingdom. Mr. El Siblani is Managing Director of and sole shareholder of Sibco Europe Ltd. Pursuant to the distribution agreement with Sibco Europe Ltd., the Company did not have any sales to Sibco Europe Ltd. for the years ended December 31, 2020 and 2019. Accounts receivable due from Sibco Europe Ltd. at December 31, 2020 and 2019 was $0 and $3, respectively, and is included in trade accounts receivable on the Company’s combined balance sheets. In addition, Sibco Europe Ltd. provides sales and marketing support for EnvisionTEC GmbH. For the years ended December 31, 2020 and 2019, Sibco Europe Ltd. billed the Company $2 and $0 respectively, for services. No accounts payable was due to Sibco Europe Ltd. at December 31, 2020 and 2019.
During 2019, Sibco Inc., a company based in Michigan owned by Mr. El-Siblani, loaned EnvisionTec Inc. $400 which was repaid in September 2020.
In September 2020, EnvisionTEC Inc. entered into a loan agreement to loan $1,980 to Sibco Inc. The balance is outstanding as of December 31, 2020. Any remaining unpaid amounts are due in full on September 23, 2023. Interest of 2% is due annually on December 31.
In October 2020, EnvisionTEC Inc. entered into a second loan agreement with Sibco Inc. to loan the entity $4,700. The balance is outstanding as of December 31, 2020. Any remaining unpaid amounts are due in full on October 5, 2023. Interest of 2% is due December 30, 2020 and quarterly thereafter.
In November 2020, EnvisionTEC Inc. entered into a third loan agreement with Sibco Inc. to loan the entity $1,200. The balance is outstanding as of December 31, 2020. Any remaining unpaid amounts are due in full on November 18, 2023. Interest of 2% is due December 30, 2020 and quarterly thereafter.
Additionally, ATMRE, LLC loaned EnvisionTec $200 during 2019. The balance is outstanding as of December 31, 2020.
11. Commitments and Contingencies
Operating Lease Commitments
The Company leases various manufacturing facilities, offices and warehouse spaces under operating lease arrangements expiring at various dates through 2024. Future minimum lease payments of operating lease arrangements at December 31, 2020 are approximately $842 in 2021, $699 in 2022, $456 in 2023, and $104 in 2024. Rent expense under operating lease arrangements was approximately $597 and $694 for the years ended December 31, 2020 and 2019, respectively.
Legal Matters
The Company records an estimated loss from a loss contingency when information available prior to issuance of its financial statements indicates that it is probable that an asset has been impaired or a liability has been incurred at the date of the financial statements, and the amount of the loss or liability can be reasonably estimated. Accounting for contingencies, such as legal matters, requires the Company to use its judgment.
12. Subsequent Events
The financial statements and related disclosures include evaluation of events up through and including March 31, 2021, which is the date the financial statements were issued.
Purchase Agreement and Plan of Merger
On January 15, 2021, the Company entered into a Purchase Agreement and Plan of Merger with Desktop Metal, Inc. (“Desktop Metal”), a Massachusetts-based company that offers a portfolio of

EnvisionTEC Group
NOTES TO COMBINED FINANCIAL STATEMENTS
integrated additive manufacturing solutions for engineers, designers, and manufacturers comprised of hardware, software, materials and services.
On February 16, 2021 (the “Closing Date”), the Merger between the Company and Desktop Metal was consummated. The Company and certain key employees received $150 million in cash, as adjusted for and including the amount of cash, debt, and working capital of the Company on the Closing Date. Desktop Metal also agreed to grant a total of 5,511,990 shares of Class A common stock of Desktop Metal and restricted stock units to the Company. Prior to the Closing Date, the Company received full payment of all amounts loaned to Sibco Inc.

Annex A
Execution Version
AGREEMENT AND PLAN OF MERGER
by and among
DESKTOP METAL, INC.,
TEXAS MERGER SUB I, INC.,
TEXAS MERGER SUB II, LLC
and
THE EXONE COMPANY
Dated as of August 11, 2021

A-i

A-ii

ANNEX, EXHIBIT AND SCHEDULE INDEX
Annex I	Defined Term Index
Exhibit A	Form of Certificate of Formation of the Surviving Company
Exhibit B	Form of Operating Agreement of the Surviving Company
Exhibit C	Form of Support Agreement
Exhibit D-1	Form of Parent S-4 Tax Certificate
Exhibit D-2	Form of Company S-4 Tax Certificate
Exhibit D-3	Form of Parent Closing Tax Certificate
Exhibit D-4	Form of Company Closing Tax Certificate
Schedule 6.1(c)	Required Regulatory Approvals

A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of August 11, 2021 (this “Agreement”), is by and among DESKTOP METAL, INC., a Delaware corporation (“Parent”), Texas Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub I”), Texas Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”), and THE EXONE COMPANY, a Delaware corporation (the “Company”). An index of defined terms is provided in Annex I attached hereto.
RECITALS
WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub I will be merged with and into the Company with the Company as the Surviving Corporation (“Merger I”), in accordance with the Delaware General Corporation Law (the “DGCL”), whereby each share of common stock of the Company, par value $0.01 per share (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time, other than any Excluded Shares and Dissenting Shares, will be converted into the right to receive the Merger Consideration;
WHEREAS, immediately after the Effective Time, Parent will cause the Company, as the surviving corporation in Merger I, to merge with and into Merger Sub II, with Merger Sub II as the surviving company in such merger (“Merger II” and, together with Merger I, the “Mergers”), in accordance with Section 1.2, on the terms and subject to the conditions of this Agreement and in accordance with the DGCL and the Delaware Limited Liability Company Act (the “LLC Act”);
WHEREAS, for U.S. federal income tax purposes, it is intended that Merger I and Merger II, taken together, shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement will be, and hereby is, adopted as a “plan of reorganization” for purposes of Sections 354, 361 and the 368 of the Code and within the meaning of Section 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a);
WHEREAS, each of the Company Board, the Parent Board, the board of directors of Merger Sub I and the board of managers of Merger Sub II has approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Mergers;
WHEREAS, contemporaneously with the execution and delivery of this Agreement, in connection with the transactions contemplated by this Agreement, certain holders of shares of Company Common Stock have entered into a Support Agreement, dated as of the date hereof (the “Support Agreement”), in the form attached hereto as Exhibit C, with Parent;
WHEREAS, the Company Board has unanimously, upon the terms and subject to the conditions set forth herein, (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Mergers, (iii) directed that this Agreement be submitted to the stockholders of the Company for its adoption, and (iv) recommended that the Company’s stockholders adopt this Agreement;
WHEREAS, Parent, as the sole stockholder of Merger Sub I and the sole member of Merger Sub II, has adopted and approved this Agreement, and the consummation of the Mergers and the other transactions contemplated hereby on behalf of Merger Sub I and Merger Sub II, pursuant to an action by written consent, which consent by its terms shall become effective immediately following the execution of this Agreement by the parties hereto; and
WHEREAS, each of Parent, Merger Sub I, Merger Sub II and the Company desires to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated herein and also to prescribe various conditions to the transactions contemplated herein;
NOW, THEREFORE, in consideration of the mutual covenants and premises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

ARTICLE I
THE MERGERS
Section 1.1   Merger I.
(a)   On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub I shall be merged with and into the Company at the Effective Time. The separate corporate existence of Merger Sub I shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”). Merger I shall have the effects set forth in this Agreement and specified in the DGCL.
(b)   At the Effective Time, the certificate of incorporation of the Company shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable Law. At the Effective Time, the bylaws of the Company shall be amended and restated to conform to the bylaws of Merger Sub I as in effect immediately prior to the Effective Time except that the name of the Surviving Corporation shall be The ExOne Company and as such shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable Law.
(c)   The Parties shall take all necessary actions such that the directors of Merger Sub I immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of Merger Sub I immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and bylaws and applicable Law.
Section 1.2   Merger II.
(a)   Immediately after the Effective Time in accordance with the DGCL and the LLC Act, Parent will cause the Surviving Corporation to merge with and into Merger Sub II, the separate corporate existence of the Surviving Corporation shall thereupon cease, Merger Sub II shall continue as the surviving entity (the “Surviving Company”) and all of the rights and obligations of the Surviving Corporation under this Agreement shall be deemed the rights and obligations of the Surviving Company. Merger II shall have the effects set forth in this Agreement, the DGCL and Section 18-209(g) of the LLC Act. As of the Second Effective Time, the certificate of formation and operating agreement of the Surviving Company shall be in the forms attached hereto as Exhibit A and Exhibit B, respectively.
(b)   Parent shall take all actions as may be necessary such that (i) the directors of the Surviving Corporation immediately prior to the Second Effective Time shall be the managers of the Surviving Company from and after the Second Effective Time and (ii) the officers of the Surviving Corporation immediately prior to the Second Effective Time shall be the officers of the Surviving Company from and after the Second Effective Time, in the case of clause (i) or (ii), as applicable, until their respective successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Company’s certificate of formation and operating agreement and applicable Law.
Section 1.3   Closing Date Rule Methodology.   The parties acknowledge and agree that for purposes of determining the value of Parent Common Stock to be received by stockholders of the Company pursuant to the transactions contemplated by this Agreement under Revenue Procedure 2018-12, 2018-6 IRB 349 (“Rev. Proc. 2018-12”), (i) the “Safe Harbor Valuation Method” within the meaning of Rev. Proc. 2018-12 will be the Average of the Daily Volume Weighted Average Prices as described in Section 4.01(1) of Rev. Proc. 2018-12; (ii) the “Measuring Period” within the meaning of Section 4.02 of Rev. Proc. 2018-12 will be the twenty (20) consecutive Trading Days ending on (and including) the Trading Day that is three (3) Trading Days prior to the Effective Time; (iii) the “specified exchange” within the meaning of Section 3.01(4)(a)(ii) of Rev. Proc. 2018-12 will be NYSE; and (iv) the “authoritative reporting source” within the meaning of Section 3.01(4)(a)(ii) of Rev. Proc. 2018-12 will be Bloomberg L.P. The parties further agree that the valuation of Parent Common Stock by reference to the methodology described in this

Section 1.3 is intended to qualify for the “Safe Harbor Valuation Method” within the meaning of Section 4.01 of Rev. Proc. 2018-12, and no party shall take any position for Tax purposes inconsistent therewith, except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.
Section 1.4   Closing.   The closing (the “Closing”) of the transactions contemplated by this Agreement (including Merger I and Merger II) will take place at 8:00 a.m., New York, New York time, on a date to be specified by the parties, such date to be no later than the third (3rd) Business Day after satisfaction or waiver of all of the conditions set forth in Article VI (other than conditions that may only be satisfied on the Closing Date, but subject to the satisfaction of such conditions), by electronic exchange of documents and signatures, unless another time, date or place is agreed to in writing by the parties hereto. The date on which the Closing actually occurs is referred to herein as the “Closing Date.”
Section 1.5   Effective Times.   Concurrently with the Closing, the Company and Merger Sub I shall file with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger I”) executed in accordance with, and containing such information as is required by, the relevant provisions of the DGCL in order to effect Merger I. Merger I shall become effective at the time Certificate of Merger I shall have been duly filed with the Secretary of State of the State of Delaware or such later date and time as is agreed upon by the parties and specified in Certificate of Merger I (such date and time hereinafter referred to as “Effective Time”). Upon the terms and subject to the conditions set forth in this Agreement, immediately following the Effective Time, and as part of an integrated transaction, Surviving Corporation and Merger Sub II shall file with the Secretary of State of the State of Delaware a certificate of merger (“Certificate of Merger II” and each of which, including the Certificate of Merger I, may be referred to as a “Certificate of Merger”) satisfying the applicable requirements of the DGCL and the LLC Act as well as any other filings or recordings required to be made under the LLC Act or the DGCL in connection with Merger II. Merger II shall become effective at the time Certificate of Merger II shall have been duly filed with the Secretary of State of the State of Delaware or such later date and time as is agreed upon by the parties and specified in Certificate of Merger II (such date and time hereinafter referred to as the “Second Effective Time”).
ARTICLE II
MERGER CONSIDERATION; CONVERSION OF STOCK
Section 2.1   Effect on Capital Stock.   At the Effective Time, by virtue of Merger I and without any action on the part of Parent, Merger Sub I or the Company, or the holder of any share of Company Common Stock:
(a)   Conversion of Merger Sub I Common Stock.   Each share of capital stock of Merger Sub I issued and outstanding immediately prior to the Effective Time shall be automatically converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.
(b)   Cancellation of Certain Company Common Stock.   Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned or held in treasury by the Company or is owned by any Parent Company or any Acquired Company shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist (the “Excluded Shares”), and no consideration or payment shall be delivered or deliverable in exchange therefor.
(c)   Conversion of Company Common Stock.   Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than (A) the Excluded Shares and (B) the Dissenting Shares will, by virtue of Merger I and without any action on the part of the holder thereof, be converted into the right to receive, in accordance with the terms of this Agreement, (i) the Per Share Cash Consideration (as it may be adjusted), without interest, from Parent and (ii) a number of validly issued, fully paid and non-assessable shares of Parent Class A common stock, par value $0.0001 per share (“Parent Common Stock”), equal to the Exchange Ratio, as it may be adjusted, (such amount of Parent Common Stock, the “Per Share Stock Consideration”) and, if applicable, cash in lieu of fractional shares of Parent Common Stock payable in accordance with Section 2.3(e) (the Per Share Cash Consideration and the Per Share Stock Consideration the “Merger Consideration”).
(d)   Treatment of Company Common Stock.   From and after the Effective Time, all of the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Section 2.1 shall no longer be outstanding, shall automatically be cancelled and shall cease to exist as of the Effective Time, and uncertificated shares of Company Common Stock represented by book-entry form (“Book-Entry Shares”) and each certificate that, immediately prior to the Effective Time, represented any such shares of Company Common Stock (each, a “Certificate”) shall automatically be converted into and thereafter represent only the right to receive the Merger Consideration into which the shares of Company Common Stock represented by such Book-Entry Share or Certificates have been converted pursuant to this Section 2.1.
(e)   Dissenting Shares.   Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any Person who has not voted in favor of, or consented to, the Mergers and properly demands appraisal of such shares of Company Common Stock pursuant to Section 262 of the DGCL and who otherwise complies in all respects with Section 262 of the DGCL (“Dissenting Shares”) shall not be converted into Merger Consideration as provided in Section 2.1(c), but rather the holders of Dissenting Shares shall be entitled to only those rights as are granted by Section 262 of the DGCL (it being understood and acknowledged that at the Effective Time, such Dissenting Shares shall no longer be outstanding, shall automatically be canceled and shall cease to exist and such holder shall cease to have any rights with respect thereto other than the right to receive the “fair value” of such Dissenting Shares as determined in accordance with Section 262 of the DGCL); provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and shall have become exchangeable solely for the right to receive, the Merger Consideration as provided in Section 2.1(c) (without interest and less any amounts entitled to be deducted or withheld pursuant to Section 2.5) upon the surrender of the Certificates of Book Entry Shares previously representing such Dissenting Shares. The Company shall serve prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and actions with respect to such demands at Parent’s sole expense. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, (i) make any payment with respect to, or settle or offer to settle, any such demands, (ii) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the DGCL, or (iii) agree to do any of the foregoing.
(f)   Adjustment.
(i)   Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement until the Effective Time, the outstanding shares of Parent Common Stock or the outstanding shares of Company Common Stock or the securities convertible into or exercisable for shares of Parent Common Stock or shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment or other similar transaction, or a stock dividend or stock distribution thereon shall be declared with a record date within said period, the Merger Consideration and any other similarly dependent items, as the case may be (including the treatment of Company Equity Awards in Section 2.4), shall be appropriately adjusted to provide the holders of shares of Company Common Stock and Company Equity Awards the same economic effect as contemplated by this Agreement prior to such adjustment.
(ii)   Notwithstanding anything in this Agreement to the contrary other than Section 2.1(f)(iii), to the extent that the sum of (A) the aggregate number of shares of Parent Common Stock to be issued as Per Share Stock Consideration as of the Effective Time, plus (B) the aggregate number of shares of Parent Common Stock for which the Company Options to be assumed pursuant to Section 2.4(a) are exercisable as of the Effective Time, plus (C) the aggregate number of shares of

Parent Common Stock to be issued in connection with the cancellation of Company Options pursuant to Section 2.4(b) at the Effective Time, plus (D) the aggregate number of shares of Parent Common Stock subject to the Parent RSAs to be issued pursuant to Section 2.4(c) and Section 2.4(e) at of the Effective Time, would exceed 19.9% of Parent’s issued and outstanding shares of Parent Common Stock immediately prior to the Effective Time (19.9% of such issued and outstanding shares rounded down to the nearest whole share, the “Maximum Share Number”), then (x) the Exchange Ratio shall be reduced (the amount of such reduction, the “Exchange Ratio Reduction Number”) to the minimum extent necessary such that the sum of (1) the aggregate number of shares of Parent Common Stock to be issued as Per Share Stock Consideration as of the Effective Time, plus (2) the aggregate number of shares of Parent Common Stock for which the Company Options to be assumed pursuant to Section 2.4(a) are exercisable as of the Effective Time, plus (3) the aggregate number of shares of Parent Common Stock to be issued in connection with the cancellation of Company Options pursuant to Section 2.4(b) at the Effective Time plus (4) the aggregate number of shares of Parent Common Stock subject to the Parent RSAs to be issued pursuant to Section 2.4(c) and Section 2.4(e) at of the Effective Time, equals the Maximum Share Number and (y) the Per Share Cash Consideration shall be increased by the amount in cash equal to the Exchange Ratio Reduction Number multiplied by the Per Share Cash Consideration.
(iii)   Notwithstanding anything in this Agreement to the contrary, if the quotient, expressed as a percentage, obtained by dividing (A) the Per Share Stock Consideration by (B) the sum of the Per Share Stock Consideration plus the Per Share Cash Consideration (for this purpose, including any other amounts treated as consideration other than stock of Parent, as determined pursuant to Treasury Regulations Section 1.368-1(e)) (the “Threshold Percentage”) (determined without regard to this sentence) is less than 45%, then the Per Share Cash Consideration shall be reduced, and the Per Share Stock Consideration shall be increased on a dollar-for-dollar basis with such reduction, by an amount that would be necessary to cause the recomputed Threshold Percentage to equal 45%; provided, however, that this Section 2.1(f)(iii) shall not cause the aggregate number of shares of Parent Common Stock to be issued as Per Share Stock Consideration as of the Effective Time to exceed the Maximum Share Number. To the extent the adjustment described in this Section 2.1(f)(iii) would otherwise cause the aggregate number of shares of Parent Common Stock to be issued as Per Share Stock Consideration as of the Effective Time to exceed the Maximum Share Number, then, notwithstanding Section 2.1(f)(ii), the Per Share Cash Consideration shall be reduced as set forth in this Section 2.1(f)(iii) without a corresponding increase in the Per Share Stock Consideration. This Section 2.1(f)(iii) (including the defined terms used herein) is intended to cause this Agreement to satisfy the requirements of Treasury Regulations Section 1.368-1(e) (treating not less than 45% as a “substantial part” solely for such purpose) and shall be interpreted in a manner consistent therewith.
(g)   Effects of Merger II.   At the Second Effective Time, by virtue of Merger II and without any action on the part of Parent, Merger Sub II or the Surviving Corporation, each share of common stock, par value $0.01 per share, of the Surviving Corporation issued and outstanding immediately prior to the Second Effective Time, shall automatically be cancelled and retired and shall cease to exist, and no consideration or payment shall be delivered or deliverable in exchange therefor. The limited liability company interests in Merger Sub II shall not be affected and shall remain outstanding as the limited liability company interests of the Surviving Company, and Parent shall continue as the sole member of the Surviving Company.
Section 2.2   Appointment of Exchange Agent.   Prior to the Closing, Parent shall appoint a bank or trust company to act as exchange agent (the “Exchange Agent”), the identity and the terms of appointment of which to be reasonably acceptable to the Company, for the payment of the Merger Consideration and shall enter into an agreement relating to the Exchange Agent’s responsibilities with respect thereto, in form and substance reasonably acceptable to the Company.
Section 2.3   Exchange of Certificates.
(a)   Prior to the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II,

through the Exchange Agent, (i) shares of Parent Common Stock (which shall be in uncertificated book-entry form) representing the full number of shares of Parent Common Stock necessary to pay the aggregate Per Share Stock Consideration and (ii) all of the cash necessary to pay the aggregated Per Share Cash Consideration, and Parent shall, after the Effective Time on the appropriate payment date, if applicable, provide or cause to be provided to the Exchange Agent any dividends or other distributions payable on such shares of Parent Common Stock pursuant to Section 2.3(c) (such shares of Parent Common Stock and cash provided to the Exchange Agent, together with any dividends or other distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”). The Exchange Agent shall deliver the Parent Common Stock and cash contemplated to be issued pursuant to Section 2.1 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.
(b)   Parent shall instruct the Exchange Agent to mail, as soon as reasonably practicable after the Effective Time (and in any event within five (5) Business Days following the Effective Time), to each holder of record of a Certificate whose shares of Company Common Stock were converted into the right to receive the Merger Consideration pursuant to Section 2.1(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in customary form as prepared by Parent and reasonably acceptable to the Company) and (ii) instructions for use in effecting the surrender of the Certificates (or duly executed affidavit of loss in lieu thereof) in exchange for the Merger Consideration. Upon surrender of a Certificate (or duly executed affidavit of loss in lieu thereof) for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent (and reasonably acceptable to the Company), together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash and the number of whole shares of Parent Common Stock (which shall be in uncertificated book-entry form) which the aggregate number of shares of Company Common Stock previously represented by such Certificate shall have been converted pursuant to Section 2.1(c) into the right to receive the Merger Consideration and cash in lieu of fractional shares of Parent Common Stock as set forth in Section 2.3(e), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made and shares of Parent Common Stock may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Any holder of any Book-Entry Shares whose shares of Company Common Stock were converted into the right to receive the Merger Consideration pursuant to Section 2.1(c) shall not be required to deliver a Certificate or an executed letter of transmittal or any other deliverables to the Exchange Agent to receive the Merger Consideration. In lieu thereof, each holder of one or more Book-Entry Shares shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Exchange Agent to pay and deliver, as soon as reasonably practicable after the Effective Time, the applicable Merger Consideration pursuant to the provisions of this Article II, including any cash in lieu of fractional shares of Parent Common Stock as set forth in Section 2.3(e), and any amounts that such holder has the right to receive in respect of dividends or other distributions on shares of Parent Common Stock in accordance with Section 2.3(c), and the Book-Entry Share so exchanged shall be forthwith cancelled.
(c)   No dividends or other distributions declared or paid with a record date after the Effective Time with respect to the Parent Common Stock shall be paid to the holder of any unsurrendered Certificate of Book-Entry Share until the holders of such Certificate or Book-Entry Shares shall surrender such Certificate or Book-Entry Shares in accordance with Section 2.3(b). Subject to applicable Law, following surrender of any Certificate formerly representing shares of Company Common Stock (or affidavit of loss in lieu thereof) or conversion of Book-Entry Shares pursuant to Section 2.3(b), there shall be paid to the holder of the shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender or delivery, as the case may be, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.3(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender or delivery, as the case may be, and a payment date subsequent to such surrender or delivery payable with respect to such whole shares of Parent Common Stock.
(d)   Until surrendered as contemplated by this Section 2.3, each Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share shall be deemed, from and after the Effective Time, to represent only the right to receive the applicable Merger Consideration as contemplated by this Agreement and any dividends or other distributions payable pursuant to Section 2.3(c). After the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing shares of Company Common Stock are presented to the Surviving Company or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.
(e)   Fractional Shares.
(i)   No fractional shares of Parent Common Stock shall be issued hereunder, but in lieu thereof each holder of Company Common Stock otherwise entitled to a fractional share of Parent Common Stock will be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 2.3(e), a cash payment in lieu of such fractional share of Parent Common Stock representing such holder’s proportionate interest, if any, in the proceeds from the sale by the Exchange Agent (reduced by any fees of the Exchange Agent attributable to such sale) in one or more transactions of shares of Parent Common Stock equal to the excess of (A) the aggregate number of shares of Parent Common Stock to be delivered to the Exchange Agent by Parent pursuant to Section 2.3(a)(i) over (B) the aggregate number of whole shares of Parent Common Stock to be distributed to the holders of shares of Company Common Stock pursuant to Section 2.1(c) (such excess, the “Excess Shares”). The Company and Parent acknowledge that payment of the cash consideration in lieu of issuing fractional shares of Parent Common Stock was not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience to Parent that would otherwise be caused by the issuance of fractional shares of Parent Common Stock. As soon as practicable after the Effective Time, the Exchange Agent, as agent for the holders of Company Common Stock that would otherwise receive fractional shares of Parent Common Stock, shall sell the Excess Shares at then prevailing prices on the NYSE in the manner provided in the following paragraph.
(ii)   The sale of the Excess Shares by the Exchange Agent, as agent for the holders of Company Common Stock that would otherwise receive fractional shares of Parent Common Stock, shall be executed on the NYSE and shall be executed in round lots to the extent practicable. Until the proceeds of such sale or sales have been distributed to the holders of Company Common Stock, the Exchange Agent shall hold such proceeds in trust for the holders of Company Common Stock that would otherwise receive fractional shares of Parent Common Stock (the “Common Shares Trust”). The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of Company Common Stock that would otherwise receive fractional shares of Parent Comment Stock shall be entitled, if any, by multiplying the amount of the aggregate proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of Company Common Stock would otherwise be entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of Company Common Stock would otherwise be entitled.
(f)   Any portion of the Exchange Fund that remains undistributed to the holders of shares of Company Common Stock that were converted into the right to receive the Merger Consideration for twelve (12) months after the Effective Time shall be delivered to Parent, and any holder of shares of Company Common Stock that were converted into the right to receive the Merger Consideration who has not theretofore complied with this Article II shall thereafter look only to Parent for payment of its claim for the Merger Consideration and any dividends or distributions with respect to Parent Common Stock as contemplated by Section 2.1(c) and Section 2.3(c).

(g)   None of Parent, Merger Sub I, Merger Sub II, the Company, the Surviving Corporation, the Surviving Company or the Exchange Agent shall be liable to any Person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund (including any amounts delivered to Parent in accordance with Section 2.3(f)) delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Immediately prior to the date on which any Merger Consideration or any dividends or distributions with respect to Parent Common Stock as contemplated by Section 2.1(c) and Section 2.3(c) in respect of a share of Parent Common Stock would otherwise escheat to or become the property of any Governmental Entity, any such shares, cash, dividends or distributions in respect of such share of Company Common Stock shall, to the extent permitted by Law, become the property of the Surviving Company, free and clear of all claims or interest of any Person previously entitled thereto.
(h)   In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such reasonable and customary amount as Parent or the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and the cash, unpaid dividends or other distributions that would be payable or deliverable in respect thereof pursuant to this Article II had such lost, stolen or destroyed Certificate been surrendered.
(i)   The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis; provided, that no monetary losses on such investment thereof shall affect the Merger Consideration payable hereunder and, following any such losses, Parent shall promptly provide additional funds to the Exchange Agent, for the benefit of the holders of shares of Company Common Stock that were converted into the right to receive the Merger Consideration, for exchange in accordance with this Article II, in the amount of such losses to the extent that the amount then in the Exchange Fund is insufficient to pay the cash portion of the Merger Consideration that remains payable. Any interest and other income resulting from such investments shall be paid to Parent.
Section 2.4   Company Equity Awards.
(a)   At the Effective Time, each unvested Company Option granted under the Company Equity Plan that is outstanding and unexercised immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, the Company or the holder thereof, be assumed by Parent and be converted into an option to purchase a number of shares of Parent Common Stock (“Parent Option Awards”) (A) equal to the product obtained by multiplying (x) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time by (y) the Exchange Ratio (rounding down to the nearest whole share of Parent Common Stock), and (B) at an exercise price per share of Parent Common Stock (rounded up to the nearest cent) equal to the quotient obtained by dividing (x) the exercise price per share of Company Common Stock immediately prior to the Effective Time by (y) the Exchange Ratio, it being understood that the exercise price and the number of shares of Parent Common Stock for which each assumed Company Option is exercisable is intended to be determined in a manner consistent with the requirements of Section 409A of the Code and the rules and regulations promulgated thereunder. Except as otherwise set forth in this Section 2.4(a), each Parent Option Award issued pursuant to this Section 2.4(a) shall continue to have, and shall be subject to the same terms and conditions, including vesting and acceleration of vesting terms and conditions, as those that applied to the corresponding Company Option immediately prior to the Effective Time, except that each reference to the Company shall be deemed to be a reference to Parent.
(b)   At the Effective Time, each vested Company Option (including any Company Options that vest at the Effective Time) granted under the Company Equity Plan that is outstanding and unexercised immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, the Company or the holder thereof, be cancelled at the Effective Time, and the holder of such Company Option will be entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the exercise price of such Company Option, multiplied by (ii) the number of shares of

Company Common Stock subject to such Company Option, less applicable Tax withholdings (the “Option Cancellation Consideration”); provided, however, that if the per share exercise price payable with respect to any Company Option exceeds the Merger Consideration, then such Company Option shall be cancelled without payment of any consideration with respect thereto. The Option Cancellation Consideration shall be paid in the same proportion of cash and Parent Common Stock as the proportion of cash and Parent Common Stock paid with respect to a share of Company Common Stock pursuant to Section 2.1(d) and, if applicable, cash will be paid in lieu of fractional shares of Parent Common Stock.
(c)   At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Company Restricted Stock Award that is subject to the terms of the COC Severance Plan (each, a “COC Restricted Stock Award”), shall vest as of the Effective Time in accordance with the terms of the COC Severance Plan and (i) the shares subject to the vested portion of the COC Restricted Award shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled, with the holder of such vested portion of the COC Restricted Stock Award entitled to receive, in full satisfaction of the rights of such holder with respect thereto, the Merger Consideration, and (ii) any portion of the COC Restricted Stock Award that remains subject to any vesting, forfeiture or other lapse restrictions after the Effective Time (after taking into account the accelerated vesting granted under the COC Severance Plan), shall be assumed and converted at the Effective Time into an award of restricted shares of Parent Common Stock (“Parent RSAs”) in exchange for the remaining unvested portion of a COC Restricted Stock Award consisting of a number of shares of Parent Common Stock (rounded to the nearest whole share) equal to the product of (i) the number of remaining unvested shares of Company Common Stock subject to such COC Restricted Stock Award multiplied by (ii) the Exchange Ratio. Except as otherwise set forth in this Section 2.4(c), each award of Parent RSAs assumed pursuant to this Section 2.4(c) shall continue to have, and shall be subject to, the same terms and conditions, including vesting and acceleration of vesting terms and conditions, as those that applied to the corresponding COC Restricted Stock Award immediately prior to the Effective Time, except that each reference to the Company shall be deemed to be a reference to Parent.
(d)   At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Company Restricted Stock Award that is not subject to the COC Severance Plan, that is outstanding as of immediately prior to the Effective Time, shall vest as of the Effective Time and shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled, with the holder of such Company Restricted Stock Award becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, the Merger Consideration in respect of each share of Company Common Stock subject to such Company Restricted Stock Award.
(e)   At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each award granted under the 2021 Executive Stock Performance Program (“ESPP Awards”) outstanding immediately prior to the Effective Time shall be converted into shares of Company Common Stock with the number of shares of Company Common Stock determined based on actual performance for the portion of the performance period through the Effective Time as reasonably determined by the compensation committee of the Company. Such shares of Company Common Stock shall vest as of the Effective Time in accordance with the terms of the COC Severance Plan and (i) the shares subject to the vested portion of the ESPP Award shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled, with the holder of such vested portion of the ESPP Award entitled to receive, in full satisfaction of the rights of such holder with respect thereto, the Merger Consideration, and (ii) the unvested portion of the ESPP Award shall be subject to service-based vesting terms as provided under the ESPP Award and, to the extent unvested at the Effective Time, shall be assumed and converted at the Effective Time into Parent RSAs as provided in Section 2.4(b).
(f)   Prior to the Effective Time, the Company shall pass such resolutions and take such other actions as are necessary so as to cause the treatment of the Company Equity Awards as contemplated by this Section 2.4.
(g)   Any payments due pursuant to this Section 2.4, shall be made promptly by Parent following the Effective Time, and in any event within ten (10) Business Days, in accordance with the Surviving Company’s and/or Parent’s payroll practices or the payroll practices of their respective Affiliates.

Section 2.5   Withholding.   Each of the Company, Parent, Merger Sub I, the Surviving Corporation, the Surviving Company and the Exchange Agent (together with any of their respective paying agents) shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement any amounts as are required to be withheld or deducted with respect to such payment under the Code, or any other applicable state, local or non-U.S. Law with respect to Taxes. If an aforementioned party determines that any such deduction or withholding is required with respects payable to any holder of Company Common Stock (other than deduction or withholding required (i) with respect to compensatory payments, (ii) as a result of the Company’s failure to provide the FIRPTA Certificate as set forth in Section 6.2(d), or (iii) as the result of such holder’s failure to provide an IRS Form W-9 or W-8, as applicable), such party shall use commercially reasonable efforts to (i) notify the Person to whom such deduction or withholding is required in writing of such proposed deduction and withholding (along with the grounds therefor) prior to deducting and withholding from any portion of any amount payable hereunder and (ii) give such Person a reasonable opportunity to mitigate or eliminate such deduction or withholding. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as (a) set forth in the Disclosure Letter delivered by the Company to Parent prior to the execution and delivery of this Agreement (the “Company Disclosure Letter”) (with specific reference to the representations and warranties in this Article III to which the information in such schedule relates; provided, that, disclosure in the Company Disclosure Letter as to a specific representation or warranty shall qualify any other sections of this Agreement to the extent (notwithstanding the absence of a specific cross reference) it is reasonably apparent on the face of such disclosure that such disclosure relates to such other sections), or (b) disclosed in the Company SEC Documents (excluding exhibits and other information incorporated therein) filed with, or furnished to, the United States Securities and Exchange Commission (the “SEC”) and publicly available on the SEC’s EDGAR website not less than two (2) Business Days prior to the date of this Agreement (excluding any disclosures contained in the “Risk Factors” section thereof, any disclosure contained in any “forward-looking statements” disclaimer or any other disclosure of risks or any other statements that are predictive or forward-looking in nature, in each case other than any specific factual information contained therein, which shall not be excluded), provided, that disclosure in such Company SEC Documents shall not be deemed to modify or qualify the representations and warranties in Sections 3.1, 3.2, 3.3, 3.4 or 3.21, the Company represents and warrants to Parent, Merger Sub I and Merger Sub II as follows:
Section 3.1   Organization, Standing and Power; Subsidiaries.
(a)   Section 3.1(a) of the Company Disclosure Letter contains (i) a complete and accurate list of the name and jurisdiction of organization of each Acquired Company (each of the Company and its Subsidiaries is referred to herein as an “Acquired Company” and, collectively, as the “Acquired Companies”), (ii) the Company’s percentage ownership of each Acquired Company (other than the Company) that is not a wholly owned Subsidiary of the Company and (iii) the jurisdictions in which the Company and each of its Subsidiaries is qualified to conduct business, except in each case as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company has no Subsidiaries other than the entities identified in Section 3.1 of the Company Disclosure Letter. None of the Acquired Companies has any equity interest in, or any interest convertible into or exchangeable or exercisable for any equity interest in, any other entity, other than those set forth in Section 3.1 of the Company Disclosure Letter. Each Acquired Company (A) is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (B) has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and (C) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties and assets makes such qualification or licensing necessary, except in each case as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b)   The Company has made available to Parent true, correct and complete copies of the certificate of incorporation of the Company, as amended through the date of this Agreement (as so amended, the “Company Charter”), the bylaws of the Company, as amended through the date of this Agreement (as so amended, the “Company Bylaws”), and the comparable charter and organizational documents of each Subsidiary of the Company, in each case as amended through the date of this Agreement (collectively, the “Company Organizational Documents”). The Company is not in violation of any of the provisions of the Company Charter or the Company Bylaws.
(c)   The Company or another Acquired Company owns directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each of the Subsidiaries of the Company, free and clear of any security interests, liens, claims, pledges, charges, mortgages or other encumbrances (collectively, “Liens”) of any nature whatsoever, except for restrictions on transfer under securities Laws and Permitted Liens, and all of such outstanding shares of capital stock or other equity interests have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except for equity interests in the Subsidiaries of the Company, neither the Company nor any Subsidiary of the Company owns, directly or indirectly, any equity interest in any Person, or has any obligation to acquire any such equity interest other than as set forth on Section 3.1(c)(ii) of the Company Disclosure Letter.
Section 3.2   Capital Stock.
(a)   The authorized capital stock of the Company consists of 250,000,000 shares, with a par value of $0.01 per share, of which 200,000,000 shares are designated as the Company Common Stock and 50,000,000 shares are designated as preferred stock (“Company Preferred Stock”). As of the close of business on August 10, 2021, there are:
(i)   22,218,142 shares of Company Common Stock issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and issued free of preemptive rights;
(ii)   no shares of Company Preferred Stock issued or outstanding;
(iii)   no shares of Company Common Stock held in the Company’s treasury;
(iv)   459,487 shares of Company Common Stock reserved for future grants pursuant to the Company Equity Plan;
(v)   533,414 shares of Company Common Stock subject to outstanding Company Options at a weighted average exercise price of $9.38; and
(vi)   135,391 shares of Company Common Stock subject to outstanding Company Restricted Stock Awards.
(b)   The Company has made available to Parent a true, correct and complete copy of the Company Equity Plan as of the date of this Agreement pursuant to which the Company has granted Company Equity Awards and the forms of all material award agreements evidencing such grants. Section 3.2(b) of the Company Disclosure Letter sets forth the following information as of the date of this Agreement with respect to each outstanding Company Equity Award: (i) the name of the holder of such Company Equity Award; (ii) the type of Company Equity Award; (iii) the number of shares of Company Common Stock subject to such Company Equity Award (both “target” and maximum amounts); (iv) the date on which such Company Equity Award was granted; (v) the extent to which such Company Equity Award is vested as of the date of this Agreement and the dates and extent to which such Company Equity Award is scheduled to become vested after the date of this Agreement; (vi) the exercise price (if applicable); and (vii) the expiration date (if applicable). All Company Equity Awards were granted under the Company Equity Plan.
(c)   Except for the Company Equity Awards and the related award agreements, there are no outstanding or existing (i) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company (other than such Company Equity Awards); (ii) options, calls, warrants, pre-emptive rights, anti-dilution rights or other rights, rights agreements, shareholder rights plans or other agreements, arrangements or commitments of any character (other than publicly traded options listed on a national exchange) relating to the issued or unissued capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (other than such Company Equity Awards); (iii) obligations of the Company to repurchase, redeem or otherwise acquire (other than any obligations under the Company Equity Awards or the Company Equity Plan) any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company; (iv) phantom stock, restricted stock units or other contractual rights the value of which is determined in whole or in part by reference to the value of any capital stock of the Company (other than such Company Equity Awards) and there are no outstanding stock appreciation rights issued by the Company with respect to the capital stock of the Company (any such rights described in this clause (iv), “Company Stock Equivalents”); (v) voting trusts or other agreements or understandings to which the Company or, to the knowledge of the Company, any of its officers or directors is a party with respect to the voting of capital stock of the Company other than the Support Agreements; or (vi) bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matter on which the stockholders or other equity holders of the Company may vote (“Company Voting Debt”).
(d)   As of the date of this Agreement, there are no accrued and unpaid dividends with respect to any outstanding shares of Company Common Stock.
(e)   From August 10, 2021 through the execution of this Agreement, except for the issuance of shares of Company Common Stock issued upon the exercise of outstanding Company Options under the Company Equity Plan in accordance with its terms, the Company has not issued any shares of its capital stock or Company Equity Awards, or securities convertible into or exchangeable for such capital stock.
Section 3.3   Authority.
(a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject, in the case of Merger I, to the adoption of this Agreement by the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon at the Company Stockholder Meeting (the “Company Stockholder Approval”), to consummate the transactions contemplated by this Agreement (such transactions, including Merger I and Merger II, the “Transactions”). The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the Transactions, subject to obtaining the Company Stockholder Approval and filing Certificate of Merger I and Certificate of Merger II with the Secretary of State of the State of Delaware as required by the DGCL and the LLC Act. This Agreement has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the counterparties hereto) constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforceability (i) may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting or relating to creditors’ rights generally (whether now or hereafter in effect) and (ii) is subject to general principles of equity (the “Enforceability Limitations”).
(b)   The Company’s Board of Directors (the “Company Board”), at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement, Merger I, Merger II and the other Transactions, (ii) determining that this Agreement and Transactions are advisable and in the best interests of the Company and its stockholders, (iii) directing that this Agreement be submitted to a vote of the stockholders of the Company for adoption at the Company Stockholder Meeting, and (iv) resolving to make the Company Recommendation. The Company Stockholder Approval is the only vote of the holders of any class or series of capital stock or other securities of the Company required under applicable Law, Contract or otherwise to approve the Transactions.

Section 3.4   No Conflict; Consents and Approvals.
(a)   The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the Transactions, do not and will not (i) conflict with or violate the Company Charter, the Company Bylaws or the comparable charter or organizational documents of any Subsidiary of the Company, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (vii) of Section 3.4(b) have been obtained and all filings and notifications described in such clauses have been made and any waiting periods related thereto have terminated or expired, conflict with or violate any U.S. or non-U.S. federal, state or local law, statute, code, directive, ordinance, rule, regulation, order, Judgment, writ, stipulation, award, injunction, decree or other enforceability requirements imposed by a Governmental Entity (collectively, “Law”), in each case that is applicable to any Acquired Company or by which any of its assets or properties is subject or bound, (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in a right of payment or loss of a benefit under, or give rise to any right of termination, cancellation or acceleration of, any Company Material Contract, (iv) result in any breach or violation of any Company Plan (including any award agreement thereunder) or (v) result in the creation of any Lien upon any of the material properties or assets of any of the Acquired Companies, other than, in the case of clauses (ii), (iii), (iv) and (v) above, any such items that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
(b)   The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the Transactions, do not and will not require any consent, clearance, approval, waiting period expiration or termination, order, license, authorization or permit of, action by, filing, registration or declaration with or notification to, any U.S. or non-U.S. federal, state or local government or governmental or regulatory (including stock exchange or other self-regulatory organization) authority, agency, court, judicial body, legislature, commission, agency or other governmental body (each, a “Governmental Entity”), except for (i) compliance with the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), (ii) compliance with any applicable international, federal or state securities or “blue sky” Laws, (iii) the filing of a premerger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the receipt, termination or expiration, as applicable, of waivers, consents, clearances, approvals, waiting periods or agreements required under Regulatory Laws, (iv) the filing with the Secretary of State of the State of Delaware of Certificate of Merger I and Certificate of Merger II, in each case, as required by the DGCL, (v) compliance with applicable rules and regulations of NASDAQ, (vi) compliance with Federal Acquisition Regulation Subpart 42.12 with respect to novation and change of name requirements applicable to Government Contracts; (vii) notifications and filings with the Defense Counterintelligence and Security Agency of the U.S. Department of Defense and any other applicable Cognizant Security Agency under the National Industrial Security Program Operating Manual and any other applicable national or industrial security regulations, (viii) as otherwise set forth in Section 3.4(b) of the Company Disclosure Letter, or (ix) where the failure to obtain such consents, approvals, orders, licenses, authorizations or permits of, or to make such filings, registrations or declarations with or notifications to, any Governmental Entity, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
Section 3.5   SEC Reports; Financial Statements.
(a)   The Company has timely filed or furnished all forms, reports, statements, schedules, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed or furnished by the Company with the SEC since March 14, 2019 (all such forms, reports, statements, schedules, certifications, exhibits and other information incorporated therein, and other documents, collectively, the “Company SEC Documents”). As of their respective dates, or, if amended, as of the date of the last such amendment filed or furnished prior to the date hereof, each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (“SOX”), and the applicable rules and regulations promulgated thereunder, as the case may be, each as in effect on the date so filed or furnished. Except to the extent that information in any Company SEC Document has been revised or superseded by a Company SEC Document filed or furnished prior to the date hereof, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Parent has made available to the Company true and complete copies of all material correspondence between the SEC, on the one hand, and Parent or any of its Subsidiaries, on the other hand, occurring between March 14, 2019 and the date of this Agreement. The Company has made available to Parent true and complete copies of all material correspondence between the SEC, on the one hand, and the Company or any of its Subsidiaries, on the other hand, occurring between March 14, 2019 and the date of this Agreement. As of the date of this Agreement, there are no outstanding or unresolved comments from the SEC staff with respect to any Company SEC Document. To the knowledge of the Company, as of the date of this Agreement, no Company SEC Document is the subject of ongoing SEC review or outstanding SEC comment or investigation No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act, and no Subsidiary of the Company is subject to the periodic reporting requirements of any non-U.S. Governmental Entity that performs a similar function to that of the SEC or any securities exchange or quotation system.
(b)   The audited consolidated financial statements of the Company and its consolidated Subsidiaries (including any related notes thereto) that are included in the Company SEC Documents or included or incorporated by reference into any documents filed pursuant to the Securities Act (i) comply as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (ii) have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or permitted by the SEC under the Exchange Act) and (iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries at the respective dates thereof and the consolidated statements of income, cash flows and stockholders’ equity for the periods indicated. The unaudited consolidated financial statements of the Company and its consolidated Subsidiaries (including any related notes thereto) that are included in the Company SEC Documents or included or incorporated by reference into any documents filed pursuant to the Securities Act (x) comply as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (y) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or may be permitted by the SEC under the Exchange Act) and (z) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated statements of income, cash flows and stockholders’ equity for the periods indicated (and except that the unaudited financial statements may not contain all footnotes and are subject to normal and recurring year-end adjustments).
(c)   The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) as required by Rule 13a-15 under the Exchange Act designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in conformity with GAAP. The Company has designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to provide reasonable assurance that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company’s management has completed an assessment of the effectiveness of the Company’s internal controls over financial reporting in compliance with the requirements of Section 404 of SOX, and based on the most recent such assessment concluded that such controls were effective. The Company has disclosed, based on its most recent evaluation, to the Company’s outside auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of such internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since March 14, 2019 and except as otherwise described in the Company SEC documents, the Company has not identified any significant deficiency or material weakness in the design or operation of its internal control over financial reporting or fraud, whether or not material, that involved management or other employees who have a significant role in the Company’s internal control over financial reporting.
(d)   Since January 1, 2020, (i) the Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX, and (ii) the statements contained in such certifications are accurate.
(e)   Since January 1, 2020, (i) no Acquired Company has, nor, to the knowledge of the Company, has any director, officer or employee of any of the Acquired Companies or the independent registered public accounting firm of the Company, received in writing any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any of the Acquired Companies or their respective internal controls, including any material complaint, allegation, assertion or claim that any of the Acquired Companies has engaged in unlawful accounting or auditing practices and (ii) no attorney representing any of the Acquired Companies has reported evidence of a material violation of the securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.
(f)   There are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Company SEC documents and, to the knowledge of the Company, none of the Company SEC Documents (other than confidential treatment requests) is the subject of ongoing SEC review. There are no internal investigations, or to the knowledge of the Company, SEC inquiries or investigations or other governmental inquiries or investigations pending or threatened in writing, in each case, regarding any accounting practices of the Acquired Companies.
Section 3.6   No Undisclosed Liabilities.   No Acquired Company has any liabilities or obligations required under GAAP to be recorded on the balance sheet of such Acquired Company, except for liabilities and obligations (a) disclosed, reflected or reserved against in the Company’s consolidated balance sheet as at March 31, 2021 (or the notes thereto), (b) incurred in the ordinary course of business since March 31, 2021 consistent with past practice and consistent in nature and amount with those set forth on the Company’s consolidated balance sheet as at March 31, 2021, (c) arising out of or in connection with the preparation and negotiation of this Agreement or consummation of the Transactions, or (d) that, individually or in the aggregate, would not be material to the Acquired Companies, taken as a whole.
Section 3.7   Information Supplied   None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (a) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (b) the Proxy Statement/Prospectus will, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus and any other documents filed by the Company with the SEC in connection herewith will comply in all material respects with the requirements of applicable Law, including the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent, Merger Sub I or Merger Sub II for inclusion or incorporation by reference in the Form S-4 or Proxy Statement/Prospectus.
Section 3.8   Absence of Certain Changes or Events.   Since March 31, 2021 to the date of this Agreement (a) the businesses of the Acquired Companies have been conducted in the ordinary course of business in all material respects, and (b) there has not been any event, development, change or state of circumstances that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect. Except as set forth on Section 3.8 of the Company Disclosure Letter, since March 31, 2021 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that would have constituted a breach of, or required Parent’s consent pursuant to, clauses (iv), (v), (vii), (viii), (xi), (xii), (xiii), (xiv), (xv), (xvi) or (xvii) of Section 5.1 had the covenants therein applied since March 31, 2021.
Section 3.9   Legal Proceedings.   (i) There is no suit, action, proceeding, arbitration, mediation, hearing, investigation or subpoena (each, an “Action”) pending or, to the knowledge of the Company, threatened against any Acquired Company or any Acquired Company’s properties or assets that individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, and (ii) no Acquired Company nor any of its properties or assets is subject to any Judgment that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.
Section 3.10   Compliance with Laws; Permits.
(a)   (i) The Acquired Companies are in, and at all times since January 1, 2020, have been in, compliance with all Laws applicable to them or by which any of their businesses, activities, assets or properties are bound, except for such violations or noncompliance, individually or in the aggregate, that have not had, and would not reasonably be expected to have, a Company Material Adverse Effect and (ii) since January 1, 2020, none of the Acquired Companies has received any written communication from a Governmental Entity that alleges that any Acquired Company is not in compliance with any Law, except for such noncompliance, individually or in the aggregate, that has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. To the knowledge of the Company, except for routine audits or inspections, no investigation by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending, nor has any Governmental Entity indicated to the Company or any of its Subsidiaries in writing an intention to conduct any such investigation, except for such investigations the outcomes of which, individually or in the aggregate, has not had or would not reasonably be expected to have a Company Material Adverse Effect.
(b)   Except as, individually or in the aggregate, would not reasonably be expected to result in a material liability to the Acquired Companies, taken as a whole, the Acquired Companies and their respective Affiliates, directors, officers and employees are in, and at all times since January 1, 2019, have been in, compliance in all material respects with the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§ 78a et seq. (1997 and 2000)), and any other applicable foreign or domestic anticorruption or anti-bribery Laws (collectively, the “Fraud and Bribery Laws”), and none of the Acquired Companies nor, to the knowledge of the Company, any of their respective Affiliates, directors, officers, employees, agents or other representatives acting on any Acquired Company’s behalf have directly or indirectly, in each case, in violation of the Fraud and Bribery Laws: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) offered, promised, paid or delivered any fee, commission or other sum of money or item of value, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental or political employee or official or governmental or political entity, political agency, department, enterprise or instrumentality, in the United States or any other country, (iii) made any payment to any customer or supplier, or to any officer, director, partner, employee or agent of any such customer or supplier, for the unlawful sharing of fees to any such customer or supplier or any such officer, director, partner, employee or agent for the unlawful rebating of charges, (iv) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent or (v) taken any action or made any omission in violation of any applicable law governing or relating to corrupt practices or money laundering.
(c)   Except as, individually or in the aggregate, is not or would not reasonably be expected to result in a material liability to the Acquired Companies, taken as a whole, the Acquired Companies and their respective Affiliates, directors, officers and employees are in, and at all times within the past five (5) years, have been in, compliance with applicable Sanctions and Export Control Laws. Without limiting the foregoing, except as, individually or in the aggregate, is not or would not reasonably be expected to result in a material liability to the Acquired Companies, taken as a whole, there are no pending or threatened claims or investigations by any Governmental Entity against or involving any of the Acquired Companies with respect to any actual or alleged violations of Export Control Laws or Sanctions.
(d)   None of the Acquired Companies nor any of their directors, officers, or employees, or any other Persons acting for or on behalf of any of the foregoing, is or has been within the past five (5) years (i) a Sanctioned Person; (ii) subject to debarment or any list-based designations under the Export Control Laws; or (iii) engaged in a transaction or dealing, direct or indirect, with or involving a Sanctioned Person or a person subject to debarment or any list-based designations under the Export Control Laws (except as set forth in Section 3.10(d) of the Company Disclosure Letter).
(e)   The Company has implemented and maintains policies and procedures to promote compliance with Sanctions Laws and Export Control Laws.
(f)   The Acquired Companies have in effect all material permits, licenses, grants, easements, clearances, variances, exceptions, consents, certificates, exemptions, registrations, authorizations, franchises, orders and approvals of all Governmental Entities (collectively, “Permits”) necessary for them to own, lease, operate or use their properties and to carry on their businesses as now conducted, except for any Permits the absence of which, individually or in the aggregate, have not or would not reasonably be expected to have a Company Material Adverse Effect. All material Permits of the Acquired Companies are in full force and effect, except where the failure to be in full force and effect, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. To the knowledge of the Company, except as, individually or the in aggregate, would not reasonably be expected to be material and adverse to the Acquired Companies, taken as a whole, each employee of any of the Acquired Companies has in effect all material Permits necessary for such employee to carry on the business of the Acquired Companies as now conducted by such employee. Except as has not had or would not, individually or in the aggregate, reasonably be expected to result in a material liability to the Acquired Companies, taken as a whole, (i) no Permit has been revoked, suspended, terminated or materially impaired in any manner since January 1, 2019, (ii) neither the Company nor any of its Subsidiaries is in default or violation, in any respect, of any of the Company Permits and (iii) since January 1, 2020, neither the Company nor any Company Subsidiary has received any written notice regarding any of the matters set forth in the foregoing clauses (i) and (ii).
Section 3.11   Benefit Plans.
(a)   Section 3.11(a) of the Company Disclosure Letter sets forth a complete and accurate list of each material Company Plan (including each severance, deferred compensation, retirement, retiree medical, equity or equity-based, retention or change in control plan, policy, agreements, contracts, program or arrangement) as of the date of this Agreement. “Company Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, including any “multiemployer plan” (within the meaning of ERISA Section 3(37)), and any other employee benefit or compensation plan, policy, agreements, contracts, program or arrangement, including any stock purchase, stock option, other equity-based compensation, severance, change-in-control, bonus, retention, incentive, deferred compensation, pension, retirement, profit-sharing, savings, sick leave, vacation pay, leave, welfare, disability, health, medical, life insurance, fringe benefit, flexible spending account, written consulting or written employment plan, policy, program, practice, agreement or arrangement, whether or not subject to ERISA, in each case (i) that is sponsored, maintained or contributed to (or required to be contributed to) by any Acquired Company, (ii) to which any Acquired Company is a party or (iii) under which any of the Acquired Companies has any current or future liability (including contingent liability). Notwithstanding the foregoing, for purposes of the warranty set forth in this Section 3.11, “Company Plan” shall not include any statutory non-U.S. plans maintained solely by a Governmental Entity with respect to which any Acquired Company is obligated to make contributions or comply with under applicable Law. With respect to each material Company Plan (including each severance, deferred compensation, retirement, retiree medical, equity or equity-based, retention or change in control plan, policy, program or arrangement), the Company has made available to Parent a current, accurate and complete copy of, to the extent applicable: (i) all plan documents, including all amendments (or, with respect to any unwritten material Company Plan, a summary of the material terms thereof),

(ii) all related trust agreements or other funding instruments and insurance contracts and policies, (iii) the most recent determination, advisory or opinion letter issued by the U.S. Internal Revenue Service (the “IRS”) with respect to such plan, (iv) the current summary plan description and any summaries of material modifications, (v) the most recently filed Form 5500 (including all schedules thereto), (vi) all material correspondence with any Governmental Entity involving a material Company Plan within the three (3) years immediately prior to the date hereof and (vii) any nondiscrimination, coverage or similar annual tests performed during the last three (3) plan years, in each case as of the date of this Agreement.
(b)   With respect to the Company Plans:
(i)   each such Company Plan has been established and administered in accordance with its terms and in compliance with all applicable Laws, including ERISA and the Code, including all filing and disclosure requirements, except as would not, individually or in the aggregate, reasonably be expected to result in material liability to the Acquired Companies, taken as a whole;
(ii)   each such Company Plan intended to be qualified under Section 401(a) of the Code has received or is entitled to rely on a currently effective favorable determination, advisory or opinion letter, as applicable, from the IRS that it is so qualified, and, to the knowledge of the Company, nothing has occurred and no fact or circumstance exists that could reasonably be expected to cause any such Company Plan to not be so qualified;
(iii)   there is no Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the knowledge of the Company, threatened, relating to any of such Company Plans or to the assets of any of the trusts under any of such Company Plans (other than routine claims for benefits) that, in any case, would reasonably be expected to result, individually or in the aggregate, in material liability to the Acquired Companies, taken as a whole;
(iv)   each such Company Plan subject to the Laws of any jurisdiction outside of the United States (A) has been maintained and operated in accordance with all applicable requirements of such Laws, (B) if intended to qualify for special Tax treatment, has met all requirements for such treatment, and (C) if intended to be funded or book-reserved, is fully funded or book-reserved, as appropriate, based upon reasonable actuarial assumptions, and the Acquired Companies have complied with all their respective obligations under such non-U.S. Law with respect to such Company Plans, except as in each case of (A), (B) and (C) of this clause (iv) would not, individually or in the aggregate, reasonably be expected to result in material liability to the Acquired Companies, taken as a whole; and
(v)   except as would not, individually or in the aggregate, reasonably be expected to result in material liability to the Acquired Companies, taken as a whole, all contributions required to be made to any Company Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the records of the Company in accordance with GAAP.
(c)   No Acquired Company nor any of its current or former Company ERISA Affiliates has, at any time during the last six (6) years, contributed to, been obligated to contribute to or has any liability (including contingent liability) with respect to (i) any “multiemployer plan,” as defined in Section 3(37) of ERISA, (ii) any employee benefit plan, program or arrangement that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, (iii) a multiple employer plan subject to Section 4063 or 4064 of ERISA or (iv) a multiple employer welfare arrangement (as defined in Section 3(40)(A) of ERISA).
(d)   No Acquired Company has any obligations for post-employment medical, dental, vision, prescription drug or other welfare benefits for any of their respective former or current employees or their eligible dependents, except for the coverage continuation requirements of Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or other similar Law.
(e)   None of the Acquired Companies nor any of their respective Company ERISA Affiliates has any liability that would be material to the Acquired Companies, taken as a whole, on account of any violation of the health care requirements of Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code.
(f)   Except as otherwise set forth in Section 3.11(f) of the Company Disclosure Letter or as otherwise provided herein, the Transactions will not, either alone or together with any other event, (i) entitle any current or former employee, director, or independent contractor of any of the Acquired Companies to any bonus, incentive, severance or other compensatory payment or benefit, (ii) accelerate the time of payment or vesting, or trigger any payment or funding (whether through a grantor trust or otherwise) of compensation or benefits under, or increase the amount of compensation or benefits allocable or payable to any current or former employee, director, or independent contractor, or trigger any material obligation pursuant to, any Company Plan or (iii) limit or restrict the right of the Company to merge, amend, or terminate any Company Plan.
(g)   Except as would not be material to the Acquired Companies, taken as a whole, each Company Plan that is subject to Section 409A of the Code has been maintained in compliance in form and operation with the requirements of Section 409A of the Code. No Acquired Company has any obligation to reimburse any person for any excise Tax, including any excise Tax imposed under Section 409A or 4999 of the Code. No Company Options are subject to Section 409A of the Code. None of the Company Options are “incentive stock options” as defined in Section 422 of the Code.
(h)   Except as set forth on Section 3.11(h) of the Company Disclosure Letter, no amount or benefit that has been or could be received (whether in cash or property or the vesting of property) by any current or former employee, officer, director or service provider of the Acquired Companies who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) could be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code) as a result of any of the transactions contemplated by this Agreement.
Section 3.12   Labor Matters.
(a)   Except as set forth on Section 3.12(a) of the Company Disclosure Letter, no Acquired Company is a party to, or is bound by, any collective bargaining agreement or similar agreement with any labor union, labor organization or works council, and no Acquired Company has been a party to or bound by any such agreement within the last three years.
(b)   Since January 1, 2020, there has been no: (i) to the knowledge of the Company, organizational activity (including without limitation any petition or demand for recognition or election) or threat thereof by or with respect to any employees of any of the Acquired Companies, or (ii) strike, picketing, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of any of the Acquired Companies, whether engaged in collective action or not.
(c)   Each Acquired Company has complied with all applicable Laws relating to wages, hours, immigration, employee and independent contractor classification, discrimination in employment, collective bargaining and all other Laws pertaining to employment and labor, including the Worker Adjustment and Retraining Notification Act and comparable state, local and federal Laws, whether domestic or international (“WARN”), and are not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing, except as has not had, and would not, individually or in the aggregate, reasonably be expected to result in material liability to the Acquired Companies, taken as a whole.
(d)   There is no, and within the past three years there has not been any, Action pending or, to the knowledge of the Company, threatened by or on behalf of any employee or independent contractor or group of employees or independent contractors (in each case, current or former) of any of the Acquired Companies, including any charge, grievance, complaint or investigation alleging violation of any local, state, federal or other Law related to labor or employment, whether domestic or international, including without limitation, Laws related to wages and hours (including the Fair Labor Standards Act and comparable state or local Laws), immigration, discrimination in employment, collective bargaining, workplace health and safety, plant layoffs or shutdowns (including WARN) or any other Action before or under the jurisdiction of the Office of Federal Contract Compliance Programs, the National Labor Relations Board, the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission, the U.S. or any State Department of Labor, or any other Governmental Entity, in each case except as, individually or in the aggregate, has not had, and would not, individually or in the aggregate, reasonably be expected to result in material liability to the Acquired Companies, taken as a whole.
(e)   Without limiting the generality of the foregoing, each employee of an Acquired Company who works in the United States or any non-U.S. jurisdiction is duly authorized to work in the United States or such other non-U.S. jurisdiction, respectively, and the Acquired Companies have complied in all material respects with applicable Laws concerning each such current employee’s employment eligibility verification, including with respect to Forms I-9 for U.S. employees.
(f)   Section 3.12(f) of the Company Disclosure Letter sets forth an approximate headcount as of the date of this Agreement of all of the employees of the Acquired Companies by jurisdiction.
Section 3.13   Environmental Matters.
(a)   Except as, individually or in the aggregate, has not resulted in, and would not reasonably be expected to have a Company Material Adverse Effect: (i) each Acquired Company is, and at all times since January 1, 2020 has been, in compliance with all applicable Environmental Laws, and possesses and is in compliance with all Environmental Permits necessary for its operations; (ii) there are no Materials of Environmental Concern due to the activities of any of the Acquired Companies present within any Leased Company Real Property or, to the knowledge of the Company, on, under or emanating from any Leased Company Real Property or any third-party waste disposal locations or any property formerly owned or operated by any of the Acquired Companies, except under circumstances that are not reasonably likely to result in liability of any of the Acquired Companies under any applicable Environmental Laws; (iii) there are no above ground or underground storage tanks utilized by any of the Acquired Companies at any Leased Company Real Property, and the Acquired Companies have made all required filings and notifications in connection with any of their use or storage of Materials of Environmental Concern required by Environmental Laws; (iv) no Acquired Company has received any unresolved written notification alleging that it is liable for, or has received a written request for information from any Governmental Entity pursuant to Environmental Laws regarding its potential liability in connection with, any release or threatened release of, or the exposure of any Person to, Materials of Environmental Concern at any location; and (v) to the knowledge of the Company, no Acquired Company has received any unresolved written claim or complaint, or is currently subject to any proceeding, relating to noncompliance with Environmental Laws or any other liabilities pursuant to Environmental Laws, and to the knowledge of the Company, no such matter has been threatened.
(b)   For purposes of this Agreement, the following terms shall have the meanings assigned below:
(i)   “Environmental Laws” means all applicable non-U.S., federal, state or local statutes, directives, regulations, ordinances, treaties, codes or decrees protecting the quality of the ambient air, soil, surface water or groundwater, or indoor air, or regulating or imposing standards of care in respect of the use, handling, release and disposal of, or exposure of Persons to, Materials of Environmental Concern, including those relating to electronic waste recycling, as such are in effect as of the date of this Agreement and any common law related to such;
(ii)   “Environmental Permits” means all permits, licenses, registrations, approvals and other authorizations required under applicable Environmental Laws; and
(iii)   “Materials of Environmental Concern” means any pollutant, contaminant, hazardous, acutely hazardous, or toxic substance or waste, dangerous good, radioactive material, petroleum (including crude oil, any fraction thereof and refined petroleum products), asbestos and asbestos-containing materials, polychlorinated biphenyls, or any other chemical, material or substance, whether man-made or naturally occurring, which is defined in, regulated under or for which liability is imposed under any Law or common law related to pollution or protection of human health or the environment as a result of its hazardous or deleterious properties.
(c)   Notwithstanding any other provision of this Agreement, Section 3.4, Section 3.5, Section 3.6, Section 3.7, Section 3.8, and this Section 3.13 sets forth the Company’s sole and exclusive representations and warranties with respect to Materials of Environmental Concern, Environmental Laws and other environmental matters.
Section 3.14   Taxes.   Except as otherwise set forth in Section 3.14 of the Company Disclosure Letter:
(a)   All material income and other material Tax Returns that are required to have been filed by or with respect to any Acquired Company have been timely filed (taking into account any properly obtained extension of time within which to file such Tax Returns), and all such Tax Returns are true, correct and complete in all material respects and disclose all material Taxes required to paid by or with respect to any Acquired Company for the periods covered thereby.
(b)   The Acquired Companies have timely, properly and in accordance with applicable Law paid all material Taxes which may be due and owing by or with respect to any of them (whether or not shown or required to be shown on any Tax Return).
(c)   All material Taxes that any Acquired Company is required by Law to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate Governmental Entity.
(d)   There is not pending or, to the knowledge of the Company, threatened any audit, examination, investigation or other Action with respect to any material Taxes of any Acquired Company.
(e)   All deficiencies asserted in writing or assessments made in writing as a result of any examination by any Tax authority of material Tax Returns filed by or with respect to any Acquired Company or with respect to any Taxes of any Acquired Company have been paid in full or otherwise finally resolved.
(f)   No Acquired Company has waived in writing any statute of limitations with respect to Taxes which waiver is currently in effect, and no written request for such a waiver is currently outstanding.
(g)   No Acquired Company has constituted a “distributing corporation” or a “controlled corporation” (in each case, within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or any similar provision of state, local, or non-U.S. Law) (i) in the three years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the Transactions.
(h)   No Acquired Company is a party to any material Tax allocation, Tax sharing, Tax indemnity or Tax reimbursement agreement or arrangement (other than a customary agreement or arrangement contained in an ordinary course commercial agreement not primarily related to Taxes and other than pursuant to any agreement or arrangement solely among the Acquired Companies).
(i)   No Acquired Company has any liability for Taxes of any other Person (i) pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), except as a result of being a member of a consolidated, affiliated or similar combined group the common parent of which is the Company, (ii) as a transferee or successor, or (iii) by Contract (other than a customary agreement or arrangement contained in an ordinary course commercial agreement not primarily related to Taxes and other than pursuant to any agreement or arrangement solely among the Acquired Companies), or (iv) otherwise.
(j)   No claim has been received in writing by any Acquired Company from any Tax authority in a jurisdiction where such Acquired Company has not filed Tax Returns of a particular type that such Acquired Company is or may be subject to material Tax by, or required to file Tax Returns with respect to material Taxes in, such jurisdiction, in each case with respect to such particular type of Tax.

(k)   No Acquired Company will be required to include a material item of income (or exclude a material item of deduction) in any taxable period (or portion thereof) beginning after the Closing Date as a result of (i) a change in or incorrect method of accounting occurring prior to the Closing Date, (ii) any installment sale, open transaction, or other transaction on or prior to the Closing Date, (iii) a prepaid amount received (or deferred revenue recognized) or paid, prior to the Closing Date, or (iv) an election under Section 108(i) of the Code (or any similar provision of state, local, or non-U.S. Law). No Acquired Company has made an election pursuant to Section 965(h) of the Code.
(l)   There are no Liens for a material amount of Taxes upon any property or assets of any Acquired Company, except for Permitted Liens.
(m)   No Acquired Company has participated in any “listed transaction” within the meaning of Treasury Regulations Sections 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law).
(n)   No Acquired Company has taken or agreed to take any action, or is aware of the existence of any fact or circumstance, that could reasonably be expected to impede or prevent the Mergers, taken together, from qualifying as a “reorganization” under Section 368(a) of the Code.
(o)   The Acquired Companies are in material compliance with all transfer pricing Laws, and all related material documentation required by such Laws has been timely prepared or obtained and, if necessary, retained.
(p)   No Acquired Company has engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty), or otherwise become subject to Tax jurisdiction in a country other than the country of its formation.
Section 3.15   Contracts.
(a)   Section 3.15(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true, correct and complete list of each of the following Contracts (other than any Company Plan and any Contract filed as an exhibit to the Company SEC Documents filed prior to the date of this Agreement) to which any Acquired Company is a party or by which any Acquired Company or any of its assets or businesses is subject or bound:
(i)   any Contract that involves the obligation or potential obligation of any of the Acquired Companies to make any “earn-out” or similar payments to any Person relating to any prior acquisition made by an Acquired Company that has not been satisfied and fully terminated prior to the date of this Agreement;
(ii)   any indenture, loan or credit agreement, security agreement, guarantee, note, mortgage, letter of credit, reimbursement agreement or other Contract, in any such case relating to indebtedness or of any Acquired Company having an outstanding principal amount in excess of $500,000, in the aggregate (except for such indebtedness between the Acquired Companies or guaranties by any Acquired Company of indebtedness of any Acquired Company);
(iii)   any Contract relating to any joint venture or partnership material to the Acquired Companies, taken as a whole;
(iv)   any Contract with a supplier or vendor of any of the Acquired Companies to which any of the Acquired Companies made payments of more than $1,000,000 during the fiscal year ended December 31, 2020 (each, a “Material Supplier”), other than (A) any such Contract that is terminable by any Acquired Company upon notice of ninety (90) days or less without penalty and (B) purchase orders in the ordinary course of business;
(v)   any Contract with a customer of any of the Acquired Companies from which any of the Acquired Companies received payments of more than $1,500,000 during the fiscal year ended December 31, 2020 (each, a “Material Customer”), other than (A) any such Contract that is terminable by any Acquired Company upon notice of ninety (90) days or less without penalty and (B) purchase orders in the ordinary course of business;

(vi)   any material collective bargaining agreement or similar agreement with any labor union, labor organization or works council;
(vii)   any Contract that grants any rights of first refusal or rights of first offer to any Person with respect to any material asset or equity interests of any of the Acquired Companies;
(viii)   any Contract that is a settlement with any Governmental Entity or any other Person to which any of the Acquired Companies is subject to ongoing obligations that are material to the Acquired Companies, taken as a whole;
(ix)   Any Contract that is between the Company or any of its Subsidiaries, on the one hand, and a Governmental Entity, on the other hand, involving the purchase or sale of goods or the provision of services for the benefit of, or by, a Governmental Entity, in each case, accounting for revenues in excess of $500,000;
(x)   any Contract purporting to indemnify or hold harmless any director, officer or employee of any of the Acquired Companies (other than the Company Charter, the Company Bylaws and the organizational documents of the Company’s Subsidiaries);
(xi)   any Contract that purports to limit in any material respect either the type of business in which the Company or any of its Affiliates may engage or the manner of locations in which any Acquired Company may so engage in any business;
(xii)   any Contract that contains a standstill or similar agreement pursuant to which the Company or its Subsidiaries has agreed not to acquire assets or securities of any other party to such Contract or any of such other party’s Affiliates;
(xiii)   any Contract that contains a “most favored nation” provision that materially restricts the business of the Company and its Subsidiaries, taken as a whole;
(xiv)   except for transactions between or among the Company and its Subsidiaries, any Contract that was entered into during the five (5)-year period prior to the date of this Agreement relating to the acquisition or disposition by the Company or any of its Subsidiaries of any equity interests or assets (whether by merger, amalgamation, consolidation, stock purchase, asset purchase or otherwise);
(xv)   any Contract that is disclosed by the Company pursuant to Item 404 of Regulation S-K under the Securities Act;
(xvi)   any Contract to which the Company is a party, or by which the Company is otherwise bound that: (A) grants a license or interest (including any covenant, release, immunity or other right) in any Intellectual Property or Technology owned or purported to be owned by the Company, but excluding non-exclusive licenses granted to customers in the ordinary course of business; or (B) relates to the acquisition, transfer, use, development, sharing or license or grant of any other right in any material Technology or Intellectual Property; and
(xvii)   any stockholder, voting trust, or similar Contract relating to the voting of Company Common Stock or other equity interests of the Company.
Each Contract entered into prior to the date of this Agreement that is filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act, excluding those compensatory plans described in Item 601(b)(10)(iii) of Regulation S-K under the Securities Act, and each Contract listed as of the date of this Agreement in Section 3.15(a) of the Company Disclosure Letter, a “Company Material Contract.”
(b)   The Company has made available to Parent true and complete copies of each Company Material Contract (including any amendments, supplements or modifications thereto) as of the date of this Agreement. Each Company Material Contract is valid and binding on each Acquired Company party thereto and, to the knowledge of the Company, each other party thereto, and is in full force and effect, except in each case for such failures to be valid and binding or to be in full force and effect that, individually or in the aggregate, would not reasonably be expected to have, a Company Material Adverse Effect. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, there is no breach or default under any Company Material Contract by any of the Acquired Companies party thereto or, to the knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a breach or default thereunder by any of the Acquired Companies party thereto or, to the knowledge of the Company, any other party thereto.
Section 3.16   Insurance.   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, as of the date of this Agreement, all insurance policies of the Acquired Companies are in full force and effect and all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending before the Closing Date). Except as, individually or in the aggregate, has not had or would not reasonably be expected to have a Company Material Adverse Effect, since January 1, 2020, each of the Acquired Companies has been continuously insured in such amounts and with respect to such risks and losses as management has reasonably determined to be appropriate. Since January 1, 2020, no Acquired Company has received any written notice of cancellation, default, non-renewal or termination with respect to any material insurance policy of any of the Acquired Companies (other than ordinary course termination notices with respect to coverage as to which there was no lapse). All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by or on behalf of the Company or any of its Subsidiaries provide adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, except for any such failures to maintain such policies that have not had or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 3.17   Properties.
(a)   Section 3.17(a) of the Company Disclosure Letter sets forth a complete and accurate list of all real property owned by the Company or any of its Subsidiaries (collectively, the “Owned Company Real Property”). With respect to the Owned Company Real Property: (i) the Company has not leased or otherwise granted to any Person the right to use or occupy such Owned Company Real Property or any material portion thereof and (ii) there are no outstanding options, rights of first refusal, rights of first offer, rights of reverter or other third party rights to purchase such Owned Company Real Property that are material to the Acquired Companies, taken as a whole.
(b)   Section 3.17(b) of the Company Disclosure Letter sets forth a true, correct and complete list of all material real property leased by any of the Acquired Companies (the “Leased Company Real Property” and together with the Owned Company Real Property, the “Real Property”). The Company has made available to Parent complete and correct copies of each lease, sublease, license, occupancy agreement, concession and other agreements (written or oral) with respect thereto (including all amendments, extensions, renewals, guaranties and other agreements with respect to Leased Company Real Property, and in the case of any oral agreement, a written summary of the material terms thereof) (each a “Company Real Property Lease”). Except as, individually or in the aggregate, has not had and would not reasonably be expected to reasonably be expected to have a Company Material Adverse Effect, (1) neither the Company nor any of its Subsidiaries is in breach of or default under the terms of any Company Real Property Lease, and to the knowledge of the Company as of the date of this Agreement, no event or circumstance has occurred or exists that with or without notice or lapse of time or both would constitute a breach or default thereunder by the Company or and of its Subsidiaries, and (2) each Company Real Property Lease is a valid and binding obligation of the Company or a Subsidiary of the Company, as applicable, and is in full force and effect and enforceable against the applicable Company or Subsidiary of the Company. Each Acquired Company has a good and valid leasehold interest in each Leased Company Real Property free and clear of all Liens, except for Permitted Liens. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, no Acquired Company has leased, licensed or otherwise granted to any Person (other than the other Acquired Companies) the right to use or occupy any parcel of Leased Company Real Property or any portion thereof.

(c)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, there is no condemnation, expropriation or other proceeding in eminent domain pending or, to the knowledge of the Company, threatened, affecting any of the Real Property.
(d)   With respect to the Real Property or any asset of the Company or any of its Subsidiaries, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company or a Company Subsidiary has good and valid title to such property or asset, free and clear of all Liens, other than any Permitted Liens.
(e)   Except as listed on Section 3.17(e) of the Company Disclosure Letter, the Company has not received written notice of an outstanding violation of any applicable Law relating to any material part of the Real Property or written notice of condemnation, special assessment or the like, with respect thereto which, in any such case, would reasonably be expected to have a Company Material Adverse Effect.
Section 3.18   Intellectual Property; Software.
(a)   The Company has made available a true, correct and complete list, as of the date of this Agreement, of all issued Patents and pending applications for Patents, registered Trademarks and pending applications to register Trademarks, and registered Copyrights and applications to register Copyrights, in each case that are included in the Company Owned Intellectual Property and are material to the business of the Company. All registration, renewal and maintenance fees and taxes due and payable on or before the Closing Date and necessary to maintain in effect the applications and registrations listed pursuant to the preceding sentence have been paid, except to the extent that an Acquired Company has elected not to maintain such applications or registrations in the ordinary course of business and except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(b)   Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) one or more Acquired Companies exclusively owns all right, title and interest in the Company Owned Intellectual Property and Company Owned Technology, free and clear of any Liens (other than Permitted IP Encumbrances) or has a valid right to use any other Intellectual Property and Technology used or held for use in, and necessary for the conduct of, the Company’s business and (ii) the execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the Transactions, will not, cause the loss of any ownership of any Company Owned Intellectual Property or Company Owned Technology, or loss of license rights granted to an Acquired Company in and to any Company Intellectual Property (other than Company Owned Intellectual Property).
(c)   Except as set forth on Section 3.18(c) of the Company Disclosure Letter, or individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect: (i) the business of the Acquired Companies (including the Company Software, Company Owned Intellectual Property and Company Owned Technology), as presently conducted, does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any other Person; and (ii) as of the date of this Agreement, there are no Actions (including infringement, misappropriation, interference, derivation, reexamination, inter partes review, ex parte reexamination, inter partes reexamination, post-grant review or covered business method review, reissue, opposition, nullity or cancelation proceeding) pending or presently threatened in writing against or to the knowledge of the Company affecting any Acquired Company with respect to the business of the Acquired Companies or entered against any Acquired Company, in each case that relates to any Company Owned Intellectual Property, Company Owned Technology, Company Products or Company Software.
(d)   To the knowledge of the Company, since January 1, 2020, no Person has infringed, misappropriated or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Company Owned Intellectual Property, Company Owned Technology, Company Products or Company Software, in each case in a manner that would reasonably be expected to have a Company Material Adverse Effect.

(e)   Except to the extent that the Acquired Companies have desired to disclose trade secrets included in the Company Owned Intellectual Property, Company Owned Technology, Company Products or Company Software, the Acquired Companies have taken commercially reasonable measures to maintain the confidentiality of trade secrets included in the Company Owned Intellectual Property, Company Owned Technology, Company Products and Company Software, except as would not reasonably be expected to have a Company Material Adverse Effect.
(f)   To the knowledge of the Company, the Company owns or has a right to access and use all the material Company IT Systems, as such material Company IT Systems are currently used by the Acquired Companies, except as would not reasonably be expected to have a Company Material Adverse Effect. The Acquired Companies maintain policies and procedures that are designed to protect the confidentiality, integrity and security of the Company IT Systems and the Company Data. To the knowledge of the Company, the Company IT Systems (i) are reasonably adequate for the current operation of the Company and (ii), have not, including in relation to any data stored or processed therein, including Company Data, ceased operating in any material respect, had any substantial feature or key component rendered unusable or suffered any security breach or unauthorized access to, deletion or other misuse of, any Company Data since January 1, 2018, and all material vulnerabilities identified therein have been promptly rectified, in each case except as would not reasonably be expected to have a Company Material Adverse Effect.
(g)   As of the date of this Agreement, there are no Actions pending, or presently threatened in writing against any Acquired Company, claiming that Open Source Code licensed to the Company is incorporated by an Acquired Company into or distributed by an Acquired Company with any material Company owned proprietary Software in a manner that requires the Company to disclose the source code for such Company owned proprietary Software for no fees or to license any patents in connection with such software, in each case except as would not reasonably be expected to have a Company Material Adverse Effect. The Acquired Companies are in material compliance with the terms and conditions of all licenses for the Open Source Code. No Acquired Company has: (i) incorporated Open Source Code into, or combined or linked Open Source Code with, the Company Products or Company Software or; (ii) distributed Open Source Code in conjunction with any Company Products or Company Software or; or (iii) used Open Source Code to develop, distribute or provide the Company Products or Company Software, in such a way that, with respect to the foregoing clause (i), (ii) or (iii): (A) creates, or purports to create any obligation for an Acquired Company with respect to any Company Intellectual Property (other than the underlying Open Source Code); (B) revokes, or purports to revoke, the license of any Intellectual Property embodied by the Open Source Code if an Acquired Company asserts any Intellectual Property owned by the Acquired Company against any Person; or (C) grants, or purports to grant, to any third party, any rights or immunities under any Company Owned Intellectual Property (including using any Open Source Code with respect to the foregoing clause (i), (ii) or (iii) that require, as a condition of use, modification and/or distribution of such Open Source Code that other Software incorporated into, derived from or distributed with such Open Source Code be (1) disclosed or distributed in source code form, (2) be licensed for the purpose of making derivative works, or (3) be redistributable at no charge).
(h)   The Acquired Companies are, and at all times since January 1, 2019 have been, in compliance with all applicable Laws pertaining to privacy, data protection, data transfer, consumer protection, or social security number protection, including all privacy and security breach disclosure Laws and implementing Laws (“Privacy Laws”), the Company’s privacy policies and the requirements of any contract or codes of conduct to which the Company is a party (collectively, the “Privacy Commitments”), except for such violations or non-compliance that have not had, or would not reasonably be expected to have a Company Material Adverse Effect. Since January 1, 2019, none of the Acquired Companies has received written notice of any, and to the knowledge of the Company, there is no, material violation of any Privacy Commitments through the date hereof. No action, audit, assessment, suit, legal proceeding, investigation, administrative enforcement proceeding or arbitration proceeding before any court, administrative body or other Governmental Entity has been filed or commenced against any Acquired Company nor, to the knowledge of the Company, threatened against any Acquired Company, alleging any failure to comply with any applicable Privacy Laws, and no Acquired Company has incurred any material liabilities under any such Laws. The execution, delivery and performance of this Agreement and the transactions contemplated herein comply, and will comply, in all material respects, with all Privacy Commitments of the Acquired Companies. To the knowledge of the Company, none of the Acquired Companies is subject to any contractual requirements, privacy policies or other legal obligations that, at the Effective Time and as a result of the Transactions, would prohibit the Acquired Companies at the Effective Time from receiving or using Company Data substantially in the manner in which the Acquired Companies receive and use such Company Data immediately prior to the Effective Time.
(i)   All Company Data owned by an Acquired Company and all Intellectual Property therein, are owned by an Acquired Company free and clear of all Liens (excluding Permitted IP Encumbrances), and all Company Data and Intellectual Property therein are not subject to any Contract containing any assignment or license of, or covenant not to assert or enforce any rights to the Company Data. The Acquired Companies have, in all material respects, all necessary and required rights to license, use, sublicense and distribute the Company Data to conduct the business of the Company as presently conducted.
(j)   No Acquired Company is subject to an obligation to grant licenses, covenants not to sue or similar rights to any Person under any Company Owned Intellectual Property or Company Owned Technology in connection with any membership or participation in, or contribution to, any standards-setting bodies, industry groups, patent non-assertion pacts or pooling arrangements or similar organizations (“Standards Organizations”). No Patent included in the Company Owned Intellectual Property (A) is, or (B) has been identified by any Acquired Company, to the knowledge of the Company, any other Person, as essential to any Standards Organization or any standard promulgated by any Standards Organization.
(k)   Except as set forth on Section 3.18(k) of the Company Disclosure Letter, or as would not reasonably be expected to, either individually or in the aggregate, be material to the Acquired Companies taken as a whole, in each case in which any Acquired Company has engaged or hired an employee, contractor or consultant that has created or developed any Company Products, Company Software or any Intellectual Property or Technology for or on behalf of an Acquired Company, the Acquired Company has obtained: (i) a valid and present assignment, either by operation of Law or written agreement, of all right, title and interest in the Company Intellectual Property associated therewith; (ii) confidentiality obligations in favor of the Acquired Company; and (iii) a waiver of any moral rights (to the extent possible under applicable Law) that such Person may possess in any such Intellectual Property and Technology.
(l)   The representations and warranties set forth in this Section 3.18 are the only representations and warranties being made by the Company in this Agreement with respect to any title, ownership, encumbrances, or infringement, misappropriation or other violation of or with respect to Intellectual Property.
(m)   For purposes of this Agreement, the following terms shall have the meanings assigned below:
“Company Data” means all data contained in the Company IT Systems or the Acquired Companies’ databases (including all Personal Data) and all other information and data compilations necessary to the business of, the Acquired Companies;
“Company Intellectual Property” means all Company Owned Intellectual Property and all Intellectual Property in which any Acquired Company has (or purports to have) a license or similar right and is used in the conduct of the business of any Acquired Company;
“Company IT Systems” means all information technology and computer systems (including Company Software, information technology and telecommunication hardware and other equipment) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data or information, whether or not in electronic format, necessary to the conduct of the business of the Acquired Companies;
“Company Owned Intellectual Property” means Intellectual Property owned by any Acquired Company or in which any Acquired Company purports to have an ownership interest (in each case, whether exclusively, jointly with another Person, or otherwise);

“Company Owned Technology” means Technology owned by any Acquired Company or in which any Acquired Company purports to have an ownership interest (in each case, whether exclusively, jointly with another Person, or otherwise);
“Company Products” means each product and service developed, marketed, licensed, sold, performed, produced, serviced, distributed or otherwise made available by any Acquired Company, including any product or service currently under development by an Acquired Company;
“Company Software” means Software owned by any Acquired Company or in which any Acquired Company purports to have an ownership interest (in each case, whether exclusively, jointly with another Person or otherwise);
“Copyrights” means all copyrights and other similar legal rights in works of authorship;
“Domain Names” means all rights in internet web sites and internet domain names;
“Intellectual Property” means collectively Patents, Trademarks, Domain Names, Copyrights and trade secret rights;
“Open Source Code” means any software code or other material that is distributed as “free software” or “open source software” or is otherwise distributed under a similar licensing or distribution model. Open Source Code includes software code that is licensed under the GNU General Public License, GNU Lesser General Public License, Mozilla License, Common Public License, Apache License, BSD License, Artistic License or Sun Community Source License, or any other license described by the Open Source Initiative as set forth on www.opensource.org;
“Patents” means all U.S. and non-U.S. patents, patent and all related continuations, continuations-in-part, divisionals, reissues, renewals, re-examinations, substitutions, extensions, supplementary protection certificates and later-filed non-U.S. counterparts thereto;
“Permitted IP Encumbrance” means any matters of record, license, Lien and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the business of the Acquired Companies as currently conducted;
“Personal Data” means a natural person’s name, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number, customer or account number, or any other piece of information that alone or together with other information allows the identification of a natural person or information comprising of any “personal information” or “personal data” (each as defined by applicable Laws);
“Software” means computer software, including source code, object, executable or binary code, objects, comments, screens, user interfaces, algorithms, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes and other items and documentation related thereto or associated therewith;
“Technology” means all Software, technical data, subroutines, tools, materials, invention disclosures, improvements, apparatus, creations, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, documentation, user manuals and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein; and
“Trademarks” means U.S., state and non-U.S. trade names, logos, trade dress, assumed business names, registered and unregistered trademarks, service marks and other similar designations of source or origin, and any common law rights, registrations and applications to register the foregoing.
Section 3.19   Affiliate Transactions   No material relationship, direct or indirect, exists between any Acquired Company, on the one hand, and any officer, director or other Affiliate (other than any Acquired Company) of the Company, on the other hand, that is required to be described under Item 404 of Regulation S-K under the Securities Act in the Company SEC Documents, which is not described therein. To the knowledge of the Company, no Affiliate has threatened in writing (including by email) to terminate, modify or cancel its business relationship (in whole or in substantial part) with any of the Acquired Companies following the Effective Time.
Section 3.20   Government Contracts.   Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (a) each Government Contract (i) where the aggregate revenues during the calendar year ended December 31, 2020, was in excess of $500,000 or (ii) that requires access to classified information, in each case that is to be performed in whole or in part after the date of this Agreement (each, a “Material Government Contract”) to which any Acquired Company is a party was legally awarded, is binding on the Company or the applicable Acquired Company, and is in full force and effect, (b) no such Material Government Contract or Government Contract Bid is currently the subject of bid or award protest proceedings, (c) the Acquired Companies are in compliance with the terms and conditions of each such Material Government Contract or Government Contract Bid, (d) since January 1, 2020, neither a Governmental Entity nor any prime contractor or subcontractor has notified any Acquired Company in writing that it has, or is alleged to have, breached or violated any applicable Law, representation, certification, disclosure, clause, provision or requirement pertaining to any such Government Contract or Government Contract Bid, (e) since January 1, 2020, no Acquired Company has made any voluntary disclosure (or mandatory disclosure pursuant to Federal Acquisition Regulation (“FAR”) 52.203-13) to any Governmental Entity with respect to any alleged irregularity, misstatement, omission, fraud or price mischarging, or other violation of applicable Law, arising under or relating to a Government Contract and (f) since January 1, 2020, no Acquired Company nor any of their respective “Principals” (as defined in FAR 52.209-5) has been debarred, suspended, declared nonresponsible or ineligible, or excluded, or to the knowledge of the Company, proposed for debarment, suspension or exclusion, from participation in or the award of contracts or subcontracts for or with any Governmental Entity or doing business with any Governmental Entity.
Section 3.21   Brokers.   Except for Stifel, Nicolaus & Company, Incorporated (“Stifel”), no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions. True, correct and complete copies of all engagement letters between the Company and Stifel relating to the transactions contemplated by this Agreement have been made available to Parent solely for informational purposes.
Section 3.22   Takeover Statutes.   Assuming the accuracy of the representations and warranties set forth in Section 4.17, no Takeover Laws or any anti-takeover provision in the Company Charter or the Company Bylaws are, or at the Effective Time will be, applicable to the Company, this Agreement, Merger I, Merger II or any of the other Transactions. For purposes of this Agreement, “Takeover Laws” shall mean Section 203 of the DGCL and any “moratorium,” “control Company Common Stock acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state anti-takeover Laws and regulations.
Section 3.23   Fairness Opinion.   The Company Board has received the opinion of Stifel, dated the date of this Agreement, that, as of such date and subject to certain assumptions, limitations, qualifications and other matters set forth therein, the Merger Consideration to be paid to the holders (other than Parent and its Affiliates) of shares of Company Common Stock, pursuant to the Agreement is fair from a financial point of view to such holders, which opinion will be made available to Parent solely for informational purposes following execution of the Agreement.
Section 3.24   Material Customers and Suppliers.   At no time since January 1, 2021 has the Company or any of its Subsidiaries (i) been in any material dispute with any of its Material Customers or Material Suppliers, or (ii) to the knowledge of the Company, received any written notice from any Material Customer or Material Supplier to the effect that such Material Customer or Material Supplier has suspended, terminated or materially reduced, or intends to suspend, terminate or materially reduce, its relationship with the Company or any of its Subsidiaries.
Section 3.25   Ownership of Company Shares.   Neither the Company nor any of its Subsidiaries or any “affiliate” or “associate” of such entity is, nor at any time during the last three (3) years has it been, an “interested stockholder” of Parent, Merger Sub I or Merger Sub II, in each case, as such terms are defined in Section 203(c) of the DGCL.

Section 3.26   No Other Representations and Warranties.   Notwithstanding anything herein to the contrary, the representations and warranties of the Company expressly set forth in this Article III are and shall constitute the sole and exclusive representations and warranties made with respect to the Company and its Subsidiaries in connection with this Agreement or the transactions contemplated hereby. Except for the representations and warranties referred to in previous sentence, none of the Company, its Subsidiaries or any other Person has made or is making any express or implied representations or warranty, statutory or otherwise, of any nature, including with respect to any express or implied representation or warranty as to the merchantability, quality, quantity, suitability or fitness for any particular purpose of the business or the assets of the Company and its Subsidiaries. Except for the representations and warranties expressly set forth in this Article III, all other warranties, express or implied, statutory or otherwise, of any nature, including with respect to any express or implied representation or warranty as to the merchantability, quality, quantity, suitability or fitness for any particular purpose of the business or the assets of the Company and its Subsidiaries, are hereby expressly disclaimed. The Company hereby acknowledges and agrees that, except for the representations and warranties set forth in Article IV (in each case as qualified and limited by the Parent Disclosure Letter), (a) none of Parent or any of its Subsidiaries, or any of its or their respective Affiliates, stockholders or Representatives, or any other Person, has made or is making any express or implied representation or warranty with respect to Parent or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to the Company or its Affiliates, stockholders or Representatives, or any other Person, or, except as otherwise expressly set forth in this Agreement, had or has any duty or obligation to provide any information to the Company or its Affiliates, stockholders or Representatives, or any other Person, in connection with this Agreement or the transactions contemplated hereby, and (b) to the fullest extent permitted by law, none of Parent or any of its Subsidiaries, or any of its or their respective Affiliates, stockholders or Representatives, or any other Person, will have or be subject to any liability or other obligation of any kind or nature to the Company or its Affiliates, stockholders or Representatives, or any other Person, resulting from the delivery, dissemination or any other distribution to the Company or any of its Affiliates, stockholders or Representatives, or any other Person, or the use by the Company or any of its Affiliates, stockholders or Representatives, or any other Person, of any such information provided or made available to any of them by Parent or any of its Subsidiaries, or any of its or their respective Affiliates, stockholders or Representatives, or any other Person, including any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material provided or made available to the Company or any of its Affiliates, stockholders, or Representatives, or any other Person, in “data rooms,” confidential information memoranda or otherwise, in each case in anticipation or contemplation of the Mergers or any other transaction contemplated by this Agreement, and (subject to the express representations and warranties of Parent, Merger Sub I and Merger Sub II set forth in Article IV (in each case as qualified and limited by the Parent Disclosure Letter)) none of the Company or any of its Affiliates, stockholders or Representatives, or any other Person, has relied on any such information (including the accuracy or completeness thereof).
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB I AND MERGER SUB II
Except as (a) set forth in the Disclosure Letter delivered by Parent to the Company prior to the execution and delivery of this Agreement (the “Parent Disclosure Letter”) (with specific reference to the representations and warranties in this Article III to which the information in such schedule relates; provided, that, disclosure in the Company Disclosure Letter as to a specific representation or warranty shall qualify any other sections of this Agreement to the extent (notwithstanding the absence of a specific cross reference) it is reasonably apparent on the face of such disclosure that such disclosure relates to such other sections), or (b) disclosed in the Parent SEC Documents (excluding exhibits and other information incorporated therein) filed with, or furnished to, the SEC and publicly available on the SEC’s EDGAR website not less than two (2) Business Days prior to the date of this Agreement (excluding any disclosures contained in the “Risk Factors” section thereof, any disclosure contained in any “forward-looking statements” disclaimer or any other disclosure of risks or any other statements that are predictive or forward-looking in nature in each case other than any specific factual information contained therein, which shall not be excluded), Parent, Merger Sub I and Merger Sub II jointly and severally represent and warrant to the Company as follows:

Section 4.1   Organization, Standing and Power.
(a)   Each of Parent, Merger Sub I and Merger Sub II (i) is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties and assets makes such qualification or licensing necessary, except in each case as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.
(b)   Parent has made available to the Company true, correct and complete copies of the certificate of incorporation of Parent, as amended to the date of this Agreement (as so amended, the “Parent Charter”), the bylaws of Parent, as amended to the date of this Agreement (as so amended, the “Parent Bylaws”), and, if requested by the Company, the comparable charter and organizational documents of Merger Sub I and Merger Sub II, in each case as amended through the date of this Agreement.
Section 4.2   Capital Stock.
(a)   The authorized capital stock of Parent consists of 550,000,000 shares of stock, consisting of 500,000,000 shares of Parent Common Stock with a par value of $0.0001 per share and 50,000,000 shares of preferred stock with a par value of $0.0001 per share (the “Parent Preferred Stock”). As of the close of business on August 10, 2021, there are:
(i)   260,680,560 shares of Parent Common Stock outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and issued free of preemptive rights;
(ii)   no shares of Parent Preferred Stock issued or outstanding;
(iii)   no shares of Parent Preferred Stock and 32,083 shares of Parent Common Stock were held by Parent as treasury shares;
(iv)   21,880,443 shares of Parent Common Stock reserved for future grants pursuant to the Parent Stock Plans;
(v)   15,486,926 shares of Parent Common Stock subject to outstanding Parent Stock Options at a weighted average exercise price of $1.60;
(vi)   132,363 Parent Restricted Shares; and
(vii)   5,095,358 shares of Parent Common Stock subject to outstanding Parent Restricted Stock Units.
(b)   Section 4.2(b) of the Parent Disclosure Letter sets forth a true, correct and complete list of all equity plans (the “Parent Equity Plan”) pursuant to which Parent has granted Parent Restricted Shares, Parent Restricted Stock Units and Parent Stock Options (collectively, “Parent Stock Awards”).
(c)   As of the date of this Agreement, except for the Parent Stock Awards referred to in Section 4.2(b) and the related award agreements or as otherwise set forth on Section 4.2(c) of the Parent Disclosure Letter, there are no outstanding or existing (i) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent (other than such Parent Stock Awards); (ii) options, calls, warrants, pre-emptive rights, anti-dilution rights or other rights, rights agreements, shareholder rights plans or other agreements, arrangements or commitments of any character (other than publicly traded options listed on a national exchange) relating to the issued or unissued capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent (other than such Parent Stock Awards); (iii) obligations of Parent to repurchase, redeem or otherwise acquire (other than any obligations under the Parent Stock Awards or the Parent Equity Plans) any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent; (iv) phantom stock, restricted stock units or other contractual rights the value of which is determined in whole or in part by reference to the value of any capital stock of Parent (other than any obligations under the Parent Stock Awards or the Parent Equity Plans)and there are no outstanding stock appreciation rights issued by Parent with respect to the capital stock of Parent; (v) voting trusts or other agreements or understandings to which Parent or, to the knowledge of Parent, any of its officers or directors is a party with respect to the voting of capital stock of Parent; or (vi) bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matter on which the stockholders or other equity holders of Parent may vote.
(d)   As of the date of this Agreement, there are no accrued and unpaid dividends with respect to any outstanding shares of Parent Common Stock.
(e)   From August 10, 2021 through the execution of this Agreement, except for the issuance of shares of Parent Common Stock issued upon the exercise of outstanding Parent Stock Options under the Parent Stock Plans in accordance with its terms, Parent has not issued any shares of its capital stock or Parent Stock Options, or securities convertible into or exchangeable for such capital stock.
Section 4.3   Authority.
(a)   Each of Parent, Merger Sub I and Merger Sub II has all necessary corporate or limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to (i) the adoption of this Agreement by Parent in its capacity as sole stockholder of Merger Sub I, (ii) the adoption of this Agreement by Parent in its capacity as sole stockholder of Surviving Corporation, and (iii) the adoption of this Agreement by Parent in its capacity as sole member of Merger Sub II, to consummate the Share Issuance and the Transactions. The execution, delivery and performance of this Agreement by Parent, Merger Sub I, Merger Sub II, Surviving Corporation, and Surviving Company and the consummation by Parent, Merger Sub I, Merger Sub II, Surviving Corporation, and Surviving Company of the Share Issuance and the Transactions have been duly authorized by all necessary corporate or limited liability company action on the part of Parent, Merger Sub I, Merger Sub II, Surviving Corporation, and Surviving Company, and, except as set forth in clauses (i), (ii), (iii) and (iv) of this Section 4.3(a), no other corporate or limited liability company proceedings on the part Parent, Merger Sub I, Merger Sub II, Surviving Corporation, and Surviving Company are necessary to approve this Agreement or to consummate the Share Issuance or any of the Transactions. This Agreement has been duly executed and delivered by Parent, Merger Sub I and Merger Sub II and (assuming the due authorization, execution and delivery by the counterparties hereto) constitutes the valid and binding obligation of Parent, Merger Sub I and Merger Sub II, enforceable against each of Parent, Merger Sub I and Merger Sub II in accordance with its terms, subject to the Enforceability Limitations.
(b)   The Parent’s Board of Directors (the “Parent Board”), at a meeting duly called and held, duly adopted resolutions (i) approving this Agreement, Merger I, Merger II, the Share Issuance and the other Transactions and (ii) determining that the terms of Merger I, Merger II, the Share Issuance and the other Transactions are advisable and in the best interests of Parent and its stockholders.
Section 4.4   No Conflict; Consents and Approvals.
(a)   The execution, delivery and performance of this Agreement by each of Parent, Merger Sub I and Merger Sub II, and the consummation by each of Parent, Merger Sub I and Merger Sub II of the Share Issuance and the Transactions, do not and will not (i) conflict with or violate the Parent Charter, the Parent Bylaws, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of Section 4.4(b) have been obtained and all filings and notifications described in such clauses have been made and any waiting periods related thereto have terminated or expired, conflict with or violate any Law, in each case that is applicable to any Parent Company or by which any of its assets or properties is subject or bound, (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in a right of payment or loss of a benefit under, or give rise to any right of termination, cancellation, or acceleration of, any Contract that is material to the business of the Parent Companies, (iv) result in any breach or violation of any Parent Stock Plans (including any award agreement thereunder), or (v) result in the creation of any Lien upon any of the material properties or assets of any of the

Parent Companies, other than, in the case of clauses (ii), (iii), (iv) and (v) above, any such items that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.
(b)   The execution, delivery and performance of this Agreement by each of Parent, Merger Sub I and Merger Sub II, and the consummation by each of Parent, Merger Sub I and Merger Sub II of the Share Issuance and the Transactions, do not and will not require any consent, clearance, approval, waiting period expiration or termination, order, license, authorization or permit of, action by, filing, registration or declaration with or notification to, any Governmental Entity, except for (i) compliance with the applicable requirements of the Securities Act (and the rules and regulations promulgated thereunder) and the Exchange Act (and the rules and regulations promulgated thereunder), (ii) compliance with any applicable international, federal or state securities or “blue sky” Laws, (iii) the filing of a premerger notification and report form under the HSR Act and the receipt, termination or expiration, as applicable, of waivers, consents, clearances, approvals, waiting periods or agreements required under Regulatory Laws, (iv) such filings as are necessary to comply with the rules and regulations of the applicable requirements of the NYSE, (v) the filing with the Secretary of State of the State of Delaware of Certificate of Merger I and Certificate of Merger II, in each case as required by the DGCL or the LLC Act and (vi) where the failure to obtain such consents, approvals, orders, licenses, authorizations or permits of, or to make such filings, registrations or declarations with or notifications to, any Governmental Entity, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.
Section 4.5   SEC Reports; Financial Statements.
(a)   Parent has timely filed or furnished all forms, reports, statements, schedules, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed or furnished by Parent with the SEC since March 14, 2019 (all such forms, reports, statements, schedules, certifications, exhibits and other information incorporated therein, and other documents, collectively, the “Parent SEC Documents”). As of their respective dates, or, if amended, as of the date of the last such amendment filed or furnished prior to the date hereof, each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and SOX, and the applicable rules and regulations promulgated thereunder, as the case may be, each as in effect on the date so filed or furnished. Except to the extent that information in any Parent SEC Document has been revised or superseded by a Parent SEC Document filed or furnished prior to the date hereof, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments from the SEC staff with respect to any Parent SEC Document. To the knowledge of Parent, as of the date of this Agreement, no Parent SEC Document is the subject of ongoing SEC review or SEC comment or investigation. No Subsidiary of Parent is subject to the periodic reporting requirements of the Exchange Act, and no Subsidiary of Parent is subject to the periodic reporting requirements of any non-U.S. Governmental Entity that performs a similar function to that of the SEC or any securities exchange or quotation system.
(b)   The audited consolidated financial statements of Parent and its consolidated Subsidiaries (including any related notes thereto) that are included in the Parent SEC Documents or included or incorporated by reference into any documents filed pursuant to the Securities Act (i) comply as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or permitted by the SEC under the Exchange Act) and (iii) fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries at the respective dates thereof and the consolidated statements of income, cash flows and stockholders’ equity for the periods indicated. The unaudited consolidated financial statements of Parent and its consolidated Subsidiaries (including any related notes thereto) that are included in the Parent SEC Documents or included or incorporated by reference into any documents filed pursuant to the Securities Act (x) comply as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (y) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or may be permitted by the SEC under the Exchange Act) and (z) fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the respective dates thereof and the consolidated statements of income, cash flows and stockholders’ equity for the periods indicated (and except that the unaudited financial statements may not contain all footnotes and are subject to normal and recurring year-end adjustments).
(c)   Parent maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) as required by Rule 13a-15 under the Exchange Act designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in conformity with GAAP. Parent has designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to provide reasonable assurance that material information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure. Parent has disclosed, based on its most recent evaluation, to Parent’s outside auditors and the audit committee of the Parent Board (i) any significant deficiencies and material weaknesses in the design or operation of such internal control over financial reporting that are reasonably likely to adversely affect in any material respect Parent’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting. Since March 14, 2019 and except as otherwise described in the Parent SEC Documents, Parent has not identified any significant deficiency or material weakness in the design or operation of its internal control over financial reporting or fraud, whether or not material, that involved management or other employees who have a significant role in Parent’s internal control over financial reporting.
(d)   Since March 14, 2019, (i) the Chief Executive Officer and the Chief Financial Officer of Parent have signed, and Parent has furnished to the SEC, all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX, and (ii) the statements contained in such certifications are accurate.
(e)   Since March 14, 2019, (i) no Parent Company has, nor, to the knowledge of Parent, any director, officer or employee of any of the Parent Companies or the independent registered public accounting firm of Parent, received in writing any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any of the Parent Companies or their respective internal controls, including any material complaint, allegation, assertion or claim that any of the Parent Companies has engaged in unlawful accounting or auditing practices and (ii) no attorney representing any of the Parent Companies has reported evidence of a material violation of the securities laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to the Parent Board or any committee thereof or to any director or officer of Parent.
(f)   There are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Parent SEC Documents and, to the knowledge of Parent, none of the Company SEC Documents (other than confidential treatment requests) is the subject of ongoing SEC review. There are no internal investigations, or to the knowledge of Parent, SEC inquiries or investigations or other governmental inquiries or investigations pending or threatened in writing, in each case, regarding any accounting practices of the Parent Companies.
Section 4.6   No Undisclosed Liabilities.   No Parent Company has any liabilities or obligations required under GAAP to be recorded on the balance sheet of such Parent Company, except for liabilities and obligations (a) reflected or reserved against in Parent’s consolidated balance sheet as at March 31, 2021 (or the notes thereto), (b) incurred in the ordinary course of business since March 31, 2021 consistent with past practice and consistent in nature and amount with those set forth on Parent’s consolidated balance sheet as at March 31, 2021, (c) arising out of or in connection with this Agreement, the Share Issuance or the Transactions or (d) that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

Section 4.7   Information Supplied.   None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement/Prospectus will, at the date it is first mailed to the Company’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and any other documents filed by Parent with the SEC in connection herewith will comply in all material respects with the requirements of applicable Law, including the Exchange Act and the rules and regulations thereunder, except that no representation is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Form S-4 or Proxy Statement/Prospectus.
Section 4.8   Absence of Certain Changes or Events.   Since March 31, 2021 to the date of this Agreement, (a) the businesses of the Parent Companies have been conducted in the ordinary course of business in all material respects, and (b) there has not been any event, development, change or state of circumstances that, individually or in the aggregate, has had, or would reasonably be expected to have, a Parent Material Adverse Effect.
Section 4.9   Legal Proceedings.   As of the date of this Agreement, (i) there is no Action pending or, to the knowledge of Parent, threatened against the Parent Companies, any of the Parent Companies’ properties or assets that individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect, and (ii) none of the Parent Companies, nor any of its properties or assets is subject to any Judgment that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect.
Section 4.10   Compliance with Laws; Permits.
(a)   The Parent Companies are in, and at all times since January 1, 2020, have been in, compliance with all Laws applicable to them or by which any of their assets or properties are bound, except for such violations or noncompliance, individually or in the aggregate, that have not had, and would not reasonably be expected to have a Parent Material Adverse Effect. Since January 1, 2020, none of the Parent Companies has received any written communication from a Governmental Entity that alleges that any Parent Company is not in compliance with any material Law, except for such noncompliance, individually or in the aggregate, that has not had and would not reasonably be expected to have, a Parent Material Adverse Effect.
(b)   Except as, individually or in the aggregate, would not reasonably be expected to result in a material liability to the Parent Companies, taken as a whole, the Parent Companies and their respective Affiliates, directors, officers and employees are in, and at all times since January 1, 2020, have been in, compliance in all material respects with the Fraud and Bribery Laws, and none of the Parent Companies nor, to the knowledge of Parent, any of their respective Affiliates, directors, officers, employees, agents or other representatives acting on any Parent Company’s behalf have directly or indirectly, in each case, in violation of the Fraud and Bribery Laws: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) offered, promised, paid or delivered any fee, commission or other sum of money or item of value, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental or political employee or official or governmental or political entity, political agency, department, enterprise or instrumentality, in the United States or any other country, (iii) made any payment to any customer or supplier, or to any officer, director, partner, employee or agent of any such customer or supplier, for the unlawful sharing of fees to any such customer or supplier or any such officer, director, partner, employee or agent for the unlawful rebating of charges, (iv) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent or (v) taken any action or made any omission in violation of any applicable law governing imports into or exports from the United States or any foreign country, or relating to economic sanctions or embargoes, corrupt practices, money laundering, or compliance with unsanctioned foreign boycotts.

(c)   The Parent Companies have in effect all material Permits necessary for them to own, lease, operate or use their properties and to carry on their businesses as now conducted, except for any Permits the absence of which, individually or in the aggregate, would not reasonably be expected to have, a Parent Material Adverse Effect. All material Permits of the Parent Companies are in full force and effect, except where the failure to be in full force and effect, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect. To the knowledge of Parent, except as, individually or in the aggregate, would not reasonably be expected to be material and adverse to the Parent Companies, taken as a whole, each employee of any of the Parent Companies has in effect all material Permits necessary for such employee to carry on the business of the Parent Companies as now conducted by such employee.
Section 4.11   Benefit Plans.
(a)   For purposes of this Agreement, “Parent Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA), including any “multiemployer plan” (within the meaning of ERISA Section 3(37)), and any other stock purchase, stock option, other equity-based compensation, severance, change-in-control, bonus, retention, incentive, deferred compensation, pension, retirement, profit-sharing, savings, sick leave, vacation pay, welfare, disability, health, medical, life insurance, material fringe benefit, flexible spending account, written consulting or written employment plan, policy, program or arrangement, whether or not subject to ERISA, in each case (i) that is sponsored, maintained or contributed to (or required to be contributed to) by any Parent Company, (ii) to which any Parent Company is a party or (iii) under which any of the Parent Companies has any current or future liability (including contingent liability).
(b)   With respect to the Parent Plans:
(i)   each Parent Plan has been established and administered in accordance with its terms and in compliance with all applicable Laws, including ERISA and the Code, including all filing and disclosure requirements, except as would not reasonably be expected to result in a Parent Material Adverse Effect;
(ii)   each Parent Plan intended to be qualified under Section 401(a) of the Code has received or is entitled to rely on a currently effective favorable determination, advisory or opinion letter, as applicable, from the IRS that it is so qualified, and, to the knowledge of Parent, nothing has occurred and no fact or circumstance exists that could reasonably be expected to cause any such Parent Plan to not be so qualified;
(iii)   there is no Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the knowledge of Parent, threatened, relating to any of the Parent Plans or to the assets of any of the trusts under any of the Parent Plans (other than routine claims for benefits) that, in any case, would reasonably be expected to result in a Parent Material Adverse Effect; and
(iv)   each Parent Plan subject to the Laws of any jurisdiction outside of the United States (A) has been maintained and operated in accordance with all applicable requirements of such Laws, (B) if intended to qualify for special Tax treatment, has met all requirements for such treatment, and (C) if intended to be funded or book-reserved, is substantially funded or book-reserved, as appropriate, based upon reasonable actuarial assumptions except as would not, in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.
(c)   No Parent Company nor any of its current or former Parent ERISA Affiliates has, at any time during the last six (6) years, contributed to, been obligated to contribute to or has any liability (including contingent liability) with respect to (i) any “multiemployer plan,” as defined in Section 3(37) of ERISA, (ii) any employee benefit plan, program or arrangement that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, (iii) a multiple employer plan subject to Section 4063 or 4064 of ERISA or (iv) a multiple employer welfare arrangement (as defined in Section 3(40)(A) of ERISA).

Section 4.12   Labor Matters.   No Parent Company is a party to, or is bound by, any collective bargaining agreement or similar agreement with any labor union, labor organization or works council, and no Parent Company has been a party to or bound by any such agreement within the last three years. No Parent Company is obligated under any agreement to recognize or bargain with any labor organization, representative, union, or works council. Since January 1, 2020, there has been no: (i) to the knowledge of Parent, organizational activity (including without limitation any petition or demand for recognition or election) or threat thereof by or with respect to any employees of any of the Parent Companies, or (ii) strike, picketing, work stoppage or lockout, or, to the knowledge of Parent, threat thereof, by or with respect to any employees of any of the Parent Companies, whether engaged in collective action or not, except where such strike, picketing, work stoppage, or lockout has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect. Each Parent Company has complied in all material respects with all applicable Laws relating to wages, hours, immigration, discrimination in employment, collective bargaining and all other Laws pertaining to employment and labor, including WARN, and are not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing. There is no, and within the past three years there has not been any, Action pending or, to the knowledge of Parent, threatened by or on behalf of any employee or independent contractor or group of employees or independent contractors (in each case, current or former) of any of the Parent Companies, including any charge, grievance, complaint or investigation alleging material violation of any local, state, federal or other Law related to labor or employment, whether domestic or international, including without limitation, Laws related to wages and hours (including the Fair Labor Standards Act and comparable state or local Laws), immigration, discrimination in employment, collective bargaining, workplace health and safety, plant layoffs or shutdowns (including WARN) or any other Action before or under the jurisdiction of the Office of Federal Contract Compliance Programs, the National Labor Relations Board, the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission, the U.S. or any State Department of Labor, or any other Governmental Entity, in each case except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect. Without limiting the generality of the foregoing, each employee of a Parent Company who works in the United States or any non-U.S. jurisdiction is duly authorized to work in the United States or such other non-U.S. jurisdiction, respectively, and the Acquired Companies have complied in all material respects with applicable Laws concerning each such current and former employee’s employment eligibility verification, including with respect to Forms I-9 for U.S. employees.
Section 4.13   Environmental Matters.   Except as, individually or in the aggregate, has not resulted in, and would not reasonably be expected to have a Parent Material Adverse Effect: (i) each Parent Company is, and at all times since January 1, 2020, has been, in compliance with all applicable Environmental Laws, and possesses and is in compliance with all Environmental Permits necessary for its operations; (ii) there are no Materials of Environmental Concern due to the activities of any of the Parent Companies present within any real property owned or leased by any Parent Company or, to the knowledge of Parent, on, under or emanating from any such real property or any property formerly owned or operated by any of the Parent Companies, except under circumstances that are not reasonably likely to result in liability of any of the Parent Companies under any applicable Environmental Laws; (iii) there are no above ground or underground storage tanks utilized by any of the Parent Companies at any such real property, and the Parent Companies have made all required filings and notifications in connection with any of their use or storage of Materials of Environmental Concern required by Environmental Laws; (iv) since January 1, 2020, no Parent Company has received any written notification alleging that it is liable for, or has received a written request for information from any Governmental Entity pursuant to Environmental Laws regarding its potential liability in connection with, any release or threatened release of, or the exposure of any Person to, Materials of Environmental Concern at any location; and (v) since January 1, 2020, no Parent Company has received any written claim or complaint, or is currently subject to any proceeding, relating to noncompliance with Environmental Laws or any other liabilities pursuant to Environmental Laws, and to the knowledge of the Parent, no such matter has been threatened.
Section 4.14   Taxes.   Except as otherwise set forth in Section 4.14 of the Parent Disclosure Letter:
(a)   All material income and other material Tax Returns that are required to have been filed by or with respect to any Parent Company have been timely filed (taking into account any properly obtained extension of time within which to file such Tax Returns), and all such Tax Returns are true, correct and complete in all material respects and disclose all material Taxes required to paid by or with respect to any Parent Company for the periods covered thereby.
(b)   The Parent Companies have timely, properly and in accordance with applicable Law paid all material Taxes which may be due and owing by or with respect to any of them (whether or not shown or required to be shown on any Tax Return).
(c)   All material Taxes that any Parent Company is required by Law to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate Governmental Entity.
(d)   There is not pending or, to the knowledge of Parent, threatened any audit, examination, investigation or other Action with respect to any material Taxes of any Parent Company.
(e)   All deficiencies asserted in writing or assessments in writing made as a result of any examination by any Tax authority of material Tax Returns filed by or with respect to any Parent Company or with respect to any Taxes of any Parent Company have been paid in full or otherwise finally resolved.
(f)   No Parent Company has waived in writing any statute of limitations with respect to a material amount of Taxes which waiver is currently in effect, and no written request for such a waiver is currently outstanding.
(g)   No Parent Company has constituted a “distributing corporation” or a “controlled corporation” (in each case, within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or any similar provision of state, local, or non-U.S. Law) (i) in the three years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the Transactions.
(h)   No Parent Company is a party to any material Tax allocation, Tax sharing, Tax indemnity or Tax reimbursement agreement or arrangement (other than a customary agreement or arrangement contained in an ordinary course commercial agreement not primarily related to Taxes and other than pursuant to any agreement or arrangement solely among Parent Companies).
(i)   No Parent Company has any liability for Taxes of any other Person (other than another Parent Company) (i) pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), except as a result of being a member of a consolidated, affiliated or similar combined group the common parent of which is Parent, or (ii) as a transferee or successor.
(j)   No claim has been received in writing by any Parent Company from any Tax authority in a jurisdiction where such Parent Company has not filed Tax Returns of a particular type that such Parent Company is or may be subject to material Tax by, or required to file Tax Returns with respect to material Taxes in, such jurisdiction, in each case with respect to such particular type of Tax.
(k)   No Parent Company will be required to include a material item of income (or exclude a material item of deduction) in any taxable period (or portion thereof) beginning after the Closing Date as a result of (i) a change in or incorrect method of accounting occurring prior to the Closing Date, (ii) any installment sale, open transaction, or other transaction on or prior to the Closing Date, (iii) a prepaid amount received (or deferred revenue recognized) or paid, prior to the Closing Date, or (iv) an election under Section 108(i) of the Code (or any similar provision of state, local, or non-U.S. Law). No Parent Company has made an election pursuant to Section 965(h) of the Code.
(l)   There are no Liens for a material amount of Taxes upon any property or assets of any Parent Company, except for Permitted Liens.
(m)   No Parent Company has participated in any “listed transaction” within the meaning of Treasury Regulations Sections 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law).
(n)   Neither Parent nor the Merger Subs have taken or agreed to take any action or is aware of the existence of any fact or circumstance, that could reasonably be expected to impede or prevent the

Mergers, taken together, from qualifying as a “reorganization” under Section 368(a) of the Code. Merger Sub I is, at all times since its formation has been, and at all times prior to the Effective Time will be, a direct, wholly owned subsidiary of Parent. Merger Sub II is, at all times since its formation has been, and at all times through and including the Second Effective Time will be, a direct, wholly owned subsidiary of Parent and an entity disregarded as separate from Parent for U.S. federal income Tax purposes under Treasury Regulations Section 301.7701-3.
(o)   The Parent Companies are in material compliance with all transfer pricing Laws, and all related material documentation required by such Laws has been timely prepared or obtained and, if necessary, retained.
(p)   No Parent Company has engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty), or otherwise become subject to Tax jurisdiction in a country other than the country of its formation.
Section 4.15   Contracts.   Each Contract that is material to the Parent Companies (each a, “Parent Material Contract”) is valid and binding on each Parent Company party thereto and, to the knowledge of Parent, each other party thereto, and is in full force and effect, except in each case for such failures to be valid and binding or to be in full force and effect that, individually or in the aggregate, would not reasonably be expected to have, a Parent Material Adverse Effect. Except as, individually or in the aggregate, would not reasonably be expected to have, a Parent Material Adverse Effect, there is no breach or default under any Parent Material Contract by any of the Parent Companies party thereto or, to the knowledge of the Parent, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a breach or default thereunder by any of the Parent Companies party thereto or, to the knowledge of the Parent, any other party thereto.
Section 4.16   Intellectual Property.
(a)   Except as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, (i) one or more Parent Companies exclusively owns all right, title and interest in the Parent Owned Intellectual Property, free and clear of any Liens (other than Permitted IP Encumbrances) or has a valid right to use any other Intellectual Property used or held for use in, and necessary for the conduct of, the Parent’s business and (ii) the execution, delivery and performance of this Agreement by Parent, and the consummation by Parent, Merger Sub I or Merger Sub II of the Share Issuance or the Transactions, will not, cause the loss of any ownership of any Parent Owned Intellectual Property, or loss of license rights granted to a Parent Company in and to any Parent Intellectual Property.
(b)   Except as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect: (i) the Parent’s business, as presently conducted, does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any other Person; and (ii) as of the date of this Agreement: (A) there are no Actions (including infringement, misappropriation, interference, derivation, reexamination, inter partes review, ex parte reexamination, inter partes reexamination, post-grant review or covered business method review, reissue, opposition, nullity or cancelation proceeding) pending or, to the knowledge of Parent, presently threatened in writing against any Parent Company with respect to the Parent’s business and (B), to the knowledge of Parent, there are there are no infringement or misappropriation Actions currently pending with respect to any Parent Owned Intellectual Property.
(c)   To the knowledge of Parent, since January 1, 2020, no Person has infringed, misappropriated or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Parent Owned Intellectual Property, in each case in a manner that would reasonably be expected to have a Parent Material Adverse Effect.
(d)   Except to the extent that the Parent Companies have desired to disclose trade secrets included in the Parent Owned Intellectual Property, the Parent Companies have taken commercially reasonable measures to maintain the confidentiality of trade secrets included in the Parent Owned Intellectual Property, except as would not reasonably be expected to have a Parent Material Adverse Effect.

(e)   The representations and warranties set forth in this Section 4.16 are the only representations and warranties being made by Parent, Merger Sub I or Merger Sub II in this Agreement with respect to any title, ownership, encumbrances, or infringement, misappropriation or other violation of or with respect to Intellectual Property.
(f)   For purposes of this Agreement, the following terms shall have the meanings assigned below:
“Parent Intellectual Property” means all Parent Owned Intellectual Property and all Intellectual Property in which any Parent Company has (or purports to have) a license or similar right and is used in the conduct of Parent’s business; and
“Parent Owned Intellectual Property” means Intellectual Property owned by any Parent Company or in which any Parent Company purports to have an ownership interest (in each case, whether exclusively, jointly with another Person, or otherwise).
Section 4.17   Ownership of Parent Shares.   Neither Parent nor Merger Sub I or Merger Sub II nor any of their respective Subsidiaries or the “affiliates” or “associates” of such entity is, nor at any time during the last three (3) years has it been, an “interested stockholder” of the Company, in each case, as defined in Section 203(c) of the DGCL.
Section 4.18   Ownership and Operations of Merger Sub I and Merger Sub II.   Each of Merger Sub I and Merger Sub II has been formed solely for the purpose of engaging in the Transactions and, except for matters incidental to formation and execution and delivery of this Agreement and the performance of the transactions contemplated hereby, prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein. All of the issued and outstanding capital stock of Merger Sub I is, and at the Effective Time will be, owned directly or indirectly by Parent. Parent owns, and at the Effective Time will own, directly or indirectly all of the outstanding membership interests of Merger Sub II.
Section 4.19   Sufficiency of Funds.   Parent will have, as of Closing, sufficient available funds to pay all obligations of Parent, Merger Sub I and Merger Sub II under this Agreement including all amounts due under Article II and all out of pocket expenses of Parent, Merger Sub I, Merger Sub II and the Surviving Corporation arising from the consummation of the transactions contemplated under this Agreement.
Section 4.20   Brokers.   Except for Credit Suisse Securities (USA) LLC, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Share Issuance or the Transactions.
Section 4.21   No Other Representations and Warranties.    Notwithstanding anything herein to the contrary, the representations and warranties of Parent, Merger Sub I and Merger Sub II expressly set forth in this Article IV are and shall constitute the sole and exclusive representations and warranties made with respect to Parent and its Subsidiaries in connection with this Agreement or the transactions contemplated hereby. Except for the representations and warranties referred to in previous sentence, none of Parent, its Subsidiaries or any other Person has made or is making any express or implied representations or warranty, statutory or otherwise, of any nature, including with respect to any express or implied representation or warranty as to the merchantability, quality, quantity, suitability or fitness for any particular purpose of the business or the assets of Parent and its Subsidiaries. Except for the representations and warranties expressly set forth in this Article IV, all other warranties, express or implied, statutory or otherwise, of any nature, including with respect to any express or implied representation or warranty as to the merchantability, quality, quantity, suitability or fitness for any particular purpose of the business or the assets of Parent and its Subsidiaries, are hereby expressly disclaimed. Parent, Merger Sub I and Merger Sub II hereby acknowledge and agree that, except for the representations and warranties set forth in Article III (in each case as qualified and limited by the Company Disclosure Letter), (a) none of the Company or any of its Subsidiaries, or any of its or their respective Affiliates, stockholders or Representatives, or any other Person, has made or is making any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to the Parent, Merger Sub I, Merger Sub II or any of their respective Affiliates, stockholders or Representatives, or any other Person, or, except as otherwise expressly set forth in this Agreement, had or has any duty or obligation to provide any information to the Parent, Merger Sub I, Merger Sub II or any

of their respective Affiliates, stockholders or Representatives, or any other Person, in connection with this Agreement or the transactions contemplated hereby, and (b) to the fullest extent permitted by law, none of the Company or any of its Subsidiaries, or any of its or their respective Affiliates, stockholders or Representatives, or any other Person, will have or be subject to any liability or other obligation of any kind or nature to the Parent, Merger Sub I, Merger Sub II or any of their respective Affiliates, stockholders or Representatives, or any other Person, resulting from the delivery, dissemination or any other distribution to the Parent, Merger Sub I, Merger Sub II or any of their respective Affiliates, stockholders or Representatives, or any other Person, or the use by the Parent, Merger Sub I, Merger Sub II or any of their respective Affiliates, stockholders or Representatives, or any other Person, of any such information provided or made available to any of them by the Company or any of its Subsidiaries, or any of its or their respective Affiliates, stockholders or Representatives, or any other Person, including any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material provided or made available to Parent, Merger Sub I, Merger Sub II or any of their respective Affiliates, stockholders, or Representatives, or any other Person, in “data rooms,” confidential information memoranda or otherwise, in each case in anticipation or contemplation of the Mergers or any other transaction contemplated by this Agreement, and (subject to the express representations and warranties of the Company set forth in Article III (in each case as qualified and limited by the Company Disclosure Letter)) none of Parent, Merger Sub I, Merger Sub II or any of their respective Affiliates, stockholders or Representatives, or any other Person, has relied on any such information (including the accuracy or completeness thereof).
ARTICLE V
COVENANTS
Section 5.1   Conduct of Business of the Company.
(a)   Except (A) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (B) for matters set forth in Section 5.1 of the Company Disclosure Letter or otherwise expressly required or permitted by this Agreement or (C) as may be required by Law, from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 7.1, (x) the Company shall, and shall cause each of its Subsidiaries to, conduct its business and the business of its Subsidiaries in all material respects in the ordinary course (other than in connection with COVID-19 Measures), and (y) shall not, and shall not permit any other Acquired Company to, do any of the following:
(i)   amend or permit the adoption of any amendment to the charter or bylaws (or comparable organizational documents) of the Company or any Acquired Company other than in connection with internal reorganizations of Acquired Companies (other than the Company);
(ii)   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
(iii)   except for as otherwise described in Section 5.1 of the Company Disclosure Letter, issue, grant or sell any (A) shares of capital stock, (B) Company Voting Debt or other voting securities, (C) Company Stock Equivalents, (D) any equity or equity-based compensation awards under the Company Equity Plan or similar plan, policy, program, practice, arrangement or agreement or (E) securities convertible into or exercisable or exchangeable for any shares of capital stock or voting securities of, or equity interests in, any Acquired Company, other than the issuance of shares of Company Common Stock upon the exercise of Company Options outstanding as of the date hereof and in accordance with their terms under the Company Equity Plan as of the date of this Agreement;
(iv)   declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other equity interests other than any dividend or distribution by a Subsidiary of the Company to the Company or to another Subsidiary of the Company;
(v)   enter into any interest rate, derivatives or hedging transaction (including with respect to commodities) other than in the ordinary course;

(vi)   adjust, split, combine, redeem, repurchase or otherwise acquire any shares of its capital stock or other equity interests (except in connection with the cashless exercise, settlement or similar transactions (including withholding of Taxes) pursuant to the exercise of Company Options or the vesting of or elections under Code Section 83(b) relating to restricted shares of Company Common Stock outstanding as of the date hereof or permitted to be granted in accordance with this Section 5.1), or reclassify, combine, split, subdivide or otherwise amend the terms of its capital stock or other equity interests, or enter into any agreement with respect to the voting of any of the Company’s capital stock or other securities or the capital stock or other securities of a Subsidiary of the Company;
(vii)   make or agree to make any new capital commitments or capital expenditures other than capital commitments or capital expenditures that are not in excess of $1,250,000 in the aggregate in any calendar quarter;
(viii)   (A) acquire (whether by merger, consolidation or acquisition of equity interests or assets or otherwise) from a third party any corporation, partnership or other business organization or division thereof or a material amount of the assets thereof, or (B) sell, (whether by merger, consolidation or sale of equity interests or assets or otherwise) to a third party any Acquired Company or any business line or material assets of the Company and its Subsidiaries;
(ix)   enter into any joint venture or partnership material to the Acquired Companies, taken as a whole;
(x)   enter into any transactions, agreements, arrangements or understandings with any Affiliate or other Person that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;
(xi)   (A) incur, create, assume or otherwise become liable for, or repay or prepay, any indebtedness for borrowed money, or guarantee any such indebtedness of any third party, issue or sell any debt securities, options, calls, warrants or other rights to acquire any debt securities of any Acquired Company, guarantee any debt securities of any third party, or amend, modify or refinance any such indebtedness (in each case of clause (A), other than (1) trade payables, documentary and standby letters of credit, guarantees and surety bonds in respect of Contracts in the ordinary course of business consistent with past practice), (2) otherwise pursuant to existing credit facilities in the ordinary course to fund working capital, capital expenditures, normal operations and any dividends permitted under this Agreement, or (3) as otherwise set forth on Section 5.1 of the Company Disclosure Letter, or (B) make any loans, advances or capital contributions to, or investments in, any other Person (other than any other Acquired Company);
(xii)   except to the extent required by applicable Law or the terms of this Agreement or any Company Plan, and except as otherwise set forth in Section 5.1 of the Company Disclosure Letter, (A) change the compensation or benefits of any current or former employee, officer, director, or independent contractor of any of the Acquired Companies other than routine merit based increases in cash compensation in the ordinary course of business consistent with past practice for non-officer level employees or independent contractors, (B) establish, enter into, materially amend, terminate or adopt any material Company Plan (or any plan, program, practice, policy, agreement or arrangement that would be a material Company Plan if in effect as of the date hereof), (C) accelerate the vesting of, or the lapsing of restrictions with respect to, any stock-based compensation other than provided for by this Agreement, (D) hire or terminate (other than for cause) the employment or service of any employee or independent contractor, other than in the ordinary course of business consistent with past practice for any non-officer level employee or independent contractor; or (E) grant any rights to severance, change of control, retention or termination pay to any current or former employee, officer, director or independent contractor;
(xiii)   (A) implement or adopt any material change in its methods of accounting, except to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto, or as required by Regulation S-X of the Exchange Act or any Governmental Entities or quasi-Governmental Entities (including the Financial Accounting Standards Board or any similar organization), (B) change its fiscal year or (C) make any material change in internal accounting controls or disclosure controls and procedures;
(xiv)   (1) fail to file any material income or other Tax Return when due (after giving effect to any properly obtained extensions of time in which to make such filings), (2) make, change or revoke any material Tax election, (3) change any Tax accounting period for purposes of a material Tax or material method of Tax accounting, (4) file any material amended Tax Return, (5) settle or compromise any audit or proceeding relating to a material amount of Taxes, (6) agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes, (7) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) with respect to any material Tax, or (8) surrender any right to claim a material Tax refund;
(xv)   commence or settle, compromise or otherwise voluntarily resolve any Action other than any Action that would not result in liability to the Acquired Companies in an amount in excess of $500,000;
(xvi)   other than in the ordinary course, enter into any agreement, arrangement or commitment to grant a license or sublicense of any material Company Intellectual Property to any third party;
(xvii)   transfer, sell or exclusively license material Company Intellectual Property to any third party;
(xviii)   (A) enter into, amend, renew or modify any Company Material Contract or Contract that would be a Company Material Contract if in effect on the date of this Agreement (other than (1) any customer Contract entered into in the ordinary course, (2) any Contract that can be terminated by any Acquired Company without penalty to the Acquired Company on ninety (90) days’ prior written notice or (3) any purchase order entered into in the ordinary course); or (B) consent to the termination of (other than a termination in accordance with its terms) any Company Material Contract or Contract permitted under this Section 5.1 to be entered into on or following the date hereof that would be a Company Material Contract (other than customer Contracts) if in effect on the date of this Agreement;
(xix)   enter into any non-compete or similar Contract that would materially impair the conduct of business of the Acquired Companies in any jurisdiction;
(xx)   effectuate a “plant closing” or “mass layoff,” as those terms are defined under WARN;
(xxi)   enter into any material new line of business;
(xxii)   except to the extent required by applicable Law, enter into, materially amend or modify any union recognition agreement, collective bargaining agreement or similar agreement with any labor union, labor organization, works council or representative body of any Acquired Company employees, or enter into negotiations regarding any such agreement;
(xxiii)   cancel any material insurance policies, or fail to renew any material insurance policies upon expiration on substantially the same terms as those in place on the date of this Agreement, to the extent insurance policies on such terms are available on commercially reasonable terms; or
(xxiv)   agree to, authorize or enter into any Contract obligating it to take any of the actions described in the foregoing clauses (i) through (xxiii).
Section 5.2   Conduct of Business of Parent, Merger Sub I and Merger Sub II.
(a)   Except (A) with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), (B) for matters set forth in Section 5.2(a) of the Parent Disclosure Letter or otherwise expressly required or permitted by this Agreement or (C) as may be required by Law, from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 7.1, (x) Parent shall, and shall cause each of its Subsidiaries to, conduct its business and the business of its Subsidiaries in all material respects in the ordinary course, and (y) shall not, and shall not permit any of its Subsidiaries to, do any of the following:
(i)   amend or permit the adoption of any amendment to the Parent Charter;
(ii)   amend or permit the adoption of any amendment to the Parent Bylaws in a manner that would materially and adversely affect the holders of Company Common Stock whose shares may be converted into Parent Common Stock at the Effective Time in a manner different than holders of Parent Common Stock prior to the Effective Time;
(iii)   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
(iv)   adjust, split, combine, redeem, repurchase or otherwise acquire any shares of Parent’s capital stock or other equity interests, or reclassify, subdivide or otherwise amend the terms of its capital stock or other equity interests, or enter into any agreement with respect to the voting of any of Parent’s capital stock or other securities or the capital stock or other securities of a Subsidiary of Parent;
(v)   issue, grant, deliver, sell, pledge, dispose of or encumber any (A) shares of capital stock, or (B) securities convertible into or exercisable or exchangeable for any shares of capital stock or voting securities of, or equity interests in, Parent, other than (x) the Share Issuance, (y) the issuance of Parent Common Stock or awards exercisable for or convertible into Parent Common Stock, in each case, pursuant to a Parent Stock Plan or (z) the issuance of shares of capital stock in connection with any acquisition from a third party of any corporation, partnership or other business organization or division thereof or a material portion of the assets thereof that is permitted by Section 5.2(a)(vi);
(vi)   except for matters set forth in Section 5.2(a)(vi) of the Parent Disclosure Letter, make any acquisition (as that term is defined in Item 2.01 of Form 8-K) that would (A) individually or in the aggregate, result in a breach of Parent’s obligation set forth in Section 5.6(e); (B) require, individually or as part of a series of transactions, the filing of a Form 8-K under Item 2.01 of Form 8-K when completed or otherwise constitute a material acquisition required to be reported under Item 1.01 of Form 8-K; or (C) prevent or materially delay the consummation of the Closing, irrespective of the Outside Date; or
(vii)   agree to, authorize or enter into any Contract obligating it to take any of the actions described in clauses (i) through (vi) above.
(b)   During the period from the date of this Agreement to the Effective Time, each of Merger Sub I and Merger Sub II shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.
Section 5.3   Company Acquisition Proposals.
(a)   The Company shall, and shall cause its Representatives to, (i) immediately cease and terminate (or cause to be terminated) all existing discussions or negotiations with any Person with respect to any Company Acquisition Proposal other than the Transactions, (ii) request the prompt return or destruction of all confidential information previously made available by it or on its behalf in connection with any actual or potential Company Acquisition Proposal and (iii) terminate access by any such Person and its Affiliates and Representatives to any data room (virtual, online or otherwise) maintained by or on behalf of the Company and its Subsidiaries. The Company shall not terminate, waive, amend, release or modify in any respect any material provision of any confidentiality agreement to which any Acquired Company or any of its Affiliates is a party with respect to any Company Acquisition Proposal; provided, however, that the Company shall be entitled to waive any standstill provision included in any such confidentiality agreement or any standstill provision contained in any standstill agreement to which any Acquired Company or any of its Affiliates is a party with respect to any Company Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to a Company

Acquisition Proposal if the Company Board determines in good faith (after consultation with the Company’s outside legal counsel) that failure to waive such standstill would reasonably be expected to be inconsistent with the directors’ fiduciary duties to the stockholders of the Company under applicable Law.
(b)   From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1, except as permitted under this Agreement (including Section 5.3(c), Section 5.3(e) and Section 5.3(g)), the Company shall not, and shall cause its Representatives and other Acquired Companies not to, directly or indirectly, (i) solicit, initiate or knowingly encourage or knowingly induce or facilitate the making, submission or announcement of any inquiries, proposals or offers constituting or that would reasonably be expected to lead to a Company Acquisition Proposal, (ii) make available any non-public information regarding any of the Acquired Companies to any Person (other than Parent and Parent’s or the Company’s Representatives) in response to a Company Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to a Company Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Company Acquisition Proposal (other than to state that they currently are not permitted to have discussions), (iv) approve, endorse or recommend any Company Acquisition Proposal, (v) make or authorize any statement, recommendation or solicitation in support of any Company Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to a Company Acquisition Proposal, or (vi) enter into any letter of intent or agreement in principle or any Contract providing for, relating to or in connection with any Company Acquisition Proposal.
(c)   Notwithstanding anything to the contrary in this Agreement (including this Section 5.3), if at any time prior to obtaining the Company Stockholder Approval, (x)(i) the Company receives a bona fide written Company Acquisition Proposal that did not arise or result from a material breach of this Section 5.3, (i) the Company may contact the Person who has made such Company Acquisition Proposal in order to clarify the terms of such Company Acquisition Proposal so that the Company Board (or any committee thereof) may inform itself about such Company Acquisition Proposal, (ii) if the Company Board determines in good faith (after consultation with the Company’s outside legal counsel and outside financial advisors) that such Company Acquisition Proposal constitutes, or would be reasonably likely to constitute or lead to, a Company Superior Proposal and (iii) the Company Board determines in good faith (after consultation with the Company’s outside legal counsel and outside financial advisors) that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law, and (y) the Company has not breached this Section 5.3 in any material respect with respect to such Company Acquisition Proposal, the Company may (A) make available information (including non-public information) with respect to the Acquired Companies to the Person making such Company Acquisition Proposal pursuant to a Company Acceptable Confidentiality Agreement; and (B) participate in discussions or negotiations with such Person making such Company Acquisition Proposal regarding such Company Acquisition Proposal. The Company shall promptly (and in any event within twenty-four (24) hours) notify Parent in writing following the receipt of any Company Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Company Acquisition Proposal, which notice will include the identity of the person or persons making such Company Acquisition Proposal, a written summary of the material terms of such Company Acquisition Proposal and, concurrently with the delivery thereof to the person (or its Representatives) making the Company Acquisition Proposal, any information concerning the Company, the Company Subsidiaries or their businesses, assets or properties provided or made available to such other person (or its representatives) by the Company after receipt by the Company of the Company Acquisition Proposal that was not previously provided or made available to Parent (such information and documentation, the “Company Acquisition Proposal Information”). Following the delivery of such notice, the Company shall keep Parent reasonably informed on a prompt basis (and in any event within 24 hours) of any material developments, material discussions or material negotiations and the status thereof regarding any Company Acquisition Proposal described in the immediately preceding sentence, and none of the Company or any Company Subsidiary shall enter into any Contract that would prohibit them from providing the Company Acquisition Proposal Information to Parent or its Representatives.

(d)   From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1, except as otherwise permitted by this Agreement (including Section 5.3(e), Section 5.3(f) or Section 5.3(g)), neither the Company Board nor any committee thereof shall (i) withhold, withdraw, qualify, or modify, in each case in a manner adverse to Parent, the Company Recommendation, (ii) adopt, authorize, recommend, endorse or otherwise declare advisable (or publicly propose to adopt, authorize, recommend or endorse) any Company Acquisition Proposal or any offer or proposal that would reasonably be expected to lead to a Company Acquisition Proposal, (iii) approve or cause the Company to enter into any merger agreement, letter of intent or similar agreement relating to any Company Acquisition Proposal or that could lead to a Company Acquisition Proposal, (iv) fail to include the Company Recommendation in the Proxy Statement/Prospectus, (v) take any action or make any recommendation or public statement in connection with a tender offer or exchange offer other than an unequivocal recommendation against such offer; or (vi) resolve or agree to do any of the foregoing (any action set forth in the foregoing clauses (i)  — (vi), a “Company Adverse Recommendation Change”).
(e)   Notwithstanding anything to the contrary in this Agreement (including this Section 5.3), if prior to obtaining the Company Stockholder Approval, (i) the Company receives a bona fide written Company Acquisition Proposal that did not arise or result from a material breach of this Section 5.3, (ii) the Company Board determines in good faith (after consultation with the Company’s outside legal counsel and outside financial advisors) that (x) such Company Acquisition Proposal constitutes a Company Superior Proposal and, in any event, (y) the failure to make a Company Adverse Recommendation Change would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law, and (iii) the Company and the Company Board shall have complied with all of its obligations set forth in this Section 5.3 (including Section 5.3(f)) then, the Company may make a Company Adverse Recommendation Change.
(f)   The Company Board shall not take any action set forth in Section 5.3(e) unless the Company has (i) provided written notice to Parent (a “Notice of Company Superior Proposal”) informing Parent that the Company has determined that a Company Acquisition Proposal constitutes a Company Superior Proposal, identifying the Person making such Company Superior Proposal and providing a copy of the definitive agreement intended to effect such Company Superior Proposal and the other Company Acquisition Proposal Information, (ii) for the four (4) Business Day period following Parent’s receipt of the Notice of Company Superior Proposal (the “Company Superior Proposal Notice Period”), the Company Board shall have negotiated in good faith with Parent and considered in good faith any counteroffers or proposals, including to amend the terms and conditions of this Agreement (to the extent Parent wishes to do so), and (iii) after complying with clauses (i) and (ii), determined in good faith (after consultation with the Company’s outside legal counsel and financial advisors and taking into account any such counteroffer or proposed amendment to the terms and conditions of this Agreement) that such Company Acquisition Proposal remains a Company Superior Proposal. In the event of any material revisions to such Company Superior Proposal offered by the Person making such Company Superior Proposal (including any change in purchase price), the Company shall be required to deliver a new written notice to Parent and to again comply with the requirements of this Section 5.3(f) with respect to such new written notice, except that the Company Superior Proposal Notice Period shall be two (2) Business Days with respect to any such new written notice.
(g)   Other than in connection with circumstances involving or relating to a Company Acquisition Proposal (which shall be subject to Section 5.3(e) and Section 5.3(f) and shall not be subject to this Section 5.3(g)), prior to obtaining the Company Stockholder Approval, the Company Board may effect a Company Adverse Recommendation Change, in response to a Company Intervening Event only if (i) the Company Board determines in good faith (after consultation with the Company’s outside counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, (ii) the Company has notified Parent in writing that it intends to effect such a Company Adverse Recommendation Change pursuant to this Section 5.3(g), which notice shall include a reasonably detailed description of the facts and circumstances giving rise to such Company Intervening Event, (iii) for a period of four (4) Business Days following the notice delivered pursuant to clause (ii) of this Section 5.3(g), the Company Board shall have negotiated in good faith with Parent and shall have considered in good faith any proposals to amend the terms and conditions of this

Agreement (to the extent Parent wishes to do so) so that the failure to take such action would no longer reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Law; and (iv) no earlier than the end of such four (4) Business Day-period, the Company Board shall have determined in good faith (after consultation with the Company’s outside counsel and taking into account any adjustment or modification of the terms of this Agreement proposed by Parent) that the failure to take such action would still reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.
(h)   Nothing contained in this Section 5.3 shall prohibit the Company Board from (A) taking and disclosing a position contemplated by Item 1012(a) of Regulation M-A, Rule 14e-2(a) under the Exchange Act or Rule 14d-9 under the Exchange Act, or from issuing a “stop, look and listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act pending disclosure of its positions thereunder, or (B) making any disclosure to its stockholders if the Company Board determines in good faith (after consultation with the Company’s outside counsel) that the failure to do so would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties to the stockholders of the Company under applicable Law; provided, however, the Company Board shall not be permitted to take any such action that constitutes a Company Adverse Recommendation Change except in compliance with Section 5.3(e) or Section 5.3(g); provided, further that any such disclosure (other than a “stop, look and listen” or similar communication of the type communicated by Rule 14d-9(f) under the Exchange Act) that addresses the approval, recommendation or declaration of advisability by the Company Board with respect to this Agreement or a Company Acquisition Proposal shall be deemed to be a Company Adverse Recommendation Change unless the Company Board expressly reaffirms the Company Recommendation and rejects any Company Acquisition Proposal within ten (10) Business Days after any such disclosure.
(i)   For purposes of this Agreement:
(i)   “Company Acceptable Confidentiality Agreement” means a confidentiality agreement that contains terms that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided, however, that a Company Acceptable Confidentiality Agreement shall not be required to contain any standstill or similar provisions or otherwise prohibit the making or amendment of any Company Acquisition Proposal.
(ii)   “Company Acquisition Proposal” shall mean a proposal, inquiry, indication of interest or offer from any Person other than Parent providing for any (A) merger, consolidation, share exchange, business combination, recapitalization or similar transaction involving the Company or any of its Subsidiaries, pursuant to which any such Person (including such Person’s or resulting company’s direct or indirect stockholders) would own or control, directly or indirectly, twenty percent (20%) or more of the voting power or equity of the Company, (B) sale, lease or other disposition, directly or indirectly, of assets of the Company (including the capital stock or other equity interests of any of its Subsidiaries) and/or any Subsidiary of the Company representing twenty percent (20%) or more of the consolidated assets, revenues or net income of the Acquired Companies, taken as a whole, (C) issuance or sale or other disposition of capital stock or other equity interests representing twenty percent (20%) or more of the voting power of the Company, (D) tender offer, exchange offer or any other transaction or series of transactions in which any Person would acquire, directly or indirectly, beneficial ownership or the right to acquire beneficial ownership of capital stock or other equity interests representing twenty percent (20%) or more of the voting power of the Company of any group which beneficially owns or has the right to acquire beneficial ownership of, twenty percent (20%) or more of the outstanding shares of Company Common Stock or (E) any combination of the foregoing (in each case, other than Merger I and Merger II).
(iii)   “Company Superior Proposal” means any bona fide Company Acquisition Proposal that did not involve or result from a material breach of this Section 5.3 on terms which, in the good faith determination of the Company Board (after consultation with the Company’s financial advisor and outside legal counsel), are more favorable, taken as a whole, from a financial point of view to the stockholders of the Company than the Transactions; provided, that for purposes of this definition, references to “twenty percent (20%)” in the definition of “Company Acquisition Proposal” shall be deemed to be references to “fifty percent (50%)”.

Section 5.4   Preparation of the Form S-4 and Proxy Statement/Prospectus; Stockholders Meeting.
(a)   As soon as practicable following the date of this Agreement, Parent and the Company shall jointly prepare and cause to be filed with the SEC the Proxy Statement/Prospectus, in preliminary form, and Parent shall prepare and cause to be filed with the SEC the Form S-4, in which the Proxy Statement/Prospectus, in preliminary form, will be included as a prospectus. The Form S-4, including the Proxy Statement/Prospectus shall be prepared in cooperation with and remain subject in all respects to the review and comment of Parent and its legal counsel, and the Company and its legal counsel prior to filing with the SEC. Each of Parent and the Company shall use reasonable best efforts (i) to cause the Form S-4 and the Proxy Statement/Prospectus to comply in all material respects with all applicable rules, regulations and requirements of the Exchange Act or Securities Act, (ii) to promptly notify the other upon receipt of, and cooperate with each other and use reasonable best efforts to respond to, any comments or requests of the SEC or its staff, including for any amendment or supplement to the Form S-4 or Proxy Statement/Prospectus; (iii) to promptly provide the other party with copies of all written correspondence and a summary of all oral communications between it or its Representatives, on the one hand, and the SEC or its staff, on the other hand, relating to the Form S-4 or the Proxy Statement/Prospectus; (iv) to have the Form S-4 declared effective under the Securities Act as promptly as reasonably practicable after such filing, (v) prior to the effective date of the Form S-4, to take all action reasonably required to be taken under any applicable state securities Laws in connection with the Parent Common Stock issuable in connection with Merger I; (vi) to use reasonable best efforts to keep the Form S-4 effective through the Closing in order to permit the consummation of Merger I; and (vii) to cooperate with, and provide the other party with a reasonable opportunity to review and comment in advance on the Form S-4 and the Proxy Statement/Prospectus (including any amendments or supplements to the Form S-4 or the Proxy Statement/Prospectus) and any substantive correspondence (including all responses to SEC comments), prior to filing with the SEC or mailing, and shall provide to the other a copy of all such filings or communications made with the SEC, except to the extent such disclosure or communication relates to a Company Acquisition Proposal. Parent shall use reasonable best efforts to obtain any necessary state securities Law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement; provided, however, that Parent shall not be required to qualify to do business in any jurisdiction in which it is not now so qualified or file a general consent to service of process in any jurisdiction. The Company shall use its reasonable best efforts to cause the Proxy Statement/Prospectus to be filed with the SEC and distributed to the holders of Company Common Stock and made available on the internet as promptly as practicable after the Form S-4 is declared effective under the Securities Act. No filing of, or amendment or supplement to, the Form S-4 or the Proxy Statement/Prospectus will be made by Parent or the Company, as applicable, without the other’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed) and without providing the other the opportunity to review and comment thereon. Parent or the Company, as applicable, will notify the other promptly after it receives oral or written notice of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with Merger I for offering or sale in any jurisdiction, or any oral or written request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information, and will promptly provide the other with copies of any written communication received from the SEC or any state securities commission. If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, is discovered by Parent or the Company which should be set forth in an amendment or supplement to the Form S-4 or the Proxy Statement/Prospectus, so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be prepared promptly and, after the other party has had a reasonable opportunity to review and comment thereon, shall be filed promptly with the SEC, and, to the extent required by applicable Law, disseminated to the stockholders of the Company. The Company shall cause the Proxy Statement/Prospectus to be mailed to the stockholders of the Company as promptly as reasonably practicable after the Form S-4 is declared effective under the Securities Act. Notwithstanding anything to the contrary in this

Section 5.4(b), nothing in this Section 5.4(a) shall prohibit the Company or Parent from making any filing of any Quarterly Report on Form 10-Q, Annual Report on Form 10-K or Current Report on Form 8-K required pursuant to the Exchange Act.
(b)   The Company shall, as soon as reasonably practicable following effectiveness of the Form S-4, duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”) for the purpose of seeking the Company Stockholder Approval. The Company will conduct a broker search in anticipation of the Company Stockholder Meeting in compliance with SEC Rule 14a-3, assuming the earliest record date practicable and, from time to time, conduct additional broker searches as reasonable requested by Parent. Subject to Section 5.3(e), Section 5.3(f) and Section 5.3(g), the Company shall, through the Company Board, recommend that its stockholders adopt and approve this Agreement and the Transactions, including Merger I (the “Company Recommendation”), and shall use reasonable best efforts to (i) solicit from its stockholders proxies in favor of the adoption of this Agreement and (ii) take all other action necessary or advisable to secure the Company Stockholder Approval, and the Company Board shall not make a Company Adverse Recommendation Change. The Company, in consultation with Parent, shall set a record date for determining the Persons entitled to notice of, and to vote at, the Company Stockholder Meeting. The Company shall have the right to postpone or adjourn the Company Stockholder Meeting (A) by not more than thirty (30) days in the aggregate (1) for the absence of a quorum, (2) to allow reasonable additional time to solicit additional proxies to the extent that at such time the Company has not received a number of proxies that it reasonably believes sufficient to obtain the Company Stockholder Approval at the Company Stockholder Meeting, (3) to allow reasonable additional time to distribute any supplement or amendment to the Proxy Statement/Prospectus that the Company Board has determined in good faith to be necessary under applicable Law or to give the stockholders of the Company sufficient time to evaluate any information or disclosures that have been sent to the stockholders of Company or (4) to the extent required by applicable Law, or (B) with the written consent of Parent. Without limiting the generality of the foregoing, the Company’s obligations pursuant to this Section 5.4(b) shall not be affected by the commencement, public proposal, public disclosure or public or private communication to the Company of any Company Acquisition Proposal or by a Company Adverse Recommendation Change unless this Agreement has been terminated in accordance with Section 7.1. The Company shall keep Parent reasonably informed as to the aggregate number of shares of Company Common Stock entitled to vote at the Company Stockholder Meeting for which proxies have been received by the Company and the number of such proxies authorizing the holder therefor to vote in favor of the adoption and approval of this Agreement and the Transactions.
Section 5.5   Access to Information; Confidentiality.
(a)   Solely for the purposes of furthering the Mergers or for integration planning related thereto, and subject to contractual and legal restrictions applicable to the Company or any of its Subsidiaries, the Company shall, and shall cause its Subsidiaries to, afford to Parent and to the Representatives of Parent, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all of the Company’s properties, books, Contracts, personnel and records; provided, however, that such access does not unreasonably disrupt the normal operations of the Acquired Companies. This Section 5.5(a) shall not require any Acquired Company or allow Parent to perform invasive testing or evaluation (including any Phase II environmental testing) or permit any access, or to disclose any information, that in the reasonable judgment of the Company would reasonably be expected to result in (i) the disclosure of any trade secrets of third parties or a violation of any of such Acquired Company’s obligations with respect to confidentiality if such Acquired Company shall have used its reasonable best efforts to obtain the consent of such third party to such inspection or disclosure, (ii) the loss of attorney-client or other legal privilege with respect to such information or (iii) the disclosure of competitively sensitive information in the case of documents or portions of documents relating to pricing or other matters that are highly sensitive (including any Government Contract or Government Contract Bid). If any material is withheld by such Acquired Company pursuant to the preceding sentence, the Company shall inform Parent as to the general nature of what is being withheld. All information exchanged pursuant to this Section 5.5(a) shall be subject to the Mutual Confidentiality and Non-Disclosure Agreement, dated May 1, 2020, between the Company and Parent

(the “Confidentiality Agreement”), as supplemented by that certain Clean Team Addendum to NDA, dated as of July 29, 2021 (the “Clean Team Agreement”), by and between Parent and Company.
(b)   Solely for the purposes of furthering the Mergers or for integration planning related thereto, and subject to contractual and legal restrictions applicable to Parent or any of its Subsidiaries, Parent shall, and shall cause its Subsidiaries to, afford to the Company and its Representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all of Parent’s properties, books, Contracts, personnel and records; provided, however, that such access does not unreasonably disrupt the normal operations of the Parent or its Subsidiaries. This Section 5.5(b) shall not require Parent or allow any Acquired Company to perform invasive testing or evaluation (including any Phase II environmental testing) or permit any access, or to disclose any information, that in the reasonable judgment of Parent would reasonably be expected to result in (i) the disclosure of any trade secrets of third parties or a violation of any of Parent’s obligations with respect to confidentiality if Parent shall have used its reasonable best efforts to obtain the consent of such third party to such inspection or disclosure, (ii) the loss of attorney-client or other legal privilege with respect to such information or (iii) the disclosure of competitively sensitive information in the case of documents or portions of documents relating to pricing or other matters that are highly sensitive (including any Government Contract or Government Contract Bid). If any material is withheld by Parent pursuant to the preceding sentence, Parent shall inform the Company as to the general nature of what is being withheld. All information exchanged pursuant to this Section 5.5(b) shall be subject to the Confidentiality Agreement.
Section 5.6   Further Action; Efforts.
(a)   Subject to the terms and conditions of this Agreement, each party will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Regulatory Law to consummate the Transactions, and no party hereto shall fail to take or cause to be taken any action that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Transactions. In furtherance and not in limitation of the foregoing, each party hereto agrees to make (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions within ten (10) Business Days from the date hereof (unless a later date is mutually agreed between the parties) and to supply as promptly as reasonably practicable and advisable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other commercially reasonable actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as reasonably practicable, including by requesting early termination of the waiting period provided for in the HSR Act, (ii) appropriate filings under any other Regulatory Law with respect to the Transactions as soon as reasonably practicable and (iii) any other necessary, proper or advisable registrations, filings and notices with respect to the Transactions. Subject to applicable Law, and except as required by any Governmental Entity, the Company shall not agree to extend any waiting period under the HSR Act or any other Regulatory Law applicable to the Transactions without the prior written consent of Parent. The filing fee for the Notification and Report Forms filed under the HSR Act and any other Regulatory Law filings in connection with the Transactions required pursuant to this Section 5.6(a) shall be split fifty percent (50%) by Parent and fifty percent (50%) by the Company.
(b)   Notwithstanding anything to the contrary contained in this Agreement, in no event shall Parent or its Subsidiaries or Affiliates be required to (and the Company and its Subsidiaries and Affiliates shall not, without Parent’s prior written consent) (i) propose, negotiate, commit to, and/or effect, by consent decree, hold separate order, or otherwise, the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise) of any assets, properties, or businesses of Parent or its Subsidiaries or Affiliates or of the assets, properties, or businesses to be acquired pursuant to this Agreement, (ii) terminate, modify, or assign existing relationships, Contracts, or obligations of Parent or its Subsidiaries or Affiliates or those relating to any assets, properties, or businesses to be acquired pursuant to this Agreement, (iii) change or modify any course of conduct regarding future operations of Parent or its Subsidiaries or Affiliates or the assets, properties, or businesses to be acquired pursuant to this Agreement, or (iv) otherwise take or commit to take any other action that would limit Parent’s or its Subsidiaries’ or Affiliates’ freedom of action with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to this Agreement.
(c)   In addition, if any action or proceeding is instituted (or threatened) challenging the Transactions as violating any Regulatory Law or if any decree, order, Judgment, or injunction (whether temporary, preliminary, or permanent) is entered, enforced, or attempted to be entered or enforced by any Governmental Entity that would make the Transactions illegal or otherwise delay or prohibit the consummation of the Transactions, the parties shall have no obligation to take any action to contest, defend or litigate any such claim, cause of action, proceeding, decree, order, Judgment or injunction.
(d)   Each of Parent, Merger Sub I and Merger Sub II, on the one hand, and the Company, on the other hand, shall, in connection with obtaining requisite approvals and authorizations for the Transactions under the HSR Act or any other Regulatory Law, use its commercially reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any Action initiated by a private party, (ii) promptly notify the other party of any substantive communication made or received by Parent or the Company, as the case may be, from any Governmental Entity and of any communication received or given in connection with any Action by a private party, in each case regarding any of the Transactions (iii) subject to applicable Law, permit the other party a reasonable opportunity to review any substantive written communication given by it to, and consult with each other in advance of any scheduled substantive meeting or conference with, the FTC, the DOJ or any other Governmental Entity or private party, and (iv) not agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Transactions unless, to the extent reasonably practicable, it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend or participate. Notwithstanding the foregoing, the Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other side under this Section 5.6(d) as “Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside counsel of the recipient and will not be disclosed by outside counsel to employees, officers, directors or consultants of the recipient or any of its Affiliates unless express permission is obtained in advance from the source of the materials (the Company or Parent, as the case may be) or its legal counsel. Each of the Company and Parent shall cause its respective counsel to comply with this Section 5.6(d).
(e)   During the period from the date of this Agreement until the Effective Time, except as required by this Agreement and except as set forth in Section 5.6(e) of the Parent Disclosure Letter, Parent and its Affiliates shall not, without the prior written consent of the Company, engage in any action or enter into any transaction or permit any action to be taken or transaction to be entered into by Parent or any of its Affiliates that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent, Merger Sub I or Merger Sub II to consummate the transactions contemplated hereby prior to the Outside Date. Without limiting the generality of the foregoing, none of Parent or its Affiliates shall acquire (whether by merger, consolidation, stock or asset purchase or otherwise), or agree to so acquire, any assets of or any equity in any other Person or any business or division thereof, if that acquisition or agreement would reasonably be expected to: (i) materially increase the risk of not obtaining approval under any Regulatory Law or the expiration or termination of any waiting period in connection with Antitrust Laws; (ii) materially increase the risk of any Governmental Entity entering an order prohibiting the consummation of the transactions contemplated by this Agreement, including the Mergers or materially increase the risk of not being able to remove any such order on appeal or otherwise; or (iii) prevent or materially delay beyond the Outside Date receipt of any Antitrust Law approval.
Section 5.7   Employee Matters.
(a)   Subject to the terms of Section 2.4(d) and this Section 5.7(a), for a period of twelve (12) months following the Effective Time, Parent shall, or shall cause a Subsidiary of Parent to, provide to each employee of the Acquired Companies who is employed immediately prior to the Effective Time (each, a “Continuing Employee”), for so long as such Continuing Employee remains in the employment of Parent and its Subsidiaries, (i) base salary or wage rate and target annual bonuses that are in the aggregate, no less favorable than the base salary or wage rate and target annual bonuses (excluding any specific performance-based goals, equity or equity-based compensation, retention, change of control, transaction or similar bonuses, severance and nonqualified deferred compensation) being provided by the Company or its Subsidiaries to such Continuing Employee immediately prior to the Effective Time; provided, that for any annual bonus programs that provide for payment in the form of Company Common Stock or equity-based awards (“Equity Bonus Programs”), such Equity Bonus Programs shall continue for the length of the current performance period, and, at the end of such period Parent shall have the option to terminate such Equity Bonus Program after paying out all amounts owed to participants, (ii) employee benefits that are in the aggregate, substantially comparable to the benefits (excluding any defined benefit pension plans, equity based compensation, change in control, retention, or retiree medical benefits) being provided by the Company or its Subsidiaries to Continuing Employees immediately prior to the Effective Time, and (iii) severance benefits that are no less favorable than those in effect with respect to such Continuing Employee as of the date hereof and as are set forth on Section 5.7(a) of the Company Disclosure Letter.
(b)   Following the Effective Time, Parent shall, or shall cause its Subsidiaries to, use reasonable best efforts so that each Continuing Employee is provided full credit for prior service with the Acquired Companies to the extent such service would be recognized if it had been performed as an employee of Parent or any of its Subsidiaries for purposes of (i) eligibility and vesting under any Parent Employee Plans but not for benefit accrual purposes of any of the Parent Employee Plans; provided that such crediting is permitted under the terms of such plans, and applicable law and does not result in duplication of benefits, and (ii) unless covered under another arrangement with or of Parent, the Surviving Corporation or the Surviving Company, determination of benefit levels under any Parent Employee Plan or policy of general application in each case relating to paid time off or severance, in either case, for which the Continuing Employees are otherwise eligible and in which the Continuing Employees are offered participation, but except where such credit would result in a duplication of benefits. For purposes of this Agreement, the term “Parent Employee Plan” means any employee benefit plan that is sponsored, maintained or contributed to (or required to be contributed to) by any Parent Company, including, without limitation, any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) or “employee welfare benefit plan” (as defined in Section 3(1) of ERISA). The Company shall provide Parent or its designee all information reasonably requested to allow Parent to comply with such obligations in this Section 5.7(b).
(c)   Without limiting the foregoing, if the Continuing Employees participate in any Parent Employee Plan that provides medical, dental, vision or prescription drug benefits, Parent shall use commercially reasonable efforts (or shall use commercially reasonable efforts to cause one of its Affiliates, including, following the Closing, the Company) to (i) cause there to be waived any pre-existing condition, actively at work, waiting period and similar requirements, unless such conditions would not have been waived under the comparable Company Plans, and (ii) cause the Parent Employee Plans to honor any expenses incurred by the Continuing Employees and their eligible dependents under any corresponding Company Plan during the portion of the calendar year up to the date that coverage under a Company Plan is replaced with coverage under such Parent Employee Plan for purposes of satisfying applicable deductible, co-insurance and maximum out-of-pocket expenses. The Company shall provide Parent or its designee all information reasonably requested to allow Parent to comply with such obligations in this Section 5.7(c).
(d)   The Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective on the Closing Date (and contingent upon the Closing), any Company Plan set forth on Section 5.7(d) of the Company Disclosure Letter effective as of the date set forth therein, unless Parent, in its sole and absolute discretion, agrees to sponsor and maintain any such Company Plan by providing the Company with written notice of such election at least thirty (30) days before the Effective Time. Unless Parent so provides such notice to the Company, the Company shall deliver to Parent, prior to the Closing, evidence that the Company Board has validly adopted resolutions to terminate such scheduled Company Plans on Section 5.7(c) of the Company Disclosure Letter (the form and substance of which resolutions shall be subject to review and approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed), and taken all other actions necessary to terminate such Company Plans scheduled on Section 5.7(d) of the Company Disclosure Letter, effective no later than the date immediately preceding the Closing Date.
(e)   Nothing contained herein shall be construed as requiring, Parent or any of its Affiliates (including the Surviving Company) to continue any specific employee benefit plans, or to continue the employment of any specific Person for any period of time. The provisions of this Section 5.7 are for the sole benefit of the parties to this Agreement, and nothing herein, expressed or implied, is intended or shall be construed to (i) constitute an amendment to any of the compensation and benefits plans maintained for or provided to Continuing Employees prior to, on or following the Effective Time, (ii) impede or limit Parent, the Surviving Corporation, the Surviving Company or any of their respective Affiliates from amending or terminating any Company Plan following the Effective Time or (iii) confer upon or give to any Person (including for the avoidance of doubt any current or former employees, labor unions, directors, or independent contractors of any of the Acquired Companies, or on or after the Effective Time, the Surviving Corporation, the Surviving Company or any of their respective Subsidiaries), other than the parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies under or by reason of any provision of this Section 5.7.
(f)   At the Effective Time, the COC Severance Plan and any agreement entered into pursuant to the COC Severance Plan shall, by virtue of the Merger and without any action on the part of Parent or the Company, be assumed by Parent.
Section 5.8   Notification of Certain Matters.   The Company and Parent shall promptly notify each other of the receipt of (a) any written communication received from any Person alleging that the consent of such Person is or may be required in connection with the Transactions or (b) from any Governmental Entity in connection with this Agreement or the Transactions. The delivery of any notice pursuant to this Section 5.8 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the party sending or receiving such notice.
Section 5.9   Indemnification, Exculpation and Insurance.
(a)   For a period of six (6) years from and after the Effective Time, the Surviving Company shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing and costs of defense to) in accordance with the Company Organizational Documents of the Acquired Companies as of the date of this Agreement each current and former director or officer of any of the Acquired Companies (each, together with such individual’s heirs, executors or administrators, an “Indemnified Party”), in each case against any losses, claims, damages, liabilities, fees and expenses (including attorneys’ fees and disbursements), Judgments, fines and amounts paid in settlement (collectively, “Losses”) in connection with any actual or threatened Action, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with the fact that such Indemnified Party is or was an officer, director or fiduciary of any of the Acquired Companies at or prior to the Effective Time. For a period of six (6) years from and after the Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, maintain in effect the exculpation, indemnification and advancement of expenses equivalent to the provisions of the charter and bylaws (or equivalent organizational documents) of any Acquired Company as in effect immediately prior to the Effective Time with respect to acts or omissions occurring, or alleged to have occurred, prior to the Effective Time and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any Indemnified Party; provided, however, that all rights to indemnification in respect of any Action pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim. From and after the Effective Time, Parent shall cause the Surviving Corporation to honor, in accordance with their respective terms, each of the covenants contained in this Section 5.9.
(b)   The Company shall obtain, at or prior to the Effective Time, and Parent shall cooperate with the Company in connection with the Company obtaining, prepaid (or “tail”) directors’ and officers’ insurance and indemnification policies and fiduciary liability insurance policy or policies that provide coverage for events occurring prior to the Effective Time for an aggregate period of not less than six (6) years from the Effective Time (collectively, the “Continuing D&O Insurance”) that are no less favorable to the insureds (including as to terms, coverages, conditions, retentions and limits of liability) to the Company’s existing policy or, if substantially similar insurance coverage is unavailable, the best available coverage, and Parent shall cause the Surviving Company to maintain such policies in full force and effect for the full term of six (6) years and cause all obligations thereunder to be honored by the Surviving Company; provided, however, that the Company shall not pay an annual premium for the Continuing D&O Insurance in excess of three hundred fifty percent (350%) of the last annual premium paid prior to the date of this Agreement. If the Company for any reason fails to obtain such Continuing D&O Insurance at or prior to the Effective Time, Parent shall, for a period of six (6) years from the Effective Time, cause the Surviving Company to maintain in effect the then-current policies of directors’ and officers’ insurance and indemnification and fiduciary liability insurance policies maintained by the Company with respect to acts, omissions or events occurring prior to the Effective Time; provided, that after the Effective Time, Parent shall not be required to pay annual premiums for such directors’ and officers’ insurance and indemnification policies in excess of an aggregate amount of three hundred fifty percent (350%) of the last annual premiums paid by the Company prior to the date of this Agreement for its existing directors’ and officers’ insurance and indemnification policies and annual premiums for such fiduciary liability insurance in excess of an aggregate amount of three hundred fifty percent (350%) of the last annual premiums paid by the Company prior to the date of this Agreement for its existing fiduciary liability insurance policies, but in each such case shall purchase as much coverage as reasonably practicable for each such respective three hundred fifty percent (350%) aggregate amount.
(c)   If Parent, the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets, then, and in each case, Parent and the Surviving Company shall ensure that such surviving corporation or entity or the transferees of such properties or assets assume the obligations set forth in this Section 5.9.
(d)   The rights of each Indemnified Party under this Section 5.9 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of any of the Acquired Companies or under any agreement of any Indemnified Party with any of the Acquired Companies, in each case in effect as of the date of this Agreement, or under applicable Law. The provisions of this Section 5.9 and the rights provided hereby shall survive consummation of Merger I and Merger II and are intended to benefit, and shall be enforceable by, each Indemnified Party.
Section 5.10   Section 16 Matters.   Prior to the Effective Time, Parent and the Company shall take all such reasonable steps as may be required or appropriate to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or who will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 5.11   Anti-Takeover Statutes.   No party shall take any action that would cause this Agreement, Merger I, Merger II or any of the other Transactions to be subject to requirements imposed by any Takeover Law. If any Takeover Law is or may become applicable to this Agreement (including Merger I, Merger II and the other Transactions), each of the Company, Parent, Merger Sub I and Merger Sub II and their respective boards of directors (or other governing body) shall grant all such approvals and take all such actions as are reasonably necessary or appropriate so that such transactions may be consummated as promptly as practicable hereafter on the terms contemplated hereby and otherwise act reasonably to eliminate or minimize the effects of such Law on such transactions.
Section 5.12   Control of Operations.   Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 5.13   Stockholder Litigation.
(a)   The Company shall promptly notify Parent in writing of any Action commenced after the date of this Agreement against the Company or any of its directors or officers by any stockholder of the Company arising out of or relating to this Agreement or the Transactions (including any class action or derivative litigation, but excluding any demand for appraisal rights), which shall be governed exclusively by Section 2.1(e) and shall keep Parent reasonably informed regarding the status of any such stockholder Action. The Company shall give Parent the opportunity to participate, at Parent’s sole expense, in the defense or settlement of any such stockholder Action, shall give due consideration to Parent’s advice with respect to such stockholder Action and shall not cooperate and settle or offer to settle any such Action without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed); provided, however, the foregoing shall not give Parent or Merger Subs any right to direct the defense of any such stockholder Action against the Company.
(b)   Parent shall promptly notify the Company in writing of any Action commenced after the date of this Agreement against Parent, Merger Sub I, Merger Sub II or any of their respective directors or officers by any stockholder of Parent arising out of or relating to this Agreement or the Transactions (including any class action or derivative litigation) and shall keep the Company reasonably informed regarding the status of any such stockholder Action.
Section 5.14   Public Announcements.   The initial joint press release issued by Parent and the Company concerning this Agreement and the Transactions shall be in a form agreed to by Parent and the Company, and thereafter, Parent, Merger Sub I and Merger Sub II, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and shall provide each other the reasonable opportunity to review and comment upon, any press release or other public statements with respect to Merger I, Merger II and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except to the extent required by Law, court process, by obligations pursuant to any listing agreement with any national securities exchange or with respect to any Company Acquisition Proposal or Company Adverse Recommendation Change; provided, however that nothing in this Section 5.14 shall relieve the Company or Parent of their respective obligations under Section 5.3 with respect to any Company Acquisition Proposal, Company Adverse Recommendation Change or any other proposal contemplated by Section 5.3.
Section 5.15   Transfer Taxes.   All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) incurred in connection with the consummation of the Transactions shall be paid by either Parent or the Surviving Company (when and as due). The Company and Parent shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires or other documents with respect to such Taxes.
Section 5.16   Stock Exchange Listing and Delisting.
(a)   Parent shall cause the Parent Common Stock to be issued in Merger I to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.
(b)   Each of Parent and the Company agree to cooperate with the other party and use reasonable best efforts in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from NASDAQ and terminate its registration of the shares of Company Common Stock under the Exchange Act; provided that such delisting and termination shall not be effective until the Effective Time. The Company shall use commercially reasonable efforts to enable NASDAQ or the Surviving Company to file with the SEC a Form 25 on the Closing Date.
Section 5.17   Tax Treatment.
(a)   Parent, the Company, Merger Sub I and Merger Sub II intend that the Mergers, taken together, be treated, and each of them shall use its reasonable best efforts to cause the Mergers, taken together, to be treated, for federal (and applicable state and local) income tax purposes as a “reorganization” under Section 368(a) of the Code (to which each of Parent, Merger Sub I, Merger Sub II, and the Company are to be parties under Section 368(b) of the Code), and each shall file all Tax

Returns consistent with, and take no position inconsistent with, such treatment unless required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.
(b)   None of Parent, the Company, Merger Sub I or Merger Sub II shall take any action, cause any action to be taken, fail to take any action or fail to cause any action to be taken that would reasonably be expected to prevent the Mergers, taken together, from constituting a “reorganization” under Section 368(a) of the Code.
(c)   Each of Parent, the Merger Subs, and the Company will use its reasonable best efforts and will cooperate with one another to obtain (i) any opinion of counsel required to be delivered in connection with the statements made in the Form S-4 and the Proxy Statement/Prospectus, and (ii) the opinion referred to in Section 6.3(d), in each case, regarding the treatment of the Mergers, taken together, as a “reorganization” under Section 368(a) of the Code. In connection with any such opinions, (i) Parent shall deliver to McGuireWoods LLP (or Latham & Watkins LLP, if applicable) a duly executed certificate in the form attached hereto as Exhibit D-1 or Exhibit D-3, as applicable (with customary assumptions, representations, exceptions and modifications thereto as shall be reasonably satisfactory in form and substance to such counsel and reasonably necessary or appropriate to enable such counsel to render such opinions) (the “Parent Tax Certificate”), (ii) the Company shall deliver to McGuireWoods LLP (or Latham & Watkins LLP, if applicable) a duly executed certificate in the form attached hereto as Exhibit D-2 or Exhibit D-4, as applicable (with customary assumptions, representations, exceptions and modifications thereto as shall be reasonably satisfactory in form and substance to such counsel and reasonably necessary or appropriate to enable each such counsel to render such opinions) (in each case of (i) and (ii), dated as of the Closing Date and at such other times as may be reasonably requested by McGuireWoods LLP (or Latham & Watkins LLP, if applicable) in connection with the filing of the Form S-4), and (iii) each of Parent and the Company shall provide such other information as reasonably requested by each such counsel for purposes of rendering such opinions.
(d)   If there is a determination within the meaning of Section 1313(a) of the Code that the Mergers, taken together, do not qualify as a “reorganization” described in Section 368(a) of the Code, Parent, the Company, Merger Sub I and Merger Sub II shall take the position for federal income tax purposes that Merger I was a qualified stock purchase within the meaning of Section 338 of the Code and Merger II qualified as a liquidation described in Section 332 of the Code.
(e)   Parent, the Company, Merger Sub I and Merger Sub II hereby adopt this Agreement as a “plan of reorganization” for purposes of Sections 354, 361 and the 368 of the Code and within the meaning of Section 368 of the Code Treasury Regulations Sections 1.368-2(g) and 1.368- 3(a).
(f)   Except for the covenants in this Section 5.17 and the representations set forth in Section 4.14(n) of this Agreement, none of Parent, the Merger Subs, or any of their Affiliates makes any representations or warranties to the Company or to any other Person regarding the Tax treatment of the Mergers, or any of the Tax consequences of the Transactions to the Company or any holder of Company Common Stock or Company Equity Awards. The Company acknowledges that the Company and the Company stockholders are relying solely on their own Tax advisors for Tax advice regarding this Agreement, the Mergers and the other transactions and agreements contemplated hereby; provided, that the Company may rely on the legal opinion of McGuireWoods LLP (or Latham & Watkins LLP in the event that Latham & Watkins LLP provides the legal opinion in Section 6.3(d)) solely for the purposes of Section 6.3(d).
Section 5.18   Expenses.   Except as otherwise provided in this Agreement, including in Section 5.6 regarding filing fees pursuant to the HSR Act and other Regulatory Laws, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses. Parent shall, or shall cause the Surviving Company to, pay all charges and expenses of the Exchange Agent in connection with the transactions contemplated in Article II.
Section 5.19   Resignation of Directors.   The Company shall use reasonable best efforts to obtain and deliver to Parent at the Closing evidence reasonably satisfactory to Parent of (i) the resignation of all directors and officers of the Company and (ii) the resignation of such other officers and directors of the

Company’s Subsidiaries as Parent shall have requested in writing and delivered to the Company not less than three (3) Business Days prior to the Closing Date, in each case, effective as of the Effective Time.
ARTICLE VI
CONDITIONS PRECEDENT
Section 6.1   Conditions to Each Party’s Obligations to Effect Merger I.   The respective obligations of each party to effect Merger I are subject to the satisfaction at the Effective Time of each of the following conditions, any and all of which may be waived, in whole or in part, by Parent, Merger Sub I, Merger Sub II or the Company, as the case may be, to the extent permitted by applicable Law:
(a)   Stockholder Approval.   The Company shall have obtained the Company Stockholder Approval.
(b)   Share Listing.   The shares of Parent Common Stock issuable to the Company’s stockholders pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.
(c)   Other Regulatory Approvals.   (i) All waiting periods (and any extensions thereof) applicable to the Transactions under the HSR Act and any commitment to, or agreement with, any Governmental Entity by any party not to close the Transaction before a certain date shall have expired or been earlier terminated; and (ii) all authorizations, consents, clearances and approvals required under the Regulatory Laws set forth on Schedule 6.1(c) shall have been obtained and shall remain in full force and effect.
(d)   No Injunctions, Orders or Restraints; Illegality.   No court or other Governmental Entity of competent jurisdiction shall have issued, enacted, promulgated, enforced or entered any temporary restraining order, preliminary or permanent injunction, order, Law or other legal restraint or prohibition restricting, preventing or making illegal the consummation of any of the Transactions which is still in effect.
(e)   S-4 Effectiveness.   The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued (and not withdrawn) by the SEC and no proceedings for that purpose shall have been initiated or threatened in writing (and not withdrawn) by the SEC.
Section 6.2   Conditions to Obligations of Parent, Merger Sub II and Merger Sub I.   The respective obligations of Parent, Merger Sub II and Merger Sub I to effect Merger I are further subject to the satisfaction at the Effective Time of each of the following conditions, any and all of which may be waived, in whole or in part, by Parent:
(a)   Representations and Warranties.   The representations and warranties of the Company set forth in (i) Section 3.1 (Organization, Standing and Power; Subsidiaries), Section 3.3 (Authority), Section 3.4 (No Conflict; Consents and Approvals) and Section 3.21 (Brokers) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except such representations or warranties that were made as of a specific date need to be true and correct in all respects as of such date), (ii) Section 3.2 (Capital Stock) shall be true and correct in all respects, except for any de minimis inaccuracies, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that such representations or warranties that were made as of a specific date need be true and correct in all respects, except for any de minimis inaccuracies, as of such date) and (iii) any other section of this Agreement (without regard to any materiality or Company Material Adverse Effect qualifiers contained therein) shall be true and correct in all material respects, in either case, as of the date of this Agreement and the Closing Date as though made on or as of such date (except such representations or warranties that were made as of a specific date need to be true and correct in all respects as of such date); provided that the condition in this clause (iii) of this Section 6.2(a) shall be deemed to have been satisfied even if any representations and warranties of Company are not true and correct unless the cumulative effect of the failure of such representations and warranties of the Company, individually or in the aggregate, has resulted in or is reasonably likely to result in a Company Material Adverse Effect. Parent shall have received a certificate of an authorized executive officer of the Company, dated as of the Closing Date, to the foregoing effect.
(b)   Performance and Obligations of the Company.   The Company shall have performed or complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent shall have received a certificate of an authorized executive officer of the Company, dated as of the Closing Date, to the foregoing effect.
(c)   Company Material Adverse Effect.   Since the date of this Agreement, there shall not have been any event, change, effect, development, state of facts, condition, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. Parent shall have received a certificate of an authorized executive officer of the Company, dated as of the Closing Date, to the foregoing effect.
(d)   Certificate.   The Company shall have provided a statement and accompanying IRS notice (the “FIRPTA Certificate”), each dated as of the Closing Date, issued pursuant to Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3)(i) certifying that the stock of the Company is not a “United States real property interest” within the meaning of Section 897 of the Code.
Section 6.3   Conditions to Obligations of the Company.   The obligation of the Company to effect Merger I is further subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived, in whole or part, by the Company:
(a)   Representations and Warranties.   The representations and warranties of Parent, Merger Sub I and Merger Sub II set forth in (i) Section 4.1 (Organization, Standing and Power; Subsidiaries), Section 4.3 (Authority), Section 4.4 (No Conflict; Consents and Approvals) and Section 4.20 (Brokers) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except such representations or warranties that were made as of a specific date need to be true and correct in all respects as of such date), (ii) Section 4.2 (Capital Stock) shall be true and correct in all respects, except for any de minimis inaccuracies, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that such representations or warranties that were made as of a specific date need be true and correct in all respects, except for any de minimis inaccuracies, as of such date) and (iii) any other section of this Agreement (without regard to any materiality or Parent Material Adverse Effect qualifiers contained therein) shall be true and correct in all material respects, in either case, as of the date of this Agreement and the Closing Date as though made on or as of such date (except such representations or warranties that were made as of a specific date need to be true and correct in all respects as of such date); provided that the condition in this clause (iii) of this Section 6.3(a) shall be deemed to have been satisfied even if any representations and warranties of Parent, Merger Sub I or Merger Sub II are not true and correct unless the cumulative effect of the failure of such representations and warranties, individually or in the aggregate, has resulted in or is reasonably likely to result in a Parent Material Adverse Effect. The Company shall have received a certificate of an authorized executive officer of Parent, dated as of the Closing Date, to the foregoing effect.
(b)   Performance of Obligations of Parent, Merger Sub I and Merger Sub II.   Each of Parent, Merger Sub I and Merger Sub II shall have performed or complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Company shall have received a certificate of an authorized executive officer of Parent, dated as of the Closing Date, to the foregoing effect.
(c)   Parent Material Adverse Effect.   Since the date of this Agreement, there shall not have been any event, change, effect, development, state of facts, condition, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect. The Company shall have received a certificate of an authorized executive officer of Parent, dated as of the Closing Date, to the foregoing effect.

(d)   Tax Opinion.   The Company shall have received an opinion of McGuireWoods LLP, or, if McGuireWoods LLP is unable or unwilling to deliver such opinion, of Latham & Watkins LLP, in form and substance reasonably satisfactory to the Company, dated the date of the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for United States federal income tax purposes, the Mergers, taken together, will qualify as a “reorganization” under Section 368(a) of the Code.
ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER
Section 7.1   Termination.   This Agreement may be terminated and Merger I and Merger II may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval, as follows (with any termination by Parent also being an effective termination by Merger Sub I and Merger Sub II):
(a)   by mutual written consent of Parent and the Company at any time;
(b)   by either Parent or the Company:
(i)   if any court of competent jurisdiction or other Governmental Entity shall have issued, enacted, promulgated or entered a Judgment or Law or taken any other action, that restrains, enjoins or otherwise prohibits or makes illegal the consummation of Merger I, Merger II or any of the other Transactions and such Judgment or Law shall have become final and nonappealable; provided, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available if the party seeking to terminate this Agreement is in material breach of its obligations under Section 5.6;
(ii)   if, upon a vote taken at any duly held Company Stockholder Meeting (or at any adjournment or postponement thereof) held to obtain the Company Stockholder Approval, the Company Stockholder Approval is not obtained; provided that the Company may not terminate this Agreement pursuant to this Section 7.1(b)(ii) if Parent shall be permitted to terminate this Agreement pursuant to Section 7.1(c)(i) or Section 7.1(c)(ii); or
(iii)   if the Effective Time shall not have occurred on or before May 11, 2022 (the “Outside Date”); provided, however, that neither Parent nor the Company shall be permitted to terminate this Agreement pursuant to this Section 7.1(b)(iii) if the failure to consummate Merger I by such date results from a material breach by Parent, Merger Sub I or Merger Sub II (in the case of termination by Parent) or the Company (in the case of termination by the Company) of any of its representations, warranties, covenants or agreements contained in this Agreement.
(c)   by Parent:
(i)   if the Company breaches or fails to perform in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.1 or Section 6.2 and (B) cannot be or has not been cured within the lesser of (1) thirty (30) calendar days after the giving by Parent of written notice to the Company of such breach or failure to perform (such notice to describe such breach or failure to perform in reasonable detail) and (2) the number of calendar days remaining until the Outside Date; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if Parent, Merger Sub I or Merger Sub II is then in material breach of any of its material obligations under this Agreement so as to result in the failure of a condition set forth in Section 6.1 or Section 6.3; or
(ii)   prior to obtaining the Company Stockholder Approval, if, after the date hereof, the Company Board or any committee thereof shall have (A) effected or permitted a Company Adverse Recommendation Change (whether or not permitted to do so under the terms of this Agreement), or (B) failed to include in the Proxy Statement/Prospectus the Company Recommendation.

(d)   by the Company:
(i)   if Parent, Merger Sub I or Merger Sub II breaches or fails to perform in any material respect any of its respective representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.1 or Section 6.3 and (B) cannot be or has not been cured within the lesser of (1) thirty (30) calendar days after the giving by the Company of written notice to Parent of such breach or failure to perform (such notice to describe such breach or failure to perform in reasonable detail) and (2) the number of calendar days remaining until the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(d) if the Company is then in material breach of any of its material obligations under this Agreement so as to result in the failure of a condition set forth in Section 6.1 or Section 6.2.
(ii)   prior to obtaining the Company Stockholder Approval, in order to enter into a definitive agreement to effect a Company Superior Proposal, provided that (i) the Company shall have complied in all material respects with all of its obligations under Section 5.3, (ii) the Company enters into such definitive agreement concurrently with such termination and (iii) the Company pays the Company Termination Fee in accordance with the procedures and within the time periods set forth in Section 7.3(a).
The party desiring to terminate this Agreement pursuant to this Section 7.1 shall give notice of such termination and the provisions of this Section 7.1 being relied on to terminate this Agreement to the other parties.
Section 7.2   Effect of Termination.   In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub I, Merger Sub II or the Company (or any of their Representatives or Affiliates), except that the provisions of the last sentence of Section 5.5(a) (Access to Information; Confidentiality), the last sentence of Section 5.5(b) (Access to Information; Confidentiality), Section 5.18 (Expenses), this Section 7.2, Section 7.3 (Termination Fees), Section 7.4 (Amendment or Supplement), Section 7.5 (Extension of Time; Waiver) and Article VIII (General Provisions) shall survive the termination of this Agreement. Notwithstanding the foregoing, in the event of the intentional breach of this Agreement or actual fraud, then the Parties agree that the Party that did not so breach or act with fraud shall be entitled to recover from the other Party any and all damages available at law or in equity incurred or suffered by such Party as a result of such breach or act.
Section 7.3   Termination Fees.
(a)   In the event that:
(i)   this Agreement is terminated by Company or Parent pursuant to Section 7.1(b)(ii) or by Parent pursuant to Section 7.1(c)(i) and (A) prior to the Company Stockholder Meeting, a Company Competing Proposal shall have been publicly disclosed and not publicly withdrawn prior to such termination date, and (B) within twelve (12) months after the date of any such termination, (x) the Company enters into a definitive agreement with respect to any Company Competing Proposal or (y) the transactions contemplated by any Company Competing Proposal are consummated, then the Company shall pay to Parent or its designee by wire transfer of same day funds to the account or accounts designated by Parent or such designee the Company Termination Fee concurrently with, and contingent upon, the earlier of the entry into such agreement or the consummation of the transactions contemplated by such Company Competing Proposal regardless of the date of such consummation; or
(ii)   this Agreement is terminated by Parent pursuant to Section 7.1(c)(ii), then the Company shall pay to Parent or its designee by wire transfer of same day funds to the account or accounts designated by Parent or such designee the Company Termination Fee within two (2) Business Days after such termination.
(iii)   this Agreement is terminated by the Company pursuant to Section 7.1(d)(i) for the Parent’s material breach of Section 5.2(a)(v), Section 5.2(a)(vi) or Section 5.6(e), then Parent shall pay to the Company (or its designee) by wire transfer of same day funds to the account or accounts designated by the Company or such designee the Parent Termination Fee within two (2) Business Days after such termination.
(b)   For purposes of this Section 7.3.
(i)   “Company Competing Proposal” shall have the same meaning as Company Acquisition Proposal except that all references to “twenty percent (20%)” therein shall be changed to “fifty percent (50%)”; and
(ii)   “Company Termination Fee” means an amount in cash equal to $11,500,000.
(iii)   “Parent Termination Fee” means an amount in cash equal to $11,500,000.
(c)   In the event that Parent or its designees receive full payment of the Company Termination Fee (including interest pursuant to Section 7.3(d)) under the circumstances where a Company Termination Fee was payable, the receipt of the Company Termination Fee shall be the sole and exclusive monetary remedy for any breach of this Agreement and any and all Losses suffered or incurred by the party to which such Company Termination Fee was payable hereunder (and any of its Affiliates or any other Person), in connection with this Agreement, the termination of this Agreement, the termination or abandonment of the Transactions or any matter forming the basis for such termination, other than for the intentional breach of this Agreement or actual fraud (in which case the party that did not so breach or act with fraud shall be entitled to recover from the other party any and all damages available at law or in equity incurred or suffered by such party as a result of such breach or act).
(d)   Each of the parties hereto acknowledges that the agreements contained in this Section 7.3 are an integral part of the Transactions, and that, without these agreements, neither the Company nor Parent, Merger Sub I or Merger Sub II would enter into this Agreement. Accordingly, if the Company fails promptly to pay the amounts due pursuant to this Section 7.3, and, in order to obtain such payment, Parent or its designee commences a suit that results in a Judgment against the Company for all or a portion of the Company Termination Fee, the Company shall pay to Parent or its designees interest on the amount of the Company Termination Fee from the date such payment was required to be made until the date of payment at a rate equal to five percent (5%) per annum.
(e)   Notwithstanding anything to the contrary set forth in this Agreement, the parties agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.
Section 7.4   Amendment or Supplement.   This Agreement may be amended, modified or supplemented by the parties hereto by action taken or authorized by written agreement of the parties hereto (by action taken by their respective boards of directors, if required) at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained; provided, however, that after the Company Stockholder Approval has been obtained, no amendment shall be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.
Section 7.5   Extension of Time; Waiver.   At any time prior to the Effective Time, the parties may (by action taken or authorized by their respective boards of directors, if required), to the extent permitted by applicable Law, whether before or after the Company Stockholder Approval has been obtained, (a) extend the time for the performance of any of the obligations or acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties of the other party or parties set forth in this Agreement or any document delivered pursuant hereto or (c) subject to applicable Law, waive compliance with any of the agreements, covenants or conditions of the other party or parties contained herein; provided, however, that after the Company Stockholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption. Any such waiver or agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party making or agreeing to make such waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Except as otherwise provided herein, the rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.
ARTICLE VIII
GENERAL PROVISIONS
Section 8.1   Nonsurvival of Representations and Warranties.   None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. Except for any covenant or agreement that by its terms contemplates performance after the Effective Time, none of the covenants and agreements of the parties contained this Agreement shall survive the Effective Time.
Section 8.2   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery, if delivered personally, (b) at the time sent (provided there is no automated return email indicating that the email address is no longer valid or active or the recipient is unavailable), if by email (to be followed by delivery by another method provided for in this Section 8.2) or (c) on the first Business Day following the date of dispatch, if delivered utilizing a next-day service by a recognized next-day courier (with proof of delivery from such recognized next-day courier). All notices hereunder shall be delivered to the addresses set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
(i)   if to Parent, Merger Sub I, Merger Sub II, the Surviving Corporation or the Surviving Company, to:
Desktop Metal, Inc.
63 Third Avenue
Burlington, MA 01803
E mail:
meg.broderick@desktopmetal.com

Attention:
Meg Broderick

with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
200 Clarendon Street
Boston, MA 02116
Email:
Daniel.Hoffman@lw.com;
Jason.Morelli@lw.com

Attention:
Daniel Hoffman and Jason Morelli

(ii)   if to the Company, to:
The ExOne Company
127 Industry Boulevard
North Huntington, PA 15642
E mail:
loretta.benec@exone.com

Attention:
Loretta Benec, General Counsel

with a copy (which shall not constitute notice) to:
McGuireWoods LLP
Tower Two-Sixty
260 Forbes Avenue
Suite 1800
Pittsburgh, PA 15222
E mail:
hfrank@mcguirewoods.com;
swestwood@mcguirewoods.com
gregan@mcguirewoods.com

Attention:
Hannah T. Frank
Scott E. Westwood
Gary S. Regan

Section 8.3   Certain Definitions.   For purposes of this Agreement, the following terms shall have the respective meanings assigned below:
“Affiliate” of any Person means any other Person that, at the time of determination, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such first-mentioned Person. For purposes of this definition, the term “control” (and correlative terms) means the power, directly or indirectly, whether by contract, ownership of voting securities or otherwise, to direct or cause the direction of the management and policies of a Person;
“Average Parent Stock Price” means the average of VWAP of the Parent Common Stock on the NYSE on each of the twenty (20) consecutive Trading Days ending on (and including) the Trading Day that is three (3) Trading Days prior to the date of the Effective Time;
“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City, New York are authorized by Law or executed order to be closed;
“COC Severance Plan” means the Company’s Change of Control Severance Plan, as amended;
“Company Equity Awards” means the Company Options and the Company Restricted Stock Awards;
“Company Equity Plan” means the Company’s 2013 Equity Incentive Plan, as amended;
“Company ERISA Affiliate” means any trade or business (whether or not incorporated) that together with the Company or any of its Affiliates is considered a single employer pursuant to Section 414(b), (c), (m) or (o) of the Code;
“Company Intervening Event” means an event, fact, circumstance, development or occurrence after the date of this Agreement that is material to the Acquired Companies, taken as a whole, that (A) was not known or reasonably foreseeable (or the magnitude of which was not known or reasonably foreseeable) to the Company Board as of the date of this Agreement, which event, fact, circumstance, development or occurrence (or the magnitude of which) becomes known to or by the Company Board prior to obtaining the Company Stockholder Approval and (B) does not involve or relate to (i) the receipt, existing or terms of a Company Acquisition Proposal or any matter relating thereto or consequence thereof or (ii) any facts or circumstances related to Parent;
“Company Material Adverse Effect” means any event, change, effect, development, state of facts, condition, circumstance or occurrence (each, an “Effect”) that (1) prevents or materially impairs or delays the consummation of the Mergers or performance by the Company of any of its material obligations under this Agreement, or (2) is or would be reasonably expected to have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Acquired Companies, taken as a whole, provided, that, clause (2) shall not be deemed to include any event, change, effect, development, state of facts, condition, circumstance or occurrence: (i) in or affecting general political, social or economic conditions (including changes in interest rates) or the financial, securities, capital or credit markets in the United States or elsewhere in the world, to the extent the Acquired Companies are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Acquired Companies operate, (ii) in or affecting the industries in which the Acquired Companies operate generally, to the extent the

Acquired Companies are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Acquired Companies operate or (iii) resulting from or arising out of (A) any changes in GAAP or accounting standards or interpretations thereof after the date of this Agreement, to the extent the Acquired Companies are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Acquired Companies operate, (B) any outbreak or escalation of hostilities or acts of war or terrorism, to the extent the Acquired Companies are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Acquired Companies operate, (C) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal, in each case after the date of this Agreement, of any rule, regulation, ordinance, order, protocol, or any other Law of or by a Governmental Entity, to the extent the Acquired Companies are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Acquired Companies operate, (D) the announcement of the Transactions with Parent, including the impact thereof on relationships, contractual or otherwise, of any Acquired Company with employees, customers, suppliers, licensors, licensees, Governmental Entities, creditors and other Persons provided that this clause (iii)(D) shall not apply to the use of Company Material Adverse Effect with respect to the representations and warranties set forth in Section 3.8, including for purposes of the condition in Section 6.2(a), (E) any litigation brought by a stockholder of Parent or of the Company relating to this Agreement or the Transactions, (F) any act of God, natural disaster or other calamity to the extent the Acquired Companies are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Acquired Companies operate, (G) epidemics, pandemics, disease outbreaks (including COVID-19), or public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States) or any Law or guideline issued by a Governmental Entity, the Centers for Disease Control and Prevention or the World Health Organization or industry group providing for business closures, “sheltering-in-place”, travel or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19), to the extent the Acquired Companies are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Acquired Companies operate, (H) any change in the share price or trading volume of the shares of Company Common Stock, in the Company’s credit rating or in any analyst’s recommendations, in each case in and of itself, or the failure of the Company to meet projections or forecasts (including any analyst’s projections), in and of itself (provided in each case that the event, change, effect, development, condition, circumstance or occurrence underlying such change or failure shall not be excluded, and may be taken into account, in determining whether there has been or would reasonably be expected to be a Company Material Adverse Effect) (to the extent permitted by this definition and not otherwise excepted by another clause of this proviso) and (I) actions taken as required by the Agreement;
“Company Option” means each option to purchase Company Common Stock granted under the Company Equity Plan that is outstanding and unexercised immediately prior to the Effective Time;
“Company Restricted Stock Award” means an award of shares of Company Common Stock that is subject to any vesting, forfeiture or other lapse restrictions granted under the Company Equity Plan;
“Contract” means any note, bond, mortgage, indenture, contract, arrangement, undertaking, purchase order, bid, agreement, lease, license or other instrument or obligation (whether written or oral), together with all amendments thereto;
“COVID-19” means the novel coronavirus, SARS-CoV-2 or COVID-19 (and all related strains and sequences) or any mutations thereof and/or related or associated epidemics, pandemics, or disease outbreaks;
“COVID-19 Measures” means any quarantine, isolation, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other legal requirement, decree, judgment, injunction or other order, directive, guidelines or recommendations by any Governmental Entity or industry group in connection with or in response to COVID-19, including, the Coronavirus Aid, Relief, and Economic Security (CARES) Act;
“Exchange Ratio” means, subject to adjustment as set forth in Section 2.1(f) of this Agreement, the number of shares of Parent Common Stock being issued for each share of Company Common Stock as the stock consideration component of the Merger Consideration, determined as follows:

(i)   if the Average Parent Stock Price is greater than or equal to $9.70 (the “Ceiling Price”), then the Exchange Ratio shall be set at 1.7522;
(ii)   if the Average Parent Stock Price is less than or equal to $7.94 (the “Floor Price”), then the Exchange Ratio shall be set at 2.1416;
(iii)   if the Average Parent Stock Price is greater than the Floor Price or less than the Ceiling Price, then the Exchange Ratio shall be equal to the product of (A) 1.9274 multiplied by (B) the quotient of (x) $8.82 divided by (y) the Average Parent Stock Price;
“Export Control Laws” mean (a) all applicable United States trade, export control, import, and antiboycott laws and regulations, including the Arms Export Control Act (22 U.S.C. §1778), the International Emergency Economic Powers Act (50 U.S.C. §§1701-1706), Section 999 of the Internal Revenue Code, the U.S. customs laws at Title 19 of the U.S. Code, the Export Control Reform Act of 2018 (50 U.S.C. §§4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120-130), the Export Administration Regulations (15 C.F.R. Parts 730-774), the U.S. customs regulations at 19 C.F.R. Chapter I, and the Foreign Trade Regulations (15 C.F.R. Part 30) and (b) all applicable trade, export control, import, and antiboycott laws and regulations imposed, administered or enforced by any other country, except to the extent inconsistent with U.S. law;
“Form S-4” means the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the Share Issuance, together with any amendments or supplements thereto;
“Government Contract” means any contract that is currently active in performance, or that has been active in performance at any time in the five (5) year period prior to the date of the Agreement with any Governmental Entity, any prime contractor of a Governmental Entity in its capacity as a prime contractor or any higher-tier subcontractor with respect to any such contract;
“Government Contract Bid” means any offer, quotation, bid or proposal which, if accepted or awarded, would result in a Government Contract;
“Judgment” means any judgment, order, decree, award, ruling, decision, verdict, subpoena, injunction or settlement entered, issued, made or rendered by any Governmental Entity (in each case whether temporary, preliminary or permanent);
“knowledge” when used with respect to (i) the Company, means the actual knowledge of any fact, circumstance or condition of those employees of the Company identified in Section 8.3(i) of the Company Disclosure Letter and (ii) Parent, means the actual knowledge of any fact, circumstance or condition of those employees of Parent identified in Section 8.3(ii) of the Parent Disclosure Letter;
“NASDAQ” means the NASDAQ Stock Market;
“NYSE” means the New York Stock Exchange;
“Parent Companies” means Parent and its Subsidiaries;
“Parent ERISA Affiliate” means any trade or business (whether or not incorporated) that together with Parent or any of its Affiliates is considered a single employer pursuant to Section 414(b), (c), (m) or (o) of the Code;
“Parent Material Adverse Effect” means any event, change, effect, development, state of facts, condition, circumstance or occurrence (each, an “Effect”) that (1) prevents or materially impairs or delays the consummation of the Mergers or performance by the Company of any of its material obligations under this Agreement, or (2) is or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Parent Companies, taken as a whole, provided, that, clause (2) shall not be deemed to include any event, change, effect, development, state of facts, condition, circumstance or occurrence: (i) in or affecting general political, social or economic conditions (including changes in interest rates) or the financial, securities, capital or credit markets in the United States or elsewhere in the world, to the extent the Parent Companies are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Parent Companies operate, (ii) in or affecting the industries in which the Parent Companies operate generally, to the extent the Parent Companies are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Parent Companies operate or (iii) resulting from or arising out of (A) any changes in GAAP or accounting standards or interpretations thereof after the date of this Agreement, to the extent the Parent Companies are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Parent Companies operate, (B) any outbreak or escalation of hostilities or acts of war or terrorism, to the extent the Parent Companies are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Parent Companies operate, (C) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal, in each case after the date of this Agreement, of any rule, regulation, ordinance, order, protocol, or any other Law of or by an Governmental Entity, to the extent the Parent Companies are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Parent Companies operate, (D) the announcement of the Transactions with the Company, including the impact thereof on relationships, contractual or otherwise, of any Parent Company with employees, customers, suppliers, licensors, licensees, Governmental Entities, creditors and other Persons provided that this clause (iii)(D) shall not apply to the use of Parent Material Adverse Effect with respect to the representations and warranties set forth in Section 4.8, including for purposes of the condition in Section 6.3(a), (E) any litigation brought by a stockholder of Parent or of the Company relating to this Agreement or the Transactions, (F) any act of God, natural disaster or other calamity to the extent the Parent Companies are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Acquired Companies operate, (G) epidemics, pandemics, disease outbreaks (including COVID-19), or public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States) or any Law or guideline issued by a Governmental Entity, the Centers for Disease Control and Prevention or the World Health Organization or industry group providing for business closures, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19), to the extent the Parent Companies are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Parent Companies operate, (H) any change in the share price or trading volume of the shares of Parent Common Stock, in Parent’s credit rating or in any analyst’s recommendations, in each case in and of itself, or the failure of Parent to meet projections or forecasts (including any analyst’s projections), in and of itself (provided in each case that the event, change, effect, development, condition, circumstance or occurrence underlying such change or failure shall not be excluded, and may be taken into account, in determining whether there has been or would reasonably be expected to be a Parent Material Adverse Effect) (to the extent permitted by this definition and not otherwise excepted by another clause of this proviso), and (I) actions taken as required by the Agreement;
“Parent Restricted Share” means each share of Parent Common Stock that is unvested or is subject to a repurchase option or obligation, risk of forfeiture or other condition under any Parent Stock Plan or applicable restricted stock purchase agreement or other Contract with Parent;
“Parent Restricted Stock Unit” means each restricted stock unit award relating to shares of Parent Common Stock granted under any Parent Stock Plan that is outstanding immediately prior to the Effective Time;
“Parent Stock Option” means each option to purchase Parent Common Stock granted under any Parent Stock Plan that is outstanding and unexercised immediately prior to the Effective Time;
“Parent Stock Plans” means (i) Parent’s 2015 Stock Incentive Plan, as amended, and (ii) Parent’s 2020 Incentive Award Plan, as amended;
“Per Share Cash Consideration” means $8.50 in cash, subject to adjustment as set forth in Section 2.1(f)(ii);
“Permitted Liens” means (a) statutory Liens for current Taxes not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established and maintained in accordance with GAAP, (b) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar Liens granted or that arise in the ordinary course of business, (c) Liens securing indebtedness or liabilities that are reflected in the Company SEC Documents filed on or prior to the date hereof or that any Acquired Company is permitted to incur under Section 5.1, (d) Liens imposed or promulgated by Law with respect to real property and improvements, including building codes, zoning regulations, rights of way and public easements, that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the property to which they relate in the business as currently conducted, (f) Liens arising under workers’ compensation, unemployment insurance, social security, retirement, and similar Laws, (g) any Liens, matters of record, and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the property to which they relate in the business as currently conducted, and (h) Liens created by or through, or resulting from any facts or circumstances relating to, Parent or its Affiliates;
“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity;
“Proxy Statement/Prospectus” means the proxy statement/prospectus to be sent to the stockholders of the Company relating to the Company Stockholder Meeting, together with any amendments or supplements thereto;
“Regulatory Law” means the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act and all other U.S. federal, state or local or non-U.S. statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws, including any antitrust, competition, foreign investment or trade regulation Laws, that are designed or intended to (i) prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition (such Regulatory Laws, “Antitrust Laws”) or (ii) protect the national security or the national economy of any nation or regulate foreign investment;
“Representatives” means, with respect to any Person, any officer, director or employee of such Person or any financial advisor, attorney, accountant or other agent, advisor or representative of such Person;
“Sanctioned Person” means any Person that is the target of Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. Treasury Department’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, any Member State of the European Union, or the United Kingdom (irrespective of its status vis-à-vis the European Union); (b) any Person organized or resident in a country or territory subject to comprehensive sanctions (as of the date of this Agreement, Iran, Syria, Cuba, North Korea, and the Crimea region of Ukraine); or (c) any Person 50% or more owned or, where relevant under applicable Sanctions, controlled by any such Person or Persons or acting for or on behalf of such Person or Persons;
“Sanctions” means applicable economic or financial sanctions or trade embargoes imposed, administered, or enforced by the U.S. government, including those administered by the U.S. Treasury Department’s Office of Foreign Assets Control or the U.S. Department of State, the European Union or its Member States, or Her Majesty’s Treasury of the United Kingdom, or the United Nations Security Council;
“Share Issuance” means the issuance by Parent of shares of Parent Common Stock in Merger I as contemplated by this Agreement;
“Subsidiary” means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect fifty percent (50%) or more of the board of directors or other governing body are owned, directly or indirectly, by such first Person;
“Tax” (and, with correlative meaning, “Taxes”) means: (i) any federal, state, local or non-U.S. net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding on amounts paid to or by any Person, alternative or add-on minimum, ad valorem, value-added, transfer, stamp or environmental Tax (including Taxes under Code Section 59A), escheat, unclaimed property, payments or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to Tax or additional amount imposed by any Governmental Entity and (ii) any liability for the payment of amounts determined by reference to amounts described in clause (i) as a result of being or having been a member of any group of corporations that files, will file or has filed Tax Returns on a combined, consolidated, unitary or similar basis, as a result of any obligation under any agreement or arrangement (including any obligations under any Tax allocation, Tax sharing or Tax indemnity agreement or arrangement), as a result of being a transferee or successor, by Contract or otherwise;
“Tax Return” means any return, report or similar statement filed or required to be filed with respect to any Tax (including any attachments or schedules), including any information return, claim for refund, amended return or declaration of estimated Tax, and any amendment thereof;
“Trading Day” means any day on which the NYSE is open for trading; and
“VWAP” means, for any Trading Day, the volume-weighted average price at which the Parent Common Stock trades on NYSE as reported by Bloomberg L.P., calculated to four decimal places and determined without regard to after-hours trading or any other trading outside the regular trading session trading hours.
Section 8.4   Interpretation.   When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section or Exhibit of this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon any day other than a Business Day, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a Business Day. The words “made available” to Parent and words of similar import means that the information or document (a) has been actually delivered to Parent or its advisors, counsel or other representatives, (b) has been posted to the electronic data site maintained by the Company in connection with the Transactions (including the clean room folder established pursuant to the Clean Team Agreement) or (c) has been publicly filed by the Company with the SEC, or incorporated by reference into any public filing with the SEC made by the Company; the words “made available” to the Company and words of similar import means that the information or document (a) has been actually delivered to the Company or its advisors, counsel or other representatives, (b) has been posted to the electronic data site maintained by Parent in connection with the Transactions (including the clean room folder established pursuant to the Clean Team Agreement) or (c) has been publicly filed by Parent with the SEC or incorporated by reference into any public filing with the SEC made by Parent. The terms “ordinary course” or “ordinary course of business” or words of similar import when used in this Agreement mean “ordinary course of business consistent with past practice”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.
Section 8.5   Entire Agreement.   This Agreement (including the Exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter, the Support Agreement, the Confidentiality Agreement (although any provisions of the Confidentiality Agreement conflicting with this Agreement shall be superseded by the provisions of this Agreement) and the Clean Team Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof (except that the Confidentiality Agreement shall be deemed amended as necessary so that until the termination of this Agreement in accordance with Section 7.1 hereof, Parent, Merger Sub I, Merger Sub II and the Company shall be permitted to take the actions contemplated by this Agreement).

Section 8.6   No Third-Party Beneficiaries.   Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except for the provisions of (i) Article II (which, from and after the Effective Time, shall be for the benefit of the holders of shares of Company Options and Company Restricted Stock Awards immediately prior to the Effective Time), (ii) Section 5.9 (Indemnification, Exculpation and Insurance) (which shall be for the benefit of the Indemnified Parties and their heirs) and (iii) Section 7.3(a) (Termination Fees), Section 7.4 (Amendment or Supplement), Section 7.5 (Extension of Time; Waiver), this Section 8.6(iii), Section 8.7 (Governing Law), Section 8.8 (Jurisdiction; Enforcement), Section 8.9 (Assignment; Successors) and Section 8.14 (Counterparts; Execution).
Section 8.7   Governing Law.   This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the Transactions, or the negotiation, execution or performance of this Agreement, shall be governed by the internal Laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state that would cause the application of the laws of another jurisdiction.
Section 8.8   Jurisdiction; Enforcement.   Each of the parties irrevocably agrees that any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any Judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.8, and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties hereby irrevocably submits with regard to any such Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8.8, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the Action in such court is brought in an inconvenient forum, (y) the venue of such Action is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the Company, Parent, Merger Sub I and Merger Sub II hereby consents to service being made through the notice procedures set forth in Section 8.2 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 8.2 shall be effective service of process for any Action in connection with this Agreement or the Transactions.
Section 8.9   Assignment; Successors.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, as a whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that Merger Sub I or Merger Sub II may assign in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations under this Agreement to any direct or indirect wholly owned Subsidiary of Parent so long as such assignment would not delay, impair or prevent consummation of the Merger, but no such assignment shall relieve Parent, Merger Sub I or Merger Sub II of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 8.10   Remedies.   Subject to Section 7.3, the parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including if any of the parties hereto fail to take any action required of them hereunder to consummate the Transactions, including the parties’ obligations to consummate Merger I and Merger II, and the obligation of Parent, Merger Sub I or Merger Sub II to pay, and the right of the holders of Company Common Stock to receive, the Merger Consideration) and that money damages or other legal remedies, even if available, would not be an adequate remedy for any such failure to perform or breach. Accordingly and subject to Section 7.3, each of the Company, Parent, Merger Sub I and Merger Sub II shall be entitled to specific performance of the terms hereof, an injunction or injunctions or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery, without proof of damages or otherwise, this being in addition to any other remedy to which such party is entitled at law or in equity and no party will allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law. Each of the parties hereby further waives any requirement under any law to post security as a prerequisite to obtaining equitable relief.
Section 8.11   Currency.   All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.
Section 8.12   Severability.   Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
Section 8.13   Waiver of Jury Trial.   EACH OF THE PARTIES TO THIS AGREEMENT KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE COMMITMENT LETTER OR THE TRANSACTIONS. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS Section 8.13.
Section 8.14   Counterparts; Execution.   This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery (including in .pdf format or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be sufficient to bind the parties to the terms and conditions of this Agreement.
[Signature Page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
PARENT:
DESKTOP METAL, INC.
By:
/s/ Ric Fulop

Name: Ric Fulop
Title: Chief Executive Officer
MERGER SUB I:
TEXAS MERGER SUB I, INC.
By:
/s/ Meg Broderick

Name: Meg Broderick
Title: Authorized Person
MERGER SUB II:
TEXAS MERGER SUB II, LLC
By:
/s/ Meg Broderick

Name: Meg Broderick
Title: Authorized Person
COMPANY:
THE EXONE COMPANY
By:
/s/ John Hartner

Name: John Hartner
Title: Chief Executive Officer
[Signature Page to Merger Agreement]

ANNEX I
Defined Terms
Term	Section
Acquired Company, Acquired Companies	3.1(a)
Action	3.9
Affiliate	8.3
Agreement	Preamble
Antitrust Counsel Only Material	5.6(d)
Antitrust Laws	8.3
Average Parent Stock Price	8.3
Book-Entry Shares	2.1(d)
Business Day	8.3
Ceiling Price	8.3
Certificate	2.1(d)
Certificate of Merger	1.5
Certificate of Merger I	1.5
Certificate of Merger II	1.5
Clean Team Agreement	5.5(a)
Closing	1.4
Closing Date	1.4
COC Severance Plan	8.3
COC Restricted Stock Award	2.4(c)
Code	Recitals
Common Shares Trust	2.3(e)(ii)
Company	Preamble
Company Acceptable Confidentiality Agreement	5.3(i)(i)
Company Acquisition Proposal	5.3(i)(ii)
Company Acquisition Proposal Information	5.3(c)
Company Adverse Recommendation Change	5.3(d)
Company Board	3.3(b)
Company Bylaws	3.1(b)
Company Charter	3.1(b)
Company Common Stock	Recitals
Company Competing Proposal	7.3(b)(i)
Company Data	3.18(m)
Company Disclosure Letter	Article III
Company Equity Awards	8.3
Company Equity Plan	8.3
Company ERISA Affiliate	8.3
Company Intellectual Property	3.18(m)
Company Intervening Event	8.3
Company IT Systems	3.18(m)
Company Material Adverse Effect	8.3

Term	Section
Company Material Contract	3.15(a)
Company Option	8.3
Company Organizational Documents	3.1(b)
Company Owned Intellectual Property	3.18(m)
Company Owned Technology	3.18(m)
Company Plan	3.11(a)
Company Preferred Stock	3.2(a)
Company Products	3.18(m)
Company Real Property Lease	3.17(b)
Company Recommendation	5.4(b)
Company Restricted Stock Award	8.3
Company SEC Documents	3.5(a)
Company Software	3.18(m)
Company Stock Equivalents	3.2(c)
Company Stockholder Approval	3.3(a)
Company Stockholder Meeting	5.4(b)
Company Superior Proposal	5.3(i)(iii)
Company Superior Proposal Notice Period	5.3(f)
Company Termination Fee	7.3(b)(ii)
Company Voting Debt	3.2(c)
Confidentiality Agreement	5.5(a)
Continuing D&O Insurance	5.9(b)
Continuing Employee	5.7(a)
Contract	8.3
Copyrights	3.18(m)
COVID-19	8.3
COVID-19 Measures	8.3
DGCL	Recitals
Dissenting Shares	2.1(e)
dollars, $, US$	8.11
Domain Names	3.18(m)
Effect	8.3
Effective Time	1.5
Enforceability Limitations	3.3(a)
Environmental Laws	3.13(b)(i)
Environmental Permits	3.13(b)(ii)
Equity Bonus Programs	5.7(a)
ERISA	3.11(a)
ESPP Awards	2.4(d)
Excess Shares	2.3(e)(i)
Exchange Act	3.4(b)
Exchange Agent	2.2
Exchange Fund	2.3(a)

Term	Section
Exchange Ratio	8.3
Exchange Ratio Reduction Number	2.1(f)(ii)
Excluded Shares	2.1(b)
Export Control Laws	8.3
FAR	3.20
FIRPTA Certificate	6.2(d)
Floor Price	8.3
Form S-4	8.3
Fraud and Bribery Laws	3.10(b)
GAAP	3.5(b)
Government Contract	8.3
Government Contract Bids	8.3
Governmental Entity	3.4(b)
HSR Act	3.4(b)
Indemnified Party	5.9(a)
Intellectual Property	3.18(m)
IRS	3.11(a)
Judgment	8.3
knowledge	8.3
Law	3.4(a)
Leased Company Real Property	3.17(b)
Liens	3.1(c)
LLC Act	Recitals
Losses	5.9(a)
Material Customer	3.15(a)(v)
Material Government Contract	3.20
Material Supplier	3.15(a)(iv)
Materials of Environmental Concern	3.13(b)(iii)
Maximum Share Number	2.1(f)(ii)
Merger Consideration	2.1(c)
Merger I	Recitals
Merger II	Recitals
Merger Sub I	Preamble
Merger Sub II	Preamble
Merger Subs	Preamble
Mergers	Recitals
NASDAQ	8.3
Notice of Company Superior Proposal	5.3(f)
NYSE	8.3
Open Source Code	3.18(m)
Option Cancellation Consideration	2.4(b)
Outside Date	7.1(b)(iii)
Owned Company Real Property	3.17(a)

Term	Section
Parent	Preamble
Parent Board	4.3(b)
Parent Bylaws	4.1(b)
Parent Charter	4.1(b)
Parent Common Stock	2.1(c)
Parent Companies	8.3
Parent Disclosure Letter	Article IV
Parent Employee Plan	5.7(b)
Parent Equity Plan	4.2(b)
Parent ERISA Affiliate	8.3
Parent Intellectual Property	4.16(f)
Parent Material Adverse Effect	8.3
Parent Material Contract	4.15
Parent Option Awards	2.4(a)
Parent Owned Intellectual Property	4.16(f)
Parent Plan	4.11(a)
Parent Preferred Stock	4.2(a)
Parent RSA	2.4(c)
Parent Restricted Share	8.3
Parent Restricted Stock Unit	8.3
Parent SEC Documents	4.5(a)
Parent Stock Awards	4.2(b)
Parent Stock Option	8.3
Parent Stock Plans	8.3
Parent Tax Certificate	5.17(c)
Parent Termination Fee	7.3(b)(iii)
Patents	3.18(m)
Per Share Cash Consideration	8.3
Per Share Stock Consideration	2.1(c)
Permits	3.10(f)
Permitted IP Encumbrance	3.18(m)
Permitted Liens	8.3
Person	8.3
Personal Data	3.18(m)
Privacy Commitments	3.18(h)
Privacy Laws	3.18(h)
Proxy Statement/Prospectus	8.3
Real Property	3.17(b)
Regulatory Law	8.3
Representatives	8.3
Rev. Proc. 2018-12	1.3
Sanctioned Person	8.3
Sanctions	8.3

Term	Section
SEC	Article III
Second Effective Time	1.5
Securities Act	3.4(b)
Share Issuance	8.3
Software	3.18(m)
SOX	3.5(a)
Standards Organizations	3.18(j)
Stifel	3.21
Subsidiary	8.3
Support Agreement	Recitals
Surviving Company	1.2(a)
Surviving Corporation	1.1(a)
Takeover Laws	3.22
Tax, Taxes	8.3
Tax Return	8.3
Technology	3.18(m)
Threshold Percentage	2.1(f)(iii)
Trademarks	3.18(m)
Trading Day	8.3
Transactions	3.3(a)
VWAP	8.3
WARN	3.12(c)

Annex B
Execution Version
VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT, dated as of August 11, 2021 (this “Agreement”), is made and entered into by and among Desktop Metal, Inc., a Delaware corporation (“Parent”), Texas Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub I”), Texas Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent (“Merger Sub II”), and the undersigned stockholder of the Company (as defined below) (the “Stockholder” and, together with Parent, Merger Sub I and Merger Sub II, the “Parties”).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub I, Merger Sub II and The ExOne Company, a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”);
WHEREAS, as of the date hereof, the Stockholder Beneficially Owns and owns of record the shares of common stock, par value $0.01 per share, of the Company (the “Existing Shares”), as set forth on Exhibit A attached hereto; and
WHEREAS, as a material condition and inducement to Parent, Merger Sub I and Merger Sub II’s willingness to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Parties agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATIONS
Section 1.1   Defined Terms.   As used in this Agreement, the following terms have the following meanings:
“Beneficially Own” means, with regard to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act. Similar terms such as “Beneficial Ownership” and “Beneficial Owner” have the corresponding meanings.
“Covered Company Shares” means, with respect to the Stockholder, (a) any Existing Shares Beneficially Owned or owned of record by the Stockholder and (b) any Company securities of which the Stockholder has Beneficial Ownership or record ownership after the date hereof.
“Transfer” means any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law, whether effected directly or indirectly, or the entry into any contract or understanding with respect to any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law, whether effected directly or indirectly, including, with respect to any capital stock or interests in capital stock, the entry into any swap or any contract, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, contract, transaction or series of transactions is to be settled by delivery of Company securities, in cash or otherwise.
Section 1.2   Interpretations.
(a)   Each capitalized term used but not defined in this Agreement has the meaning given to it in the Merger Agreement.

(b)   Where a reference in this Agreement is made to a Section or Exhibit such reference will be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes,” or “including” are used in this Agreement they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any contract, instrument, or statute defined or referred to herein or in any contract or instrument that is referred to herein means such contract, instrument, or statute as from time to time amended, modified, or supplemented, including, in the case of contracts or instruments, by waiver or consent and, in the case of statutes, by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and permitted assigns. Where this Agreement states that a party “shall,” “will” or “must” perform in some manner it means that the party is legally obligated to do so under this Agreement.
ARTICLE II
VOTING AGREEMENT AND IRREVOCABLE PROXY
Section 2.1   Agreement to Vote.
(a)   The Stockholder hereby irrevocably and unconditionally agrees that, during the term of this Agreement, at the Company Stockholder Meeting and at any other meeting of the Company’s stockholders, however called, in each case, including any adjournment or postponement thereof, and in connection with any written consent of the Company’s stockholders, the Stockholder shall, in each case to the fullest extent that the Covered Company Shares are entitled to vote thereon or consent thereto, or in any other circumstance in which the vote, consent or other approval of the Company’s stockholders is sought, including the Company Stockholder Approval:
(i)   appear at each such meeting or otherwise cause the Stockholder’s Covered Company Shares to be counted as present thereat for purposes of calculating a quorum; and
(ii)   vote (or cause to be voted), in person or by proxy, or if applicable deliver (or cause to be delivered) a written consent covering, all of the Stockholder’s Covered Company Shares:
(1)   in favor of the approval of the adoption of the Merger Agreement and the Mergers and any other action requested by Parent in furtherance thereof;
(2)   in favor of any proposal to adjourn a meeting of the Company’s stockholders to solicit additional proxies in favor of the adoption of the Merger Agreement;
(3)   against any Company Acquisition Proposal; and
(4)   against any other proposal, action or transaction that is intended to, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the consummation of the Mergers or the performance by the Company of its obligations under the Merger Agreement or this Agreement, including (x) against any proposal, action or transaction that could reasonably be expected to result in any condition to the consummation of the Mergers set forth in Article VI of the Merger Agreement not being satisfied, or that could reasonably be expected to result in a breach in any material respect of any representation, warranty, covenant or agreement of the Company pursuant to the Merger Agreement or this Agreement and (y) any amendments to the Company Charter or Company Bylaws if such amendment would reasonably be expected to prevent or delay the consummation of the Closing.
The Stockholder shall not, at any time prior to the Termination Date, (i) enter into any voting agreement or voting trust with respect to any of the Stockholder’s Covered Company Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, or (ii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.
(b)   Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining whether a quorum is present (if applicable) and for purposes of recording the results of the vote or consent.
ARTICLE III
OTHER COVENANTS
Section 3.1   Support.   The Stockholder shall use its reasonable best efforts to provide assistance to Parent, Merger Sub I, Merger Sub II and the Company in connection with the Merger Agreement, including by supplying and providing complete and accurate information regarding the Stockholder to, and as reasonably requested by, Parent, Merger Sub I, Merger Sub II, the Company or any Governmental Entity or other Person in connection with the making of any filings to or with, or obtaining any consent of, any Governmental Entity with respect to the Merger Agreement or the Mergers.
Section 3.2   Stock Dividends, Distributions, Etc.   In the event of a stock split, reverse stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the terms “Existing Shares” and “Covered Company Shares” shall be deemed to refer to and include all such stock dividends and distributions and any Company securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
Section 3.3   Lock-Up.   The Stockholder hereby covenants and agrees that between the date hereof and the termination of this Agreement in accordance with its terms, the Stockholder will not (a) Transfer any Covered Company Shares or (b) take any action that would make any of its representations or warranties contained herein untrue or incorrect or have the effect of preventing or materially impeding the Stockholder from performing its obligations under this Agreement. Notwithstanding the foregoing, in connection with any Transfer not involving or relating to any Company Acquisition Proposal, the Stockholder may (i) Transfer any or all of its Covered Company Shares (A) to any Affiliate of the Stockholder (B) by will or by operation of law upon the death of the Stockholder or Transfers to immediate family members, trusts for the benefit of the Stockholder or any immediate family members for estate planning purposes, or, (C) in connection with bona fide gifts to charitable organizations or other gift Transfers, and (ii) with respect to the Stockholder’s Company Equity Awards that vest or are exercised on or prior to the Termination Date, Transfer Covered Company Shares to the Company in order to satisfy any required withholding taxes applicable upon the such vesting or exercise of such Company Equity Awards; provided, however, that in each case described in clauses (i)(A),(B) and (C) above, prior to and as a condition to the effectiveness of such Transfer, each Person to which any of such Covered Company Shares or any interest in any of such Covered Company Shares is Transferred shall have executed and delivered to Parent, Merger Sub I and Merger Sub II a counterpart to this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement. If any involuntary Transfer of any of the Covered Company Shares shall occur (including a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Company Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect for the Voting Period.
Section 3.4   Appraisal Rights.   The Stockholder irrevocably and unconditionally agrees not to exercise any rights of appraisal or any dissenters’ rights that the Stockholder may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the Mergers, and the Stockholder hereby irrevocably and unconditionally waives any such rights of appraisal or rights to dissent that the Stockholder may have under applicable Law.
Section 3.5   Disclosure.   The Stockholder hereby authorizes Parent, Merger Sub I and Merger Sub II to publish and disclose in any announcement or disclosure required by the SEC or the rules of any national securities exchange and, to the extent required by applicable Law, in the Proxy Statement (including all documents and schedules filed with the SEC in connection therewith) and any other required filings under the Securities Act or the Exchange Act or otherwise required by Law, its identity and ownership of the Covered Company Shares and the nature of its commitments, arrangements and understandings under this Agreement.
Section 3.6   Public Statements.   Each of Parent, Merger Sub I, Merger Sub II and the Stockholder shall not, and shall not permit any of its Subsidiaries to, or authorize or permit any affiliate, director, officer, trustee, employee or partner of such Person or any of its Subsidiaries or any Representative of such Person or any of its Subsidiaries to, directly or indirectly, issue any press release or make any other public statement with respect to the Merger Agreement, this Agreement, the Mergers or any of the other transactions contemplated by the Merger Agreement or by this Agreement that is inconsistent with the transactions contemplated by this Agreement or the Merger Agreement.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER
The Stockholder represents and warrants to Parent, Merger Sub I and Merger Sub II as follows:
Section 4.1   Authority Relative to this Agreement; No Violation.
(a)   The Stockholder has full legal capacity to enter into, and to perform its covenants and agreements under, this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming this Agreement constitutes the legal, valid and binding agreement of Parent, Merger Sub I and Merger Sub II, constitutes the legal, valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the Enforceability Limitations.
(b)   No authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by the Stockholder of the transactions contemplated by this Agreement.
(c)   The execution and delivery by the Stockholder of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) (A) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, acceleration or put right of any material obligation or to the loss of a material benefit under any contract or agreement to which the Stockholder is a party or (B) result in the creation of any Liens upon any of the properties or assets of the Stockholder, or (ii) conflict with or violate any applicable Law, other than, in the case of clauses (i) and (ii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Stockholder’s ability to perform and comply with its covenants and agreements under this Agreement.
Section 4.2   Ownership of Shares.   The Stockholder Beneficially Owns and is the record owner of the Existing Shares set forth opposite the Stockholder’s name on Exhibit A free and clear of any Liens, and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of the Existing Shares) other than this Agreement and any limitations or restrictions imposed under applicable securities Laws. The Existing Shares set forth opposite the Stockholder’s name on Exhibit A constitute all of the Shares Beneficially Owned or owned of record by the Stockholder. The Stockholder has the only voting power, power of disposition, power to demand appraisal rights and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Company Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable Laws and the terms of this Agreement. As of the date hereof, the Stockholder does not Beneficially Own any shares of Parent Common Stock. Stockholder has not entered into or agreed to enter into any option, call, put, derivative, hedging, swap, forward or other similar arrangement in respect of Covered Company Shares, and has no agreement, arrangement or understanding with respect to any of the foregoing.
Section 4.3   Investigation; Litigation.   (a) There is no investigation or review pending or, to the knowledge of the Stockholder, threatened by any Governmental Entity, (b) there are no actions, suits, claims, charges, litigation, arbitrations or proceedings pending or, to the knowledge of the Stockholder, threatened by or before any Governmental Entity against the Stockholder or any of its properties or assets and (c) there are no laws, executive orders, rulings, injunctions or other orders of any Governmental Entity outstanding binding on the Stockholder or any of its respective properties or assets, in each case, that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Stockholder’s ability to perform and comply with its covenants and agreements under this Agreement.
Section 4.4   Merger Agreement.   The Stockholder understands and acknowledges that Parent, Merger Sub I and Merger Sub II are entering into the Merger Agreement in reliance upon, and Parent, Merger Sub I and Merger Sub II would not enter into the Merger Agreement without, the Stockholder’s execution and delivery of this Agreement.
Section 4.5   The Stockholders Have Adequate Information.   The Stockholder is a sophisticated seller with respect to the Covered Company Shares and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Covered Company Shares and has independently and without reliance upon Parent, Merger Sub I or Merger Sub II and based on such information as the Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement.
ARTICLE V
TERMINATION
Section 5.1   Termination.   This Agreement shall terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the delivery of written notice of termination by the Stockholder to Parent following any amendment, modification, change or waiver to any provision of the Merger Agreement that decreases the amount or changes the form of the Merger Consideration, or imposes any restrictions on the Stockholder’s right to receive the Merger Consideration (other than adjustments in accordance with the terms of the Merger Agreement), in each case, without the Stockholder’s prior written consent, (c) the Effective Time and (d) the mutual written consent of the Parties (the earliest such date under clause (a), (b), (c) and (d) being referred to herein as the “Termination Date”). In the event of any such termination of this Agreement, the obligations of the Parties under this Agreement shall terminate and there shall be no liability on the part of any Party with respect to this Agreement; provided, however, that (x) this Article V and Article VI shall survive any such termination and each remain in full force and effect and (y) no Party shall be relieved or released from any liability or damages arising from a breach of any provision of this Agreement arising prior to such termination.
ARTICLE VI
MISCELLANEOUS
Section 6.1   No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Company Shares. Except as otherwise provided in this Agreement, all rights, ownership and economic benefits of and relating to the Covered Company Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Company Shares.
Section 6.2   Amendment; Waiver.   Subject to applicable Laws, at any time prior to the Effective Time, this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification, by the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective.
Section 6.3   Entire Agreement; Counterparts.   This Agreement (including the exhibit hereto) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by email of a .pdf attachment will be effective as delivery of a manually executed counterpart of this Agreement.

Section 6.4   Governing Law; Venue; Waiver of Jury Trial; Specific Performance.
(a)   This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the Transactions, or the negotiation, execution or performance of this Agreement, shall be governed by the internal Laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state that would cause the application of the laws of another jurisdiction.
(b)   Each of the parties irrevocably agrees that any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any Judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.4(b), and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties hereby irrevocably submits with regard to any such Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.4(b), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the Action in such court is brought in an inconvenient forum, (y) the venue of such Action is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of Parent, Merger Sub I, Merger Sub II and the Stockholder hereby consents to service being made through the notice procedures set forth in Section 6.5 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 6.5 shall be effective service of process for any Action in connection with this Agreement or the Transactions.
(c)   EACH OF THE PARTIES TO THIS AGREEMENT KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.4c).
(d)   The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including if any of the parties hereto fail to take any action required of them hereunder to consummate the Transactions) and that money damages or other legal remedies, even if available, would not be an adequate remedy for any such failure to perform or breach. Accordingly, each of Parent, Merger Sub I, Merger Sub II and the Stockholder shall be entitled to specific performance of the terms hereof, an injunction or injunctions or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery, without proof of damages or otherwise, this being in addition to any other remedy to which such party is entitled at law or in equity and no party will allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law. Each of the parties hereby further waives any requirement under any law to post security as a prerequisite to obtaining equitable relief.
Section 6.5   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery, if delivered personally, (b) at the time sent (provided there is no automated return email indicating that the email address is no longer valid or active or the recipient is unavailable), if by email (to be followed by delivery by another method provided for in this Section 6.5) or (c) on the first Business Day following the date of dispatch, if delivered utilizing a next-day service by a recognized next-day courier (with proof of delivery from such recognized next-day courier). All notices hereunder shall be delivered to the addresses set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
if to Parent, Merger Sub I or Merger Sub II, to:
Desktop Metal, Inc.
63 Third Avenue
Burlington, MA 01803
Attention:
Meg Broderick

E mail:
meg.broderick@desktopmetal.com

with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
200 Clarendon Street
Boston, MA 02116
Attention:
Daniel Hoffman and Jason Morelli

Email:
Daniel.Hoffman@lw.com; Jason.Morelli@lw.com

if to the Stockholder, addressed to it at:
S. Kent Rockwell
127 Industry Boulevard
North Huntingdon, PA 15642
E mail:
skentr@rockwellvc.com

with a copy (which shall not constitute notice) to:
McGuireWoods LLP
Tower Two-Sixty
260 Forbes Avenue
Suite 1800
Pittsburgh, PA 15222
E mail:
hfrank@mcguirewoods.com;
swestwood@mcguirewoods.com
gregan@mcguirewoods.com

Attention:
Hannah T. Frank
Scott E. Westwood

          Gary S. Regan
with a copy (which shall not constitute notice) to:
Blank Rome LLP
501 Grant Street, Suite 850
Pittsburgh, PA 15219
E mail:
jbarnes@blankrome.com
mvtrainor@blankrome.com

Attention:
James J. Barnes
Masha Trainor

Section 6.6   Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of each of the other Parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.
Section 6.7   Severability.   Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
Section 6.8   Headings.   The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 6.9   No Third-Party Beneficiaries.   Each of the Parties agree that (a) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.
Section 6.10   Construction.   The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
Section 6.11   Exhibit.   The Exhibits to this Agreement are hereby incorporated and made a part of this Agreement and is an integral part of this Agreement.
Section 6.12   Expenses.   Whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring or required to incur such expenses.
Section 6.13   Stockholder Capacity.   The Stockholder is executing and entering into this Agreement solely in the Stockholder’s capacity as a Beneficial Owner and record owner of Covered Company Shares, and not in the Stockholder’s capacity as a director, officer, employee, agent or consultant of the Company. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken solely in the capacity as a director or officer of the Company shall be deemed to constitute a breach of this Agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement, as of the date first written above.
PARENT:
DESKTOP METAL, INC.
By:
/s/ Ric Fulop

Name: Ric Fulop
Title: Chief Executive Officer
MERGER SUB I:
TEXAS MERGER SUB I, INC.
By:
/s/ Meg Broderick

Name: Meg Broderick
Title: Authorized Person
MERGER SUB II:
TEXAS MERGER SUB II, LLC
By:
/s/ Meg Broderick

Name: Meg Broderick
Title: Authorized Person
[Signature Page To Voting And Support Agreement]

STOCKHOLDER:
/s/ S. Kent Rockwell

S. Kent Rockwell
ROCKWELL FOREST PRODUCTS, INC.
By:
/s/ S. Kent Rockwell

S. Kent Rockwell
President
[Signature Page To Voting And Support Agreement]

EXHIBIT A
EXISTING SHARES
Stockholder	Number of Existing Shares
Rockwell Forest Products, Inc.	4,175,493
S. Kent Rockwell	40,000

Annex C
Execution Version
VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT, dated as of August 11, 2021 (this “Agreement”), is made and entered into by and among Desktop Metal, Inc., a Delaware corporation (“Parent”), Texas Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub I”), Texas Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent (“Merger Sub II”), and the undersigned stockholder of the Company (as defined below) (the “Stockholder” and, together with Parent, Merger Sub I and Merger Sub II, the “Parties”).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub I, Merger Sub II and The ExOne Company, a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”);
WHEREAS, as of the date hereof, the Stockholder Beneficially Owns and owns of record the shares of common stock, par value $0.01 per share, of the Company (the “Existing Shares”), as set forth on Exhibit A attached hereto; and
WHEREAS, as a material condition and inducement to Parent, Merger Sub I and Merger Sub II’s willingness to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Parties agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATIONS
Section 1.1   Defined Terms.   As used in this Agreement, the following terms have the following meanings:
“Beneficially Own” means, with regard to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act. Similar terms such as “Beneficial Ownership” and “Beneficial Owner” have the corresponding meanings.
“Covered Company Shares” means, with respect to the Stockholder, (a) any Existing Shares Beneficially Owned or owned of record by the Stockholder and (b) any Company securities of which the Stockholder has Beneficial Ownership or record ownership after the date hereof.
“Transfer” means any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law, whether effected directly or indirectly, or the entry into any contract or understanding with respect to any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law, whether effected directly or indirectly, including, with respect to any capital stock or interests in capital stock, the entry into any swap or any contract, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, contract, transaction or series of transactions is to be settled by delivery of Company securities, in cash or otherwise.
Section 1.2   Interpretations.
(a)   Each capitalized term used but not defined in this Agreement has the meaning given to it in the Merger Agreement.

(b)   Where a reference in this Agreement is made to a Section or Exhibit such reference will be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes,” or “including” are used in this Agreement they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any contract, instrument, or statute defined or referred to herein or in any contract or instrument that is referred to herein means such contract, instrument, or statute as from time to time amended, modified, or supplemented, including, in the case of contracts or instruments, by waiver or consent and, in the case of statutes, by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and permitted assigns. Where this Agreement states that a party “shall,” “will” or “must” perform in some manner it means that the party is legally obligated to do so under this Agreement.
ARTICLE II
VOTING AGREEMENT AND IRREVOCABLE PROXY
Section 2.1   Agreement to Vote.
(a)   The Stockholder hereby irrevocably and unconditionally agrees that, during the term of this Agreement, at the Company Stockholder Meeting and at any other meeting of the Company’s stockholders, however called, in each case, including any adjournment or postponement thereof, and in connection with any written consent of the Company’s stockholders, the Stockholder shall, in each case to the fullest extent that the Covered Company Shares are entitled to vote thereon or consent thereto, or in any other circumstance in which the vote, consent or other approval of the Company’s stockholders is sought, including the Company Stockholder Approval:
(i)   appear at each such meeting or otherwise cause the Stockholder’s Covered Company Shares to be counted as present thereat for purposes of calculating a quorum; and
(ii)   vote (or cause to be voted), in person or by proxy, or if applicable deliver (or cause to be delivered) a written consent covering, all of the Stockholder’s Covered Company Shares:
(1)   in favor of the approval of the adoption of the Merger Agreement and the Mergers and any other action requested by Parent in furtherance thereof;
(2)   in favor of any proposal to adjourn a meeting of the Company’s stockholders to solicit additional proxies in favor of the adoption of the Merger Agreement;
(3)   against any Company Acquisition Proposal; and
(4)   against any other proposal, action or transaction that is intended to, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the consummation of the Mergers or the performance by the Company of its obligations under the Merger Agreement or this Agreement, including (x) against any proposal, action or transaction that could reasonably be expected to result in any condition to the consummation of the Mergers set forth in Article VI of the Merger Agreement not being satisfied, or that could reasonably be expected to result in a breach in any material respect of any representation, warranty, covenant or agreement of the Company pursuant to the Merger Agreement or this Agreement and (y) any amendments to the Company Charter or Company Bylaws if such amendment would reasonably be expected to prevent or delay the consummation of the Closing.
The Stockholder shall not, at any time prior to the Termination Date, (i) enter into any voting agreement or voting trust with respect to any of the Stockholder’s Covered Company Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, or (ii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.
(b)   Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining whether a quorum is present (if applicable) and for purposes of recording the results of the vote or consent.
ARTICLE III
OTHER COVENANTS
Section 3.1   Support.   The Stockholder shall use its reasonable best efforts to provide assistance to Parent, Merger Sub I, Merger Sub II and the Company in connection with the Merger Agreement, including by supplying and providing complete and accurate information regarding the Stockholder to, and as reasonably requested by, Parent, Merger Sub I, Merger Sub II, the Company or any Governmental Entity or other Person in connection with the making of any filings to or with, or obtaining any consent of, any Governmental Entity with respect to the Merger Agreement or the Mergers.
Section 3.2   Stock Dividends, Distributions, Etc.   In the event of a stock split, reverse stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the terms “Existing Shares” and “Covered Company Shares” shall be deemed to refer to and include all such stock dividends and distributions and any Company securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
Section 3.3   Lock-Up.   The Stockholder hereby covenants and agrees that between the date hereof and the termination of this Agreement in accordance with its terms, the Stockholder will not (a) Transfer any Covered Company Shares or (b) take any action that would make any of its representations or warranties contained herein untrue or incorrect or have the effect of preventing or materially impeding the Stockholder from performing its obligations under this Agreement. Notwithstanding the foregoing, in connection with any Transfer not involving or relating to any Company Acquisition Proposal, the Stockholder may (i) Transfer any or all of its Covered Company Shares (A) to any Affiliate of the Stockholder (B) by will or by operation of law upon the death of the Stockholder or Transfers to immediate family members, trusts for the benefit of the Stockholder or any immediate family members for estate planning purposes, or, (C) in connection with bona fide gifts to charitable organizations or other gift Transfers, and (ii) with respect to the Stockholder’s Company Equity Awards that vest or are exercised on or prior to the Termination Date, Transfer Covered Company Shares to the Company in order to satisfy any required withholding taxes applicable upon the such vesting or exercise of such Company Equity Awards; provided, however, that in each case described in clauses (i)(A),(B) and (C) above, prior to and as a condition to the effectiveness of such Transfer, each Person to which any of such Covered Company Shares or any interest in any of such Covered Company Shares is Transferred shall have executed and delivered to Parent, Merger Sub I and Merger Sub II a counterpart to this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement. If any involuntary Transfer of any of the Covered Company Shares shall occur (including a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Company Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect for the Voting Period.
Section 3.4   Appraisal Rights.   The Stockholder irrevocably and unconditionally agrees not to exercise any rights of appraisal or any dissenters’ rights that the Stockholder may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the Mergers, and the Stockholder hereby irrevocably and unconditionally waives any such rights of appraisal or rights to dissent that the Stockholder may have under applicable Law.
Section 3.5   Disclosure.   The Stockholder hereby authorizes Parent, Merger Sub I and Merger Sub II to publish and disclose in any announcement or disclosure required by the SEC or the rules of any national securities exchange and, to the extent required by applicable Law, in the Proxy Statement (including all documents and schedules filed with the SEC in connection therewith) and any other required filings under the Securities Act or the Exchange Act or otherwise required by Law, its identity and ownership of the Covered Company Shares and the nature of its commitments, arrangements and understandings under this Agreement.
Section 3.6   Public Statements.   Each of Parent, Merger Sub I, Merger Sub II and the Stockholder shall not, and shall not permit any of its Subsidiaries to, or authorize or permit any affiliate, director, officer, trustee, employee or partner of such Person or any of its Subsidiaries or any Representative of such Person or any of its Subsidiaries to, directly or indirectly, issue any press release or make any other public statement with respect to the Merger Agreement, this Agreement, the Mergers or any of the other transactions contemplated by the Merger Agreement or by this Agreement that is inconsistent with the transactions contemplated by this Agreement or the Merger Agreement.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER
The Stockholder represents and warrants to Parent, Merger Sub I and Merger Sub II as follows:
Section 4.1   Authority Relative to this Agreement; No Violation.
(a)   The Stockholder has full legal capacity to enter into, and to perform its covenants and agreements under, this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming this Agreement constitutes the legal, valid and binding agreement of Parent, Merger Sub I and Merger Sub II, constitutes the legal, valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the Enforceability Limitations.
(b)   No authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by the Stockholder of the transactions contemplated by this Agreement.
(c)   The execution and delivery by the Stockholder of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) (A) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, acceleration or put right of any material obligation or to the loss of a material benefit under any contract or agreement to which the Stockholder is a party or (B) result in the creation of any Liens upon any of the properties or assets of the Stockholder, or (ii) conflict with or violate any applicable Law, other than, in the case of clauses (i) and (ii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Stockholder’s ability to perform and comply with its covenants and agreements under this Agreement.
Section 4.2   Ownership of Shares.   The Stockholder Beneficially Owns and is the record owner of the Existing Shares set forth opposite the Stockholder’s name on Exhibit A free and clear of any Liens, and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of the Existing Shares) other than this Agreement and any limitations or restrictions imposed under applicable securities Laws. The Existing Shares set forth opposite the Stockholder’s name on Exhibit A constitute all of the Shares Beneficially Owned or owned of record by the Stockholder. The Stockholder has the only voting power, power of disposition, power to demand appraisal rights and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Company Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable Laws and the terms of this Agreement. As of the date hereof, the Stockholder does not Beneficially Own any shares of Parent Common Stock. Stockholder has not entered into or agreed to enter into any option, call, put, derivative, hedging, swap, forward or other similar arrangement in respect of Covered Company Shares, and has no agreement, arrangement or understanding with respect to any of the foregoing.
Section 4.3   Investigation; Litigation.   (a) There is no investigation or review pending or, to the knowledge of the Stockholder, threatened by any Governmental Entity, (b) there are no actions, suits, claims, charges, litigation, arbitrations or proceedings pending or, to the knowledge of the Stockholder, threatened by or before any Governmental Entity against the Stockholder or any of its properties or assets and (c) there are no laws, executive orders, rulings, injunctions or other orders of any Governmental Entity outstanding binding on the Stockholder or any of its respective properties or assets, in each case, that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Stockholder’s ability to perform and comply with its covenants and agreements under this Agreement.
Section 4.4   Merger Agreement.   The Stockholder understands and acknowledges that Parent, Merger Sub I and Merger Sub II are entering into the Merger Agreement in reliance upon, and Parent, Merger Sub I and Merger Sub II would not enter into the Merger Agreement without, the Stockholder’s execution and delivery of this Agreement.
Section 4.5   The Stockholders Have Adequate Information.    The Stockholder is a sophisticated seller with respect to the Covered Company Shares and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Covered Company Shares and has independently and without reliance upon Parent, Merger Sub I or Merger Sub II and based on such information as the Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement.
ARTICLE V
TERMINATION
Section 5.1   Termination.   This Agreement shall terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the delivery of written notice of termination by the Stockholder to Parent following any amendment, modification, change or waiver to any provision of the Merger Agreement that decreases the amount or changes the form of the Merger Consideration, or imposes any restrictions on the Stockholder’s right to receive the Merger Consideration (other than adjustments in accordance with the terms of the Merger Agreement), in each case, without the Stockholder’s prior written consent, (c) the Effective Time and (d) the mutual written consent of the Parties (the earliest such date under clause (a), (b), (c) and (d) being referred to herein as the “Termination Date”). In the event of any such termination of this Agreement, the obligations of the Parties under this Agreement shall terminate and there shall be no liability on the part of any Party with respect to this Agreement; provided, however, that (x) this Article V and Article VI shall survive any such termination and each remain in full force and effect and (y) no Party shall be relieved or released from any liability or damages arising from a breach of any provision of this Agreement arising prior to such termination.
ARTICLE VI
MISCELLANEOUS
Section 6.1   No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Company Shares. Except as otherwise provided in this Agreement, all rights, ownership and economic benefits of and relating to the Covered Company Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Company Shares.
Section 6.2   Amendment; Waiver.   Subject to applicable Laws, at any time prior to the Effective Time, this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification, by the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective.
Section 6.3   Entire Agreement; Counterparts.   This Agreement (including the exhibit hereto) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by email of a .pdf attachment will be effective as delivery of a manually executed counterpart of this Agreement.

Section 6.4   Governing Law; Venue; Waiver of Jury Trial; Specific Performance.
(a)   This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the Transactions, or the negotiation, execution or performance of this Agreement, shall be governed by the internal Laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state that would cause the application of the laws of another jurisdiction.
(b)   Each of the parties irrevocably agrees that any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any Judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.4(b), and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties hereby irrevocably submits with regard to any such Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.4(b), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the Action in such court is brought in an inconvenient forum, (y) the venue of such Action is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of Parent, Merger Sub I, Merger Sub II and the Stockholder hereby consents to service being made through the notice procedures set forth in Section 6.5 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 6.5 shall be effective service of process for any Action in connection with this Agreement or the Transactions.
(c)   EACH OF THE PARTIES TO THIS AGREEMENT KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.4c).
(d)   The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including if any of the parties hereto fail to take any action required of them hereunder to consummate the Transactions) and that money damages or other legal remedies, even if available, would not be an adequate remedy for any such failure to perform or breach. Accordingly, each of Parent, Merger Sub I, Merger Sub II and the Stockholder shall be entitled to specific performance of the terms hereof, an injunction or injunctions or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery, without proof of damages or otherwise, this being in addition to any other remedy to which such party is entitled at law or in equity and no party will allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law. Each of the parties hereby further waives any requirement under any law to post security as a prerequisite to obtaining equitable relief.
Section 6.5   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery, if delivered personally, (b) at the time sent (provided there is no automated return email indicating that the email address is no longer valid or active or the recipient is unavailable), if by email (to be followed by delivery by another method provided for in this Section 6.5) or (c) on the first Business Day following the date of dispatch, if delivered utilizing a next-day service by a recognized next-day courier (with proof of delivery from such recognized next-day courier). All notices hereunder shall be delivered to the addresses set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
if to Parent, Merger Sub I or Merger Sub II, to:
Desktop Metal, Inc.
63 Third Avenue
Burlington, MA 01803
Attention:
Meg Broderick

E mail:
meg.broderick@desktopmetal.com

with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
200 Clarendon Street
Boston, MA 02116
Attention:
Daniel Hoffman and Jason Morelli

Email:
Daniel.Hoffman@lw.com; Jason.Morelli@lw.com

if to the Stockholder, addressed to it at:
John F. Hartner
127 Industry Boulevard
North Huntingdon, PA 15642
E mail:
John.Hartner@exone.com

with a copy (which shall not constitute notice) to:
McGuireWoods LLP
Tower Two-Sixty
260 Forbes Avenue
Suite 1800
Pittsburgh, PA 15222
E mail:
hfrank@mcguirewoods.com;
swestwood@mcguirewoods.com
gregan@mcguirewoods.com

Attention:
Hannah T. Frank
Scott E. Westwood
Gary S. Regan

with a copy (which shall not constitute notice) to:
Blank Rome LLP
501 Grant Street, Suite 850
Pittsburgh, PA 15219
E mail:
jbarnes@blankrome.com
mvtrainor@blankrome.com

Attention:
James J. Barnes
Masha Trainor

Section 6.6   Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of each of the other Parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.
Section 6.7   Severability.   Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
Section 6.8   Headings.   The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 6.9   No Third-Party Beneficiaries.   Each of the Parties agree that (a) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.
Section 6.10   Construction.   The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
Section 6.11   Exhibit.   The Exhibits to this Agreement are hereby incorporated and made a part of this Agreement and is an integral part of this Agreement.
Section 6.12   Expenses.   Whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring or required to incur such expenses.
Section 6.13   Stockholder Capacity.   The Stockholder is executing and entering into this Agreement solely in the Stockholder’s capacity as a Beneficial Owner and record owner of Covered Company Shares, and not in the Stockholder’s capacity as a director, officer, employee, agent or consultant of the Company. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken solely in the capacity as a director or officer of the Company shall be deemed to constitute a breach of this Agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement, as of the date first written above.
PARENT:
DESKTOP METAL, INC.
By:	/s/ Ric Fulop Name: Ric Fulop Title: Chief Executive Officer
MERGER SUB I:
TEXAS MERGER SUB I, INC.
By:	/s/ Meg Broderick Name: Meg Broderick Title: Authorized Person
MERGER SUB II:
TEXAS MERGER SUB II, LLC
By:	/s/ Meg Broderick Name: Meg Broderick Title: Authorized Person
[Signature Page To Voting And Support Agreement]

STOCKHOLDER:
/s/ John F. Hartner John F. Hartner
[Signature Page To Voting And Support Agreement]

EXHIBIT A
EXISTING SHARES
Stockholder	Number of Existing Shares
John F. Hartner	251,663

ANNEX D
August 11, 2021
Board of Directors of
The ExOne Company (in its capacity as such)
127 Industry Boulevard
North Huntingdon, PA 15642
Members of the Board of Directors:
Stifel, Nicolaus & Company, Incorporated (“Stifel” or “we”) has been advised that Desktop Metal, Inc., a Delaware corporation (“Parent”), [MERGER SUB I, Inc.], a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub I”), [MERGER SUB II, LLC], a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub II”), and The ExOne Company, a Delaware corporation (the “Company”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, (i) at the Effective Time, Merger Sub I will be merged with and into the Company with the Company being the surviving corporation (“Merger I”), (ii) immediately after the Effective Time, the Company will be merged with and into Merger Sub II, with Merger Sub II being the surviving company (“Merger II”, and together with Merger I, the “Mergers”), (iii) in connection with Merger I, each share of Common Stock of the Company, par value $0.01 per share (“Company Common Stock”), outstanding immediately prior to Merger I (other than the Excluded Shares (as defined below)) will be automatically converted into the right to receive (a) $8.50 in cash (the “Cash Consideration”), and (b) a number of shares of Parent Class A common stock, par value $0.0001 per share (“Parent Common Stock”), equal to the Exchange Ratio, together with any cash payments made in lieu of fractional shares, in each case subject to the terms and conditions set forth in the Merger Agreement (the “Stock Consideration”, and together with the Cash Consideration, the “Merger Consideration”). As used herein, (x) the “Exchange Ratio” is equal to (1) 1.7522, if the Average Parent Stock Price (as defined in the Merger Agreement) is greater than or equal to $9.70, (2) 2.1416, if the Average Parent Stock Price is less than or equal to $7.94, and (3) the quotient of (I) $17.00 and (ii) the Average Parent Stock Price, if the Average Parent Stock Price is greater than $7.94 or less than $9.70; and (y) “Excluded Shares” means Dissenting Shares (as defined in the Merger Agreement) and shares of Company Common Stock that are owned or held in treasury of the Company or owned or held by Parent or its subsidiaries immediately prior to the Effective Time. The terms and conditions of the Merger are more completely described in the Merger Agreement and capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.
The Board of Directors of the Company (the “Board”), in its capacity as such, has requested Stifel’s opinion, as investment bankers, as to the fairness, from a financial point of view and as of the date of this opinion, of the Merger Consideration to the holders of the Company Common Stock (other than the Excluded Shares) (the “Opinion”).
In rendering our Opinion, we have, among other things:
(i)
discussed the Mergers and related matters with the Company and reviewed a draft copy of the Merger Agreement, dated August 10, 2021, such draft being the latest draft provided to us (the “Draft Merger Agreement”);

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(ii)
reviewed the audited consolidated financial statements of the Company contained in its Annual Reports on Form 10-K for the fiscal years ended December 31, 2020 and December 31, 2019, and the unaudited consolidated financial statements of the Company contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and a draft of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021;

(iii)
reviewed the audited consolidated financial statements of Parent contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (as amended), and the unaudited consolidated financial statements of Parent contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and a draft of the Parent’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021;

(iv)
reviewed certain internal financial analyses and forecasts of the Company prepared by and provided to us by the management of the Company relating to the Company’s business (the “Company Projections”), and utilized per instruction of the Company;

(v)
reviewed certain internal financial analyses and forecasts of Parent prepared by the management of Parent provided to us by the management of the Company and certain financial projections for Parent prepared by Wall Street analysts (together with certain assumptions relating to such analyses and forecasts reviewed with the management of the Company) relating to Parent’s business (the “Parent Projections”, and together with the Company Projections, the “Projections”), and utilized per instruction of the Company;

(vi)
reviewed and discussed with the management of each of the Company and Parent, as applicable, certain other publicly available information concerning the Company and Parent, as applicable, and utilized per instruction of the Company;

(vii)
reviewed certain non-publicly available information concerning the Company and Parent, as applicable, and held discussions with the management of each of the Company and Parent, as applicable, regarding recent developments and financial forecasts;

(viii)
held discussions with the Company’s management, regarding estimates of certain cost savings, operating synergies, merger charges and the pro forma financial impact of the Mergers on the Company;

(ix)
reviewed the reported prices and trading activity of the Company Common Stock and the Parent Common Stock;

(x)
reviewed and analyzed, based on the Company Projections and the Parent Projections, the cash flows generated by the Company and Parent, as applicable, on a stand-alone basis to determine the present value of the Company’s and Parent’s respective discounted cash flows;

(xi)
analyzed the pro forma cash flows which may be generated by the combined company based upon the Company Projections and the Parent Projections to determine the present value of the pro forma discounted cash flows of the combined company;

(xii)
reviewed and analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that we considered relevant to our analysis;

(xiii)
reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that we deemed relevant to our analysis;

(xiv)
conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of our Opinion; and

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(xv)
took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuations and our knowledge of the Company’s and Parent’s respective industries generally.

In rendering our Opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to Stifel by or on behalf of the Company and Parent, as the case may be, or that was otherwise reviewed by Stifel, and have not assumed any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to us by the Company (including, without limitation, the Company Projections and the Parent Projections, and certain assumptions relating to the Parent Projections, and potential cost savings and operating synergies which may be realized as a result of the Mergers), we have assumed, at the direction of the Company, that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company (for the Company Projections and such cost savings and operating synergies) and Parent (for the Parent Projections), as to the future operating and financial performance of the Company and Parent, as the case may be, and that they provided a reasonable basis upon which we could form our Opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and, in particular, assumptions regarding the widespread disruption, extraordinary uncertainty and unusual volatility arising from the effects of the COVID-19 pandemic, including the effect of evolving governmental interventions and non-interventions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. Stifel has relied on this projected financial information without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof.
We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either the Company or Parent since the date of the last financial statements of each company made available to us. We did not make or obtain any independent evaluation, appraisal or physical inspection of either the Company’s or Parent’s assets or liabilities, nor have we been furnished with any such evaluation or appraisal. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, Stifel assumes no responsibility for their accuracy.
We have assumed, with your consent, that there are no factors that would materially delay or subject to any material adverse conditions any necessary regulatory or governmental approval and that all conditions to the Mergers will be satisfied and not waived. In addition, we have assumed that the definitive Merger Agreement will not differ materially from the Draft Merger Agreement. We have also assumed that the Mergers will be consummated substantially on the terms and conditions described in the Merger Agreement, without any waiver of material terms or conditions by the Company, Parent or any other party and without any anti-dilution or other adjustment to the Merger Consideration (including, without limitation, any adjustment to the Exchange Ratio), and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Mergers will not have a material adverse effect on the Company, Parent or the Mergers. We have assumed that the Mergers will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further assumed that the Company has relied upon the advice of its counsel, independent accountants and other advisors (other than Stifel) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to the Company, Parent, the Mergers and the Merger Agreement.
Our Opinion is limited to the fairness of the Merger Consideration to holders of Company Common Stock (other than the Excluded Shares), from a financial point of view, and does not address any other terms, aspects or implications of the Mergers, including, without limitation, the form or structure of the
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Mergers, any consequences of the Mergers on the Company, its stockholders, creditors or any other constituency or otherwise, or any terms, aspects or implications of any voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Mergers or otherwise. Our Opinion also does not consider, address or include: (i) any other strategic alternatives currently (or which have been or may be) contemplated by the Board or the Company; (ii) the legal, tax or accounting consequences of the Mergers on the Company or the holders of the Company’s securities; (iii) the fairness of the amount or nature of any compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the holders of the Company’s securities; (iv) the effect of the Mergers on, or the fairness of the consideration to be received by, holders of any class of securities of the Company (other than the Company Common Stock), including holders of Company Options, Company Restricted Stock Awards or ESPP Awards, or any class of securities of any other party to any transaction contemplated by the Merger Agreement; or (v) whether Parent has sufficient cash, available lines of credit or other sources of funds to enable it to pay the Cash Consideration. Furthermore, we are not expressing any opinion herein as to the prices, trading range or volume at which the Company’s securities or Parent’s securities will trade following public announcement or consummation of the Mergers.
Our Opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us by or on behalf of the Company or its advisors, or information otherwise reviewed by Stifel, as of the date of this Opinion. It is understood that subsequent developments may affect the conclusion reached in this Opinion and that Stifel does not have any obligation to update, revise or reaffirm this Opinion, except in accordance with the terms and conditions of Stifel’s engagement letter agreement with the Company. Our Opinion is for the information of, and directed to, the Board for its information and assistance in connection with its consideration of the financial terms of the Mergers. Our Opinion does not constitute a recommendation to the Board as to how the Board should vote on the Mergers or to any stockholder of the Company as to how any such stockholder should vote at any stockholders’ meeting at which the Mergers are considered, or whether or not any stockholder of the Company should enter into a voting, support, stockholders’ or affiliates’ agreement with respect to the Mergers. In addition, the Opinion does not compare the relative merits of the Mergers with any other alternative transactions or business strategies which may have been available to the Company and does not address the underlying business decision of the Board or the Company to proceed with or effect the Mergers.
We are not legal, tax, accounting, regulatory or bankruptcy advisors. We have not considered any potential legislative or regulatory changes currently being considered or recently enacted by the United States Congress, the Securities and Exchange Commission (the “SEC”) or any other regulatory bodies, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the SEC or the Financial Accounting Standards Board. Our Opinion is not a solvency opinion and does not in any way address the solvency or financial condition of the Company, Parent, Merger Sub I or Merger Sub II either before or after the Mergers.
Stifel, as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with the Mergers and will receive a fee for our services, a substantial portion of which is contingent upon the completion of the Mergers (the “Advisory Fee”). We have also acted as a financial advisor to the Board and will receive a fee upon the delivery of this Opinion, which is not contingent upon consummation of the Mergers, but which is creditable against any Advisory Fee. We will not receive any other significant payment or compensation contingent upon the successful consummation of the Mergers. In addition, the Company has agreed to reimburse certain of our expenses and indemnify us for certain liabilities arising out of our engagement. In February 2021, Stifel acted as joint book-running manager for the Company’s offering of 1,872,574 shares of common stock for which it was paid customary fees (the “2021 Offering”). In addition, in the past year Stifel served as a non-exclusive advisor to Parent (at the time known as Trine Acquisition Corp., a special purpose acquisition
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company) in connection with its business combination with Desktop Metal, Inc. for which it was paid customary fees (the “DeSPAC Transaction”). Other than the 2021 Offering and the DeSPAC Transaction, there are no material relationships that existed during the two years prior to the date of this Opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel and any party to the Mergers. Stifel may seek to provide investment banking services to the Company, Parent or their respective affiliates in the future, for which we would seek customary compensation. In the ordinary course of business, Stifel, its affiliates and their respective clients may transact in the securities of each of the Company and Parent and may at any time hold a long or short position in such securities.
Stifel’s Fairness Opinion Committee has approved the issuance of this Opinion. Our Opinion may not be published or otherwise used or referred to, nor shall any public reference to Stifel be made, without our prior written consent, except in accordance with the terms and conditions of Stifel’s engagement letter agreement with the Company.
Based upon and subject to the foregoing, we are of the opinion, as investment bankers, that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock (other than the Excluded Shares).
Very truly yours,
/s/ Stifel, Nicolaus & Company, Incorporated
STIFEL, NICOLAUS & COMPANY, INCORPORATED
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Annex E
GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
§262. APPRAISAL RIGHTS.
(a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.
(d)   Appraisal rights shall be perfected as follows:
(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f)   Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i)   The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j)   The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l)   The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Exhibit 99.2

THE EXONE COMPANY
ATTN: LORETTA L. BENEC
127 INDUSTRY BOULEVARD
NORTH HUNTINGDON, PA 15642

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THE EXONE COMPANY

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